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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

CROWN MEDIA HOLDINGS, INC. (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies: Class A Common Stock, $0.01 par value per share
	(2)	Aggregate number of securities to which transaction applies: 153,746,296 shares of Class A Common Stock.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The price per share of Class A Common Stock using the average of the high and low prices on March 24, 2010 is $2.00, 83,817,071 shares of Class A Common Stock will be issued in the merger with Hallmark Entertainment Investments Co. ("HEIC Merger"), and the aggregate value of the shares issued in the HEIC Merger is $167,634,142. (An equal number of outstanding shares of Common Stock are cancelled in the HEIC Merger.)
The price per share of Class A Common Stock using the average of the high and low prices on March 24, 2010 is $2.00, 69,929,225 shares of Class A Common Stock will be issued in the merger with Hallmark Entertainment Holdings, Inc. ("HEH Merger"), and the aggregate value of the shares issued in the HEH Merger is $139,858,450. (An equal number of outstanding shares of Common Stock are cancelled in the HEH Merger.)
	(4)	Proposed maximum aggregate value of transaction: The proposed maximum aggregate value of the shares issued in the Mergers for fee purposes is $307,492,592.
	(5)	Total fee paid: $21,924.23
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CROWN MEDIA HOLDINGS, INC.
12700 Ventura Boulevard
Studio City, California 91604

NOTICE OF ACTION BY WRITTEN CONSENT
May 21, 2010

To the Stockholders of Crown Media Holdings, Inc.:

        You are receiving this notice because stockholders of Crown Media Holdings, Inc., a Delaware corporation (the "Company"), representing the requisite voting power thereof, have approved and adopted by written consent the following matters that are explained below and in the Information Statement:

  1.
  The adoption and filing of the Second Amended and Restated Certificate of Incorporation of the Company to: increase the authorized shares of Class A Common Stock, reclassify each outstanding share of Class B Common Stock as one share of Class A Common Stock and eliminate Class B Common Stock; amend provisions on the handling of corporate and business opportunities between the Company and Hallmark Cards, Incorporated, a Missouri corporation ("Hallmark") and its affiliates; and provide a limited opt-out of the restrictions on business combinations under Section 203 of the Delaware General Corporation Law;

  2.
  The adoption and authority to file before December 31, 2013, at the recommendation of an independent Board committee, the Third Amended and Restated Certificate of Incorporation providing for a reverse stock split;

  3.
  The merger of Hallmark Entertainment Investments Co., a Delaware corporation ("HEIC"), with and into the Company;

  4.
  The merger of Hallmark Entertainment Holdings, Inc., a Delaware corporation ("HEH"), with and into the Company; and

  5.
  The issuance of shares contemplated by the Master Recapitalization Agreement, the HEIC Merger Agreement and the HEH Merger Agreement (each as defined below).

  Overview of Recapitalization Transactions

        On February 26, 2010, the Company entered into the Master Recapitalization Agreement (the "Master Recapitalization Agreement") with Hallmark, H C Crown Corp., a Delaware corporation ("HCC"), HEH, Crown Media United States,  LLC, a Delaware limited liability company ("CMUS") and certain subsidiaries of the Company (together with the Company and CMUS, the "Debtors") which provides for the recapitalization transactions described therein (the "Transactions"). The Transactions include the exchange of over $1.1 billion of debt (the "HCC Debt") for new debt, preferred stock and common stock, the Mergers, the Merger Agreements, the Second Amended Charter and the Third Amended Charter as described below. Under the terms of the Master Recapitalization Agreement:

  •
  $315 million principal amount of the HCC Debt will be converted into new debt with an equal principal amount to be issued pursuant to the terms of the Credit Agreement included as Exhibit A to the Master Recapitalization Agreement;

  •
  $185 million principal amount of the HCC Debt will be converted into shares of Series A Convertible Preferred Stock of the Company (the "Preferred Stock") to be issued pursuant to the Certificate of Designation included as Exhibit C to the Master Recapitalization Agreement; and

  •
  the balance of the HCC Debt will be converted into Class A Common Stock of the Company (the "Class A Common Stock" or "Common Stock") based on the Conversion Price set forth in the Master Recapitalization Agreement.

        The Company estimates that the Conversion Price (as defined in the Master Recapitalization Agreement) will be $2.5969, and that if the Transactions were to close on May 31, 2010, the Company would issue Preferred Stock and Class A Common Stock as follows:

  •
  to HCC 185,000 shares of Preferred Stock with a liquidation preference of $1,000 per share and an initial estimated conversion price of $2.5969 (which is subject to future adjustments as provided in the Certificate of Designation), which shares would be convertible into an estimated 71,238,785 shares of Class A Common Stock at such Conversion Price;

  •
  to HCC a number of shares of Class A Common Stock equal to the HCC Debt on the closing of the Recapitalization (which is expected to be approximately $1.2 billion) less $500.0 million divided by the estimated Conversion Price, or an estimated 252,451,757 shares of Class A Common Stock; and

  •
  as a result of the mergers of each of HEIC and HEH with and into the Company, to HCC, Liberty Crown, Inc., VISN Management Corp. and JP Morgan Partners (BHCA), L.P., in the aggregate, 83,817,071 shares of Class A Common Stock and will cancel 83,817,071 shares of the Company's Class A and Class B Common Stock owned currently by HEIC.

The actual Conversion Price may differ from $2.5969 per share as a result of a number of factors, including the final determination of HCC Debt as of March 31, 2010. The actual number of shares of Class A Common Stock issued in exchange for HCC Debt may differ from the number stated above as a result of (a) an actual closing date other than May 31, 2010, (b) the final determination of HCC Debt as of the actual closing date, and (c) the difference, if any, in the actual Conversion Price and the estimated Conversion Price of $2.5969 per share.

        Immediately following the closing of the Transactions, assuming a closing date of May 31, 2010, and based on the assumptions set forth above, HCC will hold an estimated 322,449,413 shares of Class A Common Stock (including shares of Class A Common Stock currently held directly by HCC, but excluding shares of Class A Common Stock issuable upon conversion of the Preferred Stock).

        The Transactions include: the filing of the Company's Second Amended and Restated Certificate of Incorporation attached as Exhibit B to the Master Recapitalization Agreement (the "Second Amended Charter"); the filing of the Certificate of Designation, stating the rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the Preferred Stock, attached as Exhibit C to the Master Recapitalization Agreement; the merger of HEIC with and into the Company (the "HEIC Merger") pursuant to the Merger Agreement attached as Exhibit E to the Master Recapitalization Agreement (the "HEIC Merger Agreement"); and the merger of HEH with and into the Company (the "HEH Merger", and together with the HEIC Merger, the "Mergers") pursuant to the Merger Agreement attached as Exhibit F to the Master Recapitalization Agreement (the "HEH Merger Agreement," and together with the HEIC Merger Agreement, the "Merger Agreements"). In addition, the Master Recapitalization Agreement provides that, at the request of a special committee of the Company's Board of Directors comprised of independent directors at any time prior to December 31, 2013, the Company will file the Third Amended and Restated Certificate of Incorporation attached as Exhibit G to the Master Recapitalization Agreement (the "Third Amended Charter") to effect a reverse stock split of the Company's Common Stock.

        In addition, the Transactions provide for: each share of Class B Common Stock outstanding immediately prior to the effectiveness of the Second Amended Charter being reclassified, upon such effectiveness as one share of Class A Common Stock with Class A Common Stock becoming the only authorized and outstanding common stock of the Company; an amendment to the Tax Sharing Agreement with Hallmark; a registration rights agreement; efforts to extend or replace the Company's revolving line of credit; Hallmark agreeing to guarantee up to $30.0 million for a revolving line of credit; a standstill agreement of Hallmark entities pursuant to which Hallmark entities agree not to acquire, through December 31, 2013, additional shares of Class A Common Stock, subject to certain exceptions, and agree to certain restrictions on their ability to sell or transfer shares of Class A Common Stock until December 31, 2013 and, subject to lesser restrictions, until December 31, 2020.

        Upon execution of the Master Recapitalization Agreement, the automatic termination of the waiver under the existing Amended and Restated Waiver and Standby Purchase Agreement (the "Waiver Agreement") with Hallmark and HCC was extended until August 31, 2010. The Waiver Agreement defers payment dates on HCC Debt (excluding accounts payable).

  Corporate Actions on the Recapitalization

        A special committee of the Company's Board of Directors comprised of independent directors and formed to consider the Transactions (the "Special Committee") (i) determined that the terms of the Master Recapitalization Agreement and each of the documents attached as exhibits to the Master Recapitalization Agreement (collectively, the "Ancillary Documents") and the consummation of the Transactions are fair to, and in the best interests of, the Company and its stockholders (other than HCC and its affiliates) and (ii) recommended to the Company's Board of Directors that the Board (x) approve the execution, delivery, and performance of the Master Recapitalization Agreement and the Ancillary Documents and the consummation of the Transactions and (y) approve the Mergers, the Merger Agreements, and the Second Amended Charter and the Third Amended Charter.

        The Company's Board of Directors, subsequent to and in reliance on the unanimous recommendation of the Special Committee, (i) determined that the terms of the Master Recapitalization Agreement and the Ancillary Documents and the consummation of the Transactions are in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance of the Master Recapitalization Agreement, the Ancillary Documents and the consummation of the Transactions, and (iii) resolved to direct that to the extent required by the DGCL, the Mergers, the Merger Agreements, the Second Amended Charter and the Third Amended Charter be submitted for consideration of the stockholders of the Company.

        Under Section 228 of the DGCL and Article X of the Company's Amended and Restated Certificate of Incorporation, stockholder action may be taken without a meeting and without prior notice by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon are present and voted. The Mergers, the Merger Agreements, the Second Amended Charter, the Third Amended Charter and the share issuances pursuant to the Transactions have been approved by the following holders of a majority in voting power of the outstanding shares of the Company's Class A Common Stock and all of the outstanding shares of the Company's Class B Common Stock, voting as a single class, and a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class (collectively, the "Consenting Holders"):

  •
  HEIC, as a current holder of 71.7% of the outstanding shares of the Company's Class A Common Stock, all of the outstanding shares of the Company's Class B Common Stock and approximately 94.5% in voting power of the Company's outstanding capital stock generally;

  •
  HEH, as a holder of 83.4% of the stock currently held by HEIC immediately following the HEIC Merger; and

  •
  HCC, as a current stockholder of the Company of 0.1% of the outstanding shares of the Company's Class A Common Stock and as a successor to HEH following the HEH Merger.

        Accordingly, the written consent executed by the Consenting Holders pursuant to Section 228 of the DGCL and delivered to the Company is sufficient to approve the Mergers, the Merger Agreements, the Second Amended Charter, the Third Amended Charter and the share issuances pursuant to the Transactions, and no further stockholder vote or other action is required in order to effect the foregoing.

  Purpose of Information Statement

        This Notice and the Information Statement are being furnished to you for your information to comply with the requirements of the Securities Exchange Act of 1934, as amended. This Notice and the Information Statement also constitute notice of corporate action without a meeting by less than unanimous consent of the Company's stockholders pursuant to Section 228(e) of the DGCL covering the items to which the Consenting Holders consented on or within 60 days prior to May 21, 2010. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with this document and the related actions. No meeting of our stockholders will be held or proxies requested for these matters because they have already been consented to by the Consenting Holders, acting by written consent in lieu of a meeting, in their capacity as the holders of a majority in voting power of the outstanding shares of the Company's Class A Common Stock and the Company's Class B Common Stock, acting as a single class, and a majority of the outstanding shares of the Class A Common Stock and the Class B Common Stock, each acting as a separate class.

        WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

        Under the rules of the Securities and Exchange Commission, the corporate actions that are described above may be effected no earlier than twenty (20) calendar days after we have provided this notice and mailed our Information Statement relating to the matters described above to our stockholders.

Sincerely,
By Order of the Board of Directors
/s/ BRIAN E. GARDNER
BRIAN E. GARDNER Secretary

CROWN MEDIA HOLDINGS, INC.
12700 Ventura Boulevard
Studio City, California 91604

INFORMATION STATEMENT

Dated May 21, 2010

Filed and Delivered Pursuant to Section 14(c) of the
Securities Exchange Act of 1934 and Rule 14c-2 Thereof

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THIS INFORMATION STATEMENT. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN CONSENTED TO BY THE HOLDERS OF A MAJORITY IN VOTING POWER OF THE OUTSTANDING SHARES OF THE COMPANY'S CLASS A COMMON STOCK AND CLASS B COMMON STOCK, ACTING AS A SINGLE CLASS, AND A MAJORITY OF THE OUTSTANDING SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK, EACH ACTING AS A SEPARATE CLASS. WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT. THERE ARE NO APPRAISAL RIGHTS AVAILABLE TO HOLDERS OF CLASS A COMMON STOCK WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

 INTRODUCTION

        This Information Statement is furnished on behalf of Crown Media Holdings, Inc., a Delaware corporation (the "Company"), to the holders of record at the close of business on May 21, 2010 (the "Record Date") of the Company's shares of outstanding Class A common stock, par value $0.01 per share (the "Class A Common Stock" or "Common Stock"), in connection with action to be taken by the Company as a result of a written consent, dated May 21, 2010 (the "Written Consent"), executed and delivered by the holders of approximately 71.8% of the Class A Common Stock and 100% of the Class B common stock, par value $0.01 per share (the "Class B Common Stock"), representing approximately 94.5% of the voting power of the Company's capital stock. This Information Statement will first be available at our website on or about May 21, 2010.

        You are receiving this information statement because stockholders of the Company representing the requisite voting power thereof have approved by written consent the following matters that are explained below:

  1.
  The adoption and filing of the Second Amended Charter (as defined below);

  2.
  The adoption and authority to file before December 31, 2013, the Third Amended Charter (as defined below);

  3.
  The merger of Hallmark Entertainment Investments Co., a Delaware corporation ("HEIC"), with and into the Company;

  4.
  The merger of Hallmark Entertainment Holdings, Inc., a Delaware corporation ("HEH"), with and into the Company; and

  5.
  The issuance of shares contemplated by the Master Recapitalization Agreement, the HEIC Merger Agreement and the HEH Merger Agreement (each as defined below).

        On February 26, 2010, the Company entered into the Master Recapitalization Agreement (the "Master Recapitalization Agreement"), by and among the Company, Hallmark Cards, Incorporated, a Missouri corporation ("Hallmark"), H C Crown Corp., a Delaware corporation ("HCC"), HEH, Crown Media United States, LLC, a Delaware limited liability company ("CMUS"), and certain subsidiaries of

v

the Company (together with the Company and CMUS, the "Debtors") providing for the recapitalization transactions described therein (the "Transactions"). The Transactions include the exchange of debt for new debt, preferred stock and common stock, the Mergers, the Merger Agreements, the Second Amended Charter and the Third Amended Charter as described below. A copy of the Master Recapitalization Agreement is attached hereto as Exhibit A.

        As explained in more detail in this Information Statement, the Transactions include the conversion of (x) $315 million principal amount of the HCC Debt into an equal principal amount of new debt to be issued pursuant to the terms of the Credit Agreement included as Exhibit A to the Master Recapitalization Agreement; (y) $185 million principal amount of HCC Debt into shares of Series A Convertible Preferred Stock of the Company (the "Preferred Stock"); and (z) the balance of the HCC Debt into Common Stock based on the Conversion Price set forth in the Master Recapitalization Agreement. The Transactions also include the filing of the Company's Second Amended and Restated Certificate of Incorporation attached as Exhibit B to the Master Recapitalization Agreement (the "Second Amended Charter") with the Secretary of State of the State of Delaware to authorize additional shares of Common Stock in an amount sufficient for the proposed issuance of Common Stock and the conversion of preferred stock into Common Stock and to decrease the authorized preferred stock to 1,000,000 shares from 10,000,000 shares. Upon filing of the Second Amended Charter, each share of Class B common stock, par value $0.01 per share (the "Class B Common Stock") outstanding immediately prior to the filing will be automatically reclassified as one share of Class A Common Stock. The rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the Preferred Stock that will be issued to HCC are provided in the certificate of designation attached as Exhibit C to the Master Recapitalization Agreement (the "Certificate of Designation") which will also be filed with the Secretary of State of the State of Delaware as part of the Transactions.

        The Transactions also include the merger of HEIC with and into the Company (the "HEIC Merger") pursuant to the Merger Agreement attached as Exhibit E to the Master Recapitalization Agreement (the "HEIC Merger Agreement") and the merger of HEH with and into the Company (the "HEH Merger", and together with the HEIC Merger, the "Mergers") pursuant to the Merger Agreement attached as Exhibit F to the Master Recapitalization Agreement (the "HEH Merger Agreement", and together with the HEIC Merger Agreement, the "Merger Agreements"). The Company will be the surviving corporation in each of the Mergers. In addition, the Master Recapitalization Agreement provides that, at the request of a special committee of independent directors at any time prior to December 31, 2013, the Company must file the Third Amended and Restated Certificate of Incorporation, attached as Exhibit G to the Master Recapitalization Agreement (the "Third Amended Charter") to effect a reverse stock split of the Common Stock (the "Reverse Split").

        Under Section 228 of the Delaware General Corporation Law (the "DGCL"), unless prohibited in a corporation's certificate of incorporation, any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Article X of the Company's Amended and Restated Certificate of Incorporation allows for action by stockholders by written consent, without a meeting and without prior notice.

        HEIC currently owns and is entitled to vote 53,146,649 shares of Class A Common Stock and 30,670,422 shares of Class B Common Stock, representing a majority in voting power of the Company's outstanding capital stock generally and a majority of the outstanding shares of the Company's Class A Common Stock and all of the outstanding shares of the Company's Class B Common Stock. Subsequent to the approval and recommendation by our Board of Directors of the Master

Recapitalization Agreement and the Transactions, the Mergers, the Merger Agreements, the Second Amended Charter, the Third Amended Charter and the share issuances pursuant to the Transactions were approved by the following holders of a majority in voting power of the outstanding shares of the Company's Class A Common Stock and all of the outstanding shares of the Company's Class B Common Stock (collectively, the "Consenting Holders"):

  •
  HEIC, as a current holder of 71.7% of the outstanding shares of the Company's Class A Common Stock, all of the outstanding shares of the Company's Class B Common Stock and approximately 94.5% in voting power of the Company's outstanding capital stock generally;

  •
  HEH, as a holder of 83.4% of the stock currently held by HEIC immediately following the HEIC Merger; and

  •
  HCC, as a current stockholder of the Company of 0.1% of the outstanding shares of the Company's Class A Common Stock and as a successor to HEH following the HEH Merger.

        Accordingly, the Mergers, the Merger Agreements, the Second Amended Charter, the Third Amended Charter, and the share issuances in the Transactions have been approved by the holder of a majority in voting power of the outstanding shares of the Company's Class A Common Stock and Class B Common Stock, voting as a single class, and a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class. As such, no vote or further action of the stockholders of the Company is required to approve the Mergers, the Merger Agreements, the Second Amended Charter, the Third Amended Charter or the share issuances in the Transactions.

        Under Section 228(e) of the DGCL, prompt notice of the taking of corporate action must be given to those stockholders who have not consented in writing to the actions and who, if the actions had been taken at a meeting, would otherwise have been entitled to notice of the meeting. You are hereby being provided with this notice of approval of the Mergers, the Merger Agreements, the Second Amended Charter, the Third Amended Charter and the share issuances in the Transactions by less than unanimous written consent of the stockholders of the Company. However, the Mergers, the Merger Agreements, the Second Amended Charter, the Third Amended Charter and the share issuances in the Transactions will not be effective until at least twenty (20) calendar days after this Information Statement has first been mailed to stockholders.

        Under rules adopted by the Securities and Exchange Commission (the "SEC"), we are also providing access to the Information Statement over the Internet. All stockholders will have the ability to access the Information Statement on the following website: www.hallmarkchannel.com/2010Schedule14C.html. In addition, stockholders may request to receive future information statements or similar mailings in printed form by mail or electronically by email on an ongoing basis.

        Under Section 262 of the DGCL, stockholders that do not consent to certain corporate actions may be entitled to appraisal rights. The Company's Class A Common Stock holders are not entitled to appraisal rights in connection with the Master Recapitalization Agreement or the Transactions under the DGCL, the Company's Certificate of Incorporation or By-laws.

        WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

The date of this Information Statement is May 21, 2010.

SUMMARY

        The information provided in question-and-answer format below is for your convenience and highlights important and material information from this Information Statement, but does not purport to be complete. You should carefully read this entire Information Statement, including each of the exhibits attached to this Information Statement. We have included section references to direct you to a more complete description of the topics addressed in this summary.

Q:    Why did I receive this Information Statement?

A:
Delaware law and the federal securities law require us to provide you with information regarding the proposed Transactions. As explained more fully elsewhere in this Information Statement, because the Mergers, the Merger Agreements, the Second Amended Charter, the Third Amended Charter and the share issuances in the transactions have been approved by the written consent of stockholders owning a majority of the outstanding shares of the Company's Class A Common Stock and all of the outstanding shares of the Company's Class B Common Stock, your consent will not be required and is not requested. Nevertheless, this Information Statement contains important information about the proposed transactions. We urge you to read the Information Statement carefully in its entirety.

Q:    Who sent me this Information Statement?

A:
The Information Statement was sent to you and paid for by the Company.

Q:    When was this Information Statement made available to stockholders?

A:
The Information Statement was filed with the SEC and posted on the Company's website on May 21, 2010, and will be mailed to stockholders on or about May 26, 2010.

Q:    What are the proposed transactions?

A:
The proposed transactions are set forth in the Master Recapitalization Agreement attached hereto as Exhibit A. Under the terms of the Master Recapitalization Agreement:

•
$315 million principal amount of the HCC Debt will be converted into an equal principal amount of new debt to be issued pursuant to the terms of the Credit Agreement included as Exhibit A to the Master Recapitalization Agreement;

•
$185 million principal amount of the HCC Debt will be converted into Preferred Stock to be issued pursuant to the Certificate of Designation included as Exhibit C to the Master Recapitalization Agreement; and

•
the balance of the HCC Debt will be converted into common stock based on the Conversion Price set forth in the Master Recapitalization Agreement.

  The Company estimates that the Conversion Price (as defined in the Master Recapitalization Agreement) will be $2.5969, and that if the Transactions were to close on May 31, 2010, the Company would issue Preferred Stock and Class A Common Stock as follows:

  •
  to HCC 185,000 shares of Preferred Stock with a liquidation preference of $1,000 per share and an initial estimated conversion price of $2.5969 (which is subject to future adjustments as provided in the Certificate of Designation), which shares would be convertible into an estimated 71,238,785 shares of Class A Common Stock at such Conversion Price;

  •
  to HCC a number of shares of Class A Common Stock equal to the HCC Debt on the closing of the Recapitalization (which is expected to be approximately $1.2 billion) less $500.0 million

1

    divided by the estimated Conversion Price, or an estimated 252,451,757 shares of Class A Common Stock; and

  •
  as a result of the mergers of each of HEIC and HEH with and into the Company, to HCC, Liberty Crown, Inc., VISN Management Corp. and JP Morgan Partners (BHCA), L.P., in the aggregate, 83,817,071 shares of Class A Common Stock and will cancel 83,817,071 shares of the Company's Class A and Class B Common Stock owned currently by HEIC.

  The actual Conversion Price may differ from $2.5969 per share as a result of a number of factors, including the final determination of HCC Debt as of March 31, 2010. The actual number of shares of Class A Common Stock issued in exchange for HCC Debt may differ from the number stated above as a result of (a) an actual closing date other than May 31, 2010, (b) the final determination of HCC Debt as of the actual closing date, and (c) the difference, if any, in the actual Conversion Price and the estimated Conversion Price of $2.5969 per share.

  Immediately following the closing of the Transactions, assuming a closing date of May 31, 2010, and based on the assumptions set forth above, HCC will hold an estimated 322,449,413 shares of Class A Common Stock (including shares of Class A Common Stock currently held directly by HCC, but excluding shares of Class A Common Stock issuable upon conversion of the Preferred Stock).

  The Transactions also include the filing of the Second Amended Charter, the filing of the Certificate of Designation, the HEIC Merger pursuant to the HEIC Merger Agreement and the HEH Merger pursuant to the HEH Merger Agreement. In addition, the Master Recapitalization Agreement provides that, at the request of a special committee of the Board of Directors at any time prior to December 31, 2013, the Company will file the Third Amended Charter to effect the Reverse Split.

Q.    How will the Transactions affect the rights of the holders of Company equity in connection with future transactions?

A.
As a result of the Transactions, subject to the limitations contained in the Stockholders Agreement, Hallmark will have the right to acquire the Company and/or force the sale of the Company to a third party without the requirement for the approval of the Company's board of directors, a majority of the Company's directors not affiliated with Hallmark, or the stockholders of the Company other than Hallmark.

  In negotiating the Transactions, Hallmark sought and obtained an increase in its equity ownership to not less than 90.1% of the Common Stock, with the stated intent that such ownership would, subject to the limitations provided for in the Stockholders Agreement, entitle Hallmark to effectuate a "short-form" merger under Section 253 of the DGCL. In general, under Section 253 of the DGCL, a stockholder that owns at least 90% of each class of another corporation's outstanding stock (a "90% Subsidiary") can merge itself into such 90% Subsidiary or merge such 90% Subsidiary into itself without the approval of the 90% Subsidiary's board of directors and without a vote of the 90% Subsidiary's minority stockholders. Minority stockholders would have appraisal rights with respect to the short-form merger under the DGCL.

  Subject to the limitations set forth below, Hallmark could use such a short-form merger to acquire the remaining equity of the Company or as part of transactions that result in the sale of the Company to another party. In addition, pursuant to the Stockholders Agreement, Hallmark has the right: (1) to explore the possibility of a sale of the equity of the Company to a third party, (2) to provide confidential information to third parties, subject to appropriate confidentiality restrictions, (3) to be provided management's cooperation, time and assistance (as reasonably requested) in

2

  connection with the exploration and negotiation of such a transaction, and (4) to conduct any negotiations with respect to such a transaction.

  The Special Committee negotiated the terms of the Stockholders Agreement to place limitations on Hallmark's right to effect a short-form merger and to provide other protections to the Company's minority stockholders in connection with any short-form merger or transfer or sale of shares of the Company by Hallmark, in each case during specified periods following the consummation of the Transactions. These limitations are discussed in response to the next two questions.

Q.    What protections are provided to the Company's minority stockholders in connection with Hallmark's right to effect a short-form merger or otherwise acquire additional shares of the Company's Common Stock?

A.
In the event that Hallmark effects a short form merger, the Company's minority stockholders would have appraisal rights under the DGCL. Any required disclosures under the federal securities laws would also be available.

  In addition, the Special Committee negotiated limitations on the ability of Hallmark (including its controlled affiliates) to acquire additional shares of Common Stock (including the acquisition of the remaining equity through a short-form merger) from the period beginning on the closing date of the Recapitalization until December 31, 2013. These restrictions would permit the conversion of the Series A Preferred Stock to Common Stock and the exercise of the subscription rights contained in the Stockholders Agreement. The restrictions applicable to a short form merger or other "going private" transaction, are summarized in the following chart:

Time Period	Limitation on Acquisition of Common Stock or Short Form Merger not in connection with a Third Party Sale
Closing Date - December 31, 2011	Only with the prior approval of a special committee of the Company's Board of Directors comprised solely of independent, disinterested directors.
January 1, 2012 - December 31, 2013	Only in one of the following three methods:
(1) with the prior approval of a special committee of the Company's Board of Directors comprised solely of independent, disinterested directors;
(2)
In connection with a Premium Transaction (as defined below in the section titled "THE RECAPITALIZATION—Stockholders Agreement") in which minority shareholders receive consideration equal to the sum of (x) the greatest consideration received by Hallmark per share of Common Stock in connection with such transaction ("Equivalent Consideration"), and (y) $.50 per share of Common Stock (subject to adjustment for dilutive transactions); or
(3) Pursuant to a tender offer by Hallmark or its affiliates for all of the outstanding shares of the Company's Common Stock in which the minority stockholders tender at least a majority of their shares.
Thereafter	No Limitation

Q.    What protections are provided to the Company's minority stockholders in connection with a sale by Hallmark of its controlling interest in the Company, with the use of a short form merger or otherwise?

A.
The Company's minority stockholders do not presently have any protection in connection with the sale by Hallmark of a controlling interest in the Company over and above those provided by

3

  Delaware law. While Section 203 of the DGCL would generally restrict the ability of an "interested stockholder" to engage in a "business combination," as HEIC owns in excess of 85% of the voting stock of the Company, a purchase of all of such shares in a single transaction would exempt the purchaser from such restrictions. In addition, in connection with the Transactions, Hallmark required that the Company's Certificate of Incorporation be amended to have the Company "opt out" of Section 203 until such time as Hallmark's beneficial ownership is reduced to less than 50% of the outstanding shares of Common Stock.

  In connection with the Transactions, the Special Committee negotiated limitations on the ability of Hallmark (including its controlled affiliates) to transfer its shares of Common Stock. These restrictions would not limit the transfer of Common Stock to controlled affiliates of Hallmark who agreed to be bound by the Stockholders Agreement or pursuant to a bona fide pledge to a lender that is not an affiliate of Hallmark. The following table summarizes the additional restrictions on transfers of Common Stock by Hallmark:

Time Period	Permitted Transfers and Sales
Closing Date - December 31, 2011	Only with the approval of a special committee of the Company's Board of Directors comprised solely of independent, disinterested directors.
January 1, 2012 - December 31, 2013	Only in one of the following three methods:
(1) with the prior approval of a special committee of the Company's Board of Directors comprised solely of independent, disinterested directors;
(2)
In a Premium Transaction (as defined below in the section titled "THE RECAPITALIZATION—Stockholders Agreement") in which minority shareholders receive consideration equal to the sum of (x) the greatest consideration received by Hallmark per share of Common Stock in connection with such transaction ("Equivalent Consideration"), and (y) $.50 per share of Common Stock (subject to adjustment for dilutive transactions); or
(3)
in a public offering or block transaction in which, to the actual knowledge of executive officers of HCC after reasonable inquiry, no single purchaser (together with affiliates and associates) acquires beneficial ownership, when combined with existing ownership, in excess of 5% of the outstanding Common Stock in the case of a public offering, or 2% of the outstanding Common Stock in the case of a block transaction.
January 1, 2014 - earlier of: (a) December 31, 2020, or (b) such time as Hallmark ceases to own at least a majority of the Common Stock
Hallmark will not sell or transfer, in one or a series of related transactions, a majority of the outstanding shares of Common Stock to a third party, except (x) with the prior approval of a special committee of the Company's Board of Directors comprised solely of independent, disinterested directors or (y) if all stockholders unaffiliated with Hallmark are entitled to receive Equivalent Consideration in the transactions.
Thereafter	No Limitation

See "THE RECAPITALIZATION—Stockholders Agreement."

4

Q:    What is the purpose of the transactions?

A:
The Recapitalization will significantly reduce the Company's outstanding indebtedness and result in a debt balance that management believes is more likely to be supported by the Company's operating cash flow as currently existing and projected by management. The Company's management and the special committee of the Company's Board of Directors comprised of independent directors and formed to consider the Transactions (the "Special Committee") believe the Transactions provide an appropriate capital structure for the Company's long-term health and future growth.

  If for any reason the Recapitalization is not consummated, the Company will likely be unable to meet its obligations that become due on August 31, 2010, which would create substantial doubt about the Company's ability to continue as a going concern. The independent registered public accounting firm's opinion on the consolidated financial statements of the Company for the year ended December 31, 2009 contains a going concern explanatory paragraph to this effect. The Special Committee that considered and negotiated the Recapitalization believes that it is unlikely that the Company could obtain, without a guaranty or other support of Hallmark, other equity or debt financing prior to August 31, 2010 in order to replace or refinance obligations becoming due on that date. In summary, the Company believes the ability of the Company to continue its operations depends upon completion of the Recapitalization. See also "THE RECAPITALIZATION—Reasons for the Recommendation by the Special Committee."

Q:    Am I being asked to vote on the proposed transactions?

A:
No. The Mergers, the Merger Agreements, the Second Amended Charter and the Third Amended Charter require the approval of a majority of the voting power of the outstanding capital stock of the Company (or consent in writing in lieu of a vote). The issuances of Common Stock and Preferred Stock in the Transactions may require stockholder approval under rules of the NASDAQ Global Market ("NASDAQ"). The Consenting Holders own a majority of the outstanding shares of the Company's Class A Common Stock and all of the outstanding shares of the Company's Class B Common Stock and have executed a written consent approving the Mergers, the Merger Agreements, the Second Amended Charter, the Third Amended Charter and the share issuances pursuant to the Transactions. As a result, no other vote or consent of our stockholders will be required or requested. Please refer to the section of this Information Statement titled "INTRODUCTION."

Q:    What has our Board of Directors recommended?

A:
Subsequent to and in reliance on the unanimous recommendation of the Special Committee, the Board of Directors unanimously: (i) determined that the terms of the Master Recapitalization Agreement, each of the Ancillary Documents, and the consummation of the Transactions are in the best interests of, the Company and its stockholders, (ii) approved the execution, delivery and performance of the Master Recapitalization Agreement and the Ancillary Documents and the consummation of the Transactions, and (iii) resolved to direct that to the extent required by the DGCL, the Mergers, the Merger Agreements, the Second Amended Charter, and the Third Amended Charter be submitted for consideration of the stockholders of the Company.

Q:
Do you believe that the Master Recapitalization Agreement and Transactions are in the best interests of the Company's stockholders?

A:
Yes. The Board of Directors believes that the Transactions are in the best interests of the Company's stockholders.

5

  Please refer to the sections of this Information Statement titled "THE RECAPITALIZATION—Reasons for the Recommendation by the Special Committee" and "THE RECAPITALIZATION—Reasons for the Recommendation by the Board of Directors".

Q:    Did the Special Committee receive advice from its financial advisors?

A:
The Special Committee received from its independent financial advisor, Morgan Stanley & Co. Incorporated ("Morgan Stanley"), the recommendation on February 25, 2010, from a financial point of view, of the Transactions based on the financial analyses undertaken by Morgan Stanley, a review of financial alternatives available to the Company and the facts, circumstances and conditions existing as of such date. The recommendation of Morgan Stanley and the related financial analyses are more fully described under "Recommendation of Morgan Stanley" in this Information Statement.

  On February 26, 2010, Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") rendered its oral opinion to the Special Committee of the Board of Directors of the Company (which was subsequently confirmed in writing by delivery of Houlihan Lokey's written opinion dated the same date) to the effect that, as of February 26, 2010, the Aggregate Consideration (as defined below) to be issued or paid by the Company or its wholly owned subsidiary, CMUS, in exchange for the HCC Debt and the Intermediate Holdco Stock (as defined below) in the Exchange and Merger Transactions (as defined below) pursuant to the Master Recapitalization Agreement and Ancillary Documents was fair to the Company from a financial point of view.

  Houlihan Lokey's opinion was directed to the Special Committee and only addressed the fairness, from a financial point of view, of the Aggregate Consideration to be issued or paid by the Company or its wholly owned subsidiary CMUS in exchange for the HCC Debt and the Intermediate Holdco Stock in the Exchange and Merger Transactions pursuant to the Master Recapitalization Agreement and Ancillary Documents, and did not address any other aspect or implication of the proposed transactions. The summary of Houlihan Lokey's opinion in this Information Statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Appendix C to this Information Statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. However, neither Houlihan Lokey's written opinion nor the summary of its opinion and the related analyses set forth in this Information Statement are intended to be, and do not constitute, advice or a recommendation to any stockholder of the Company with respect to any matter relating to the Transactions. See "Opinion of Houlihan Lokey."

Q:    What will I receive for my shares if the Transactions are completed?

A:
Upon completion of the Transactions, each share of Class A Common Stock will remain outstanding and unchanged, except as provided in the Second Amended Charter or the Third Amended Charter. Please refer to the sections of this Information Statement titled "THE RECAPITALIZATION—Reclassification of Class A Common Stock and Class B Common Stock."

Q:    Are there conditions to the completion of the Transactions or the Mergers?

A:
Yes. The completion of the Transactions is subject to conditions, including: (1) there being no injunction or action by any court or other governmental entity preventing the consummation of the Transactions which has not been vacated, dismissed or withdrawn prior to the completion of the Transactions, (2) the Company's obtaining a revolving credit agreement of at least $30 million and a term of at least 360 days from the closing, (3) Hallmark not having delivered a notice that

6

  Hallmark, in its sole discretion (but after consultation with legal counsel), shall have determined that the status of any pending or threatened litigation (including, without limitation, the action styled S. Muoio & Co. LLC v. Abbott et al, C.A No. 4729-CC (Del. Ch.)) or regulatory proceeding relating to the Transactions is unsatisfactory to Hallmark, and (4) the satisfaction or waiver of the conditions to the effectiveness of a new credit agreement. Thus, so long as any litigation or regulatory proceeding is threatened or pending, Hallmark can unilaterally prevent the consummation of the Transactions. Please refer to the section of this Information Statement titled "THE RECAPITALIZATION—Master Recapitalization Agreement." For a description of the pending litigation challenging the Recapitalization; see "THE RECAPITALIZATION—Lawsuit."

  The completion of the Mergers is conditioned on the approval by the Company's stockholders (which has been obtained), the satisfaction or waiver of all conditions to the Closing Date (as defined in the Master Recapitalization Agreement), and the occurrence of the Closing (as defined in the Master Recapitalization Agreement) concurrent with the Effective Time (as defined in the HEIC Merger Agreement and the HEH Merger Agreement, as applicable) and HEIC or HEH, as applicable, having no material liabilities other than the guarantees of liabilities of the Company and its subsidiaries at the Effective Time. Please refer to the section of this Information Statement titled "THE MERGERS—Conditions to the Mergers." The "Closing Date" as defined in the Master Recapitalization Agreement is the date that is no later than 10 business days after each of the conditions in the Master Recapitalization Agreement have been satisfied or waived by the relevant parties or on such other date as the Company and HCC agree.

Q:
Can the Master Recapitalization Agreement and the Transactions be terminated prior to the Closing?

A:
Yes, the Master Recapitalization Agreement and the Transactions may be terminated in any of the following ways at any time before the Closing:

•
By mutual written consent of all of the parties;

•
By either HCC or the Company upon written notice if a governmental entity of competent jurisdiction shall have enacted, issued or entered any restraining order, preliminary or permanent injunction or similar order or legal restraint or prohibition that enjoins or otherwise prohibits consummation of all or any part of the Transactions; or

•
After the later of June 30, 2010 and 45 days following receipt of notice that the Information Statement will not be reviewed by the SEC or that the SEC staff has no further comments thereon (which date is June 18, 2010 and thus makes June 30, 2010 the applicable date), by HCC or the Company (if such terminating party or any of its Affiliates (as defined in the Master Recapitalization Agreement) is not then in default of any obligation under the Master Recapitalization Agreement), if the Closing has not occurred on or before such date.

  Please refer to the section of this Information Statement titled "THE RECAPITALIZATION—Master Recapitalization Agreement."

Q:    Are any regulatory approvals required for the Transactions?

A:
No. We believe there are no material federal, state, or foreign regulatory approvals, filings, or notices that are required in connection with the Master Recapitalization Agreement and the Transactions, including the Mergers, other than the filing of the Certificates of Merger and Certificate of Designation with the Secretary of State of the State of Delaware. Please refer to the section of this Information Statement titled "THE RECAPITALIZATION—Regulatory Approvals".

7

Q:
What vote of stockholders is required to adopt the Master Recapitalization Agreement and the Transactions?

A:
Please refer to the answer to the question "Am I being asked to vote on the proposed transactions?" above.

Q:
Am I entitled to appraisal rights in connection with the Master Recapitalization Agreement or the Transactions?

A:
No. The Company's Class A Common stockholders are not entitled under the DGCL, the Company's Certificate of Incorporation, or By-laws to appraisal rights in connection with the Master Recapitalization Agreement or the Transactions. Please refer to the section of this Information Statement titled "APPRAISAL RIGHTS".

Q:    When are the Mergers and Transactions expected to be completed?

A:
The Mergers will become effective when the certificates of merger are duly filed with the Secretary of State of the State of Delaware under the DGCL or at such later time as set forth in such certificates of merger. The filing of the Certificates of Merger is expected to occur within ten business days following the satisfaction or waiver of the closing conditions set forth in the Master Recapitalization Agreement. Please refer to the section of this Information Statement titled "THE MERGER AGREEMENT—Effective Time of the Merger".

  Pursuant to a stipulation relating to the lawsuit which has challenged the Recapitalization, the Company agreed not to close the Recapitalization for a period of seven weeks from the date of providing copies of the definitive Recapitalization agreements to the plaintiff. The seven-week period expired on April 19, 2010. The Transactions may not be consummated until 20 calendar days from the date of mailing this Information Statement to the stockholders of the Company, which date is approximately June 16, 2010. The Transactions may be closed on that date or any later date if the conditions of the parties' obligations have been satisfied, including (1) there being no injunction or action by any court or other governmental entity preventing the consummation of the Transactions which has not been vacated, dismissed or withdrawn prior to the completion of the Transactions, (2) the Company's obtaining a revolving credit agreement of at least $30 million and a term of at least 360 days from the closing, (3) Hallmark not having delivered a notice that Hallmark, in its sole discretion (but after consultation with legal counsel), shall have determined that the status of any pending or threatened litigation (including, without limitation, the action styled S. Muoio & Co. LLC v. Abbott et al, C.A No. 4729-CC (Del. Ch.)) or regulatory proceeding relating to the Transactions is unsatisfactory to Hallmark, and (4) the satisfaction or waiver of the conditions to the effectiveness of a new credit agreement. The Company, with the approval of the Special Committee, or HCC may terminate the obligations under the Master Recapitalization Agreement at any time after June 30, 2010, if the Recapitalization Agreement has not been consummated prior to such date.

Q:    What is the purpose of the Mergers?

A:
The Mergers will provide greater liquidity to the minority stockholders of HEIC who, upon consummation of the Transactions, will hold publicly-traded Common Stock. The Mergers also serve to simplify Hallmark's ownership interest in the Company.

Q:
If the capital structure of the Company is modified and the Transactions are consummated, will the Company remain a public company and listed on NASDAQ ?

A:
Yes. Following the consummation of the Transactions, the Company will use its commercially reasonable efforts to maintain the listing of the Common Stock on NASDAQ through December 31, 2013. In addition, HCC will (i) in connection with the Transactions (and thereafter

8

  at the request of a special committee), vote in favor of a reverse stock split with respect to the Common Stock if such committee determines that such reverse stock split is reasonably likely to prevent the delisting of the Common Stock from NASDAQ and (ii) reasonably cooperate with the Company in meeting with representatives of NASDAQ in support of a listing. Through December 31, 2013, HCC agrees not to cause the Company to voluntarily delist from NASDAQ or deregister the shares of Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Please refer to the section of this Information Statement titled "THE RECAPITALIZATION—Issuance of Common Stock".

Q:    Should I send in my stock certificates now?

A:
No. The completion of the Transactions will not affect your stock certificates.

Q:    Will I owe taxes as a result of the Transactions?

A:
The Transactions will not be taxable transactions for U.S. stockholders. Please refer to the section of this Information Statement titled "THE RECAPITALIZATION—Material U.S. Federal Tax Consequences" for a more detailed discussion of the tax consequences of the Transactions. However, you should consult your own tax advisor on the specific tax consequences of the Transactions to you.

Q:    Where can I find more information about the Company?

A:
We file periodic reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. The Company makes these reports and other information available free of charge to stockholders through its website, www.hallmarkchannel.com, as soon as reasonably practicable after it electronically files or furnishes such material with the SEC. This information is also available on the Internet site maintained by the SEC at http://www.sec.gov. For further information, please refer to the section of this Information Statement titled "WHERE YOU CAN FIND ADDITIONAL INFORMATION."

9

BACKGROUND

  Previous Efforts to Sell the Company

        Since August 2005, the Company's Board of Directors and management have made periodic efforts to locate potential strategic alternatives, including acquirors, potential strategic partners, persons interested in acquiring a portion of the Company's equity or in engaging in a strategic transaction with Hallmark and its affiliates regarding the Company, or sources of credit or other investors. On August 17, 2005, the Board appointed Peter Lund and Herbert Granath to a special committee of the Board of Directors (the "2005 Special Committee") to consider potential acquirors and other alternatives for the Company. The 2005 Special Committee retained Citigroup and Wachtell, Lipton, Rosen & Katz as its independent financial and legal advisors to review strategic alternatives for the Company. Citigroup contacted fifty parties and distributed materials regarding the Company to twenty-five of the initial fifty parties contacted. On February 8, 2006, Citigroup advised the Board of Directors that three potential strategic partners had conducted additional due diligence, which included receiving a management presentation, reviewing materials in the Company's data room and questioning management regarding specific topics. Two potential financial parties were in the process of conducting similar due diligence as of that meeting date. None of these parties made an offer for the Company. After the unsuccessful auction, the Special Committee authorized Hallmark to explore discussions with any parties who might subsequently show a renewed interest. No substantive proposals or offers were received by Hallmark or the Company, and on April 13, 2006, the Company's Board decided to terminate the strategic alternative process.

        In June 2006, the Board of Directors authorized Hallmark to enter into discussions with potential strategic partners or financing sources for the Company and to utilize confidential information of the Company and management's time in connection with such exploration and discussions. In October 2006, a new CEO was hired by the Company and his contract provided for a substantial transaction bonus in the event of a change of control. From June 2006 through March 2009, Hallmark and/or the then CEO, after he joined the Company in October, had discussions with numerous major media companies and other potential interested parties. Only two of these discussions resulted in substantive proposals and neither valued the enterprise above the Company's debt.

  Background of the Recapitalization

        Since at least 2000, Hallmark has provided the Company with financial and operational support. Hallmark has provided the Company with royalty-free license agreements to use the Hallmark trademark to enhance the Company's on-air presence and revenue potential. The license agreements terminate on September 1, 2010. Hallmark has also provided the Company with much-needed liquidity to support significant capital investments and the operation and growth of its business, including the payment of subscriber acquisition fees to increase subscribers to the Hallmark Channel and programming costs to achieve viewer ratings that support advertising sales. The Company now has substantial obligations due to HCC and its affiliates as described under "Indebtedness to Hallmark and its Affiliates" below. As of March 31, 2010, the balance of the HCC Debt (defined below) was approximately $1.2 billion.

        Commencing in March 2006, the Company, HCC and certain of their affiliates entered into a waiver agreement and an amended and restated waiver agreement, which has been periodically amended and extended, pursuant to which, among other things, HCC and its affiliates agreed to defer certain payments due with respect to the HCC Debt.

        On May 28, 2009, HCC and its affiliates proposed a plan for the recapitalization of the HCC Debt that included, among other things, the continuation of $500 million of the HCC Debt and the conversion of the balance of the HCC Debt into Preferred Stock. In response, the Company's Board of Directors formed the Special Committee, which retained its own financial and legal advisors. As a

10

result of negotiation between the Special Committee and HCC, on February 9, 2010, HCC and the Special Committee signed a non-binding term sheet for the Recapitalization, and on February 26, 2010 the Company and HCC entered into the Master Recapitalization Agreement.

Indebtedness to Hallmark and Its Affiliates

        As of March 31, 2010, the Company's outstanding indebtedness and obligations to Hallmark and its affiliates included the following:

        The 10.25% Note.    The Company issued a senior secured note dated August 5, 2003, payable to HCC on August 5, 2011. This note bears interest at the rate of 10.25%. Accrued interest is converted to principal on each February 5 and August 5 through August 5, 2010. Thereafter, interest is payable on each subsequent February 5 and August 5. At March 31, 2010, the Company owed $778.0 million on the 10.25% Note.

        Other Notes.    In addition, the Company has several promissory notes outstanding payable to HCC as follows:

  •
  On December 14, 2001, the Company issued a $75 million promissory note payable to HCC (the "2001 Note"). At March 31, 2010, the Company owed $110 million under the 2001 Note.

  •
  On October 1, 2005, the Company converted approximately $132.8 million of its license fees payable to affiliates of Hallmark to a promissory note (the "2005 Note"). At March 31, 2010, the Company owed $172.3 million under the 2005 Note.

  •
  On March 21, 2006, the Company converted approximately $70.4 million of payables to an affiliate of Hallmark to a promissory note (the "2006 Note"). At March 31, 2010, the Company owed $62.8 million under the 2006 Note.

        Each of these notes bore interest at LIBOR plus 3% until March 10, 2008 when the amended Waiver Agreement (defined below) increased the rate to LIBOR plus 5%. The applicable interest rate at March 31, 2010, was 5.25%. The interest rate reset on April 1 to 5.29% and will remain at that rate through June 30, 2010. At November 15, 2008, accrued interest under each note was added to the respective principal balance pursuant to the amended and restated waiver and standby purchase agreement entered into by Hallmark, certain affiliates of Hallmark and the Company on March 10, 2008 (as amended, the "Waiver Agreement"). Thereafter, interest became payable quarterly in arrears five (5) days after the end of each calendar quarter. Pursuant to the terms of the Master Recapitalization Agreement, interest on these three notes will continue to be payable in cash prior to the Closing.

        The 10.25% Note and these other notes are secured by all of the Company's personal property, tangible and intangible, including without limitation, accounts, contract rights, copyrights and trademarks.

        Accounts Payable.    As of March 31, 2010, the Company and its affiliates had accounts payable due to HCC and its affiliates in the amount of $15.3 million.

        Tax Sharing Agreement.    The Company and its subsidiaries are also indebted to Hallmark with respect to the Federal Income Tax Sharing Agreement (as amended, the "Tax Sharing Agreement"), dated as of March 11, 2003, by and between Hallmark and the Company. As of December 31, 2009, the Company owed $8.5 million under this agreement, and this amount is included in the HCC Debt. Amounts accruing under the Tax Sharing Agreement following December 31, 2009 will be payable in cash quarterly. No payment is due until after the first full quarter following the Closing.

        Guaranty of Credit Facility.    In 2001, the Company entered into a credit agreement with a syndicate of banks, led by JP Morgan Chase Bank, N.A. ("JP Morgan"). The facility is guaranteed by

11

the Company's subsidiaries, is secured by all tangible and intangible property of the Company and its subsidiaries, and is also guaranteed by Hallmark. As a result of amendments through March 2010, the bank credit facility with JP Morgan as the sole lender in the amount of $30 million has been extended until August 31, 2010. Hallmark has the right and, under certain circumstances, has the obligation to purchase all of the bank lender's interest in the bank credit facility. On March 2, 2010, the Company and JP Morgan set the maximum amount that could be borrowed under the revolving credit facility at $30.0 million and extended the maturity date to August 31, 2010. After this amendment, the Company had $30.0 million of current borrowing capacity under the revolving credit facility.

        HCC Debt.    For purposes of discussing the Transactions, "HCC Debt" means (i) the aggregate principal amount of all indebtedness owed to Hallmark, HCC and their controlled affiliates, including accrued and unpaid interest thereon through the Closing Date, but excluding accrued but unpaid interest with respect to the 2001 Note, the 2005 Note and the 2006 Note; (b) all accounts payable and open intercompany accounts of the Company and its subsidiaries owed to HCC and Hallmark and their controlled affiliates (other than the Company and its subsidiaries); and (c) any amounts due to Hallmark or its affiliates under the Tax Sharing Agreement through December 31, 2009; provided that for the avoidance of doubt the following shall not constitute HCC Debt: (i) Reimbursement Obligations (as defined in the Master Recapitalization Agreement), (ii) Ordinary Course of Business Obligations (as defined in the Master Recapitalization Agreement), and (iii) any amounts due to Hallmark or its affiliates under the Tax Sharing Agreement accruing on or after January 1, 2010.

        Waiver Agreement.    Under the Waiver Agreement, the Company granted a security interest in its assets with respect to the HCC Debt. Pursuant to the terms of the Waiver Agreement, HCC and its affiliates party to the Waiver Agreement have deferred certain payments of the HCC Debt until the end of the Waiver Period (as defined in the Waiver Agreement) and except for certain permitted actions, have agreed not to initiate proceedings for the collection of the HCC Debt or foreclose on the collateral with respect to the HCC Debt. Under the terms of the Waiver Agreement, the Company may cause Hallmark to purchase all of the bank lender's interest in loans under the bank credit facility in the event of default. The Company agreed to, among other things, use its commercially reasonable efforts to refinance the HCC Debt and to repay HCC with "Excess Cash Flow" as defined in the Waiver Agreement. In the Master Recapitalization Agreement, the automatic termination date was extended through August 31, 2010, and the obligations to repay the HCC Debt with Excess Cash Flow were also deferred to that date. If the Transactions close, no principal amounts will be paid on the HCC Debt from Excess Cash Flow.

        Each of the above obligations is described under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K for the year ended December 31, 2009, attached hereto as Appendix B, which Item is incorporated herein by reference.

Original Proposal Regarding Recapitalization

        On May 28, 2009, HCC delivered a proposal to the Company (the "Proposal Letter"), with respect to a recapitalization of the HCC Debt, a copy of which was filed with the SEC on May 28, 2009 as an exhibit to the Company's report on Form 8-K. Pursuant to the Proposal Letter, in lieu of exercising other rights available upon the expiration of the Waiver Period, including foreclosing on the collateral security or commencing certain bankruptcy proceedings, HCC proposed a recapitalization of the HCC Debt (the "Proposed Recapitalization"). At that time, the Waiver Period expired on May 1, 2010. In the Proposal Letter, HCC stated that this expiration date would not be extended.

        In particular, HCC proposed that, among other things:

  •
  Approximately $500 million principal amount of the HCC Debt would be restructured into new debt instruments on terms described in the Proposal Letter or as negotiated with the Company.

12

    •
    The new debt would consist of two (2) tranches: Tranche 1 of $300 million would be cash pay and bear interest at the rate of 12% per annum, which the Company would have the ability to pay-in-kind, by adding interest to the principal, ("PIK") for up to three quarterly payments; and Tranche 2 of $200 million would be pay-in-kind at the rate of 15% per annum.

    •
    The maturity of the new debt instruments would be September 30, 2011.

  •
  The balance of the HCC Debt would be converted into Preferred Stock on terms described in the Proposal Letter or as negotiated with the Company.

  •
  The aggregate liquidation preference of the preferred stock would be in an amount equal to the amount of the converted HCC Debt. Each share of the preferred stock would be convertible at any time at the option of the holder at a rate equal to the liquidation preference with respect to such share divided by the conversion price per share, which would initially be set at $1.00 per share, subject to adjustments for stock splits and for stock issued at less than the then-current conversion price.

  •
  The preferred stock would not be entitled to preferential dividends but would participate in any dividends on the Common Stock on an "as if converted" basis.

  •
  The Company would have an option to redeem the preferred stock at any time, upon 30-days' written notice, at a price equal to the liquidation preference.

  •
  Holders of the preferred stock would vote together with holders of the Company's Class A Common Stock on an "as if converted" basis.

  •
  As part of the proposal, the Company's certificate of incorporation would be amended to authorize additional shares of preferred stock and Common Stock in amounts sufficient for the proposed conversion of HCC Debt into preferred stock and the conversion of such preferred stock into Common Stock.

  •
  The Tax Sharing Agreement would be amended to among other things permit the Company to deduct both cash and PIK interest due to Hallmark in calculating tax-sharing payments on a prospective basis.

  •
  HEH and HEIC would be merged into the Company, with the stockholders of HEH and HEIC receiving Common Stock in accordance with their indirect ownership of the Company immediately prior to such mergers.

Special Committee

        In response to HCC's proposal, on June 2, 2009, the Company appointed the Special Committee to evaluate the Proposed Recapitalization and take other actions as the Special Committee deemed appropriate. The Special Committee consisted of Herbert Granath, Drue Jennings (Chairman), and Peter Lund, all of whom are independent of Hallmark.

        The Special Committee subsequently engaged Richards, Layton & Finger, P.A. as special counsel to advise the Special Committee. On June 8, 2009, the Company's Board of Directors empowered the Special Committee to, among other things, (i) consider the terms of the Proposed Recapitalization, (ii) negotiate with HCC with respect to the terms and conditions of the Proposed Recapitalization, and, if the Special Committee deemed it appropriate in its sole discretion, to recommend or not recommend the Proposed Recapitalization, (iii) direct management in regard to its participation in the Special Committee's review of the Proposed Recapitalization, (iv) review, comment on, and participate in the drafting of any definitive agreement and any other documents with respect to the Proposed Recapitalization, (v) consider such matters and take such further actions as it deemed advisable, and

13

(vi) report to the Company's Board of Directors the recommendations and conclusions of the Special Committee with respect to what action, if any, should be taken by the Company's Board of Directors and the Company with respect to the Proposed Recapitalization as a whole or any aspect of the Proposed Recapitalization. The Board of Directors also resolved not to recommend any part of the Proposed Recapitalization for approval by the Company's stockholders, or otherwise authorize an agreement with respect to the Proposed Recapitalization, without a prior favorable recommendation by the Special Committee. Further, the Special Committee was authorized to retain and compensate, at the Company's expense, such advisors, including financial and legal advisors and other experts, as the Special Committee deemed appropriate to assist it.

        On June 24, 2009, the Special Committee and its legal advisors met with three potential financial advisors to be retained by the Special Committee. Each of the three potential financial advisors discussed its preliminary views on the Company's financial condition, the Proposed Recapitalization and potential alternatives to the Proposed Recapitalization. Each of the potential financial advisors indicated that it did not customarily render fairness opinions in recapitalizations like that provided for in the Proposed Recapitalization. On July 8, 2009, the Special Committee engaged Morgan Stanley, based on Morgan Stanley's qualifications, experience, reputation and knowledge of the business and affairs of the Company and its industry, to provide financial advice and assistance concerning the Proposed Recapitalization, including, as appropriate, advice and assistance with respect to defining objectives, performing valuation analyses, and structuring, planning and negotiating the Proposed Recapitalization. In light of the fact that Morgan Stanley customarily does not render fairness opinions in connection with recapitalizations structured similarly to the Proposed Recapitalization, Morgan Stanley was not engaged to render an opinion as to the fairness of the Proposed Recapitalization.

        On July 13, 2009, S. Muoio & Co. LLC ("Plaintiff"), a holder of 5.8% of the outstanding Class A Common Stock, filed a complaint in the Delaware Court of Chancery challenging the fairness of the Proposed Recapitalization and asking the Court to enjoin the consummation of the Proposed Recapitalization. The complaint named as defendants (i) HCC and its affiliates, (ii) all of the Company's directors, and (iii) the Company, as a nominal defendant (collectively, the "Defendants"). On July 22, 2009, a Stipulation Providing for Notice of Transaction (the "Stipulation") was filed with the Court of Chancery. The Stipulation provided that the Company would not consummate any transaction arising out of or relating to the Proposed Recapitalization until not less than seven weeks after providing Plaintiff with a notice of the terms of the proposed transaction. Notice of the terms of the proposed Recapitalization, including copies of the agreements, was provided to the plaintiff on March 1, 2010. Accordingly, the seven-week period described in the Stipulation expired on April 19, 2010.

        On July 16, 2009, counsel to HCC delivered a letter (the "July 16 Letter") to counsel to the Special Committee. In the July 16 Letter, counsel to HCC reiterated its understanding that the Special Committee needed time to determine an appropriate response to the Proposed Recapitalization. Although HCC had initially requested to receive a decision from the Company regarding the Proposed Recapitalization prior to the filing of the Company's second quarter Form 10-Q, HCC's counsel confirmed in the July 16 Letter that the Form 10-Q filing date was in no way intended as a deadline. In addition, counsel to HCC confirmed that notwithstanding HCC's understanding that the Company was unable to obtain refinancing of the debt owed to HCC, HCC assumed that the Special Committee would explore refinancing alternatives.

        Throughout July and August 2009, Morgan Stanley conducted financial due diligence of the Company. The Special Committee was updated on Morgan Stanley's progress at regular meetings of the Special Committee and its advisors. On July 27, 2009, representatives from Morgan Stanley met with the Company's Chief Financial Officer and the Company's Vice President of Planning and Analysis to review the Company's five-year business plan. On August 6, 2009, representatives from Morgan Stanley and Richards, Layton & Finger met with the Company's President and Chief Executive

14

Officer and Chief Financial Officer to discuss the Company's current and projected advertising sales and ratings performance.

        On August 25, 2009, Mr. Granath and the Special Committee's advisors met with Mr. Muoio and his advisors at the offices of Morgan Stanley in New York City to discuss Mr. Muoio's concerns regarding the Proposed Recapitalization. The Special Committee's legal advisors advised Mr. Muoio that the Special Committee was unable to provide Mr. Muoio with any confidential information regarding the Special Committee's negotiations that was not available to the Company's stockholders generally unless Mr. Muoio entered into a confidentiality agreement, which Mr. Muoio declined to do.

        On September 11, 2009, the Company's President, Chief Financial Officer, and Vice President of Financial Planning and Analysis presented the Company's revised five-year business plan to the members of the Special Committee at a meeting held at the offices of Morgan Stanley in New York City. At that meeting, representatives of Morgan Stanley also discussed the Proposed Recapitalization and potential alternatives to the Proposed Recapitalization, including doing nothing or maintaining the status quo, a capital markets refinancing, a going private transaction in which Hallmark would acquire all of the remaining shares of Class A Common Stock not already owned by Hallmark or its affiliates, entering into bankruptcy proceedings and negotiating improved terms with respect to a recapitalization.

        On September 21, 2009, the Special Committee delivered a letter to Hallmark indicating that the Special Committee had determined that Hallmark should make a proposal to acquire all of the shares of Class A Common Stock not owned by Hallmark or its affiliates. Hallmark responded with a letter to the Special Committee indicating that it had no plans to take the Company private and that the Proposed Recapitalization offer remained open and unchanged. Continuing negotiations between the Special Committee and Hallmark confirmed that Hallmark was unwilling to make an offer to purchase all of the shares of Class A Common Stock not owned by Hallmark or its affiliates.

        On October 1, 2009, representatives of Morgan Stanley met with representatives of Evercore Partners ("Evercore"), financial advisors to HCC, to present the terms of the Special Committee's response to the Proposed Recapitalization (the "Proposal Response"). On October 15, 2009, the representatives from Morgan Stanley and Evercore met to discuss HCC's response to the Proposal Response. At a meeting of the Special Committee on October 27, 2009, representatives of Morgan Stanley reviewed with the Special Committee HCC's verbal response to the Proposal Response (the "October Proposal"). Morgan Stanley analyzed with the Special Committee the differences between the terms of the Proposed Recapitalization, the Proposal Response, and the October Proposal. The Special Committee directed the representatives of Morgan Stanley to advise HCC's advisors that the Special Committee could not accept the October Proposal in light of certain unacceptable terms, including, among other things, the proposed maturity date of the new debt, the amount of the new debt and HCC's pro forma ownership of the Company.

        Following the Special Committee's delivery of the October Proposal, the Special Committee's advisors and HCC's advisors had several meetings with respect to the terms of the Proposed Recapitalization. Morgan Stanley updated the Special Committee as to the status of those negotiations at several meetings of the Special Committee. The parties focused on the ability of the Company to service any restructured debt, the cost to HCC and the potential outcome of enforcing its rights under the HCC Debt upon expiration of the Waiver Period, and the value of the equity to be retained by the holders of the Common Stock other than HCC and its affiliates. On November 12, 2009, HCC's advisors verbally communicated to the Special Committee HCC's response (the "November Proposal") to the October Proposal, which addressed many of the Special Committee's concerns with the Proposed Recapitalization, and requested a principals meeting to discuss the November Proposal. On November 18, 2009, representatives of Morgan Stanley reviewed with the Special Committee the preliminary terms proposed by HCC and its advisors in the verbal November Proposal. On November 23, 2009, the members of the Special Committee held a telephonic meeting with the

15

Company's President and Chief Executive Officer and the Company's Chief Financial Officer to receive an update on the Company's financial performance and 2010 projections.

        On November 27, 2009, HCC delivered to the Special Committee a written term sheet providing the terms of the November Proposal. On December 1, 2009, the members of the Special Committee and its advisors and representatives from HCC and its advisors met at the offices of Willkie, Farr & Gallagher LLP, legal counsel to HCC, in New York City to discuss the terms of the November Proposal. The parties were unable to reach agreement on the terms of the November Proposal and the Special Committee determined that it was not prepared to accept the November Proposal. On December 7, 2009, the Special Committee determined that it would be advisable to retain a financial advisor to assist the Special Committee in connection with the Special Committee's consideration of the Recapitalization and, if appropriate, to render an opinion to the Special Committee with respect to whether the aggregate consideration to be issued by the Company in the Recapitalization was, in the aggregate, fair to the Company from a financial point of view. At a telephonic meeting of the Special Committee held on December 7, 2009, representatives of Morgan Stanley discussed with the Special Committee the items that were still under negotiation with HCC. Those negotiations centered on the terms of a standstill agreement with respect to HCC's activities that would be included in the recapitalization agreement, HCC's pro forma ownership levels in the Company following the recapitalization, and the Special Committee's continuing requirement of the approval of the recapitalization by a majority of the Company's non-Hallmark affiliated stockholders. On December 10, 2009, the Special Committee delivered a revised term sheet to HCC (the "December Proposal"). The Special Committee's advisors and HCC's advisors continued to negotiate the terms of the Special Committee's revised proposal.

        In December 2009, two individuals ("Mr. A and Mr. B") submitted a "Finders Agreement" to the Company pursuant to which they sought confidential information about the Company and the Proposed Recapitalization. Thereafter, a third individual ("Mr. G") contacted the Special Committee and expressed his desire for the Special Committee to furnish himself, Mr. A, and Mr. B with information regarding the Proposed Recapitalization. In response to those inquiries, Richards, Layton & Finger, at the direction of the Special Committee, sent a confidentiality agreement to Mr. G and requested that Mr. G execute the confidentiality agreement before the Special Committee would furnish confidential information to him. On January 25, 2010, Mr. G, Mr. A, and Mr. B submitted a revised Finder's Agreement (the "Finder's Agreement") to the Special Committee. The Finder's Agreement contemplated the engagement of the partners by the Company to identify qualified investors for the recapitalization of the Company and provided for the payment of fees. Richards, Layton & Finger engaged in numerous phone calls with Mr. G and relayed the partners' interest in refinancing the HCC Debt or the New Debt to the Special Committee, including a proposed transaction involving financing from an unnamed bank. At the direction of the Special Committee, Richards, Layton & Finger requested that Mr. G provide the identity of the unnamed bank and information regarding previous transactions in which the bank had been involved and to provide the terms of any proposal by the bank. After several requests, Mr. G, Mr. A and Mr. B refused to provide the Special Committee with additional information regarding the bank without an executed Finder's Agreement. The Special Committee concluded that, absent additional information regarding the bank and an executed confidentiality agreement, it would not pursue discussions with the partners.

        On December 14, 2009, the Special Committee engaged Houlihan Lokey as a financial advisor to assist the Special Committee in connection with the Special Committee's consideration of the Recapitalization and, if appropriate, render an opinion to the Special Committee as to whether the aggregate consideration to be issued or paid by the Company or CMUS in exchange for the HCC Debt and the outstanding shares of common stock of HEIC and HEH in the Mergers was, in the aggregate, fair to the Company from a financial point of view. Counsel to the Special Committee initially contacted Houlihan Lokey in July, 2009 concerning potential retention by the Special Committee.

16

During December, January and February, representatives from Houlihan Lokey reviewed documents and information provided by the Company and had several meetings with the Company's President and Chief Executive Officer and the Company's Chief Financial Officer.

        On January 26, 2010, the Company announced a programming partnership with the MSLO Transaction for the exclusive airing of the Martha Stewart lifestyle series. In light of the MSLO Transaction, Morgan Stanley and Houlihan Lokey received reports and an updated business plan from the Company's Chief Financial Officer, which included the impact of the MSLO Transaction on the Company's business plan and projections.

        After further negotiation throughout December and early January, HCC and the Special Committee finalized their negotiation of the terms of the December Proposal. At a meeting on February 9, 2010, the Special Committee met with its financial and legal advisors to discuss the status of the negotiations. The Company's President and Chief Executive Officer and Chief Financial Officer presented updated and revised five-year projections, including the impact of the programming partnership with Martha Stewart Living Omnimedia (the "MSLO Transaction"), which are summarized in "Internal Financial Forecasts." At this meeting, during discussions regarding the terms of the December Proposal and other potential financial alternatives available to the Company, representatives of Morgan Stanley stated that, given the current market conditions and the extensive efforts by the Company with potential interested parties from June 2006 through March 2009, they did not believe that it was likely that a third party would be interested in a strategic transaction with the Company that would result in a better transaction for the Company's stockholders than the terms negotiated with HCC.

        Following this meeting, on February 9, 2010, the Special Committee signed a non-binding term sheet. Thereafter, the Special Committee and its advisors and HCC and its advisors negotiated the terms and provisions of the Master Recapitalization Agreement and the Ancillary Documents based on the term sheet.

        On February 25, 2010, the Special Committee held a meeting at which Morgan Stanley recommended, from a financial point of view, the Transactions to the Special Committee based on the financial analyses undertaken by Morgan Stanley, a review of financial alternatives available to the Company, and the facts, circumstances and conditions existing as of such date. The recommendation of Morgan Stanley and the related financial analyses are more fully described under "Recommendation of Morgan Stanley" in this Information Statement.

        On February 26, 2010, Houlihan Lokey rendered its oral opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey's written opinion dated the same date) to the effect that the aggregate consideration to be issued or paid by the Company or CMUS in exchange for the HCC Debt under the Master Recapitalization Agreement and the outstanding shares of common stock of HEIC and HEH in the Mergers under the HEIC Merger Agreement and the HEH Merger Agreement is, in the aggregate, fair to the Company from a financial point of view. See "Opinion of Houlihan Lokey" in this Information Statement.

        Following the filing of the Company's preliminary information statement, the Special Committee continues to receive and consider inquiries for refinancing a portion of the Company's indebtedness from parties in connection with the Recapitalization. However, no substantive offers or proposals for a refinancing or a recapitalization of the Company's indebtedness of a similar magnitude to the Recapitalization has been received by the Company.

17

 THE RECAPITALIZATION

        After lengthy negotiations between HCC and the Special Committee and each of their respective advisors, HCC and the Special Committee negotiated and agreed to revised terms with respect to a recapitalization (the "Recapitalization") described below. The following is a summary of the material terms of the Master Recapitalization Agreement and Ancillary Documents. Although we believe that this description covers the material terms of the Master Recapitalization Agreement and Ancillary Documents, it may not contain all the information that is important to you and is qualified in its entirety by reference to the Master Recapitalization Agreement and Ancillary Documents. We urge you to carefully read the Master Recapitalization Agreement and Ancillary Documents in their entirety.

Master Recapitalization Agreement

        As more fully described below, under the terms of the Master Recapitalization Agreement:

  •
  $315 million principal amount of the HCC Debt will be converted into an equal principal new debt to be issued pursuant to the terms of the Credit Agreement included as Exhibit A to the Master Recapitalization Agreement;

  •
  $185 million principal amount of the HCC Debt will be converted into 185,000 shares of Preferred Stock to be issued pursuant to the Certificate of Designation included as Exhibit C to the Master Recapitalization Agreement; and

  •
  the balance of the HCC Debt will be converted into Common Stock based on the Conversion Price set forth in the Master Recapitalization Agreement.

        The Company estimates that the Conversion Price (as defined in the Master Recapitalization Agreement) will be $2.5969, and that if the Transactions were to close on May 31, 2010, the Company would issue Preferred Stock and Class A Common Stock as follows:

  •
  to HCC 185,000 shares of Preferred Stock with a liquidation preference of $1,000 per share and an initial estimated conversion price of $2.5969 (which is subject to future adjustments as provided in the Certificate of Designation), which shares would be convertible into an estimated 71,238,785 shares of Class A Common Stock at such Conversion Price;

  •
  to HCC a number of shares of Class A Common Stock equal to the HCC Debt on the closing of the Recapitalization (which is expected to be approximately $1.2 billion) less $500.0 million divided by the estimated Conversion Price, or an estimated 252,451,757 shares of Class A Common Stock; and

  •
  as a result of the mergers of each of HEIC and HEH with and into the Company, to HCC, Liberty Crown, Inc., VISN Management Corp. and JP Morgan Partners (BHCA), L.P., in the aggregate, 83,817,071 shares of Class A Common Stock and will cancel 83,817,071 shares of the Company's Class A and Class B Common Stock owned currently by HEIC.

The actual Conversion Price may differ from $2.5969 per share as a result of a number of factors, including the final determination of HCC Debt as of March 31, 2010. The actual number of shares of Class A Common Stock issued in exchange for HCC Debt may differ from the number stated above as a result of (a) an actual closing date other than May 31, 2010, (b) the final determination of HCC Debt as of the actual closing date, and (c) the difference, if any, in the actual Conversion Price and the estimated Conversion Price of $2.5969 per share.

        Immediately following the closing of the Transactions, assuming a closing date of May 31, 2010, and based on the assumptions set forth above, HCC will hold an estimated 322,449,413 shares of Class A Common Stock (including shares of Class A Common Stock currently held directly by HCC, but excluding shares of Class A Common Stock issuable upon conversion of the Preferred Stock).

18

        The Transactions also include the filing of the Second Amended Charter, the filing of the Certificate of Designation, the HEIC Merger pursuant to the HEIC Merger Agreement and the HEH Merger pursuant to the HEH Merger Agreement. In addition, the Master Recapitalization Agreement provides that, at the request of a special committee of independent Company directors at any time prior to December 31, 2013, the Company will file the Third Amended Charter to effect the Reverse Split.

        Conditions:    The obligations of the parties to consummate the Transactions are subject to the satisfaction or waiver of customary conditions on or prior to the Closing Date including:

  (i)
  No order, statute, rule, regulation or injunction by any court or other governmental entity that prohibits or prevents the consummation of the Transactions is in effect on the Closing Date.

  (ii)
  Twenty (20) calendar days have passed since the date the Company mailed the Information Statement to its stockholders.

  (iii)
  The Company has obtained a revolving credit facility from a third-party lender (with a term of not less than 360 days from the Closing Date) with availability of at least $30 million and on other terms and conditions reasonably acceptable to the Company, and Hallmark has guaranteed, or caused one or more of its affiliates to guarantee, such credit facility. See "THE RECAPITALIZATION—Revolving Credit Facility" below.

  (iv)
  The Company has received from HCC certified copies of the board resolutions of HCC and HEH approving the execution and delivery of the Master Recapitalization Agreement and the Ancillary Documents and the consummation of the Transactions.

  (v)
  HCC has received from the Company certified copies of the board resolutions of each Debtor (as defined in the Master Recapitalization Agreement) approving the execution and delivery of the Master Recapitalization Agreement and the Ancillary Documents and the consummation of the Transactions.

  (vi)
  Hallmark not having delivered a notice that Hallmark, in its sole discretion (but after consultation with legal counsel), shall have determined that the status of any pending or threatened litigation (including, without limitation, the action styled S. Muoio & Co. LLC v. Abbott et al, C.A. No. 4729-CC (Del. Ch.)) or regulatory proceeding relating to the Recapitalization transactions is unsatisfactory to Hallmark. See "THE RECAPITALIZATION—Lawsuit" below.

  (vii)
  All conditions to the effectiveness of the Credit Agreement have been satisfied or waived.

        Covenants:    From the date of the Master Recapitalization Agreement to the Closing Date, the Company is subject to various affirmative covenants (including covenants to operate in the ordinary course of business and to use commercially reasonable efforts to keep available the services of its officers and employees and preserve the present relationships with persons doing business with it) as well as various negative covenants (including, among others, with respect to sales, leases or transfers outside the ordinary course of business and acquisitions of material assets other than in accordance with past practices).

        Termination:    The Master Recapitalization Agreement and the Transactions may be terminated in any of the following ways at any time before the Closing:

  (i)
  By mutual written consent of all of the parties to the Master Recapitalization Agreement;

  (ii)
  By either HCC or the Company upon written notice if a court or other governmental entity of competent jurisdiction has enacted, issued, or entered any restraining order, preliminary or

19

    permanent injunction or similar order or legal restraint or prohibition that enjoins or otherwise prohibits consummation of all or any part of the Transactions; or

  (iii)
  After the later of (i) June 30, 2010 and (ii) 45 days following receipt of notice that the Information Statement will not be reviewed by the SEC or that the SEC staff has no further comments the Information Statement, by HCC or the Company (if such terminating party or any of its Affiliates is not then in default of any obligation under the Master Recapitalization Agreement), if the Closing has not occurred on or before that date. June 18, 2010 is the date which is 45 days after notice from the SEC staff that they have no further comments, making the applicable termination date June 30, 2010.

        Expenses:    Except as otherwise set forth in the Master Recapitalization Agreement, each party bears the legal, accounting, and other expenses incurred by it or on its behalf in connection with the Master Recapitalization Agreement and the Transactions.

New Debt

        Approximately $315 million principal amount of the HCC Debt will be restructured into new debt instruments (the "New Debt") on terms including the following:

  •
  Maturity:  The maturity of the New Debt will be December 31, 2013.

  •
  Tranches:  The New Debt will include two tranches:

  •
  Term A Loan of $200 million will be cash pay and bear interest at the rate of 9.5% per annum through December 31, 2011, increasing to 12% on and after January 1, 2012 through December 31, 2013.

  •
  Term B Loan of $115 million will allow PIK through December 31, 2010 and will require interest to be paid in cash only for the quarterly period beginning on January 1, 2011 and for all quarterly periods thereafter. The interest rate will be 11.5% through December 31, 2011, increasing to 14% on and after January 1, 2012 through December 31, 2013.

The Company will have the option to PIK up to three quarterly cash payments in the aggregate for the Term A Loan and the Term B Loan. Contractual PIK payments under the Term B Loan will not reduce the number of optional PIK payments available to the Company, and if the Company opts to PIK both the Term A Loan and the Term B Loan cash payments in a single quarter then that will count as two of the Company's three quarterly PIK options.

        Default Interest:    The Company will be required to pay interest on its obligations to HCC at an interest rate equal to the original interest rate applicable to such obligations plus 2% if: (i) any amount of principal of the New Debt is not paid when due; (ii) any amount payable under any Fundamental Document (as defined in the Credit Agreement) is not paid when due; or (iii) an Event of Default (as defined below) exists.

        Prepayment:    The New Debt will be prepayable at any time at par plus accrued interest.

        Mandatory Prepayments:    The following amounts must be used to prepay to New Debt. All net cash proceeds from asset sales or other dispositions, except to the extent such net cash proceeds are reinvested in productive assets of a kind then used or usable in the business of the Company or its subsidiaries within 180 days of the sale or other disposition; 100% of net cash proceeds from equity issuances; 100% of net cash proceeds from debt issuances (exclusive of the Revolver as described below); 75% of Excess Cash Flow (as defined in the New Debt agreements); and upon the sale of assets in advance of a condemnation proceeding, or following the occurrence of a casualty or condemnation for which the Company or its subsidiaries have received proceeds, any such proceeds in excess of the amount used to replace the subject assets. Prepayments must be applied in the following

20

order (i) first to PIK interest on the Term A Loan (ii) then to principal on the Term A Loan (iii) then to PIK interest on the Term B Loan, and (iv) finally to principal on the Term B Loan.

        Acceleration:    A change of control is not an event of default under the Credit Agreement for the New Debt. The principal and interest on the New Debt will, however, become immediately due and payable upon a change in control arising from (i) a Premium Transaction (as defined below in the section titled "THE RECAPITALIZATION—Stockholders Agreement") or (ii) a transaction approved by the Company's Board of Directors.

        Collateral:    An existing lien on substantially all of the Company's assets will be modified so it secures obligations under the Credit Agreement. It is contemplated that this security interest will be subordinate to the lender under the bank revolving credit facility.

        NICC Reserve Account:    CMUS is required to redeem the preferred interest held by a wholly-owned subsidiary of National Interfaith Cable Coalition ("NICC") for $25.0 million by December 31, 2010. Prior to closing of the Credit Agreement, the Company will establish a NICC reserve account with a financial institution in the Company's name and may deposit in that account amounts that the Company chooses as a sinking fund for the mandatory redemption of that preferred interest. The funds in the NICC Reserve Account are to be used to make any scheduled payments on the NICC preferred interest and at no time is the amount to exceed $25.0 million.

        Affirmative Covenants:    Under the Credit Agreement, the Company and its subsidiary guarantors (the "Credit Parties") will, among other things:

  (i)
  Provide annual and quarterly financial statements and compliance certificates to HCC.

  (ii)
  Maintain their corporate existence and material rights, licenses and permits and comply in all material respects with applicable law.

  (iii)
  Keep their tangible properties that are material to the business in good repair and working condition and their assets of an insurable character.

  (iv)
  Provide prompt notice to HCC of material events including any Event of Default, any material adverse change in the party's condition or operations or any event which could reasonably be expected to materially and adversely affect performance of such party's obligations to HCC, result in a Material Adverse Effect (as defined in the Credit Agreement) or otherwise cause the loss of more than 7.5 million subscribers.

  (v)
  Provide prompt notice to HCC of the institution of any action or investigation by any governmental authority or material development in any action or investigation, which might, if adversely determined, reasonably be expected to have a material adverse effect or otherwise cause the loss of more than 7.5 million subscribers.

  (vi)
  Upon HCC's request, take all actions necessary to register copyrights or trademarks.

  (vii)
  Defend the collateral against liens other than permitted encumbrances.

  (viii)
  Notify HCC of any potential violation of, non-compliance with or potential liability under, any environmental laws which could reasonably be expected to have a material adverse effect.

  (ix)
  Upon HCC's request, obtain credit ratings issued by Moody's or S&P.

        Negative Covenants:    The Credit Agreement also includes restrictions on the ability of the Credit Parties to, among other things:

  (i)
  Incur additional indebtedness, subject to certain exceptions including, but not limited to, indebtedness in respect of secured purchase money financings not to exceed $30 million at any

21

    time, ordinary trade payables, indebtedness to another Credit Party and a $30 million revolving credit facility.

  (ii)
  Incur liens on any collateral, subject to certain exceptions including, but not limited to, subordinated liens in favor of guilds as required by collective bargaining agreements and liens incurred in the ordinary course of business.

  (iii)
  Incur guaranties, subject to certain exceptions including, but not limited to, certain guaranties that would constitute investments.

  (iv)
  Make investments or payments, subject to certain exceptions including investments of less than $5 million in the aggregate to entities that are not wholly-owned subsidiaries, intercompany advances, payments to other Credit Parties and to Hallmark pursuant to the terms of a service agreement.

  (v)
  Sell, lease, transfer, license, or otherwise dispose of (A) movies or television programs other than in the ordinary course of business (provided that the Company will not be entitled to sell, transfer or alienate its entire interest items of such products with an aggregate value in excess of $5 million), (B) channels owned or operated by the Credit Parties or (C) other property except de minimus dispositions made in the ordinary course of business.

  (vi)
  Sell, discount or otherwise dispose of notes, accounts receivable, or other obligations owing to HCC except in the ordinary course of business.

  (vii)
  Make or incur obligations to make capital expenditures in excess of $10 million for fiscal year 2010, $5 million for fiscal year 2011, $5 million for fiscal year 2012, and $5 million for fiscal year 2013.

  (viii)
  Amend any material agreement in a manner materially disadvantageous to HCC.

  (ix)
  Enter into any agreement prohibiting the creation or assumption of liens upon the properties or assets of the Credit Parties or requiring an obligation to be secured if some other obligation is secured.

  (x)
  Enter into any interest rate protection agreement or currency agreement other than for bona fide hedging purposes.

  (xi)
  Permit the Cash Interest Coverage ratio (as defined in the Credit Agreement) of the Company and its consolidated subsidiaries, as at the end of each fiscal quarter, to be less than 2.0:1.0.

        Events of Default:    The Credit Agreement defines "Events of Default" to include the following:

  (i)
  Any representation or warranty made by any Credit Party in the Credit Agreement, other Fundamental Document or in any document furnished to HCC pursuant to the Credit Agreement or other Fundamental Document, is proven to have been false or misleading in any material respect.

  (ii)
  Default in the payment of any principal of or interest on the New Debt (subject to a five day grace period) or other fees payable by the Company under the Credit Agreement.

  (iii)
  Default by any Credit Party in the performance of the covenant requiring notice of material events, any other negative covenant or the requirement to establish the NICC reserve account.

  (iv)
  Default by any Credit Party in the performance of any other covenant or agreement contained in the Credit Agreement or any Fundamental Document, continuing unremedied for thirty days after the defaulting party obtains knowledge thereof or receives written notice from HCC.

22

  (v)
  Default with respect to any indebtedness of any Credit Party in excess of $1 million when due or the performance of any obligation relating to such indebtedness, if the effect is to accelerate or permit the acceleration of the maturity of such indebtedness.

  (vi)
  Any Credit Party does not pay its debts as they become due or admits in writing its inability to pay its debts, makes a general assignment for the benefit of creditors or is subject of a voluntary or involuntary bankruptcy or similar proceeding.

  (vii)
  Final judgments for payments in excess of $1,000,000 are rendered in the aggregate against any Credit Party that is not discharged or stayed pending appeal within thirty days from the entry of the judgment.

  (viii)
  The Credit Agreement or other Fundamental Document ceases to be in full force and effect.

  (ix)
  The Credit Parties fail to maintain employee benefit plans in accordance with ERISA.

  (x)
  The Company defaults on the NICC Preferred Interest as required by the CMUS limited liability company agreement and such default is not remedied, cured, waived or consented to within the grace period with respect thereto.

  (xi)
  Any demand for payment is made pursuant to the Hallmark Guaranty (as defined in the Credit Agreement).

Issuance of Preferred Stock

        As part of the Recapitalization, $185 million principal amount of the HCC Debt will be converted into an equal liquidation preference of convertible preferred stock on the Closing Date, that is 185,000 shares of Preferred Stock.

        The terms of the Preferred Stock include the following:

        Dividends:    No dividends will accrue or be payable from the date of issue of the Preferred Stock through December 31, 2010. Cumulative dividends will accrue from and after January 1, 2011 through December 31, 2011 at the rate of 14% per annum of the Original Issue Price. The "Original Issue Price" is $1,000 per share subject to adjustment in the event of any stock dividends, stock splits, stock distributions or combinations and other corporate actions having a similar effect with respect to the Preferred Stock. Cumulative dividends will accrue from and after January 1, 2012 at the rate of 16% per annum of the Original Issue Price. Until December 31, 2014, dividends are payable in cash or in additional shares of Preferred Stock, at the option of the Company. After December 31, 2014, dividends on the Preferred Stock are payable in cash only. The Preferred Stock will participate with the Common Stock as to any declared dividends on an "as converted" basis.

        Optional Conversion:    Each share of Preferred Stock will become and remain convertible at the earlier of December 31, 2013, or upon a payment or refinancing of the New Debt (a "Refinancing") at the option of the holder into a share of Common Stock at the rate equal to the Original Issue Price plus accrued and unpaid cash dividends with respect to such shares of Preferred Stock divided by the Preferred Conversion Price. "Preferred Conversion Price" will initially be equal to the Conversion Price calculated pursuant to the Master Recapitalization Agreement, subject to adjustments for stock splits, combinations, dividends, mergers, recapitalizations and other corporate actions having a similar effect with respect to the Preferred Stock and other adjustments as provided below under "Anti-Dilution Protection."

        Anti-Dilution Protection:    The Preferred Conversion Price will be subject to adjustment for stock splits, combinations, dividends, mergers, recapitalizations and other corporate actions having a similar effect with respect to the Preferred Stock. The Preferred Conversion Price will also be subject to adjustment on a full-ratchet basis in the event that the Company issues additional shares (other than

23

Board approved employee options or shares in an acquisition, merger or joint venture) at a purchase price less than the prevailing Preferred Conversion Price. Full-ratchet basis means an adjustment of the Preferred Conversion Price to the lowest consideration paid per share for the additional shares. Shares subject to options, other rights to acquire and convertible securities are deemed issued at their then exercise or conversion price.

        Mandatory Redemption:    The Company must provide written notice (the "Excess Proceeds Notice") to holders of Preferred Stock, when and as the Company receives, upon a refinancing of the New Debt, net proceeds from such refinancing in excess of the aggregate outstanding principal and interest amounts of New Debt (the "Excess Refinancing Proceeds"). Upon receipt of such notice, the holders of Preferred Stock may elect to apply such Excess Refinancing Proceeds to redeem (to the extent of funds legally available for such redemption) at the Redemption Price a number of the outstanding shares of Preferred Stock. The "Redemption Price" means a price per share equal to the Original Issue Price, plus an amount equal to any accrued but unpaid cash dividends with respect to such share, together with any other dividends declared but unpaid. If the Company receives any such requests, it must redeem on the twentieth day after delivery of the Excess Proceeds Notice, the number of outstanding shares of Preferred Stock set forth in all such notices received by the Company within fifteen days after delivery of the Excess Proceeds Notice. If the Excess Refinancing Proceeds are not sufficient to redeem all shares of Preferred Stock to be redeemed, the Company will redeem a pro rata portion of redeemable shares based on the holders' respective redemption requests.

        Optional Redemption:    The Company will be able to redeem the Preferred Stock at any time, upon 10-days' written notice, at the Redemption Price.

        Voting Rights:    The Preferred Stock will vote together with the Common Stock as a single class, with the Preferred Stock voting on an "as converted" basis.

        Protective Provisions:    The consent of holders of more than 50% of the Preferred Stock, voting as a separate class, will be required to approve certain actions, including without limitation:

  (i)
  Any authorization, offer, sale or issuance of any equity securities pari passu or senior in right of liquidation, dividends or otherwise to the Preferred Stock or any additional shares of Preferred Stock.

  (ii)
  Repurchase or redemption of equity securities (other than from an employee following termination), or declaration or payment of any dividend on the Common Stock.

  (iii)
  Any sale, merger, liquidation or dissolution of the Company.

  (iv)
  Any significant acquisitions involving the payment, contribution or assignment by or to the Company or its subsidiaries of money or assets greater than $5,000,000.

  (v)
  Any action that adversely alters or changes the rights, preferences or privileges of the Preferred Stock.

  (vi)
  The issuance of any additional shares of Common Stock (other than pursuant to options outstanding on the Closing Date) or options or rights to acquire Common Stock.

  (vii)
  Except for certain indebtedness, liens and guaranties permitted by the Credit Agreement, authorization or issuance of any debt security unless the debt security has received the prior approval of the Board of Directors, or amendment of the terms of any agreement regarding material indebtedness of the Company, unless the amendment has been approved by the Board of Directors.

        Liquidation Preference:    In the event of any liquidation or winding up of the Company, the holders of the Preferred Stock will be entitled to receive, in preference to the holders of the Common Stock,

24

an amount equal to the greater of (x) the Original Issue Price per share plus accrued but unpaid cash dividends thereon, or (y) that amount that would be received by such holders on an "as converted" basis had all Preferred Stock been converted into Common Stock immediately prior to such liquidation or winding up. A consolidation, merger or other form of acquisition of the Company or a sale of all or substantially all of its assets will be deemed to be a liquidation or winding up for purposes of the liquidation preference.

        Transferability:    Preferred Stock will be freely transferable subject only to those restrictions imposed by applicable securities laws.

The issuance of Preferred Stock will affect existing stockholders by (i) restricting the ability of the Company to take certain actions (including paying dividends on Common Stock) without the consent of the majority of the holders of Preferred Stock, and (ii) giving the holders of Preferred Stock a liquidation preference in the event of any liquidation or winding up of the Company.

Conversion of Class B Common Stock

        Upon the effectiveness of the Second Amended Charter, each share of Class B Common Stock outstanding immediately prior to the effectiveness of the Second Amended Charter will automatically be reclassified as one share of Common Stock. This will eliminate the "supervoting" nature of the Class B Common Stock previously held by HEIC.

Issuance of Common Stock

        The balance of the HCC Debt not converted into New Debt or Preferred Stock will be converted into shares of Common Stock on the Closing Date at a rate equal to the Conversion Price. "Conversion Price" means the amount equal to (x) the quantity of (i) the total HCC Debt as of the Date of Determination, less (ii) $500 million, divided by (y) the Conversion Price Shares. "Conversion Price Shares" means a notional number of shares of Class A Common Stock which, when combined with the number of shares of Class A Common Stock directly or indirectly owned by Hallmark as of the Date of Determination (for purposes of such calculation (x) including with respect to shares of Class A Common Stock owned directly by HEIC, only HEH's pro rata portion of the Class A Common Stock owned by HEIC, and (y) excluding the shares of Class A Common Stock that will be receivable by HCC upon conversion of the Preferred Stock), will equal 90.1% of the sum of (i) all outstanding shares of Class A Common Stock on the Date of Determination prior to the Closing Date, (ii) the Conversion Price Shares and (iii) all shares potentially issuable upon exercise of all outstanding options as of the Date of Determination. "Date of Determination" means the Closing Date, provided that if the Closing Date occurs on or after March 31, 2010, the "Date of Determination" will be deemed to be March 31, 2010.

        The terms of the Common Stock include the following:

        Dividends:    Subject to the preferences and other rights of the Preferred Stock, the holders of Common Stock will be entitled to receive dividends when declared from time to time by the Board of Directors.

        Voting:    Each holder of Common Stock will be entitled to one (1) vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company.

        Liquidation:    In the event of any liquidation or winding up of the Company, the holders of Common Stock will be entitled to receive share for share, all of the assets of the Company of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

25

        Registration Rights:    In connection with the Transactions, the Company, HCC and any other HEIC stockholder that executes a joinder, will enter into the Registration Rights Agreement attached as Exhibit H to the Master Recapitalization Agreement (the "Registration Rights Agreement") relating to the shares of Common Stock (i) issued to HCC or any joined party in connection with the HEIC Merger or the HEH Merger, (ii) issuable to HCC upon conversion of the HCC Debt and upon conversion of the Preferred Stock, (iii) acquired by HCC pursuant to the its subscription rights as set forth in the Stockholders Agreement (as defined below) and (iv) issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares of Common Stock referred to in clauses (i)—(iii) (the shares described in clauses (i)—(iv) collectively, the "Registrable Securities"). The Registration Rights Agreement grants (i) three (3) demand registration rights exercisable by the holders of a majority of the Registrable Securities, (ii) three (3) resale shelf demand rights exercisable by holders of a majority of the Registrable Securities and (iii) unlimited piggyback rights. The expenses of any of these registrations will be borne by the Company.

        Listing Requirements:    Under the Stockholders Agreement by and among HCC, Hallmark and the Company attached as Exhibit D to the Master Recapitalization Agreement (the "Stockholders Agreement"), the Company will agree to use its commercially reasonable efforts to maintain the listing of the Common Stock on NASDAQ through December 31, 2013. In addition, HCC will (i) reasonably cooperate with the Company in meeting with representatives of NASDAQ to support the Company's listing thereon, (ii) not cause the Company voluntarily to delist the Common Stock from NASDAQ or to deregister the shares of Common Stock under the Exchange Act except, in the case of the immediately preceding clauses (i) and (ii), in connection with a Premium Transaction or pursuant to certain tender offers and (iii) vote in favor of any proposed amendment to the Company's certificate of incorporation to effect a reverse stock split with respect to the Common Stock if a majority of the Company's directors who are not affiliates of Hallmark determine that such reverse stock split is reasonably likely to prevent the delisting of the Common Stock from NASDAQ.

        In addition to those restrictions described above, the Common Stock issued to Hallmark will also be subject to restrictions as described in the section of this Information Statement titled "THE RECAPITALIZATION—Stockholders Agreement" that other holders of Common Stock will not be subject to.

        By issuing the Common Stock to HCC, the Company will be able to refinance the principal amount of the HCC Debt that is not restructured into New Debt or converted into Preferred Stock and reduce the amount of its aggregate indebtedness to HCC and its affiliates by this amount.

        Following the issuance of Common Stock to HCC pursuant to the Transactions, Hallmark, through its wholly-owned subsidiary HCC, will own at least 90.1% of the Common Stock. In addition, following the Transactions, Hallmark, through its wholly-owned subsidiary HCC, will be the sole owner of the Preferred Stock, the only other outstanding class of the Company's capital stock. Under Section 253 of the DGCL, a corporation that owns over 90% of each class of another corporation's outstanding stock can merge itself into such subsidiary corporation or merge such subsidiary corporation into itself without the approval of the subsidiary corporation's board of directors and without a vote of the subsidiary corporation's minority stockholders. Minority stockholders would have appraisal rights under the DGCL with respect to such short-form merger. Hallmark could use such a short-form merger to acquire the remaining equity of the Company or as part of transactions resulting in the sale of the Company to another party. The Special Committee negotiated for a Stockholders Agreement that, among other things, includes certain protections for the Company's minority stockholders in connection with a short-form merger. The terms of the Stockholders Agreement described in the section of this Information Statement titled "THE RECAPITALIZATION—Stockholders Agreement" provide protection for the minority stockholders with respect to Hallmark's ability to effect a short-form merger.

26

        The issuance of Common Stock to HCC will dilute the holdings of existing stockholders. The rights of existing stockholders will otherwise remain unchanged by the issuance of Common Stock to HCC.

Stockholders Agreement

        Under the Stockholders Agreement which will be executed in connection with the Transactions, HCC will agree to the following:

        Standstill Provisions:    HCC will not, and will cause its controlled affiliates not to, acquire any additional shares of Common Stock (including pursuant to a short form merger) until December 31, 2013 except:

  (i)
  acquisitions that are effected with the prior approval of a special committee of the Board of Directors comprised solely of independent, disinterested directors;

  (ii)
  acquisitions in connection with the conversion of Preferred Stock;

  (iii)
  in the event that the Company issues additional shares of capital stock, such additional shares as are necessary to ensure that Hallmark continues to hold at least the same percentage of the shares of all classes of the Company's capital stock as Hallmark owned immediately prior to such issuance; and

  (iv)
  acquisitions effected between January 1, 2012 and December 31, 2013 and either (x) in connection with certain Premium Transactions (as defined below) or (y) pursuant to a tender offer by Hallmark or its affiliates for all of the outstanding shares of Common Stock, provided the holders of Common Stock not affiliated with Hallmark tender, in the aggregate, at least a majority of the shares of Common Stock held by all such stockholders at such time.

"Premium Transaction" means a transaction involving the sale or transfer by HCC of its shares of Common Stock to a third party (by merger or otherwise) in which all stockholders unaffiliated with Hallmark are entitled to participate and are entitled to receive both (i) consideration equivalent in value to the highest consideration per share of Common Stock received by HCC in connection with such transaction, and (ii) a premium of $0.50 per share of Common Stock (subject to adjustment for any stock splits, combinations, reclassifications, adjustments, sale of Common Stock by the Company, or sale of Common Stock by HCC pursuant to a public offering or block trade as described above, or any similar transaction). For the avoidance of doubt, the aggregate premium shall not exceed $17,400,880, which is the product of the number of outstanding shares owned by minority stockholders as of the date of the Master Recapitalization Agreement multiplied by $0.50. Also, for the avoidance of doubt, HCC may effectuate a Premium Transaction pursuant to a short-form merger (or other merger) between the Company and HCC or any purchaser of its shares, so long as the holders of Class A Common Stock not affiliated with HCC receive the consideration provided for in this paragraph in connection with such merger.

        Co-sale Provisions:    Until December 31, 2013, HCC will not sell or transfer its Common Stock to a third party except:

  (i)
  to an affiliate of Hallmark or pursuant to a bona fide pledge of the shares to a lender that is not an affiliate of Hallmark (collectively, a "Permitted Transfer");

  (ii)
  with the prior approval of a special committee of the Board of Directors comprised solely of independent disinterested directors; or

  (iii)
  after January 1, 2012 until December 31, 2013 (x) in a Premium Transaction or (y) pursuant to a public offering or block trade in which to the knowledge of HCC, no purchaser (together with its affiliates and associates) acquires beneficial ownership of a block of shares of the

27

    Company in such transaction in excess of 5% (in the case of a public offering) or 2% (in the case of any block trade) of the outstanding Common Stock.

  From and after January 1, 2014 until the earlier of December 31, 2020 and such time as Hallmark and its controlled affiliates no longer beneficially own a majority of the Common Stock, HCC will not sell or transfer, in one or a series of related transactions, a majority of the outstanding shares of Common Stock to a third party, unless (x) in a Permitted Transfer, (y) with the prior approval of a special committee of the Board of Directors or (z) all stockholders unaffiliated with Hallmark will at Hallmark's option be entitled to either participate in such transaction on the same terms as HCC or receive cash consideration equivalent in value to the highest consideration per share of Common Stock received by HCC in connection with such transaction.

        Subscription Rights:    Except as otherwise set forth below, any time the Company proposes to issue equity securities of any kind, including any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities ("Proposed Securities"), the Company will:

  (i)
  give written notice setting forth in reasonable detail (w) the designation and all of the terms and provisions of the Proposed Securities, including the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity, (x) the price and other terms of the proposed sale of such securities, (y) the amount of such securities proposed to be issued, and (z) such other information as HCC reasonably requests in order to evaluate the proposed issuance; and

  (ii)
  offer to issue to HCC or its affiliate a portion of the Proposed Securities equal to a percentage (the "Fully Diluted Ownership Percentage") determined by dividing (x) the number of shares owned by HCC and its affiliates immediately prior to the issuance of the Proposed Securities by (y) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares outstanding on a fully diluted basis.

  If the Proposed Securities are to be issued to employees of the Company or its affiliates as compensation with the approval of the Board of Directors (the "Employee Proposed Securities"), the Company must comply with the following:

  (i)
  If the Employee Proposed Securities are shares of capital stock, subject to vesting or other similar conditions ("Restricted Stock"), then HCC and, if applicable, its affiliates have the right to purchase capital stock of the same class as the Restricted Stock but which is not subject to vesting or other similar conditions. HCC or its affiliates may purchase up to the number of shares of capital stock equal to the number of shares of Restricted Stock to be issued multiplied by a fraction, the numerator of which is the Fully Diluted Ownership Percentage and the denominator of which is 100% minus the Fully Diluted Ownership Percentage. The purchase price for such securities will be the fair market value of the Restricted Stock on the date of issuance.

  (ii)
  If the Employee Proposed Securities are options to acquire capital stock of the Company, then the issuance of the Proposed Securities will be deemed to occur upon the exercise of the options and not upon the issuance of the options, and HCC and, if applicable, its affiliates, will have the right to purchase, prior to the expiration of ten (10) business days after receipt of notice of such exercise from the Company, capital stock of the same class as the underlying security. HCC or its affiliates may purchase up to the number of shares of capital stock equal to the number of shares of the underlying security to be issued upon the exercise of such Employee Proposed Securities multiplied by a fraction, the numerator of which is the Fully Diluted Ownership Percentage and the denominator of which is the quantity 100% minus the Fully Diluted Ownership Percentage. The issuance price will be deemed to be the fair market

28

    value of the underlying security on the date of exercise and not the exercise price of the option or right.

  If the Proposed Securities are options or rights to acquire capital stock of the Company but are not Employee Proposed Securities, then the issuance of the Proposed Securities will be deemed to occur upon the exercise of the options or rights and not upon the issuance of the options or rights, and HCC and, if applicable, its affiliates have the right to purchase capital stock of the same class as the underlying security. HCC or its affiliates may purchase up to the number of shares of capital stock equal to the number of shares of the underlying security to be issued upon the exercise of such Proposed Securities multiplied by a fraction, the numerator of which is the Fully Diluted Ownership Percentage and the denominator of which is the quantity 100% minus the Fully Diluted Ownership Percentage. The issuance price will be deemed to be the sum of the purchase price for such options or rights, plus any additional consideration paid upon exercise of such options or rights.

  HCC and, if applicable, its affiliates, must exercise their purchase rights within ten (10) business days after receipt of such notice from the Company. Upon the expiration of the offering period, the Company will be free to sell such Proposed Securities that HCC and its affiliates have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered HCC and its affiliates.

        The majority of the obligations of Hallmark set forth in the Stockholders Agreement will terminate upon a payment default on the New Debt, subject to a 60-day cure period. The Stockholders Agreement also terminates on the earliest of (i) such time as Hallmark and its controlled affiliates cease to hold a majority of the Common Stock, (ii) such time as Hallmark and its affiliates own all of the outstanding Common Stock and (iii) December 31, 2020.

        Inapplicability of Prior Stockholders Agreement.    As a result of the Mergers and the terms of the Stockholders Agreement, Hallmark will no longer be subject to the existing stockholders agreement with the Company. The existing stockholders agreement among the Company and its largest stockholders sets forth certain corporate governance rights, and limitations on the Company's ability, directly or indirectly, to enter into any material contracts or transactions with any affiliate of certain stockholders, including a wholly-owned subsidiary of Hallmark, unless certain conditions were met.

The Mergers

        HEIC, and then HEH, will each be merged with and into the Company, with the stockholders of HEIC and HEH receiving Common Stock in accordance with their ownership of the Company immediately prior to the Mergers. Please refer to the section of this Information Statement titled "THE MERGERS".

Additional Agreements

        The parties have also agreed to the following:

        Waiver Agreement:    The waiver period under the Waiver Agreement will terminate on the earlier of (i) the Closing Date and (ii) August 31, 2010. Additionally, Hallmark will use its best efforts to ensure that the Company will have continued access to up to $30 million under the existing bank credit facility until August 31, 2010.

29

        Tax Sharing Agreement:    As part of the consummation of the Recapitalization, the existing Tax Sharing Agreement between Hallmark and the Company will be amended effective as of January 1, 2010. The amendment will provide, among other things, that:

  •
  Hallmark will not pay any Crown Tax Benefits (defined in the Tax Sharing Agreement) in cash and instead will carry forward any such amounts to offset future Crown Tax Liability (defined in the Tax Sharing Agreement);

  •
  the Company will be allowed to deduct both cash-pay and PIK interest due to Hallmark in calculating tax-sharing payments;

  •
  the conversion of the HCC Debt pursuant to the Recapitalization will not be deemed the payment of interest expense to Hallmark;

  •
  cancellation of indebtedness income resulting from the Recapitalization will be excluded from the calculation of tax sharing payments for the tax year in which the closing of the Transactions occurs; and

  •
  any amounts related to taxes owed to Hallmark prior to December 31, 2009, will be included in the HCC Debt, which will be converted into Class A Common Stock.

  The first payment by the Company pursuant to the Tax Sharing Agreement will occur after the first full quarter following the Closing Date and will be made in respect of the period commencing from January 1, 2010 through the last day of the first full quarter following the Closing Date.

        Revolver Guaranty:    Hallmark will guarantee (the "Revolver Guaranty") a revolving line of credit from a third party lender of up to $30 million (the "Revolver") until the earlier of (i) a refinancing of the New Debt or (ii) December 31, 2013. The Revolver Guaranty will have terms and conditions no less favorable to the Company than those provided under the existing JP Morgan credit facility, including guaranty fees equal to 12.5 basis points on any undrawn portion of the Revolver and 75 basis points on any drawn portion of the Revolver.

Recommendation of the Special Committee and the Board of Directors

        At meetings held on February 25-26, 2010, after consideration, including a review of the Master Recapitalization Agreement, the Ancillary Documents, and the Transactions with the Special Committee's financial and legal advisors, the Special Committee unanimously:

  (i)
  determined that the terms of the Master Recapitalization Agreement, the Ancillary Documents and the consummation of the Transactions are fair to, and in the best interests of, the Company and its stockholders (other than HCC and its affiliates); and

  (ii)
  recommended to the Company's Board of Directors that the Board approve the Master Recapitalization Agreement and each of the Ancillary Documents and the consummation of the Transactions, including each of the Mergers.

        On February 26, 2010, the Board of Directors, subsequent to and in reliance on, the unanimous recommendation of the Special Committee:

  (i)
  determined that the consummation of the Transactions are in the best interests of the Company and its stockholders;

  (ii)
  approved the execution, delivery and performance of the Master Recapitalization Agreement and the Ancillary Documents; and

  (iii)
  resolved to direct that to the extent required by the DGCL, the Mergers, the Merger Agreements, the Second Amended Charter and the Third Amended Charter be submitted for consideration of the stockholders of the Company.

30

        The Board of Directors, subsequent to and in reliance on, the unanimous recommendation of the Special Committee, unanimously recommended that the Company's stockholders approve the Mergers, the Merger Agreements, the Second Amended Charter and the Third Amended Charter, and the Consenting Holders, as the holders of a majority in voting power of the outstanding shares of the Company's Class A Common Stock and Class B Common Stock, voting as a single class, and a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class have approved the Mergers, the Merger Agreements, the Second Amended Charter, the Third Amended Charter and the shares issuances pursuant to the Transactions.

Reasons for the Recommendation by the Special Committee

        The Special Committee negotiated on behalf of the Company's minority stockholders and obtained certain concessions from HCC with respect to the Master Recapitalization Agreement and the terms of the Transactions. The Special Committee based its determinations and recommendations on a number of factors that the Special Committee believes support its conclusion that the terms of the Master Recapitalization Agreement and the Transactions are fair to and in the best interests of the Company and its stockholders (other than HCC and its affiliates). This discussion of the information and factors considered by the Special Committee includes the principal positive and negative factors, but is not intended to be exhaustive and does not include all of the factors considered. The Special Committee did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination. Rather, the Special Committee viewed its position and recommendation as being based on the totality of the information presented to it and the factors it considered. Such factors include, but are not limited to, those described below.

        Recommendation of Morgan Stanley.    The Special Committee considered:

  •
  the recommendation of Morgan Stanley to the Special Committee on February 25, 2010, from a financial point of view, of the Transactions based on the financial analyses undertaken by Morgan Stanley, a review of financial alternatives available to the Company and the facts, circumstances and conditions existing as of such date.

        Financial Analysis and Opinion of Houlihan Lokey.    The Special Committee considered:

  •
  the financial analyses reviewed and discussed with the Special Committee by representatives of Houlihan Lokey; and

  •
  the opinion of Houlihan Lokey to the Special Committee on February 26, 2010 to the effect that the aggregate consideration to be issued or paid by the Company or CMUS in exchange for the HCC Debt pursuant to the Master Recapitalization Agreement and the outstanding shares of common stock of HEIC and HEH in the Mergers pursuant to the HEIC Merger Agreement and the HEH Merger Agreement is, in the aggregate, fair to the Company from a financial point of view.

        Financial and Business Information.    The Special Committee considered its familiarity with the current and historical financial condition, results of operations, competitive position, business, prospects, and strategic objectives of the Company, including potential risks involved in achieving such prospects and objectives, and the current and expected conditions in the general economy and television industry. A discussion of these matters can be found in the Company's Form 10-K for the year ended December 31, 2009.

        Limited Strategic Alternatives.    The Special Committee took into account the current state of the acquisition and financing markets, the recent processes conducted by the Company to seek a potential acquirer, and the Company's inability to refinance the HCC Debt, as well as potential alternatives to the Proposed Recapitalization, including doing nothing or maintaining the status quo, a capital markets

31

refinancing, a going private transaction in which Hallmark would acquire all of the remaining shares of Class A Common Stock not already owned by Hallmark or its affiliates, entering into bankruptcy proceedings and negotiating improved terms with respect to a recapitalization. The Special Committee also considered the fact that preliminary discussions with potential strategic buyers for the Company held over the preceding years have indicated that only a purchase at valuations which would leave no residual value for the Company's current stockholders would be of interest to such buyers, whereas a sale transaction at such values after the Transactions could result in significant incremental value that would accrue to all of the Company's stockholders, including the holders of the Common Stock prior to the Transactions.

        Negotiation Process and Procedural Fairness.    The terms of the Master Recapitalization Agreement and the Ancillary Documents were the result of robust arms' length negotiations conducted by the Special Committee, which is comprised entirely of independent directors, with the assistance of independent financial and legal advisors. Those negotiations resulted in economic and substantive improvements to the Proposed Recapitalization from the perspective of the Company's stockholders other than HCC and its affiliates.

        Other Terms and Factors.    The Special Committee considered other terms of the Master Recapitalization Agreement and the Transactions, including:

  •
  Minority stockholders will retain approximately 10% of the Common Stock on the Closing Date and the potential opportunity to share in the future growth of the Company.

  •
  Minority stockholders will receive a premium with respect to their equity in the event of a sale transaction that occurs prior to December 31, 2013.

  •
  The Transactions provide the Company with a substantially improved capital structure. Specifically, the Company will avoid default on in excess of $1 billion of HCC Debt, reduce its indebtedness and obtain better overall terms than would be available in the credit markets.

  •
  Hallmark has indicated that it will not extend the Waiver Agreement and may consider exercising its options, which include foreclosing on the Company's assets.

  •
  The enterprise value of the Company relative to the aggregate principal amount of the HCC Debt and NICC Preferred Interest.

  •
  The favorable tax treatment available to the Company following the Recapitalization.

  •
  The risks and costs to the Company if the Recapitalization does not close, including the diversion of management and employee attention, potential employee attrition, the potential effect on business and customer relationships, and a potential bankruptcy filing.

  •
  The current and historical market prices of the Company's Class A Common Stock, including the market price of the Company's Class A Common Stock relative to those of other industry participants and general market indices.

  •
  The fact that the directors of the Company affiliated with Hallmark may have interests that are separate from and in addition to the interests of the Company's minority stockholders, and the fact that the officers of the Company may have an interest in the Company successfully completing a recapitalization transaction in connection with their current positions with, and equity ownership interests in, the Company.

  •
  The Company's large amount of indebtedness relative to its currently estimated future revenue and cash flow prospects.

  •
  Beginning in 2011, the increased liquidity afforded by the Recapitalization transactions due to the elimination of approximately $70 million of annual interest payments on the debt that will be

32

    exchanged for Class A Common Stock in the Transactions, which the Company views as critical due to its belief that, under its current capital structure, the Company would not have sufficient liquidity to fund its operations, capital expenditures and long-term debt.

  •
  The other terms of the Master Recapitalization Agreement and Ancillary Documents regarding the Transactions.

        In reaching its determinations and recommendations described above, the Special Committee also considered the following potential negative factors:

  •
  The Transactions do not require a vote of the holders of a majority of the minority stockholders and the Company's stockholders will not have the right to dissent from the transactions contemplated by the Transactions and to demand appraisal of the fair value of their shares under Delaware law.

  •
  The risk that the conditions contained in the Master Recapitalization Agreement and the Ancillary Documents will not be met, and the potential adverse impact on the Company if the Transactions do not close, including the diversion of management and employee attention, potential employee attrition, the potential effect on business and customer relationships and a potential bankruptcy filing.

  •
  There will not be a meeting of the stockholders of the Company to consider the Master Recapitalization Agreement or the Transactions.

  •
  If the Transactions are consummated, the Company's Certificate of Incorporation will be amended so that the Company will elect not to be governed by Section 203 of the DGCL until such time as Hallmark's beneficial interest in the Company is less than 50% of the outstanding shares of Class A Common Stock.

  •
  If the Transactions are consummated, HCC, as the holder of 90.1% of the Common Stock, may eliminate the minority stockholders through a short-form merger.

Reasons for the Recommendation by the Board of Directors

        The determinations and recommendations of the Board of Directors were based on the following factors which the Board of Directors believes supported its conclusion that the terms of the Master Recapitalization Agreement and the Transactions are substantively and procedurally fair to and in the best interests of the Company and its stockholders:

  •
  The recommendation of the Special Committee, based on the analysis and factors described in this Information Statement which were adopted by the Board of Directors. The Special Committee having received from its independent financial advisor, Morgan Stanley, the recommendation on February 25, 2010, from a financial point of view, of the Transactions based on the financial analyses undertaken by Morgan Stanley, a review of financial alternatives available to the Company and the facts, circumstances and conditions existing as of such date.

  •
  The Special Committee having received from its independent financial advisor, Houlihan Lokey, an opinion on February 26, 2010 to the effect that the aggregate consideration to be issued or paid by the Company or CMUS in exchange for the HCC Debt pursuant to the Master Recapitalization Agreement and the outstanding shares of common stock of HEIC and HEH in the Mergers pursuant to the HEIC Merger Agreement and the HEH Merger Agreement is, in the aggregate, fair to the Company from a financial point of view.

  •
  The terms of the Master Recapitalization Agreement and the Transactions were the result of what the Board of Directors believed were robust arms' length negotiations between the Special Committee and HCC.

33

 Recommendation of Morgan Stanley

        Summary of Morgan Stanley's Presentation.    In connection with the Proposed Recapitalization, the Special Committee of the Board of Directors of the Company engaged Morgan Stanley as its financial advisor, effective July 8, 2009. The Special Committee selected Morgan Stanley based on Morgan Stanley's qualifications, experience, reputation and knowledge of the business and affairs of the Company and its industry. In connection with its engagement, on February 25, 2010, based on the financial analyses undertaken by Morgan Stanley, a review of financial alternatives available to the Company, and the facts, circumstances, and conditions existing as of such date, Morgan Stanley recommended, from a financial point of view, the Transactions to the Special Committee. In connection with such recommendation, Morgan Stanley provided a written presentation to the Special Committee, which included certain financial analyses (the "February 25 Presentation").

        The financial analyses performed by Morgan Stanley were for the purpose of assisting the Special Committee in assessing the Proposed Recapitalization and alternatives thereto and do not purport to be appraisals or to reflect the prices at which the shares of the Company may actually trade. Morgan Stanley did not provide any opinion as to the fairness of the Transactions to the Special Committee, the Company or its stockholders and the February 25 Presentation should not be considered as any form of fairness opinion. Morgan Stanley also did not express an opinion regarding the solvency or financial condition of the Company and whether other strategic alternatives exist for the Company or if such alternatives are available. Morgan Stanley advised the Special Committee at the time of its engagement that it customarily does not render fairness opinions on recapitalization transactions in which stockholders do not directly receive consideration in exchange for their equity interests, as is the case with the Transactions. The financial analyses performed by Morgan Stanley do not constitute, and should not be viewed as, a recommendation to any stockholder of the Company with respect to any matter pertaining to the Transactions or to take any specific action in connection with the Transactions. The following is a summary of the material financial analyses contained in the February 25 Presentation. However, it does not purport to be a complete description of the financial analyses performed by Morgan Stanley or of its presentation to the Special Committee.

        In preparing the February 25 Presentation, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information concerning the Company, including five year financial projections for the Company, dated January 28, 2010, prepared by the management of the Company for the board of directors of the Company (the "2010 Plan"), which are summarized in the "Internal Financial Forecasts" section of this Information Statement;

  •
  reviewed certain other financial and operating data concerning the Company prepared by management of the Company;

  •
  reviewed the reported prices and trading activity for the Company's shares;

  •
  reviewed the prices and trading activity of the securities of certain other publicly-traded cable network affiliated companies comparable to the Company;

  •
  reviewed the financial terms, to the extent publicly available, of certain transactions;

  •
  participated in discussions with Hallmark and its legal and financial advisors regarding the Transactions;

  •
  participated in discussions with management of the Company regarding the financial projections and the past and current business operations, financial condition and prospects of the Company;

  •
  reviewed the Master Recapitalization Agreement and Ancillary Documents; and

34

  •
  considered such other factors and performed such other analyses as Morgan Stanley deemed appropriate.

        In preparing the February 25 Presentation, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the publicly available information and other information supplied to it by the Company and which were utilized by Morgan Stanley in the preparation of such presentation. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared to reflect the Company's best currently available estimates and judgments of its future financial performance. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to such matters. Morgan Stanley did not make an independent valuation or appraisal of the assets or liabilities of the Company. Morgan Stanley's analyses were necessarily based on financial, economic, market and other conditions prevailing as of, and the information made available to Morgan Stanley as of, February 23, 2010.

        The February 25 Presentation.    In the February 25 Presentation, Morgan Stanley analyzed the following:

  •
  the projected liquidity (defined as cash, cash equivalents and available borrowings under the Company's existing revolving credit facility) of the Company, assuming the Company took no action (the "Status Quo Scenario"). The analysis indicated that, under the Status Quo Scenario, the Company would likely face a liquidity shortfall in the hundreds of millions of dollars beginning in the second quarter of 2010 following the maturity of its existing credit facility and expiration of the Amended Waiver and Standby Purchase Agreement;

  •
  the pro forma projected liquidity of the Company, assuming the Company consummated the Transactions. The analysis indicated that under the Transactions the Company would likely have positive liquidity until the maturity of the new debt in 2013;

  •
  the pro forma credit profile of the Company, assuming the Company consummated the Transactions, including (A) a review of the ratios of (i) adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") to cash interest expense and (ii) net debt to Adjusted EBITDA and (B) a comparison of certain of the Company's pro forma credit metrics to industry benchmarks as outlined by Moody's Investor Services for North American Media Companies. The analyses indicated that under the Transactions (i) the ratio of Adjusted EBITDA to cash interest expense would exceed the proposed covenant levels in the new debt and (ii) the ratios of Adjusted EBITDA to cash interest expense and net debt to Adjusted EBITDA would be better than the median industry benchmarks as outlined by Moody's Investor Services for North American Media Companies;

  •
  an illustrative bankruptcy recovery analysis based on the doctrine of absolute priority under the Status Quo Scenario. The analysis indicated that the shares of the Company's common stock would likely have de minimis or no economic value in the event the Company filed for bankruptcy;

  •
  illustrative current and discounted future pro forma trading analyses. The analyses indicated that, based on a range of Enterprise Value (defined as equity value, plus net debt less non-core assets and adjusted for fair market value of minority interests) to EBITDA multiples at which the Company may trade, in the range of 6.5x-8.5x, the economic value attributable to shares of the Company's common stock was greater under the Transactions than under either the May 28, 2009 Proposed Recapitalization or the Status Quo Scenario; and

35

  •
  an illustrative pro forma discounted future sale analysis, including the impact of the $0.50 per share premium payable to non-Hallmark stockholders contemplated under the Transactions. The analysis indicated that under the Transactions, based on a range of Enterprise Value to EBITDA multiples at which the Company may be sold in the future, in the range of 8.0x-14.0x, the economic value attributable to shares of the Company's common stock was greater under the Transactions than under either the May 28, 2009 Proposed Recapitalization or the Status Quo Scenario.

        In the February 25 Presentation, Morgan Stanley also considered:

  •
  the pro forma capital structure, including the key economic and structural terms of the new debt and new preferred stock to be issued in connection with the Transactions;

  •
  the terms of the Transactions, as compared to the terms contemplated in the May 28, 2009 Proposed Recapitalization;

  •
  the current and pro forma equity ownership of the Company; and

  •
  an analysis of equity recoveries in 22 selected in-court pre-negotiated and pre-packaged bankruptcies since July 2000 and four out-of-court restructuring transactions since January 2009. The analysis indicated that existing equity retained between 0.0% and 12.5% of the pro forma equity ownership, with a mean of 0.8% in pre-negotiated bankruptcies and 3.3% in pre-packaged bankruptcies. The analysis also indicated that existing equity retained between 5.0% and 6.0% in selected out-of-court restructurings, with a mean of 5.3%.

        In the February 25 Presentation, Morgan Stanley also performed the following valuation analyses and compared such analyses to the estimated net debt and preferred stock of the Company of $1,174.7 million as of March 31, 2010:

          Selected Companies Analysis.    Using publicly available information, Morgan Stanley analyzed selected companies that operate similar lines of business as the Company, namely companies that operate as (i) pure-play cable networks, and (ii) diversified media conglomerates. For this analysis, Morgan Stanley reviewed the following companies:

  Selected Companies

Pure-Play Cable Networks	Diversified Media Conglomerates
Discovery Communications, Inc.	Walt Disney Co.
Outdoor Channel Holdings, Inc.	Time Warner Inc.
Scripps Network Interactive, Inc.	News Corp.
Viacom, Inc.	CBS Corporation

  Morgan Stanley analyzed the following statistics for each of these companies, as of February 23, 2010 and based on estimates for the comparable companies provided by Wall Street equity research analysts and public filings:

    •
    the ratio of enterprise value to estimated calendar year 2009 EBITDA; and

    •
    the ratio of enterprise value to estimated calendar year 2010 EBITDA.

  Enterprise value was defined as equity value plus net debt less non core assets and adjusted for fair market value of minority interests. Based on the analysis of the relevant metrics for the selected companies, Morgan Stanley applied the resulting ranges of multiples to the relevant financial statistic for the Company. For purposes of estimated fiscal year 2009 EBITDA and fiscal

36

  year 2010 EBITDA, Morgan Stanley utilized financial forecasts prepared by the management of the Company. The analysis indicated the following:

(dollars in millions)	Selected Company Multiple Range	Implied Enterprise Value Range for the Company
Enterprise value to estimated fiscal 2009 EBITDA	7.0x - 9.0x	$632 - $812
Enterprise value to estimated fiscal 2010 EBITDA	6.5x - 8.5x	$589 - $770

  No company in the selected company analysis is identical to the Company. In evaluating the selected companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of the Company or the industry or in the financial markets in general. Mathematical analysis, such as determining ranges, is not in itself a meaningful method of using selected company data.

  Selected Transactions Analysis.    Using publicly available information, Morgan Stanley analyzed the terms of selected precedent transactions in which the targets were pure-play cable networks. For this analysis, Morgan Stanley deemed that transactions exhibiting the following characteristics were not comparable to the Transactions and excluded such transactions from its analysis:

    •
    Transactions of less than $100 million in enterprise value;

    •
    structured transactions that included non-cable related assets;

    •
    transactions involving networks with less than 25 million subscribers; and

    •
    regional, sports-related and non-English language assets.

  For this analysis, Morgan Stanley reviewed the following transactions:

  Selected Transactions

Acquiror	Target	Announcement Date
Scripps Network Interactive, Inc.	Travel Channel	November 2009
Lionsgate Entertainment Corp.	TV Guide Channel	January 2009
Bain Capital, LLC / NBC Universal, Inc. / The Blackstone Group	The Weather Channel	July 2008
Cablevision Systems Corporation	Sundance	May 2008
NBC Universal, Inc.	Oxygen Networks	October 2007

  Morgan Stanley analyzed for each of these transactions, based on publicly available information, the ratio of enterprise value to projected one fiscal year forward EBITDA. Based on the analysis of the relevant metrics for the selected transactions, Morgan Stanley applied the resulting range of multiples to the relevant financial statistic for the Company. For purposes of estimated fiscal 2010

37

  EBITDA, Morgan Stanley utilized financial forecasts prepared by the management of the Company. The analysis indicated the following:

(dollars in millions)	Selected Transaction Multiple Range	Implied Enterprise Value Range for the Company
Enterprise value to estimated fiscal 2010 EBITDA	11.3x - 14.2x	$1,024 - $1,287

  No company or transaction utilized in the selected transactions analysis is identical to the Company or the Transactions. In evaluating the selected transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the financial markets in general. Mathematical analysis, such as determining ranges, is not in itself a meaningful method of using selected transaction data.

          Discounted Cash Flow Analysis.    Morgan Stanley performed a discounted cash flow analysis of the Company, which is an analysis of the present value of projected unlevered free cash flows using (i) terminal year enterprise value to EBITDA multiples based on projected EBITDA and (ii) terminal year unlevered free cash flow based upon perpetual growth rates. For this analysis, Morgan Stanley utilized publicly-available information, information obtained from discussions with the Company's management and the 2010 Plan. The terminal value was calculated by (i) applying terminal multiples ranging from 6.5x to 8.5x to fiscal year 2013 EBITDA, as estimated by the Company's management and (ii) applying terminal year perpetual growth rates ranging from 1.0% to 3.0% to unlevered free cash flow, as provided by the Company's management. For purposes of this analysis, Morgan Stanley calculated the Company's discounted unlevered free cash flow value using discount rates ranging from 12.5% to 14.5%. The range of discount rates was selected based upon an analysis of the Company's weighted average cost of capital and on the experience and judgment of Morgan Stanley. Morgan Stanley also performed an illustrative valuation of the Company's net operating losses, or NOLs, the value of which was added to the discounted cash flow valuation. In conducting its valuation of the Company's NOLs, Morgan Stanley calculated the estimated tax savings resulting from the use of NOLs in the future, based on financial projections and income tax assumptions provided by the Company's management, and discounted the projected income tax savings to March 31, 2010 utilizing the Company's estimated cost of equity of 14.9%. Based on the exit multiple methodology, the analysis indicated an implied enterprise value range for the Company of $955 million to $1,336 million. Based on the perpetual growth rate methodology, the analysis indicated an implied enterprise value range for the Company of $818 million to $1,199 million.

        Miscellaneous.    In connection with its recommendation to the Special Committee, Morgan Stanley performed a variety of financial and comparative analyses. The order of the analyses described and the results of the analyses do not represent relative importance or weight given to these analyses by Morgan Stanley. The preparation of such financial analyses is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of its analyses without considering all analyses, would create an incomplete view of the process underlying its analyses. In addition, Morgan Stanley and/or the Special Committee may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions.

38

        Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's securities underwriting, trading and brokerage, foreign exchange, commodities and derivatives trading, prime brokerage, investment management and financing and financial services activities, Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, trade or otherwise structure and effect transactions, for its own account or for the account of customers, in the equity or debt securities or loans of the Company or Hallmark.

        Under the terms of its engagement letter, Morgan Stanley agreed to provide the Special Committee with financial advisory services in connection with the Transactions. As provided in the engagement agreement with Morgan Stanley, the Company has paid the following amounts to Morgan Stanley for its providing the Special Committee with financial advice and assistance in connection with the Recapitalization: (i) An advisory fee of $500,000 paid at the time of executing the engagement agreement in July, 2009; and (2) $1,000,000 as an announcement fee at the time the Master Recapitalization Agreement was signed in February 2010, as compensation for Morgan Stanley's contributing to the parties reaching an agreement.

        If the Recapitalization is successfully completed, Morgan Stanley will be paid a completion fee of $1,000,000. The Special Committee, in its sole discretion, may pay Morgan Stanley an additional fee if it determines such additional fee is appropriate under the circumstances. The Company has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement.

Opinion of Houlihan Lokey

        On February 26, 2010, Houlihan Lokey rendered its oral opinion to the Special Committee of the Board of Directors of the Company (which was subsequently confirmed in writing by delivery of Houlihan Lokey's written opinion dated the same date) to the effect that, as of February 26, 2010, the Aggregate Consideration to be issued or paid by the Company or its wholly owned subsidiary, CMUS, in exchange for the HCC Debt and the Intermediate Holdco Stock in the Exchange and Merger Transactions pursuant to the Master Recapitalization Agreement and Ancillary Documents was fair to the Company from a financial point of view.

        For the purpose of the description of Houlihan Lokey's opinion in this Information Statement, the following defined terms are used:

  •
  "Exchange and Merger Transactions" means the Recapitalization Transaction, the HEH Merger and the HEIC Merger;

  •
  "Recapitalization Transaction" means the issuance or payment by the Company and/or CMUS of (a) $315,000,000 principal amount of indebtedness (the "New Debt Consideration") on the terms and subject to the conditions set forth in a new Credit Agreement (the "New Credit Agreement") entered into among the Company, HCC and the credit parties identified on the signature pages thereto, (b) 185,000 shares (the "Preferred Stock Consideration") of Preferred Stock with an initial liquidation preference of $185,000,000, (c) a number of shares of New Common Stock (as defined herein) determined in accordance with the Recapitalization Agreement (the "Common Stock Consideration") and (d) an amount in cash equal to the accrued but unpaid interest (the

39

    "Cash Consideration" and, together with the New Debt Consideration, the Preferred Stock Consideration and the Common Stock Consideration, the "Aggregate Recapitalization Consideration") on the 2001 Note, the 2005 Note and the 2006 Note to the HCC Lenders in exchange for the HCC Debt;

  •
  "Intermediate Holdco Stock" means the issued and outstanding capital stock of HEIC and HEH;

  •
  "Aggregate Consideration" means the consideration to be issued in the HEH Merger and the HEIC Merger and the Aggregate Recapitalization Consideration; and

  •
  "New Common Stock" means a single class of Class A Common Stock, par value $0.01 per share of the Company, into which the Class B Common Stock of the Company was reclassified on a one for-one basis pursuant to the Second Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware.

        Houlihan Lokey's opinion was directed to the Special Committee and only addressed the fairness, from a financial point of view, of the Aggregate Consideration to be issued or paid by the Company or its wholly owned subsidiary CMUS in exchange for the HCC Debt and the Intermediate Holdco Stock in the Exchange and Merger Transactions pursuant to the Master Recapitalization Agreement and Ancillary Documents, and did not address any other aspect or implication of the proposed transactions. The summary of Houlihan Lokey's opinion in this Information Statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Appendix C to this Information Statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. However, neither Houlihan Lokey's written opinion nor the summary of its opinion and the related analyses set forth in this Information Statement are intended to be, and do not constitute, advice or a recommendation to any stockholder of the Company with respect to any matter relating to the Transactions.

        In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

  1.
  reviewed the following agreements and documents:

          a.     a draft, dated February 24, 2010, of the Recapitalization Agreement;

          b.     a draft, dated February 18, 2010, of the Second Amended Charter;

          c.     a draft, dated February 20, 2010, of the Certificate of Designation;

          d.     a draft, dated February 24, 2010, of the New Credit Agreement;

          e.     a draft, dated February 22, 2010, of the HEIC Merger Agreement;

          f.      a draft, provided to Houlihan Lokey on February 23, 2010, of the HEH Merger Agreement;

          g.     a draft, provided to Houlihan Lokey on February 23, 2010, of Amendment No. 2 to the Tax Sharing Agreement;

          h.     the Credit, Security, Guaranty and Pledge Agreement, dated August 31, 2001, as amended, by and among the Company, its subsidiaries named therein, the lenders named therein and The Chase Manhattan Bank (now known as JPMorgan Chase Bank) as Administrative Agent and Issuing Bank (the "Credit Facility");

          i.      the Tax Sharing Agreement;

          j.      the 2001 Note;

40

          k.     the 2005 Note;

          l.      the 2006 Note; and

          m.    the 10.25% Note;

  2.
  reviewed certain publicly available business and financial information relating to the Company that it deemed to be relevant;

  3.
  reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including financial projections (and adjustments thereto) prepared by the management of the Company relating to the Company for the fiscal years ending 2009 through 2013;

  4.
  spoke with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Exchange and Merger Transactions and related matters;

  5.
  compared the financial and operating performance of the Company with that of other public companies that Houlihan Lokey deemed to be relevant;

  6.
  reviewed the current and historical market prices and trading volume for certain of the Company's publicly traded securities, and the historical market prices and certain financial data of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant;

  7.
  reviewed a certificate addressed to Houlihan Lokey from senior management of the Company, which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Houlihan Lokey by or on behalf of the Company; and

  8.
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

The above documents reviewed by Houlihan Lokey in draft form did not change in any material manner before execution of definitive documents.

        Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of the Company advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial projections reviewed by it had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they are based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial information provided to it that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. Houlihan Lokey also assumed, at the direction of the Company, that any adjustments to the Aggregate Consideration pursuant to the Recapitalization Agreement would not in any way be material to its analyses or its opinion.

        Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 1 above and all other related documents and instruments that are referred to therein were true and correct, (b) each party to

41

all such agreements and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Exchange and Merger Transactions would be satisfied without waiver thereof, and (d) the Exchange and Merger Transactions would be consummated in a timely manner in accordance with the terms described in the related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey also relied upon and assumed, without independent verification, that (i) the Exchange and Merger Transactions would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Exchange and Merger Transactions would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company, or otherwise have an effect on the Company that would be material to its analyses or its opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of any draft documents identified above would not differ in any respect from the drafts of said documents.

        Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties, or liabilities (fixed, contingent, derivative, off-balance-sheet, or otherwise) of the Company or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

        Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Exchange and Merger Transactions, the assets, businesses or operations of the Company or any other party, or any alternatives to the Exchange and Merger Transactions, (b) negotiate the terms of the Exchange and Merger Transactions, or (c) advise the Special Committee, the Board of Directors of the Company or any other party with respect to alternatives to the Exchange and Merger Transactions. Houlihan Lokey's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion. Houlihan Lokey did not express any opinion as to what the value of the New Common Stock or the Series A Preferred Stock actually would be when issued pursuant to the Exchange and Merger Transactions or the price or range of prices at which the New Common Stock, the Series A Preferred Stock, the Class A Common Stock, the Class B Common Stock or the Intermediate Holdco Stock may be purchased or sold at any time.

        Houlihan Lokey's opinion was furnished for the use and benefit of the Special Committee (solely in its capacity as such) in connection with its consideration of the Exchange and Merger Transactions and may not be used for any other purpose without Houlihan Lokey's prior written consent. Houlihan Lokey's opinion should not be construed as creating any fiduciary duty on Houlihan Lokey's part to any party. Houlihan Lokey's opinion was not intended to be, and does not constitute, a recommendation to the Special Committee, the Board of Directors of the Company, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the Exchange and Merger Transactions.

42

        Houlihan Lokey's opinion only addressed the fairness to the Company, from a financial point of view of the Aggregate Consideration to be issued or paid by the Company or its wholly owned subsidiary, CMUS, in exchange for the HCC Debt and the Intermediate Holdco Stock in the Exchange and Merger Transactions pursuant to the Transaction Agreements and did not address any other aspect or implication of the Exchange and Merger Transactions, or any agreement, arrangement or understanding entered into in connection therewith or otherwise including, without limitation: (i) the underlying business decision of the Special Committee, the Board of Directors of the Company, the Company, its security holders or any other party to proceed with or effect the Exchange and Merger Transactions, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Exchange and Merger Transactions or otherwise (other than the Aggregate Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Exchange and Merger Transactions to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except as expressly set forth in the last sentence of Houlihan Lokey's opinion, (iv) the relative merits of the Exchange and Merger Transactions as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the fairness of any portion or aspect of the Exchange and Merger Transactions to any one class or group of the Company's or any other party's security holders vis-à-vis any other class or group of the Company's or such other party's security holders (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders), (vi) whether or not the Company, its security holders or any other party was receiving or paying reasonably equivalent value in the Exchange and Merger Transactions, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Exchange and Merger Transactions, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Exchange and Merger Transactions, any class of such persons or any other party, relative to the aggregate consideration or otherwise. A determination as to whether the Company is paying or receiving reasonably equivalent value in the transactions has special legal meaning under the federal bankruptcy code and state law relating to fraudulent transfers that the Company understands is not typically made in connection with the rendering of the type of opinion Houlihan Lokey was asked to render to the Special Committee. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It was assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the Special Committee's consent, on the assessments by the Special Committee, the Company and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Exchange and Merger Transactions. The issuance of Houlihan Lokey's opinion was approved by a committee authorized to approve opinions of such nature.

        In preparing its opinion to the Special Committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey's valuation analyses described below is not a complete description of the analyses underlying Houlihan Lokey's opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey's opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Houlihan Lokey believes that its analyses must be considered as a whole and that selecting

43

portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In performing its analyses, Houlihan Lokey considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction, or business used in Houlihan Lokey's analyses for comparative purposes is identical to the Company or the proposed Exchange and Merger Transactions. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. The implied valuation reference ranges indicated by Houlihan Lokey's analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which assets, businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond our control and the control of Houlihan Lokey. Much of the information used in, and accordingly the results of, Houlihan Lokey's analyses are inherently subject to substantial uncertainty.

        Houlihan Lokey's opinion and analyses were provided to the Special Committee in connection with the Special Committee's consideration of the proposed Exchange and Merger Transactions, and Houlihan Lokey's analyses were among many factors considered by the Special Committee in evaluating the proposed Exchange and Merger Transactions.

        The following is a summary of the material valuation analyses performed in connection with the preparation of Houlihan Lokey's opinion rendered to the Special Committee on February 26, 2010. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Houlihan Lokey's analyses.

        As the Special Committee was aware, Houlihan Lokey was generally of the view that (i) a transaction, such as the HEIC and HEH Mergers, in which a company effectively acquires shares of its common stock in exchange for an equal number of shares of its common stock without incurring any additional liabilities, obligations or other financial consequences is, ceteris paribus, inherently fair to the Company from a financial point of view and (ii) a recapitalization transaction in which, ceteris paribus, a company whose outstanding indebtedness, preferred stock and capital lease obligations exceeds its enterprise value is able to reduce the value of its outstanding indebtedness, preferred stock and capital lease obligations to an amount less than its enterprise value is inherently fair to the Company from a financial point of view as it implies that the inherent value of its common stock has increased and become positive, and Houlihan Lokey evaluated whether the Aggregate Consideration to be issued or paid by the Company or its wholly owned subsidiaries in exchange for the HCC Debt and the Intermediate Holdco Stock in the Exchange and Merger Transactions pursuant to the Transaction Agreements was fair to the Company from a financial point of view on the basis of the foregoing.

        For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics including:

    Enterprise Value—generally the value as of a specified date of the relevant company's outstanding common equity securities (taking into account its outstanding warrants and other securities convertible into common equity securities) plus the value of its minority interests plus the value as of such date of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet).

44

    EBITDA—generally the amount of the relevant company's earnings before interest, taxes, depreciation, and amortization for a specified time period.

    Net Debt—generally the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet.

        Unless the context indicates otherwise, enterprise values used in the selected companies analysis described below were calculated using the closing price of the common stock of the selected companies listed below as of February 25, 2010. Estimates of adjusted EBITDA for the Company for the fiscal years ending 2009 through 2013, which we refer to as Adjusted EBITDA, were based on estimates of EBITDA for the Company for those years provided by management of the Company, as adjusted for certain nonrecurring items, including certain impairment charges, severance payments, asset sales, litigation settlements, recapitalization costs, bank fees and termination fees related to the HD launch. Estimates of EBITDA for the selected companies listed below for fiscal year 2009 through 2011 were based on publicly available research analysts estimates for those companies. For purposes of its analyses and its opinion, Houlihan Lokey assumed the Company had pre-Recapitalization Net Debt of $1,141.5 million comprised of $1.0 million borrowed under the Company's revolving credit facility, debt and interest payable to Hallmark and its affiliates of $1,107.2 million, capital lease obligations of $13.9 million, accrued redemption price of the mandatorily redeemable membership interest of CMUS of $23.1 million, other interest payable of $0.1 million less cash of $3.8 million calculated based on information provided by the Company's management. For purposes of its analyses and its opinion, Houlihan Lokey assumed the Company had post-Recapitalization Net Debt of $538.1 million comprised of $315 million of new debt issued in the Recapitalization, $185 million of Preferred Stock of the Company issued in the Recapitalization, $1.0 million borrowed under the Company's revolving credit facility, capital lease obligations of $13.9 million, accrued redemption price of the mandatorily redeemable membership interest of CMUS of $23.1 million and other interest payable of $0.1 million calculated based on information provided by the Company's management.

  Selected Companies Analysis

        Houlihan Lokey calculated the multiples of enterprise value to Adjusted EBITDA and certain other financial data for the Company and the selected companies in the media industry.

        The calculated multiples included:

    Enterprise Value as a multiple of 2009E Adjusted EBITDA;
    Enterprise Value as a multiple of 2010P Adjusted EBITDA; and
    Enterprise Value as a multiple of 2011P Adjusted EBITDA.

        The selected companies were selected because they were deemed to be similar to the Company in one or more respects which included nature of business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to select the selected companies and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a similarly sized company with less similar lines of business and greater diversification may have been excluded. Houlihan Lokey identified a sufficient number of companies for purposes of its analysis but may not have included all companies that might be deemed comparable to the Company. The selected companies were:

    Discovery Communications, Inc.
    Viacom, Inc.
    Walt Disney Co.
    News Corp.

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    Scripps Networks Interactive, Inc.
    Outdoor Channel Holdings, Inc.
    Time Warner Inc.

        Houlihan Lokey applied multiple ranges based on the selected companies analysis to the Company's FY 2009E Adjusted EBITDA, FY 2010P Adjusted EBITDA and FY 2011P Adjusted EBITDA to derive implied enterprise value reference ranges for the Company and compared those reference ranges to the Company's estimated pre-Recapitalization Net Debt and Post-Recapitalization Net Debt.

        The selected companies analysis indicated implied pre-Recapitalization enterprise value reference ranges for the Company, as compared to the Company's estimated pre-Recapitalization Net Debt as follows:

Enterprise Value As a Multiple of	Enterprise Value Reference Range	Pre-Recapitalization Net Debt
FY2009E Adjusted EBITDA	$829.7 million to $919.9 million	$1,141.5 million
FY2010P Adjusted EBITDA	$788.2 million to $878.8 million	$1,141.5 million
FY2011P Adjusted EBITDA	$817.1 million to $931.3 million	$1,141.5 million

        The selected companies analysis also indicated implied post-Recapitalization enterprise value reference ranges for the Company, as compared to the Company's estimated post-Recapitalization Net Debt as follows:

Enterprise Value As a Multiple of	Enterprise Value Reference Range	Post-Recapitalization Net Debt and Convertible Preferred Stock
FY2009E Adjusted EBITDA	$915.1 million to $1,005.3 million	$538.1 million
FY2010P Adjusted EBITDA	$873.6 million to $964.2 million	$538.1 million
FY2011P Adjusted EBITDA	$902.5 million to $1,016.7 million	$538.1 million

  Discounted Cash Flow Analysis

        Houlihan Lokey also calculated the net present value of the Company's unlevered, after-tax cash flows based on projections provided by management of the Company. In performing a discounted cash flow analysis with respect to the Company, Houlihan Lokey applied discount rates ranging from 13.5% to 14.5% based on the Company's estimated weighted average cost of capital and terminal value multiples ranging from 6.5x to 7.5x. The discounted cash flow analyses indicated an implied pre-Recapitalization Transaction enterprise value reference range of $912.6 million to $1,046.6 million, as compared to the pre-Recapitalization Transaction net debt value of $1,141.5 million based on information provided by the Company's management. The discounted cash flow analyses indicated an implied post-Recapitalization Transaction enterprise value reference range of $998.0 million to $1,132.0, as compared to the post-Recapitalization Transaction net debt value of $538.1 million based on information provided by the Company's management.

  Other Considerations

        Houlihan Lokey also compared the implied value of the Aggregate Recapitalization Consideration to be issued or paid by the Company and CMUS in the Recapitalization Transaction to the HCC Lenders in exchange for the HCC Debt indicated by its financial analyses to the implied value of the HCC Debt indicated by its financial analysis. Because the implied pre-Recapitalization enterprise value reference ranges for the Company indicated by the selected companies analysis and the discounted cash flow analysis were lower than the Company's estimated pre-Recapitalization Net Debt calculated based on information provided by the Company's management, the implied value of the HCC Debt was

46

determined by subtracting the net debt more senior to the HCC Debt (assumed based on discussions with management of the Company to consist of the $1.0 million borrowed by the Company under the Company's revolving credit facility and the Company's $13.9 million of capital lease obligations) from the implied enterprise value reference ranges for the Company indicated by the selected companies analysis and the discounted cash flow analysis. This analysis indicated that the HCC Debt had an implied valuation reference range of $773.2 million to $1,031.6 million as compared to the implied value of $655.8 million to $736.6 million indicated by its analysis for the Aggregate Recapitalization Consideration to be issued or paid by the Company and CMUS to the HCC Lenders in exchange for the HCC Debt in the Recapitalization Transaction.

        Based on information and assumptions provided by management of the Company, including the projections prepared by management of the Company with respect to the future financial performance of the Company, Houlihan Lokey also calculated that the implied net present value to the Company of the Company's net operating loss carry forwards, which we refer to as NOLs. That analysis indicated that the NOLs had an implied net present value to the Company pre-Recapitalization of approximately $14.0 million as compared to an implied net present value to the Company post-Recapitalization of approximately $99.4 million.

  Other Matters

        Houlihan Lokey was engaged as financial advisor to the Special Committee in connection with the proposed Exchange and Merger Transactions pursuant to a letter agreement dated as of December 14, 2009. The Special Committee and the Company engaged Houlihan Lokey based on Houlihan Lokey's experience and reputation and knowledge of the Company and its industry. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers and acquisitions, financial restructurings, tax matters, ESOP and ERISA matters, corporate planning, and for other purposes. Houlihan Lokey will receive a fee of $400,000 for rendering its opinion and providing other financial advice to the Special Committee, no portion of which is contingent upon the conclusions in the opinion or the successful completion of any portion of the proposed Exchange and Merger Transactions. The Company has also agreed to reimburse certain of Houlihan Lokey's expenses and to indemnify it and certain related parties for certain potential liabilities arising out of Houlihan Lokey's engagement.

        Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and other financial services to the Company and certain of its affiliates, for which Houlihan Lokey and such affiliates have received compensation, including, among other things, having acted as financial advisor to the Company in connection with the sale of its subsidiary, Crown Media Distribution LLC in 2006. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to the Company, Hallmark, other participants in the Exchange and Merger Transactions or certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, the Company, Hallmark, other participants in the Exchange and Merger Transactions or certain of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

        In the ordinary course of business, certain of Houlihan Lokey's affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may

47

be involved in the Exchange and Merger Transactions and their respective affiliates or any currency or commodity that may be involved in the Exchange and Merger Transactions.

Internal Financial Forecasts

        The Company does not as a matter of course make public forecasts as to financial performance beyond the current fiscal year, and the Company avoids making forecasts for any long-term periods due to the unpredictability of the underlying assumptions and estimates. In connection with the activities of the Special Committee, the Company's management provided to the Special Committee, Morgan Stanley, Houlihan Lokey and HCC certain non-public, internal financial forecasts regarding future operations for the years 2010 through 2013. These internal forecasts took into account the agreements with Martha Stewart Living Omnimedia and were provided to the Special Committee, Morgan Stanley, Houlihan Lokey and HCC in February 2010. Below is a summary of these forecasts in order to provide stockholders with access to this non-public information that was furnished to third parties.

        These internal financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. In addition, these internal forecasts were not prepared with the assistance of, or reviewed, compiled or examined by, any independent auditor. The summary of these internal financial forecasts is provided because these internal financial forecasts were provided by the Company to Morgan Stanley, Houlihan Lokey and HCC.

        These internal financial forecasts were based on a number of variables and assumptions (including but not limited to those related to industry performance and competition and general business, economic, market and financial conditions) that are inherently subjective and uncertain and are beyond the control of the Company's management. Important factors that may affect actual results and cause internal financial forecasts not to be achieved include but are not limited to risks and uncertainties relating to the Company as set forth in the Annual Report on Form 10-K for 2009 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which accompany this Information Statement. These factors include the risks described by the Company's independent registered public accounting firm, as referenced in Note 1 of the Consolidated Financial Statements to the Annual Report, providing that "if for any reason the Recapitalization is not consummated, the Company would be unable to meet its obligations which become due on August 31, 2010, which provides substantial doubt about the entity's ability to continue." In addition, it is unlikely that the Company could obtain, without a guarantee or other support of Hallmark, other equity or debt financing prior to August 31, 2010 in order to replace or refinance obligations becoming due on that date. These internal financial forecasts were prepared assuming that the Company will continue as a going concern and also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these internal financial forecasts. There can be no assurance that the forecasted results summarized below will be realized.

        The inclusion of a summary of these internal financial forecasts in this Information Statement should not be regarded as an indication that the Company or its directors, officers, affiliates, advisors or representatives considered these internal financial forecasts to be predictive of actual future events, and these internal financial forecasts should not be relied upon as such. The Company and its directors, officers, affiliates, advisors and representatives cannot give you any assurance that actual results will not differ materially from these internal financial forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile these internal financial forecasts to reflect circumstances existing after the date these internal financial forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these forecasts are shown to be in error. The Company does not intend to make publicly available any update or other revision to these internal financial forecasts.

        The Company urges all stockholders to review the Company's most recent SEC filings for a description of the Company's reported financial results.

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Summary Financial Forecasts

	Actual 2009	Estimate 2010	Estimate 2011	Estimate 2012	Estimate 2013	Compound Actual Growth
Channel Metrics
Hallmark Channel Subscribers (average in millions)(1)	86.9	89.9	92.6	94.1	94.9	2%
Hallmark Movie Channel Subscribers (average in millions)(1)		28.3	34.8	39.9	41.6	14%
Hallmark Channel Average Full Day Household Rating	0.56	0.56	0.57	0.57	0.58	1%
Hallmark Movie Channel Average Full Day Household Rating		0.20	0.27	0.31	0.34	20%
Crown Media Holdings, Inc.
Revenue (in millions)	$279.6	$292.1	$332.6	$372.6	$411.4	10%
Adjusted EBITDA (in millions)(2)	$81.6	$85.1	$114.2	$147.2	$175.0	21%
Cash Flow (before interest and taxes)(in millions)(3)	$56.6	$82.0	$122.9	$137.0	$166.4	31%

(1)
The Company's forecast of subscribers as reported by the Nielsen Code and the Nielsen Public Universe Estimate.

(2)
The Company evaluates operating performance based on several factors, including Adjusted EBITDA. The Company's calculation of Adjusted EBITDA adds back non-cash expenses and other items mentioned below.

The Company's measure of Adjusted EBITDA differs from the normal definition of EBITDA (earnings before interest, taxes, depreciation and amortization) used by most companies. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, subscriber acquisition fee amortization, amortization of film assets, impairment charges, and other non-cash expenses. Adjusted EBITDA for the actual year ended 2009 and estimated year ended 2010 includes certain costs related to the Transactions, severance, and transitioning the Hallmark Channel to high-definition, which are non-recurring in nature. These items total approximately $7.5 million for 2009 and $5.5 million in 2010. This measure is viewed by the Company's management as important in analyzing a capital structure for the Company. The Company's bank credit facility also contained in the past a covenant that used this adjusted EBITDA measure. The Company no longer has an EBITDA covenant in its bank credit agreement. Management views Adjusted EBITDA as a critical measure of the Company's operating performance and monitors this measure closely.

The Company's management believes that an Adjusted EBITDA provides an indication of the Company's ability to generate cash flows from operating activities since its non-cash expenses are excluded from the Company's calculation of Adjusted EBITDA. The Adjusted EBITDA calculation allows the Company to assess how much is available to pay debt service and gives a further indication of how much remains to fund discretionary expenditures such as the acquisition of programming or additional subscriber base. However, Adjusted EBITDA should be considered in addition to, not as a substitute for, historical operating income or loss, net loss, cash flow from operations and other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

Adjusted EBITDA differs significantly from cash flows from operating activities reflected in the consolidated statement of cash flows. Cash flow from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash basis,

49

  exclusive of non-cash items of income and expenses such as depreciation, amortization, loss from discontinued operations and impairment of film assets. In contrast, Adjusted EBITDA is derived from accrual basis income and is not reduced for cash invested in working capital. Consequently, Adjusted EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. The Company is not aware of any uniform standards for determining EBITDA or the Company's Adjusted EBITDA and believes that the Company's calculation of Adjusted EBITDA is probably calculated differently than presentations of EBITDA by other entities.

(3)
Cash Flow (before interest and taxes) is calculated as Adjusted EBITDA plus non-cash programming expenses less cash programming payments less capital expenditures plus working capital changes. Cash Flow (before interest and taxes) can also be calculated by adding or subtracting the following to/from net cash flows provided by operating activities: (i) minus or plus net cash flow used in investing activities; (ii) minus principal payments on capital lease obligation; and (iii) plus cash interest expense.

Revolving Credit Facility

        Hallmark and the Company are working with a major bank on the extension of the credit facility, which has currently been extended through August 31, 2010. However, no definitive agreement has been reached.

Lawsuit

        On July 13, 2009, a lawsuit was brought in the Delaware Court of Chancery against each member of the Board of Directors of the Company, Hallmark and its affiliates, as well as the Company as a nominal defendant, by a minority stockholder of the Company regarding the Proposed Recapitalization. The plaintiff is S. Muoio & Co. LLC which owns beneficially approximately 5.8% of the Company's Class A common stock, according to the complaint and filings with the SEC. The lawsuit claims to be a derivative action and a class action on behalf of the plaintiff and other minority stockholders of the Company. The lawsuit alleges, among other things, that the defendants have breached fiduciary duties owed to the Company and minority stockholders in connection with the Transactions. The lawsuit includes allegations that if the Transactions are consummated the minority stockholders' equity and voting interests in the Company would be reduced, and that the minority stockholders could be eliminated through a short-form merger. The complaint requested the court enjoin the defendants from consummating the Transactions and award plaintiff fees and expenses incurred in bringing the lawsuit.

        On July 22, 2009, a Stipulation Providing for Notice of Transaction (the "Stipulation") was filed with the Delaware Court of Chancery. The Stipulation provided that the Company cannot consummate the transaction contemplated in the Transactions until not less than seven weeks after providing the plaintiff with a notice of the terms of the proposed transaction, including copies of the final transaction agreements. If the plaintiff moved for preliminary injunctive relief with respect to any such transaction, the parties would establish a schedule with the Court of Chancery to resolve such motion during the seven week period. In addition, following the decision of the Court of Chancery, the Company would not consummate any transaction for a period of at least one week, during which time any party may seek an expedited appeal. The Stipulation further provided that the plaintiff would withdraw its motion for preliminary injunction filed on July 13, 2009 and that the action would be stayed until the earlier of providing the notice of a transaction or an announcement by the Company that it is no longer considering a transaction.

        By a letter of February 28, 2010, the plaintiff in this lawsuit informed the Special Committee that the plaintiff objected to the proposed recapitalization on the terms set forth in the term sheet dated February 9, 2010. The plaintiff asserted, among other things, that the transactions contemplated by the term sheet would unfairly dilute the economic and voting interests of the Company's minority stockholders, that the transactions should be subject to a vote of the majority of the minority

50

stockholders and that the proposed transactions remain inadequate. The plaintiff indicated that if the Company executed definitive documents for the Recapitalization, the plaintiff would pursue the litigation. The February 26, 2010 agreements executed by the Company for the Recapitalization materially followed the provisions in the earlier term sheet.

        Notice of the terms of the proposed Recapitalization, including copies of the executed definitive documents for the Recapitalization, was provided to the plaintiff on March 1, 2010. Accordingly, the seven-week period described in the Stipulation expired on April 19, 2010.

        On March 11, 2010, the plaintiff filed an amended complaint raising similar allegations of breach of fiduciary duty against the Board of Directors of the Company, Hallmark and its affiliates, as well as the Company as a nominal defendant, and seeking rescission of the Recapitalization rather than a preliminary injunction enjoining the consummation of the Recapitalization, or alternatively, an award of rescissory damages. The plaintiff also filed a motion for expedited proceedings and a request that the Chancery Court set a trial date sometime in September 2010. Defendants have informed the Court that they do not oppose a trial in August or September 2010 but reserve the right to oppose rescission as an available or proper remedy.

        On March 23, 2010, the Court notified the parties that the trial was scheduled for September 21, 2010.

        It is not currently possible to predict the outcome of the proceeding discussed in this report. Legal fees incurred to defend the proceeding described in this report will be expensed as incurred.

Interests of the Company's Executive Officers and Directors

  Common Executive Officers and Directors

        The following directors of the Company are also employees of Hallmark: Dwight C. Arn, Brad R. Moore, Robert C. Bloss, Steve Doyal, Brian E. Gardner, Donald J. Hall, Jr. and Deanne R. Stedem. Additional information regarding these directors is provided under "Interest of Certain Persons in Matters to be Acted Upon" below.

  Indemnification of Directors and Officers; Exculpation of Monetary Liability

        Under the current Certificate of Incorporation of the Company and the Second Amended Charter, to the fullest extent permitted under the DGCL or any other applicable law as such may be amended from time to time, the Company must provide indemnification of directors and officers of the Company and of each such person who has served at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, in accordance with the By-Laws. Under the current Certificate of Incorporation and the Second Amended Charter, the Company may enter into agreements with its directors and officers that provide for indemnification greater or different than that provided in the certificate of incorporation. The current Certificate of Incorporation and the Second Amended Charter provide that the Company's directors are not personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (concerning unlawful dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

        The By-Laws of the Company provide that the Company will indemnify, to the fullest extent permitted by DGCL as may be amended from time to time, any person who is or is threatened to be made a party to or involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another

51

corporation or of a partnership, joint venture, trust or other enterprise, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. Notwithstanding the previous sentence, other than suits brought against the Company for its failure to pay indemnification claims, the Company will only indemnify any such person seeking indemnification in connection with a proceeding initiated by such person if such proceeding was authorized by the Board of Directors. The By-Laws provide that the Company will advance expenses incurred by a director or officer in defending any action, suit or proceeding, subject to a repayment obligation in the event it is subsequently determined such person was not entitled to indemnification. The By-Laws also provide that the Company may, to the extent authorized by the Board of Directors, grant rights to indemnification (including attorneys' fees and expenses) to any employee or agent of the Company.

        A. Drue Jennings was nominated to the Company's Board of Directors by Hallmark in 2006 pursuant to the Second Amended and Restated Stockholders Agreement, dated August 30, 2001, as amended, by and among the Company, HEIC, VISN Management Corp. and The DIRECTV Group, Inc. and was elected to the Board. As such, Mr. Jennings is included under Hallmark's directors and officer's insurance policy, a fact of which Mr. Jennings was not aware until he was advised as such by counsel to the Special Committee in July 2009 (based on disclosure by Hallmark).

  Other Arrangements with Current Executive Officers and Directors of the Company

        For information regarding agreements, arrangements or relationships between Hallmark or its officers, directors, controlling persons or subsidiaries and Crown or its officers, directors, controlling persons or subsidiaries, please see "Interest of Certain Persons in Matters to be Acted Upon" below.

Certain Fees and Expenses

  Special Committee

        Each Special Committee member receives $1,000 for each Special Committee meeting they attended and $500 per day for work the member performed for the Special Committee. As of April 30, 2010, Mr. Granath had received $82,000, Mr. Lund had received $81,000 and Mr. Jennings had received $83,000 for their meeting participation and other work for the Special Committee.

  Financial Advisors

        Fees to be paid to Morgan Stanley are described in "Recommendation of Morgan Stanley" and fees to be paid to Houlihan Lokey are described in "Opinion of Houlihan Lokey" above.

  Expenses

        All costs and expenses incurred in connection with the Master Recapitalization Agreement and the Transactions will be paid by the party incurring such expense.

        The following table presents the estimated fees and expenses incurred by the Company in connection with the Transactions:

Description	Amount to be Paid
Financial advisor fees	$2,900,000
Legal fees and expenses	$1,000,000
Miscellaneous fees	$100,000
Total	$4,000,000

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 Regulatory Approvals

        We believe there are no material federal, state, or foreign regulatory approvals, filings or notices that are required in connection with the Master Recapitalization Agreement and the Transactions, including the Mergers, other than filings or notices required under federal securities laws and the filing of the Certificates of Merger, Second Amended Charter, Certificate of Designation and Third Amended Charter with the Secretary of State of the State of Delaware.

Accounting Treatment of the Transactions

        For financial reporting purposes, the Transactions will be accounted for as a troubled debt restructuring in accordance with the guidance of the Accounting Standards Codification (the "ASC") Topic 470-60 Debt—Troubled Debt Restructurings, based on the estimated fair value of the Company's Preferred Stock and Common Stock as of the Closing Date. Identification of the Transactions as a troubled debt restructuring involves both qualitative and quantitative aspects. Among the qualitative aspects considered were (i) the Company's expectations that it would have been unable to fulfill the debt service requirements associated with approximately $342 million of principal and interest payable to HCC on May 1, 2010 upon the expiration of the Waiver Agreement (which has been extended to August 31, 2010 pursuant to the Master Recapitalization Agreement), along with an additional $785 million of principal and interest that would become immediately due pursuant to cross-default provisions, and (ii) the going concern opinion rendered by the Company's independent registered public accounting firm in connection with the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009. Quantitatively, Hallmark is deemed to have granted a "concession" within the meaning of ASC 470-60. Prior to consummation of the Transactions, the weighted average interest rate of HCC debt is approximately 8.4%. After consideration of (x) the estimated fair values of Preferred Stock and Common Stock to be issued in the Transactions and (y) the debt service requirements of New Debt, the overall effective interest rate resulting from the Transactions is expected to be less than 1.0%.

        Pursuant to the guidance in the ASC, we will (1) record the issuance of Preferred Stock and Common Stock at their respective estimated fair values and (2) record New Debt in an amount equal to the residual of (i) the carrying value of HCC Debt less (ii) the estimated fair values of such Preferred Stock and Common Stock. If necessary, the recorded amount of New Debt will be reduced to an amount equal to the minimum future interest and principal payments required by the credit agreement underlying New Debt (a reduction estimated to be $2.7 million if the Transactions had closed as of March 31, 2010). As a result, the residual amount to be recorded as New Debt (estimated to be $452 million if the Transactions had closed as of March 31, 2010) will significantly exceed the $315 million principal amount of New Debt. Such excess would be amortized over the term of New Debt as a reduction of the interest expense that otherwise would arise from the stated cash interest rates. The ultimate amount of interest expense recognized by the Company would also be impacted by the Company's ability to elect up to six pay-in-kind options. If, and when, any of these pay-in-kind options are exercised, the effects of such elections will be recognized prospectively.

        The accounting treatment could change significantly based on the values ultimately ascribed to the Preferred Stock and Common Stock, which cannot be determined until the Closing Date, and the number of shares of Common Stock ultimately issued, which cannot be determined until the Closing Date.

        The HEIC Merger and HEH Merger involve non-substantive Hallmark subsidiaries. Hallmark affiliates' ownership in us will be insignificantly affected by the Mergers. The Mergers will be recorded at carry-over basis pursuant to the guidance of ASC 805-50 Business Combinations—Related Issues. HEIC and HEH do not have assets other than their investment in the Company. Therefore, no pro forma adjustments are necessary to reflect these mergers, and Hallmark affiliates' overall ownership in us will not be affected by the Mergers.

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        For additional information, see the pro forma financial statements and related discussion under "Financial Information" elsewhere herein.

Material U.S. Federal Income Tax Consequences of the Transactions

        The following discussion generally describes the material U.S. federal income tax consequences of the Transactions to holders of Class A Common Stock, other than Hallmark and its affiliates. This discussion is not a complete analysis or listing of all of the possible tax consequences of the Transactions, and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you. In particular, the description of U.S. federal income tax consequences deals only with shareholders that hold shares as capital assets. In addition, this description of U.S. federal income tax consequences does not address the tax treatment of special classes of stockholders, such as banks and other financial institutions, tax-exempt entities, insurance companies, persons holding shares as part of a "straddle," "hedge," "integrated transaction," or "conversion transaction," persons holding shares through partnerships or other pass-through entities, U.S. expatriates, persons liable for alternative minimum tax, broker-dealers or traders in securities or currencies, holders whose "functional currency" is not the U.S. dollar, regulated investment companies, real estate investment trusts, traders in securities who have elected the mark-to-market method of accounting for their securities, non-U.S. corporations, and non-resident alien individuals and other persons not subject to U.S. federal income tax on their worldwide income.

        This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed Treasury regulations promulgated thereunder, judicial decisions, published rulings and administrative pronouncements as in effect on the date of this information statement, any of which may change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the "IRS") will not disagree with or will not challenge any of the consequences described herein. In addition, this discussion does not generally address any aspects of U.S. taxation other than federal income taxation or any aspects of the taxation of the Transactions other than U.S. federal income taxation.

        We have not sought and will not seek rulings from the IRS with respect to the U.S. federal income tax consequences discussed below. This discussion does not in any way bind the IRS or the courts or constitute any kind of assurance as to the U.S. federal income tax consequences described below.

        You should consult with your own tax advisor regarding the U.S. federal, state, local and foreign tax consequences of the Transactions and your ownership and disposition of Class A Common Stock.

  U.S. Federal Income Tax Consequences to Holders of Class A Common Stock

  Conversion of HCC Debt; Conversion of Class B Common Stock; Mergers

        We do not expect that the conversion of the HCC Debt into new debt, preferred stock, and common stock will have material U.S. federal income tax consequences to the holders of Class A Common Stock, other than Hallmark and its affiliates. We do not expect that the HEIC Merger and the HEH Merger will have material U.S. federal income tax consequences to the holders of Class A Common Stock, other than HEIC, HEH and the owners thereof. Furthermore, we do not expect that the conversion of Class B Common Stock into Class A Common Stock will have material U.S. federal income tax consequences to the holders of Class A Common Stock.

  Reverse Split

        Whether the Reverse Split will be taxable to a holder of Class A Common Stock depends upon whether a holder receives cash in addition to Common Stock, or only Common Stock. If you receive only Common Stock in the Reverse Split, you will not recognize gain or loss in connection with the Reverse Split, and your aggregate tax basis and holding period in your shares of Class A Common

54

Stock will carry over as the aggregate tax basis and holding period of your shares of post-split Common Stock.

        The receipt of cash in lieu of fractional shares in the Reverse Split will be a taxable transaction for U.S. federal income tax purposes to the extent of the cash received.

        If any one of the following three "Section 302 tests" described below is met, you will recognize gain or loss equal to the difference between the amount of cash received and your adjusted tax basis in the shares that were exchanged for cash. Gain or loss must be calculated separately with respect to each block of shares. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shares were held by you for more than one year. If you are an individual, any gain may be eligible for a reduced rate of taxation. Certain limitations apply to the deductibility of capital losses. If you receive cash in lieu of fractional shares, your aggregate tax basis and holding period in the Class A Common Stock not exchanged for cash will carry over as the aggregate tax basis and holding period of your shares in the post-split Common Stock.

        Section 302 will apply if there is either: (1) a "complete termination" of a holder's interest in the Company; (2) receipt of cash that is "substantially disproportionate" with respect to the holder; or (3) receipt of cash that is "not essentially equivalent to a dividend" with respect to the holder.

        In determining whether any of the Section 302 tests are met, holders must take into account both shares actually owned by such holder and shares constructively owned by such holder pursuant to section 318 of the Code. Under the constructive ownership rules of section 318, a holder will be considered to own (i) shares which the holder has the right to acquire by the exercise of an option or warrant or by conversion or exchange of a security, (ii) shares owned (in some cases, constructively) by certain members of the holder's family, and (iii) shares owned (in some cases, constructively) by certain entities in which the holder, a member of the holder's family, or a related entity has an interest.

        An exchange of shares for cash will result in a "complete termination" of the holder's interest in the Company if, in connection with the Reverse Split, either (i) all the shares actually and constructively owned by the holder are exchanged for cash, or (ii) all of the shares actually owned by the holder are exchanged for cash and, with respect to constructively owned shares, the holder is eligible to waive, and effectively waives, the constructive ownership of all such shares under the procedures described in section 302(c) of the Code. The "complete termination" rule would apply only to holders of less than the Reverse Split ratio number of pre-split Class A Common Stock, and not to holders who are continuing shareholders in the Company but receive cash in lieu of fractional shares.

        An exchange of shares for cash that is "substantially disproportionate" with respect to the shareholder will also constitute a taxable sale or exchange under section 302. A holder who receives cash in the Reverse Split and immediately after the Reverse Split constructively owns shares of post-split Common Stock must compare (i) its percentage ownership of the voting stock of the Company immediately before the Reverse Split, with (ii) its percentage ownership of the voting stock of the Company immediately after the Reverse Split. If the holder's post-Reverse Split ownership percentage if less than 80% of the holder's pre-Reverse Split ownership percentage, the receipt of cash is "substantially disproportionate" with respect to the holder.

        The third Section 302 test applies to exchanges of cash for shares in which the cash is "not essentially equivalent to a dividend." The receipt of cash will be considered "not essentially equivalent to a dividend" if the exchange results in a "meaningful reduction" of the holder's proportionate interest in the Company. Whether the receipt of cash by a holder of the Company will result in a "meaningful reduction" of the holder's proportionate interest will depend on the holder's particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder (for example, less than 1%) in a publicly held corporation as to which the shareholder exercises no control over corporate affairs may constitute a

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"meaningful reduction." Holders are urged to consult with their own tax advisors regarding of the application of this test to their particular circumstances.

        If none of the three Section 302 tests described above are satisfied, you will be treated as having received a distribution in an amount equal to the amount of cash received by you. The distribution will be treated as (i) first, a taxable dividend to the extent of our current and accumulated earnings and profits (for U.S. federal income tax purposes), if any, (ii) second, as a tax-free return of capital, to the extent of your adjusted tax basis in the shares exchanged for cash, and (iii) finally, as taxable gain from the sale or exchange of the exchanged shares. Amounts treated as a taxable dividend are ordinary income to the recipient, but for non-corporate shareholders, qualified dividend income is currently taxed at the same rate as net long-term capital gain. If dividend treatment applies, a holder's tax basis in the shares exchanged for cash should be added to the tax basis of any shares retained (actually or constructively) by the holder.

        If a corporate holder receives a distribution taxed as a dividend, it may be eligible for a dividends-received deduction. This deduction is subject to certain limitations. In addition, since not all shareholders will exchange the same proportionate interest in their shares, any amount received by a corporate holder that is treated as a dividend may constitute an "extraordinary dividend" under section 1059 of the Code, which may result in either the reduction of the adjusted tax basis in the holder's shares or gain recognition. Corporate shareholders are urged to consult with their own tax advisors as to the tax consequences of dividend treatment in their particular circumstances.

  Backup Withholding

        You may be subject to backup withholding with respect to cash received pursuant to the Reverse Split. You will be subject to backup withholding if you are not otherwise exempt and you fail to furnish your taxpayer identification number ("TIN"), furnish an incorrect TIN, or are notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax. You will be generally entitled to credit any amount withheld against your U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

  Information Reporting

        We are required to furnish to the IRS and to the holders of Class A Common Stock who receive cash as a result of the Reverse Split, other than corporations and other exempt holders, information statements reporting the payments made.

  Tax Consequences to the Company

  Conversion of Class B Common Stock; Mergers; Reverse Split

        We do not expect that the conversion of Class B Common Stock into Class A Common Stock, the HEIC Merger, the HEH Merger, or the Reverse Split will have any material U.S. federal income tax consequences to the Company.

  Conversion of HCC Debt

        The Company (as a member of the consolidated tax group of which Hallmark is the common parent) expects to realize cancellation of indebtedness income for U.S. federal income tax purposes with respect to the exchange of the HCC Debt for new debt, preferred stock, and common stock pursuant to the Recapitalization. In general, cancellation of indebtedness income is realized if old debt is exchanged for new debt and the issue price of the new debt is less than the adjusted issue price of the old debt. Cancellation of indebtedness income is also realized if old debt is exchanged for stock and the value of the stock is less than the adjusted issue price of the old debt. There are a number of exceptions to the recognition of cancellation of indebtedness income. These exceptions include, among

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other things, an exception from the recognition of cancellation of indebtedness income to the extent of a taxpayer's insolvency. Cancellation of indebtedness income that is recognized by the Company, however, is not expected to result in a liability for U.S. federal income taxes under the Tax Sharing Agreement.

        The Company is a member of the Hallmark consolidated group for U.S. federal income tax purposes. As such, the Company and Hallmark have entered into the Tax Sharing Agreement to define their respective obligations and benefits with regard to U.S. federal income tax liabilities. The Company's liability for U.S. federal income taxes is effectively determined under the Tax Sharing Agreement. Although the Company expects that it may recognize cancellation of indebtedness income as a result of the Recapitalization, the amendment to the Tax Sharing Agreement (as described in the section of this Information Statement titled "THE RECAPITALIZATION—Additional Agreements") provides that such income will not be taken into account under the Tax Sharing Agreement for the tax period during which the Recapitalization occurs. The Company, therefore, does not expect to have any liability for U.S. federal income taxes attributable to the Transactions for the taxable year in which the Transactions occur. The Transactions, including the amendment to the Tax Sharing Agreement, may affect the Company's liability for U.S. federal income taxes in future periods, and the amount of payments due to Hallmark under the Tax Sharing Agreement.

SECOND AMENDED CHARTER

        In connection with the Master Recapitalization Agreement and the Transactions, the Board of Directors recommended that the Company's Certificate of Incorporation filed with the Secretary of State of the State of Delaware be amended and restated to reclassify each share of the Company's Class B Common Stock outstanding immediately prior to the effectiveness of the Second Amended Charter as one share of Class A Common Stock upon such effectiveness, to increase the Company's authorized common stock from 200,000,000 shares to 500,000,000 shares and to decrease the Company's authorized preferred stock from 10,000,000 shares to 1,000,000 shares. The Consenting Holders approved the Second Amended Charter on May 21, 2010 and the Second Amended Charter will be filed with the Secretary of State of the State of Delaware on the Closing Date. The Certificate of Designation setting forth the rights, powers and preferences and the qualifications, limitations and restrictions thereof, of the Preferred Stock will also be filed with the Secretary of State of the State of Delaware on the Closing Date.

        The Second Amended Charter also modifies the provisions in the Company's current Certificate of Incorporation with respect to corporate opportunities. Under the current Certificate of Incorporation, the Company waives any interest or expectancy it might have in business opportunities presented to Hallmark or Hallmark's directors, officers, agents, employees or affiliates, specifically the rights the Company might have in the same or similar activities or lines of business as Hallmark, subject to certain exceptions. Furthermore, neither Hallmark nor any of its directors, officers, agents, employees or affiliates (i) are liable to the Company or its stockholders for breach of any duty by reason of such person's participation in such business opportunities or (ii) have any duty to communicate or present any activities or omissions concerning business opportunities to the Company or its stockholders.

        In the Second Amended Charter, Hallmark generally maintains its right to engage in the same or similar activities or lines of business as the Company. However, the Second Amended Charter distinguishes such "Business Opportunities" from "Corporate Transaction Opportunities." "Business Opportunity" means any corporate opportunity relating to the operation of a multichannel video programming provider, and does not include any Corporate Transaction Opportunity. "Corporate Transaction Opportunity" means any corporate opportunity relating to the acquisition by a third party of the Company or of all or a material portion of its equity, debt, assets, or voting power.

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        With respect to a Business Opportunity:

    (i)
    A Business Opportunity offered to any person who is an officer of the Company, and who is also a director but not an officer of Hallmark, belongs to the Company;

    (ii)
    A Business Opportunity offered to any person who is a director but not an officer of the Company, and who is also a director or officer of Hallmark, belongs to the Company if such Business Opportunity is expressly offered to such person in his or her capacity as a director of the Company, and otherwise belongs to Hallmark; and

    (iii)
    A Business Opportunity offered to any person who is an officer of both the Company and Hallmark belongs to the Company if such Business Opportunity is expressly offered to such person in his or her capacity as an officer of the Company, and otherwise belongs to Hallmark.

        With respect to a Corporate Transaction Opportunity, under the Second Amended Charter, any Corporate Transaction Opportunity belongs to Hallmark, and any person who is an officer or director of the Company and an officer or director of Hallmark has no duty to communicate such Corporate Transaction Opportunity to the Company. Under the current Certificate of Incorporation, Business Opportunities are addressed just as they will be under the Second Amended Charter, but Corporate Transaction Opportunities are not distinguished from Business Opportunities. Under the Second Amended Charter, Business Opportunities and Corporate Transaction Opportunities that do not belong to the Company under the foregoing rules are specifically renounced.

        The provisions regarding business opportunities described above terminate when and if Hallmark ceases to own at least 20% of the total voting power of all classes of the outstanding capital stock of the Company entitled to vote in the election of directors and no person who is a director or officer of the Company is also a director or officer of Hallmark.

        Furthermore, unlike the Company's current Certificate of Incorporation, the Second Amended Charter provides that the Company elects not to be governed by Section 203 of the DGCL, subject to certain carveouts. Section 203 of the DGCL, subject to certain exceptions, prohibits a company from engaging in business combinations with interested stockholders for a period of three years following the time such stockholder becomes an interested stockholder. The Second Amended Charter provides that the Company will not be governed by Section 203 of the DGCL until the moment in time immediately following the time at which both the following conditions exist (if ever): (a) Section 203 by its terms would apply to the Company and (b) there occurs a transaction in which Hallmark's beneficial ownership interest in the Company is reduced to less than 50% of the outstanding shares of Common Stock.

THIRD AMENDED CHARTER

        In connection with the Master Recapitalization Agreement and the Transactions, the Board of Directors recommended that the stockholders approve the Third Amended Charter which provides for a reverse stock split of outstanding shares of the Class A Common Stock if the Third Amended Charter is filed with the Delaware Secretary of State. Even with stockholder approval, the reverse stock split will only be implemented if recommended by an independent committee as described below and further authorized by the Board of Directors. In accordance with the Master Recapitalization Agreement, at any time prior to December 31, 2013, if requested by the Special Committee (or another committee consisting solely of disinterested, independent directors, either of which are referred to in this section as the "independent committee"), the Company will file the Third Amended Charter with the Secretary of State of the State of Delaware and do so within three business days following the request. The ratio of a reverse stock split will range from 2 to 20 shares being automatically classified into one share, with the exact ratio to be determined by the Board of Directors upon the recommendation of the independent committee (which has discretion to act in the best interests of the

58

Company) and to be publicly announced by the Company. The Consenting Holders have granted authority for the filing of the Third Amended Charter. The text of the form of Third Amended Charter is attached as Exhibit G to the Master Recapitalization Agreement.

        If the Company elects to effect a reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. Our Common Stock would continue to have the same par value per share. Currently, the Company does not have any plans with regard to the authorized but unissued shares of our Common Stock following the reverse split.

  Reasons For the Reverse Stock Split

        Potential reasons for implementing a reverse split may include any one or more of the following:

    •
    to increase the stock price per share in order to continue our listing with NASDAQ;

    •
    to increase the price per share of our stock in order to help increase market confidence in the Company; or

    •
    to facilitate various financing arrangements that we may decide to pursue in the future.

        Under NASDAQ rules, NASDAQ can delist issuers with low trading prices per share. While the Company's stock has traded through the date of this Information Statement above the minimum price per share required for continued listing on NASDAQ, it is possible that a notice of delisting for this reason could be received in the future. The Company believes that any delisting or threatened delisting of its Common Stock from NASDAQ, among other things, may cause a decrease in the price of its stock and make its stock less attractive to certain investors. In addition, not being listed on NASDAQ may affect the Company's eligibility to use a more streamlined form of registration statement for resales of restricted securities, if any are issued. Having the authority to implement a reverse stock split upon a receipt of any such notice from NASDAQ would allow the Board to quickly address this issue should it arise before December 31, 2013.

        An increased stock price may facilitate various financing arrangements that the Company may decide to pursue in the future. Such potential financing partners may be more willing to negotiate with if its stock price is higher.

        The Board of Directors believes that having authority to implement a reverse stock split, if and when it determines such to be appropriate, is in the best interests of stockholders.

  Potential Effects of a Reverse Stock Split

        A reverse stock split, if implemented, would reduce the number of shares of Common Stock outstanding and potentially increase the trading price of the Common Stock. However, the Company cannot predict the effect of any reverse stock split upon the market price of the Common Stock. The history of reverse stock splits for companies varies. The Company cannot assure stockholders that the trading price of the Common Stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of the Common Stock outstanding. Also, the Company cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of the Common Stock. The trading price of the Common Stock may change due to a variety of other factors, including operating results, other factors related to the Company's business and general market conditions.

        The reverse stock split, if implemented, would not change the number of authorized shares of Common Stock as designated by the Second Amended Charter and the Third Amended Charter. Therefore, because the number of issued and outstanding shares of the Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of the Common Stock

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would increase. Potential effects of having a large number of shares authorized and unissued are discussed below.

        The Company believes that a larger number of authorized shares of Common Stock could provide the flexibility to issue additional shares of Common Stock as needs may arise without further stockholder action unless required by applicable law, regulation, listing requirements or the Third Amended Charter. Except as set forth herein, we have no agreements, understandings or plans for the issuance or use of the additional shares of Common Stock proposed to be authorized.

        The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share, and on stockholders' equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of Common Stock. Holders of Common Stock have no preemptive rights, except for the contractual preemptive rights granted to Hallmark in the Stockholders Agreement as described above.

        The availability for issuance of additional shares of Common Stock also could have the effect of rendering more difficult or discouraging an attempt to change or obtain control of the Company in the future. For example, the issuance of shares of Common Stock (within the limits imposed by applicable law and the rules of any market upon which the Common Stock may be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company in the future. The issuance of additional shares of Common Stock could also be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of stockholders. The Company is not aware of any efforts to change control of the Company.

        The Company's Board may issue additional shares of Common Stock only if (i) the action is permissible under Delaware law and the rules of any stock market on which Common Stock is traded, and (ii) while any shares of Preferred Stock are outstanding, the action is approved by the holders of the Preferred Stock.

  Number of Shares after a Reverse Stock Split

        The following table shows, based on the Company's outstanding Common Stock as of April 30, 2010 and assuming the increase in the authorized shares of Class A Common Stock stated in the Second Amended Charter and the Third Amended Charter, the number of shares of our Common Stock that will be (1) issued and outstanding, (2) authorized and reserved for issuance and (3) authorized and unreserved after the adoption of a reverse stock split, showing various ratios between 1:2 and 1:20.

NUMBER OF SHARES IF A REVERSE STOCK SPLIT
WERE EFFECTED POST-CLOSING, ASSUMING A CLOSING DATE OF APRIL 30, 2010
AND AN INCREASE IN AUTHORIZED CLASS A SHARES

	Reverse Stock Split Ratio
	Pre-Split	1:3	1:5	1:10	1:13	1:15	1:20
Issued and outstanding shares	354,748,428	118,249,476	70,949,686	35,474,843	27,288,341	23,649,895	17,737,421
Reserved shares(1)	71,316,498	23,772,166	14,263,300	7,131,650	5,485,884	4,754,433	3,565,825
Authorized, unissued and unreserved shares(2)	73,935,074	357,978,358	414,787,014	457,393,507	467,225,775	471,595,672	478,696,754
Total authorized shares	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000

(1)
Reserved shares include 77,713 shares of Common Stock that are expected to be issuable under outstanding stock options as of April 30, 2010 and 71,238,785 shares of Common Stock underlying the Preferred Stock.

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(2)
Prior to the Second Amended Charter and the Third Amended Charter, the authorized Class A Common Stock consists of 200,000,000 shares.

  No Fractional Shares

        The Company will not issue fractions of shares of Common Stock in connection with a reverse stock split pursuant to the Third Amended Charter. Stockholders who would otherwise own, as a result of the reverse stock split, a fractional interest in a share of post-split Common Stock immediately following the split, will instead be entitled to receive, with respect to and in lieu of such fractional interest, cash from the Company representing the fair market value of the fractional shares at the election of the Board of Directors either as determined by the Board of Directors or by following the procedures described below. The Company will arrange for the disposition of fractional interests by those otherwise entitled thereto by the mechanism of having (x) the transfer agent of the Company aggregate such fractional interests, (y) the shares resulting from the aggregation sold and (z) the net proceeds received from the sale allocated and distributed among the holders of the fractional interests as their respective interests appear.

  Effects on Ownership by Individual Stockholders

        If the Company implements a reverse stock split, the number of shares of Common Stock each record stockholder holds would be reduced by dividing the number of shares held immediately before the reverse split by the number recommended for the reverse split by the independent committee, and then rounding down to the nearest whole share. The reverse stock split would affect the Common Stock uniformly and would not affect a stockholder's percentage of ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash. A fractional share that is not issued could eliminate as many as 19 outstanding shares per record holder of the Common Stock (if the maximum level of a reverse stock split at 1:20 is implemented), and therefore a cash payment could be made for up to 19 shares held by any record holder.

        If the reverse stock split is implemented and existing stock certificates are to be exchanged, the Company would provide to the stockholders information on exchanging the certificates.

  Effect on Preferred Stock, Options and Other Rights

        If a reverse stock split is implemented, all the terms of any then outstanding shares of Preferred Stock, options and other rights to acquire shares of the Common Stock would be adjusted to take into account the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each security would be reduced, and the exercise price for each security, as applicable, would be increased, in accordance with the terms of such security.

  Other Effects on Outstanding Shares

        If the Company implements a reverse stock split, the rights and powers of the outstanding shares of Common Stock would remain the same after the reverse stock split. Each share of Common Stock issued pursuant to the reverse stock split would be fully paid and non-assessable.

        The reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be higher than the costs of transactions in "round-lots."

        The Common Stock is currently registered under the Exchange Act. As a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the number of holders in a way that changes the Company's ability to continue or discontinue the registration of the Common Stock under the Exchange Act. According to the records of the Company's transfer agent, as of April 30, 2010 the Company had 55 holders of record of its Common Stock and a stock split at the maximum level of 20 shares becoming one share of Common Stock (1:20) would reduce our record holders to 52.

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  Accounting Consequences

        The reverse stock split will not affect the par value of the Common Stock. As a result, on the effective date of the reverse stock split, the Company will reduce the Common Stock account on the balance sheet to correspond to the ratio of the reverse split, and credit the additional paid-in capital account by the same amount. The Company will increase the per share net income or loss and net book value of the Common Stock because there will be fewer shares of our Common Stock outstanding.

        Certain tax consequences of a reverse stock split are described in "Material U.S. Federal Income Tax Consequences of the Transactions" above.

THE MERGERS

        The following is a summary of the material terms of the Mergers and the Merger Agreements. Although we believe that this description covers the material terms of the Mergers and the Merger Agreements, it may not contain all the information that is important to you and is qualified in its entirety by reference to the Merger Agreements, copies of which are included as Exhibits E and F to the Master Recapitalization Agreement. We urge you to carefully read the Merger Agreements in their entirety.

The Companies

  Crown Media Holdings, Inc.

        The Company owns and operates a cable television channel, known as the Hallmark Channel, dedicated to high-quality entertainment programming for adults and families. The Hallmark Channel is a 24-hour television destination for family-friendly programming and a leader in the production of original movies. In addition, the Company owns and operates the Hallmark Movie Channel, which is a 24-hour digital cable network dedicated to offering viewers a collection of movies and mini-series appropriate to the entire family, and the Hallmark Movie Channel HD, which is simulcast alongside the Hallmark Movie Channel and offers a mix of original movies, mini-series and feature films. These channels are distributed to more than 89.1 million subscribers in the U.S. and its territories and possessions, including Puerto Rico, at March 31, 2010. The Company currently distributes (a) the Hallmark Channel through approximately 5,450 cable, satellite, and other distribution systems and (b) the Hallmark Movie Channel through approximately 800 such systems. The Company has agreements with various pay television distributors for the distribution of the Hallmark Channel. The Company also has agreements with select distributors, which give these distributors the right to distribute the Hallmark Movie Channel and the Hallmark Movie Channel HD. In addition, the Company has entered into agreements with several telephone companies that have started to furnish video programming to consumers. The Company was incorporated in Delaware on December 15, 1999. The Company's Class A Common Stock is currently listed on NASDAQ under the symbol "CRWN".

        The Company's telephone number is (818) 755-2400 and its principal executive offices are located at 12700 Ventura Boulevard, Suite 200, Studio City, California 91604.

  Hallmark Entertainment Investments Co.

        HEIC is a company engaged in the ownership of media business. At present its principal asset is Class A Common Stock and Class B Common Stock of the Company. HEIC has no material liabilities other than the guarantees of liabilities of the Company and its subsidiaries. There is no established public trading market for the common stock of HEIC.

        HEIC's telephone number is (816) 274-5583 and its principal executive offices are located at 2501 McGee Street, Kansas City, Missouri 64108.

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  Hallmark Entertainment Holdings, Inc.

        HEH is a holding company formed to hold the stock in HEIC. HEH's principal asset is the stock of HEIC, and HEH has no material liabilities other than the guarantees of liabilities of the Company and its subsidiaries. HEH, a subsidiary of Hallmark, holds approximately 73.9% of HEIC's Class A Common Stock and 100% of HEIC's Class B Common Stock, and controls the voting of all of the Company's shares held by HEIC. There is no established public trading market for the common stock of HEH.

        HEH's telephone number is (816) 274-5583 and its principal executive offices are located at 2501 McGee Street, Kansas City, Missouri 64108.

Past Contacts, Transactions or Negotiations Between the Companies

        HEIC is a significant investor in the Company and holds approximately 71.7% of the Class A Common Stock and 100% of the Class B Common Stock, representing in the aggregate approximately 94.5% of the outstanding voting power on all matters submitted to our stockholders. Pursuant to a stockholders agreement, HEIC is entitled to nominate twelve (12) of the Company's fifteen (15) directors and holds four (4) demand registration rights and unlimited piggyback registration rights with respect to the shares of the Class A Common Stock that it owns. HEH owns 0 shares of Class A Common Stock directly and owns 83.4% of HEIC. Under HEIC Stockholders Agreement, HEH directs the voting of Company shares held by HEIC.

        Please refer to the section of this Information Statement titled "BACKGROUND" for a description of the negotiations, transactions and material contacts during the past two (2) years between the Company and HEIC and its affiliates concerning the Transactions.

        There are significant relationships between HEIC, HEH and their affiliates and the Company and its affiliates. For more information regarding these relationships, please see the descriptions of the Transactions contained herein and "Item 13 Certain Relationships and Related Transactions and Director Independence" of the Company's Annual Report on Form 10-K for the year ended December 31, 2009, attached hereto as Appendix B and incorporated by reference herein. See "THE RECAPITALIZATION -Interests of the Company's Executive Officers and Directors" and "INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON."

        HEH, a subsidiary of Hallmark, holds approximately 73.9% of HEIC's Class A Common Stock and 100% of HEIC's Class B Common Stock and controls the voting of all of the Company's shares held by HEIC.

Appraisal Rights

        Holders of the Company's Class A Common Stock are not entitled to appraisal rights with respect to the Mergers.

Effective Time of the Mergers

        With respect to each Merger, if all of the conditions to such Merger are satisfied, the Merger will be consummated and become effective at the time that a Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later time as set forth in the applicable Certificate of Merger (each, an "Effective Time"). The filing of the Certificates of Merger is expected to occur within ten (10) business days following the satisfaction or waiver of the closing conditions set forth in the Master Recapitalization Agreement.

63

 Reasons for the Mergers

        Hallmark bargained for the Mergers as part of the Recapitalization in order to provide greater liquidity to the minority stockholders of HEIC who, upon consummation of the Transactions, will hold publicly-traded Common Stock. The Mergers also serve to simplify Hallmark's ownership interest in the Company.

Structure of the Mergers

        The Master Recapitalization Agreement requires that the HEIC Merger occur prior to the HEH Merger. The details of each Merger are set forth below.

  HEIC Merger

        The HEIC Merger Agreement provides for the merger of HEIC with and into the Company. At the Effective Time:

  (i)
  all shares of Common Stock outstanding immediately prior to the Effective Time, other than those held by HEIC, will remain outstanding and unaffected by the Merger;

  (ii)
  all shares of Common Stock outstanding immediately prior to the Effective Time and held by HEIC (83,817,071 shares) will be cancelled; and

  (iii)
  each share of common stock of HEIC outstanding immediately prior to the Effective Time (a total of 83,818 shares) will be converted into that number of shares of Common Stock equal to the number of shares of Common Stock owned by HEIC immediately prior to the Effective Time divided by the total number of shares of common stock of HEIC outstanding immediately prior to the Effective Time (a resulting total of 83,817,071 shares).

        The Company's stockholders will receive no consideration in connection with the HEIC Merger and the HEIC Merger will not result in any material difference in the rights of the Company's stockholders.

        The Certificate of Incorporation and By-laws of the Company, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation and the By-laws of the surviving corporation.

  HEH Merger

        The HEH Merger Agreement provides for the merger of HEH with and into the Company. At the Effective Time:

  (i)
  all shares of Common Stock outstanding immediately prior to the Effective Time, other than those held by HEH, will remain outstanding and unaffected by the Merger;

  (ii)
  all shares of Common Stock outstanding immediately prior to the Effective Time and held by HEH (69,929,225 shares) will be cancelled; and

  (iii)
  each share of common stock of HEH outstanding immediately prior to the Effective Time (a total of 1,000 shares) will be converted into that number of shares of Common Stock equal to the number of shares of Common Stock owned by HEH immediately prior to the Effective Time divided by the total number of shares of common stock of HEH outstanding immediately prior to the Effective Time (a resulting total of 69,929,225 shares).

        The Company's stockholders will receive no consideration in connection with the HEH Merger and the HEH Merger will not result in any material difference in the rights of the Company's stockholders.

64

        The Certificate of Incorporation and By-laws of the Company, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation and the By-laws of the surviving corporation.

Surviving Corporation Officers and Directors

        With respect to each of the Mergers, the directors and officers of the Company immediately prior to the Effective Time will become the directors and officers of the surviving corporation. The Mergers will not have any effect on the indemnification and insurance obligations of the Company with respect to its directors and officers.

Conditions to the Mergers

        Under each Merger Agreement, the obligations of each party to complete the Merger are subject to the satisfaction of certain conditions. Included in these conditions are the approval by the Company's stockholders (which has been obtained), the satisfaction or waiver of all conditions to the Closing Date set forth in the Master Recapitalization Agreement and the occurrence of the Closing concurrent with the Effective Time and HEIC or HEH, as applicable, having no material liabilities other than the guarantees of liabilities of the Company and its subsidiaries at the Effective Time.

Termination

        Each of the Merger Agreements will terminate automatically, whether before or after approval of the stockholders of the company and HEIC or HEH, as applicable, upon termination of the Master Recapitalization Agreement without the Closing having occurred thereunder.

        In addition, each Merger Agreement may be terminated and the related Merger abandoned at any time prior to the Effective Time, notwithstanding adoption of the Merger Agreement by the stockholders of HEIC or HEH, as applicable, by mutual consent of the Boards of Directors of the Company and HEIC or HEH, as applicable.

Modification, Amendment and Waiver

        At any time prior to the Effective Time, the Boards of Directors of each of the Company and HEIC or HEH may, to the fullest extent permitted by law, amend, modify or supplement the HEIC Merger Agreement or the HEH Merger Agreement, as applicable, in such manner as they determine.

FINANCIAL INFORMATION

Pro Forma Financial Information

        On February 26, 2010, the Company entered into the Master Recapitalization Agreement and certain related transactions with Hallmark. The Transactions include more than $1.1 billion of debt which Hallmark will exchange for New Debt, Preferred Stock and Common Stock. The unaudited pro forma consolidated balance sheet that follows has been prepared to give effect to the Transactions as if they occurred on March 31, 2010. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2009 and the three months ended March 31, 2010 have been prepared as if the Transactions occurred separately on January 1, 2009 and January 1, 2010. Explanations of the related pro forma adjustments and pro forma net income per share follow the pro forma financial statements.

        The exchange of HCC Debt for New Debt, Preferred Stock and Common Stock as part of the Transactions has been given effect in these unaudited pro forma consolidated financial statements in accordance with the provisions of Accounting Standards Codification (the "ASC") 470-60 Debt—Troubled Debt Restructurings. Accordingly, Preferred Stock and Common Stock have been recorded at their respective estimated fair values as of March 31, 2010. Also in accordance with the ASC, New

65

Debt is recorded as $452 million, which is the residual of (i) the carrying value of HCC Debt, $1,143 million as of March 31, 2010, less (ii) the estimated fair values of Preferred Stock and Common Stock of $287 million and $401 million, respectively, which were determined as of March 1, 2010 based on the third party valuation described below, less (iii) $3 million which represents the amount by which the difference between (i) and (ii) exceeds the minimum future interest and principal payments required by the credit agreement underlying New Debt. Given the related party nature of the Transactions, the $3 million amount described in (iii) has been reflected as an adjustment to Paid-in capital. The difference by which the $452 million amount recorded as New Debt exceeds the $315 million principal amount of New Debt will be amortized over the term of New Debt as a reduction of the interest expense that otherwise would arise from the stated cash interest rates. The ultimate amount of interest expense recognized by the Company would also be impacted by the Company's ability to elect up to six pay-in-kind options. If, and when, any of these pay-in-kind options are exercised, the effects of such elections will be recognized prospectively.

        For purposes of preparing the Company's pro forma financial statements below, the Company engaged an independent third party to provide a valuation of the Common Stock, Preferred Stock and the New Debt as of March 1, 2010. The Company believes the values of New Debt, Preferred Stock and Common Stock would not have been significantly different at March 31, 2010. This engagement was after the Company entered into the Master Recapitalization Agreement and therefore was not relied on by the Board of Directors, the Special Committee or the Consenting Holders in making any determinations regarding the Transactions. The engagement relates only to the preparation of the Company's pro forma financial information that follows. The valuation party utilized: (i) the public company guideline method (which attempts to value the business by identifying and selecting publicly-traded companies with financial and operating characteristics similar to our Company and applying valuation multiples to our Company) as a market-based approach and (ii) a discounted future cash flows method (which applies a discount rate to earnings projections for a period of years) to value the Company's total invested capital at March 1, 2010. The valuation party then used a 75% weighting on the public company guideline method and a 25% weighting on the discounted future cash flows method. The New Debt was valued using an income-based approach. An option pricing analysis method was used for the valuation of the Preferred Stock at March 1, 2010. The valuation party has preliminarily determined that the fair value of the invested capital of the Company as of March 1, 2010 was $1,176,979,000. The valuation party's preliminary determinations of the fair value of the New Debt, Preferred Stock and such Common Stock as would be issued in the Transactions are $285 million, $287 million and $401 million, respectively.

        Pursuant to the ASC, the fair value of the New Debt is not a factor in accounting for the troubled debt restructuring. Nonetheless, pursuant to other provisions of the ASC, the Company will periodically disclose the estimated the fair value of New Debt subsequent to the closing of the Transactions.

        We also have calculated the pro forma Conversion Price ($2.5969 per common share) as of March 31, 2010. Although the Master Recapitalization Agreement states that March 31, 2010 will be the date of determination for the Conversion Price, such amount remains subject to final determination and agreement among the parties to the Master Recapitalization Agreement.

        The accounting treatment could change significantly based on the values ultimately ascribed to Preferred Stock and Common Stock, which cannot be determined until the Closing Date, and the number of shares of Common Stock ultimately issued, which cannot be determined until the Closing Date.

        Historical financial statement amounts have been derived from our consolidated financial statements included in our Quarterly Report on Form 10-Q for the three month period ended March 31, 2010 and our Annual Report on Form 10-K for the year ended December 31, 2009.

66

CROWN MEDIA HOLDINGS, INC. AND ITS SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2010

	Historical	Pro Forma Adjustments		Pro Forma
	(in thousands)
ASSETS
Cash and cash equivalents	$16,615	$(4,487	)(A)	$12,128
Accounts receivable, net	64,040	—		64,040
Program license fees	104,258	—		104,258
Prepaid program license fees	12,974			12,974
Prepaid and other assets	2,238	—		2,238

Total current assets	200,125	(4,487)		195,638
Program license fees	168,643	—		168,643
Property and equipment, net	13,261	—		13,261
Goodwill	314,033	—		314,033
Prepaid and other assets	4,510	(585	)(B)	1,902
		(2,023	)(C)

Total assets	$700,572	$(7,095)		$693,477

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES:
Accounts payable and accrued liabilities	$18,102	$3,171	(C)	$21,273
Audience deficiency reserve	22,130	—		22,130
License fees payable	93,594	—		93,594
Payables to Hallmark affiliates	28,499	(23,796	)(B)	4,703
Credit facility and interest payable	—	—		—
Notes and interest payable to Hallmark Cards affiliates	345,184	(340,697	)(B)	—
		(4,487	)(A)
Company obligated mandatorily redeemable preferred interest, including accretion	23,474	—		23,474

Total current liabilities	530,983	(365,809)		165,174
Accrued liabilities	22,978	—		22,978
License fees payable	73,652	—		73,652
Senior unsecured note to HC Crown, including accrued interest	778,012	(778,012	)(B)	—
New Debt	—	451,594	(D)	451,594

Total liabilities	1,405,625	(692,227)		713,398
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock	—	185,000	(E)	185,000
Common stock
Class A	741	307	(F)	3,522
		2,474	(E)
Class B	307	(307	)(F)	—
Paid-in capital	1,452,089	502,852	(E)	1,949,747
		(5,194	)(C)
Accumulated deficit	(2,158,190)	—		(2,158,190)

Total stockholders' equity (deficit)	(705,053)	685,132		(19,921)

Total liabilities and stockholders' equity (deficit)	$700,572	$(7,095)		$693,477

67

CROWN MEDIA HOLDINGS, INC. AND ITS SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

	Historical	Pro Forma Adjustments		Pro Forma
	(in thousands, except per share amounts)
Revenue:
Subscriber fees	$63,597	$—		$63,597
Advertising	213,770	—		213,770
Advertising by Hallmark Cards	775	—		775
Other revenue	1,422	—		1,422

Total revenue, net	279,564	—		279,564
Cost of Services:
Programming costs:
Affiliates	1,235	—		1,235
Non-affiliates	126,293	—		126,293
Amortization of capital lease	1,158	—		1,158
Contract termination expense	4,718	—		4,718
Other costs of services	14,175	—		14,175

Total cost of services	147,579	—		147,579
Selling, general and administrative expense	47,069	(1,022	)(G)	46,047
Marketing expense	6,551	—		6,551
Depreciation and amortization expense	1,947	—		1,947
Gain from sale of film assets	(682)	—		(682)

Income from continuing operations before interest	77,100	1,022		78,122
Interest income	481	—		481
Interest expense	(101,020)	91,618	(H)	(9,402)

Income (loss) from continuing operations	(23,439)	92,640		69,201
Income tax expense	—	—	(I)	—

Net income (loss) from continuing operations	(23,439)	92,640		69,201
Net income (loss) attributable to preferred stock:
Cumulative preferred stock dividends	—	(25,900	)(J)	(25,900)
Participation in net income on an "as if converted" basis	—	(7,285	)(J)	(7,285)

Net income (loss) from continuing operations available to common shareholders	$(23,439)	$59,455		$36,016

Weighted average number of common shares outstanding
Basic	104,788			352,200
Diluted	104,788			352,200
Net income (loss) from continuing operations available to common shareholders per common share
Basic	$(0.23)			$0.10
Diluted	$(0.23)			$0.10

68

CROWN MEDIA HOLDINGS, INC. AND ITS SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2010

	Historical	Pro Forma Adjustments		Pro Forma
	(in thousands, except per share amounts)
Revenue:
Subscriber fees	$16,994	$—		$16,994
Advertising	51,246	—		51,246
Advertising by Hallmark Cards	64	—		64
Other revenue	74	—		74

Total revenue, net	68,378	—		68,378
Cost of Services:
Programming costs:
Affiliates	427	—		427
Non-affiliates	28,730	—		28,730
Amortization of capital lease	289	—		289
Contract termination expense	103	—		103
Other costs of services	2,305	—		2,305

Total cost of services	31,854	—		31,854
Selling, general and administrative expense	12,028	—	(G)	12,028
Marketing expense	973	—		973
Depreciation and amortization expense	383	—		383
Gain from sale of film assets	—	—		—

Income from continuing operations before interest	23,140	—		23,140
Interest income	18	—		18
Interest expense	(25,482)	23,515	(H)	(1,967)

Income (loss) from continuing operations	(2,324)	23,515		21,191
Income tax expense	—	—	(I)	—

Net income (loss) from continuing operations	(2,324)	23,515		21,191
Net income (loss) attributable to preferred stock:
Cumulative preferred stock dividends	—	(6,475	)(J)	(6,475)
Participation in net income on an "as if converted" basis	—	(2,476	)(J)	(2,476)

Net income (loss) from continuing operations available to common shareholders	$(2,324)	$14,564		$12,240

Weighted average number of common shares outstanding
Basic	104,788			352,200
Diluted	104,788			352,200
Net income (loss) from continuing operations available to common shareholders per common share
Basic	$(0.02)			$0.03
Diluted	$(0.02)			$0.03

69

CROWN MEDIA HOLDINGS, INC. AND ITS SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Continued)

FOR THE THREE MONTHS ENDED MARCH 31, 2010

(A)
To reduce cash and interest payable to reflect the payment of accrued interest on the HCC Debt contemporaneously with the closing of the Transactions.

(B)
To eliminate the carrying value of HCC Debt, comprising HCC Debt as of March 31, 2010 ($1,143 million) less the unamortized portion of debt acquisition costs associated with HCC Debt ($0.6 million).

(C)
To recharacterize transaction costs incurred as of March 31, 2010 and to record a liability for transaction costs that had not been incurred as of March 31, 2010. Because it was necessary to reduce the recorded amount of New Debt to an amount not in excess of the minimum future interest and principal payments required by the related credit agreement (a reduction of $2.7 million), the debt-related portion ($1.5 million) of the aggregate transaction costs ($5.2 million) has been recorded as a reduction of Paid-in capital. The equity-related portion is also shown as a reduction of Paid-in capital. Related costs expensed during the year ended December 31, 2009 have been eliminated from the Pro Forma Consolidated Statement of Operations because they were non-recurring in nature. There were no such costs expensed during the three months ended March 31, 2010. See (G) below.

(D)
To record New Debt at the residual amount of HCC Debt as of March 31, 2010 in the manner described in the discussion that precedes the unaudited pro forma consolidated balance sheet.

(E)
To record the issuance of 185,000 shares of Preferred Stock and 247,412,252 shares of Common Stock in connection with the Transactions at their estimated fair values at March 31, 2010 ($287 million and $401 million, respectively) less the $2.7 million adjustment described in (C) above.

(F)
To give effect to the conversion of 30,670,422 shares of Class B Common Stock to 30,670,422 shares of Class A Common Stock on a one-for-one basis pursuant to the Company's Second Amended and Restated Certificate of Incorporation which is to be adopted contemporaneously with the closing of the Transactions.

(G)
To eliminate non-recurring expenses associated with evaluation and negotiation of various proposals from which the Transactions evolved.

(H)
To give effect to the reduction in interest expense resulting from the Transactions using the 0.3% effective interest rate on New Debt that results from comparing (i) management's estimate of future cash outflows for principal and interest to (ii) the recorded amount of New Debt. See (D) above.

(I)
The Company estimates that it would have no pro forma current tax liability as any current liability would be reduced by utilization of net operating loss carryforwards. The related decrease in deferred tax assets would be offset by a corresponding reduction in the related valuation allowance. Accordingly, the pro forma consolidated statements of operations reflect no income tax expense.

(J)
Pro forma basic and diluted net income from continuing operations available to common shareholders per common share have been calculated by dividing (1) the sum of (i) pro forma income from continuing operations less (ii) the annual 14% preferred stock dividends that would be applicable to 2011 (whereas the dividend rate applicable to 2010, the initial year, is 0%) less (iii) the amount of net income attributable to participation by Preferred Stock in net income on an "as if converted" basis by (2) the pro forma weighted average common shares outstanding which gives effect to the additional shares of Common Stock that would be issued on a pro forma basis in connection with the Transactions.

70

CROWN MEDIA HOLDINGS, INC. AND ITS SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Continued)

FOR THE THREE MONTHS ENDED MARCH 31, 2010

  With respect to the pro forma consolidated statement of operations for the year ended December 31, 2009, had the Preferred Stock dividend rates of 0% for 2010 or 16% ($29.6 million) for 2012 and thereafter been applied, pro forma basic and diluted net income from continuing operations available to common shareholders per common share would have been $0.16 and $0.09, respectively. Amounts attributable to participation in net income on an "as if converted" basis would have been approximately $7.3 million and $6.7 million, respectively. Such "as if converted" amounts have been deducted because their effects on the respective net income from continuing operations available to common shareholders per common share are not anti-dilutive.

  With respect to the pro forma consolidated statement of operations for the three months ended March 31, 2010, had the Preferred Stock dividend rates of 0% for 2010 or 16% ($6.5 million for the three month period) for 2012 and thereafter been applied, pro forma basic and diluted net income from continuing operations available to common shareholders per common share would have been $0.05 and $0.03, respectively. Amounts attributable to participation in net income on an "as if converted" basis would have been approximately $3.4 million and $2.3 million, respectively. Such "as if converted" amounts have been deducted because their effects on the respective net income from continuing operations available to common shareholders per common share are not anti-dilutive.

        The provisions of the Transactions, as described elsewhere in this Information Statement, also require that, not later than the Closing Date, the Company shall have obtained a revolving credit facility from a third-party lender with an availability of at least $30 million and a maturity of not less than 360 days from the Closing Date. The provisions of the credit agreement underlying New Debt, also as described elsewhere in this Information Statement, require that, not later that the Closing Date, the Company establish the NICC Reserve Account for the purpose of setting aside cash or cash equivalents, at the Company's discretion, with which to pay all or a portion of the $25 million mandatorily redeemable preferred interest on December 31, 2010.

        Subsequent to March 31, 2010, the Company established the NICC Reserve Account in accordance with the Master Recapitalization Agreement. As of the date of this Information Statement, the Company, at its sole discretion, has deposited $10 million to the NICC Reserve Account. The source of such deposit was cash and cash equivalents on hand. As of the date of this Information Statement, the Company has not obtained the $30 million revolving credit facility specified by the Master Recapitalization Agreement and described more fully elsewhere in this Information Statement.

Financial Statement Information

        The Company incorporates by reference the following information from its Annual Report on Form 10-K for the year ended December 31, 2009, attached hereto as Exhibit B:

  •
  Part II, Item 6, Selected Financial Data

  •
  Part II, Item 8, Financial Statements and Supplementary Data

  •
  Part II, Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations

  •
  Part II, Item 7A, Quantitative and Qualitative Disclosures about Market Risk

        The Company incorporates by reference the following information from its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, attached hereto as Exhibit C:

  •
  Part I, Item 1

  •
  Part I, Item 2

  •
  Part I, Item 3

71

INFORMATION ABOUT THE COMPANY

Market Information

        The Class A Common Stock is listed on NASDAQ under the ticker symbol "CRWN." As of May 3, 2010, there were 74,117,654 shares of Class A Common Stock issued and outstanding. The closing price per share for the Class A Common Stock was $3.03 on May 28, 2009 prior to the announcement of the then Proposed Recapitalization. The closing price per share for the Class A Common Stock on February 9, 2010 prior to the announcement of the terms of the Recapitalization was $1.52. The closing price per share on NASDAQ for the Class A Common Stock was $1.82 on May 3, 2010. There is no established public trading market for our Class B Common Stock, of which 100% is owned by HEIC. Set forth below are the high and low sales prices for the Class A Common Stock for each quarterly period in 2008 and 2009, as reported on NASDAQ.

	Price Range
Common Stock	High	Low
2008
First Quarter	$6.480	$4.520
Second Quarter	$5.440	$4.200
Third Quarter	$5.350	$3.640
Fourth Quarter	$5.230	$1.630
2009
First Quarter	$2.890	$1.170
Second Quarter	$3.280	$1.450
Third Quarter	$2.100	$1.450
Fourth Quarter	$1.940	$1.190
2010
First Quarter	$2.060	$1.280

Holders

        As of April 30, 2010, there were 55 record holders of the Class A Common Stock and one record holder of our Class B common stock.

Dividends

        The Company has not paid any cash dividends on its common stock since inception. The Company anticipates that we will retain all of its earnings, if any, in 2010 to finance the continued growth and expansion of its business, and the Company has no current intention to pay cash dividends. The Company bank credit facility also prohibits our declaring or paying any cash dividends.

72

 Securities Authorized for Issuance under Equity Compensation Plans

        Information related to the Company's Amended and Restated 2000 Long Term Incentive Plan, its only equity compensation plan, is presented as of March 31, 2010, in the following table.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding the Number of Securities to be Issued Upon Exercise of Outstanding Options)
	(In thousands)		(In thousands)
Equity compensation plans approved by security holders	86	$13.89	9,914

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Current Ownership

        The following table sets forth certain information, as of April 1, 2010, with respect to beneficial ownership of our Class A Common Stock and Class B Common Stock, by each of the Named Executive Officers (defined above) employed by the Company at April 1, 2010, each director, each holder of more than 5% of either Class A or Class B Common Stock, and all current directors and executive officers as a group.

        Except as indicated in the footnotes to this table, the persons named each have sole voting and investment power over the shares shown as owned by them. The percentage of beneficial ownership is based on 74,117,654 shares of our Class A Common Stock and 30,670,422 shares of our Class B Common Stock outstanding as of April 1, 2010.

73

Amount of Nature of Beneficial Ownership(1)

	Class A Common Stock(2)	% of Class	Class B Common Stock	% of Class	% of Total Voting Power
Name and Address of Beneficial Owner 5% Stockholders:
H C Crown Corp.(3)(4)
2501 McGee Street, Kansas City, MO 64108	83,885,502	80.1%	30,670,422	100%	94.5%
Hallmark Entertainment Investments Co.(3)(4)
2501 McGee Street, Kansas City, MO 64108	83,817,071	80.0%	30,670,422	100%	94.5%
Liberty Media Corporation(3)(4)(5)
9197 South Peoria Street, Englewood, CO 80112	88,242,568	84.2%	30,670,422	100%	95.7%
National Interfaith Cable Coalition, Inc.(3)(4)(6)
74 Trinity Place, Suite 1550, New York, NY 10006	88,242,568	84.2%	30,670,422	100%	95.7%
J.P. Morgan Partners (BHCA), L.P.(3)(4)
390 Madison Avenue, New York, NY 10017	88,242,568	84.2%	30,670,422	100%	95.7%
The DIRECTV Group, Inc.(7)
(formerly known as Hughes Electronics Corporation)
2230 E. Imperial Highway, El Segundo, CA 90245	5,360,202	7.2%	—	—	1.4%
S. Muoio & Co. LLC(8)
509 Madison Avenue, Suite 406, New York, NY 10022	4,255,376	5.7%	—	—	1.1%
Directors and Named Executive Officers:
William Abbott	0	*	—	—	*
Dwight C. Arn	0	*	—	—	*
Janice Arouh	0	*	—	—	*
Robert C. Bloss	0	*	—	—	*
William Cella	5,970	*	—	—	*
Glenn Curtis	0	*	—	—	*
Steve Doyal	1,500	*	—	—	*
Brian E. Gardner	0	*	—	—	*
Edward Georger	3,400	*	—	—	*
Herbert A. Granath	0	*	—	—	*
Donald J. Hall, Jr.(9)	83,888,002	80.1%	30,670,422	100%	94.5%
Irvine O. Hockaday, Jr.(10)	40,795	*	—	—	*
A. Drue Jennings	0	*	—	—	*
Peter A. Lund(11)	6,390	*	—	—	*
Brad R. Moore	0	*	—	—	*
Charles L. Stanford	12,750	*	—	—	*
Deanne R. Stedem	1,000	*	—	—	*
Brian C. Stewart	13,500	*	—	—	*
All directors and executive officers as a group (18 persons)	83,973,307	80.1%	30,670,422	100%	94.5%

*
The percentage of shares or voting power beneficially owned does not exceed 1% of the class.

(1)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship, or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days from April 1, 2010. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which the person has the right to acquire voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of common stock owned as of April 1, 2010 by the person indicated and shares underlying options owned by such person on April 1, 2010 that were exercisable within 60 days of that date.

(2)
Included under the column headed "Class A Common Stock" are the number of shares of Class A Common Stock that each stockholder would hold if all beneficially owned shares of Class B Common Stock were converted into shares of Class A Common Stock.

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(3)
Based on a Schedule 13D/A filed on March 1, 2010, jointly by Hallmark, HEIC, HEH, HCC and H.A., Inc., who as of that date shared voting and dispositive power with respect to 30,670,422 shares of Class B Common Stock, which are convertible at the option of the holder into an equivalent number of shares of Class A Common Stock, and 53,146,649 shares of Class A Common Stock directly owned by HEIC. HEIC is a majority owned subsidiary of HEH, and HEH and HCC are wholly-owned subsidiaries of Hallmark. In addition to indirect ownership of shares owned by HEIC, HCC owns 68,431 shares of Class A Common Stock directly.

(4)
On March 11, 2003, HEH, Liberty Crown and J.P. Morgan Partners contributed 100% of their Company shares in return for HEIC shares representing the following percentage interest in HEIC: HEH, 83.4%; Liberty Crown, 11.2%; and J.P. Morgan Partners, 4.6%. In addition, VISN contributed 10% of its Company shares in return for HEIC shares representing an 0.8% interest in HEIC. Each of the HEIC stockholders entered into the stockholders agreement concerning HEIC and Crown shares. As a result, each of the above parties may be deemed to beneficially own Company shares held by HEIC described in note (3) above.

The total number of shares shown as beneficially owned by HEIC does not include 4,357,066 shares of Class A Common Stock we believe to be beneficially owned by VISN. Beneficial ownership of these shares of Class A Common Stock has been disclaimed by the other HEIC stockholders.

Each of HEH and Liberty Crown has the right to nominate directors to the HEIC Board; and VISN is entitled to designate a non-voting observer to HEIC's Board. In addition, Liberty Crown has the right to nominate a director to the Company's Board. J.P. Morgan had the right to nominate a director on the Company's Board and on the board of HEIC but has formally surrendered such nomination rights. VISN also had the right to nominate a director on the Company's Board but has relinquished such nomination rights. Under the HEIC stockholders agreement, HEH directs the voting of the Company shares owned by HEIC. Pursuant to the HEIC stockholders agreement, HEIC may not sell, pledge, distribute or transfer its Company common stock without the consent of Liberty Crown and J.P. Morgan Partners, except for mergers and other combinations approved in accordance with the Company stockholders agreement. This requirement terminates on the later of such date as each party (1) ceases to own beneficially at least 2.5% of the outstanding HEIC common stock and (2) ceases to own beneficially 75% of the HEIC stock owned by the party at March 11, 2003.

(5)
Based on a Schedule 13D/A filed on March 12, 2003 by Liberty Media Corporation and Liberty Crown.

(6)
The National Interfaith Cable Coalition, Inc. is a not-for-profit coalition of faith groups. To our knowledge, NICC is governed by a board of sixteen trustees appointed by the major faith groups who are members of NICC.

(7)
Based on a Schedule 13G filed on February 5, 2010 by The DIRECTV Group, Inc.

(8)
Based on a Schedule 13G/A filed on March 2, 2010 by S. Muoio & Co. LLC.

(9)
Includes 2,500 shares of Class A Common Stock beneficially owned by Donald J. Hall, Jr. Donald J. Hall, Jr., may also be deemed to be a beneficial owner of the shares beneficially owned by HEIC because Mr. Hall is a co-trustee of a voting trust which controls all of the voting securities of Hallmark and he is Vice Chairman of the board of directors, Chief Executive Officer and President of Hallmark. See note (2). Mr. Hall disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(10)
Includes 4,098 shares of Class A Common Stock underlying options that have vested.

(11)
Consists of 6,390 shares of Class A Common Stock underlying options that have vested.

Effect of Transactions in Beneficial Ownership

        As part of the Transactions, Hallmark, through its wholly-owned subsidiary HCC, will increase its equity ownership of the Company to 90.1% of the Common Stock, with the intent that such ownership will, but for any limitations provided for in the Stockholders Agreement, entitle it to effectuate in the future a "short form" merger under Section 253 of the DGCL. Neither the approval by the Company's Board of Directors nor the Company's minority stockholders would be required to effect a short-form merger of the Company with Hallmark. Minority stockholders would have appraisal rights under the DGCL. The Special Committee negotiated for limitations to be placed on, among other things, Hallmark's ability to acquire additional shares of Common Stock and to effect a short-form merger, and negotiated for other protections for the minority stockholders. Specifically, the Stockholders Agreement provides standstill and co-sale provisions for periods of time in connection with Hallmark's

75

ability to effectuate a short-form merger, whether the short-form merger is used to acquire all of the Common Stock or as part of transactions to sell the Company to another party. These terms of the Stockholders Agreement are described in the section of this Information Statement titled "THE RECAPITALIZATION—Stockholders Agreement."

        Pursuant to the Stockholders Agreement, Hallmark will not be permitted to acquire additional shares of Common Stock, (including pursuant to a short form merger) until December 31, 2013, except in limited circumstances. Please refer to the section of this Information Statement titled "THE RECAPITALIZATION—Stockholders Agreement."

OUTSTANDING VOTING SECURITIES; VOTING AND VOTE REQUIRED

        Under Section 228 of the DGCL and Article X of the Company's Amended and Restated Certificate of Incorporation, stockholder action may be taken without a meeting and without prior notice by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon are present and voted. The Consenting Holders, in their capacity as the holders of a majority in voting power of the outstanding shares of Class A Common Stock and the Class B Common Stock, voting as a single class, and a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class, have approved the Mergers, the Merger Agreements, the Second Amended Charter, the Third Amended Charter and the share issuances in the Transactions. Accordingly, the written consent executed by the Consenting Holders pursuant to Section 228 of the DGCL and delivered to the Company is sufficient to approve the Transactions and no further stockholder vote or other action is required in order to effect the Transactions.

        On May 21, 2010, there were issued and outstanding: (i) 74,117,654 shares of Class A Common Stock, (ii) 30,670,422 shares of Class B Common Stock and (iii) no shares of preferred stock. Each issued and outstanding share of Class A Common Stock has one (1) vote and each issued and outstanding share of Class B Common Stock has ten (10) votes on any matter submitted to a vote of stockholders. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of stockholders, except with respect to the election of directors. HEIC currently owns approximately 71.7% of the outstanding shares of Class A Common Stock and 100% of the outstanding shares of Class B Common Stock, which together represent approximately 80.1% of the Company's common stock and a 94.5% voting interest on matters in which the holders of Class A Common Stock and Class B Common Stock vote together as a single class.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        Except as set forth below, none of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Master Recapitalization Agreement or the Transactions other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock (including options to purchase our capital stock) set forth above in the section entitled "Security Ownership of Certain Beneficial Owners and Management."

        Hallmark and its affiliates are parties to the Master Recapitalization Agreement and the Transactions. In addition, there are a number of significant agreements, arrangements and relationships between Hallmark and its affiliates and Crown and its affiliates. These relationships are described in: "Item 13 Certain Relationships and Related Transactions and Director Independence" and "Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Annual Report on Form 10-K for the year ended December 31, 2009, attached hereto as Appendix B, which Items are incorporated by reference herein; and Notes 5 and 6 to the Unaudited

76

Condensed Consolidated Financial Statements in Part 1, Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 attached herein as Appendix C, which Item is incorporated herein by reference.

        The following directors have relationships with Hallmark that may allow them to benefit from the Transactions through their interests in Hallmark:

  •
  Dwight C. Arn has been a director of the Company since March 2008. Mr. Arn has been Associate General Counsel of Hallmark since 1989. Additionally, Mr. Arn has been serving as General Counsel of Hallmark International since 1992. Mr. Arn began his career at Hallmark in 1976 and has served in various attorney positions.

  •
  Robert C. Bloss, has been Senior Vice President—Human Resources of Hallmark since March 2008. He was human resources director for the Hallmark retail business from 2005 to 2008. Mr. Bloss has been human resources director for various divisions of Hallmark since 1986, including the product development and marketing division.

  •
  Steve Doyal has been a director of the Company since December 2007. Mr. Doyal has been Senior Vice President of Public Affairs and Communications and a corporate officer at Hallmark since 1995. In this position, he oversees the operations of Hallmark's communications programs, including internal communications and publications, audio-visual communications, media relations, government affairs, and the Hallmark Visitors Center. Prior to that, he served as Media Relations Director from 1993 to 1994 and as Corporate Media Relations Manager from 1988 to 1993. Mr. Doyal owns 1,500 shares of the Company's Class A Common Stock.

  •
  Brian E. Gardner has been a director and Secretary of the Company since January 2004. He has been Executive Vice President and General Counsel of Hallmark since January 2004.

  •
  Donald J. Hall, Jr. has been a director of the Company since May 2000. Mr. Hall has been the President and Chief Executive Officer of Hallmark since January 2002 and a member of the board of directors of Hallmark since 1996. Mr. Hall has served in a variety of positions for Hallmark since 1971. Mr. Hall was the Executive Vice President, Strategy and Development from September 1999 until December 2001. Prior to that, Mr. Hall was the Vice President, Product Development, of Hallmark from September 1996 until August 1999. Mr. Hall is a member of the board of directors of Hallmark Entertainment Holdings. Mr. Hall may be deemed to own 53,217,580 shares of Class A Common Stock and 30,670,422 shares of Class B Common Stock beneficially owned by Hallmark because he is a co-trustee of a voting trust which controls all of the voting securities of Hallmark and is a director and an officer of Hallmark. He disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

  •
  Irvine O. Hockaday, Jr. has been a director of the Company since May 2000. He is a member of the board of directors of Ford Motor Company, Sprint Corporation and Estee Lauder Companies Inc. and the chairman of the audit committees of Estee Lauder Companies Inc. and Ford Motor Co. Mr. Hockaday is a trustee of the Hall Family Foundations and the Aspen Institute. He was the President and Chief Executive Officer of Hallmark from January 1986 to December 2001. Mr. Hockaday owns 40,795 shares of Class A Common Stock of the Company.

  •
  Brad R. Moore has been a director of the Company since March 2008. Mr. Moore has been President of Hallmark Hall of Fame Productions since 1993 and was the president of Hallmark Publishing from 2007 to 2009, both of which are wholly-owned subsidiaries of Hallmark. Prior to that, Mr. Moore led the development, production and distribution of the Hallmark Hall of Fame series since 1983. Mr. Moore directed Hallmark's U.S. advertising efforts from 1982 to 1998.

77

  •
  Deanne R. Stedem has been a director of the Company since March 2003. She has been Associate General Counsel for Hallmark since 1998, managing legal matters for the various entertainment divisions of Hallmark. She served as Senior Attorney for Hallmark from 1989 until 1998. Ms. Stedem owns 1,000 shares of Class A Common Stock of the Company.

        Executive officers of Crown might also be deemed to have a conflict of interest in the Recapitalization because Hallmark may be deemed to control the Company and thus indirectly the selection and retention of the management of the Company. However, the executive officers are also interested in the Company being able to have a financial structure which allows the Company's operation to grow and be successful. They cooperated fully with the Special Committee; and the Special Committee, not executive officers, negotiated the terms of the Recapitalization.

        Other than the relationships described herein, no director or officer of the Company is receiving any special compensation or other benefit, directly or indirectly, from either Hallmark and its affiliates or Crown and its affiliates relating to the Transactions.

        None of the Company's directors opposed the Master Recapitalization Agreement or the Transactions.

EFFECTIVE DATE

        Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Transactions cannot be effected until twenty (20) days after the date this Information Statement is provided to the Company's stockholders. This Information Statement will be mailed on or about May 26, 2010 to the stockholders of the Company as of the date on which the Consenting Holders approved of the Mergers, Merger Agreements, the Second Amended Charter, the Third Amended Charter and share issuances in the Transactions).

NOTICE PURSUANT TO DGCL SECTION 228

        Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

APPRAISAL RIGHTS

        Holders of the Company's Class A Common Stock are not entitled under the DGCL, the Company's Certificate of Incorporation or By-laws to appraisal rights in connection with the Master Recapitalization Agreement or the Transactions, including the Mergers.

FORWARD-LOOKING STATEMENTS

        Certain of the information contained in this Information Statement should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 which is subject to a number of risks and uncertainties. The preparation of forward-looking statements requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside the Company's control. The Company's results could be affected by the failure to achieve management's forecasts; the realization of risks and uncertainties associated with the Company's strategic, financial and operational plans; a downturn in the television broadcasting industry; changes to the regulatory environment for the television broadcasting industry; the introduction of competing products by competitors; the ability to attract and retain skilled employees with high-level competencies; economic, regulatory and political domestic and international conditions; and the impact of terrorist attacks. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and

78

assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes any obligation to update such estimates to reflect actual results, changes in assumption or changes in other factors affecting such estimates other than as required by law.

STOCKHOLDERS SHARING AN ADDRESS

        Only one Information Statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement, or a future information statement, by written consent directed to General Counsel at 12700 Ventura Boulevard, Studio City, California 91604 or by telephone at 1-800-522-5131. Likewise, stockholders sharing an address who are receiving multiple copies of this Information Statement and wish to receive a single copy of future information statements may notify the Company at the address and telephone number listed above.

INFORMATION INCORPORATED BY REFERENCE

        The following documents that we previously filed with the Commission accompanies this Information Statement as Appendix B and Appendix D, and portions of the following documents are incorporated by reference in this Information Statement: the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010.

        New material information with respect to matters addressed in this Information Statement, if any, will be provided in an amended Information Statement or a supplement for the Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

        The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, proxy statements and other information with the SEC. The Company makes these reports, amendments, proxy statements and other information available free of charge to stockholders through its website, www.hallmarkchannel.com, as soon as reasonably practicable after it electronically files or furnishes such material with the SEC. You may also obtain such SEC filings from the SEC's website at http://www.sec.gov. You can also read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330.

CONCLUSION

        As a matter of regulatory compliance, we are providing this Information Statement to you which describes the purpose and effect of the above actions. Your consent to the above actions is not required and is not being solicited in connection with these actions. This Information Statement is intended to provide the Company's stockholders information required by the rules and regulations of the Exchange Act.

        WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors
/s/ BRIAN E. GARDNER
BRIAN E. GARDNER Secretary May 21, 2010

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 Appendix A

CROWN MEDIA HOLDINGS, INC.

MASTER RECAPITALIZATION AGREEMENT

by and among

HALLMARK CARDS, INCORPORATED,

H C CROWN CORP.,

HALLMARK ENTERTAINMENT HOLDINGS, INC.,

CROWN MEDIA HOLDINGS, INC.,

CROWN MEDIA UNITED STATES, LLC,

and

THE SUBSIDIARIES OF CROWN MEDIA HOLDINGS, INC. LISTED
AS GUARANTORS ON THE CREDIT FACILITY

Dated as of February 26, 2010

i

ii

SCHEDULE

NUMBER	SCHEDULE NAME
1.1(a)	Sample Calculation of the Conversion Price, the Conversion Price Shares and the Shares to be issued pursuant to Section 2.2(b)(iii)
1.1(b)	Knowledge
3.4	Conflicts or Violations
3.7	Litigation
3.8	Brokers

EXHIBIT	EXHIBIT NAME
A	Form of Credit Agreement
B	Form of Second Amended Charter
C	Form of Certificate of Designation
D	Form of Stockholders Agreement
E	Form of HEIC Merger Agreement
F	Form of HEH Merger Agreement
G	Form of Third Amended Charter
H	Form of Registration Rights Agreement
I	Form of Tax Sharing Agreement Amendment

iii

MASTER RECAPITALIZATION AGREEMENT

        THIS MASTER RECAPITALIZATION AGREEMENT (the "Agreement"), dated as of February 26, 2010, is entered into by and among Hallmark Cards, Incorporated, a Missouri corporation ("Hallmark Cards"), H C Crown Corp., a Delaware corporation ("HCC" and, together with Hallmark Cards, the "HCC Lenders"), Hallmark Entertainment Holdings, Inc., a Delaware corporation ("HEH"), Crown Media Holdings, Inc., a Delaware corporation (the "Company"), Crown Media United States, LLC, a Delaware limited liability company ("CMUS"), and the subsidiaries of the Company listed as Guarantors on the Credit Facility (the "Guarantors," and, together with the Company and CMUS, the "Debtors").

PRELIMINARY STATEMENT

        WHEREAS, pursuant to the Existing Credit Documents, the Debtors have substantial obligations owing to the HCC Lenders;

        WHEREAS, the Debtors and the HCC Lenders have entered into an Amended and Restated Waiver and Standby Purchase Agreement, dated as of March 10, 2008 (as amended through immediately prior to the execution hereof, the "Waiver Agreement"), pursuant to which the HCC Lenders extended certain accommodations to the Debtors;

        WHEREAS, the Waiver Agreement automatically terminates on May 1, 2010 and, as set forth herein, this Agreement amends the Waiver Agreement to provide, among other things, that the Waiver (as defined therein) shall terminate on August 31, 2010;

        WHEREAS, pursuant to the Waiver Agreement, each of the Debtors was obligated to use its commercially reasonable efforts to refinance the obligations that were the subject of the Waiver Agreement, and the Debtors have been unable to obtain such refinancing;

        WHEREAS, the Company desires to refinance the obligations subject to the Existing Credit Documents and to reduce the amount of its aggregate indebtedness by restructuring a portion of such obligations and exchanging the balance of such obligations for equity in the Company and, in connection therewith, to effect certain additional transactions, all on the terms set forth herein and in the Ancillary Documents;

        WHEREAS, the Company formed a special committee of the board of directors of the Company to negotiate and review the terms of the Transactions (the "Special Committee"), and the Special Committee has engaged its own counsel and financial advisors in connection therewith;

        WHEREAS, the Special Committee has unanimously recommended to the Board of Directors of the Company that the Board of Directors of the Company approve the Transactions and recommend such Transactions to the holders of Class A Common Stock not affiliated with HCC;

        WHEREAS, the boards of directors of the parties hereto have approved the terms of the Transactions, this Agreement and the Ancillary Documents;

        WHEREAS, immediately prior to the execution of this Agreement, the Company and Hallmark Entertainment Investments Co., a Delaware corporation ("HEIC") have entered into the HEIC Merger Agreement and the Company and HEH have entered into the HEH Merger Agreement;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

        Section 1.1. Definitions.    In addition to the terms defined elsewhere herein, the terms defined in the introductory paragraph and the Recitals to this Agreement shall have the respective meanings specified therein, and the following terms shall have the meanings specified below when used herein with initial capital letters:

          "10.25% Note" has the meaning set forth in Section 2.1.

          "2001 Note" has the meaning set forth in Section 2.1.

          "2005 Note" has the meaning set forth in Section 2.1.

          "2006 Note" has the meaning set forth in Section 2.1.

          "Affiliate" means "affiliate" as defined in Rule 405 promulgated under the Securities Act of 1933, as amended. For purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be Affiliates of HCC.

          "Agreement" has the meaning set forth in the preamble, and shall include all schedules and exhibits hereto.

          "Ancillary Documents" means the documents listed in Section 2.2, the Certificate of Designation, the Third Amended Charter, the Registration Rights Agreement and the Tax Sharing Agreement Amendment.

          "Business Day" means a day other than a Saturday, a Sunday or any other day on which commercial banks are not required or authorized to close in the City of New York.

          "Certificate of Designation" means the Form of Certificate of Designation attached hereto as Exhibit C.

          "Class A Common Stock" means the Company's Class A common stock, par value $0.01 per share.

          "Class B Common Stock" means the Company's Class B common stock, par value $0.01 per share.

          "Closing" has the meaning set forth in Section 9.1.

          "CMUS" has the meaning set forth in the preamble hereto.

          "Closing Date" has the meaning set forth in Section 9.1.

          "Common Stock" means the Company's Class A Common Stock, par value $.01 per share, the terms of which shall be as set forth in the Second Amended Charter.

          "Company" has the meaning set forth in the preamble hereto and, except where the context otherwise requires, includes the Company and the Company's Subsidiaries.

          "Company Organizational Documents" means the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, each as amended to the date hereof.

          "Contracts" as of any date means, collectively, all contracts, agreements, commitments, instruments and guaranties to which the Company or any of its Subsidiaries is a party as of such date.

          "Conversion Price" shall mean the amount equal to (a) the quantity of (i) the total HCC Debt as of the Date of Determination, less (ii) $500 million, divided by (b) the Conversion Price Shares. The Conversion Price shall be rounded to the nearest ten-thousandth. For the avoidance of doubt, Schedule 1.1(a) sets forth a sample calculation of the Conversion Price.

          "Conversion Price Shares" shall mean a notional number of shares of Common Stock which, when combined with the number of shares of Common Stock owned directly or indirectly by the

2

  HCC Parties as of the Date of Determination (for purposes of such calculation (x) with respect to shares of Common Stock owned directly by HEIC, including only HEH's pro rata portion of the Common Stock owned by HEIC, and (y) excluding the shares of Common Stock that will be receivable by HCC upon conversion of the Series A Preferred Stock and pursuant to Section 2.2(b)(iii)), will equal 90.1% of the sum of (i) all outstanding shares of Common Stock on the Date of Determination prior to the Closing, (ii) the Conversion Price Shares and (iii) all shares potentially issuable upon exercise of all Outstanding Options as of the Date of Determination. The Conversion Price Shares shall be rounded to the nearest whole share. For the avoidance of doubt, Schedule 1.1(a) sets forth a sample calculation of the Conversion Price Shares.

          "Date of Determination" shall mean the Closing Date, provided that if the Closing Date occurs on or after March 31, 2010, the "Date of Determination" shall be deemed to be March 31, 2010.

          "Debtors" has the meaning set forth in the preamble hereto.

          "Designated Court" has the meaning set forth in Section 11.9.

          "DGCL" means the General Corporation Law of the State of Delaware.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Credit Documents" means (a) that certain Credit, Security, Guaranty and Pledge Agreement, dated August 31, 2001, by and among the Company, its Subsidiaries named therein, the lenders named therein and The Chase Manhattan Bank (now known as JPMorgan Chase Bank) ("JPMorgan"), as administrative agent and issuing bank, (b) that certain Amended and Restated Subordination and Support Agreement, dated July 27, 2007, by and among the Company, Hallmark Cards and JPMorgan, (c) that certain Guarantee Agreement, dated March 2, 2009, between Hallmark Cards and JPMorgan, (d) the 10.25% Note, (e) the 2001 Note, (f) the 2005 Note, (g) the 2006 Note and (h) the Tax Sharing Agreement.

          "Governmental Entity" means any federal, state, local or foreign governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal or judicial body.

          "Guarantors" has the meaning set forth in the preamble hereto.

          "Hallmark Cards" has the meaning set forth in the preamble hereto.

          "HCC" has the meaning set forth in the preamble hereto.

          "HCC Debt" means (a) the aggregate principal amount of all Indebtedness, including accrued and unpaid interest thereon through the Closing Date, but excluding accrued but unpaid interest with respect to the 2001 Note, the 2005 Note and the 2006 Note; (b) all accounts payable and open intercompany accounts of the Company and its Subsidiaries owed to the HCC Lenders and their controlled Affiliates (other than the Company and its Subsidiaries); and (c) any amounts due to Hallmark Cards or its Affiliates under the Tax Sharing Agreement through December 31, 2009; provided that for the avoidance of doubt the following shall not constitute HCC Debt: (i) Reimbursement Obligations, (ii) Ordinary Course of Business Obligations, and (iii) any amounts due to Hallmark Cards or its Affiliates under the Tax Sharing Agreement accruing on or after January 1, 2010.

          "HCC Lenders" has the meaning set forth in the preamble hereto.

          "HCC Parties" means collectively the HCC Lenders and HEH.

          "HEH" has the meaning set forth in the preamble hereto.

          "HEH Merger Agreement" has the meaning set forth in Section 2.2.

          "HEIC" has the meaning set forth in the recitals hereto.

3

          "HEIC Merger Agreement" has the meaning set forth in Section 2.2.

          "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (a) the principal of and premium, if any, in respect of any indebtedness of such Person for money borrowed, (b) the principal, premium, if any, and interest of such Person with respect to obligations evidenced by bonds, debentures, notes or obligations incurred in connection with the acquisition of property, assets or businesses (other than trade payables which are not overdue or in default), (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) but only to the extent of drawings thereunder, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the Ordinary Course of Business which are not overdue or in default), (e) every capital lease obligation (determined in accordance with GAAP) of such Person, (f) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, provided, however, that the amount of such Indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons, and (g) every obligation of the type referred to in clauses (a) through (f) of another Person the payment of which, in any case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

          "Information Statement" means an information statement prepared in accordance with the requirements of Regulation 240.14c-101 promulgated under the Securities Exchange Act of 1934, as amended.

          "Knowledge" as applied to the Company, means the actual knowledge, after reasonable inquiry, of any person listed on Schedule 1.1(b) hereto.

          "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, rule, ordinance, permit, principle of common law, regulation, statute, treaty or legally enforceable requirement enacted, issued, adopted, promulgated or applied by any Governmental Entity.

          "Lien" means any mortgage, pledge, security interest, encumbrance or title defect, lease, lien (statutory or other), conditional sale agreement, claim, charge, limitation or restriction.

          "Material Adverse Effect" means any change or effect that (a) has a materially adverse effect on the business, assets, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, with respect solely to subsection (a) of this definition, that no effect, change, event, occurrence, development, condition or state of facts arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been a Material Adverse Effect: (i) changes in general economic conditions or changes affecting the industry generally in which the Company and its Subsidiaries operate, except to the extent such changes have a disproportionate effect on the Company and its Subsidiaries, (ii) the announcement or performance of the Transactions, (iii) acts of war or terrorism or natural disasters, unless such acts of war or terrorism or natural disasters have a disproportionate effect on the Company and its Subsidiaries, (iv) the fact, in and of itself (and not the underlying causes thereof) that the Company failed to meet any projections, forecasts, or revenue or earnings predictions for any period, (v) changes in any applicable Legal Requirement or generally accepted accounting principles or the interpretation thereof, or (vi) any change, in and of itself (and not the underlying causes thereof) in the price of the common stock of the Company; (b) materially impairs the ability of any of the Debtors to perform its obligations under this Agreement; or (c) materially impairs the validity or enforceability of, or materially

4

  impairs the security interests, rights, remedies or benefits available to the HCC Parties under, this Agreement.

          "Mergers" has the meaning set forth in Section 2.2.

          "New Credit Agreement" has the meaning set forth in Section 2.2.

          "New Debt" has the meaning set forth in Section 2.2.

          "New Securities" has the meaning set forth in Section 2.2.

          "New Stockholders Agreement" has the meaning set forth in Section 2.2.

          "Ordinary Course of Business" means an action which is both: (a) consistent with the past practices of the Company and is taken in the ordinary course of the normal day-to-day operations of the Company; and (b) similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as the Company.

          "Ordinary Course Of Business Obligations" means all obligations of the Company and its Subsidiaries owed to Hallmark Cards and its controlled Affiliates (other than the Company and its Subsidiaries) relating to (x) the licensing of programming or intellectual property or (y) the provisions of goods or services on an arms' length basis, and in either case first accruing on or after January 1, 2010 (including pursuant to agreements existing prior to such date).

          "Outstanding Options" has the meaning set forth in Section 3.3.

          "Permit" means any permit, approval, consent, authorization, license, variance, or permission required by a Governmental Entity under any Legal Requirement.

          "Permitted Liens" means (a) Liens for utilities and current Taxes not yet due and payable, (b) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 430(k) of the Internal Revenue Code of 1986, as amended, or by the Employee Retirement Income Security Act of 1974, as amended), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, (c) Liens for Taxes being contested in good faith by appropriate proceedings and for which appropriate reserves have been included on the Company's balance sheet, (d) easements, restrictive covenants and similar encumbrances or impediments against any assets or properties of the Company and which individually or in the aggregate do not materially interfere with the business of the Company or its Subsidiaries or the operation of the property to which they apply or materially detract from the value of the Company's or any of its Subsidiaries' assets, (e) minor irregularities and defects of title which individually or in the aggregate do not materially interfere with the business of the Company or its Subsidiaries or the operation of the property to which they apply or materially detract from the value of the Company's or any of its Subsidiaries' assets, (f) Liens disclosed on the existing title policies, title commitments and/or surveys which have been previously provided or made available to a party hereto, none of which materially interfere with the business of the Company or its Subsidiaries or the operation of the property to which they apply or materially detract from the value of the Company's or any of its Subsidiaries' assets, (g) with respect to real property that is leased by the Company or its Subsidiaries, any Liens or other matters caused by or placed upon real property by the owners thereof, which would not otherwise be in violation of such owner's obligations under the applicable lease, other than as a result of the Company's or its Subsidiaries' breach of or default under the

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  lease in respect of such leased real property, (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignments of personal property entered into in the ordinary course of business and (i) any Liens securing the Company's existing revolving credit facility with JPMorgan Chase Bank, N.A. or any replacement facility in respect thereof.

          "Person" means any individual, partnership, corporation, trust, association, limited liability company, Governmental Entity or any other entity.

          "Preferred Shares" has the meaning set forth in Section 2.2.

          "Recapitalization" has the meaning set forth in Section 2.2.

          "Recommendation" has the meaning set forth in Section 3.2.

          "Registration Rights Agreement" has the meaning set forth in Section 9.2(e).

          "Reimbursement Obligations" means all obligations of the Company and its Subsidiaries to reimburse Hallmark Cards and its controlled Affiliates (other than the Company and its Subsidiaries) for obligations which are primarily the obligation of the Company and its Subsidiaries, but which have been satisfied by Hallmark Cards or its controlled Affiliates on or after January 1, 2010 (including pursuant to agreements existing prior to such date) pursuant to any guarantees, letters of credit, make-whole agreements, co-obligor arrangements or similar arrangement or agreement.

          "Released Matters" has the meaning set forth in Section 2.4.

          "Released Parties" has the meaning set forth in Section 2.4.

          "Representatives" has the meaning set forth in Section 5.2.

          "Reverse Stock Split" has the meaning set forth in Section 2.3.

          "Revolver" has the meaning set forth in Section 7.3.

          "SEC" has the meaning set forth in Section 3.5.

          "SEC Report" has the meaning set forth in Section 3.5.

          "Second Amended Charter" means the Form of Second Amended and Restated Certificate of Incorporation attached hereto as Exhibit B.

          "Series A Preferred Stock" means the Company's Series A Convertible Preferred Stock, par value $.01 per share, the terms of which shall be as set forth in Certificate of Designation.

          "Special Committee" has the meaning set forth in the recitals hereto.

          "Subsidiary" means "subsidiary" as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

          "Tax Return" means any report, return, information return, forms, declarations, claims for refund, statements or other information (including any amendments thereto and including any schedule or statement thereto) required to be supplied to a Governmental Entity in connection with Taxes.

          "Tax Sharing Agreement" means the Federal Income Tax Sharing Agreement between HCC and Crown Holdings dated as of March 11, 2003, as amended to date.

          "Tax Sharing Agreement Amendment" has the meaning set forth in Section 9.2(f).

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          "Taxes" means all federal, state, local, foreign and other taxes, assessments and water and sewer charges and rents, including without limitation, income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, withholding, Social Security, unemployment, real property, personal property, property gains, registration, capital stock, value added, single business, occupation, workers' compensation, alternative or add-on minimum, estimated, or other tax, including without limitation any interest, penalties or additions thereto.

          "Third Amended Charter" means the Form of Third Amended and Restated Certificate of Incorporation attached hereto as Exhibit H.

          "Transactions" means all of the transactions contemplated by this Agreement and by the Ancillary Documents.

          "Waiver Agreement" has the meaning set forth in the recitals hereto.

        Section 1.2. Accounting Terms and Determinations.    All references in this Agreement to "generally accepted accounting principles" or "GAAP" means generally accepted accounting principles in effect in the United States of America at the time of application thereof, applied on a consistent basis. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a consistent basis.

ARTICLE II.
RECAPITALIZATION

        Section 2.1. Acknowledgement of Indebtedness.

          (a)   Each of the Company and CMUS acknowledges that it is validly indebted to HCC pursuant to the Promissory Note, dated as of December 14, 2001, of the Company, and guaranteed by CMUS, in the original principal amount of $75 million payable to HCC (the "2001 Note"), and that the outstanding amount of the 2001 Note (including accrued interest and interest which has been added to principal): (i) was $110,048,399 as of December 31, 2009 and (ii) is estimated to be $108,581,366 as of March 31, 2010 (not including interest that is required to be paid in cash prior to Closing).

          (b)   The Company acknowledges that it is validly indebted to HCC pursuant to the 10.25% Note, and that the outstanding principal amount of the 10.25% Senior Unsecured Discount Note, issue date August 5, 2003, of the Company, in the initial accreted value of $400 million, payable to HCC (the "10.25% Note") (including accrued interest and interest which has been added to principal): (i) was $758,755,048 as of December 31, 2009 and (ii) is estimated to be $778,012,072 as of March 31, 2010 (including interest that is required to be paid in kind prior to Closing).

          (c)   The Company acknowledges that it is validly indebted to HCC pursuant to the Promissory Note, dated as of March 21, 2006, of the Company in the original principal amount of $70,414,087.87 payable to HCC (formerly payable to Hallmark Entertainment Holdings, Inc.) (the "2006 Note"), and that the outstanding amount of the 2006 Note (including accrued interest and interest which has been added to principal): (i) was $62,844,768 as of December 31, 2009 and (ii) is estimated to be $62,006,997 as of March 31, 2010 (not including interest that is required to be paid in cash prior to Closing).

          (d)   CMUS acknowledges that it is validly indebted to HCC pursuant to the Promissory Note, dated as of October 1, 2005, of CMUS, in the original principal amount of $132,785,424, payable to HCC (formerly payable to Hallmark Entertainment Holdings, Inc.) (the "2005 Note"), and that the outstanding amount of the 2005 Note (including accrued interest and interest which has been

7

  added to principal): (i) was $172,407,147 as of December 31, 2009 and (ii) is estimated to be $170,108,821 as of March 31, 2010 (not including interest that is required to be paid in cash prior to Closing).

          (e)   The Company acknowledges that it and its Subsidiaries were validly indebted to HCC and its Affiliates with respect to the Tax Sharing Agreement as of December 31, 2009 in the amount of $8,525,319 and that such amount of indebtedness HCC and its Affiliates is not expected to change through March 31, 2010.

          (f)    The Company acknowledges that it and its Subsidiaries are validly indebted to HCC and its Affiliates with respect to accounts payable and open intercompany accounts as of December 31, 2009 in the amount of $15,233,814 and that any change to such amount of indebtedness to HCC and its Affiliates through March 31, 2010, if any, is expected to be immaterial.

        Section 2.2. Mergers and Recapitalization.    (a) On the Closing Date the following transactions shall occur in the following order:

          (i)    First, the Company shall file the Second Amended Charter and then the Certificate of Designation with the Secretary of State of the State of Delaware.

          (ii)   Second, the HCC Lenders shall exchange the HCC Debt for the following (the "Recapitalization"):

            (A)  $315,000,000 principal amount of indebtedness of the Debtors (the "New Debt") on the terms and subject to the conditions set forth in the Credit Agreement in the form attached hereto as Exhibit A (including the exhibits thereto, the "New Credit Agreement").

            (B)  185,000 shares of the Series A Preferred Stock, with an initial liquidation preference of $185,000,000, issued to HCC (the "Preferred Shares");

            (C)  A number of shares of the Common Stock (the "Common Shares" and, together with the Preferred Shares, the "New Securities") issued to HCC equal to (x) the quantity of the HCC Debt as of the Closing Date less $500 million, divided by (y) the Conversion Price, such result rounded to the nearest whole share (for the avoidance of doubt, Schedule 1.1(a) sets forth a sample calculation of such number of shares of Common Stock), and HCC and the Company shall enter into the stockholders agreement in the form attached hereto as Exhibit D (the "New Stockholders Agreement").

            (D)  A cash payment equal to all accrued but unpaid interest on the 2001 Note, the 2005 Note and the 2006 Note.

          (iii)  Third, HEIC shall be merged with and into the Company on the terms and subject to the conditions set forth in the merger agreement in the form attached hereto as Exhibit E (the "HEIC Merger Agreement"), which the Company and HEIC executed immediately prior to the execution of this Agreement.

          (iv)  Fourth, HEH shall be merged (together with the merger described in Section 2.2(c), the "Mergers") with and into the Company on the terms and subject to the conditions set forth in the merger agreement in the form attached hereto as Exhibit F (the "HEH Merger Agreement"), which the parties executed immediately prior to the execution of this Agreement.

        (b)   As a result of the Transactions, immediately following the Closing of the Transactions, all of the HCC Debt, except to the extent converted and continued as New Debt, shall be extinguished and discharged.

        Section 2.3. Reverse Stock Split.    At any time prior to December 31, 2013, at the request of the Special Committee or any other special committee of the Company's Board of Directors comprised of

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disinterested directors who are independent of the HCC Parties, the Company shall file the Third Amended Charter with the Secretary of State of the State of Delaware no later than three (3) Business Days following such request. The exact ratio of the reverse stock split referenced in the Third Amended Charter shall be determined by the Board of Directors (upon the recommendation of the Special Committee or such other special committee) immediately prior to the filing of the Third Amended Charter and shall be included in a public announcement to all stockholders distributed on the date of such filing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the HCC Lenders and HEH as follows:

        Section 3.1. Organization of the Company.    Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, limited liability company or limited partnership power (as the case may be) to own its properties and assets and to conduct its business as now conducted. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or partnership (as the case may be) and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

        Section 3.2. Authorization and Validity of Agreement.

          (a)   Each Debtor has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b)   As of the date of this Agreement, the Special Committee has received: (x) Morgan Stanley & Co.'s advice and recommendation regarding the Transactions, and (y) the opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to the effect that, subject to certain assumptions, qualifications, limitations and other matters, the aggregate consideration to be issued or paid by the Company or its wholly owned subsidiary, CMUS, in exchange for the HCC Debt in the Recapitalization pursuant to this Agreement and the outstanding shares of common stock of HEIC and HEH in the Mergers pursuant to the HEIC Merger Agreement and the HEH Merger Agreement is, in the aggregate, fair to the Company from a financial point of view. The Special Committee has unanimously passed resolutions: (i) determining that the terms of the Transactions are fair to, and in the best interests of, the Company and its stockholders (other than the HCC Parties); and (ii) recommending (the "Recommendation") to the Company's Board of Directors that such Board: (x) approve the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Transactions and (y) declare this Agreement (and, to the extent applicable, the Ancillary Agreements) advisable.

          (c)   The Company's Board of Directors has adopted resolutions reflecting the Recommendation by the Special Committee.

          (d)   The affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of the Class A Common Stock and the Class B Common Stock voting together as a single class (and, in the case of the Second Amended Charter, voting separately by class) is the only vote required by the stockholders of the Company to approve the Transactions and adopt this Agreement under the DGCL and the Company Organizational Documents, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement.

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          (e)   This Agreement has been duly executed by each Debtor and, assuming due execution and delivery by the HCC Lenders, shall constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

        Section 3.3. Capitalization of the Company.

          (a)   The authorized capital stock of the Company consists of (i) 200,000,000 shares of Class A Common Stock, of which 74,117,654 shares are outstanding, (ii) 120,000,000 shares of Class B Common Stock, of which 30,670,422 shares are outstanding, and (iii) 10,000,000 shares of preferred stock, par value $.01 per share, none of which is issued or outstanding. All outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to and was not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right, and no personal liability attaches to the ownership thereof. The capital stock described as outstanding in clauses (i) and (ii) above are the sole outstanding shares of capital stock of the Company. As of the date hereof, there are options to acquire 87,238 shares of Class A Common Stock outstanding (the "Outstanding Options"). The number of Outstanding Options is expected to be reduced to 85,813 Outstanding Options after March 17, 2010 as a result of the anticipated expiration of 1,425 Outstanding Options. Except as set forth in the preceding sentence and for this Agreement, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any capital stock of the Company.

          (b)   Assuming the Closing Date is April 30, 2010, immediately following the consummation of the transactions contemplated by Section 2.2, the authorized capital stock of the Company will consist of (i) 500,000,000 shares of Common Stock, par value $.01 per share, of which 354,715,466 shares will be outstanding (excluding 85,813 shares which may be issued upon the exercise of Outstanding Options), and (ii) 1,000,000 shares of preferred stock, par value $.01 per share, of which 400,000 will be designated as Series A Preferred Stock, of which 185,000 will be outstanding. The capital stock described as outstanding in clauses (i) and (ii) above will be the sole outstanding shares of capital stock of the Company at such time, and, except for the rights under this Agreement and for Outstanding Options to the extent not surrendered, forfeited, expired or exercised prior to such date, there will be no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any capital stock of the Company.

          (c)   The shares of Common Stock to be issued to HCC pursuant to the terms of this Agreement or upon conversion of the Series A Preferred Stock, when so issued will be duly authorized and validly issued, will be fully paid and nonassessable and will not be subject to (except to the extent expressly set forth in the New Stockholders Agreement) and will not have been issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right, and no personal liability will attach to the ownership thereof.

          (d)   The shares of Series A Preferred Stock to be issued to HCC pursuant to the terms of this Agreement, when so issued will be duly authorized and validly issued, will be fully paid and nonassessable, will be entitled to all of the rights provided for in the Certificate of Designation and will not be subject to and will not have been issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right, and no personal liability will attach to the ownership thereof.

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        Section 3.4. No Conflict or Violation; Consents.

          (a)   The execution, delivery and performance by the Debtors of this Agreement does not and will not (i) violate or conflict with any provision of any Company Organizational Document or any of the organizational documents of the Subsidiaries of the Company, (ii) violate any Legal Requirement or (iii) except as set forth on Schedule 3.4, violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract or Permit or result in the creation or imposition of any Lien upon any of the assets, properties or rights of either of the Company or any of its Subsidiaries or result in or give to others any rights of cancellation, modification, amendment, acceleration, revocation or suspension of any of the Contracts, Permits or obligations thereunder.

          (b)   Except for the approval of the Company's stockholders as described in Section 3.2, no consent, waiver, authorization or approval of any Governmental Entity or any other Person, and no declaration or notice to or filing or registration with any Governmental Entity or any other Person, is required in connection with the execution and delivery of this Agreement by the Debtors or the performance by the Company or its Subsidiaries of their obligations hereunder.

        Section 3.5. Other Approvals.

          (a)    Section 203.    The Board of Directors has taken all action necessary to render the limitations on business combinations contained in Section 203 of the DGCL inapplicable to this Agreement, the Ancillary Documents and the Transactions. Neither the execution and delivery of this Agreement nor the consummation of Transactions will prohibit for any period of time, or impose any stockholder approval requirement with respect to, the Common Stock to be issued to HCC.

          (b)    Takeover Laws.    Other than as described in Section 3.5(a), no anti-takeover Legal Requirement prohibits the consummation of the Transactions or imposes any additional stockholder approvals or conditions with respect to the Transactions or the Common Stock.

        Section 3.6. SEC Reports and Other Information.    Since December 31, 2005, the Company, to the Company's Knowledge, has filed, with the Securities and Exchange Commission (the "SEC"), all filings required by the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the "SEC Reports"). As of their respective dates, each of the SEC Reports (a) complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, other than any misstatements or omissions in an SEC filing that were corrected in a subsequent SEC Report filed prior to the date hereof. The Company, to the Company's Knowledge, is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Global Market. All financial projections and other forecasts furnished by the Company to HCC or any of its Affiliates or to the Special Committee and its advisors were prepared in good faith based on reasonable assumptions and represent the Company's good faith estimate of future results based on information available as of the date such information was furnished.

        Section 3.7. Litigation.    Except as set forth in Schedule 3.7, there are no claims, actions, suits or other proceedings pending or, to the Company's Knowledge, threatened before any Governmental Entity that would prevent the consummation of all or any part of the Transactions or otherwise relating to this Agreement or the Transactions.

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        Section 3.8. Brokers and Fees.    Except to the extent set forth in Schedule 3.8, no broker, finder, financial advisor or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee, success or contingency fee or other commission from, the Company or its Subsidiaries in connection with this Agreement or the Transactions.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF CERTAIN ENTITIES

        Section 4.1. Representations and Warranties of HCC.    HCC hereby represents and warrants to the Company with respect to Hallmark Cards, HCC and HEH as follows:

          (a)    Organization.    Each such Person is duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power to own its properties and assets and to conduct its business as now conducted. Each such Person is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, materially impair such Person's ability to consummate the Transactions.

          (b)    Authorization and Validity of Agreement.    Each such Person has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. Each of the HCC Parties has taken all necessary corporate action to approve the execution of this Agreement and the Transactions. This Agreement has been duly executed by each such Person and, assuming due execution and delivery by the other parties hereto, shall constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

          (c)    Investment Intent.    The New Debt, Common Stock and Series A Preferred Stock will be acquired hereunder solely for the account of HCC for investment, and not with a view to the resale or distribution thereof in violation of the Securities Act of 1933, as amended.

          (d)    Ownership.    As of the date hereof, the HCC Lenders own directly or indirectly 69,997,656 shares of Class A Common Stock (including, for these purposes, shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock) of the Company (including for purposes hereof with respect to HEIC only HEH's pro rata portion of the shares of the Company's common stock owned by HEIC).

          (e)    Indebtedness.    None of the Company or its Subsidiaries has any outstanding Indebtedness to Hallmark Cards or its controlled Affiliates, other than (i) prior to the Closing, the HCC Debt, (ii) accrued but unpaid interest through the Closing Date with respect to the 2001 Note, the 2005 Note and the 2006 Note, and (iii) for the avoidance of doubt, (x) Reimbursement Obligations, (y) Ordinary Course of Business Obligations, and (z) any amounts due to Hallmark Cards or its Affiliates under the Tax Sharing Agreement accruing on or after January 1, 2010.

          (f)    Consents and Approvals; No Violations.    None of the execution, delivery or performance of this Agreement or the HEH Merger Agreement by HEH will: (i) conflict with or result in any breach of any provision of the organizational documents of HEH, (ii) require any filing by HEH with, notice to, or permit, authorization, consent or approval of, any Governmental Entity other than the Secretary of State of the State of Delaware, (iii) result in a violation or breach by HEH of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions

12

  of any agreement or other instrument or obligation to which HEH is a party or by which its properties or assets may be bound, or (iv) violate any Legal Requirements, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of HEH to perform its obligations under this Agreement or the HEH Merger Agreement.

          (g)    No Liabilities.    Except for (a) liabilities incurred pursuant to the transactions contemplated by this Agreement and the HEH Merger Agreement, and (b) liabilities or obligations discharged or paid in full prior to the date of this Agreement in the ordinary course of business consistent with past practice, HEH does not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, matured, determined, contingent or otherwise) other than non-material liabilities related to the maintenance of its existence as a corporation. There are no proceedings pending or, to the knowledge of the HCC Lenders, threatened against HEH, other than any such proceedings that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company following the Mergers. Neither HEH nor any of its properties is or are subject to any order, writ, judgment, injunction, decree or award, except for those that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company following the Mergers.

ARTICLE V.
CERTAIN COVENANTS AND AGREEMENTS

        Section 5.1. Conduct of Business.

          (a)   From the date hereof through the Closing Date, the Company shall, and shall cause its Subsidiaries to:

            (i)    operate only in the Ordinary Course of Business and continue to maintain, in all material respects, its assets, properties, rights and operations in accordance with present practices in a condition suitable for their current use;

            (ii)   use commercially reasonable efforts to keep available generally the services of its present officers and employees and preserve generally the present relationships with Persons having business dealings with it;

            (iii)  use commercially reasonable efforts to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

            (iv)  keep its books of account, files and records in the Ordinary Course of Business;

            (v)   pay in cash, when due, all accrued but unpaid interest on the 2001 Note, the 2005 Note and the 2006 Note;

            (vi)  file, when due or required, all SEC Reports, all Tax Returns and other reports required to be filed and pay when due all Taxes lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted; and

            (vii) inform HCC of the occurrence of any event which could reasonably be expected to result in a breach of any representation or warranty contained in Article III.

          (b)   From the date hereof through the Closing Date, except as expressly contemplated by this Agreement, the Company shall not, and shall not permit its Subsidiaries to:

            (i)    make any change in any Company Organizational Document;

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            (ii)   sell, assign, lease, transfer, abandon, sublease or otherwise convey its assets, properties or rights, other than in the Ordinary Course of Business;

            (iii)  incur, or suffer to exist, any Lien on the assets of the Company other than Permitted Liens;

            (iv)  acquire, lease, sublease, license or dispose of any material assets or properties other than in accordance with past practices, including, if applicable, upon approval by a duly authorized committee of the Company's Board of Directors;

            (v)   settle, release or forgive any material claim or litigation or waive any material right for an amount greater than $1,000,000 in the aggregate;

            (vi)  make, change or revoke, or permit to be made, changed or revoked, without the consent of HCC, any material election or method of accounting with respect to Taxes;

            (vii) enter into, or permit to be entered into, any closing or other agreement or settlement with respect to Taxes affecting or relating to the Company;

            (viii)  enter into, amend or terminate any material lease or any material Contract or commitment outside of the Ordinary Course of Business or except in accordance with past practices, including, if applicable, upon approval by a duly authorized committee of the Company's Board of Directors;

            (ix)  enter into any employment Contract with any director, officer or employee of the Company or make any payment, advance or loan to, or enter into any material transaction of any other nature with, any director, officer or employee of the Company, other than the payment, in the Ordinary Course of Business, of salary, bonus and fringe benefits to the directors, officers and employees of the Company or its Subsidiaries required pursuant to any documentation filed with the SEC prior to the date of this Agreement;

            (x)   issue, sell or pledge, or authorize or propose the issuance, sale or pledge of additional shares or units of any class of capital stock, membership interests or partnership interests, or securities convertible into or exchangeable for shares or units of capital stock, membership interests or partnership interests, or any rights, warrants or options to acquire any such shares or units of capital stock, membership interests or partnership interests, or other convertible securities of the Company or its Subsidiaries;

            (xi)  redeem, retire, repurchase or otherwise acquire, directly or indirectly, or split, combine or reclassify any shares of the capital stock of the Company or its Subsidiaries, or declare, set aside for payment or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of the capital stock, membership interests or partnership interests of the Company or its Subsidiaries;

            (xii) (A) except as may be required by applicable Legal Requirement, or, in respect of any severance agreement, as may be required by any existing employee benefit plan or employee pension plan (but without regard to any changes to such plans after the date hereof), enter into any new (or amend any existing) employee benefit plan, or materially amend any such plan or agreement; (B) except with respect to an employee or consultant first hired subsequent to the date of this Agreement, enter into any new (or amend any existing) employment, severance or consulting agreement; (C) except as may be required by any existing employee benefit plan or employee pension plan (but without regard to any changes to such plans after the date hereof), pay or agree to pay any pension, retirement allowance or other employee benefit (and, in the case of clauses (A), (B) and (C) of this subsection, other than in accordance with past practices, including, if applicable, upon approval by a duly authorized committee of the Company's Board of Directors); (D) increase in any manner the

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    rate or terms of salary, wage, bonus or other compensation of any director, officer or employee, except, in each case, as required by law, required pursuant to pre-existing contractual provisions or, with respect to annual performance bonuses and salary increases, to the extent made in the Ordinary Course of Business; or (E) grant any stock-based or other incentive compensation other than in the Ordinary Course of Business;

            (xiii)  make, enter into, modify, amend, terminate or waive any right or remedy, in any manner that would be reasonably expected to have a Material Adverse Effect, under any Contract;

            (xiv) make or commit to make any capital expenditures or programming acquisitions which are not in the Ordinary Course of Business;

            (xv) incur any Indebtedness (other than pursuant to refinancing the Company's existing revolving credit facility with JPMorgan Chase Bank, N.A.) or on or after March 31, 2010 pay, redeem, retire, repurchase or otherwise satisfy, in whole or in part, the HCC Debt;

            (xvi) enter into an agreement or adopt a plan with respect to any merger, consolidation, liquidation or business combination involving the Company or its Subsidiaries or any acquisition or disposition of all or substantially all of the assets, properties or rights or any securities of the Company or its Subsidiaries;

            (xvii)  acquire (whether by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof;

            (xviii)  except for travel and other business expense-related advances to employees made in the Ordinary Course of Business and intercompany loans, make any loans, advances or capital contributions to, or investments in, any Person;

            (xix) make or change any Tax election, change an annual accounting period, adopt or change any accounting method except as required by GAAP, file any amended Tax Return, enter into any closing agreement, settle any material Tax claim or assessment relating to the Company or any of its Subsidiaries or surrender any right to claim a refund of Taxes;

            (xx) take any action that would cause any of the representations and warranties made by the Company in this Agreement not to remain true and correct; or

            (xxi) commit to do any of the foregoing or authorize or enter into any Contract to do any of the actions prohibited by the foregoing.

        Section 5.2. Information and Access.    Upon reasonable advance notice, the Company shall, and shall cause its Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively, "Representatives") of the HCC Lenders reasonable access throughout the period prior to the Closing Date, to all of its employees, agents, accountants, properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to the HCC Lenders and their Representatives, (i) access to each report, schedule and other document filed or received by the Company or any of the Company's Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC or any other federal or state regulatory agency or commission and (ii) access to all information concerning the Company, the Company's Subsidiaries and their respective directors, officers, stockholders, operations, facilities, properties and such other matters as may be reasonably requested by the HCC Lenders or their Representatives in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the Transactions; provided, that all such access shall be coordinated through the Company or its designated representatives, in accordance with such reasonable procedures as the Company may establish. During

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any visit to the business or property sites of the Company or any of the Company's Subsidiaries, the HCC Lenders shall, and shall cause their Representatives accessing such properties to, conduct itself in a manner that is consistent with such reasonable procedures as are established by the Company and would not be reasonably expected to interfere with the operation of the Company's business. The Company acknowledges that time is of the essence with respect to its compliance with its covenants in this Section 5.2. No investigation pursuant to this Section 5.2 shall affect any representation, warranty or covenant of the Company in this Agreement or any condition on the obligations of the HCC Lenders in this Agreement.

        Section 5.3. Notices of Certain Events.    The Company shall promptly notify the HCC Lenders of (i) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the Transactions (and the response thereto from the Company or its Representatives), (ii) any communication from any Governmental Entity in connection with the Transactions (and the response thereto from the Company or its Representatives), (iii) any claims, actions, suits or other proceedings commenced or, to the Company's Knowledge, threatened before any Governmental Entity that would prevent the consummation of all or any part of the Transactions or otherwise relating to this Agreement or the Transactions (and the response thereto from the Company or its Representatives), (iv) any material events, changes, discussions, notices, changes or developments relating to the litigation set forth on Schedule 3.7 and (v) any event, change, occurrence, circumstance or development between the date of this Agreement and the Closing Date which causes or is reasonably likely to cause the conditions set forth in Article VIII of this Agreement not to be satisfied or result in such satisfaction being materially delayed; provided, however, that the delivery of any notice pursuant to this Section 5.3 shall not, and shall not be deemed to, cure any breach of any representation or warranty requiring disclosure of such matter at or prior to the date of this Agreement or affect any of the closing conditions or otherwise limit or affect the remedies available. With respect to any of the foregoing, the Company will consult with HCC and its Affiliates and their Representatives so as to permit HCC and its Affiliates and their Representatives to cooperate to take appropriate measures to avoid or mitigate any adverse consequences that may result from any of the foregoing.

        Section 5.4. Waiver Agreement and Interim Payment on the HCC Debt.

          (a)   Section 2(c) of the Waiver Agreement shall be amended by replacing the first sentence thereof with the following:

      This Waiver shall terminate automatically on August 31, 2010.

          (b)   Section 7(e) of the Waiver Agreement shall be amended to add the following as the last sentence thereof:

      Notwithstanding the foregoing, no amounts otherwise due and payable pursuant to this Section 7(e) for the year ended December 31, 2009 shall become due and payable; provided, that such amounts shall become due and payable on August 31, 2010 if the "Closing" under the Master Recapitalization Agreement, dated February 26, 2010, shall not have occurred by such date.

          (c)   From the date hereof through the Closing, the Debtors shall pay interest on the 2001 Note, the 2005 Note, and the 2006 Note in cash when due, and all other interest on the HCC Debt shall accrue and be added to principal.

          (d)   Hallmark Cards will use its best efforts to ensure that the Company will have continued access to up to $30 million under the Company's existing revolving credit facility with JPMorgan Chase Bank, N.A. (or any other revolving credit facility) while the Waiver Agreement is in effect.

        Section 5.5. Information Statement.    The Company will use its best efforts to prepare and file with the SEC as promptly as is reasonably practicable (but in any event not later than March 20, 2010)

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the Information Statement in a form that complies in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. HCC and its Affiliates shall furnish to the Company all information requested concerning itself which is required or customary for inclusion in the Information Statement. The Company and HCC each agrees to respond as promptly as is practicable to any comments of the SEC on the Information Statement, and the Company agrees to mail the Information Statement to all of the Company's stockholders promptly after the Company learns that the Information Statement will not be reviewed or that the SEC staff has no further comments thereon. The Company covenants and agrees that the Information Statement and any amendment thereof or supplement thereto to be sent to the stockholders of the Company in connection with the Transactions will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The information provided by any party hereto for use in or incorporation by reference in the Information Statement shall be true and correct in all material respects, at the date mailed to stockholders of the Company, without omission of any material fact which is required to make such information not false or misleading. All financial projections and other forecasts prepared by the Company for use in or incorporation by reference in the Information Statement were, or shall be, as applicable, prepared in good faith based on reasonable assumptions and represent the Company's good faith estimate of future results based on information available as of the date of the Information Statement. No representation, covenant or agreement is made by any party hereto with respect to information supplied in writing by any other party specifically for inclusion in the Information Statement. If at any time prior to the Closing Date any information relating to the Company or HCC, or any of their respective Affiliates, officers or directors, should be discovered by the Company or HCC which should be set forth in an amendment or supplement to the Information Statement, so that the Information Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company.

        Section 5.6. Certain Provisions Relating to Consents.    The Company shall use commercially reasonable efforts prior to and after the Closing Date to obtain all consents that are required in connection with the transactions contemplated by this Agreement.

        Section 5.7. Stockholder Approvals.    The Second Amended Charter and the Third Amended Charter having been approved by the Company's Board of Directors, and the HEH Merger Agreement and the HEIC Merger Agreement having each been approved by the board of directors of each of the applicable constituent corporations and executed and delivered by each of the applicable constituent corporations:

          (a)   HEH as: (i) a stockholder of HEIC hereby approves the HEIC Merger Agreement and the consummation of the transactions contemplated thereby and intends that this Agreement shall constitute its written consent as a stockholder of HEIC to such matters pursuant to Section 228 of the DGCL; and (ii) a stockholder of the Company immediately following the HEIC Merger hereby approves the HEH Merger Agreement, the Third Amended Charter and the consummation of the transactions contemplated thereby and the share issuances contemplated by this Agreement, and intends that this Agreement shall constitute its written consent as a stockholder of the Company to such matters pursuant to Section 228 of the DGCL.

          (b)   HCC as: (i) a stockholder of HEH hereby approves the HEH Merger Agreement and the consummation of the transactions contemplated thereby and intends that this Agreement shall constitute its written consent as a stockholder of HEH to such matters pursuant to Section 228 of the DGCL; and (ii) as a stockholder of the Company (both presently and as a successor to HEH) hereby approves the Second Amended Charter, the HEIC Merger Agreement, the HEH Merger

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  Agreement, the Third Amended Charter and the consummation of the transactions contemplated thereby and the share issuances contemplated by this Agreement, and intends that this Agreement shall constitute its written consent as a stockholder of the Company to such matters pursuant to Section 228 of the DGCL.

        Section 5.8. Commercially Reasonable Efforts.    Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the Transactions, including, without limitation, obtaining all necessary actions or nonactions, waivers, consents and approvals from all applicable Governmental Entities in connection with the Transactions.

        Section 5.9. Further Assurances.    Upon the request of HCC or any of its Affiliates at any time after the Closing Date, the Company shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as HCC or its Affiliate may reasonably request in order to perfect title of such entity and its successors and assigns to the New Debt, Series A Preferred Stock or Common Stock or otherwise to effectuate the purposes of this Agreement.

ARTICLE VI.
MUTUAL CONDITIONS

        The respective obligations of each party to consummate the Transactions is subject to the satisfaction (unless waived in writing by the party against whom enforcement is being sought) of each of the following conditions on or prior to the Closing Date:

        Section 6.1. No Injunction or Action.    No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Entity which prohibits or prevents the consummation of the Transactions which has not been vacated, dismissed or withdrawn prior to the Closing Date.

        Section 6.2. Regulatory Compliance.    Twenty (20) calendar days shall have elapsed since the date on which the Company shall have mailed the Information Statement to all of its stockholders as required by the Exchange Act.

ARTICLE VII.
CONDITIONS TO THE DEBTORS' OBLIGATIONS

        The obligation of each Debtor to consummate the Transactions is subject to the satisfaction (unless waived in writing by the Company with the consent of the Special Committee) of each of the following conditions on or prior to the Closing Date:

        Section 7.1. Representations and Warranties.    The representations and warranties of the HCC Lenders contained in this Agreement which are qualified as to materiality shall be true and correct on and as of the Closing Date as though such representations and warranties were made anew on and as of the Closing Date, and all other representations and warranties of the HCC Lenders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made anew on and as of the Closing Date. HCC shall have delivered to the Company a certificate of its President or a Vice President, dated the Closing Date, to the foregoing effect.

        Section 7.2. Compliance with Agreement.    Each HCC Lender shall have performed and complied, in all material respects, with all covenants to be performed or complied with by it on or prior to the

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Closing Date. HCC shall have delivered to the Company a certificate of its President or a Vice President, dated the Closing Date, to the foregoing effect.

        Section 7.3. Revolving Credit Facility.    The Company shall have obtained a revolving credit facility from a third-party lender (the "Revolver") (with a term of not less than 360 days from the Closing Date) with availability of at least $30 million and on other terms and conditions reasonably acceptable to the Company, and Hallmark Cards shall have guaranteed, or caused one or more of its Affiliates to guarantee, the Revolver.

        Section 7.4. Corporate Documents.    The Company shall have received from HCC certified copies of the resolutions duly adopted by the board of directors of HCC and its Affiliates party hereto, as applicable, approving the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the Transactions, and such resolutions shall be in full force and effect as of the Closing Date.

ARTICLE VIII.
CONDITIONS TO THE HCC LENDERS' OBLIGATIONS

        The obligation of each HCC Lender to consummate the Transactions is subject to the satisfaction (unless waived in writing by HCC) of each of the following conditions on or prior to the Closing Date:

        Section 8.1. Representations and Warranties.    The representations and warranties of the Debtors contained in this Agreement which are qualified as to materiality shall be true and correct on and as of the Closing Date as though such representations and warranties were made anew on and as of the Closing Date, and all other representations and warranties of the Debtors contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made anew on and as of the Closing Date. The Company shall have delivered to HCC a certificate of its President or a Vice President, dated the Closing Date, to the foregoing effect.

        Section 8.2. Compliance with Agreement.    Each Debtor shall have performed and complied, in all material respects, with all covenants to be performed or complied with by it on or prior to the Closing Date. The Company shall have delivered to HCC a certificate of its President or a Vice President, dated the Closing Date, to the foregoing effect.

        Section 8.3. Proceedings.    Hallmark Cards shall not have delivered a written notice to the Company certifying that Hallmark Cards, in its sole discretion (but only after consultation with outside legal counsel), shall have determined that the status of any pending or threatened litigation (including, without limitation, the action styled S. Muoio & Co. LLC v. Abbott et al, C.A. No. 4729-CC (Del. Ch.)) or regulatory proceeding involving the Company or its Subsidiaries in connection with this Agreement and/or the Transactions shall be unsatisfactory to Hallmark Cards.

        Section 8.4. Corporate Documents.    HCC shall have received from the Company certified copies of the resolutions duly adopted by the board of directors or similar governing body of each Debtor approving the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the Transactions, and such resolutions shall be in full force and effect as of the Closing Date.

        Section 8.5. Effective Credit Agreement.    All conditions to the effectiveness of the New Credit Agreement shall have been satisfied or waived by the party or parties, as applicable, entitled to the benefit thereof.

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 ARTICLE IX.
THE CLOSING

        Section 9.1. The Closing.    The Closing of the transactions contemplated hereby (the "Closing") shall be held no later than ten (10) Business Days after each of the conditions precedent set forth in Articles VI, VII and VIII have been satisfied or waived by the party entitled to the benefit thereof or on such other date as the Company and HCC shall agree (the "Closing Date"). The Closing shall be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019 or at such other place as the parties may mutually agree.

        Section 9.2. Deliveries by the Company at the Closing.    At the Closing, the Company shall deliver, or cause to be delivered, to HCC, copies of the following items:

          (a)   the certificates referred to in Sections 8.1 and 8.2, duly executed by the Company;

          (b)   the certified resolutions referred to in Section 8.4;

          (c)   the New Credit Agreement and all documents and agreements contemplated by the Credit Agreement, duly executed by the Debtors party thereto;

          (d)   the Revolving Credit Agreement, duly executed by the Company and the lender thereunder;

          (e)   the Registration Rights Agreement in the form attached hereto as Exhibit H (the "Registration Rights Agreement"), duly executed by the Company;

          (f)    the Amendment to the Tax Sharing Agreement in the form attached hereto as Exhibit I (the "Tax Sharing Agreement Amendment"), duly executed by the Company;

          (g)   evidence of filing of the Second Amended Charter with the Secretary of State of the State of Delaware;

          (h)   evidence of filing of the Certificate of Designation with the Secretary of State of the State of Delaware;

          (i)    stock certificates representing the New Securities to be issued pursuant to Section 2.2 hereof, duly executed by the Company; and

          (j)    all other previously undelivered documents that the Company is required to deliver to HCC or its Affiliates pursuant to this Agreement.

        Section 9.3. Deliveries by HCC at the Closing.    At the Closing, HCC shall deliver, or cause to be delivered, to the Company, the following items:

          (a)   the certificates referred to in Sections 7.1 and 7.2, duly executed by HCC;

          (b)   the certified resolutions referred to in Section 7.4;

          (c)   the New Credit Agreement, duly executed by HCC;

          (d)   the Registration Rights Agreement, duly executed by HCC;

          (e)   the Tax Sharing Agreement Amendment, duly executed by Hallmark Cards; and

          (f)    all other previously undelivered documents that HCC is required to deliver to the Company pursuant to this Agreement.

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 ARTICLE X.
TERMINATION

        Section 10.1. Termination.    Anything in this Agreement to the contrary notwithstanding, this Agreement and the Transactions may be terminated in any of the following ways at any time before the Closing and in no other manner:

          (a)   By mutual written consent of all of the parties hereto;

          (b)   By either HCC or the Company upon written notice if a Governmental Entity of competent jurisdiction shall have enacted, issued or entered any restraining order, preliminary or permanent injunction or similar order or legal restraint or prohibition that enjoins or otherwise prohibits consummation of all or any part of the Transactions; or

          (c)   After the later of (i) June 30, 2010 and (ii) 45 days following receipt of notice that the Information Statement will not be reviewed by the SEC or that the SEC staff has no further comments thereon, by HCC or the Company (if such terminating party or any of its Affiliates is not then in default of any obligation hereunder), if the Closing has not occurred on or before such date;

provided, however, that the termination of this Agreement by the Company pursuant to this Section 10.1 shall not be effective unless it is first approved by the Special Committee.

        Section 10.2. Effect of Termination.    In the event this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties hereunder shall terminate, except that Section 5.4 and Articles X and XI shall survive termination and except that nothing in this Section 10.2 shall relieve any party hereto of any liability for breach of any of the covenants or any of the representations or warranties contained in this Agreement prior to such termination.

ARTICLE XI.
MISCELLANEOUS PROVISIONS

        Section 11.1. Notices.    All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) one (1) Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven (7) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to the Debtors:	Crown Media Holdings, Inc. 12700 Ventura Boulevard Studio City, California 91604 Attention: Chief Executive Officer
With a copy to: (which shall not constitute notice)	Crown Media Holdings, Inc. 12700 Ventura Boulevard Studio City, California 91604 Attention: Chief Financial Officer

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Crown Media Holdings, Inc. 12700 Ventura Boulevard Studio City, California 91604 Attention: General Counsel
Richards, Layton & Finger, P.A. 920 N. King Street Wilmington, Delaware 19801 Attention: Mark J. Gentile Facsimile No. (302) 498-7722
If to the HCC Lenders:	Hallmark Cards, Incorporated 2501 McGee Trafficway Kansas City, MO 64108 Attention: Chief Financial Officer MD 319
With a copy to: (which shall not constitute notice)	Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention: Maurice M. Lefkort Facsimile No. (212) 728-8111

or to such other address as either party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

        Section 11.2. Amendments.    The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by all of the parties hereto. Any change, modification or amendment by the Company shall only be effective with the consent of the Special Committee.

        Section 11.3. No Waiver.    No failure on the part of the parties hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

        Section 11.4. Assignment and Parties in Interest.

          (a)   Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by any of the parties hereto except with the prior written consent of the other parties hereto; provided, however, that prior to or after the Closing, the HCC Lenders may assign any or all of their rights hereunder to any of their Affiliates, provided that no such assignment shall relieve such parties of their obligations hereunder.

          (b)   Except as provided in Section 2.3, this Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

        Section 11.5. Expenses.    Except as expressly set forth in this Agreement, each party to this Agreement shall bear all legal, accounting, investment banking and other expenses incurred by it or on its behalf in connection with this Agreement and the Transactions.

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        Section 11.6. Entire Agreement.    This Agreement and the Ancillary Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein. The exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

        Section 11.7. Descriptive Headings.    The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        Section 11.8. Counterparts.    For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument. Facsimile signatures will be treated as originals.

        Section 11.9. Governing Law; Jurisdiction.

          (a)   This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts made and performed therein.

          (b)   Any and all claims arising out of, relating to or in connection with this Agreement or any of the Transactions or the subject matter hereof, shall be brought exclusively in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over the matter is vested in the federal courts, the United States District Court for the District of Delaware (the "Designated Court"). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Designated Court and agrees that it will not bring any action whether in tort, contract or otherwise arising out of, relating to or in connection with this Agreement or any of the Transactions or the subject matter hereof in any court other than the Designated Court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Designated Court, (b) any claim that it or its property is exempt or immune from jurisdiction of the Designated Court or from any legal process commenced in such the Designated Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, any claim that (i) the suit, action or proceeding in such Designated Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such Designated Court.

          (c)   Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and, therefore, each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the Transactions. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and

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  (iv) each party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 11.9.

        Section 11.10. Construction.    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) including means "including but not limited to"; (c) "or" is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; and (e) "$" means the currency of the United States of America. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative.

        Section 11.11. Severability.    In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

        Section 11.12. Specific Performance.    Without limiting or waiving in any respect any rights or remedies of the HCC Lenders under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

[Remainder of page intentionally left blank.]

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        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

HALLMARK PARTIES	HALLMARK CARDS, INCORPORATED
	By:	/s/ TIMOTHY GRIFFITH Name: TIMOTHY GRIFFITH Title: EXECUTIVE VICE PRESIDENT—CFO
H C CROWN CORP.
	By:	/s/ TIMOTHY GRIFFITH Name: TIMOTHY GRIFFITH Title: VICE PRESIDENT
HALLMARK ENTERTAINMENT HOLDINGS, INC.
	By:	/s/ TIMOTHY GRIFFITH Name: TIMOTHY GRIFFITH Title: PRESIDENT
THE DEBTORS	CROWN MEDIA HOLDINGS, INC.
	By:	/s/ CHARLES STANFORD Name: CHARLES STANFORD Title: EXECUTIVE VICE PRESIDENT
CROWN MEDIA UNITED STATES, LLC
	By:	/s/ CHARLES STANFORD Name: CHARLES STANFORD Title: VICE PRESIDENT
CM INTERMEDIARY, LLC
	By:	/s/ CHARLES STANFORD Name: CHARLES STANFORD Title: VICE PRESIDENT
CITI TEEVEE, LLC
	By:	/s/ CHARLES STANFORD Name: CHARLES STANFORD Title: VICE PRESIDENT
DOONE CITY PICTURES, LLC
	By:	/s/ CHARLES STANFORD Name: CHARLES STANFORD Title: VICE PRESIDENT

Schedule 1.1(a)

Sample Calculation of the

Conversion Price, the Conversion Price Shares and
the Shares to be issued pursuant to Section 2.2(b)(iii)

Assumptions:

Closing Date: April 30, 2010

HCC DebtDetermination is the HCC Debt as of the Determination Date: $1,142,468,389.

HCC DebtClosing is the HCC Debt as of the Closing Date: $1,149,011,446.

Step One: Calculate the Conversion Price Shares:

Conversion Price Shares + HCC SharesDetermination= 90.1% (Shares OutstandingDetermination + Conversion Price Shares + Option SharesDetermination)

Where:

HCC SharesDetermination are the shares owned directly or indirectly by the HCC Parties on the Date of Determination calculated pursuant to the definition of Conversion Price Shares = 69,997,656.

Shares OutstandingDetermination are the shares outstanding on the Date of Determination prior to the Closing = 104,788,076.

Option SharesDetermination = shares issuable upon exercise of all Outstanding Options on the Date of Determination = 85,813.

Solving that formula yields Conversion Price Shares of 247,411,294.

Step Two: Calculate the Conversion Price = (HCC DebtDetermination-500,000,000)/Conversion Price Shares

Solving the formula yields a Conversion Price of $2.5968.

Step Three: Calculate the number of shares of Common Stock to be issued pursuant to Section 2.2(b)(iii).

= (HCC DebtClosing -500,000,000)/Conversion Price

Solving the formula yields 249,927,390 shares of Common Stock to be issued pursuant to Section 2.2(b)(iii).

Schedule 1.1(b)

Knowledge

William Abbott, President & Chief Executive Officer

Charles Stanford, Executive Vice President & General Counsel

Brian Stewart, Executive Vice President & Chief Financial Officer

Schedule 3.4

Conflicts or Violations

None.

Schedule 3.7

Litigation

        On July 13, 2009, a lawsuit was brought in the Delaware Court of Chancery against each member of the Board of Directors of the Borrower, Hallmark Cards and its affiliates, as well as the Borrower as a nominal defendant, by a minority stockholder of the Borrower regarding the recapitalization proposal (the "Proposal") which the Borrower received from Hallmark Cards. The plaintiff is S. Muoio & Co. LLC which owns beneficially approximately 5.8% of the Borrower's Class A common stock, according to the complaint and filings with the Securities and Exchange Commission. The Proposal, which the Borrower publicly announced on May 28, 2009, provides for a recapitalization of its outstanding debt to Hallmark Cards affiliates in exchange for new debt and convertible preferred stock of the Borrower. The lawsuit claims to be a derivative action and a class action on behalf of the plaintiff and other minority stockholders of the Borrower. The lawsuit alleges, among other things, that, the defendants have breached fiduciary duties owed to the Borrower and minority stockholders in connection with the Proposal. The lawsuit includes allegations that if the Proposal is consummated, an unfair amount of equity would be issued to the majority stockholder, thereby reducing the minority stockholders' equity and voting interests in the Borrower, and that the majority stockholder would be able to eliminate the minority stockholders through a short-form merger. The complaint requests the court to enjoin the defendants from consummating the Proposal and to award plaintiff fees and expenses incurred in bringing the lawsuit.

        On July 22, 2009, a Stipulation Providing for Notice of Transaction (the "Stipulation") was filed with the Delaware Court of Chancery. The Stipulation provided that the Borrower cannot consummate the transaction contemplated in the Proposal until not less than seven weeks after providing the plaintiff with a notice of the terms of the proposed transaction, including copies of the final transaction agreements. If the plaintiff moves for preliminary injunctive relief with respect to any such transaction, the parties will establish a schedule with the Court of Chancery to resolve such motion during the seven week period. In addition, following the decision of the Court of Chancery, the Borrower will not consummate any transaction for a period of at least one week, during which time any party may seek an expedited appeal. The Stipulation further provides that the plaintiff shall withdraw its motion for preliminary injunction filed on July 13, 2009 and that the action shall be stayed until the earlier of providing the notice of a transaction or an announcement by the Borrower that it is no longer considering a transaction.

Schedule 3.8

Brokers

Morgan Stanley & Co.

Houlihan Lokey Howard & Zukin

Exhibit A

CREDIT AGREEMENT

DATED AS OF                        , 2010

AMONG

CROWN MEDIA HOLDINGS, INC.

AS BORROWER

AND

HC CROWN CORP.,

AS LENDER

AND

EACH OF THE CREDIT
PARTIES IDENTIFIED ON
THE SIGNATURE PAGES HERETO

i

ii

iii

Exhibits
A	Form of Security Agreement
B	Form of Pledge Agreement
Schedules
3.1	List of Credit Parties
3.6	List of Subsidiaries
3.8	Fictitious Names
3.10	Litigation
3.16	Existing Indebtedness, Guarantees and Liens
3.21	Bank Accounts
3.24	Agreements

iv

CREDIT AGREEMENT, dated as of                        , 2010
among (i) CROWN MEDIA HOLDINGS, INC.,
a Delaware corporation (the "Borrower"),
(ii) HC CROWN CORP., a Delaware corporation (the "Lender"), and
(iii) EACH OF THE CREDIT PARTIES identified on the signature page hereto.

INTRODUCTORY STATEMENTS

        All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof, or as defined elsewhere herein.

        The Borrower and the Lender, together with its Subsidiaries and Affiliates are a party to the HCC Debt (as amended, restated, modified or supplemented from time to time).

        Immediately prior to the Closing Date, there was outstanding [$            ] (the "Original Obligations") under the HCC Debt.

        Effective upon the Closing Date: (a) $185,000,000 of the Original Obligations will be exchanged in consideration for Series A Preferred Stock on the terms set forth in the Master Recapitalization Agreement, (b) $315,000,000 of the Original Obligations will be exchanged in consideration for the Lender providing a Term A Loan of $200,000,000 and a Term B Loan of $115,000,000; (c) the balance of the Original Obligations will be exchanged in consideration for the Lender receiving common stock in the Borrower at the Conversion Price and on the terms set forth in the Master Recapitalization Agreement; and (d) Hallmark Entertainment Holdings, Inc. and Hallmark Entertainment Investments Co., (the "Hallmark Entities") will merge with and into the Borrower, with the Borrower being the surviving entity and the shareholders of the Hallmark Entities prior to such merger receiving their pro rata issuance of common stock in the Borrower on the terms set forth in the Master Recapitalization Agreement and the exhibits thereto.

        To provide security for the repayment of the Original Obligations, each of the Credit Parties granted to the Lender a first priority Lien, subject to certain Permitted Encumbrances, on substantially all of its real and personal property (the "Original Lien"). The Credit Parties shall modify the documents which create the Original Lien such that the liens securing the Original Obligations shall secure the Obligations, and each of the Credit Parties (other than the Borrower) will provide a Subsidiary Guaranty in favor of the Lender to guarantee repayment of the Loans and all other obligations of the Borrower.

        As a result of the Transactions, all of the HCC Debt, except to the extent converted and continued as the Term A Loan and Term B Loan, shall be extinguished and discharged. In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

1.
DEFINITIONS

        For the purposes hereof unless the context otherwise requires, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

        "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

        "Agreement" and "Credit Agreement" shall mean this Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time.

        "Applicable Law" shall mean, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental

Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

        "Authorized Officer" shall mean, with respect to any Person, its chief executive officer, chief operating officer or chief financial officer.

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

        "Borrower" shall have the meaning given to it in the Introductory Statements.

        "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the City of New York are permitted to close.

        "Capital Expenditures" shall mean, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items included in cash flows (including Capital Leases) and (ii) to the extent not covered by clause (i) hereof, the aggregate of all expenditures properly capitalized in accordance with GAAP by such Person to acquire, by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person (other than the portion of such expenditures allocable in accordance with GAAP to net current assets or which is allocable to the acquisition of items of Product). For the avoidance of doubt, no expenditures for the acquisition of items of Product shall be included in the definition of "Capital Expenditures."

        "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

        "Cash Equivalents" shall mean any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Fundamental Documents and Permitted Encumbrances):

        (i)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 90 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

        (ii)   time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that is (A) organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (B) issues (or the parent of which issues) commercial paper rated as described in clause (iii) of this definition and (C) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof; and

        (iii)  Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (i), and (ii) of this definition.

        "Cash Interest Coverage Ratio" shall mean, at any date, with respect to the Borrower and its Consolidated Subsidiaries, the ratio of (a) EBITDA of such Persons to (b) the sum of the Term Loan

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A Cash Interest Expense of such persons and the Term Loan B Cash Interest Expense of such Persons, in each case for the most recently completed Measurement Period.

        "Cash Interest Expense" shall mean the sum of the Term A Loan Cash Interest Expense and the Term B Loan Cash Interest Expense.

        "Casualty" shall mean any casualty, loss, damage, destruction or similar loss with respect to real or personal property or improvements.

        "Change in Control" shall mean (a) the Lender or its Affiliates shall cease to own (directly or indirectly) at least 80% of the Equity Interests of the Borrower, or (b) the Lender shall cease to have sufficient voting power to elect (or cause to be elected) a majority of the members of the Borrower's Board of Directors.

        "Closing Date" shall have the meaning set forth in Section 4.1.

        "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as heretofore and hereafter amended, as codified at 26 U.S.C. et seq., or any successor provision thereto.

        "Collateral" shall have the meaning given to it in the Fundamental Documents.

        "Compliance Certificate" means a certificate in form and substance reasonably satisfactory to the Lender.

        "Condemnation" shall mean any taking by a Governmental Authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other matter.

        "Consolidated Net Income" shall mean, for any period for which such amount is being determined, the consolidated net income of such Person for such period in accordance with GAAP.

        "Consolidated Subsidiaries" shall mean, for any Person, all subsidiaries of such Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

        "Conversion Price" shall have the meaning given to it in the Master Recapitalization Agreement.

        "Copyright Security Agreement" shall mean the Copyright Security Agreement, dated on or about the date of this Agreement, among the Borrower, the Subsidiary Guarantors and the Lender, as the same may be amended or supplemented from time to time by delivery of a copyright security agreement supplement or otherwise.

        "Credit Parties" shall mean the Borrower and each of the Subsidiary Guarantors.

        "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect the Borrower against fluctuations in currency values.

        "Debt Issuance" shall mean the issuance or incurrence by any Credit Party of any Indebtedness.

        "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

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        "Default Rate" shall mean with respect to any Obligation, a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement with respect to such Obligation, plus two percent (2%).

        "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition of any property (except for ad sales and programming time to the extent Disposed in the ordinary course of business and any other sale, transfer, license, lease, or other disposition of property in the ordinary course of business that has a value of less than $100,000 individually or $500,000 in the aggregate) by any Person (including any sale/leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that a sale under threat of eminent domain shall not be deemed to be a Disposition.

        "Dollars" and "$" shall mean lawful money of the United States of America.

        "EBITDA" shall mean for any period, for the Borrower and its Subsidiaries on a consolidated basis the sum of: (a) Consolidated Net Income, plus (b) to the extent Consolidated Net Income was reduced by such items: (i) provision for income taxes during such period, (ii) interest expense deducted in computing Consolidated Net Income, (iii) total depreciation expense and total amortization expense (other than the amortization of capitalized film costs), (iv) any extraordinary, unusual or non-recurring expense or loss, whether or not included as a separate item in the statement of Consolidated Net Income for such period (including, but not limited to any loss on the sales of assets outside of the ordinary course of business, impairment of assets, restructuring charges, Transaction Costs and write-offs of deferred costs for such period), and (v) any other non-cash charges (other than write-offs or write-downs during such period of inventory, accounts receivable or any other current assets or liabilities in the ordinary course of business), minus (c)(i) any extraordinary, unusual or non-recurring item of income or gain (including, whether or not such item is otherwise included as a separate item in the statement of Consolidated Net Income for such period, any gain on the sale of assets outside of the ordinary course of business) for such period, and (ii) any other non-cash income items increasing Consolidated Net Income for such period, all as determined for such period in conformity with GAAP.

        "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. Sections 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. Sections 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("EPCRA"), 42 U.S.C. Section 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. Section 655 and Section 657, and other such laws relating to the storage, transportation, treatment and disposal of Hazardous Materials into the air, surface water, ground water, land surface, subsurface strata or any building or structure and, together, in each case, with any amendment thereto, and the regulations adopted pursuant thereto.

        "Equity Interest" shall mean shares of the capital stock, partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests in any Person or any warrants, options or other rights to acquire such interests.

4

        "Equity Issuance" shall mean: (i) any sale or issuance by any Credit Party to any Person other than the Lender of any Equity Interests, and (ii) the receipt by any Credit Party of any cash capital contributions, whether or not paid in connection with any issuance of Equity Interests of any Credit Party, from any Person other than the Lender.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. Section 1001 et seq., and the regulations promulgated thereunder.

        "ERISA Affiliate" shall mean each Person (as defined in Section 3(9) of ERISA) which is treated as a single employer with any Credit Party under Section 414(b), (c), (m) or (o) of the Code.

        "Events of Default" shall have the meaning given such term in Article 7 hereof.

        "Excess Cash Flow" shall mean, with respect to Borrower and its Consolidated Subsidiaries for any period, an amount equal to the greater of zero or the sum of:

        (a)   the amount of "Cash Flow from Operating Activities", as shown in Borrower's Consolidated Statement of Cash Flows reported in its filing on form 10-K for such period, minus;

        (b)   all cash outflows shown in the "Cash Flow from Investing Activities" section of Borrower's Consolidated Statement of Cash Flows reported in its filing on form 10-K for such period to the extent such payments were made in compliance with this Agreement, minus;

        (c)   any principal payments made on capital lease obligations, as shown in the "Cash Flow from Financing Activities" section of Borrower's Consolidated Statement of Cash Flows reported in its filing on form 10-K for such period to the extent such payments were made in compliance with this Agreement, minus;

        (d)   any net reduction to the balance of the Revolving Credit Agreement during such period, minus;

        (e)   any voluntary repayment of the Term A Loan or the Term B Loan, minus;

        (f)    the aggregate amount of cash transferred during such period to the NICC Reserve Account, minus;

        (g)   any cash dividend on the Series A Preferred Stock during such period, minus;

        (h)   any cash payments made pursuant to the Tax Sharing Agreement.

Provided, however that for the purposes of the calculation set forth in Section 2.8(a)(ii) hereof all references herein to the Borrower's Consolidated Statement of Cash Flows reported filing on form 10-K for such period shall include the equivalent section of the Borrower's filing on form 10-Q for such period as required in connection with such calculation.

        "Executive Officer" shall mean, with respect to any Person, its chief executive officer, chief operating officer, chief financial officer or executive or senior vice president.

        "Fundamental Documents" shall mean this Credit Agreement, the Notes, the Security Agreement, the Pledge Agreement, the Copyright Security Agreement, the Trademark Security Agreement, the UCC Financing Statements, the Subsidiary Guaranty, the Intercreditor Agreement and any other ancillary agreement which is required to be or otherwise executed by such Credit Party and delivered to the Lender in connection with this Agreement or any other Fundamental Document.

        "GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied as in effect on the date hereof; provided, however, that if either the Lender or the Borrower proposes that GAAP be modified as a result of any changes allowed by or in response to FASB releases or other authoritative pronouncements issued after the date hereof, the Lender or the

5

Borrower (as applicable) agree not to unreasonably withhold or delay their consent to any such proposal so long as such proposed modification would not affect the calculation of any of the financial covenants contained herein.

        "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) or (y) the stated maximum liability under such Guaranty, whichever is less.

        "Hallmark Guaranty" shall (1) mean the obligation of Hallmark Cards to guarantee the Revolving Credit Agreement pursuant to the Stockholders Agreement (as such term is defined in the Master Recapitalization Agreement), and (2) any Guaranty of the Revolving Credit Agreement by Hallmark Cards or its Affiliates.

        "Hazardous Materials" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any Environmental Law.

        "HCC Debt" shall have the meaning set forth in the Master Recapitalization Agreement.

        "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables (payable within 90 days) arising in the ordinary course of business); (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under Capital Leases; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation; (v) obligations of such Person under synthetic leases or financing leases (but not operating leases); and (vi) indebtedness of others of the type described in clauses (i), (ii), (iii), (iv) and (v) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a Guaranty or (b) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause (vi) for purposes of this Credit Agreement shall be equal to the lesser of the amount of the indebtedness of the other Person and the fair market value of the assets of such Person which secure such other indebtedness).

        "Interest Expense" shall mean, for any period in respect of the Borrower and its Consolidated Subsidiaries, the sum of (a) the interest expense (including the interest component in respect of Capital

6

Lease obligations), plus (b) all commitment fees, letter of credit fees, issuing bank fees, or similar fees paid by such Persons during such period in respect of any Indebtedness, plus (c) the net amounts paid by such Persons during such period in connection with any Interest Rate Protection Agreement, Currency Agreement or other hedging arrangement, plus (d) any dividends or similar amounts paid by such Persons during such period in respect of any preferred stock.

        "Interest Payment Date" shall mean each March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates following the Closing Date; provided that if the Closing Date occurs on the last day of a quarter, the initial Interest Payment Date shall commence on the Interest Payment Date following the first full quarter after the Closing Date.

        "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Credit Party against fluctuations in interest rates.

        "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated on or about the date of this Agreement among the Borrower, the Lender and the lender under the Borrower's revolving credit facility.

        "Investment" shall mean any stock, evidence of indebtedness or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor (including, without limitation, the Guaranty of loans made to others, but excluding current trade and customer accounts receivable arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business), any purchase of (i) any security of another Person or (ii) any business or undertaking of any Person or any commitment to make any such purchase, or any other investment; provided, however, that any acquisition of, or licensing agreements or arrangements with respect to, Product or rights to Product shall not be deemed an Investment for purposes of this Agreement.

        "JPM Credit Agreement" means the Credit Agreement, dated August 31, 2001 among the Borrower, the subsidiaries named therein as guarantors, and the lenders and agents named therein, as the same may be amended, modified or supplemented from time to time.

        "Laboratory" shall mean any laboratory acceptable to the Lender which is located in the United States and is a party to a Pledgeholder Agreement or a Laboratory Access Letter.

        "Laboratory Access Letter" shall mean a letter agreement among: (i) a Laboratory holding any elements of any Product to which any Credit Party has the right of access, (ii) such Credit Party and (iii) the Lender, in form and substance acceptable to the Lender.

        "Lender" shall have the meaning given to it in the Introductory Statements.

        "License Agreements" shall mean any and all agreements entered into by any Credit Party pursuant to which such Credit Party acquires license rights in any item of Product.

        "Lien" shall mean any mortgage, pledge, security interest, copyright mortgage, lien, charge or encumbrance of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

        "Loans" shall mean the Term A Loan and the Term B Loan.

        "Master Recapitalization Agreement" shall mean the agreement entered into between the Borrower and the Lender, dated February 26, 2010.

        "Material Adverse Effect" shall mean any change or effect that (a) has a materially adverse effect on the business, assets, properties, operations, or condition (financial or otherwise) of the Borrower

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and its Subsidiaries, taken as a whole, (b) materially impairs the ability of any Credit Party to perform its respective obligations under the Fundamental Documents to which it is a party, or (c) materially impairs the validity or enforceability of, or materially impairs the security interests, rights, remedies or benefits available to the Lender under any of the Fundamental Documents. As the term Material Adverse effect is used in Section 4 hereof, solely with regard to subsection (a) of the definition, no effect, change, event, occurrence, development, condition or state of facts arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been a Material Adverse Effect: (i) changes in general economic conditions or changes affecting the industry generally in which the Borrower and its Subsidiaries operate, except to the extent such changes have a disproportionate effect on the Borrower and its Subsidiaries, (ii) the announcement or performance of the Transactions, (iii) acts of war or terrorism or natural disasters, except to the extent such acts of war, terrorism or natural disasters have a disproportionate effect on the Borrower and its Subsidiaries (iv) the fact, in and of itself (and not the underlying causes thereof) that any Credit Party failed to meet any projections, forecasts, or revenue or earnings predictions for any period, or (v) any change, in and of itself (and not the underlying causes thereof) in the stock price of the common stock of the Borrower.

        "Maturity Date" shall mean December 31, 2013.

        "Measurement Period" shall mean, as at any date of determination, the four (4) consecutive fiscal quarters of the Borrower ending on such day, or, if fewer than four consecutive fiscal quarters of the Borrower have been completed since the Closing Date, the fiscal quarters of the Borrower that have been completed since the Closing Date, provided that: (i) for purposes of determining an amount of any item/the amount of Cash Interest Expense included in the calculation of the Cash Interest Coverage Ratio for the first full fiscal quarter ended after the Closing Date, such amount for the Measurement Period then ended shall equal such item for such fiscal quarter multiplied by four; (ii) for purposes of determining an amount of any item/the amount of Cash Interest Expense included in the calculation of the Cash Interest Coverage Ratio for the second fiscal quarter ended after the Closing Date, such amount for the Measurement Period then ended shall equal such item for the two fiscal quarters then ended multiplied by two; and (iii) for purposes of determining an amount of any item/the amount of Cash Interest Expense included in the calculation of the Cash Interest Coverage Ratio for the third fiscal quarter ended after the Closing Date, such amount for the Measurement Period then ended shall equal such item for the three fiscal quarters then ended multiplied by 4/3.

        "Multiemployer Plan" shall mean a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Credit Party or ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the five preceding plan years made or accrued an obligation to make contributions.

        "Net Cash Proceeds" shall mean: (a) with respect to any Equity Issuance or Debt Issuance by any Credit Party, cash payments received in exchange for the issuance of any debt or equity security by any Credit Party net of commissions and other reasonable fees and expenses incurred, any taxes payable and reasonably estimated income taxes payable with respect to the fiscal year during which such issuance occurs, as a consequence of any repatriation of such cash payments, (b) with respect to the Disposition of any asset by any Credit Party, any cash payments (including any cash received by way of a deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Disposition, net of any bona fide direct costs (including professional fees and costs) incurred in connection with such Disposition, including (i) income taxes reasonably estimated to be actually payable by any direct or indirect equity owner of Borrower within two years of the date of such Disposition as a result of any gain recognized in connection with such Disposition and (ii) the payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is (A) secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such

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Disposition and (B) actually paid within thirty (30) days of receipt of such cash payment to a Person that is not an Affiliate of any Credit Party; provided, however, that Net Cash Proceeds shall not include (x) any cash payments received from any Disposition by a foreign Subsidiary unless and until such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without resulting in a material tax liability to Borrower or to any direct or indirect equity owner of Borrower, or (y) amounts provided as a reserve against any liabilities under any indemnification obligation, or any anticipated indemnity obligation or purchase price adjustment associated with a Disposition; provided that such amounts so reserved shall become Net Cash Proceeds if, when and to the extent, any such reserve is reversed or released, and (c) with respect to any Casualty or Condemnation, any cash payments or proceeds received by any Credit Party (i) under any business interruption or property insurance policy in respect of a covered loss thereunder, or (ii) as a result of the taking of any assets of any Credit Party or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by any Credit Party or any of its Subsidiaries in connection with the adjustment or settlement of any claims of any Credit Party or such Subsidiary in respect thereof.

        "NICC Preferred Interest" shall mean the $25,000,000 preferred interest in Crown Media United States, LLC described in Section 5 of the Crown Media United States, LLC limited liability company agreement.

        "NICC Reserve Account" shall mean, a segregated bank account with a balance not in excess of $25,000,000, in the name of the Borrower which shall be used by the Borrower for the sole purpose of paying the NICC Preferred Interest.

        "Note" or "Notes" shall mean the Term Note(s).

        "Obligations" shall mean the obligation of the Borrower to make due and punctual payment of principal of and interest (including, for the avoidance of doubt, any payment in kind interest) on the Loans, any fees, costs and attorneys' fees and all other monetary obligations of the Borrower to the Lender, under this Agreement, the Notes, or any other Fundamental Document.

        "Original Obligations" shall have the meaning set forth in the recitals hereto.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

        "Perfection Certificate" has the meaning given to it in the Security Agreement.

        "Permitted Encumbrances" shall mean Liens permitted under Section 6.2 hereof.

        "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or Governmental Authority.

        "Physical Materials" shall mean all tangible personal property relating to such item of Product, including, without limitation, all exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature relating to such item of Product whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or other optical or electronic media or otherwise and all music sheets and promotional materials relating to such item of Product.

        "PIK Election" means an election by Borrower by written notice to the Lender at least ten (10) Business Days prior to the beginning of a calendar quarter to pay interest on the Term A Loan

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and/or the Term B Loan for that calendar quarter, on any Interest Payment Date entirely in kind, other than elections to pay interest in kind pursuant to Section 2.5(b)(i); provided, that (a) the Borrower may only make such written election in respect of three (3) interest payments; and (b) the parties understand that PIK Elections with respect to the Term A Loan and the Term B Loan in a single calendar quarter shall constitute two (2) of the three (3) PIK Elections.

        "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan) which is maintained, sponsored or contributed to by any Credit Party or any ERISA Affiliates, or with respect to which any Credit Party could otherwise have any liability.

        "Platform Agreements" shall mean any and all agreements entered into by a Credit Party with a television distributor pursuant to which the television distributor agrees to deliver channels owned by a Credit Party to subscribers in exchange for a fee.

        "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form attached as Exhibit B hereto with such changes as are acceptable to the Lender, dated as of the date hereof, among the Lender, the Borrower and the Subsidiary Guarantors, as the same may be amended, modified or supplemented from time to time.

        "Pledgeholder Agreement" shall mean a Laboratory Pledgeholder Agreement among a Credit Party, the Lender and one or more Laboratories located within the continental United States, in form and substance acceptable to the Lender.

        "Product" shall mean any movie-of-the-week, episode of a television series, mini-series, motion picture, film, videotape or other program produced for television release or for release in any other medium, shown on network, free, cable, pay and/or other television medium (including without limitation first run syndication) in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed. The term "Product" shall include, without limitation, the scenario, screenplay or script upon which such item of Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of any of the Credit Parties, and all rights therein and thereto, of every kind and character.

        "Regulation T", "Regulation U" and "Regulation X" shall mean such regulation of the Board.

        "Reportable Event" shall mean any reportable event as described in Section 4043(c) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

        "Restricted Payment" shall mean (i) any distribution, dividend or other direct or indirect payment on account of any Equity Interest in a Credit Party or an Affiliate, in each case whether now or hereafter outstanding and (ii) any redemption or other acquisition or re-acquisition by a Credit Party of any Equity Interest in a Credit Party or an Affiliate, in each case whether now or hereafter outstanding.

        "Revolving Credit Agreement" has the meaning given to it in Section 6.1(vi).

        "S.E.C." shall mean the Securities and Exchange Commission or any successor thereto.

        "Security Agreement" shall mean the Security Agreement, substantially in the form attached as Exhibit A hereto with such changes as are acceptable to the Lender, dated as of the date hereof, among the Lender, the Borrower and the Subsidiary Guarantors, as the same may be amended, modified or supplemented from time to time.

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        "Series A Preferred Stock" shall mean the Company's Series A Convertible Preferred Stock, par value $.01 per share, the terms of which shall be as set forth in the Certificate of Designation (as such term is defined in the Master Recapitalization Agreement).

        "Solvent" shall mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature, (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital and (v) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        "Stockholders Agreement" shall mean the Stockholders Agreement, dated as of [                        ] [            ], 2010, by and among Lender, Hallmark Cards, Incorporated, a Missouri corporation and Borrower.

        "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

        "Subscriber" shall mean any Person or location that receives a channel owned or operated by a Credit Party either directly from a pay television distributor party to a Platform Agreement or from cable operators to whom such pay television distributors sublicense the right to distribute such channel.

        "Subsidiary Guaranty" shall mean the guaranty granted by the Subsidiary Guarantors, in form and substance reasonably satisfactory to the Lender, in favor of the Lender, together with each other guaranty or guaranty supplement.

        "Subsidiary Guarantor" means each Subsidiary of Borrower on the Closing Date (other than a foreign Subsidiary) and each Subsidiary of Borrower that becomes a party to the Subsidiary Guaranty after the Closing Date, by execution of an agreement in form and substance acceptable to the Lender and Subsidiary Guarantors shall mean any two or more of them.

        "Tax Sharing Agreement" shall mean the existing Federal Income Tax Sharing Agreement between the Lender and the Borrower, dated as of March 11, 2003, as the same may be amended or supplemented from time to time.

        "Term A Loan" shall mean the term A loan in the principal amount of $200,000,000 deemed to have been made by the Lender to the Borrower pursuant to this Agreement.

        "Term A Loan Cash Interest Expense" shall mean, at any date, with respect to the Borrower and its Consolidated Subsidiaries, Interest Expense that has been paid or is payable in cash with respect to the Term A Loan for the most recently ended Measurement Period.

        "Term B Loan" shall mean the term B loan in the principal amount of $115,000,000 deemed to have been made by the Lender to the Borrower pursuant to this Agreement.

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        "Term B Loan Cash Interest Expense" shall mean, at any date, with respect to the Borrower and its Consolidated Subsidiaries, Interest Expense that has been paid or is payable in cash with respect to the Term B Loan for the most recently ended Measurement Period.

        "Term Loans" shall mean, collectively, the term loans deemed to have been made hereunder in accordance with the provisions of Article 2.

        "Term Notes" shall have the meaning given such term in Section 2.4.

        "Trademark Security Agreement" shall mean the Trademark Security Agreement dated on or about the date of this Agreement, among the Borrower, the Subsidiary Guarantors and the Lender, as the same may be amended or supplemented from time to time by delivery of a trademark security agreement supplement or otherwise.

        "Transactions" means the transactions contemplated by this Agreement and the Master Recapitalization Agreement and the exhibits thereto.

        "Transaction Costs" shall mean the fees, costs and expenses payable by the Borrower on or before the sixtieth (60th) day following the Closing Date in connection with the Transactions.

        "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York on the date of execution of this Agreement.

2.
THE LOANS

        Section 2.1    The Term A Loan.    Subject to the terms and conditions set forth herein, the Lender agrees on the Closing Date that the Lender holds the HCC Debt, and $200,000,000 of the HCC Debt shall be deemed to be, and is hereby converted and exchanged into, on a dollar for dollar basis, the outstanding Term A Loan hereunder, without constituting a novation. Any principal amount of the Term A Loan which is repaid or prepaid may not be reborrowed.

        Section 2.2    The Term B Loan.    Subject to the terms and conditions set forth herein, the Lender agrees on the Closing Date that the Lender holds the HCC Debt, and that $115,000,000 of the HCC Debt shall be deemed to be, and is hereby exchanged and converted into, on a dollar for dollar basis, the outstanding Term B Loan hereunder, without constituting a novation. Any principal amount of the Term B Loan which is repaid or prepaid may not be reborrowed.

        Section 2.3    Deemed Making of the Loans.    The Borrower shall give the Lender prior telephonic notice (immediately confirmed in writing, in form and substance reasonably satisfactory to the Lender (a "Notice of Deemed Borrowing")), not later than 1:00 p.m. (New York City time) on the date which is one (1) Business Day prior to the Closing Date. Such Notice of Deemed Borrowing shall be irrevocable and shall specify: (a) the principal amount of the proposed Loan, and (b) the proposed borrowing date, which must be a Business Day, and must be the Closing Date. The Lender may act without liability upon the basis of written, telecopied or telephonic notice believed by the Lender in good faith to be from the Borrower (or from any Authorized Officer). The Borrower hereby waives the right to dispute the Lender's record of the terms of any such telephonic Notice of Deemed Borrowing.

        Section 2.4    Notes; Repayment.    (a)The Term Loans deemed to be made by the Lender hereunder shall be evidenced by a promissory note in form and substance reasonably satisfactory to the Lender (a "Term Note" and collectively the "Term Notes") in the face amount of the Lender's Term Loan, payable to the order of the Lender, duly executed on behalf of the Borrower and dated the date hereof. The principal amount of the Term Loans, together with any accrued but unpaid interest shall be payable in full on the Maturity Date subject to acceleration as provided in Article 7 hereof.

        (b)   The Term Loans shall bear interest on the outstanding principal balance thereof as set forth in Section 2.5 hereof. The Lender is hereby authorized by the Borrower, but not obligated, to enter the amount of each Loan and the amount of each payment or prepayment of principal or interest thereon

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in the appropriate spaces on the reverse of or on an attachment to the Notes; provided, however, that the failure of the Lender to set forth such Loans, principal payments or other information shall not in any manner affect the obligations of the Borrower to repay such Loans.

        Section 2.5    Interest on Loans.    Subject to the provisions of Section 2.6, the Term Loans shall bear interest as follows:

        (a)   In the case of the Term A Loan, interest shall be payable by the Borrower on the outstanding principal amount of the Term A Loan, at a rate per annum (computed on the basis of a 365-day or 366-day year, as the case may be) equal to: (x) commencing on the Closing Date through the calendar quarter ending on December 31, 2011, nine and one half percent (9.5%) per annum, and (y) thereafter, at a rate per annum equal to twelve percent (12%) per annum. Interest shall be payable on the Term A Loan, on and to each Interest Payment Date, upon any prepayment of the Term A Loan and on the Maturity Date and subject to subparagraph (c) of this Section 2.5, is payable entirely in cash. Interest shall be payable by the Borrower from and including the first Business Day of the calendar quarter to (but not including) the last Business Day of each calendar quarter at the interest rate as determined in this subparagraph.

        (b)   In the case of the Term B Loan, interest shall be payable by the Borrower on the outstanding principal amount of the Term B Loan, at a rate per annum (computed on the basis of a 365-day or 366-day year, as the case may be) equal to: (x) commencing on the Closing Date through the calendar quarter ending on December 31, 2011, eleven and one half percent (11.5%) per annum, and (y) thereafter, at a rate per annum equal to fourteen percent (14%) per annum. Interest shall be payable on the Term B Loan, on and to each Interest Payment Date, upon any prepayment of the Term B Loan and on the Maturity Date and subject to subparagraph (i) of this Section 2.5(b) and subparagraph (c), is payable entirely in cash. Interest shall be payable by the Borrower from and including the first Business Day of the calendar quarter to (but not including) the last Business Day of each calendar quarter at the interest rate as determined in this subparagraph.

          (i)    The Borrower may, prior to January 1, 2011, pay interest on the outstanding principal amount of the Term B Loan, entirely in kind. If interest on the Term B Loan is paid entirely in kind then the amount of interest that the Borrower elects to pay in kind shall be paid by adding such amount to the outstanding principal balance of the Term B Loan. From and after January 1, 2011, interest on the Term B Loan shall be payable entirely in cash, with the first payment of interest in cash on the Term B Loan due March 31, 2011.

        (c)   The Borrower may make three (3) PIK Elections, provided that no Default or Event of Default has occurred and is continuing at the time such election is made or would result from the PIK Election being made. If the Borrower does not timely make the PIK Election prior to any calendar quarter, interest on the Loans shall be payable entirely in cash during such quarter. If the Borrower timely makes the PIK Election prior to any calendar quarter, the amount of interest that the Borrower elects to pay in kind shall be paid by adding such amount to the outstanding principal balance of the Term A Loan or the Term B Loan (as the case may be).

        (d)   Notwithstanding, anything to the contrary in this Agreement, (i) if an Interest Payment Date would otherwise occur on a day that is not a Business Day, such Interest Payment Date shall occur on the next succeeding Business Day; provided that, if any Interest Payment Date would otherwise fall on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Payment Date shall occur on the next preceding Business Day, and (ii) in no event shall the rate of interest payable by the Borrower with respect to any Term A Loan or Term B Loan exceed the maximum amount of interest permitted to be charged under Applicable Law.

        Section 2.6    Default Interest.    (a) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or

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otherwise, such amount shall thereafter bear interest at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

        (b)   If any amount (other than principal of any Loan) payable by the Borrower under any Fundamental Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Lender such amount shall thereafter bear interest at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

        (c)   While any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

        (d)   Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

        Section 2.7    Prepayment of Loans. Voluntary.    (a) Subject to the terms of paragraph (b) of this Section 2.7, the Borrower shall have the right at its option at any time and from time to time to prepay the Loans at par, in whole or in part, upon at least one (1) Business Day's written, facsimile or telephonic (promptly confirmed in writing) notice, in the principal amount of $100,000 or such greater amount which is an integral multiple of $100,000. Each notice of prepayment shall specify the prepayment date, the Loans to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay such Loans in the amount and on the date stated therein. Such notice shall also specify the expected principal amount of Loans to be outstanding after giving effect to such prepayment.

        (b)   All voluntary prepayments under this Section 2.7 shall be applied as set forth in Section 2.9.

        (c)   All prepayments shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to the date of prepayment.

        Section 2.8    Prepayment of Loans. Mandatory.    (a) Excess Cash Flow. Within five (5) Business Days after financial statements are required to have been delivered pursuant to Section 5.1(a) and the related Compliance Certificate has been delivered pursuant to Section 5.1(c), the Borrower shall prepay an aggregate principal amount of Loans equal to seventy-five percent (75%) of Excess Cash Flow for (i) the fiscal year covered by such financial statements, or (ii) in the case of fiscal year ending December 31, 2010, the portion of such fiscal year after the end of the first calendar quarter following the Closing Date, (such prepayments to be applied as set forth in Section 2.9 below).

        (b)    Dispositions.    If the Borrower or any of its Subsidiaries Disposes of any asset which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to one hundred percent (100%) of such Net Cash Proceeds within three Business Days of receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.9 below); provided, however, that such Person may reinvest such Net Cash Proceeds in productive assets of a kind then used or usable in the business of the Borrower or any of its Subsidiaries within one hundred and eighty (180) days from the date of such Disposition.

        (c)    Equity Issuances.    Within three (3) Business Days of an Equity Issuance, the Borrower shall prepay an aggregate principal amount of Loans equal to one hundred percent (100%) of all Net Cash Proceeds received therefrom upon receipt thereof by the Borrower or such Subsidiary (such prepayments to be applied as set forth in Section 2.9 below).

        (d)    Debt Issuances.    Within three (3) Business Days of any Debt Issuance (other than Indebtedness expressly permitted to be incurred pursuant to Section 6.1, the Borrower shall prepay an aggregate principal amount of Loans equal to one hundred percent (100%) of all Net Cash Proceeds

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received therefrom upon receipt thereof by the Borrower or a Subsidiary (such prepayments to be applied as set forth in Section 2.9 below).

        (e)    Casualty/Condemnation.    Upon the sale of any assets in advance of a condemnation proceeding, or following the occurrence of any Casualty or Condemnation for which the Borrower or any of its Subsidiaries has received any proceeds which are not otherwise included in this Section 2.8, then after such proceeds have been used to replace such sold, lost, damaged, destroyed or condemned assets, the Borrower shall prepay an aggregate principal amount of Loans equal to one hundred percent (100%) of all remaining Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Subsidiary (such prepayments to be applied as set forth in Section 2.9 below).

        (f)    Change in Control.    Upon a Change in Control arising from (i) a Premium Transaction (as defined in the Stockholders Agreement) or (ii) a transaction approved by a committee of Borrower's Board of Directors comprised solely of independent, disinterested members of the Borrower's Board of Directors, the principal of and the interest on the Loans and the Notes and all other amounts related thereto payable hereunder or thereunder shall become and be forthwith due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding.

        Section 2.9    Application of Mandatory and Voluntary Prepayments.    Each prepayment of Loans pursuant to Sections 2.7 and 2.8 shall be applied, first, to the payment of Obligations due pursuant to Section 9.3 and 9.4 of this Agreement, second, to the prepayment of payment in kind interest under the Term A Loan if the PIK Election has been made by the Borrower, third, to the prepayment of the principal amount outstanding under the Term A Loan, fourth, to the prepayment of payment-in-kind interest under the Term B Loan and fifth, to the prepayment of the principal amount outstanding under the Term B Loan.

        Section 2.10    Manner of Payments.    All payments by the Borrower hereunder and under the Notes shall be made without offset or counterclaim in Dollars in Federal or other immediately available funds at the office of the Lender, Attention: Chief Financial Officer, by no later than 1:00 p.m., New York City time, on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid.

        Section 2.11    United States Withholding.    (a) Prior to the Closing Date hereunder and prior to the effective date set forth in an assignment agreement with respect to any Lender becoming the Lender after the date hereof, and from time to time thereafter if requested by the Borrower or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, a Lender organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Borrower with complete, accurate and duly executed forms or other statements prescribed by the internal revenue service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under any other Fundamental Document.

        (b)   Any and all payments by or on account of any obligation of the Borrower hereunder or under any Fundamental Document shall be made free and clear of and without deduction for any taxes other than income or franchise taxes imposed on (or measured by) the Lender's net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or in which its applicable lending office is located (such taxes, "Excluded Taxes"); provided that, if the Borrower shall be required to deduct any taxes other than Excluded Taxes from such payments, then the sum payable shall be increased as necessary so that after making all

15

required deductions (including deductions applicable to additional sums payable under this Section 2.11(a)) the Lender receives an amount equal to the sum it would have received had no such deduction been made. In the event the Borrower or the Lender shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld, (ii) shall provide evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Lender from whom the taxes were deducted or withheld, and (iii) shall forward to the Lender any receipt of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority.

        (c)   In addition, the Borrower (and, if applicable, the relevant Credit Party) shall indemnify the Lender for any additional withholding taxes paid by such Lender or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such additional withholding taxes were correctly or legally asserted.

        (d)   Each assignee of a Lender's interest in this Credit Agreement in conformity with Section 9.18 shall be bound by this Section 2.11, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.11.

        Section 2.12    Debt Exchange Transaction.    On the Closing Date, the following transactions shall occur: (a) $315,000,000 of the Original Obligations shall be exchanged for the Term A Loan and the Term B Loan, on the terms set forth in this Agreement; (b) $185,000,000 of the Original Obligations shall be exchanged in consideration for the receipt by the Lender of $185,000,000 of Series A Preferred Stock, on the terms set forth in the Master Recapitalization Agreement; and (c) the balance of the Original Obligations shall be exchanged in consideration for receipt by the Lender of common stock of the Borrower at the Conversion Price, on the terms set forth in the Master Recapitalization Agreement. The Lender hereby consents to the foregoing transactions. As a result of the Transactions, all of the HCC Debt, except to the extent converted and continued as the Term A Loan and Term B Loan, shall be extinguished and discharged.

        Section 2.13    Change in Circumstances.    (a) In the event that after the Closing Date hereof any change in Applicable Law or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof or, with respect to clause (ii) below, any change in conditions shall occur which shall:

          (i)    subject the Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Loan; or

          (ii)   change the basis of taxation of any payment to the Lender of principal or any interest on any Loan or other fees and amounts payable hereunder,

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by the Lender, or to require such Lender to make any payment in connection with any Loan, in each case by or in an amount which such Lender in its sole judgment shall deem material, then and in each case the Borrower shall pay to the Lender such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

        (b)   The Lender shall deliver to the Borrower from time to time, one or more certificates setting forth the amounts due to the Lender under paragraph (a) above, the changes as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to the Lender amounts shown as due on any

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such certificate within ten (10) Business Days after its receipt of the same. No failure on the part of the Lender to demand compensation under paragraph (a) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion.

3.
REPRESENTATIONS AND WARRANTIES

        In order to induce the Lender to enter into this Credit Agreement and to make the Loans provided for herein, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with the Lender:

        Section 3.1    Corporate Existence and Power.    (a) Each Credit Party is a corporation, limited liability company or partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing or has applied for authority to operate as a foreign entity in all jurisdictions where the nature of its properties or business so requires it and where a failure to be in good standing as a foreign entity would have a Material Adverse Effect on the business, assets or condition, financial or otherwise, of such Credit Party. As of the Closing Date, the Borrower is engaged in a U.S. trade or business.

        (b)   Each Credit Party has the power and authority (i) to own its respective properties and carry on its respective businesses as now being conducted, (ii) to execute, deliver and perform its obligations (as applicable) under this Credit Agreement and the other Fundamental Documents and any other documents contemplated hereby, (iii) in the case of the Borrower, to borrow hereunder, (iv) to grant to the Lender a security interest in the Collateral, as contemplated by the Security Agreement and the other Fundamental Documents to which it is or will be a party, and (v) in the case of the Subsidiary Guarantors, to guarantee the Obligations as contemplated by the Subsidiary Guaranty.

        (c)   A list of all of the Credit Parties setting forth their jurisdictions of organization and the jurisdictions in which they are in good standing as of the date hereof as provided in Section 3.1(a) hereof is attached hereto as Schedule 3.1.

        Section 3.2    Authority and No Violation.    (a) The execution, delivery and performance of this Credit Agreement and the other Fundamental Documents by each Credit Party and the grant to the Lender of a security interest in the Collateral as contemplated in the other Fundamental Documents, and in the case of the Borrower, the Borrowings hereunder and the execution, delivery and performance of the Notes by the Borrower and, in the case of each Subsidiary Guarantor, the guaranty of the Obligations as contemplated by the Subsidiary Guaranty, (a) have been duly authorized by all necessary corporate or company (as applicable) action on the part of each Credit Party, (b) will not violate any provision of any Applicable Law, or any order of any court or other agency of the United States or any State thereof, applicable to any Credit Party or any of its respective properties or assets, (c) will not violate any provision of the certificate of incorporation or by-laws, limited liability company agreement or other organizational document of any Credit Party, or any indenture, any agreement for borrowed money, any bond, note or other similar instrument in any material respect or any other material agreement to which any Credit Party is a party or by which any Credit Party or any of its properties or assets are bound, (d) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, bond, note, instrument or other material agreement and (e) will not result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of any Credit Party other than pursuant to a Fundamental Document.

        Section 3.3    Governmental and Other Approvals.    All authorizations, approvals, registrations or filings with any Governmental Authority or public regulatory body required for the execution, delivery and performance by the Credit Parties of this Credit Agreement and the other Fundamental Documents, and the execution and delivery by the Borrower of the Notes, have been duly obtained or made and are in full force and effect or have been duly applied for, and if any such further

17

authorizations, approvals, registrations or filings should hereafter become necessary, the Credit Parties shall obtain or make all such authorizations, approvals, registrations or filings.

        Section 3.4    Financial Statements.    Each of the audited financial statements of the Borrower and its Consolidated Subsidiaries at December 31, 2008 and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at September 30, 2009, together with the related statements of operations and cash flow and the related notes and supplemental information are complete and correct and have been prepared in accordance with GAAP in effect as of such date consistently applied, except as otherwise indicated in the notes to such financial statements and subject in the case of unaudited statements to changes resulting from year-end audit adjustments. All of such financial statements fairly present the financial condition or the results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis at the dates and for the periods indicated and (in the case of the balance sheets) reflect (including the notes thereto) all known liabilities and subject in the case of unaudited statements to changes resulting from year-end audit adjustments, contingent or otherwise, as of such dates required in accordance with GAAP to be shown or reserved against, or disclosed in notes to financial statements.

        Section 3.5    No Material Adverse Change.    (a) Since the later of September 30, 2009 or the end of the fiscal period covered by the Borrower's last annual report filed on form 10-K there has been no change that would be deemed to have had a Material Adverse Effect.

        Section 3.6    Subsidiaries.    Annexed hereto as Schedule 3.6 is a correct and complete list as of the date hereof, of each Credit Party showing, as to each, (i) its name, (ii) the type of entity it is, (iii) the jurisdiction in which it was incorporated or otherwise organized, (iv) in the case of each Credit Party which is a corporation, its authorized capitalization, the number of shares of its capital stock outstanding and (v) in the case of each Credit Party which is a limited liability company, the ownership of its membership interests. Except as noted on Schedule 3.6, as of the date hereof no Credit Party holds any Equity Interest or other Investment, either directly or indirectly, in any Person other than another Credit Party and no Credit Party is a general or limited partner in any joint venture or partnership.

        Section 3.7    Intellectual Property.    (a) To the best of each Credit Party's knowledge, all items of Product in which any Credit Party has any right, title or interest and all component parts thereof do not and will not violate or infringe upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, several, care, contract, property or copyright right or any other right of any Person, in any material respect or contain any libelous or slanderous material. There is no claim, suit, action or proceeding pending or, to the best of each Credit Party's knowledge, threatened against any Credit Party that involves a claim of infringement of any copyright with respect to any item of Product necessary to operate the business of each Credit Party in the manner in which it is currently operated and no Credit Party has any knowledge of any existing infringement by any other Person of any copyright held by any Credit Party with respect to any item of Product necessary to operate the business of each Credit Party in the manner in which it is currently operated.

        (b)   All necessary applications and registrations for all copyrights, trademarks, service marks, trade names and service names in which any Credit Party has any right, title or interest are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees or the taking of any other actions by the Credit Parties (other than standard renewals) to maintain their validity or effectiveness.

        Section 3.8    Fictitious Names.    None of the Credit Parties has done business, is doing business or intends to do business other than under its full corporate or company name (as applicable), including, without limitation, under any tradename or other doing business name other than as listed on Schedule 3.8.

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        Section 3.9    Title to Properties.    Each Credit Party has good and valid title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Encumbrances.

        Section 3.10    Litigation.    Except as set forth on Schedule 3.10, there are no actions, lawsuits or other proceedings pending (including, but not limited to, matters relating to environmental liability), or, to the knowledge of any Credit Party, threatened, against or affecting any Credit Party or any of its respective properties, by or before any Governmental Authority, arbitration panel, or arbitrator, which could reasonably be expected to have a Material Adverse Effect on the financial condition or the business of any Credit Party or which involve this Agreement or any of the transactions contemplated hereby. No Credit Party is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect.

        Section 3.11    Regulations T, U and X.    No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation T, U or X). No part of the proceeds of the Loans will be used, directly or indirectly, and whether immediately, incidentally or ultimately to purchase or carry any margin stock, to extend credit to others for the purpose of purchasing or carrying any margin stock.

        Section 3.12    Investment Company Act.    No Credit Party is an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

        Section 3.13    Binding Agreements.    This Credit Agreement and the other Fundamental Documents when executed will constitute, the legal, valid and enforceable obligations of each Credit Party that is a party thereto enforceable against such Credit Party in accordance with its respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

        Section 3.14    Taxes.    All federal, state and local tax returns which are required to be filed by or on behalf of the Credit Parties have been filed, and the Credit Parties have paid or caused to be paid all taxes payable by the Credit Parties whether or not shown on said returns, to the extent that such taxes have become due, except as permitted by Section 5.11 hereof. No Credit Party knows of any proposed or pending tax assessments, deficiencies, audits or other proceedings. The Credit Parties believe that the charges, accruals and reserves on their books in respect of taxes or other governmental charges are accurate in all material respects.

        Section 3.15    Compliance with ERISA and Applicable Law.    (a) Each Plan has been maintained and operated in all material respects in accordance with all applicable laws, including ERISA and the Code, and each Plan intended to qualify under section 401(a) of the Code so qualifies. No Reportable Event has occurred in the last five years as to any Plan, or to the knowledge of any Credit Party, any Multiemployer Plan. No Plan has failed to satisfy the "minimum funding standards" within the meaning set forth in section 302(a) of ERISA or Section 412(a) of the Code (whether or not waived) and no application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standards (including required installment payments). No material liability has been, and no circumstances exist pursuant to which any material liability could be, imposed upon any Credit Party or ERISA Affiliate (i) under sections 4971 through 4980G of the Code, section 502(i) or 502(l) of ERISA, or Title IV of ERISA with respect to any Plan or Multiemployer Plan or with respect to any "employee benefit plan" (within the meaning set forth in section 3(3) of ERISA) heretofore maintained, sponsored or contributed by any Credit Party or ERISA Affiliate or any entity that heretofore was an ERISA Affiliate or (ii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan. No material liability has been, and no circumstances exist pursuant to which any

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material liability could be, imposed upon any Credit Party with respect to any Plan that provides post-retirement welfare coverage (other than as required pursuant to Section 4980B of the Code). Neither any Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning set forth in section 4241 of ERISA) or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated. No Credit Party or ERISA Affiliate has withdrawn from any Multiemployer Plan in the previous six years.

        (b)   The execution, delivery and performance of the Fundamental Documents and the consummation of the transactions contemplated hereby and thereby will not involve any "prohibited transaction" within the meaning of ERISA or the Code.

        Section 3.16    Indebtedness; Guaranties; Liens.    (a) Except for this Agreement and as otherwise disclosed on Schedule 3.16, as of the Closing Date no Credit Party has any outstanding Indebtedness.

        (b)   Except for this Agreement and as otherwise disclosed on Schedule 3.16, as of the Closing Date no Credit Party is responsible for any Indebtedness of any other Person.

        (c)   Except for (i) Liens arising under this Agreement, (ii) Liens disclosed on Schedule 3.16 and (iii) Permitted Encumbrances, as of the Closing Date no Credit Party has granted or is aware of the existence of any Liens on any property of any Credit Party.

        Section 3.17    Security Interest.    The Fundamental Documents, when executed and delivered and, to the extent appropriate, filed in locations where required by law (together with any other actions necessary to perfect a security interest in accordance with applicable law), will create and grant to the Lender a valid and first priority perfected security interest in the Collateral located in the United States subject only to Permitted Encumbrances.

        Section 3.18    Disclosure.    Neither this Credit Agreement nor any other Fundamental Document nor any other agreement, document, certificate or statement furnished to the Lender by or on behalf of any Credit Party in connection with the transactions contemplated hereby at the time it was furnished contained any untrue statement of a material fact or omitted to state a material fact, under the circumstances under which it was made, necessary in order to make the statements contained herein or in any other Fundamental Document not misleading in any material respect. At the date hereof, there is no fact relating to any Credit Party known to any Credit Party which would have a Material Adverse Effect or would reasonably be expected to have a Material Adverse Effect in the future.

        Section 3.19    Environmental Liabilities.    (a) No Credit Party has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from or in any way affecting, any properties or assets owned or leased by a Credit Party, in any manner which at the time of the action in question violated in any material respect any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and, to the best of each Credit Party's knowledge, no prior owner of any such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated in any material respect any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

        (b)   To the best of each Credit Party's knowledge, (i) no Credit Party has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, which could reasonably be expected to have a Material Adverse Effect and (ii) no claims have been made against any of the Credit Parties in the past five years and no presently outstanding citations or notices have been issued against any of the Credit Parties, which could reasonably be expected to have a Material Adverse Effect which in either case have been or are imposed by reason of or based upon

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any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by any Credit Party, or any of its employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to any of the Credit Parties or any of their respective owned or leased properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by any of the Credit Parties or any other location where such could reasonably be expected to have a Material Adverse Effect.

        Section 3.20    Compliance with Laws.    No Credit Party is in violation of any Applicable Law except for such violations which in the aggregate would not reasonably be expected to have a Material Adverse Effect.

        Section 3.21    Bank Accounts.    The Credit Parties have no bank accounts other than those listed on Schedule 3.21.

        Section 3.22    Solvency.    After giving effect to the transactions contemplated by this Agreement and the Fundamental Documents, each Credit Party is, and the Credit Parties on a consolidated basis are, Solvent.

        Section 3.23    Fundamental Documents.    The Borrower has delivered to the Lender a complete, correct and executed copy of the Fundamental Documents and the Revolving Credit Agreement, including all schedules and exhibits thereto. The execution, delivery and performance of the Master Recapitalization Agreement has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of capital stock required by law or by any applicable corporate or other organizational documents) on the part of each such Person. No authorization or approval or other action by, and no notice to filing with or license from, any Governmental Authority is required for the consummation of the transaction contemplated thereby other than such as have been obtained on or prior to the Closing Date. Each of the representations and warranties contained in the Master Recapitalization Agreement is true, correct and complete.

        Section 3.24    Agreements.    (a) No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument (including any License Agreement or Platform Agreement) to which it is a party which could reasonably be expected to have a Material Adverse Effect or result in the loss of more than 7,500,000 Subscribers and (b) Schedule 3.24 is a true and complete listing as of the date hereof of (i) all credit agreements, indentures, and other agreements related to any indebtedness for borrowed money of any Credit Party, other than the Fundamental Documents and the Revolving Credit Agreement among the Credit Parties, (ii) all joint venture agreements to which any Credit Party is a party, (iii) all material License Agreements and Platform Agreements, (iv) all agreements or other arrangements pursuant to which a Credit Party has granted a Lien to any Person other than Permitted Encumbrances and (v) all other contractual arrangements entered into by a Credit Party or by which any Credit Party is bound which arrangements are material to any Credit Party, including but not limited to, Guaranties and employment agreements. The Credit Parties have delivered or made available to the Lender a true and complete copy of each agreement described on Schedule 3.24, including all exhibits and schedules. For purposes of this Section 3.24, a Platform Agreement, License Agreement or other contract, agreement or arrangement shall be deemed "material" if the Credit Parties reasonably expect that any Credit Party would, pursuant to the terms thereof, (A) recognize future revenues in excess of $1,000,000 per annum or, (B) incur liabilities, obligations or expenses in excess of $1,000,000 per annum.

        Section 3.25    Licensed Rights.    The License Agreements grant to the Credit Parties sufficient rights in and to the items of Product licensed thereunder to enable the Credit Parties to perform their

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respective obligations under the Platform Agreements, and no Credit Party is in breach of any of its material obligations under such agreements, nor does any Credit Party have any knowledge of any breach or anticipated breach by any other parties thereto which could reasonably be expected to result in any material adverse change in the business, properties, assets, operations or condition (financial or otherwise) of any Credit Party.

4.
CONDITIONS TO EFFECTIVENESS

        Section 4.1    Conditions Precedent to Effectiveness.    This Agreement shall become effective as of the Business Day (the "Closing Date") when each of the following conditions precedent have been satisfied in the Lender's sole discretion:

        (a)    Corporate Documents.    The Lender shall have received:

          (i)    a copy of the articles, certificate of incorporation or other organizational documents of each Credit Party, certified as of a recent date by the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party;

          (ii)   a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by each Credit Party;

          (iii)  a certificate dated as of a recent date as to the good standing of each Credit Party issued by the Secretary of State of each jurisdiction in which such Credit Party is qualified as a foreign corporation or limited liability company as listed in Schedule 3.1;

          (iv)  a certificate of the Secretary of each Credit Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company agreement, as the case may be, of such party as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors or other governing body of such party authorizing the execution, delivery and performance in accordance with their respective terms of this Credit Agreement, the other Fundamental Documents and any other documents required or contemplated hereunder or thereunder, the grant of the security interests in the Collateral and the pledged securities and, in addition, as to the Borrower, the borrowings hereunder and the Notes and that such resolutions have not been amended, rescinded or supplemented and are currently in effect, (C) that the certificate of incorporation or organization of such party has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above except to the extent specified in such Secretary's certificate and (D) as to the incumbency and specimen signature of each officer of such Credit Party executing any Fundamental Document (such certificate to contain a certification by another officer of such Credit Party as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)); and

          (v)   such additional supporting documents as the Lender or its counsel may reasonably request.

        (b)    Credit Agreement; Notes.    The Lender shall have received (i) a complete executed copy of this Credit Agreement, and (ii) the Notes executed by the Borrower.

        (c)    No Material Adverse Change.    No change that would be deemed to have had a Material Adverse Effect shall have occurred since December 31, 200[8].(1)

(1)
Date of last audited financial statements to be inserted prior to Closing Date.

        (d)    UCC Searches.    The Lender shall have received UCC, copyright office and other searches satisfactory to it indicating that no other filings, encumbrances or transfers with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Lender to make a

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UCC filing in order to provide the Lender with a perfected first priority security interest in the Collateral, subject only to the Permitted Encumbrances.

        (e)    Required Consents and Approvals.    The Lender shall be satisfied that all required consents and approvals have been obtained with respect to the transactions contemplated hereby from all (i) Governmental Authorities with jurisdiction over the business and activities of any Credit Party, and (ii) from any other Person whose consent or approval the Lender in its reasonable discretion deems necessary to the transactions contemplated hereby.

        (f)    Federal Reserve Regulations.    The Lender shall be satisfied that the provisions of Regulations T, U and X of the Board will not be violated by the transactions contemplated hereby.

        (g)    Compliance with Laws.    The Lender shall be satisfied that the transactions contemplated hereby will not violate any provision of Applicable Law or any order of any court or other agency of the United States or any state thereof applicable to any of the Credit Parties or any of their respective properties or assets.

        (h)    Payment of Fees.    All fees and expenses then due and payable by the Borrower pursuant hereto to the Lender (or its legal counsel) shall have been paid.

        (i)    Fundamental Documents.    This Agreement shall have been duly executed and delivered by each of the Credit Parties. In addition, all other Fundamental Documents as well as the Hallmark Guaranty and the Revolving Credit Agreement shall have been duly executed and delivered to the Lender by each of the Credit Parties party thereto.

        (j)    Existing Agreement.    All outstanding obligations under the JPM Credit Agreement shall have been indefeasibly paid in full concurrently on the Closing Date.

        (k)    Master Recapitalization Agreement.    The closing of the transactions contemplated by the Master Recapitalization Agreement shall have occurred.

        (l)    Other Documents.    The Lender shall have received such other documents as the Lender may reasonably require.

        (m)    Insurance.    The Borrower shall have furnished to the Lender evidence acceptable to the Lender that the insurance policies required by Section 5.5 have been obtained and are in full force and effect.

        (n)    ERISA.    The Lender shall have received copies of all Plans of the Credit Parties that are in existence on the Closing Date and descriptions of those that are committed to as of the Closing Date.

        (o)    Notice of Deemed Borrowing.    The Borrower shall have delivered a Notice of Deemed Borrowing.

        (p)    Perfection Certificate.    The Lender shall have received a duly completed Perfection Certificate.

5.
AFFIRMATIVE COVENANTS

        For so long as any principal of or interest on any Loan or any other Obligation (whether nor not due) shall remain unpaid, each Credit Party will:

        Section 5.1    Financial Statements and Reports.    Furnish or cause to be furnished to the Lender:

        (a)   Within 90 days after the end of each fiscal year (commencing with fiscal year                        ), (i) the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, as at the end of, and the related statements of operations, shareholders' equity and cash flow for, such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied, in each case, by an opinion of KPMG LLP or such other independent public accountants of recognized

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standing as shall be retained by the Borrower and satisfactory to the Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur), and (ii) a management discussion and analysis of such financial statements;

        (b)   Within 45 days after the end of each of the first three fiscal quarters of each of its fiscal years, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, as at the end of, and the related unaudited statements of operations, shareholders' equity and cash flow for, such quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, in each case together with a management discussion and analysis of such financial statements and a certificate signed by an Authorized Officer of the Borrower on behalf of the Borrower to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Borrower all adjustments necessary to present fairly the financial position of the Borrower and its Consolidated Subsidiaries, as at the end of the fiscal quarter and the results of its operations for the quarter then ended in conformity with GAAP;

        (c)   Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a duly completed Compliance Certificate signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Lender stating that in the course of the performance of his or her duties, he or she would normally have knowledge of any condition or event which would constitute an Event of Default or Default (including, without limitation, any violation of the Cash Interest Coverage Ratio) and stating whether or not he or she has knowledge of any such condition or event and, if so, specifying each such condition or event of which he has knowledge and the nature thereof;

        (d)   Promptly upon their becoming available, copies of (i) all management projections presented to any Credit Party's Board of Directors in connection with any action by such Board of Directors, (ii) all audits, studies or evaluations prepared by independent public accountants for or submitted to any Credit Party and (iii) copies of all reports submitted by independent public accountants to the Borrower in connection with each annual, interim or special audit or review of the financial statements of the Borrower, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

        (e)   Promptly upon their becoming available, copies of (i) all registration statements, proxy statements, and all reports which any Credit Party shall file with any securities exchange or with the S.E.C. and (ii) all reports, financial statements, press releases and other information which any Credit Party shall release, send or make available to its stockholders;

        (f)    Notice of (i) any action taken by the Board of Directors or governing body of any Credit Party in connection with any Debt Issuance or Equity Issuance and (ii) the date on which such Credit Party will receive the Net Cash Proceeds from any Debt Issuance or Equity Issuance;

        (g)   Upon request of the Lender, provide the Lender with copies of any and all material License Agreements;

        (h)   Upon request of the Lender, copies of any and all Platform Agreements;

        (i)    From time to time such additional information regarding the financial condition, business or business prospects of the Credit Parties, the amount of film inventory in which any of the Credit Parties has rights on an individual or market basis or otherwise regarding the Collateral, as any Lender may reasonably request.

        Section 5.2    Corporate Existence.    Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence (provided, that any Credit Party may merge

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into or consolidate with another Credit Party, provided further that the Borrower, if it is a party thereto, is the surviving entity), and material rights, licenses, permits and franchises, and comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority.

        Section 5.3    Maintenance of Properties.    Keep its tangible properties which are material to its business in good repair, working order and condition subject to ordinary wear and tear and, from time to time (i) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings and appropriate reserves have been established in accordance with GAAP.

        Section 5.4    Notice of Material Events.    (a) Promptly upon any Executive Officer of a Credit Party obtaining knowledge of (i) any Default or Event of Default, (ii) any material adverse change in the condition or operations of any Credit Party, financial or otherwise, (iii) any action or event which could reasonably be expected to materially and adversely affect the performance of the Credit Parties' obligations under this Credit Agreement or any other Fundamental Document, the repayment of the Notes, or the security interests granted to the Lender under the terms of a Fundamental Document, (iv) any other event which could reasonably be expected to result in a Material Adverse Effect or would otherwise cause the loss of greater than 7,500,000 Subscribers, (v) the change of the jurisdiction or form of organization, or the principal place of business of any Credit Party or of the location of any Credit Party's books and records, (vi) any change in the name of any Credit Party, (vii) any other event which could reasonably be expected to materially and adversely impact upon the amount of collectability of any material accounts receivable of the Credit Parties or materially decrease the value of the Collateral, or (viii) any proposed material amendment to any material agreements that are part of the Collateral, such Credit Party shall promptly give written notice thereof to the Lender specifying the nature and period of existence of any such condition or event and what action such Credit Party has taken, is taking and proposes to take with respect thereto.

        (b)   Promptly upon any Executive Officer of a Credit Party obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party or any of its assets, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which, in the case of (i) or (ii) might, if adversely determined, reasonably be expected to have a Material Adverse Effect or would otherwise cause the loss of greater than 7,500,000 Subscribers, such Credit Party shall promptly give notice thereof to the Lender and provide such other information as may be available to it (without waiver of any applicable evidentiary privilege) to enable the Lender to evaluate such matters; and, in addition to the requirements set forth in clauses (i) and (ii) of this subsection (b), such Credit Party upon request shall promptly give notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Lender pursuant to clause (i) and (ii) above to the Lender and provide such other information as may be reasonably available to it to enable the Lender to evaluate such matters.

        Section 5.5    Insurance.    (a) Keep its assets which are of an insurable character insured (to the extent and for the time periods consistent with normal industry practices) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with customary industry practices.

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        (b)   Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses.

        (c)   Maintain, or cause to be maintained, distributor's "Errors and Omissions" insurance to the extent and in amounts consistent with or greater than customary industry standards.

        (d)   Maintain, or cause to be maintained, broadcaster's "Errors and Omissions" insurance to the extent and in amounts consistent with or greater than customary industry standards.

        (e)   Cause all such above-described insurance (excluding worker's compensation insurance) to (1) provide for the benefit of the Lender that 30 days' prior written notice of suspension, cancellation, termination, reduction, non-renewal or lapse or material change of coverage shall be given to the Lender; (2) name the Lender as a loss payee (except for "Errors and Omissions" insurance and other third party liability insurance), provided, however, that so long as an Event of Default has occurred and is continuing, property insurance proceeds may be used to repair damage in respect of which such proceeds were received or so long as no Default or Event of Default has occurred and is then continuing, to reimburse a Credit Party for its own funds expended to repair the applicable damage; and (3) name the Lender as an additional insured including, without limitation, under any "Errors and Omissions" insurance and other third party liability insurance but only from claims arising from the acts or omissions of any Credit Party or its employees, representatives or contractors.

        (f)    Upon the request of the Lender, the Borrower will render to the Lender a statement in such detail as the Lender may request as to all such insurance coverage.

        Section 5.6    Music.    When an item of Product produced by a Credit Party has been scored, if requested by the Lender, promptly deliver to the Lender: (a) written evidence of the music synchronization rights obtained from the composer or the licensor of the music and (b) copies of all music cue sheets with respect to such item of Product.

        Section 5.7    Copyrights and Trademarks.    (a) As soon as practicable (but, in the case of an item of Product, in no event later than sixty (60) days after the initial release or broadcast of such item of Product and in the case of a screenplay, in no event later than five (5) days prior to payment by any Credit Party for any portion of the cost of the item of Product to be based on such screenplay), to the extent any Credit Party is or becomes the copyright proprietor thereof or otherwise acquires a copyrightable interest (other than with respect to rights in items of Product that are acquired pursuant to (x) any License Agreement under which the aggregate amount required to be paid in respect of such License Agreement is less than $1,000,000, (y) any License Agreement with a term of less than three (3) months or (z) License Agreements under which the aggregate amounts previously paid to acquire such rights which are allocable to unexpired license periods are less than $10,000,000 (it being understood that amounts paid under a License Agreement shall be allocated on a straight line basis over the relevant license term of such License Agreement), in which instance the applicable Credit Party shall use prudent business judgment as to whether or not to register such rights), the applicable Credit Party shall notify the Lender and promptly upon the request of the Lender take any and all actions necessary to register the copyright for such item of Product or screenplay, in the name of such Credit Party (subject to a Lien in favor of the Lender) in conformity with the laws of the United States and such other jurisdictions as the Lender may reasonably specify, and immediately deliver to the Lender written evidence of the registration of any and all such copyrights for inclusion in the Collateral under the Fundamental Documents.

        (b)   As soon as practicable after any Credit Party acquires any trademark (other than any rights which any Credit Party may have in and to the "Hallmark" trademark), service mark, trade name or service name (other than a domain name), the applicable Credit Party shall notify the Lender and promptly upon the request of the Lender take any and all actions necessary to register such trademark,

26

service mark, trade name or service name (other than a domain name) in the name of such Credit Party (subject to a Lien in favor of the Lender) in conformity with the laws of the United States and such other jurisdictions as the Lender may reasonably specify, and immediately deliver to the Lender: (x) written evidence of the registration of any and all such trademarks, service marks, trade names or service names (other than a domain name) for inclusion in the Collateral; and (y) a Trademark Security Agreement relating to such trademark, service mark, trade name or service name (other than a domain name), executed by all of the Credit Parties.

        (c)   Obtain instruments of transfer or other documents evidencing the interest of any Credit Party with respect to the copyright relating to items of Product in which such Credit Party is not entitled to be the initial copyright proprietor and any trademark, service mark, trade name or service name which such Credit Party acquires, and promptly record such instruments of transfer on the United States Copyright Register or the United States Trademark Register and such other jurisdictions as the Lender may specify, in each case upon the request of Lender and to the same extent as would be required under Section 5.7(a) above.

        Section 5.8    Books and Records.    Maintain or cause to be maintained at all times true and complete books and records of its financial operations and provide the Lender and its representatives (and each Lender and its representatives during the continuance of an Event of Default) access to such books and records and to any of its properties or assets upon reasonable notice and during regular business hours in order that the Lender may make such audits and examinations and make abstracts from such books, accounts, records and other papers pertaining to the Collateral (including, but not limited to, all on and off balance sheet receivables) and may discuss the affairs, finances and accounts with, and be advised as to the same by the Credit Parties' officers and independent accountants, all as the Lender may deem appropriate for the purpose of verifying the various reports delivered by any Credit Party to the Lender pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any Fundamental Document.

        Section 5.9    Observance of Agreements.    Duly observe and perform in all material respects all the terms and conditions of all material agreements with respect to the distribution and/or exploitation of items of Product and diligently protect and enforce the rights of the Credit Party under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

        Section 5.10    Laboratories; No Removal.    (a) To the extent any Credit Party has control over or rights to receive any of the Physical Materials relating to any item of Product, deliver or cause to be delivered to a Laboratory or Laboratories all negative and preprint material, master tapes and all sound track materials with respect to each such item of Product and deliver to the Lender a fully executed Pledgeholder Agreement with respect to such materials. To the extent that any Credit Party has only rights of access to preprint material or master tapes and has not created duplicate materials sufficient to exploit its rights and has not stored such duplicate materials at a Laboratory that has delivered a Pledgeholder Agreement to the Lender, then the Credit Parties will deliver to the Lender a fully executed Laboratory Access Letter covering such materials. Prior to requesting any Laboratory to deliver such negative or other preprint or sound track material or master tapes to another Laboratory, any such Credit Party shall provide the Lender with a Pledgeholder Agreement or Laboratory Access Letter, as appropriate, executed by such other Laboratory and all other parties to such Pledgeholder Agreement (including the Lender). Without the consent of the Lender, no Credit Party shall deliver or remove or cause the delivery or removal of the original negative and film or sound materials or master tapes with respect to any item of Product owned by such Credit Party or in which such Credit Party has an interest (i) to a location outside the United States or (ii) to any state or jurisdiction where UCC-1 financing statements are not effective against such Credit Party.

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        (b)   With respect to items of Product acquired after the Closing Date, on at least a quarterly basis, deliver to the Lender and the Laboratories which are signatories to Pledgeholder Agreements a revised schedule of Product on deposit with such Laboratories.

        Section 5.11    Taxes and Charges in Ordinary Course of Business.    Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments, levies and other governmental charges, imposed upon any Credit Party or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, over which such Credit Party has control, as well as all claims for labor, materials, or supplies which if unpaid could reasonably be expected to become by law a Lien upon any property of a Credit Party; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary; and provided, further, that such Credit Party will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor. The Credit Parties will pay when due, or in conformance with customary trade terms, all other obligations (other than Indebtedness) incident to their respective operations.

        Section 5.12    Liens.    Defend the Collateral to the extent commercially reasonable against any and all Liens howsoever arising, other than Permitted Encumbrances and in any event defend against any attempted foreclosure.

        Section 5.13    ERISA Compliance and Reports.    Furnish to the Lender (i) as soon as possible, and in any event within thirty (30) days after any Executive Officer of a Credit Party has knowledge that (A) any Reportable Event with respect to any Plan or Multiemployer Plan has occurred, a statement of an Executive Officer of the Credit Party setting forth on behalf of such Credit Party details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed of such Reportable Event given to the PBGC, (B) (v) any Plan fails to satisfy the minimum funding standards (within the meaning set forth in section 302(a) of ERISA or section 412(a) of the Code (whether or not waived)) or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard with respect to a Plan, (w) a Plan or Multiemployer Plan has been or is proposed to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, (x) proceedings have been instituted to terminate a Plan if such Plan is subject to Title IV of ERISA, (y) a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, or (z) any Credit Party or ERISA Affiliate will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan subject to Title IV of ERISA or Multiemployer Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, a statement of an Executive Officer of the Credit Party, setting forth details as to such event and the action the applicable Credit Party proposes to take with respect thereto, (ii) promptly upon reasonable request of the Lender, copies of each annual and other report with respect to each Plan, (iii) promptly after receipt thereof, a copy of any notice any Credit Party or ERISA Affiliate may receive from the PBGC relating to the PBGC's intention to terminate any Plan subject to Title IV of ERISA or to appoint a trustee to administer any Plan subject to Title IV of ERISA, and (iv) promptly after receipt thereof, a copy of any correspondence received by any Credit Party or ERISA Affiliate from any Multiemployer Plan (or its trustee or administrator).

        Section 5.14    Subsidiaries.    Immediately (i) cause each entity which hereafter becomes a Subsidiary, to become a Subsidiary Guarantor, to be jointly and severally liable for the Obligations and to become a party to the other Fundamental Documents, as appropriate, with the same obligations and responsibilities under this Agreement and the other Fundamental Documents as if it had originally executed this Agreement and the other Fundamental Documents, by delivering to the Lender, a joinder

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agreement, in form and substance acceptable to Lender, duly executed by such Subsidiary and (ii) deliver to the Lender certificates evidencing all of the stock or other ownership interest of the Subsidiary referred to in the preceding clause (i) (which stock has been pledged to the Lender pursuant to the Pledge Agreement) together with undated stock powers executed in blank for such certificates (or such other documents necessary to replace a member of a Subsidiary that is a limited liability company) and organizational documents to the extent set forth in Section 4.1 hereof, and, upon request, written opinions of counsel in form and substance satisfactory to the Lender.

        Section 5.15    Environmental Laws.    (a) Promptly notify the Lender upon any Executive Officer becoming aware of any violation or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, when taken together with all other pending violations could reasonably be expected to have a Material Adverse Effect, and promptly furnish to the Lender all notices of any nature which any Credit Party or any Subsidiary may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a Material Adverse Effect.

        (b)   Comply in all material respects with and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants with all Environmental Laws, and obtain and comply in all material respects with and maintain and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws.

        (c)   Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the appropriate Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary.

        (d)   Defend, indemnify and hold harmless the Lender, and its respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or non-compliance by any Credit Party with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable external attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or willful misconduct of any indemnified party or (ii) any acts or omissions of any indemnified party occurring after any indemnified party is in possession of, or controls the operation of, any property or asset.

        Section 5.16    Further Assurances; Security Interests.    (a) Upon the request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Borrower, such further instruments as may be necessary or proper, in the reasonable judgment of the Lender, to provide the Lender a perfected Lien in the Collateral and to carry out the provisions and purposes of this Agreement and the other Fundamental Documents.

        (b)   Upon the request of the Lender, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or

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other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, which are necessary or advisable, from time to time, in order to grant and maintain in favor of the Lender the security interest in the Collateral contemplated under the other Fundamental Documents, subject only to Permitted Encumbrances.

        (c)   Promptly undertake to deliver or cause to be delivered to the Lender from time to time such other documentation, consents, authorizations and approvals in form and substance satisfactory to the Lender, as the Lender shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Lender.

        Section 5.17    Bank Accounts.    Provide the Lender with prompt written notice upon the opening of any bank account other than those listed on Schedule 3.20.

        Section 5.18    Credit Ratings.    At the request of the Lender, (a) obtain, at Borrower's expense, ratings issued by Moody's or S&P with respect to the Term Loans, and/or (b) obtain, at Borrower's expense, corporate family ratings issued by Moody's or S&P.

6.
NEGATIVE COVENANTS

        For so long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid, each Credit Party will not and will not permit any of its Subsidiaries, directly or indirectly, to:

        Section 6.1    Limitations on Indebtedness.    Incur, create, assume or suffer to exist any Indebtedness other than:

          (i)    the Indebtedness represented under this Agreement, the Notes and the other Obligations;

          (ii)   Indebtedness in respect of secured purchase money financings, including Capital Leases to the extent permitted under Section 6.10 hereof, not to exceed $30,000,000 at any time outstanding;

          (iii)  ordinary trade payables which are not yet due and payable and are not the result of a transaction which is essentially the borrowing of money;

          (iv)  Indebtedness by any Credit Party to any other Credit Party to the extent not otherwise prohibited by this Section 6.1;

          (v)   existing Indebtedness listed on Schedule 3.16 hereto but no increases thereof;

          (vi)  a revolving credit facility providing for up to $30,000,000 of borrowings (the "Revolving Credit Agreement"), provided that such Revolving Credit Agreement is on terms and conditions satisfactory to the Lender;

          (vii) the Series A Preferred Stock (to the extent classified as Indebtedness under GAAP) and any refinancing thereof; and

          (viii)  the refinancing of existing Indebtedness listed on Schedule 3.16 hereto in an amount equal to the principal amount plus accrued and unpaid interest and related transaction fees, along with the repurchase or redemption of the Series A Preferred Stock.

        Section 6.2    Limitations on Liens.    Incur, create, assume or suffer to exist any Lien on any of the Collateral, whether now owned or hereafter acquired, except:

          (i)    with regard to all items of Product, Liens pursuant to written security agreements (in form and substance acceptable to the Lender) in favor of guilds as required pursuant to terms of collective bargaining agreements, which Liens are (A) subordinated or junior to the claims of the

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  Lender hereunder pursuant to documentation that is satisfactory in form and substance to the Lender or (B) on terms otherwise acceptable to the Lender;

          (ii)   deposits under workers' compensation, unemployment insurance and social security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business (other than completion bonds);

          (iii)  statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 430(k) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

          (iv)  purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignments of personal property entered into in the ordinary course of business;

          (v)   Liens for taxes, assessments or other governmental charges or levies due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings pursuant to the terms of Section 5.11 hereof;

          (vi)  Liens customarily granted or incurred in the ordinary course of business to secure payment for services rendered by laboratories and production houses and suppliers of materials and equipment;

          (vii) mechanic's liens and Liens in connection with secured purchase money financings to the extent permitted in Section 6.1(ii) hereof;

          (viii)  possessory Liens other than on Product or physical properties of Product (other than of laboratories and production houses) which (a) occur in the ordinary course of business, (b) secure normal trade debt which is not yet due and payable, (c) do not secure Indebtedness for borrowed money and (d) do not defer payment terms beyond one hundred and eighty (180) days;

          (ix)  Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings (a) shall not have been commenced (unless fully bonded or otherwise effectively stayed) or (b) in any event shall be promptly fully bonded or otherwise effectively stayed);

          (x)   Liens arising from zoning restrictions or easements;

          (xi)  the Liens of the Lender under the Fundamental Documents and other documents contemplated hereby;

          (xii) the Lien granted by the Borrower which secures the Indebtedness referred to in Section 6.1(vi); and

          (xiii)  existing Liens listed on Schedule 3.16 hereto; provided, however, that, without the consent of the Lender, any Indebtedness secured by any such Lien may not be increased, extended or renewed and such Lien may not extend to any other property of the Credit Party.

        Section 6.3    Guaranties.    Incur, create, assume or suffer to exist any Guaranty, either directly or indirectly, or otherwise in any way become responsible for any Indebtedness (including working capital maintenance, pay-or-play contracts or other similar obligations) of any other Person (other than

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another Credit Party), contingently or otherwise, except (i) for the endorsement of negotiable instruments by a Credit Party in the ordinary course of business, (ii) for Guaranties which would constitute investments in items of Product not otherwise prohibited hereunder, (iii) for existing Guaranties listed on Schedule 3.16 hereto and (iv) as permitted in Section 6.1 hereof.

        Section 6.4    Limitations on Investments.    Make any Investment (including any loans to any shareholder or other Affiliate of the Borrower) except:

          (i)    purchases of Cash Equivalents;

          (ii)   travel advances in the ordinary course of business to employees and/or officers;

          (iii)  additional Investments not in excess of $5,000,000 in the aggregate in entities which are not wholly-owned Subsidiaries; and

          (iv)  intercompany advances from the Borrower or any Subsidiary Guarantor to a Subsidiary Guarantor or from any Subsidiary Guarantor to the Borrower.

        Section 6.5    Restricted Payments.    Pay or declare or enter into any agreement to pay or otherwise become obligated to make any Restricted Payments other than:

          (i)    stock dividends paid solely in shares of stock of the Borrower;

          (ii)   payments by a Credit Party to another Credit Party;

          (iii)  payments to Hallmark Cards, Incorporated or an Affiliate pursuant to the terms of one or more service agreement(s); provided that such service agreement(s) shall be in form and substance acceptable to the Lender; and

          (iv)  issuance of common stock for or upon conversion of preferred stock of the Borrower;

          (v)   payment of the NICC Preferred Interest; and

          (vi)  so long as no Default has occurred and is continuing, payments of dividends on Series A Preferred Stock issued pursuant to the Master Recapitalization Agreement.

        Section 6.6    Limitations on Sale of Assets.    Sell, lease, license, transfer or otherwise dispose of:

          (i)    items of Product other than in the ordinary course of business, provided that the Credit Parties shall not be entitled to sell, transfer or alienate their entire right, title or interest in and to items of Product with an aggregate value in excess of $5,000,000; and

          (ii)   any of the channels owned or operated by a Credit Party (or any Subsidiary thereof), whether directly (e.g., by way of an outright sale or other disposition of the Credit Party's rights as owner or operator) or indirectly (e.g., by selling, assigning or otherwise transferring the Credit Party's rights in any Platform Agreement), provided that a Credit Party shall at all times be entitled to dispose of some or all of its rights as owner or operator of a channel in a territory to the extent such disposition is required (x) by Applicable Law in the territory in which the channel is available or (y) in order to comply with local practices and/or customs in the relevant territory relating to the ownership or operation of channels by non-residents; and

          (iii)  any other property of the Credit Parties, other than dispositions made in the ordinary course of business involving property with an aggregate fair market value at the time of disposition of less than $100,000.

        The limitation contained in clause (ii) of the preceding sentence shall not limit the rights of the Credit Parties to shut down existing operations they believe to be no longer financially beneficial or to acquire the ownership of, or rights to operate, channels in new territories, or to expand existing channels into new territories, through joint ventures or such other arrangements as may be otherwise

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permitted by the terms of this Agreement, provided that any disposition of such rights and interests (once so acquired) may only be made in compliance with the terms of clause (ii) of the preceding sentence.

        Section 6.7    Receivables.    Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to a Credit Party except for the purpose of collection in the ordinary course of business.

        Section 6.8    Tax Shelters, Sale and Leaseback etc.    Enter into any arrangement with any Person or Persons other than a Credit Party, whereby in contemporaneous transactions a Credit Party sells essentially all of its right, title and interest in an item of Product or upon which an item of Product is based and acquires or licenses the right to distribute or exploit such item of Product in media and markets accounting for substantially all the value of such item of Product; except on terms customary in the entertainment industry and subject to the Lender's approval.

        Section 6.9    Places of Business; Change of Name.    Change the location of any of the offices where it keeps its books and records with respect to the Collateral or change its name or the jurisdiction or form of its organization without (i) giving the Lender thirty (30) days prior written notice of such change and (ii) filing any additional Uniform Commercial Code financing statements, and such other documents requested by the Lender or which are otherwise necessary or desirable, to continue the first priority perfected security interest of the Lender in the Collateral, subject only to the Permitted Encumbrances.

        Section 6.10    Limitations on Capital Expenditures.    Make or incur any obligation to make Capital Expenditures in excess of $10,000,000 for fiscal year 2010, $5,000,000 for fiscal year 2011, $5,000,000 for fiscal year 2012 and $5,000,000 for fiscal year 2013; provided, however, that in any fiscal year in which the Capital Expenditures do not meet the threshold Capital Expenditure amount for such fiscal year, the excess of such Capital Expenditures may be carried into the next following fiscal year.

        Section 6.11    Transactions with Affiliates.    Except if expressly permitted under the terms of this Agreement, effect any transaction with an Affiliate on a basis less favorable to a Credit Party than would have been the case if such transaction had been effected at arms-length with a Person other than an Affiliate.

        Section 6.12    Amendments and Waivers.    Amend, alter, modify, or waive, or consent to any amendment, alteration, modification or waiver of, any material agreement to which any Credit Party is a party or enter into or agree to enter into any material agreement, (a) in any case in such a manner as could be reasonably expected to be materially adverse to the Lender without the prior written consent of the Lender, which consent shall not be unreasonably withheld and (b) without providing prior written notice to the Lender of any proposal to amend, alter, modify, or waive, or to consent to any amendment, alteration, modification or waiver of, any material agreement, regardless of the potential impact on the Lender.

        Section 6.13    No Negative Pledge.    Except with respect to (a) specific property to be sold pursuant to an executed agreement with respect to a permitted sale of assets, (b) the Revolving Credit Agreement and the Fundamental Documents in effect on the Closing Date, (c) restrictions imposed by law, (d) restrictions contained in agreements for or instruments evidencing Indebtedness existing on the date hereof and listed on Schedule 3.16, (e) restrictions contained in agreements or instruments assumed or acquired in connection with a permitted acquisition (in which case any such prohibition or limitation shall apply only to the assets acquired in such acquisition), (f) restrictions contained in agreements for or instruments evidencing Indebtedness permitted to be secured under Section 6.1(ii) (in which case any such prohibition or limitation shall only apply to the assets subject to the applicable permitted Lien), and (g) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the

33

ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), enter into any agreement after the date hereof which prohibits the creation or assumption of any Lien upon the properties or assets of any Credit Party, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured.

        Section 6.14    Acquisitions or Mergers, etc.    Merge into or consolidate with a Person or acquire substantially all the assets of another Person, other than (i) so long as there would not exist any Default or Event of Default hereunder or as a result thereof, any acquisition the consideration for which does not include cash and in which a Credit Party shall be the surviving entity and (ii) the merger of any Subsidiary Guarantor with any other Subsidiary Guarantor or with the Borrower, provided that in the case of the Borrower, the Borrower is the surviving entity. For the avoidance of doubt, the merger of Hallmark Entertainment Holdings, Inc and Hallmark Entertainment Investments Co. with and into the Borrower, on or prior to the Closing Date, shall be permitted by this Section 6.14.

        Section 6.15    Change in Business.    Engage in any business activity other than (i) activities incident and related to the acquisition, distribution and licensing of Product; (ii) the operation of television channels or other activities incident thereto; or (iii) the development and operation of the interactive television business.

        Section 6.16    ERISA Compliance.    Engage in a "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any other "party in interest" or any "disqualified person," as such terms are defined in Section 3(14) or ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction," with respect to any Plan or Multiemployer Plan; or permit any Plan to fail to satisfy any minimum funding standard set forth in Section 302 of ERISA or Section 412 of the Code (whether or not waived); or terminate any Plan subject to Title IV of ERISA in a manner which could result in the imposition of a Lien on any property of any Credit Party pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or permit any Reportable Event to occur with respect to any Plan; or fail to make contributions to a Plan or Multiemployer Plan which could result in the imposition of a Lien on any property of any Credit Party pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events (alone or in the aggregate) could result in a liability which has a Material Adverse Effect.

        Section 6.17    Interest Rate Protection Agreements, etc.    Enter into any Interest Rate Protection Agreement or Currency Agreement for other than bona fide hedging purposes.

        Section 6.18    Subsidiaries.    Acquire or create any new direct or indirect Subsidiary; provided, however, that a Credit Party may organize additional Subsidiaries under the laws of the United States, any state thereof or the District of Columbia if (a) each such Subsidiary executes a joinder agreement in form and substance satisfactory to the Lender whereby such Subsidiary becomes a Credit Party hereunder, (b) such Subsidiary grants a first priority Lien, subject only to the Permitted Encumbrances, to the Lender on substantially all of its assets to secure the Obligations with respect to such Subsidiary Guaranty in form and substance satisfactory to the Lender, and (c) the certificates representing 100% of the shares of capital stock or other Equity Interests of such Subsidiary held by such Credit Party become part of the pledged securities under the terms of the Pledge Agreement and are delivered to the Lender together with stock powers for each such certificate or such other documents that are necessary providing for the transfer of a membership interest of a Subsidiary that is an LLC.

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        Section 6.19    Hazardous Materials.    Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws, nor release, discharge, dispose of or permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in material violation of any Environmental Law.

        Section 6.20    Cash Interest Coverage Ratio.    Permit the Cash Interest Coverage Ratio of the Borrower and its Consolidated Subsidiaries, as at the end of each fiscal quarter (commencing with the first full fiscal quarter after the Closing Date) to be less than 2.0:1.0.

7.
EVENTS OF DEFAULT

        In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

        (a)   any representation or warranty made by any Credit Party in this Credit Agreement or in any other Fundamental Document or any statement or representation made by any Credit Party in any report, financial statements, certificate or other document furnished by or on behalf of any Credit Parties to the Lender pursuant to this Credit Agreement or any other Fundamental Document, shall prove to have been false or misleading in any material respect when made or delivered;

        (b)   default shall be made in the payment of any principal of or interest on the Loans or of any fees or other amounts payable by the Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and, in the case of payments of interest, such default shall continue unremedied for five (5) days after receipt by the Borrower of an invoice therefor;

        (c)   default shall be made by any Credit Party in the due observance or performance of any covenant, condition or agreement contained in Section 5.4, Section 8.1(b) or Article 6 of this Agreement;

        (d)   default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement, or any other Fundamental Document and such default shall continue unremedied for thirty (30) consecutive days after any Credit Party obtains knowledge thereof or receives written notice from the Lender thereof;

        (e)   default shall be made with respect to any Indebtedness of any Credit Party in excess of $1,000,000 when due or the performance of any other obligation incurred in connection with any such Indebtedness, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto;

        (f)    any Credit Party shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any such Person shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of such Person or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any such Person shall take any action to authorize any of the foregoing;

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        (g)   any involuntary case, proceeding or other action against any Credit Party shall be commenced seeking to have an order for relief entered against it or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of such Person, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

        (h)   final judgment(s) for the payment of money in excess of $1,000,000 shall be rendered in the aggregate against any Credit Party which within thirty (30) days from the entry of such judgment shall not have been discharged or stayed pending appeal or which shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal;

        (i)    this Credit Agreement, the Revolving Credit Agreement, or any other Fundamental Document shall, for any reason, not be or shall cease to be in full force and effect or shall be declared null and void or any of the Fundamental Documents shall not give or shall cease to give the Lender the Liens, rights, powers and privileges purported to be created thereby in favor of the Lender, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Encumbrances), or the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Fundamental Documents shall be contested by any Credit Party or any of their respective Affiliates;

        (j)    (i) any Credit Party or ERISA Affiliate shall fail to make any contributions required to be made to a Plan subject to Title IV of ERISA or Multiemployer Plan, (ii) any Plan fails to satisfy the minimum funding standards set forth in section 302(a) of ERISA or section 412(a) of the Code (whether or not waived) or an application shall have been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standards (including any required installment payments), (iii) any Credit Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, or that a Multiemployer Plan is in reorganization or is being terminated, (iv) a Reportable Event with respect to a Plan shall have occurred, (v) any Credit Party or ERISA Affiliate shall withdraw from a Plan during a plan year in which it was a substantial employer (within the meaning of section 4001(a)(2) or 4062(e) of ERISA), (vi) a Plan subject to Title IV of ERISA shall be terminated, or notice of intent to terminate a Plan under section 4041(c) of ERISA shall be filed, (vii) proceedings to terminate, a Plan subject to Title IV of ERISA shall be instituted by the PBGC or a trustee shall be appointed with respect to any such Plan, (viii) any other event or condition which could constitute grounds under section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan subject to Title IV of ERISA shall occur, or (ix) a Lien pursuant to section 412 of the Code or section 302 of ERISA shall be imposed as to any Credit Party or ERISA Affiliate;

        (k)   default shall be made with respect to the NICC Preferred Interest under the Crown Media United States, LLC limited liability company agreement, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto;

        (l)    any demand for payment is made pursuant to the Hallmark Guaranty;

then, in every such event and at any time thereafter during the continuance of such event, the Lender may, take any or all of the following actions, at the same or different times: (x) declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding. If an Event of Default specified in paragraphs (f) or (g) above shall have occurred, the Notes and all other amounts payable hereunder and thereunder shall automatically become due and payable, without presentment,

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demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or the Notes to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Lender pursuant to Applicable Law or otherwise.

8.
NICC RESERVE ACCOUNT

        Section 8.1    NICC Reserve Account.    (a) On or prior to the Closing Date, the Borrower shall establish with a financial institution satisfactory to Lender, the NICC Reserve Account in the name of the Borrower (the "NICC Reserve Account"). The Borrower may deposit into the NICC Reserve Account such amounts as it may choose as a sinking fund with respect to the NICC Preferred Interest.

        (b)   Amounts deposited by the Borrower shall not be withdrawn by the Borrower from the NICC Reserve Account, except that so long as no Default has occurred and is continuing, the Borrower may withdraw funds sufficient to make scheduled payments with respect to the NICC Preferred Interest.

        (c)   The Borrower agrees that at no time shall the amount (including, for the avoidance of doubt, any interest) standing to the credit of the NICC Reserve Account exceed $25,000,000.

9.
MISCELLANEOUS

        Section 9.1    Notices.    Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telegraphic communication, if by telegram, delivered to the telegraph company and, if by telex, graphic scanning or other telegraphic or facsimile communications equipment of the sending party hereto, delivered by such equipment) addressed, if to the Lender, to Hallmark Cards, Inc., 2501 McGee, Mail Drop 342, Kansas City, MO 64108, Attention: Chief Financial Officer, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Maurice M. Lefkort, Facsimile No. (212) 728-8111 and if to the Borrower, to Crown Media Holdings, Inc., 1325 Avenue of the Americas, 22nd Floor, New York, New York 10019, Attention: Chief Executive Officer, with a copy to Crown Media Holdings, Inc. 12700 Ventura Blvd., Studio City, California 91604, Attention: Chief Financial Officer and with a copy to Crown Media Holdings, Inc. 12700 Ventura Blvd., Studio City, California 91604, Attention: General Counsel, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of the Lender giving notice pursuant to this Section 9.1 shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth (5th) Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged, if by any telegraphic or facsimile communications equipment of the sender, in each case addressed to such party as provided in this Section 9.1 in accordance with the latest unrevoked written direction from such party.

        Section 9.2    Survival of Agreement, Representations and Warranties, etc.    All warranties, representations and covenants made by any of the Credit Parties herein or in any other Fundamental Document or in any certificate or other instrument delivered in connection with this Credit Agreement or any other Fundamental Document shall be considered to have been relied upon by the Lender except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, and shall survive the deemed making of the Loans herein contemplated and the issuance and delivery to the Lender of the Notes regardless of any investigation made by the Lender and shall continue in full force and effect so long as any Obligation is outstanding and unpaid. All statements in any such certificate or other instrument shall constitute representations and warranties by the Credit Party hereunder.

        Section 9.3    Expenses; Documentary Taxes.    Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay (a) all reasonable out-of-pocket expenses incurred by the Lender in connection with, or growing out of, the performance of due diligence, the negotiation,

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preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the deemed making of the Loans, the Collateral or any Fundamental Document, including, but not limited to, the reasonable out-of-pocket costs and internally allocated charges of audit or field examinations of the Lender in connection with the administration of this Credit Agreement, the verification of financial data and the transactions contemplated hereby, and (b) all reasonable out-of-pocket expenses incurred by the Lender in the enforcement or protection of the rights and remedies of the Lender in connection with this Credit Agreement, the other Fundamental Documents, or the Notes, or as a result of any transaction, action or non-action arising from any of the foregoing. Such payments shall be made on the date this Credit Agreement is executed by the Borrower and thereafter on demand. The Borrower agrees that it shall indemnify the Lender from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement or the Notes or the other Fundamental Documents. The obligations of the Borrower under this Section shall survive the termination of this Credit Agreement and the payment of the Loans.

        Section 9.4    Indemnification of the Lender.    The Borrower agrees (a) to indemnify and hold harmless the Lender, in its capacity as such, and the directors, officers, employees, trustees, agents and affiliates of the Lender, in their capacity as such (each, an "Indemnified Party") (to the full extent permitted by Applicable Law) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever nature, and (b) to pay to the Indemnified Parties an amount equal to the amount of all costs and expenses, including reasonable legal fees and disbursements, and with regard to both (a) and (b) growing out of or resulting from any litigation, investigation or other proceedings relating to the Collateral, this Credit Agreement, the other Fundamental Documents, the Loans deemed to be made under this Agreement, any attempt to audit, inspect, protect or sell the Collateral, or the administration and enforcement or exercise of any right or remedy granted to the Lender hereunder excluding therefrom all claims, demands, losses, judgments, liabilities, costs and expenses to be found by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The foregoing indemnity agreement includes any reasonable costs incurred by any Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by any Indemnified Party, or by any other Person either against any Indemnified Party or in connection with which any officer, director, agent or employee of any Indemnified Party is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Willkie Farr & Gallagher LLP, counsel to the Lender, and any out-of-pocket costs incurred by any Indemnified Party in appearing as a witness or in otherwise complying with legal process served upon them.

        Section 9.5    CHOICE OF LAW.    THIS AGREEMENT AND THE OTHER FUNDAMENTAL DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THE BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF EITHER THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, THE COURTS OF THE STATE OF DELAWARE SITTING IN NEW CASTLE COUNTY DELAWARE OR OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF DELAWARE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF

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ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT, THE DELAWARE STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FUNDAMENTAL DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT AGAINST THE BORROWER OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

        Section 9.6    WAIVER OF JURY TRIAL.    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FUNDAMENTAL DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        Section 9.7    WAIVER WITH RESPECT TO DAMAGES AND VENUE.    TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO CREDIT PARTY SHALL ASSERT, AND EACH CREDIT PARTY HEREBY WAIVES, ANY CLAIMS AGAINST THE LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS CREDIT AGREEMENT, ANY OTHER FUNDAMENTAL DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT IN ANY COURT REFERRED TO IN SECTION 9.5. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

        Section 9.8    No Waiver.    No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder, under the Notes or any other Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

        Section 9.9    Extension of Payment Date.    Except as otherwise specifically provided in Article 2 hereof, should any payment or prepayment of principal of or interest on the Notes or any other

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amount due hereunder, become due and payable on a day other than a Business Day, the due date of such payment or prepayment shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of principal, interest shall be payable thereon at the rate herein specified during such extension.

        Section 9.10    Amendments, etc.    No modification, amendment or waiver of any provision of this Credit Agreement or any other Fundamental Document, and no consent to any departure by the Borrower or any other Credit Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrower and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        Section 9.11    Severability.    Any provision of this Credit Agreement or of the Notes which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or thereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 9.12    SERVICE OF PROCESS.    EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

        Section 9.13    Headings.    Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.

        Section 9.14    Execution in Counterparts.    This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Facsimile signatures will be treated as originals.

        Section 9.15    Confidentiality.    The Lender and the Borrower hereby agree that each will use its best efforts to treat any information obtained from the Credit Parties and their Affiliates in connection with this Credit Agreement as confidential, except that each of the Lender and the Borrower shall be permitted to disclose information (i) to their Affiliates and to their (and their Affiliates') respective officers, directors, trustees, employees, agents, auditors, attorneys and representatives (who will be informed of the confidential nature of the material); (ii) to the extent provided in the Stockholders Agreement (as such term is defined in the Master Recapitalization Agreement) and (iii) to the extent required by Applicable Law or by any subpoena or similar legal process.

        Section 9.16    Entire Agreement.    This Credit Agreement (including the Exhibits and Schedules hereto) and the other Fundamental Documents represent the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between any of the parties hereto prior to the execution of this Credit Agreement which relate to Loans deemed to be made shall be replaced by the terms of this Credit Agreement.

        Section 9.17    Right of Set-Off.    Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without order of or application to any court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Person to or for the credit or the account of any Credit Party against any and all of the Obligations, irrespective of whether or not such Person shall have made any demand under any Fundamental Document and although the Obligations may not have been accelerated. The rights of the Lender under this Section are in addition to other rights and remedies which the Lender may have upon the occurrence and during the continuance of any Event of Default.

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        Section 9.18    Assignment.    The Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement or any other Fundamental Agreement (including all or a portion of the Loans at the time owing to it). In connection with any such assignment, the Borrower and the Lender agree to enter into an amendment to this Agreement in accordance with Section 9.10 as appropriate to evidence such assignment. The Borrower may not assign its rights and obligations under this Agreement or any other Fundamental Agreement without the prior written consent of the Lender.

        Section 9.19    Revolver Intercreditor Agreement.    If at any time the Borrower enters into a Revolving Credit Agreement, as permitted pursuant to Section 6.1(vi) hereof, the Lender shall enter into the Intercreditor Agreement in such form as may be required by the lender or lenders providing the commitments under such Revolving Credit Agreement. Such Intercreditor Agreement shall be on customary terms, but in any event shall provide for the subordination of the Liens granted to the Lender in connection with the Transactions to the Liens on the collateral for the Revolving Credit Agreement in an amount equal to the commitments of the lender or lenders providing the commitments under such Revolving Credit Agreement. The subordination of the Liens granted to the Lender in connection with the Transactions to the Liens securing the Revolving Credit Agreement shall affect only the relative priority of those Liens, and does not subordinate the Obligations owed to the Lender in right of payment to the obligations under the Revolving Credit Agreement, which obligations shall be pari passu with the Obligations.

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        IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.

BORROWER:
CROWN MEDIA HOLDINGS, INC.
By:	Name: Title:
LENDER:
HC CROWN CORP.
By:	Name: Title:

CREDIT PARTIES:
CROWN MEDIA UNITED STATES, LLC
By:	Name: Title:
CM INTERMEDIARY, LLC
By:	Name: Title:
CITI TEEVEE, LLC
By:	Name: Title:
DOONE CITY PICTURES, LLC
By:	Name: Title:
[ADDITIONAL CREDIT PARTIES]

Exhibit B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CROWN MEDIA HOLDINGS, INC.

        Crown Media Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY that:

        1.     The name of the Corporation is Crown Media Holdings Inc.

        2.     The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware under the name of Crown Media Holdings, Inc. on December 15, 1999.

        3.     This Second Amended and Restated Certificate of Incorporation of the Corporation, which restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, was duly adopted in accordance with Sections 242 and 245 of the DGCL and was approved by written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 of the DGCL.

        4.     The text of the Amended and Restated Certificate of Incorporation, as heretofore amended, is hereby amended and restated to read in its entirety as follows:

[Remainder of page intentionally left blank]

 ARTICLE I.

NAME

        The name of the corporation (which is hereinafter referred to as the "Corporation") is:

CROWN MEDIA HOLDINGS, INC.

ARTICLE II.
REGISTERED AGENT

        The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE III.
PURPOSE

        The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE IV.
CAPITAL STOCK

        Section 4.1. Authorized Capital.

        The Corporation shall have authority to issue 500,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Common Stock"), and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the voting power of the capital stock of the Corporation entitled to vote, irrespective of Section 242(b)(2) of the DGCL.

        Upon the filing of this Second Amended and Restated Certificate of Incorporation (the "Effective Time"), each share of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), issued and outstanding immediately prior to the Effective Time is automatically and without any action on the part of the holder thereof reclassified, changed and converted into a share of Common Stock on a one for one basis, and each certificate representing shares of Class B Common Stock outstanding immediately prior to such Effective Time shall thereafter represent shares of Common Stock.

        A statement of the designations of each class of capital stock of the Corporation and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

        Section 4.2. Common Stock.

          (a)    Dividends.    Subject to the preferences and other rights of the Preferred Stock, if any, the holders of Common Stock shall be entitled to receive dividends when declared from time to time by the Board of Directors.

          (b)    Liquidation.    In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive share for share, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

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          (c)    Voting.    Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

        Section 4.3. Preferred Stock.

        The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a)   The number of shares constituting that series and the distinctive designation of that series;

          (b)   The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c)   Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d)   Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e)   Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f)    Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g)   The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (h)   Any other relative rights, preferences and limitations of that series.

        Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on shares of Common Stock with respect to the same dividend period.

        If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

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 ARTICLE V.
CONDUCT OF CERTAIN AFFAIRS OF THE CORPORATION

        Section 5.1. Scope of Article V.

        In anticipation of the possibility that the Corporation and Hallmark (as defined below) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Hallmark (including possible service of officers and directors of Hallmark as officers and directors of the Corporation), the provisions of this Article V are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Hallmark and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

        Section 5.2. General Rule.

        Hallmark shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation and, to the fullest extent permitted by law, neither Hallmark nor any officer or director thereof (except as provided in Section 5.3 below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Hallmark. In the event that Hallmark acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Hallmark and the Corporation, Hallmark shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Hallmark pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

        Section 5.3. Safe Harbor.

        In the event that a director or officer of the Corporation who is also a director or officer of Hallmark acquires knowledge of a potential transaction or matter which may be a Business Opportunity or a Corporate Transaction Opportunity for both the Corporation and Hallmark, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such Business Opportunity or Corporate Transaction Opportunity, if such director or officer acts in a manner consistent with the following policies, and the Corporation hereby renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Business Opportunity or Corporate Transaction Opportunity that does not belong to the Corporation under the following policies:

          (a)   With respect to a Business Opportunity:

            (i)    A Business Opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Hallmark, shall belong to the Corporation;

            (ii)   A Business Opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Hallmark shall belong to the Corporation if such Business Opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, and otherwise shall belong to Hallmark; and

            (iii)  A Business Opportunity offered to any person who is an officer of both the Corporation and Hallmark shall belong to the Corporation if such Business Opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation, and otherwise shall belong to Hallmark.

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          (b)   With respect to a Corporate Transaction Opportunity, such Corporate Transaction Opportunity shall belong to Hallmark, and any person who is an officer or director of the Corporation and an officer or director of Hallmark shall have no duty to communicate such Corporate Transaction Opportunity to the Company.

        Section 5.4. Acceptance by Stockholders.

        Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article V.

        Section 5.5. Definitions.

        For purposes of this Article V only:

          (a)   A director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the By-Laws of the Corporation), unless such person is a full-time employee of the Corporation; provided that such person shall be entitled to rely on the provisions of Section 5.3 as if he or she were an officer of the Corporation.

          (b)   "Business Opportunity" shall mean any corporate opportunity relating to the operation of a multichannel video programming provider, but shall not include any Corporate Transaction Opportunity.

          (c)   "Corporate Transaction Opportunity" shall mean any corporate opportunity relating to the acquisition by a third party unaffiliated with Hallmark of the Corporation or of all or a material portion of its equity, debt, assets, or voting power.

          (d)   "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

          (e)   "Hallmark" shall mean Hallmark Cards, Incorporated, a Missouri corporation, and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, as defined in accordance with this paragraph) in which Hallmark beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

        Section 5.6. Termination.

        Anything in this Second Amended and Restated Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article V shall expire and have no further force and effect on the date that Hallmark ceases to beneficially own shares of capital stock representing at least 20% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors and no person who is a director or officer of the Corporation is also a director or officer of Hallmark. Neither the alteration, amendment, expiration or repeal of this Article V nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article V shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article V, would accrue or arise, prior to such alteration, amendment, expiration, repeal or adoption.

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 ARTICLE VI.
BY-LAWS

        The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation, but the stockholders may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise. No By-Law of the Corporation may be inconsistent with, limit in any way, or conflict with any of the provisions of this Second Amended and Restated Certificate of Incorporation.

ARTICLE VII.
ELECTION OF DIRECTORS

        Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

ARTICLE VIII.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Each person who is or was a director or officer of the Corporation, or each such person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE IX.
LIABILITY OF DIRECTORS

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment with respect to an act or omission of such director occurring prior to such repeal or amendment. The liability of a director shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.

ARTICLE X.
STOCKHOLDER ACTION BY WRITTEN CONSENT

        Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a

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meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, however, that on and after the date on which Hallmark and its affiliates cease to beneficially own 50% or more of the total voting power of all classes of capital stock entitled to vote in the election of directors, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

ARTICLE XI.
AMENDMENTS

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XII.
REORGANIZATION

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE XIII.
OPT OUT OF SECTION 203

        The Corporation shall not be governed by Section 203 of the DGCL ("Section 203"), and the restrictions contained in Section 203 shall not apply to the Corporation, until the moment in time immediately following the time at which both of the following conditions exist (if ever): (a) Section 203 by its terms would, but for the provisions of this Article XIII, apply to the Corporation; and (b) there occurs a transaction in which Hallmark's beneficial ownership interest in the Corporation is reduced to less than fifty percent (50%) of the outstanding shares of Common Stock, and the Corporation shall thereafter be governed by Section 203 if and for so long as Section 203 by its terms shall apply to the Corporation.

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        IN WITNESS WHEREOF, the undersigned hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Second Amended and Restated Certificate of Incorporation this                        day of                                    , 2010.

CROWN MEDIA HOLDINGS, INC.
Name: Title:

Exhibit C

CERTIFICATE OF DESIGNATION,
POWERS, PREFERENCES, QUALIFICATIONS, LIMITATIONS,
RESTRICTIONS AND RELATIVE RIGHTS OF SERIES A
CONVERTIBLE PREFERRED STOCK
OF
CROWN MEDIA HOLDINGS, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

        The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of Crown Media Holdings, Inc., a Delaware corporation (hereinafter the "Corporation"), with the preferences and rights set forth therein relating to dividends, conversion, redemption, dissolution and distribution of assets of the Corporation having been fixed by the Board of Directors pursuant to authority granted to it by the Corporation's Second Amended and Restated Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware:

        RESOLVED: That, pursuant to authority conferred upon the Board of Directors by the Second Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the designation of 400,000 shares of Series A Convertible Preferred Stock of the Corporation, and hereby fixes the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Certificate of Incorporation of the Corporation, as follows:

        1.    DESIGNATION AND AMOUNT.    The shares of such series shall be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 400,000 shares.

        2.    RANK.    The Series A Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise: (i) rank senior and prior to the $0.01 par value common stock of the Corporation (the "Common Stock"), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series A Preferred Stock (the "Junior Stock") (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise); (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series A Preferred Stock (the "Pari Passu Stock") (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise); (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series A Preferred Stock (the "Senior Stock") (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise).

        3.    DIVIDENDS.    The holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends on the terms described below:

          3.1   Between January 1, 2011 and December 31, 2011, on March 31, June 30, September 30 and December 31, and before any dividends shall be declared, set apart for or paid upon the Common Stock or any other Junior Stock (each a "Dividend Payment Date", if any Dividend Payment Date is not a Business Day, then dividends will be payable on the first Business Day following such date and dividends shall accrue or accumulate, as applicable, to the actual payment date), the holders of the Series A Preferred Stock as of the Dividend Payment Record Date (as defined in Section 3.7), shall be entitled to receive with respect to each share of Series A Preferred Stock, mandatory, cumulative dividends at a rate per annum equal to 14.0% of the Original Issue Price (as defined herein under Section 3.5) of each such share, payable at the Corporation's option either in (A) cash or (B) in additional, fully paid and nonassessable shares of Series A Preferred Stock legally available for such purpose (the "PIK Dividends").

          3.2   Between January 1, 2012 and December 31, 2014, on each Dividend Payment Date, the holders of the Series A Preferred Stock as of the Dividend Payment Record Date, shall be entitled to receive with respect to each share of Series A Preferred Stock, mandatory, cumulative dividends at a rate per annum equal to 16.0% of the Original Issue Price of each such share, payable at the Corporation's option either in (A) cash or (B) PIK Dividends.

          3.3   Following January 1, 2015, on each Dividend Payment Date, the holders of the Series A Preferred Stock as of the Dividend Payment Record Date, shall be entitled to receive with respect to each share of Series A Preferred Stock, mandatory, cumulative cash dividends at a rate per annum equal to 16% of the Original Issue Price.

          3.4   The holders of the Series A Preferred Stock shall participate with the holders of Common Stock to the extent dividends are declared on the Common Stock, in which circumstances the holders of Series A Preferred Stock shall be entitled to receive dividends with respect to each share of Series A Preferred Stock on an "as if converted" basis had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 6.1 immediately prior to the record date for such dividend in respect of the Common Stock.

          3.5   Dividends payable on such shares of Series A Preferred Stock shall be cumulative and shall continue to accrue or accumulate, as applicable, on a daily basis, from the date of issue of such shares of Series A Preferred Stock, whether or not declared and whether or not as of any Dividend Payment Date there shall be funds lawfully available for the payment of dividends, so that if as of any Dividend Payment Date, dividends in whole or in part are not paid upon the Series A Preferred Stock, unpaid dividends thereon shall accrue or accumulate ("Cumulative Dividends"). The Cumulative Dividends shall be paid at the times, and subject to the terms, set forth in this Certificate of Designation. The Corporation shall not declare, pay or set aside any dividends on shares of Common Stock or Junior Stock unless, in addition to the obtaining of any consents required in the Certificate of Incorporation of the Corporation, the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the sum of (i) the amount of the aggregate Cumulative Dividends then accrued or accumulated on such share of Series A Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock pursuant to Section 6.1 and (2) the number of shares of Common Stock issuable upon conversion of one share of Series A Preferred Stock pursuant to Section 6.1, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Original Issue Price. The "Original Issue Price" shall mean $1,000 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination,

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  subdivision, reclassification or other corporate actions having the similar effect with respect to the Series A Preferred Stock.

          3.6   Any dividends shall be payable to the holders of record of shares of Series A Preferred Stock as they appear on the stock records of the Corporation at the close of business on the record dates set by the Corporation with respect to such dividends (each, a "Dividend Payment Record Date").

        4.    LIQUIDATION, DISSOLUTION OR WINDING UP.

          4.1    Series A Preferred Stock Liquidation Preference.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (including a Deemed Liquidation Event (as defined below)), the holders of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to holders of any Junior Stock or Common Stock by reason of their ownership thereof, a per share amount equal to the greater of (a) the Original Issue Price per share plus any accrued but unpaid cash dividends with respect to such share, or (b) that amount that would be received by such Series A Preferred Stock holders on an "as if converted" basis had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 6.1 immediately prior to such liquidation, dissolution or winding up (including a Deemed Liquidation Event) (the amount payable pursuant to this sentence is hereinafter referred to as the "Liquidation Preference"). Except as provided in Section 4.3.2, in the case of a Deemed Liquidation Event, the Corporation shall utilize the net cash proceeds of the Deemed Liquidation Event to redeem the Series A Preferred Stock, out of funds legally available therefor, at a redemption price equal to the Liquidation Preference; provided, that if upon a Deemed Liquidation Event (other than a Deemed Liquidation Event described in Section 4.3(a)), the net cash proceeds of the Deemed Liquidation Event available for distribution to the stockholders shall be insufficient to redeem the Series A Preferred Stock, (x) the Corporation shall redeem, to the fullest extent permitted by law, the Series A Preferred Stock of the holders thereof ratably in proportion to the number of shares of Series A Preferred Stock of each such holder which would have been redeemed had sufficient funds been available therefor, (y) at any time(s) at which additional funds are received by the Corporation, such funds shall be used, to the extent legally available therefor, to redeem any shares of Series A Preferred Stock that have not been redeemed until all shares of Series A Preferred Stock have been redeemed and all redemption amounts have been paid and (z) the Company shall not be permitted to effect an Optional Redemption under Section 7.1 or a Mandatory Redemption under Section 7.2 at any time following a Deemed Liquidation Event until all shares of Series A Preferred Stock have been redeemed. If upon any such liquidation, dissolution or winding up of the Corporation (including any Deemed Liquidation Event described in Section 4.3(a)), the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series A Preferred Stock the full amount to which they shall be entitled under this Section 4.1, the holders of Series A Preferred Stock shall share ratably with each other and with any holders of Pari Passu Stock in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares (which may include shares of Series A Preferred Stock received as cumulative PIK Dividends pursuant to Section 3) held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          4.2    Distribution of Remaining Assets.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (including a Deemed Liquidation Event), after the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of Common Stock, pro rata based on the number of shares held by each such holder.

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          4.3    Deemed Liquidation Events.

            4.3.1    Definition.    Unless waived in writing by the holders of a majority of the outstanding shares of Series A Preferred Stock voting together as a single class, each of the following events shall be considered a "Deemed Liquidation Event":

          (a)   a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock or other equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock or other equity securities of (1) the surviving or resulting corporation, limited liability company, partnership, association, joint-stock corporation, trust or other form of business entity (a "Party") or (2) if the surviving or resulting Party is a wholly owned subsidiary of another Party immediately following such merger or consolidation, the parent entity of such surviving or resulting Party (provided that, for the purpose of this Section 4.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

          (b)   the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a direct or indirect wholly owned subsidiary of the Corporation.

            4.3.2    Effecting a Deemed Liquidation Event.    Unless waived in writing by the holders of a majority of the outstanding shares of Series A Preferred Stock voting together as a single class, the Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 4.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation in such transaction shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 4.1 and 4.2.

            4.3.3    Amount Deemed Paid or Distributed.    The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any liquidation, dissolution or winding up of the Corporation, including any Deemed Liquidation Event, shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such non-cash property, rights or securities shall be determined in good faith by the Board.

        5.    VOTING.

          5.1    General.    On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of a meeting), each holder of outstanding shares of Series A Preferred Stock (which may include shares of Series A Preferred Stock received as cumulative PIK Dividends

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  pursuant to Section 3) shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock such Series A Preferred Stock holder would have received had all shares of Series A Preferred Stock of such holder been converted into Common Stock pursuant to Section 6 (disregarding, for these purposes, any prohibition set forth in Section 6 with respect to the conversion of shares of Series A Preferred Stock) as of the record date for determining stockholders entitled to vote on such matter. Except as provided by the General Corporation Law of the State of Delaware (the "DGCL") or other applicable law or by the Certificate of Incorporation of the Corporation, the holders of the Series A Preferred Stock shall vote together with the holders of Common Stock as a single class on all matters.

          5.2    Series A Preferred Stock Protective Provisions.    The Corporation shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by the DGCL or the Certificate of Incorporation of the Corporation) the written consent or affirmative vote of the holders of more than fifty percent (50%) of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

          (a)   liquidate, dissolve or wind-up the business and affairs of the Corporation or any subsidiary or effect any Deemed Liquidation Event or any consolidation or merger of the Corporation with or into another Party;

          (b)   make any acquisition (whether by merger, stock purchase, asset purchase or otherwise) of another business or Party involving the payment, contribution or assignment by or to the Corporation or its subsidiaries of money or assets greater than $5,000,000;

          (c)   amend, change, waive, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation or the comparable organizational documents of any subsidiary (by means of amendment or by merger, consolidation or otherwise), in a manner that would adversely affect the powers, preferences or special rights, or the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock;

          (d)   create, or authorize the creation of, or issue, offer or sell, shares of any additional class or series of the Pari Passu Stock or the Senior Stock or any additional shares of the Series A Preferred Stock or increase the authorized number of shares of any such class or series of stock or the Series A Preferred Stock;

          (e)   issue any additional shares of Common Stock (other than pursuant to options outstanding on the date hereof) or options or similar rights to acquire Common Stock;

          (f)    (i) reclassify, alter or amend any Pari Passu Stock or Senior Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, or (ii) reclassify, alter or amend any Junior Stock in a manner that would result in such Junior Stock becoming Pari Passu Stock or Senior Stock;

          (g)   purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) dividends or distributions on (A) Senior Stock the issuance of which was approved pursuant to this Section 5, (B) Pari Passu Stock if (x) the issuance of such stock was approved by this Section 5 and (y) all Cumulative Dividends have been paid and (C) the Common Stock solely in the form of additional shares of Common Stock and (ii) purchases or redemptions of capital stock from employees, following any such employee's termination of employment with the Corporation, pursuant to the terms of any repurchase, redemption or similar arrangements or agreements, in effect from time to time, providing for such repurchase or redemption at fair market value or, if such termination is for "cause" (as defined in the applicable arrangements or

5

  agreements), at the lesser of fair market value and the purchase price paid or ascribed to such capital stock upon such employee's acquisition thereof;

          (h)   except for (x) any permitted indebtedness pursuant to Section 6.1 of the Credit Agreement, dated the date hereof, among the Corporation, as Borrower, and H C Crown Corp., as Lender (initially in the form attached to the Recapitalization Agreement (as defined below), the "Credit Agreement"), (y) any permitted liens pursuant to Section 6.2 of the Credit Agreement and (z) any permitted guaranties pursuant to Section 6.3 of the Credit Agreement, (i) create or authorize the creation of, or issue or authorize the issuance of, or guarantee any debt security, or permit any subsidiary to take any such action with respect to any debt security, unless such debt security has received the prior approval of the Board, or (ii) amend, modify, waive or otherwise alter the terms of any agreement governing the terms of any material indebtedness of the Corporation or any subsidiary, unless such amendment, modification, waiver or alteration has been approved by the Board;

          (i)    authorize or grant any registration rights on terms more favorable than the registration rights granted to the holders of the Series A Preferred Stock; or

          (j)    enter into any agreement that would adversely alter or change the rights, preferences or privileges of the Series A Preferred Stock.

        6.    OPTIONAL CONVERSION.

        The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          6.1    Right to Convert.

            6.1.1    Conversion Ratio.    Each share of Series A Preferred Stock shall become and remain convertible, at the option of the holder thereof, at the earlier of December 31, 2013 or upon a payment or refinancing by the Corporation of the $315 million debt (and any interest accrued thereon) owed to H C Crown Corp. and its affiliates by the Corporation under the Credit Agreement (the "New Debt"), into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price plus an amount equal to any accrued but unpaid cash dividends with respect to such share by the Series A Conversion Price (as defined below) in effect at the time of conversion. The "Series A Conversion Price" shall initially be equal to [                        ](1) per share. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustments as provided below under Sections 6.3, 6.4, or 6.5.

(1)
Insert the Conversion Price as calculated pursuant to the Master Recapitalization Agreement.

            6.1.2    Termination of Conversion Rights.    In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 7, the conversion rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the conversion rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the conversion rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

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          6.2    Mechanics of Conversion.

            6.2.1    Notice of Conversion.    In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates representing such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate which agreement shall not require the posting of a bond), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates representing shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney-in-fact duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the "Conversion Time"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, promptly following the Conversion Time, (i) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate representing the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and (ii) in lieu of any fractional shares to which the holder would otherwise be entitled upon such conversion, pay in cash an amount equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board.

            6.2.2    Reservation of Shares.    The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation of the Corporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

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            6.2.3    Effect of Conversion.    All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate, and all dividends with respect to such shares shall immediately cease to accrue, at the Conversion Time. Any shares of Series A Preferred Stock so converted shall be cancelled and may not be reissued as shares of such series or any other class or series, and the Corporation shall take all action necessary to retire the shares and shall thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock and Series A Preferred Stock accordingly.

            6.2.4    Taxes.    The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 6. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          6.3    Adjustments to Series A Conversion Price for Diluting Issues.

            6.3.1    Special Definitions.    For purposes of this Article IV, the following definitions shall apply:

          (a)   "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

          (b)   "Series A Original Issue Date" shall mean the date of effectiveness of this Certificate of Designation.

          (c)   "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

          (d)   "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 6.3.3 below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, "Exempted Securities"):

            (i)    shares of Common Stock issued or issuable upon conversion of outstanding shares of Series A Preferred Stock;

            (ii)   shares of Common Stock issued by reason of a dividend, stock split or other distribution on shares of Common Stock that is covered by Sections 6.4 and 6.5;

            (iii)  shares of Common Stock or Options or Convertible Securities (provided such Options or Convertible Securities are limited to a right to subscribe for, purchase or otherwise acquire Common Stock) issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to the stock incentive plan approved by the Board and in effect on or prior to the Series A Original Issue Date or pursuant to any employment agreement, restricted stock agreement, option pool, stock option, stock bonus or other employee stock plans for the benefit of the employees of the Corporation approved pursuant to Section 5;

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            (iv)  shares of Common Stock or Options or Convertible Securities (provided such Options are limited to a right to subscribe for, purchase or otherwise acquire Common Stock) issued (as consideration for the transaction and not in connection with financing the transaction) pursuant to the acquisition of another Party by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved pursuant to Section 5; and

            (v)   shares of Common Stock or Options or Convertible Securities (provided such Options or Convertible Securities are limited to a right subscribe for, purchase or otherwise acquire Common Stock) issued (as consideration for the transaction and not in connection with financing the transaction) to third parties (a) in connection with strategic partnerships or (b) providing the Corporation with equipment leases, real property leases, loans or credit lines, in each of clauses (a) and (b), pursuant to arrangements approved by the Board.

            6.3.2    No Adjustment of Series A Conversion Price.    Notwithstanding the provisions of this Section 6.3, no adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

            6.3.3    Deemed Issue of Additional Shares of Common Stock.

          (a)   If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

          (b)   If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Section 6.3.4, are revised as a result of an amendment to such terms or any other adjustment (including an accreting dividend or liquidation preference that adjusts the applicable conversion rate or number of shares issuable pursuant to such Option or Convertible Security) pursuant to the provisions of such Option or Convertible Security to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the adjusted Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other

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  than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

          (c)   If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Section 6.3.4 (either because the consideration per share (determined pursuant to Section 6.3.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 6.3.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

          (d)   Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Section 6.3.4, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

          (e)   If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Section 6.3.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 6.3.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Section 6.3.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

            6.3.4    Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock.    In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.3.3) without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue or deemed issue of Additional Shares of Common Stock, then the Series A Conversion Price shall, concurrently with such issuance, be adjusted to a price equal to the lowest consideration paid per share for such issue or deemed issue of Additional Shares of Common Stock; provided, that if such issuance or deemed issuance was or was deemed to be

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    without consideration then the Corporation shall be deemed to have received an aggregate of $1.00 of consideration for all such shares of Common Stock issued or deemed to be issued.

            6.3.5    Determination of Consideration.    For purposes of this Section 6.3.5, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

          (a)    Cash and Property.    Such consideration shall:

            (i)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest, discounts, commissions or fees;

            (ii)   insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board, irrespective of any accounting treatment; and

            (iii)  in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board, irrespective of any accounting treatment.

          (b)    Options and Convertible Securities.    The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6.3.3, relating to Options and Convertible Securities, shall be determined by dividing:

            (i)    the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

            (ii)   the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

            6.3.6    Multiple Closing Dates.    In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Section 6.3.4 then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

          6.4    Adjustment for Stock Splits and Combinations.    If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or

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  from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective. Whenever the Conversion Price shall be adjusted as provided in this Section 6.4, the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Series A Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series A Preferred Stock affected by the adjustment at such holder's address appearing on the Corporation's records.

          6.5    Adjustment for Merger or Reorganization, etc.    Subject to the provisions of Section 4, including Section 4.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 6.3), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction, and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 6 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock. The provisions of this Certificate of Designation, including this Section 6.5, shall not affect the right, if any, of any holder of Series A Preferred Stock to seek an appraisal of his, her or its shares pursuant to Section 262 of the DGCL.

          6.6    Certificate as to Adjustments.    Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 6, the Corporation at its expense shall, as promptly as reasonably practicable thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a statement as set forth in Section 6.4 setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

          6.7    Notice of Record Date.    In the event the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of

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  the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security, or in the event of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event, consolidation, merger or transfer, or of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, Deemed Liquidation Event, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, Deemed Liquidation Event, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. Such notice shall be sent at least 30 days prior to the record date or effective date for the event specified in such notice. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

        7.    REDEMPTION.

          7.1    Optional Redemption.    Subject to the holder's right to convert shares of Series A Preferred Stock into Common Stock prior to any such redemption, at any time and from time to time on or after the Series A Original Issue Date, upon a Redemption Notice, the Corporation may redeem that certain number of outstanding shares of Series A Preferred Stock set forth in the Redemption Notice (which may include shares of Series A Preferred Stock received as cumulative PIK Dividends pursuant to Section 3) for cash out of funds lawfully available therefor at a price equal to the Original Issue Price, plus an amount equal to any accrued but unpaid cash dividends with respect to such share, together with any other dividends declared but unpaid thereon (the "Redemption Price"). The date of redemption pursuant to this Section 7.1 shall be a date that is not more than 10 days after receipt by the holders of the Series A Preferred Stock of the Redemption Notice (the "Optional Redemption Date"). On the Optional Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock owned by each holder, the number of outstanding shares of Series A Preferred Stock set forth in the Redemption Notice.

          7.2    Mandatory Redemption.    At any time and from time to time on or after the Series A Original Issue Date, when and as the Corporation receives, upon a refinancing of the New Debt, net proceeds from such refinancing in excess of the aggregate outstanding principal and interest amounts of New Debt (the "Excess Refinancing Proceeds"), the Corporation shall promptly provide written notice of the Excess Refinancing Proceeds to each holder of Series A Preferred Stock (an "Excess Proceeds Notice"). Upon receipt of an Excess Proceeds Notice, each holder of Series A Preferred Stock shall be entitled to elect, via written notice to the Corporation (a "Redemption Request"), that the Corporation apply such Excess Refinancing Proceeds to redeem (to the extent of funds legally available for such redemption) the number of outstanding shares of Series A

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  Preferred Stock set forth in the Redemption Request (which may include shares of Series A Preferred Stock received as cumulative PIK Dividends). Upon receipt of one or more Redemption Requests, the Corporation shall, on the twentieth (20th) day after delivery by the Corporation of the Excess Proceeds Notice (such twentieth day, the "Mandatory Redemption Date"), redeem, at a price equal to the Redemption Price, the number of outstanding shares of Series A Preferred Stock set forth in all Redemption Requests received by the Corporation (to the extent legally available for such redemption) within fifteen (15) days after delivery by the Corporation of the Excess Proceeds Notice (the "Redemption Request Delivery Deadline"). If the Excess Refinancing Proceeds are not sufficient, on any Mandatory Redemption Date, to redeem all shares of Series A Preferred Stock to be redeemed on the Mandatory Redemption Date, the Corporation shall redeem a pro rata portion of redeemable shares of each holder that timely delivered a Redemption Request, based on the share amounts set forth in the holders' respective Redemption Requests.

          7.3    Redemption Notice to Series A Preferred Stock Holders.    The Corporation shall send written notice (the "Redemption Notice") of the optional redemption contemplated by Section 7.1 (the "Optional Redemption") and mandatory redemption contemplated by Section 7.2 (the "Mandatory Redemption") to each holder of record of Series A Preferred Stock not less than 10 days prior to the Optional Redemption Date, in the case of an Optional Redemption, and not more than three days after the Redemption Request Delivery Deadline, in the case of a Mandatory Redemption. The Redemption Notice shall state:

          (a)   the number of shares of Series A Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

          (b)   the Optional Redemption Date or Mandatory Redemption Date, as applicable, and the Redemption Price;

          (c)   the date upon which the holder's right to convert such shares terminates (as determined in accordance with Section 6.1); and

          (d)   that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

          7.4    Surrender of Certificates; Payment.    On or before the Optional Redemption Date or Mandatory Redemption Date, as applicable, each holder of shares of Series A Preferred Stock to be redeemed on the Optional Redemption Date or Mandatory Redemption Date, as applicable, unless such holder has exercised his, her or its right to convert such shares as provided in Section 6.1, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate which agreement shall not require the posting of a bond) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall promptly be issued by the Corporation to such holder or their designee.

          7.5    Rights Subsequent to Redemption.    If the Redemption Notice shall have been duly given, and if on the Optional Redemption Date or the Mandatory Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such

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  Optional Redemption Date or Mandatory Redemption Date is paid or tendered for payment or irrevocably deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue and accumulate after such Optional Redemption Date or Mandatory Redemption Date and all rights with respect to such shares shall forthwith after the Optional Redemption Date or Mandatory Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

          7.6    Costs.    The Corporation agrees to pay all reasonable costs of collection by the holders of Series A Preferred Stock that delivered the Redemption Request of any amounts due and payable hereunder arising as a result of any default by the Corporation hereunder, including, without limitation, attorneys' fees and expenses.

        8.    REDEEMED OR OTHERWISE ACQUIRED SHARES.    Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and shall not be reissued, sold or transferred as shares of such series or any other class or series and the Corporation shall take all action necessary to retire such shares and shall thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock and Series A Preferred Stock accordingly. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following the redemption or any other acquisition of shares of Series A Preferred Stock.

        9.    WAIVER.    Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding, and such waiver shall be binding on all holders of Series A Preferred Stock whether or not such holders of Series A Preferred Stock consent.

        10.    LOST CERTIFICATE.    In the event any certificate of the Series A Preferred Stock (the "Certificate") shall have been lost, stolen or destroyed, upon the making of a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate (which agreement shall not require the posting of a bond), the Corporation shall issue a replacement Certificate to such holder of Series A Preferred Stock.

        11.    NOTICES.    Any notice required or permitted by the provisions of this Certificate of Designation to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.

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        IN WITNESS WHEREOF, this Certificate of Designation has been executed by a duly authorized officer of this Corporation on this [                        ] day of [                        ], 2010.

CROWN MEDIA HOLDINGS, INC.
By:	Name: Title:

Exhibit D

CROWN MEDIA HOLDINGS, INC.

STOCKHOLDERS AGREEMENT

        This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of [                                    , 2010], is by and among H C Crown Corp., a Delaware corporation ("HCC"), Hallmark Cards, Incorporated, a Missouri corporation ("Hallmark Cards" and, together with HCC, "Hallmark"), and Crown Media Holdings, Inc., a Delaware corporation (the "Company").

R E C I T A L S

        WHEREAS, HCC and the Company, among other parties, are parties to a Master Recapitalization Agreement, dated as of February 26, 2010 (the "Recapitalization Agreement"), pursuant to which, on the date hereof, the Company refinanced its obligations to Hallmark through the issuance of new indebtedness, shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock");

        WHEREAS, the Special Committee of the Board of Directors of the Company formed for the purpose of negotiating the terms of the recapitalization (the "Special Committee") acknowledged the right of a 90.1% holder to effectuate such a merger pursuant to which the rights of minority stockholders would be so limited under current Delaware law and, therefore, sought to negotiate limitations on such right, and to negotiate other limitations on the rights of Hallmark as the owner of the equity stake of the Company it will own following the transactions provided for in the Recapitalization Agreement;

        WHEREAS, the negotiations between the Special Committee and Hallmark resulted in certain agreements with respect to such matters which are set forth herein;

        WHEREAS, in negotiating the transactions provided for in the Recapitalization Agreement, Hallmark sought, and ultimately was successful in obtaining, an increase in its equity ownership to 90.1% of the Common Stock, as provided for in the Recapitalization Agreement, with the intent that such ownership would, but for any limitations provided for in connection with the Recapitalization Agreement, entitle it to effectuate a "short form" merger under Section 253 of the Delaware General Corporation Law (the "DGCL") pursuant to which, absent fraud or illegality, appraisal rights under Section 262 of the DGCL would be the only remedy of any minority stockholder of the Company.

        WHEREAS, pursuant to the Recapitalization Agreement, the parties hereto have agreed to enter into this Agreement to provide for certain rights and obligations in respect of, among other things, such shares of Series A Preferred Stock and Common Stock.

        NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.     LEGENDS; STOP TRANSFER

        (a)    Restrictive Transfer Legends.    Each certificate representing shares of Common Stock beneficially owned (as such term is defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, "Owned") by Hallmark (the "Shares") shall bear substantially the following legend reflecting the restrictions on the transfer of such securities contained in this Agreement:

    "The securities evidenced hereby are subject to the terms of that certain Stockholders Agreement, dated as of                                    , 2010 (as amended from time to time) by and among the Company and certain stockholders identified therein, including certain restrictions on transfer. A copy of the Stockholders Agreement has been filed with the Secretary of the Company and is available upon request."

        (b)    Securities Act Legends.    Each certificate representing the Shares will bear substantially the following legend reflecting the restrictions on the transfer of such securities under the federal and state securities laws:

    "The securities evidenced hereby were issued in a private placement, without registration under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Securities Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Securities Act and other securities laws is not required."

        (c)    Termination of Legends.    The legend required by Section 1(a) hereof shall be removed at such time as Hallmark ceases to Own the applicable shares of Common Stock. The requirement imposed by Section 1(b) hereof shall cease and terminate as to any particular Shares (i) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (ii) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Whenever such requirement shall cease and terminate as to any Shares, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 1(b) hereof.

        (d)    Stop Transfer Instruction.    The Company may instruct any transfer agent not to register the transfer of any Shares until the conditions specified in the foregoing legends and this Agreement are satisfied. As promptly as practicable after the date hereof, HCC shall deliver all certificates representing any Shares it Owns to the Company to enable the Company to place the foregoing legends on such certificates.

2.     STANDSTILL

        From the date hereof until December 31, 2013, Hallmark shall not, and shall cause its controlled affiliates (as such term is defined under the Securities Act of 1933, as amended, "Affiliates") not to, acquire any additional shares of Common Stock, except in the case of any of the following:

        (a)   acquisitions effected with the prior approval of a special committee of the Board of Directors of the Company (the "Board") comprised solely of independent, disinterested directors (a "Special Committee");

        (b)   acquisitions of additional shares of Common Stock in connection with the conversion of the Series A Preferred Stock;

        (c)   pursuant to the Subscription Rights contained in this Agreement;

        (d)   acquisitions effected after December 31, 2011, either:

          (i)    in connection with a Premium Transaction (as defined below); or

          (ii)   pursuant to a tender offer by Hallmark or its Affiliates for all of the outstanding shares of Common Stock, provided that the holders of Common Stock not Affiliated with Hallmark (the "Minority Stockholders") tender, in the aggregate, at least a majority of the shares of Common Stock held by the Minority Stockholders at such time.

3.     CO-SALE; EQUAL TREATMENT; INFORMATION RIGHTS

        (a)   From the date hereof until December 31, 2013, HCC may not sell, transfer, assign or convey (a "Transfer") its shares of Common Stock, except (x) to an Affiliate of Hallmark Cards that agrees to be bound by the terms and conditions of this Agreement, or pursuant to a bona fide pledge of the

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shares to a lender that is not an Affiliate of Hallmark (collectively, a "Permitted Transfer"), (y) with the prior approval of a Special Committee or (z) on or after January 1, 2012 if, with respect to this clause (z):

          (i)    pursuant to a public offering in which, to the actual knowledge of the executive officers of HCC after reasonable inquiry ("Knowledge"), no single purchaser (together with its affiliates and associates) acquires Ownership of such number of shares of Common Stock which, when combined with the number of shares Owned thereby immediately prior to such offering, will cause such purchaser to Own in excess of 5% of the Common Stock outstanding at such time;

          (ii)   pursuant to a block sale, market transaction or private sale in which, to the Knowledge of HCC, no single purchaser (together with its affiliates and associates) acquires Ownership of such number of shares of Common Stock which, when combined with the number of shares Owned thereby immediately prior to such sale or transaction, will cause such purchaser to Own in excess of 2% of the Common Stock outstanding at such time (transactions pursuant to clauses (i) and (ii), "Permitted Sales"); or

          (iii)  in a transaction (a "Premium Transaction") in which the Minority Stockholders have the right to sell their Common Stock in connection with such transaction for, or the right to receive in connection with such transaction, consideration per share of Common Stock consisting of: (x) consideration equivalent ("Equivalent Consideration") to the greatest consideration per share of Common Stock received by HCC in connection with such transaction (the "Reference Consideration") and (y) a premium, in cash, equal to $0.50 per share of Common Stock, subject to proportionate adjustments for any stock splits, combinations, reclassifications, adjustments, sales of Common Stock by the Company, sales of Common Stock by HCC pursuant to Section 3(a)(i) or (ii), or any similar transaction.

            (A)  In the event that the Reference Consideration is other than solely cash, Equivalent Consideration shall mean at HCC's election either (I) the Reference Consideration, or (II) cash in an amount determined pursuant to this Section to be equivalent to the value of the Reference Consideration as of the date of the closing of the Premium Transaction (the "Cash Equivalent"). The Cash Equivalent shall be determined as follows:

              (1)   a Special Committee shall select an independent, nationally recognized investment bank or appraisal firm that has not had a material engagement from Hallmark or its controlled Affiliates in the three full calendar years immediately preceding the engagement (the "Independent Banker") for the purpose of valuing the Reference Consideration;

              (2)   the Independent Banker shall submit its report as to its view as to the value of the Reference Consideration at the time of the closing of the Premium Transaction (the "Banker Valuation");

              (3)   if Hallmark does not object, in writing, to the Banker Valuation within ten (10) business days of the receipt of the report containing the Banker Valuation, then the Banker Valuation shall be the Cash Equivalent;

              (4)   if Hallmark objects, in writing, to the Banker Valuation within ten (10) business days of the receipt of such report, then Hallmark shall specify its view as to the value of the Reference Consideration at the time of the closing of the Premium Transaction (the "Hallmark Valuation"); and

              (5)   unless the Special Committee accepts the Hallmark valuation or the Special Committee and Hallmark otherwise agree, the value of the Reference Consideration at the time of the closing of the Premium Transaction shall be submitted to an impartial

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      third party selected by both parties. Such third party may only select either the Banker Valuation or the Hallmark Valuation as the Cash Equivalent.

            (B)  Pending the determination of the Cash Equivalent pursuant to clause (A) above, Hallmark may proceed with a Premium Transaction based on Hallmark's reasonable good faith estimate of the Cash Equivalent; provided, however, that (1) such estimate shall automatically be deemed to constitute the Hallmark Valuation, and (2) Hallmark shall pay to the Minority Stockholders the Cash Equivalent as ultimately determined in the event such amount is greater than the Hallmark estimate.

            (C)  For the avoidance of doubt, the aggregate premium pursuant to clause (y) of Section 3(a)(iii) shall not exceed $17,400,880 (the product of $0.50 multiplied by 34,801,759 shares Owned by the Minority Stockholders as of the date of the Master Recapitalization Agreement).

            (D)  HCC may effectuate a Premium Transaction pursuant to a short form merger (or other merger) between the Company and HCC and its Affiliates or any purchaser of HCC's shares, so long as the holders of Common Stock not Affiliated with HCC receive the consideration provided for in this paragraph in connection with such merger.

        (b)   From and after January 1, 2014 until the earlier of (x) December 31, 2020, or (y) such time as Hallmark and its controlled Affiliates cease to Own a majority of the outstanding Common Stock, HCC may not Transfer to any transferee or group of transferees that are Affiliates, in one transaction or in a series of related transactions, shares of Common Stock constituting a majority of the outstanding shares of Common Stock, except (i) in a Permitted Transfer, (ii) with the prior approval of a Special Committee, or (iii) in a transaction in which the Minority Stockholders have the right to sell their Common Stock in connection with such transaction for, or the right to receive in connection with such transaction, Equivalent Consideration. HCC may effectuate a transaction pursuant to clause (iii) of the preceding sentence pursuant to a short form merger (or other merger) between the Company and HCC and/or its Affiliates, or between the Company and any purchaser of HCC's shares, so long as the holders of Common Stock not Affiliated with HCC receive Equivalent Consideration.

        (c)   Following the date hereof, but subject to the other terms of this Agreement, HCC and its Affiliates shall be entitled, on behalf of the Company and all of the Company's stockholders, to explore the possibility of a sale of the equity of the Company to a third party and to conduct any negotiations with respect to such a transaction. HCC and its Affiliates shall be authorized to utilize confidential information relating to the Company, and the Company shall cause its management to cooperate with HCC and its Affiliates and to provide management's time and assistance (in each case as reasonably requested by HCC and its Affiliates) in connection with the exploration and negotiation of a sale of the equity of the Company to a third party; provided that HCC and its Affiliates shall not provide confidential information regarding the Company to any such third party until such third party executes a confidentiality agreement of the type typically utilized in connection with such a sale which agreement provides that the Company is a third party beneficiary thereof.

4.     SUBSCRIPTION RIGHTS

        (a)   If, at any time after the date hereof, the Company proposes to issue equity securities of any kind, including any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities ("Proposed Securities"), the Company shall:

          (i)    give written notice to HCC setting forth in reasonable detail (w) the designation and all of the terms and provisions of the Proposed Securities, including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity, (x) the price and

4

  other terms of the proposed sale of such securities, (y) the amount of such securities proposed to be issued, and (z) such other information as HCC may reasonably request in order to evaluate the proposed issuance; and

          (ii)   offer to issue to HCC or its Affiliates a portion of the Proposed Securities equal to a percentage (the "Fully Diluted Ownership Percentage") determined by dividing (x) the number of Shares Owned by HCC and its Affiliates immediately prior to the issuance of the Proposed Securities by (y) the total number of Shares then outstanding, including for purposes of this calculation all Shares outstanding on a fully diluted basis but excluding Shares issuable upon the exercise of options or rights issued after the date of this Agreement.

        (b)   HCC and, if applicable, its Affiliates must exercise their purchase rights hereunder within ten (10) business days after receipt of such notice from the Company.

        (c)   Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that HCC and its Affiliates have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered HCC and its Affiliates. Any Proposed Securities offered or sold by the Company after such ninety (90)-day period must be reoffered to such Stockholders pursuant to this Section 4.

        (d)   The election by HCC and its Affiliates not to exercise their subscription rights in any one instance shall not affect their right (other than in respect of a reduction in their percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving HCC and its Affiliates the rights described in this Section 4 shall be void and of no force and effect.

        (e)   Notwithstanding anything to the contrary contained herein:

          (i)    If the Proposed Securities are being issued to employees of the Company or its Affiliates as compensation with the approval of the Board of Directors ("Employee Proposed Securities"), then the Company shall be free to issue such Proposed Securities without first complying with Section 4(a) above, subject to compliance with the following provisions:

            (A)  If the Employee Proposed Securities are shares of capital stock, subject to vesting or other similar conditions ("Restricted Stock"), then, in connection with the issuance of such Restricted Stock, HCC and, if applicable, its Affiliates shall have the right to purchase, prior to the expiration of ten (10) business days after receipt of notice of such issuance from the Company, capital stock of the same class as the Restricted Stock which shall not be subject to vesting or other similar conditions. The number of shares of capital stock available for purchase by HCC or its Affiliates shall be equal to the number of shares of Restricted Stock to be issued multiplied by a fraction, the numerator of which is the Fully Diluted Ownership Percentage and the denominator of which is the quantity 100% minus the Fully Diluted Ownership Percentage. The purchase price for such securities shall be the fair market value of the Restricted Stock on the date of issuance.

            (B)  If the Employee Proposed Securities are options to acquire capital stock of the Company, then for purposes of this Section 4, the issuance of the Proposed Securities shall be deemed to occur upon the exercise of the options and not upon the issuance of the options, and HCC and, if applicable, its Affiliates shall have the right to purchase, prior to the expiration of ten (10) business days after receipt of notice of such exercise from the Company, capital stock of the same class as the underlying security. The number of shares of capital stock available for purchase by HCC or its Affiliates shall be equal to the number of shares of the underlying security to be issued upon the exercise of such Employee Proposed Securities multiplied by a fraction, the numerator of which is the Fully Diluted Ownership Percentage and the denominator of which is the quantity 100% minus the Fully Diluted Ownership

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    Percentage. The issuance price shall be deemed to be the fair market value of the underlying security on the date of exercise and not the exercise price of the option or right.

          (ii)   If the Proposed Securities are options or rights to acquire capital stock of the Company but are not Employee Proposed Securities, then for purposes of this Section 4, the issuance of the Proposed Securities shall be deemed to occur upon the exercise of the options or rights and not upon the issuance of the options or rights, and HCC and, if applicable, its Affiliates shall have the right to purchase, prior to the expiration of ten (10) business days after receipt of notice of such exercise from the Company, capital stock of the same class as the underlying security. The number of shares of capital stock available for purchase by HCC or its Affiliates shall be equal to the number of shares of the underlying security to be issued upon the exercise of such Proposed Securities multiplied by a fraction, the numerator of which is the Fully Diluted Ownership Percentage and the denominator of which is the quantity 100% minus the Fully Diluted Ownership Percentage. The issuance price shall be deemed to be the sum of the purchase price for such options or rights, plus any additional consideration paid upon exercise of such options or rights.

5.     LISTING REQUIREMENT

        From the date hereof until December 31, 2013: (a) the Company shall use its commercially reasonable best efforts to maintain the listing of the Common Stock on the Nasdaq Global Market, and (b) HCC shall (i) reasonably cooperate with the Company in meeting with representatives of the Nasdaq Global Market to support the Company's listing thereon, (ii) not cause the Company voluntarily to delist the Common Stock from the Nasdaq Global Market or to deregister the shares of Common Stock under the Securities and Exchange Act of 1934, as amended, except, in the case of the immediately preceding clauses (i) and (ii), in connection with a Premium Transaction or pursuant to a tender offer under Section 2(d)(ii) hereof, and (iii) vote in favor of any proposed amendment to the Company's certificate of incorporation to effect a reverse split of the Common Stock necessary to maintain the listing on the Nasdaq Global Market to the extent such reverse stock split is recommended by a majority of the Company's directors who are not Affiliates of Hallmark.

6.     REVOLVER GUARANTEE.

        (a)   Hallmark Cards shall guarantee, or cause one or more of its Affiliates to guarantee (the "Revolver Guarantee"), a revolving line of credit issued to the Company, in an amount up to $30 million, from a third party lender (the "Revolver") until the earlier of (the "Guarantee Termination Date"): (i) the date of the payment or refinancing of the $315 million of the principal amount of debt owed to HCC and its subsidiaries by the Company on the date hereof (the "New HCC Debt") or (ii) December 31, 2013.

        (b)   The Revolver Guarantee shall (i) have terms and conditions no less favorable to the Company than those contained in that certain Guarantee Agreement, dated March 2, 2009, between Hallmark Cards and JPMorgan Chase Bank, N.A. and (ii) include an annual guarantee fee in favor of HCC or, if applicable, its Affiliates, equal to the sum of (x) 0.125% multiplied by the portion of the Revolver that is undrawn during such period and (y) 0.75% multiplied by the portion of the Revolver that is drawn during such period.

        (c)   On or prior to the Guarantee Termination Date, Hallmark shall reasonably cooperate with any prospective provider of a Revolver in connection with the issuance of a Revolver Guarantee. The parties understand and agree that this Section 6 shall not be construed as a guarantee by HCC or its Affiliates that the Company will be able, at any time, to obtain a Revolver on any particular terms.

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7.     TERMINATION OF RIGHTS

        (a)   This Agreement shall terminate upon the earliest of:

          (i)    the written agreement of the Company and HCC;

          (ii)   such time as Hallmark and its controlled Affiliates cease to Own a majority of the Common Stock;

          (iii)  December 31, 2020; or

          (iv)  such time as Hallmark and its controlled Affiliates Own all of the outstanding Common Stock.

        (b)   The obligations of Hallmark set forth in Sections 2, 3(a) and (b), 5 and 6 shall terminate upon the failure by the Company or any of its Affiliates to make any payment, when and as required with respect to the New HCC Debt, which failure continues for sixty (60) days following written notice of such failure.

8.     INTERPRETATION OF THIS AGREEMENT

        (a)    Terms Defined.    As used in this Agreement, the following terms have the respective meanings set forth in the corresponding section of this Agreement:

Term	Section Defined
Affiliates	2
Agreement	preamble
Banker Valuation	3(a)
Board	2(a)
Cash Equivalent	3(a)
Common Stock	recitals
Company	preamble
Employee Proposed Securities	4(e)
Equivalent Consideration	3(a)
Fully Diluted Ownership Percentage	4(a)
Hallmark	preamble
Hallmark Cards	preamble
Hallmark Valuation	3(a)
HCC	preamble
Knowledge	3(a)
Minority Stockholders	2(e)
New HCC Debt	6(a)
Owned	1(a)
Permitted Sale	3(a)
Permitted Transfer	3(a)
Proposed Securities	4(a)
Recapitalization Agreement	recitals
Restricted Stock	4(e)
Revolver	6(a)
Revolver Guarantee	6(a)
Series A Preferred Stock	recitals
Shares	1(a)
Special Committee	2(a)
Transfer	3(a)

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        (b)    Accounting Principles.    Any reference to any accounting term or principle shall be determined in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

        (c)    Construction.    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (i) a term has the meaning assigned to it by this Agreement; (ii) including means "including but not limited to"; (iii) "or" is disjunctive but not exclusive; (iv) words in the singular include the plural, and in the plural include the singular; and (v) "$" means the currency of the United States of America.

9.     MISCELLANEOUS

        (a)    Notices.    All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one (1) business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven (7) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to the Company:	Crown Media Holdings Inc. 12700 Ventura Boulevard Studio City, CA 91604 Attention: Chief Executive Officer
With a copy to: (which shall not constitute notice)	Crown Media Holdings Inc. 12700 Ventura Boulevard Studio City, CA 91604 Attention: Chief Financial Officer
Crown Media Holdings Inc. 12700 Ventura Boulevard Studio City, CA 91604 Attention: General Counsel
Richards, Layton & Finger, P.A. 920 N. King Street Wilmington, DE 19801 Attention: Mark J. Gentile Facsimile No. (302) 498-7722
If to Hallmark:	Hallmark Cards, Incorporated 2501 McGee Trafficway Kansas City, MO 64108 Attention: Chief Financial Officer MD 342

8

With a copy to: (which shall not constitute notice)	Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention: Maurice M. Lefkort, Esq. Facsimile No.: (212) 728-8111

or to such other address as either party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

        (b)    Amendments.    The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by all of the parties hereto.

        (c)    No Waiver.    No failure on the part of the parties hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

        (d)    Assignment and Parties in Interest.    Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by any of the parties hereto except with the prior written consent of the other parties hereto. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

        (e)    Expenses.    Except as expressly set forth in this Agreement, each party to this Agreement shall bear all legal, accounting, investment banking and other expenses incurred by it or on its behalf in connection with this Agreement.

        (f)    Entire Agreement; No Inconsistent Agreements.

          (i)    This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein.

          (ii)   The Company represents, warrants, covenants and agrees that it is not party to, and shall not enter into, any agreements inconsistent with the terms of this Agreement.

        (g)    Descriptive Headings.    The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        (h)    Counterparts.    For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument. Facsimile signatures will be treated as originals.

        (i)    Governing Law; Jurisdiction.

          (i)    This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts made and performed therein.

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          (ii)   Any and all claims arising out of, relating to or in connection with this Agreement or the subject matter hereof, shall be brought exclusively in the Court of Chancery of the State of Delaware (or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the District of Delaware (the "Designated Court"). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Designated Court and agrees that it will not bring any action whether in tort, contract or otherwise arising out of, relating to or in connection with this Agreement or the subject matter hereof in any court other than the Designated Court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Designated Court, (b) any claim that it or its property is exempt or immune from jurisdiction of the Designated Court or from any legal process commenced in such the Designated Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, any claim that (I) the suit, action or proceeding in such Designated Court is brought in an inconvenient forum, (II) the venue of such suit, action or proceeding is improper or (III) this Agreement, or the subject matter hereof, may not be enforced in or by such Designated Court.

          (iii)  Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and, therefore, each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each party understands and has considered the implications of this waiver, (c) each party makes this waiver voluntarily, and (d) each party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 9(i).

        (j)    Severability.    In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

        (k)    Specific Performance.    Without limiting or waiving in any respect any rights or remedies of Hallmark under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the day and year first above written.

CROWN MEDIA HOLDINGS, INC.
By:	Name: Title:
H C CROWN CORP.
By:	Name: Title:
HALLMARK CARDS, INCORPORATED
By:	Name: Title:

Exhibit E

AGREEMENT AND PLAN OF MERGER

OF

CROWN MEDIA HOLDINGS, INC.

AND

HALLMARK ENTERTAINMENT INVESTMENTS CO.

        AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of February 26, 2010, between Crown Media Holdings, Inc., a Delaware corporation ("Crown"), and Hallmark Entertainment Investments Co., a Delaware corporation ("HEIC"), pursuant to Section 251 of the Delaware General Corporation Law (the "DGCL"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Master Recapitalization Agreement (as defined below).

W I T N E S S E T H:

        WHEREAS, Crown proposes to enter into the Master Recapitalization Agreement, by and among Hallmark Cards, Incorporated, H C Crown Corp., Hallmark Entertainment Holdings, Inc., Crown, Crown Media United States, LLC and subsidiaries of Crown (the "Master Recapitalization Agreement"), the form of which is attached hereto (without its exhibits) as Exhibit A, in order to restructure certain of its obligations;

        WHEREAS, consummation of the transactions contemplated by this Merger Agreement is a condition subsequent to the consummation of certain other transactions contemplated by the Master Recapitalization Agreement;

        WHEREAS, the Board of Directors of Crown and the Board of Directors of HEIC have each determined that it is advisable and in the best interests of each of them that HEIC merge with and into Crown upon the terms and subject to the conditions herein provided;

        NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        Section 1. Merger.    Upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as set forth therein and as agreed by the parties (the "Effective Time"), HEIC shall be merged with and into Crown (the "Merger"), and Crown shall be the corporation surviving the Merger (hereinafter referred to as the "Surviving Corporation").

        Section 2. Directors, Officers and Governing Documents.    The directors of the Surviving Corporation immediately after the Effective Time shall be the directors of Crown immediately prior to the Effective Time. The officers of the Surviving Corporation immediately after the Effective Time shall be the officers of Crown immediately prior to the Effective Time. These officers and directors shall hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation. The Certificate of Incorporation and By-laws of Crown, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation.

        Section 3. Name.    The name of the Surviving Corporation shall be: Crown Media Holdings, Inc.

        Section 4. Effect of the Merger.    At the Effective Time:

        (a)   Each share of Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of HEIC (collectively, the "Class A and Class B HEIC Stock") outstanding immediately prior to the Effective Time, except for those shares for which a demand for appraisal is properly made, shall be converted into that number of shares of Class A Common Stock, par value

$0.01 per share, of Crown (the "Common Stock") equal to the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Class B Common Stock) owned by HEIC immediately prior to the Effective Time divided by the total number of shares of Class A and Class B HEIC Stock outstanding immediately prior to the Effective Time.

        (b)   All shares of Common Stock outstanding immediately prior to the Effective Time and held by HEIC shall be cancelled.

        (c)   All shares of Common Stock outstanding immediately prior to the Effective Time, other than those held by HEIC, shall remain outstanding and unaffected by the Merger.

        (d)   Each share of Class A and Class B HEIC Stock as to which a written demand for appraisal is filed in accordance with Section 262 of the Delaware General Corporation Law (the "DGCL") and not withdrawn and as to which no written consent to this Merger Agreement is filed (each, an "Appraisal Share") shall not be converted into or represent a right to receive the applicable merger consideration set forth in Section 4(c) hereof unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal of, and payment for, such share of Class A and Class B HEIC Stock, at which time such share shall be converted into the right to receive the applicable merger consideration set forth in Section 4(c) hereof.

        Each Appraisal Share held by a stockholder who has perfected and has not effectively withdrawn or lost such right to appraisal of such share of Class A and B HEIC Stock shall only entitle its holder to such rights as are granted by the DGCL and shall not entitle such holder to vote or to exercise any other rights of a stockholder of the Surviving Corporation, except as provided by the DGCL. Each holder of Appraisal Shares who becomes entitled to payment therefor pursuant to the DGCL shall receive such payment from the Surviving Corporation in accordance with the DGCL. The holders of any Appraisal Shares shall be required to look solely to the Surviving Corporation (subject to abandoned property, escheat and similar laws) as general creditors thereof with respect to any merger consideration.

        (e)   The Merger shall also have the effect set forth in Section 259 of the DGCL.

        Section 5. Representations of Crown.    All of the representations and warranties of Crown set forth in Article III of the Master Recapitalization Agreement are incorporated herein by reference and shall be deemed made by Crown in this Section 5.

        Section 6. Representations and Warranties of HEIC.

        (a)    Organization.    HEIC is duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power to own its properties and assets and to conduct its business as now conducted. HEIC is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, materially impair HEIC's ability to consummate the Transactions.

        (b)    Authorization and Validity of Agreement.    HEIC has all requisite power and authority to enter into this Merger Agreement and, subject to receipt of the requisite stockholder approval, to carry out its obligations hereunder. The board of directors of HEIC has duly adopted resolutions approving the execution of this Merger Agreement and the Transactions. This Merger Agreement has been duly executed by HEIC and, assuming due execution and delivery by the other parties hereto, shall constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

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        (c)    Consents and Approvals; No Violations.    None of the execution, delivery or performance of this Merger Agreement by HEIC will: (i) conflict with or result in any breach of any provision of the organizational documents of HEIC, (ii) require any filing by HEIC with, notice to, or permit, authorization, consent or approval of, any Governmental Entity other than the Secretary of State of the State of Delaware, (iii) result in a violation or breach by HEIC of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement or other instrument or obligation to which HEIC is a party or by which its properties or assets may be bound, or (iv) violate any Legal Requirements, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of HEIC to perform its obligations under this Merger Agreement.

        (d)    No Liabilities.    Except for (a) liabilities incurred pursuant to this Merger Agreement, and (b) liabilities or obligations discharged or paid in full prior to the date of this Merger Agreement in the ordinary course of business consistent with past practice, HEIC does not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, matured, determined, contingent or otherwise) other than non-material liabilities related to the maintenance of its existence as a corporation. There are no proceedings pending or, to the knowledge of HEIC, threatened against HEIC, other than any such proceedings that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Crown following the Merger. Neither HEIC nor any of its properties is or are subject to any order, writ, judgment, injunction, decree or award, except for those that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Crown following the Merger.

        Section 7. Further Assurances.    From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of HEIC such deeds and other instruments, and there shall be taken or caused to be taken by the Surviving Corporation all such further and other actions, as shall be appropriate or necessary in order to vest, perfect or confirm in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers and authority of HEIC, and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of the Surviving Corporation are fully authorized, on behalf of the Surviving Corporation or HEIC, to take any and all such actions and to execute and deliver any and all such deeds, documents and other instruments.

        Section 8. Conditions.    The obligations of Crown and HEIC to consummate the Merger are subject to the satisfaction of the following conditions:

        (a)   This Merger Agreement shall have been approved and adopted by the stockholders of Crown and the stockholders of HEIC in accordance with the DGCL;

        (b)   All conditions to the "Closing Date" set forth in the Master Recapitalization Agreement shall have been satisfied or waived, and the "Closing" shall occur concurrent with the Effective Time; and

        (c)   At the Effective Time, HEIC shall have no material liabilities other than guarantees of liabilities of Crown and its subsidiaries.

        Section 9. Termination.    This Merger Agreement will terminate automatically, whether before or after the adoption of this Merger Agreement by the stockholders of Crown and the stockholders of HEIC, upon the termination of the Master Recapitalization Agreement without the "Closing" having occurred thereunder. In addition, this Merger Agreement may be terminated, and the Merger herein provided for may be abandoned, by mutual consent of the Boards of Directors of Crown and HEIC at any time prior to the Effective Time notwithstanding adoption of this Merger Agreement by the stockholders of Crown and HEIC.

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        Section 10. Amendment.    At any time prior to the Effective Time, the Boards of Directors of each of Crown and HEIC may, to the fullest extent permitted by law, amend, modify or supplement this Merger Agreement in such manner as they may determine.

        Section 11. Tax Treatment.    This Merger Agreement is intended to constitute a "plan of reorganization" with respect to the Merger for United States federal income tax purposes pursuant to which, for such purposes, the Merger is to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Neither Crown nor HEIC will take any position on any United States federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law. Prior to the Effective Time, each of Crown and HEIC shall use its best efforts to cause the Merger to qualify as a 368 Reorganization and shall not take any action reasonably likely to cause the Merger not so to qualify.

        Section 12. Assignment; Third Party Beneficiaries.    Neither this Merger Agreement, nor any right, interest or obligation hereunder, shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Merger Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer any rights or benefits upon any person other than the parties hereto and their respective successors and assigns.

        Section 13. Governing Law; Jurisdiction.    This Merger Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts made and performed therein.

        Any and all claims arising out of, relating to or in connection with this Merger Agreement or any of the transactions contemplated hereby or the subject matter hereof shall be brought exclusively in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over the matter is vested in the federal courts, the United States District Court for the District of Delaware (the "Designated Court"). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Designated Court and agrees that it will not bring any action whether in tort, contract or otherwise arising out of, relating to or in connection with this Merger Agreement or any of the transactions contemplated hereby or the subject matter hereof in any court other than the Designated Court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Merger Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Designated Court, (b) any claim that it or its property is exempt or immune from jurisdiction of the Designated Court or from any legal process commenced in such the Designated Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, any claim that (i) the suit, action or proceeding in such Designated Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Merger Agreement, or the subject matter hereof, may not be enforced in or by such Designated Court.

        Each party acknowledges and agrees that any controversy which may arise under this Merger Agreement is likely to involve complicated and difficult issues, and, therefore, each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Merger Agreement or the Merger. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to

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enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 13.

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        IN WITNESS WHEREOF, the undersigned have executed this Merger Agreement as of the date first above written.

CROWN MEDIA HOLDINGS, INC.
By:	/s/ CHARLES STANFORD Name: CHARLES STANFORD Title: EXECUTIVE VICE PRESIDENT
HALLMARK ENTERTAINMENT INVESTMENTS CO.
By:	/s/ BRIAN E. GARDNER Name: BRIAN E. GARDNER Title: PRESIDENT

Exhibit F

AGREEMENT AND PLAN OF MERGER

OF

CROWN MEDIA HOLDINGS, INC.

AND

HALLMARK ENTERTAINMENT HOLDINGS, INC.

        AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of February 26, 2010, between Crown Media Holdings, Inc., a Delaware corporation ("Crown"), and Hallmark Entertainment Holdings, Inc., a Delaware corporation ("HEH"), pursuant to Section 251 of the Delaware General Corporation Law (the "DGCL").

W I T N E S S E T H:

        WHEREAS, Crown proposes to enter into the Master Recapitalization Agreement, by and among Hallmark Cards, Incorporated, H C Crown Corp., HEH, Crown, Crown Media United States, LLC and subsidiaries of Crown (the "Master Recapitalization Agreement") in order to restructure certain of its obligations;

        WHEREAS, consummation of the transactions contemplated by this Merger Agreement is a condition subsequent to the consummation of certain other transactions contemplated by the Master Recapitalization Agreement;

        WHEREAS, the Board of Directors of Crown and the Board of Directors of HEH have each determined that it is advisable and in the best interests of each of them that HEH merge with and into Crown upon the terms and subject to the conditions herein provided;

        NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        Section 1. Merger.    Upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as set forth therein and as agreed by the parties (the "Effective Time"), HEH shall be merged with and into Crown (the "Merger"), and Crown shall be the corporation surviving the Merger (hereinafter referred to as the "Surviving Corporation").

        Section 2. Directors, Officers and Governing Documents.    The directors of the Surviving Corporation immediately after the Effective Time shall be the directors of Crown immediately prior to the Effective Time. The officers of the Surviving Corporation immediately after the Effective Time shall be the officers of Crown immediately prior to the Effective Time. These officers and directors shall hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation. The Certificate of Incorporation and By-laws of Crown, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation.

        Section 3. Name.    The name of the Surviving Corporation shall be: Crown Media Holdings, Inc.

        Section 4. Effect of the Merger.    At the Effective Time:

          (a)   Each share of common stock, par value $1.00 per share, of HEH (the "HEH Common Stock") outstanding immediately prior to the Effective Time, except for those shares for which a demand for appraisal is properly made, shall be converted into that number of shares of Class A Common Stock, par value $0.01 per share, of Crown (the "Common Stock") equal to the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Class B Common Stock) owned by HEH immediately prior to the Effective Time divided by the total number of shares of HEH Common Stock outstanding immediately prior to the Effective Time.

          (b)   All shares of Common Stock outstanding immediately prior to the Effective Time and held by HEH shall be cancelled.

          (c)   All shares of Common Stock outstanding immediately prior to the Effective Time, other than those held by HEH, shall remain outstanding and unaffected by the Merger.

          (d)   Each share of HEH Common Stock as to which a written demand for appraisal is filed in accordance with Section 262 of the Delaware General Corporation Law (the "DGCL") and not withdrawn and as to which no written consent to this Merger Agreement is filed (each, an "Appraisal Share") shall not be converted into or represent a right to receive the applicable merger consideration set forth in Section 4(c) hereof unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal of, and payment for, such share of HEH Common Stock, at which time such share shall be converted into the right to receive the applicable merger consideration set forth in Section 4(c) hereof.

          Each Appraisal Share held by a stockholder who has perfected and has not effectively withdrawn or lost such right to appraisal of such share of HEH Common Stock shall only entitle its holder to such rights as are granted by the DGCL and shall not entitle such holder to vote or to exercise any other rights of a stockholder of the Surviving Corporation, except as provided by the DGCL. Each holder of Appraisal Shares who becomes entitled to payment therefor pursuant to the DGCL shall receive such payment from the Surviving Corporation in accordance with the DGCL. The holders of any Appraisal Shares shall be required to look solely to the Surviving Corporation (subject to abandoned property, escheat and similar laws) as general creditors thereof with respect to any merger consideration.

          (e)   The Merger shall also have the effect set forth in Section 259 of the DGCL.

        Section 5. Further Assurances.    From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of HEH such deeds and other instruments, and there shall be taken or caused to be taken by the Surviving Corporation all such further and other actions, as shall be appropriate or necessary in order to vest, perfect or confirm in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers and authority of HEH, and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of the Surviving Corporation are fully authorized, on behalf of the Surviving Corporation or HEH, to take any and all such actions and to execute and deliver any and all such deeds, documents and other instruments.

        Section 6. Conditions.    The obligations of Crown and HEH to consummate the Merger are subject to the satisfaction of the following conditions:

          (a)   This Merger Agreement shall have been approved and adopted by the stockholders of Crown and the stockholders of HEH in accordance with the DGCL;

          (b)   All conditions to the "Closing Date" set forth in the Master Recapitalization Agreement shall have been satisfied or waived, and the "Closing" shall occur concurrent with the Effective Time; and

          (c)   At the Effective Time, HEH shall have no material liabilities other than guarantees of liabilities of Crown and its subsidiaries.

        Section 7. Termination.    This Merger Agreement will terminate automatically, whether before or after the adoption of this Merger Agreement by the stockholders of Crown and the stockholders of HEH, upon the termination of the Master Recapitalization Agreement without the "Closing" having

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occurred thereunder. In addition, this Merger Agreement may be terminated, and the Merger herein provided for may be abandoned, by mutual consent of the Boards of Directors of Crown and HEH at any time prior to the Effective Time notwithstanding adoption of this Merger Agreement by the stockholders of Crown and HEH.

        Section 8. Amendment.    At any time prior to the Effective Time, the Boards of Directors of each of Crown and HEH may, to the fullest extent permitted by law, amend, modify or supplement this Merger Agreement in such manner as they may determine.

        Section 9. Tax Treatment.    This Merger Agreement is intended to constitute a "plan of reorganization" with respect to the Merger for United States federal income tax purposes pursuant to which, for such purposes, the Merger is to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Neither Crown nor HEH will take any position on any United States federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law. Prior to the Effective Time, each of Crown and HEH shall use its best efforts to cause the Merger to qualify as a 368 Reorganization and shall not take any action reasonably likely to cause the Merger not so to qualify.

        Section 10. Assignment; Third Party Beneficiaries.    Neither this Merger Agreement, nor any right, interest or obligation hereunder, shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Merger Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer any rights or benefits upon any person other than the parties hereto and their respective successors and assigns.

        Section 11. Governing Law; Jurisdiction.    This Merger Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts made and performed therein.

        Any and all claims arising out of, relating to or in connection with this Merger Agreement or any of the transactions contemplated hereby or the subject matter hereof shall be brought exclusively in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over the matter is vested in the federal courts, the United States District Court for the District of Delaware (the "Designated Court"). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Designated Court and agrees that it will not bring any action whether in tort, contract or otherwise arising out of, relating to or in connection with this Merger Agreement or any of the transactions contemplated hereby or the subject matter hereof in any court other than the Designated Court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Merger Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Designated Court, (b) any claim that it or its property is exempt or immune from jurisdiction of the Designated Court or from any legal process commenced in such the Designated Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, any claim that (i) the suit, action or proceeding in such Designated Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Merger Agreement, or the subject matter hereof, may not be enforced in or by such Designated Court.

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        Each party acknowledges and agrees that any controversy which may arise under this Merger Agreement is likely to involve complicated and difficult issues, and, therefore, each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Merger Agreement or the Merger. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 11.

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        IN WITNESS WHEREOF, the undersigned have executed this Merger Agreement as of the date first above written.

CROWN MEDIA HOLDINGS, INC.
By:	/s/ CHARLES STANFORD Name: CHARLES STANFORD Title: EXECUTIVE VICE PRESIDENT
HALLMARK ENTERTAINMENT HOLDINGS, INC.
By:	/s/ TIMOTHY GRIFFITH Name: TIMOTHY GRIFFITH Title: PRESIDENT

Exhibit G

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CROWN MEDIA HOLDINGS, INC.

        Crown Media Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY that:

        1.     The name of the Corporation is Crown Media Holdings Inc.

        2.     The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware under the name of Crown Media Holdings, Inc. on December 15, 1999.

        3.     This Third Amended and Restated Certificate of Incorporation of the Corporation, which restates and integrates and further amends the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, was duly adopted in accordance with Sections 242 and 245 of the DGCL and was approved by written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 of the DGCL.

        4.     The text of the Second Amended and Restated Certificate of Incorporation, as heretofore amended, is hereby amended and restated to read in its entirety as follows:

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 ARTICLE I.
NAME

        The name of the corporation (which is hereinafter referred to as the "Corporation") is:

CROWN MEDIA HOLDINGS, INC.

ARTICLE II.
REGISTERED AGENT

        The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE III.
PURPOSE

        The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE IV.
CAPITAL STOCK

        4.1.    Authorized Capital.

        The Corporation shall have authority to issue 500,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Common Stock"), and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the voting power of the capital stock of the Corporation entitled to vote, irrespective of Section 242(b)(2) of the DGCL.

        Upon the filing of this Third Amended and Restated Certificate of Incorporation (the "Effective Time"), each share of Common Stock issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be automatically and without any action on the part of the holder thereof reclassified into a different number of shares of Common Stock (the "New Common Stock") such that each two to twenty shares of Old Common Stock shall, at the Effective Time, be automatically reclassified into one share of New Common Stock, the exact ratio within the foregoing range to be determined by the Board of Directors prior to the Effective Time and publicly announced by the Corporation. The Corporation shall not issue fractions of shares of Common Stock in connection with such reclassification. Stockholders who but for this sentence would own, as a result of such reclassification, a fractional interest in a share of New Common Stock immediately following the Effective Time, shall instead be entitled receive, with respect to and in lieu of such fractional interest, cash from the Corporation representing the fair market value of such fraction shares at the election of the Board of Directors either as determined by the Board of Directors or as provided below. The Corporation shall arrange for the disposition of fractional interests by those otherwise entitled thereto by the mechanism of having (x) the transfer agent of the Corporation aggregate such fractional interests, (y) the shares resulting from the aggregation sold and (z) the net proceeds received from the sale allocated and distributed among the holders of the fractional interests as their respective interests appear. Each certificate that, prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

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        A statement of the designations of each class of capital stock of the Corporation and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

        4.2.    Common Stock.

          (a)   Dividends. Subject to the preferencees and other rights of the Preferred Stock, if any, the holders of Common Stock shall be entitled to receive dividends when declared from time to time by the Board of Directors.

          (b)   Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive share for share, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

          (c)   Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

        4.3.    Preferred Stock.

        The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a)   The number of shares constituting that series and the distinctive designation of that series;

          (b)   The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c)   Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d)   Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e)   Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f)    Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g)   The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (h)   Any other relative rights, preferences and limitations of that series.

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        Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on shares of Common Stock with respect to the same dividend period.

        If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

ARTICLE V.
CONDUCT OF CERTAIN AFFAIRS OF THE CORPORATION

        5.1.    Scope of Article V.

        In anticipation of the possibility that the Corporation and Hallmark (as defined below) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Hallmark (including possible service of officers and directors of Hallmark as officers and directors of the Corporation), the provisions of this Article V are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Hallmark and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

        5.2.    General Rule.

        Hallmark shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation and, to the fullest extent permitted by law, neither Hallmark nor any officer or director thereof (except as provided in Section 5.3 below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Hallmark. In the event that Hallmark acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Hallmark and the Corporation, Hallmark shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Hallmark pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

        5.3.    Safe Harbor.

        In the event that a director or officer of the Corporation who is also a director or officer of Hallmark acquires knowledge of a potential transaction or matter which may be a Business Opportunity or a Corporate Transaction Opportunity for both the Corporation and Hallmark, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such Business Opportunity or Corporate Transaction Opportunity, if such director or officer acts in a manner consistent with the following policies, and the Corporation hereby renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Business Opportunity or Corporate Transaction Opportunity that does not belong to the Corporation under the following policies:

          (a)   With respect to a Business Opportunity:

            (i)    A Business Opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Hallmark, shall belong to the Corporation;

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            (ii)   A Business Opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Hallmark shall belong to the Corporation if such Business Opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, and otherwise shall belong to Hallmark; and

            (iii)  A Business Opportunity offered to any person who is an officer of both the Corporation and Hallmark shall belong to the Corporation if such Business Opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation, and otherwise shall belong to Hallmark.

          (b)   With respect to a Corporate Transaction Opportunity, such Corporate Transaction Opportunity shall belong to Hallmark, and any person who is an officer or director of the Corporation and an officer or director of Hallmark shall have no duty to communicate such Corporate Transaction Opportunity to the Company.

        5.4.    Acceptance by Stockholders.

        Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article V.

        5.5.    Definitions.

        For purposes of this Article V only:

          (a)   A director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the By-Laws of the Corporation), unless such person is a full-time employee of the Corporation; provided that such person shall be entitled to rely on the provisions of Section 5.3 as if he or she were an officer of the Corporation.

          (b)   "Business Opportunity" shall mean any corporate opportunity relating to the operation of a multichannel video programming provider, but shall not include any Corporate Transaction Opportunity.

          (c)   "Corporate Transaction Opportunity" shall mean any corporate opportunity relating to the acquisition by a third party unaffiliated with Hallmark of the Corporation or of all or a material portion of its equity, debt, assets, or voting power.

          (d)   "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

          (e)   "Hallmark" shall mean Hallmark Cards, Incorporated, a Missouri corporation, and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, as defined in accordance with this paragraph) in which Hallmark beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

        5.6.    Termination.

        Anything in this Third Amended and Restated Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article V shall expire and have no further force and effect on the date that Hallmark ceases to beneficially own shares of capital stock representing at least 20% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to

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vote in the election of directors and no person who is a director or officer of the Corporation is also a director or officer of Hallmark. Neither the alteration, amendment, expiration or repeal of this Article V nor the adoption of any provision of this Third Amended and Restated Certificate of Incorporation inconsistent with this Article V shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article V, would accrue or arise, prior to such alteration, amendment, expiration, repeal or adoption.

ARTICLE VI.
BY-LAWS

        The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation, but the stockholders may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise. No By-Law of the Corporation may be inconsistent with, limit in any way, or conflict with any of the provisions of this Third Amended and Restated Certificate of Incorporation.

ARTICLE VII.
ELECTION OF DIRECTORS

        Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

ARTICLE VIII.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Each person who is or was a director or officer of the Corporation, or each such person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE IX.
LIABILITY OF DIRECTORS

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment with respect to an act or omission of such director occurring prior to such repeal or amendment. The liability of a director shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.

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 ARTICLE X.
STOCKHOLDER ACTION BY WRITTEN CONSENT

        Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, however, that on and after the date on which Hallmark and its affiliates cease to beneficially own 50% or more of the total voting power of all classes of capital stock entitled to vote in the election of directors, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

ARTICLE XI.
AMENDMENTS

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XII.
REORGANIZATION

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE XIII.
OPT OUT OF SECTION 203

        The Corporation shall not be governed by Section 203 of the DGCL ("Section 203"), and the restrictions contained in Section 203 shall not apply to the Corporation, until the moment in time immediately following the time at which both of the following conditions exist (if ever): (a) Section 203 by its terms would, but for the provisions of this Article XIII, apply to the Corporation; and (b) there occurs a transaction in which Hallmark's beneficial ownership interest in the Corporation is reduced to less than fifty percent (50%) of the outstanding shares of Common Stock, and the Corporation shall thereafter be governed by Section 203 if and for so long as Section 203 by its terms shall apply to the Corporation.

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        IN WITNESS WHEREOF, the undersigned hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Third Amended and Restated Certificate of Incorporation this                        day of                                    , 2010.

CROWN MEDIA HOLDINGS, INC.
Name: Title:

Exhibit H

CROWN MEDIA HOLDINGS, INC.

REGISTRATION RIGHTS AGREEMENT

        REGISTRATION RIGHTS AGREEMENT, dated as of [                                    ], 2010 (the "Agreement"), among H C Crown Corp., a Delaware corporation ("HCC"), any Other HEIC Stockholder that executes a Joinder (each, a "Joinder Party") and Crown Media Holdings, Inc., a Delaware corporation (the "Company").

R E C I T A L S

        WHEREAS, HCC and the Company are parties to that certain Master Recapitalization Agreement, entered into on February 26, 2010, by and among Hallmark Cards, HCC, HEH, HEIC, the Company, Crown Media United States, LLC and certain subsidiaries of the Company (the "Recapitalization Agreement"), pursuant to which, on the date hereof, the Company refinanced its obligations to Hallmark through the issuance of new indebtedness, shares of Series A Preferred Stock and shares of Common Stock;

        WHEREAS, the shares of Series A Preferred Stock are convertible into shares of Common Stock in accordance with the terms set forth in the Certificate of Designation, Powers, Preferences, Qualifications, Limitations, Restrictions and Relative Rights of Series A Convertible Preferred Stock of the Company;

        WHEREAS, prior to the consummation of the transactions provided for in the Recapitalization Agreement (the "Transactions"), pursuant to the Second Amended and Restated Stockholders Agreement, dated August 30, 2001, by and among the Company and certain stockholders of the Company set forth therein, HCC was entitled (indirectly through its ownership of HEH, which owned HEIC, which owned a majority of the Company) to certain registration rights with respect to the capital stock of the Company that it indirectly owned; and

        WHEREAS, pursuant to the Recapitalization Agreement, the parties hereto have agreed to enter into this Agreement to provide for certain rights and obligations in respect of, among other things, the shares of Series A Preferred Stock and Common Stock.

        NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        SECTION 1. DEFINITIONS

        As used in this Agreement, the following terms have the respective meaning set forth below:

        Affiliate: shall mean "affiliate" as defined in Rule 405 promulgated under the Securities Act;

        Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

        Common Stock: shall mean the Company's Class A Common Stock, par value $.01 per share;

        Exchange Act: shall mean the Securities Exchange Act of 1934, as amended;

        Hallmark Cards: shall mean Hallmark Cards, Incorporated, a Missouri corporation;

        Hallmark Debt: shall have the meaning set forth in the Recapitalization Agreement;

        HEH: shall mean Hallmark Entertainment Holdings, Inc., a Delaware corporation;

        HEIC: shall mean Hallmark Entertainment Investments Co., a Delaware corporation;

        Holder: shall mean any holder of Registrable Securities;

        Joinder: shall mean the Form of Joinder attached hereto as Schedule A;

        JPM: shall mean JPMorgan Partners (BHCA), L.P., a Delaware limited partnership;

        Liberty: shall mean Liberty Crown, Inc., a Delaware corporation;

        Majority Holders: shall mean the Holders of at least a majority of the Registrable Securities;

        Other HEIC Stockholders: shall mean Liberty, JPM and VISN;

        Person: shall mean an individual, partnership, joint-stock company, limited liability company, corporation, trust, estate or other incorporated or unincorporated organization, and a government or agency or political subdivision thereof;

        Register, Registered and Registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

        Registrable Securities: shall mean (A) shares of Common Stock issued to HCC or any Joinder Party in connection with the merger of HEIC with and into the Company and the merger of HEH with and into the Company, (B) shares of Common Stock issued to HCC on the date hereof in connection with the exchange of Hallmark Debt into Common Stock, (C) shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock issued to HCC on the date hereof in connection with the exchange of Hallmark Debt into Series A Preferred Stock and (D) any additional shares of Common Stock acquired by HCC pursuant to the "Subscription Rights" set forth in the Stockholders Agreement, dated as of the date hereof, by and among HCC, Hallmark Cards and the Company and (E) any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referred to in clauses (A), (B), (C) and (D) above;

        Registration Expenses: shall mean all expenses incurred by the Company in compliance with Section 2(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders selected by the Majority Holders, blue sky fees and expenses, all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and the expense of any special audits incident to or required by any such registration (and including the compensation of regular employees of the Company, which shall be paid in any event by the Company);

        Securities Act: shall mean the Securities Act of 1933, as amended;

        Security, Securities: shall have the meaning set forth in Section 2(1) of the Securities Act;

        Selling Expenses: shall mean all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders selected by the Majority Holders;

        Series A Preferred Stock: shall mean the Company's Series A Convertible Preferred Stock, par value $.01 per share; and

        VISN: shall mean VISN Management Corp., a Delaware corporation.

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        SECTION 2. REGISTRATION RIGHTS

        (a)    Requested Registration.

          (i)    Request for Registration.    If the Company shall receive from the Majority Holders a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

            (1)   promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

            (2)   as soon as practicable, use its commercially reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given under Section 2(a)(i)(1) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):

      (A)
      in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

      (B)
      after the Company has effected three (3) such registrations and all such registrations have been declared or ordered effective and the sales of Registrable Securities pursuant to all such registrations shall have closed; or

      (C)
      if the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of at least $5,000,000.

        The registration statement filed pursuant to a request under this Section 2(a)(i) may, subject to the provisions of Section 2(a)(ii) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (but specifically excluding the Holders) ("Other Stockholders"). In the event any Holder(s) requests a registration pursuant to this Section 2(a) in connection with a distribution of Registrable Securities to its partners, members or stockholders, the registration shall provide for the resale by such partners, members or stockholders, if requested by such Holder(s).

        The registration rights set forth in this Section 2 may be assigned, in whole or in part, to any Permitted Transferee.

          (ii)    Underwriting.    If the Majority Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a). The Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such

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  underwriting by the Majority Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares held by Other Stockholders, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Holders or any officer, director or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Majority Holders who originally requested such registration. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

        (b)    Company Registration.

          (i)    Each time the Company determines to register any of its equity securities either for its own account or for the account of Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

            (1)   promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

            (2)   include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 2(b)(ii) below. Such written request may specify all or a part of the Holders' Registrable Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its partners, members or stockholders, the registration shall provide for the resale by such partners, members or stockholders, if requested by such Holder.

          (ii)    Underwriting.    If the registration for which the Company gives notice is a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(1). In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose Registrable Securities are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2(b), if the

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  representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to the extent necessary to permit such underwriting to occur, but in no event shall the number of Registrable Securities to be included in such underwriting be less than twenty-five percent (25%) of the shares included therein (based on the number of shares). The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and Other Stockholders of the Company shall be excluded from such registration to the extent so required by such limitation, and if, after the exclusion of such shares held by officers, directors and Other Stockholders, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

        (c)    Form S-3.    The Majority Holders shall have the right to request three (3) registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(c):

          (i)    unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of Selling Expenses) of more than $2,500,000;

          (ii)   within 180 days of the effective date of the most recent registration pursuant to Section 2(a) or (b) in which securities held by the Holders could have been included for sale or distribution;

          (iii)  in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

        The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this Section 2(c) and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Section 2(a)(ii) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event any Holder requests a registration pursuant to this Section 2(c) in connection with a distribution of Registrable Securities to its partners, members or stockholders, the registration shall provide for the resale by such partners, members or stockholders, if requested by such Holder.

        (d)    Expenses of Registration.    All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered.

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        (e)    Registration Procedures.    In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

          (i)    prepare and, in any event within 45 days (30 days in the case of a Form S-3 registration) after a request for registration is given to the Company pursuant to Section 2, file with the Commission a registration statement on an appropriate form with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of Securities which it has initiated for its own account at any time prior to the effective date of the registration statement relating thereto (and, in such event, the Company shall pay the Registration Expenses incurred in connection therewith); provided, further, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

          (ii)   keep such registration effective for a period not in excess of 270 days or until the Holders (or in the case of a distribution to the partners, members or stockholders of such Holder, such partners, members or stockholders), as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such period shall be extended for a period of time equal to the period during which the Holders or partners, members or stockholders, as applicable, refrain from selling any securities included in such registration in accordance with provisions in Section 2(i) hereof; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;

          (iii)  furnish such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of prospectuses (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

          (iv)  notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

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          (v)   furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration;

          (vi)  otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its Security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

          (vii) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (viii)  notify counsel for the holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

          (ix)  provide each Holder of Registrable Securities included in such registration statement (or their representatives) reasonable opportunity to comment on the registration statement, any post-effective amendments to the registration statement, any supplement to the prospectus or any amendment to the prospectus;

          (x)   make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

          (xi)  if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid

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  therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

          (xii) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Securities to be sold under the registration statement, and enable such Securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or the Holders may request;

          (xiii)  use its best efforts to make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any "road shows" that may be reasonably requested by the holders in connection with distribution of Registrable Securities;

          (xiv) use its best efforts to cause the Registrable Securities to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities;

          (xv) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities;

          (xvi) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Holders shall reasonably request;

          (xvii)  list such Registrable Securities on any national securities exchange on which any shares of Common Stock are listed or, if the Common Stock is not then listed on a national securities exchange, use its best efforts to qualify such Registrable Securities for listing on such other national securities exchange as determined by the Company and approved by the Majority Holders; and

          (xviii)  subject to all the other provisions of this Agreement, use its best efforts to take all other customary or necessary steps to effect the registration of such Registrable Securities contemplated hereby.

        (f)    Indemnification.

          (i)    The Company will indemnify each of the Holders and their respective directors and officers or general and limited partners and each Person controlling any of the foregoing, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each Person who controls any underwriter (collectively, the "Company Indemnified Persons"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (including any preliminary prospectus and any issuer free writing prospectus), offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Company Indemnified Person for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action,

8

  provided that the Company will not be liable to any Company Indemnified Person to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Company Indemnified Person.

          (ii)   Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter, each other Holder and each Other Stockholder and each of their officers, directors, and partners, and each Person controlling such Other Stockholder (collectively, the "Holder Indemnified Persons"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus (including any preliminary prospectus and any issuer free writing prospectus), offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such other Holders, Other Stockholders, directors, officers, partners, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration.

          (iii)  Each Company Indemnified Person or Holder Indemnified Person, as the case may be (each an "Indemnified Person"), shall give notice to the party required to provide indemnification (the "Indemnifying Person") promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Person to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Person, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld) and the Indemnified Person may participate in such defense at such party's expense (unless the Indemnified Person shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Person and the Indemnified Person in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Person), and provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section 2 except to the extent the Indemnifying Person is materially prejudiced thereby. No Indemnifying Person, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Person, consent to entry of any judgment or enter into any settlement unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (iv)  If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Person with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Person, in lieu of indemnifying such

9

  Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person, on the one hand, and of the Indemnified Person, on the other, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Person and of the Indemnified Person shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Person or by the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration.

          (v)   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

        (g)    Information by the Holders.

          (i)    Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

          (ii)   In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its partners, members or stockholders, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide information with respect to such partners, members or stockholders, as selling security holders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided.

        (h)    Rule 144 Reporting.

        With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, except as the Majority Holders may otherwise agree in writing, the Company agrees to:

          (i)    make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144"), at all times;

          (ii)   use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (iii)  so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company (if such reports are not publicly available), and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

        (i)    "Market Stand-off" Agreement.    Each of the Holders agrees, if requested by the Company and an underwriter of equity securities of the Company, not to sell or otherwise transfer or dispose of any Registrable Securities held by such Holder during the 120-day period following the effective date of a

10

registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company enter into similar agreements. If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 120-day period. The provisions of this Section 2(i) shall be binding upon any transferee who acquires Registrable Securities.

        (j)    Termination.    The registration rights set forth in Sections 2(a) and 2(c) shall not be available to any Holder if (i) in the written opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 or (ii) all of the Registrable Securities held by such Holder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.

        (k)    Additional Rights.    The Company shall not grant to any other holders of securities any rights to request the Company to effect the registration under the Securities Act of any such securities on terms inconsistent with or more favorable to such holder than the terms set forth in this Section 2.

        SECTION 3. MISCELLANEOUS

        (a)    Notices.    All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (iii) one (1) business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (iv) seven (7) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to the Company:	Crown Media Holdings Inc. 12700 Ventura Boulevard Studio City, CA 91604 Attention: Chief Executive Officer
With a copy to: (which shall not constitute notice)	Crown Media Holdings Inc. 12700 Ventura Boulevard Studio City, CA 91604 Attention: Chief Financial Officer
Crown Media Holdings Inc. 12700 Ventura Boulevard Studio City, CA 91604 Attention: General Counsel
If to HCC:	Hallmark Cards, Incorporated 2501 McGee Trafficway Kansas City, MO 64108 Attention: Chief Financial Officer MD 342
With a copy to: (which shall not constitute notice)	Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention: Maurice M. Lefkort, Esq. Facsimile No.: (212) 728-8111

11

If to any Joinder Party:	To the address or facsimile number listed on such Joinder Party's Joinder or to such other address or facsimile number as may be furnished to the Company in writing by such Joinder Party or to such other address as either party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

        (b)    Amendments.    The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by the Company and the Majority Holders.

        (c)    No Waiver.    No failure on the part of the parties hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

        (d)    Assignment and Parties in Interest.    Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by any of the parties hereto except with the prior written consent of the other parties hereto; provided that any Holder may assign its rights hereunder to an Affiliate of such Holder to which it transfers Registrable Securities. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

        (e)    Expenses.    Except as expressly set forth in this Agreement, each party to this Agreement shall bear all legal, accounting, investment banking and other expenses incurred by it or on its behalf in connection with this Agreement.

        (f)    Entire Agreement; No inconsistent Agreements.    This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein.

        (g)    Descriptive Headings.    The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        (h)    Counterparts.    For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument. Facsimile signatures will be treated as originals.

        (i)    Additional Parties.

          (i)    Each Other HEIC Stockholder shall have the right, by executing a Joinder and delivering such executed Joinder to the Company with a copy to HCC not later than sixty (60) days after the date hereof, to become a Joinder Party.

          (ii)   The parties (including any and all such Joinder Parties) agree and understand that each such Joinder Party shall be a party to this Agreement in all respects, including, without limitation, being subject to all rights and obligations of Holders under this Agreement.

12

        (j)    Governing Law; Jurisdiction.

          (i)    This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts made and performed therein.

          (ii)   Any and all claims arising out of, relating to or in connection with this Agreement or the subject matter hereof, shall be brought exclusively in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over the matter is vested in the federal courts, the United States District Court for the District of Delaware (the "Designated Court"). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Designated Court and agrees that it will not bring any action whether in tort, contract or otherwise arising out of, relating to or in connection with this Agreement or the subject matter hereof in any court other than the Designated Court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Designated Court, (b) any claim that it or its property is exempt or immune from jurisdiction of the Designated Court or from any legal process commenced in such the Designated Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, any claim that (I) the suit, action or proceeding in such Designated Court is brought in an inconvenient forum, (II) the venue of such suit, action or proceeding is improper or (III) this Agreement, or the subject matter hereof, may not be enforced in or by such Designated Court.

          (iii)  Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and, therefore, each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each party understands and has considered the implications of this waiver, (c) each party makes this waiver voluntarily, and (d) each party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 3(j).

        (k)    Severability.    In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

        (l)    Specific Performance.    Without limiting or waiving in any respect any rights or remedies of the Holders under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

13

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

CROWN MEDIA HOLDINGS, INC.
		By:	Name: Title:
H C CROWN CORP.
By:	Name: Title:

Schedule A

JOINDER

        Joinder to the Registration Rights Agreement, dated as of [                                    ], 2010, by and among HCC, any Other HEIC Stockholder that executes a Joinder in the form hereof and the Company (the "Agreement"). Capitalized terms used in this Joinder but not otherwise defined herein have the meanings ascribed thereto in the Agreement.

1.
The undersigned agrees to be bound by the terms of the Agreement, effective as of the date hereof, as if the undersigned were a signatory to the Agreement.

2.
All notices to be provided to the undersigned as a Holder under the Agreement shall be sent to the undersigned at the address and facsimile number listed on the signature page hereto.

3.
This Joinder shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

4.
This Joinder shall inure to the benefit of and be binding upon the successors and permitted assigns of the undersigned.

[The Remainder of This Page is Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date first above written.

HOLDER:

	By:	Name: Title:
ADDRESS & FACSIMILE NUMBER:

EXHIBIT I

AMENDMENT NO. 2

TO

FEDERAL INCOME TAX SHARING AGREEMENT

        THIS AMENDMENT NO. 2 ("Amendment No. 2"), dated as of [                                    ], 2010 and effective for tax periods beginning on or after January 1, 2010, is to the Federal Income Tax Sharing Agreement (the "Agreement"), effective March 11, 2003, between Hallmark Cards, Incorporated, a Missouri corporation ("Hallmark") and Crown Media Holdings, Inc. a Delaware corporation ("Crown), as amended by that certain Amendment No. 1 ("Amendment No. 1") to the Agreement, dated August 5, 2003. Capitalized terms used herein but not defined herein shall have the meaning assigned to them in the Agreement.

R E C I T A L S

        WHEREAS, pursuant to Section 9.3(e) of that certain Master Recapitalization Agreement, dated as of the date hereof, by and among Hallmark, Crown and certain affiliated entities (the "Master Recapitalization Agreement"), H C Crown Corp, a Delaware corporation and an affiliate of Hallmark is required to deliver this Amendment No. 2 to Crown;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Master Recapitalization Agreement, the parties hereto hereby agree as follows:

        1.     The parties hereby agree and confirm the provisions added to the Agreement by Amendment No. 1 shall be deleted in their entirety.

        2.     The parties hereby agree and confirm that the conversion of the Hallmark Debt (as defined in the Master Recapitalization Agreement) into new debt or stock pursuant to Section 2.2(b)(i)-(iii) of the Master Recapitalization Agreement shall not be treated as the payment of interest expense in cash to Hallmark pursuant to the Agreement or Amendment No. 1.

        3.     The parties hereby agree and confirm that the first payment pursuant to the Agreement, as amended by this Amendment No. 2, shall not become due and payable until after the first full fiscal quarter following the Closing Date, but shall be made in respect of the period commencing from January 1, 2010 through the last day of the first full quarter following the Closing Date.

        4.     The first sentence of Section 1(b) of the Agreement is hereby amended and restated in its entirety as follows:

        "(b) For any Inclusion Period, any Crown Tax Benefit shall, subject to the provisions of Section 2, be allowed as a credit in respect of any future payment due from Crown to Hallmark in respect of a Crown Tax Liability."

        5.     Section 1 of the Agreement is hereby amended by inserting a new subsection (f) and a new subsection (g) to read as follows:

        "(f) Notwithstanding anything to the contrary in this Agreement, the calculation of the Crown Tax Liability, Estimated Crown Tax Liability, Estimated Crown Tax Benefit or Crown Tax Benefit for the Inclusion Period and Tax Year which includes the closing date of the transactions contemplated by the Master Recapitalization Agreement shall not include any cancellation of indebtedness income realized by Crown pursuant to the transactions contemplated by the Master Recapitalization Agreement.

        (g)   For the avoidance of doubt any amounts owed by Crown to Hallmark as of December 31, 2009 which relate to taxes will be included in the Hallmark Debt (as defined in the Master Recapitalization Agreement), which shall be converted into new debt or stock pursuant to Section 2.2(b)(i)-(iii) of the Master Recapitalization Agreement."

        6.     Section 2(a)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

        "(ii) Hallmark shall allow any Estimated Crown Tax Benefit reflected in a statement described in Section 2(a) as a credit to Crown against any future payment due from Crown to Hallmark in respect of an Estimated Crown Tax Liability."

        7.     Section 2(b) of the Agreement is hereby amended and restated in its entirety as follows:

        "(b) Within 15 Business Days after the date that the Hallmark Group files a consolidated federal income tax return for a Tax Year that includes an Inclusion Period, Hallmark will calculate the Crown Tax Liability or Crown Tax Benefit, as the case may be, for such Inclusion Period and deliver to Crown a statement setting forth in reasonable detail (I) the amount of such Crown Tax Liability or Crown Tax Benefit, (II) the amount, if any, by which such Crown Tax Liability or Crown Tax Benefit exceeds or is less than the aggregate of the Estimated Crown Tax Liabilities or Estimated Crown Tax Benefits for such Tax Year, (III) the amount, if any, necessary for Crown to pay Hallmark so that, after such payment and taking all payments described in Section 2(a) for such Tax Year into account, Crown will have paid Hallmark 100 percent of such Crown Tax Liability for such Tax Year (the "True-Up Payment"), and (IV) the computations used to determine such amounts.

          (i)    Any True-Up Payment determined under this section 2(b) will be paid by Crown to Hallmark in cash within 15 Business Days of the delivery of such statement. Interest will not be taken into account in computing the True-Up Payment.

          (ii)   In the event there is a Crown Tax Benefit for such Tax Year, such benefit a "Benefit Balance", shall be allowed as a credit to Crown against any future payment due from Crown to Hallmark in respect of a Crown Tax Liability in future Tax Years. Such Crown Tax Benefit will not accrue interest. Hallmark will maintain an account showing the cumulative amount of Benefit Balances for all Inclusion Periods, adjusted for payments and offsets pursuant to this Section 2 and for adjustments under this Agreement (the "Cumulative Benefit Balance"). Neither the Benefit Balance for any Inclusion Period nor the Cumulative Benefit Balance will accrue interest or have a fixed payment date.

          (iii)  To the maximum extent possible, the Cumulative Benefit Balance at any time will be applied as an offset against the amount of any liability otherwise payable by Crown to Hallmark as of such time pursuant to this Section 2.

          (iv)  At Hallmark's option, at any time, any or all of the Cumulative Benefit Balance as of that time may be applied as an offset against any amounts then owed by Crown to any member of the Hallmark Group under any loan, advance of funds, line of credit, or any other payable (a "Crown Loan Obligation"), subject to any limitations under any loan indentures or contracts restricting such offsets."

        8.     The last sentence of Section 3(a) of the Agreement is hereby amended and restated in its entirety as follows:

        "Within 15 Business Days of Crown's receipt of such notice, an adjusting payment will be made by Crown to Hallmark, if necessary, or an adjustment to the amount of the Cumulative Benefit Balance or balance of the Crown Loan Obligations will be made in the manner described in Section 3(b)."

        9.     The last two sentences of Section 2(a)(iii) and the proviso in the last sentence of Section 6(a) of the Agreement are hereby deleted in their entirety.

        10.   The last sentence of Section 6(b) is hereby amended and restated in its entirety as follows:

        "Any such allocated interest income to Crown shall be allowed as a credit to Crown against any future payment due from Crown to Hallmark in respect of a Crown Tax Liability in future Tax Years by means of an increase to the Cumulative Benefit Balance."

        11.   All terms and conditions of the Agreement shall remain in full force and effect except to the extent modified herein.

[SIGNATURE PAGE FOLLOWS]

2

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Agreement as of the date first written above.

HALLMARK CARDS INCORPORATED
By:	Name: Title:
CROWN MEDIA HOLDINGS, INC.
By:	Name: Title:

 Appendix B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-K

(Mark One)
☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2009
or
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to .

Commission File Number: 000-30700

Crown Media Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-1524410
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12700 Ventura Boulevard,
Suite 200,
Studio City, California 91604
(Address of Principal Executive Offices and Zip Code)

(818) 755-2400
(Registrant's Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Name of Each Exchange
Title of Each Class	on Which Registered
Class A Common Stock, $0.01 par value	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

          Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐    No ☒

          Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐    No ☒

          Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

          Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐    No ☐

          Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          Indicate by check mark whether the registrant is a shell company (as defined in Rule 12 b-2 of the Exchange Act). Yes ☐    No ☒

          The aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold as of June 30, 2009, the last business day of the registrant's most recently completed second fiscal quarter, was $34,774,121.

          As of February 28, 2010, the number of shares of Class A Common Stock, $.01 par value outstanding was 74,117,654, and the number of shares of Class B Common Stock, $.01 par value, outstanding was 30,670,422.

DOCUMENTS INCORPORATED BY REFERENCE

          Portions of the Registrant's Proxy Statement for the 2010 Annual Meeting of Stockholders, to be filed, are incorporated by reference in Part III of this Form 10-K.

ii

        In this Annual Report on Form 10-K the terms "Crown Media Holdings" or the "Company," refer to Crown Media Holdings, Inc. and, unless the context requires otherwise, subsidiaries of Crown Media Holdings that operate or have operated our businesses, including Crown Media United States, LLC ("Crown Media United States"). The term "common stock" refers to our Class A common stock and Class B common stock, unless the context requires otherwise.

        The name Hallmark and other product or service names are trademarks or registered trademarks of their owners.

 PART I

ITEM 1.    Business

Company Overview

        We own and operate pay television channels (the "Channels"), known as the Hallmark Channel, the Hallmark Movie Channel and the Hallmark Movie Channel HD, each of which is dedicated to high-quality entertainment programming for adults and families. The Hallmark Channel is a 24-hour television destination for family-friendly programming and a leader in the production of original movies. The Hallmark Movie Channel is a 24-hour cable network dedicated to offering viewers a collection of movies appropriate for the entire family, and the Hallmark Movie Channel HD, which was launched in April 2008, is simulcast alongside the Hallmark Movie Channel. The Hallmark Movie Channel offers a mix of Hallmark Channel original movies, classical theatrical films, and Hallmark Hall of Fame presentations. Our Channels are distributed in the United States of America and its territories and possessions, including Puerto Rico.

        The Channels offer compelling stories, masterfully written, directed and produced with talented and recognized actors. We believe that we have established these Channels as destinations for viewers seeking high-quality entertainment for adults and families, and as attractive outlets for advertisers seeking to target these viewers. We have distribution agreements with leading pay television distributors. The following table shows our Channels' programming sources, selected pay television distributors and the total number of subscribers as of December 31, 2009.

	Hallmark Channel	Hallmark Movie Channel

Programming Sources	• Original Productions	• Original Productions
	• Other third-party sources	• Other third-party sources
	• Hallmark Hall of Fame	• Hallmark Hall of Fame
Selected Pay Television	• AT&T (U-verse)	• AT&T (U-verse)
Distributors	• Cablevision	• Cablevision
	• Charter	• Charter
	• Comcast	• Comcast
	• Cox	• Cox
	• DIRECTV	• Dish Network
	• Dish Network	• NCTC
	• NCTC	• Mediacom
	• Mediacom	• Time Warner
	• Time Warner	• Verizon Communication (FiOS)
• Verizon Communication (FiOS)
Total Subscribers	88.3 million(1)	29.1 million(2)

(1)
Source: Nielsen Code and The Nielsen Public U.E. December 2009.

(2)
Source: Internal reports.

        We view a "subscriber" as a household that receives, on a full or part-time basis, a channel on a program tier of a distributor. We determine our Hallmark Channel subscribers from subscriber numbers reported by Nielsen Media Research. Subscribers include both viewers who pay a monthly fee for the tier programming and so-called "promotional" subscribers who are given free access to the tier by the distributor for a limited time.

        Programming acquired from third parties is an important component of our Channels as we continually develop and refine our programming strategy. This programming includes original movies produced by a variety of experienced television production companies and "off network" television series. Our production agreements cover one specific movie or a package of several movies. Typically under these agreements, our Channels have the right to exhibit the movies for an initial window of 3 to 5 years and have the right to extend the term for an additional 3 years, which we exercise based on the performance of the movies in their initial window. With respect to television series which we acquire from third parties, we typically have the right to exhibit the series for a window of 3 to 5 years.

        We currently distribute (a) the Hallmark Channel through approximately 5,450 cable, satellite and other pay television distribution systems and (b) the Hallmark Movie Channel through approximately 800 such systems. As of the end of 2009, we had agreements with AT&T Inc. (U-verse), Cablevision, Charter, Comcast, Cox, DirecTV, Dish Network, Mediacom, the National Cable Television Cooperative, Time Warner, Verizon Communication (FiOS), and many other pay television distributors, for the distribution of the Hallmark Channel. We also have agreements with AT&T Inc. (U-verse), Cablevision, Charter, Comcast, Cox, Dish Network, DirecTV, National Cable Televisions Cooperative ("NCTC"), Time Warner, Verizon Communications (FiOS) and other select distributors, which give these distributors the right to distribute the Hallmark Movie Channel and the Hallmark Movie Channel HD. In addition, we have entered into agreements with several telephone companies that have started to furnish video programming to consumers, including the National Rural Telecommunications Cooperative and AT&T.

        Five of our distributors each accounted for more than 10%, and together accounted for a total of 76%, of our consolidated subscriber revenue for the year ended December 31, 2009. Three of our distributors each accounted for approximately 15% or more of our consolidated subscribers for the year ended December 31, 2009, and together accounted for 61% of our consolidated subscribers on that date.

        We license the trademark "Hallmark" for use on our Channels pursuant to certain trademark license agreements with a subsidiary of Hallmark Cards, Incorporated. We believe that the use of this trademark is extremely important for our Channels due to the substantial name recognition and favorable characteristics associated with the name in the United States. For further information concerning these trademark license agreements, see Part III—Item 13. Certain Relationships and Related Transactions—Hallmark Trademark License Agreements.

        During 2009, domestic channel operations comprised the Company's sole operating segment.

Recent Developments

  Recapitalization of the Company

        As previously disclosed, the Company's Board of Directors formed a Special Committee of three independent directors to review and consider a May 28, 2009 proposal from H C Crown Corp. ("HCC") regarding a recapitalization of the amounts owed by the Company to HCC and its affiliates. HCC is a wholly-owned subsidiary of Hallmark Cards, Incorporated ("Hallmark Cards"). On February 9, 2010, the Special Committee of the Board and HCC approved and executed a Recapitalization Term Sheet, representing non-binding terms of recapitalization transactions for the Company. On February 26, 2010, the Company entered into the Master Recapitalization Agreement with Hallmark Cards, HCC and related entities that provides for the recapitalization transactions and the agreements described below (the "Recapitalization"). The summary of the terms of the Recapitalization transactions is qualified entirely by reference to the agreements to which each summary description relates, each of which we have filed with the Securities and Exchange Commission (the "SEC").

        The Recapitalization transactions include, among other things, $315.0 million principal amount of the HCC Debt (as defined below) being restructured into new debt instruments, $185.0 million principal amount of the HCC Debt being converted into convertible preferred stock of the Company, Class B Common Stock being converted into Class A Common Stock with Class A Common Stock becoming the only authorized and outstanding common stock of the Company (the "Class A Common Stock"), and the balance of the HCC Debt being converted into shares of Class A Common Stock. Upon execution of the Master Recapitalization Agreement, the automatic termination of the waiver under the existing Amended and Restated Waiver and Standby Purchase Agreement (the "Waiver Agreement") with Hallmark Cards and HCC was extended until August 31, 2010; the Waiver Agreement defers payment dates on HCC Debt (excluding accounts payable).

        Other aspects of the Recapitalization concern a Credit Agreement for the new debt, an amendment to the Tax Sharing Agreement with Hallmark Cards, a registration rights agreement, mergers of two intermediate holding companies with the Company, efforts to extend or replace the Company's revolving line of credit, Hallmark Cards' willingness to guarantee $30.0 million of a revolving line of credit, a standstill agreement of Hallmark entities pursuant to which such entities agree not to acquire, through December 31, 2013, additional shares of Class A Common Stock of the Company, subject to certain exceptions, and agree to certain restrictions on their ability to sell or transfer shares of Class A Common Stock of the Company until December 31, 2013 and, subject to lesser restrictions, until December 31, 2020.

        Each of the Company (subject to approval by the Special Committee) and HCC has the right to terminate the Master Recapitalization Agreement at any time after the later of (x) June 30, 2010 and (y) 45 days following receipt of notice that the information statement filed by the Company will not be reviewed by the SEC or that the SEC staff has no further comments thereon, if the Recapitalization has not been consummated prior to that date. Even if there were such a termination, the Waiver Agreement will continue to provide that the automatic termination date of the waiver will extend to August 31, 2010. The closing of the Recapitalization is subject to a number of conditions, including, among other things, (a) representations and warranties of the Company being accurate, (b) obtaining a one-year revolving credit agreement mentioned below, (c) there being no judgment or order which prohibits the consummation of the Recapitalization and (d) Hallmark Cards not having delivered a written notice to the Company certifying that Hallmark Cards in its sole discretion (but only after consultation with outside legal counsel) shall have determined that the status of any pending or threatened litigation or regulatory proceeding involving the Company or its subsidiaries in connection with the Recapitalization is unsatisfactory to Hallmark Cards. See Note 16 of the Consolidated Financial Statements for information regarding a pending lawsuit on the Recapitalization in which the plaintiff objects to the Recapitalization.

        From the date of the Master Recapitalization Agreement to the Closing Date, the Company will be subject to various affirmative covenants (including covenants to operate in the ordinary course of business and to keep available the services of its officers and employees and preserve the present relationships with persons doing business with it) as well as various negative covenants (including, among others, with respect to sales, leases or transfers outside the ordinary course of business and acquisitions of material assets other than in accordance with past practices).

        If the Recapitalization is consummated, the Hallmark parties will own, excluding the shares of Class A Common Stock that would be received upon conversion of the preferred stock, at least 90.1%

of the sum of the outstanding common stock of the Company and shares subject to outstanding options (the outstanding options are for 87,238 shares on the date hereof). Certain aspects of the Recapitalization require stockholder approval. Hallmark Entertainment Holdings, Inc. ("HEH") and certain Hallmark Cards affiliates as direct or indirect owners of a more than a majority of the Company's voting stock have stated in the Master Recapitalization Agreement their written consents as stockholders to these matters in lieu of holding a meeting of the Company's stockholders. No vote of other stockholders will be requested or required. The closing of the Recapitalization cannot occur until 20 calendar days after an information statement required by regulations of the SEC is sent to the stockholders of the Company, or if such information statement is furnished by sending a Notice of Internet Availability, until 40 calendar days after such notice is sent to the stockholders of the Company. The Master Recapitalization Agreement requires that the Company use best efforts to prepare and file the information statement with the SEC as promptly as is reasonably practicable (but not later than March 20, 2010).

  General

        In the Recapitalization:

  •
  $315.0 million principal amount of the HCC Debt will be restructured into new debt instruments on the terms summarized below (the "New Debt"), $185.0 million principal amount of the HCC Debt will be converted into an equal amount of convertible preferred stock of the Company on the terms summarized below (the "Convertible Preferred Stock"), and the balance of the HCC Debt as of the closing of the Recapitalization (the "Closing Date") will be converted into shares of Class A Common Stock at the Conversion Price (as described below). As a result of the Recapitalization, immediately following the closing of the Recapitalization transactions, all of the HCC Debt, except to the extent converted and continued as New Debt, will be extinguished and discharged.

  •
  "HCC Debt" means (i) the aggregate principal amount of all indebtedness owed to Hallmark Cards, HCC and their controlled affiliates, including accrued and unpaid interest thereon through the Closing Date, but excluding accrued but unpaid interest with respect to the 2001 Note, the 2005 Note and the 2006 Note; (b) all accounts payable and open intercompany accounts of the Company and its subsidiaries owed to HCC and Hallmark Cards and their controlled affiliates (other than the Company and its subsidiaries); and (c) any amounts due to Hallmark Cards or its affiliates under the Tax Sharing Agreement (as defined below) through December 31, 2009; provided that for the avoidance of doubt the following shall not constitute HCC Debt: (i) Reimbursement Obligations (as defined in the Master Recapitalization Agreement), (ii) Ordinary Course of Business Obligations (as defined in the Master Recapitalization Agreement), and (iii) any amounts due to Hallmark Cards or its affiliates under the Tax Sharing Agreement accruing on or after January 1, 2010. "2001 Note" means the Promissory Note, dated as of December 14, 2001, of the Company in the original principal amount of $75.0 million payable to HCC; "2005 Note" means the Promissory Note, dated as of October 1, 2005, of a wholly-owned subsidiary of the Company in the original principal amount of $132,785,424 payable to HCC; and "2006 Note" means the Promissory Note, dated as of March 21, 2006, of the Company in the original principal amount of $70,414,087.87 payable to HCC.

  •
  "Conversion Price" means the amount equal to (x) the quantity of (i) the total HCC Debt as of the Date of Determination, less (ii) $500 million, divided by (y) the Conversion Price Shares. "Conversion Price Shares" means a notional number of shares of Class A Common Stock which, when combined with the number of shares of Class A Common Stock directly or indirectly owned by Hallmark Cards as of the Date of Determination (for purposes of such calculation (x) including with respect to shares of Class A Common Stock owned directly by Hallmark Entertainment Investments Co. ("HEIC") only HEH's pro rata portion of the Class A Common Stock owned by HEIC, and (y) excluding the shares of Class A Common Stock that will be receivable by HCC upon conversion of the Convertible Preferred Stock), will equal 90.1% of the sum of (i) all outstanding shares of Class A Common Stock on the Date of Determination prior to the Closing Date, (ii) the Conversion Price Shares and (iii) all shares potentially issuable upon exercise of all outstanding options as of the Date of Determination.

      "Date of Determination" means the Closing Date, provided that if the Closing Date occurs on or after March 31, 2010, the "Date of Determination" will be deemed to be March 31, 2010.

  •
  The terms of the New Debt as set forth in the Credit Agreement will include without limitation the following:

  •
  Maturity: December 31, 2013.

  •
  Tranches:

  •
  Term A Loan of $200 million will be cash-pay in terms of interest and will bear interest at the rate of 9.5% per annum through December 31, 2011, increasing to 12% on and after January 1, 2012 through December 31, 2013.

  •
  Term B Loan of $115 million will be payable-in-kind, by adding interest to the principal ("PIK"), through December 31, 2010 and will become cash-pay for the quarterly period beginning on January 1, 2011 and for all quarterly periods thereafter. The interest rate will be 11.5% through December 31, 2011, increasing to 14% on and after January 1, 2012 and continuing through December 31, 2013.

  •
  PIK Toggle: The Company will have the option to PIK up to three quarterly cash payments in the aggregate for the Term A Loan and the Term B Loan. For the avoidance of doubt, contractual PIK payments under the Term B Loan will not reduce the number of optional PIK payments available to the Company, and if the Company opts to PIK both the Term A Loan and the Term B Loan cash payments in a single quarter then that will count as two of the Company's three quarterly PIK options.

  •
  Prepayment: The New Debt will be pre-payable at any time at par plus accrued interest.

  •
  Mandatory Prepayments: 100% of net cash proceeds from asset sales or other dispositions, except to the extent such net cash proceeds are reinvested in productive assets of a kind then used or usable in the business of the Company or its subsidiaries within 180 days of the sale or other disposition; 100% of net cash proceeds from equity issuances; 100% of net cash proceeds from debt issuances (exclusive of the Revolver as described below); 75% of Excess Cash Flow (as defined in the New Debt agreements); and upon the sale of assets in advance of a condemnation proceeding, or following the occurrence of a casualty or condemnation for which the Company or its subsidiaries have received proceeds, after such proceeds have been used to replace the subject assets. Prepayments must be applied in the following order (i) first to PIK interest on the Term A Loan (ii) then to principal on the Term A Loan (iii) then to PIK interest on the Term B Loan, and (iv) finally to principal on the Term B Loan.

  •
  Change in Control: The principal and interest on the New Debt will become immediately due and payable upon a change in control (as defined in the Credit Agreement) arising from (i) a Premium Transaction (as described below) or (ii) a transaction approved by a special committee of the Company's Board of Directors.

    •
    Collateral: An existing lien on substantially all of the Company's assets will be modified so it secures obligations under the Credit Agreement. It is contemplated that this security interest will be subordinate to the lender under the bank revolving credit facility.

    •
    NICC Reserve Account: The Company is required to redeem the preferred interest held by a wholly-owned subsidiary of National Interfaith Cable Coalition ("NICC") in Crown Media United States for $25.0 million by December 31, 2010. Prior to closing of the Credit Agreement, the Company will establish with a financial institution a NICC Reserve Account in the Company's name and deposit in that account amounts which the Company chooses as a sinking fund for the mandatory redemption of that preferred interest. The funds in the NICC Reserve Account are to be used to make any scheduled payments on the NICC preferred interest and at no time is the amount to exceed $25.0 million.

    •
    Covenants: Negative covenants include limitations on debt incurrence; dividends; liens; capital expenditures; investments; restricted payments; sale/leaseback transactions; creation of subsidiaries; changes in business conducted; execution or amendment of material agreements in such a way as could be reasonably be expected to be materially disadvantageous to the Hallmark lenders; transactions with affiliates; and dispositions of property.

      Financial covenants include: The Company will not permit its Cash Interest Coverage Ratio as the end of any fiscal quarter to be less than 2.0:1.0.

      "Cash Interest Coverage Ratio" is defined as the ratio of (a) EBITDA to (b) the sum of the Term A Loan and the Term B Loan cash interest expense (excluding PIK interest), in each case for a Measurement Period of four consecutive fiscal quarters ending on the date of determination, adjusted pro rata for the three full quarters following the Closing Date.

      "EBITDA" means for any period (x) Consolidated Net Income plus (y) to the extent Consolidated Net Income was reduced by such items: (i) provision for income taxes during such period; (ii) interest expense deducted in computing Consolidated Net Income; (iii) total depreciation expense and total amortization expense (other than amortization of capitalized film costs); (iv) any extraordinary, unusual or non-recurring expenses or losses, whether or not included as a separate item in the statement of such Consolidated Net Income for such period (including, but not limited to losses on sales of assets outside of the ordinary course of business, impairment of assets, restructuring charges, transactions costs of the Recapitalization payable by the Company and write-offs of deferred costs for such period); (v) any other non-cash charges (other than write-offs or write-downs during such period of inventory, accounts receivable or any other current assets or liabilities in the ordinary course of business); minus (z)(i) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise included as a separate item in the statement of such Consolidated Net Income for such period, gains on sale of assets outside of the ordinary course of business) for such period and (ii) any other non-cash income items increasing Consolidated Net Income for such period, all as determined for such period in conformity with GAAP.

      The credit agreement for the Term A Loan and Term B Loan includes cross defaults if there is a default by the Company on any indebtedness for borrowed money and similar obligations in excess of $1,000,000 or if there is a failure to pay the redemption amount of $25.0 million on the preferred interest held by the NICC subsidiary in Crown Media United States or if there is demand on the Hallmark guarantee on the Revolver.

  •
  The terms of the Convertible Preferred Stock will include without limitation the following:

  •
  Liquidation preference: In the event of any liquidation or winding up of the Company, the holders of the Convertible Preferred Stock will be entitled to receive, in preference to the holders of the common stock of the Company, an amount equal to the greater of (x) $1,000 per share plus accrued but unpaid dividends thereon, or (y) that amount that would be received by such holders on an "as converted" basis (the "Liquidation Preference"). A consolidation, merger, reorganization or other form of acquisition of the Company or a sale of all or substantially all of its assets will be deemed to be a liquidation or winding up for purposes of the liquidation preference.

  •
  Dividends: No dividends will accrue or be payable from the date of issue of the Convertible Preferred Stock through December 31, 2010; cumulative PIK dividends will accrue from and after January 1, 2011 through December 31, 2011 at a rate per annum of 14%; cumulative PIK dividends will accrue from and after January 1, 2012 through December 31, 2014 at a rate per annum of 16%; and cumulative cash-pay dividends will accrue for all periods thereafter at a rate per annum of 16%, in each case payable solely out of lawfully available surplus. The Convertible Preferred Stock will participate with the common stock of the Company as to dividends on an "as converted" basis. The Company may elect to pay accumulated PIK dividends in cash at any time, subject to lawfully available surplus.

  •
  Optional Conversion: At the option of the holder, each share of Convertible Preferred Stock becomes and remains convertible at the earlier of December 31, 2013, or upon a payment or refinancing by the Company of all or substantially all of the New Debt, into such number of shares of common stock of the Company as is determined by dividing the Liquidation Preference of $1,000 plus accrued and unpaid dividends with respect to such shares of Convertible Preferred Stock by the conversion price, with anti-dilution protection, including, among other things, an adjustment for certain issuances of common stock of the Company without consideration or for a consideration per share less than the then Conversion Price.

  •
  Redemption: The Company must redeem (to the extent funds are lawfully available) the Convertible Preferred Stock when and as the Company receives, upon a refinancing of the New Debt, net proceeds from such refinancing in excess of the aggregate outstanding principal and interest amounts of New Debt ("Excess Refinancing Proceeds"). The Company may voluntarily redeem the Convertible Preferred Stock at the Liquidation Preference at any time upon 10-days written notice.

  •
  Voting: The Convertible Preferred Stock will vote together with the common stock of the Company on an "as-converted" basis. In addition, the consent of holders of more than 50% of the Convertible Preferred Stock, voting as a separate class, will be required for the Company to do any of the following, among other things: (i) Authorize or sell any equity securities pari passu or senior in right of liquidation to the Preferred Stock; (ii) except for certain indebtedness permitted by the Credit Agreement, authorize or issue any debt security unless the debt security has received the prior approval of the Board of Directors, or amend the terms of any agreement regarding material indebtedness of the Company unless the amendment has been approved by the Board of Directors; (iii) repurchase or redeem equity securities (other than from an employee following termination pursuant to an arrangement or agreement), or declare or pay any dividend on the common stock of the Company; (iv) sell, merge, recapitalize, reorganize, liquidate or dissolve the Company; (v) make any acquisitions greater than $5,000,000; (vi) amend organizational documents or enter into an agreement that adversely affects or alters the rights, preferences or privileges of the Convertible Preferred Stock; and (vii) issue any additional shares of common stock of the Company (other than pursuant to options outstanding on the Closing Date) or options or rights to acquire common stock of the Company.

  Tax Sharing Agreement

        The existing Federal Income Tax Sharing Agreement between Hallmark Cards and the Company will be amended effective as of January 1, 2010 (as amended, the "Tax Sharing Agreement"). The amendment will provide, among other things, that:

  •
  Hallmark Cards will not pay any Crown Tax Benefits (defined in the Tax Sharing Agreement) in cash and instead will carry forward any such amounts to offset future Crown Tax Liability (defined in the Tax Sharing Agreement);

  •
  the Company will be allowed to deduct both cash-pay and PIK interest due to Hallmark Cards in calculating tax-sharing payments;

  •
  the conversion of the HCC Debt pursuant to the Recapitalization will not be deemed the payment of interest expense to Hallmark Cards;

  •
  tax attributable to the cancellation of indebtedness income will be excluded from the calculation of tax sharing payments; and

  •
  any amounts related to taxes owed to Hallmark Cards prior to December 31, 2009, will be included in the HCC Debt, which will be converted into Class A Common Stock.

        The first payment by the Company pursuant to the Tax Sharing Agreement will occur after the first full quarter following the Closing Date and will be made in respect of the period commencing from January 1, 2010 through the last day of the first full quarter following the Closing Date.

  Registration Rights Agreement

        The Company and HCC will enter into a Registration Rights Agreement providing for three demand registration rights, three demand resale registration rights and unlimited piggyback registration rights. The registration rights concern, among other things, Class A Common Stock issued in the Recapitalization, Class A Common Stock issuable upon the conversion of the Convertible Preferred Stock, and Class A Common Stock acquired pursuant to subscription rights of HCC described below.

  Mergers and Amendments to Certificate of Incorporation

        Two intermediate holding companies (HEIC and HEH) will be merged with and into the Company, and the stockholders of those companies will receive their pro rata direct ownership of Class A Common Stock in connection therewith (the "Mergers"). The Company's stockholders will receive no consideration in connection with these mergers.

        The Company will effect an amendment to the Company's certificate of incorporation which will automatically convert the shares of Class B Common Stock into shares of Class A Common Stock and eliminate the super-voting nature of the Class B Common Stock, resulting in the only authorized common stock being the Class A Common Stock. The amendment will increase the Company's authorized capital stock to 500,000,000 shares of Class A Common Stock and decrease the authorized Preferred Stock to 1,000,000 shares of preferred stock which may be issued in series designated by the Board of Directors, of which 400,000 will be designated as Series A Preferred Stock.

        The provisions dealing with corporate opportunities will be revised to further delineate the duties of a director or officer of the Company who is also a director or officer of Hallmark Cards or its affiliates with respect to business opportunities and corporate transaction opportunities.

        Currently the Company is governed by Section 203 of the Delaware General Corporation Law, dealing with restrictions on business combinations, although, by the terms of Section 203, the restrictions on business combinations do not currently apply to Hallmark Cards or its affiliates. Pursuant to the amendments to the Certificate of Incorporation, the Company will elect not to be governed by Section 203 unless and until such time as (i) Section 203, but for the opt-out provision, would apply to the Company or (ii) there is a transaction in which Hallmark's beneficial interest in the Company is reduced to less than 50% of the outstanding shares of Class A Common Stock.

        Further, the Company's Board of Directors and Hallmark Cards affiliates representing more than a majority of the voting power of the Company's capital stock have approved of an amendment to the Company's Certificate of Incorporation that provides for a reverse stock split at any time prior to December 31, 2013 upon the request of a special committee of the Company's Board of Directors. The exact ratio of the reverse stock split will be determined by the Board of Directors, upon the recommendation of the special committee.

  Revolver

        As a condition to closing, the Company must have obtained a revolving credit facility from a third-party lender with a term of not less than 360 days from the Closing Date and with availability of at least $30.0 million (the "Revolver"). The Revolver will have other terms and conditions reasonably acceptable to the Company, and Hallmark Cards must have guaranteed, or caused one or more of its affiliates to have guaranteed, the Revolver.

  Waiver Agreement

        The Waiver Agreement, which was entered into on March 10, 2008 and most recently amended in May 2009, has been amended to provide that the waiver thereunder will terminate automatically on August 31, 2010. Additionally, Hallmark will use its best efforts to ensure that the Company will have continued access to up to $30.0 million under the Company's existing revolving credit facility while the Waiver Agreement is in effect.

  Standstill Agreement

        Hallmark Cards and HCC ("Hallmark" in this context) will enter into a stockholders agreement (the "Stockholders Agreement") with standstill provisions pursuant to which they will agree that Hallmark will not acquire any additional shares of common stock of the Company through December 31, 2013, except:

  •
  additional shares of Class A Common Stock resulting from the conversion of the Convertible Preferred Stock;

  •
  acquisitions pursuant to the subscription rights described in the next paragraph;

  •
  with the prior approval of a special committee of the Company's Board of Directors comprised solely of independent, disinterested directors; and

  •
  from January 1, 2012 through December 31, 2013, either (i) pursuant to a tender offer for all of the Company's shares of Class A Common Stock, which tender offer is subject to a majority-of-a-minority tender condition, or (ii) pursuant to a "Premium Transaction" as described below under "Co-Sale Rights."

        Until termination of the Stockholders Agreement, in the event that the Company proposes to issue additional shares of capital stock, options or rights to acquire equity securities or debt securities convertible into equity securities, the Company will offer to HCC and its affiliates such additional shares as will be necessary to ensure that Hallmark continues to own on a fully-diluted basis at least the same percentage of the shares of all classes of the Company capital stock as HCC and its affiliates owned immediately prior to such issuance.

  Co-Sale Rights

        The Stockholders Agreement also provides that:

  •
  Until December 31, 2013, HCC may not sell or transfer its Class A Common Stock to a third party, except:

  •
  from the Closing Date through December 31, 2013, with the prior approval of a special committee of the Company's Board of Directors comprised solely of independent, disinterested directors;

  •
  on or after January 1, 2012, (i) in a Premium Transaction or (ii) pursuant to a public offering or block trade in which to the knowledge of HCC, no purchaser (together with its affiliates and associates) acquires beneficial ownership of a block of shares of the Company in excess of 5% (in the case of a public offering) or 2% (in the case of any block trade) of the outstanding Class A Common Stock; and

  •
  to an affiliate of Hallmark Cards or pursuant to a bona fide pledge of the shares to a lender that is not an affiliate of Hallmark Cards (collectively, a "Permitted Transfer").

    A "Premium Transaction" is a transaction involving the sale or transfer by Hallmark of its shares of Class A Common Stock to a third party (by merger or otherwise) in which all stockholders unaffiliated with Hallmark will be entitled to participate and will be entitled to receive both (x) consideration equivalent in value to the highest consideration per share of Class A Common Stock received by HCC in connection with such transaction, and (y) a premium of $0.50 per share of Class A Common Stock (subject to adjustment for any stock splits, combinations, reclassifications, adjustments, sale of Class A Common Stock by the Company, or sale of Class A Common Stock by HCC pursuant to a public offering or block trade as permitted above, or any similar transaction). For the avoidance of doubt, the aggregate premium shall not exceed $17,400,880, which is the product of the number of outstanding shares owned by minority stockholders as of the date of the Master Recapitalization Agreement multiplied by $0.50. Also, for the avoidance of doubt, HCC may effectuate a Premium Transaction pursuant to a short-form merger (or other merger) between the Company and HCC or any purchaser of its shares, so long as the holders of Class A Common Stock not affiliated with HCC receive the consideration provided for in this paragraph in connection with such merger.

  •
  From and after January 1, 2014 until the earlier of (x) December 31, 2020 and (y) such time as Hallmark and its controlled affiliates no longer beneficially own a majority of the outstanding Class A Common Stock, HCC may not sell or transfer, in one or a series of related transactions, a majority of the outstanding shares of Class A Common Stock to a third party, unless (i) in a Permitted Transfer, (ii) with the prior approval of a special committee of the Board of Directors or (iii) all stockholders unaffiliated with Hallmark will be entitled to either (a) participate in such transaction on the same terms as HCC or (b) receive cash consideration equivalent in value to the highest consideration per share of Class A Common Stock received by HCC in connection with such transaction.

        In addition, the Stockholders Agreement sets forth the terms on which Hallmark Cards or one of its affiliates is required to provide a guarantee of the Revolver. The Hallmark obligations regarding the standstill provisions, co-sale rights and the guarantee of the Revolver will terminate upon a payment default on the New Debt, subject to a 60-day grace/cure period. The Stockholders Agreement also terminates on the earlier of such time as Hallmark and its affiliates cease to own a majority of the Class A Common Stock or December 31, 2020.

  Listing Requirements

        Pursuant to the Stockholders Agreement, the Company will use its commercially reasonable best efforts to maintain the listing of the Class A Common Stock on the NASDAQ Global Market through December 31, 2013. Until that date, HCC will (i) vote in favor of any proposed amendment to the Company's certificate of incorporation to effect a reverse stock split with respect to the Class A Common Stock to maintain the listing on the NASDAQ Global Market if recommended by a majority of directors who are not affiliates of Hallmark and (ii) reasonably cooperate with the Company in meeting with representatives of the NASDAQ Global Market in support of such listing. Through December 31, 2013, HCC will not cause the Company to voluntarily delist the shares of Class A Common Stock from NASDAQ Global Market or deregister the shares of Class A Common Stock under the Securities Exchange Act of 1934, as amended (except in connection with a Premium Transaction or tender offer by Hallmark which is a permitted acquisition of stock as described above).

  Martha Stewart Agreement

        In January 2010, Crown Media United States, LLC entered into a multi-year agreement with Martha Stewart Living Omnimedia, Inc. ("Martha Stewart Living") to exclusively televise original episodes of the popular daytime home and lifestyle series The Martha Stewart Show on Hallmark Channel beginning September 2010. As part of the agreement, Martha Stewart Living will also develop a range of new and original series and prime time specials that will complement Hallmark Channel's schedule. Beginning in the fall of 2010, Mondays through Fridays, The Martha Stewart Show, will be presented 10 a.m. to 11 a.m. (ET/PT), kicking off a two-and-half-hour block of original Martha Stewart programming. Following The Martha Stewart Show, from 11 a.m. to 12:30 p.m. (ET/PT) each weekday, the Hallmark Channel will present exclusive original programming currently in development at Martha Stewart Living that will feature a portfolio of creative content for which the Martha Stewart brand is known and which will showcase experts and personalities from within Martha Stewart Living. Additionally, Martha Stewart Living will develop numerous holiday and interview specials for prime time on the network.

Company History

        Crown Media Holdings, Inc. was incorporated in the State of Delaware in December 1999. Its wholly-owned subsidiary, Crown Media United States, LLC, owns, operates and distributes the Channels. Significant investors in Crown Media Holdings include Hallmark Entertainment Investments Co. ("Hallmark Entertainment Investments"), a subsidiary of Hallmark Cards, the National Interfaith Cable Coalition, Inc. ("NICC"), The DIRECTV Group, Inc. and, indirectly through their investments in Hallmark Entertainment Investments, Liberty Media Corporation ("Liberty Media") and J.P. Morgan Partners (BHCA), L. P. ("J.P. Morgan").

        Hallmark Cards controls the Company through its ownership of more than 80% of the equity interests in Hallmark Entertainment Investments and its control over the voting of our Class A and Class B common stock held by Hallmark Entertainment Investments. See also the description of the Hallmark Entertainment Investments Co. Stockholders Agreement in Part III—Item 13 below and Part III—Item 12 below regarding beneficial ownership of our securities.

Employees

        We had 178 employees at December 31, 2008, and 159 employees at December 31, 2009. Neither we nor any of our subsidiaries are parties to collective bargaining agreements. We believe that our relations with our employees are good. Most of our Channels' employees work at our offices in Studio City, California and New York, New York.

Industry Overview

        The pay television industry is comprised primarily of program suppliers, pay television channel providers and pay television distributors. Program suppliers, from whom we acquire or license a portion of our programming, include many of the major production studios and other independent production companies and independent owners of programming. These program suppliers create, develop and finance the production of, or control rights to, movies, television miniseries, series and other programming.

        We are a pay television channel provider. Pay television channel providers include all channel providers (except over-the-air broadcasters) and major U.S. cable and satellite networks. Pay television channel providers often produce programming and acquire or license programming from program suppliers and generally package the programming according to an overriding theme and brand strategy. Pay television providers and distributors generally restrict viewership through security encryption devices that limit viewership to paying subscribers. Pay television channel providers compete with each other for distribution and to attract viewers and advertisers. Pay television providers generally target audiences with a certain demographic composition, so that they can then sell advertising to advertisers seeking to reach the providers' demographic audiences.

        Pay television distributors own and operate the platforms used to deliver channels to subscribers. These distributors use several different technologies to reach their subscribers as described below. Distributors attempt to create a mix of channels that will be attractive to their subscriber population in an attempt to gain new subscribers and to reduce subscriber turnover. Distributors have different levels of service for subscribers, with each service level containing some different channels. Pay television distributors often create "tiers" of programming services, and our services occasionally are offered on family or movie programming tiers. Various distributors offer additional broadband services such as Internet access, telephony and video-on-demand over their systems.

        As a result of the competition for use of the digital cable capacity for channels and broadband services, pay television channel providers are often required initially to pay subscriber acquisition fees to pay television distributors for carriage on their systems or the addition of subscribers. These subscriber acquisition fees are paid to television distributors on a per subscriber basis and generally in advance of any receipt of subscriber fee revenue from such pay television distributors.

Distribution Platforms

        Four major distribution platforms are currently used to transmit programming. First, cable television systems use coaxial or fiber optic cable to transmit multiple channels between a central facility, known as a headend, and the individual subscriber's television set. Second, analog and digital satellite broadcast systems (such as direct-to-home or "DTH") use satellite transponders to broadcast television programming to individual dwellings with satellite reception equipment, including a dish and a decoder. Third, telephone companies ("Telcos") feature a combination of traditional cable and Protocol Television ("IPTV") technologies. For example, Verizon adopted a hybrid model combining traditional cable and IPTV technologies while AT&T launched full-fledged IPTV networks. While traditional cable systems devote a slice of bandwidth for each channel and then cablecast them all out at once, IPTV uses a "switched video" architecture in which only the channel being watched at that moment is sent over the network, freeing up capacity for other features and more interactivity. Channels can also be distributed through satellite master antenna television ("SMATV"). SMATV is used primarily for buildings, such as apartments and hotels that receive programming from satellites by means of a single antenna that is connected to the buildings' headend. The television signals are then distributed to individual units in the building by cable. For promotional purposes we exhibit excerpts of certain programming, and in one case, an entire program, on our website. The one case is the offering of our original series "Adoption" on the internet, for both its first and second seasons. Additionally, we offered streaming of certain original Holiday movies online during December 2009. We also currently offer certain episodes of Jack Hanna's Animal Adventure online in full length.

Sources of Revenue

  Subscriber Fees

        Subscriber fees are generally payable to us on a per subscriber basis by pay television distributors for the right to carry our Channels. Rates we receive per subscriber vary with changes in the following factors, among others:

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  the degree of competition in the market;

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  the relative position in the market of the distributor and the popularity of the channel;

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  the packaging arrangements for the channel; and

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  length of the contract term and other commercial terms.

        We are in continuous negotiations with our existing distributors to increase our subscriber base in order to enhance our advertising revenue. We have been subject in the past to requests by major distributors to pay subscriber acquisition fees for additional subscribers or to waive or accept lower subscriber fees if certain numbers of additional subscribers are provided. We also may help fund the distributors' efforts to market our Channels or we may permit distributors to offer limited promotional periods without payment of subscriber fees.

        Our Channels are usually offered as one of a number of channels on either a basic tier or part of other program packages and are not generally offered on a stand-alone basis. Thus, while a cable or satellite customer may subscribe and unsubscribe to the tiers and program packages in which one of our Channels is placed, these customers do not subscribe and unsubscribe to our Channels alone. We are not provided with information from the distributors on their overall subscriber churn and in what manner their churn rates affect our subscriber counts; instead, we are provided information on the total number of subscribers who receive the Channels.

        Our subscriber count depends on the number of distributors carrying one of our Channels and the size of such distributors as well as the program tiers on which our Channel is carried by these distributors. From time to time, we experience decreases in the number of subscribers as promotional periods end, or as a distributor arrangement is amended or terminated by us or the distributor. The level of subscribers could also be affected by a distributor repositioning our Channels from one tier to another tier. Management analyzes the estimated effect each new or amended distribution agreement will have on revenue and costs. Based upon these analyses, if subscriber acquisition fees are needed, management endeavors to achieve a fair combination of subscriber commitments and subscriber acquisition fees.

        We have generally paid certain television distributors up-front subscriber acquisition fees to obtain initial carriage on domestic pay distributor systems. Subscriber acquisition fees that we pay are capitalized and amortized over the contractual term of the applicable distribution agreement as a reduction in subscriber fee revenue. If the amortization expense exceeds the revenue recognized on a per distributor basis, the excess amortization is included as a component of cost of services. At the time we sign a distribution agreement and periodically thereafter, we evaluate the recoverability of the costs we incur against the incremental revenue directly and indirectly associated with each agreement.

        Generally, our distribution agreements last from three to ten years, and usually include annual increases of subscriber fees. In the past, for the most part, these distribution agreements also involved payments by us for the establishment of the relationship or, together with or in lieu of any payment, waived subscriber fees for our Channels to distributors for a period of time. Please see Item 7,

Management's Discussion and Analysis of Financial Condition and Results of Operations, for information regarding subscriber fees.

Advertising Revenue

        Television advertising is sold in a variety of formats. Most advertising supported cable networks rely largely upon the spot advertisement format. Spot advertisements are normally 30 seconds long and air during or between programs. They are often sold in packages of a certain number of spots with a commitment to deliver a certain number of viewers. An alternative to spot advertising is sponsorship, by which a company sponsors a program or selection of programs on a channel and receives enhanced exposure for its brand and products in these programs. An additional form of television advertising is direct response advertising, which is designed to elicit a specific and quantifiable response from the viewer. Unlike spot advertising, fees payable for this form of advertising are measured by viewer response to advertising, such as product purchases, rather than the viewer ratings which measures success in programming. A majority of the Hallmark Channel advertising revenue is comprised of spot advertising. The Hallmark Movie Channel's revenue has been comprised to date primarily of direct response revenue. Please see "Current Challenges—Ratings" in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" for information on the Hallmark Movie Channel's commencing to sell spot advertising based on Nielsen ratings.

        The ability of a television channel to generate advertising revenue largely depends on estimated or actual viewing levels, primarily based on ratings, and on advertising rates. In the United States, independent ratings systems on which advertising sales can be based are well established and widely accepted within the industry. In addition, pay television channel providers and distributors may also provide estimated or actual subscriber information. Our rates for spot advertisements are generally calculated on the basis of an agreed upon price per unit of audience measurement in return for a guaranteed commitment by the advertiser. We commit to provide advertisers certain rating levels in connection with their advertising. Advertising rates also vary by time of year due to seasonal changes in television viewership. Revenue is recorded net of estimated delivery shortfalls (often referred to as "audience deficiency units"). Audience deficiency units ("ADUs") are units of inventory (rights to utilize future advertising timeframes) that are made available to advertisers as fulfillment for past advertisements in programs that under-delivered on the guaranteed viewership ratings. ADUs are usually settled by providing the advertiser additional advertising time. Historically, there has been no cash paid to an advertiser to settle ADUs , but in 2009, the Company provided an immaterial amount of cash for settlements. The remainder of the revenue is recognized as the "make-good" advertising time is delivered in satisfaction of ADUs. Revenue from direct response advertising depends largely upon actions of viewers.

        Our Channel typically sells approximately 50% of its advertising in the "up-front" season, generally in June and July, for the last quarter of the same year and the first three quarters of the following year. We hold back a small percentage of our inventory for ADUs and sell the remainder in the spot or scatter market and to advertisers that purchase up-front inventory on a calendar year basis. For information on the up-front 2009/2010 season, see "Advertising Revenue" in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        Among the 76 ad-supported cable channels in the United States market in 2009, the Hallmark Channel ranked 14th in total day viewership with an average 0.589 household rating for the year and 10th for prime time with an average 0.991 household rating for the year, according to Nielsen Media Research. In 2008, among the 73 ad-supported cable channels in the United States market, the Hallmark Channel ranked 11th in total day viewership with an average 0.695 household rating and 8th for prime time with an average 1.168 household rating, according to Nielsen Media Research. Total day means the time period measured from the time each day the broadcast of commercially-sponsored programming commences to the time such commercially-sponsored programming ends.

        We have advertising sales offices in New York, Los Angeles, Chicago, and Atlanta. In addition, we have made significant investments in programming, research, marketing and promotions, all specifically designed to support the sale of advertising time on our Channels. In December 2008, we entered into an agreement with Google Inc. under which advertisers may place ads on the Channels through the Google platform, which started in early 2009 for the Hallmark Movie Channel and the Hallmark Channel.

        See Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operation" for further information on advertising and ratings.

Programming

        Our Channels offer a range of high-quality entertainment programming for adults and families including popular television series, movies, miniseries, theatricals, romances, literary classics, and contemporary stories. Sources for programming on our Channels include programming licensed from Buena Vista Television, CBS Television Distribution, Hallmark Hall of Fame, Paramount Pictures, RHI Entertainment Distribution, Twentieth Television, Warner Bros. and other third party producers.

        Examples of programming from other producers include, the Hallmark Channel original movies Come Dance at My Wedding, The Good Witch, Mrs. Washington Goes to Smith, and Old Fashioned Thanksgiving. Examples of programming from the RHI Entertainment Distribution library include, Steve Martini's The Judge, The Outsider, Talking to Heaven, and The Five People You'll Meet in Heaven. We benefit from original productions, whether they have aired on other networks or are premiered on our Channel. Examples of other third party programming shown on our Channel include the popular series M*A*S*H, Little House on the Prairie, 7th Heaven, Touched by an Angel, The Golden Girls and Cheers. Examples of Twentieth Television family-friendly movies include Big, Cheaper by the Dozen, Home Alone and Working Girl. Other examples of our third party programming include acquired movies and miniseries such as Ever After, The Ultimate Gift, My Favorite Martian and Hocus Pocus. Our license agreements with third parties typically provide for a license fee paid out over the term of the license for the right to exhibit a program in the United States within a specified period of time.

        Our channels air, and benefit from, programming previously shown as Hallmark Hall of Fame such as John Grisham's Painted House, The Magic of Ordinary Days, Back When We Were Grownups, Sarah, Plain and Tall and What the Deaf Man Heard.

        We have occasionally sublicensed exhibition rights to third parties to select programs in order to reduce our programming costs.

Distribution

        The Hallmark Channel ended 2009 with 88.3 million subscribers, an increase of 3% from 85.5 million at the 2008 year-end. We currently distribute the Hallmark Channel to approximately 85% of all United States pay television subscribers. The following table shows the approximate number of pay television households and the Hallmark Channel subscribers for each of the eleven largest pay television distributors, and all other pay television distributors as a group, in the United States as of December 31, 2009.

PAY TELEVISION DISTRIBUTOR	TOTAL U.S. PAY TV HOUSEHOLDS(1)	HALLMARK CHANNEL-U.S. SUBSCRIBERS(1)	HALLMARK CHANNEL-U.S. % OF PAY TV HOUSEHOLDS
	(In thousands, except percentages)
Comcast	27,034	22,618	83.7%
DIRECTV	18,441	17,717	96.1%
Time Warner	15,775	13,282	84.2%
Dish Network	13,851	11,778	85.0%
Cox	5,528	4,670	84.5%
Charter	5,701	4,621	81.1%
Cablevision	3,001	2,540	84.6%
AT&T (U-verse)	1,817	1,777	97.8%
Verizon Communications (FiOS)	2,035	1,722	84.6%
Mediacom	1,553	1,289	83.0%
NCTC and all others	9,238	6,306	68.3%

Total	103,974	88,320	84.9%

(1)
Source: Nielsen Code and The Nielsen Public U.E. December 2009.

        Our subscribers in the United States have grown from approximately 16.0 million full time subscribers at January 1, 2001.

        Our major distribution agreements have terms with options which extend through December 2023. Of these distribution agreements, an agreement accounting for approximately 5% of our subscriber base at December 31, 2009, will expire and be the subject of renewal negotiations on or prior to December 31, 2010. A distribution agreement with NCTC representing approximately 9% of our Hallmark Channel subscriber base as of December 31, 2009, expired in December 2009. Our Channels continue to be distributed by NCTC under the terms of the expired agreement through an extension to that agreement while negotiations continue on a renewal.

        At December 31, 2009, the Hallmark Movie Channel was distributed to over 29.1 million subscribers, an increase of nearly 14.5 million subscribers from 14.6 million at December 31, 2008. As of October 15, 2009, the Hallmark Movie Channel was distributed in the nation's top 30 demographic measurement areas (DMA's).

Sales and Marketing

        Our primary target demographics are women aged 25 to 54 and adults aged 25 to 54. Our programming is targeted to adults, but is generally appropriate for viewing by the entire family, which is important to viewers, advertisers and affiliates.

        For over fifty years Hallmark has been a leader in high-quality original television production. The Hallmark Channel and the Hallmark Movie Channel have the exclusive cable license to broadcast the movies previously shown as Hallmark Hall of Fame, a selection of movies from an award-winning entertainment series.

        The power of the Hallmark brand and the quality of our programming combine to:

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  provide our viewers with tangible evidence of our commitment to the best in entertainment for the entire family;

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  enhance our ability to attract advertising commitments and higher rates ("Cost-Per-Thousands" or "CPM's") from the largest advertisers; and

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  provide a competitive advantage in negotiating long-term distribution agreements with pay television distributors.

        Crown Media Holdings currently uses the websites www.hallmarkchannel.com and www.hallmarkmoviechannel.com to promote the Channels and their programs and to provide information to potential viewers. These websites support major programming events such as original movie premieres and program acquisitions as well as contain information regarding the Channels' program schedule and information on the Channels' programs and their stars. Further, the sites provide platforms for viewer participation in the Channels' sweepstakes promotions and community areas. The sites have advertiser imaging including banner messages and video content.

Channel Operations

        The programming department has been responsible for ensuring the consistent quality of the programming we offer. The programming, scheduling and acquisitions departments work in conjunction with the marketing and creative services departments to create the distinctive appearance of our Channels. Some of these functions are outsourced on an as-needed basis.

        The creation of our Channels begins with the acquisition of programming. Our staff or third parties review and summarize all potential programming to ensure compliance with our quality and content standards.

        The creation of on-air promotional segments "interstitials," which are broadcast between the feature movies, miniseries and series, are typically created by the Company's employees, but are occasionally outsourced to external vendors. These interstitials are intended to invite viewership, guide viewers to specific programming, and promote "brand awareness" for the Channels. Occasionally, these interstitials are sponsored by advertisers, resulting in additional advertising revenue.

        The scheduling department creates the play list, which contains a list of daily programming. The scheduling department works with advertising sales, research and distributor sales and marketing personnel to continuously monitor the effectiveness of programming content and sequence. The play list is then forwarded to the traffic department.

        The traffic department inserts promotional segments and advertising into the play list and creates the daily log, which contains a detailed schedule of the stream of programming, commercials and promotional materials that will ultimately be distributed to the subscribers of the Channels.

Channel Delivery

        We deliver the daily log and digital tapes of the Hallmark Channel and Hallmark Movie Channel programming, commercials and promotional messages to a third party network operations center in Los Angeles, California, where the programming, advertising and promotional elements are combined and compressed. The Channels are compiled in high definition ("HD") and then the same versions of the Channels are created in standard definition ("SD"). The Los Angeles facility transmits the combined signals to a satellite transponder that covers the United States. The transponder transmits the signal back to cable head-end facilities, Telcos and direct-to-home satellite services operated by pay television distributors who receive and decode our signal and transmit our Channels to their subscribers.

        The following chart summarizes for the primary distribution platforms through which we deliver our Channels, our primary pay television distributors, and the uplink and satellites we currently use to deliver our Channels.

Primary Distribution Platforms	Primary Pay TV Distributors	Channel Origination Providers/ Locations	Uplink Providers/ Locations	Satellites
Cable	AT&T (U-verse)	Andrita Studios	Andrita Studios	Hallmark Channel:
	Cablevision	Los Angeles, CA	Los Angeles, CA	SES Americom
Charter
	Comcast			Hallmark Movie Channel: AMC 11
Cox
NCTC
Mediacom
Time Warner
Verizon Communications (FiOS)
Satellite	DirecTV	Andrita Studios	Andrita Studios	Hallmark Channel:
Direct-to-	Dish Network	Los Angeles, CA	Los Angeles, CA	SES Americom
home
Hallmark Movie Channel: AMC 11

        The contracts with the parties providing origination, uplink, satellite and other services for the delivery of our Channels in the United States expire from 2013 through 2019. Such contracts may be terminated by the vendors prior to the expiration of the contracts under conditions that are customary to contracts of this type. Amounts payable under these contracts, as well as international contracts, are reflected in "Operating and Capital Leases" in the schedule of contractual commitments as of December 31, 2009, as shown in Item 7 below. Agreements with two other parties for the delivery of the Channels were terminated in early 2010. See "Results of Operations—Year Ended December 31, 2008 Compared to Year Ended December 31, 2009—Cost of Services" under Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" regarding these terminations.

Competition

        The pay television industry is highly competitive. Our Channels compete for distribution, viewers and advertisers with other pay television channels, broadcast television channels and with other general forms of entertainment.

        There are several sources of competition within our industry, each of which affects our business strategy. The Hallmark Channel competes with other general entertainment programming from TNT, USA Network, A&E, TV Land, Lifetime, Oxygen, ABC Family and other similarly targeted channels. We compete with these channels for viewers and advertising dollars based upon quality of programming, number of subscribers, ratings and subscriber demographics. We compete with all channels for carriage on cable, satellite and telephone systems that may have limited capacity.

        Competition continues to intensify as the industry shifts from analog distribution to digital distribution. Many pay television distributors have upgraded their physical infrastructures to accommodate digital delivery, which provides significantly more channel capacity. In an effort to accelerate the conversion, pay television distributors are attempting to place new channels on their digital tier as opposed to their limited, yet more widely-distributed, basic analog tiers. Although competition for the remaining analog channel space is still intense, as more and more subscribers are converted, the digital tier is expected to become the dominant platform.

  Competitive Strengths

        We believe that our primary competitive strengths include the following:

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  Programming.  We have established a track record of providing high quality family programming.

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  Pay Television Channels Branded with the Well-Known Hallmark Name.  Our Channels are branded with the Hallmark name. We believe that viewers and distributors associate the Hallmark brand with family values and high quality content. Our association with this brand facilitates our efforts to achieve increased distribution and to attract additional viewers, which in turn affects ratings and advertising revenue.

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  Experienced Management.  Members of our senior management team have experience promoting and operating channels. They have held senior positions at such companies as ABC, CBS Sports, Fox Family, Discovery Channel, AMC and USA Networks.

  Competitive Risks

        We believe that our primary competitive risks include the following:

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  One Primary Channel Distributed Domestically.  We operate only two channels. Many of our competitors have more than two channels and are also diversified entertainment companies, giving them an advantage in dealing with distributors and advertisers. These companies are also able to leverage costs across multiple channels. Until the Hallmark Movie Channel is more widely distributed, it will not provide significant leverage in negotiations with distributors and advertisers.

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  Entertainment Programming.  Our programming is entertainment designed for adults and families and is intended to meet quality standards that are associated with the Hallmark trademark. Our competitors may have more flexibility in programming.

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  Ratings Which Affect Advertising.  Our ratings are a significant and generally positive factor. Nevertheless, our competitors include channels with more subscribers and higher ratings, which affect rates that we can charge for advertising.

Research

        The research department at the Company provides strategic and tactical guidance to decision-makers within the Company, as well as supplying information about the Channels to our potential advertisers and affiliates. This department provides data on the size and demographics of our audience and information about our audiences, competitors, markets and industry.

        Currently, our Channels' research department translates our overall business strategy into a cohesive research program. This information assists our executives to more effectively target, brand, promote, program, and better understand where opportunities lie, in order to increase our Channels' market share.

        The research department has sophisticated research tools and competitive tracking database hardware and software. Trends and changes from these ratings systems are reported to top management for short and long-term strategic planning.

        Our Channels' performance is tracked through an internal tracking study established in July 2001, which is a monthly telephone survey conducted among a national probability sample of approximately 1,000 adults. The research department also subscribes to a number of other services, which are useful in obtaining information about viewers of our Channel.

Available Information

        We will make available free of charge through our website, www.hallmarkchannel.com, this Annual Report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and amendments to such reports, as soon as reasonably practicable after we electronically file or furnish such material with the Securities and Exchange Commission.

        Additionally, we will make available, free of charge upon request, a copy of our Code of Business Conduct and Ethics, which is applicable to all of our employees, including our senior financial officers. Requests for a copy of this Code should be addressed to the General Counsel at Crown Media Holdings, Inc., 12700 Ventura Boulevard, Studio City, California 91604.

ITEM 1A.    Risk Factors

Risk Factors and Forward-Looking Statements

        The discussion set forth in this Form 10-K contains statements concerning potential future events. Such forward-looking statements are based on assumptions by Crown Media Holdings management, as of the date of this Form 10-K including assumptions about risks and uncertainties faced by Crown Media Holdings. Readers can identify these forward-looking statements by their use of such verbs as "expects," "anticipates," "believes," or similar verbs or conjugations of such verbs. If any of management's assumptions prove incorrect or should unanticipated circumstances arise, Crown Media Holdings' actual results, levels of activity, performance, or achievements could materially differ from those anticipated by such forward-looking statements. Among the factors that could cause actual results to differ materially are those discussed below in this Form 10-K. Crown Media Holdings will not update any forward-looking statements contained in this Form 10-K to reflect future events or developments.

        If we do not successfully address the risks described below, our business, prospects, financial condition, results of operations or cash flow could be materially adversely affected. The trading price of our Class A common stock could decline because of any of these risks.

Risks Relating to Our Business

Our business has incurred net losses since inception and may continue to incur losses.

        Our Channels have a history of net losses and we expect to continue to report net losses for the foreseeable future. As of December 31, 2009, we had an accumulated deficit of approximately $2.2 billion, total stockholders' deficit of approximately $698.0 million, and goodwill of approximately $314.0 million.

        We cannot assure you that we will achieve an operating profit or sustain a positive cash flow. If we are not able to do so, the trading price of our Class A common stock may fall significantly. To diminish our losses, to continue to be profitable before interest expense and to continue to generate a positive cash flow, we will need to increase our advertising and subscriber revenue. This will require, among other things, maintaining the distribution of our Channels, attracting more and younger viewers to our channels, attracting more advertisers, and maintaining or increasing our subscriber and advertising rates. Risks associated with these areas of our business are described below.

        In addition, in order to accomplish these goals, the management of Crown Media Holdings continues to believe that it is necessary to maintain subscriber levels and enhance our programming, which may result in increased costs for programming. Over the last five years, these actions have contributed to net losses for Crown Media Holdings. To achieve positive net income, we would also need to decrease our interest expense by reducing our outstanding indebtedness.

We believe that our ability to continue operations depends upon completion of the Recapitalization.

        We are unable to meet our debt obligations due August 31, 2010, which are owed to affiliates of Hallmark Cards and are owed under the bank credit facility. The Recapitalization is intended to exchange the existing debt obligations to the Hallmark affiliates for new debt, preferred stock and common stock. Hallmark Cards and its affiliates own beneficially a sufficient number of shares of Class A and Class B stock to approve the Recapitalization transactions. Nevertheless, consummation of the Recapitalization transactions is not assured. Various conditions must be satisfied for a closing of the Recapitalization, including that Hallmark Cards has not delivered a written notice to the Company certifying that Hallmark Cards, in its sole discretion, shall have determined that the status of any pending or threatened litigation or a regulatory proceeding involving the Company or its subsidiaries in connection with the Recapitalization is unsatisfactory to Hallmark Cards. A lawsuit challenging the original proposal for the Recapitalization was filed in 2009, and the plaintiff in that lawsuit has indicated a continuing objection to the Recapitalization. We do not know what steps will be taken in this existing lawsuit or whether any new lawsuits will be brought in regard to the Recapitalization. In any event, there can be no assurance that the Recapitalization will be completed.

Our substantial indebtedness could adversely affect our financial health, and the restrictions imposed by the terms of our debt instruments may severely limit our ability to plan for or respond to changes in our business.

        We have a substantial amount of indebtedness. At this time, prior to the Recapitalization, to the extent interest is deferred and added to principal, the indebtedness increases. As of December 31, 2009, our total debt was $1.1 billion, and we had $10.5 million of cash and cash equivalents and $44.0 million available under our bank credit facility to support our operations.

        As a result of our present level of debt and the terms of our debt instruments:

  •
  our vulnerability to adverse general economic conditions is heightened;

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  we are required to dedicate a portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;

  •
  we are, and will continue to be, limited by financial and other restrictive covenants in our ability to borrow additional funds, consummate asset sales, enter into transactions with affiliates or conduct mergers and acquisitions;

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  our flexibility in planning for, or reacting to, changes in our business and industry will be limited;

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  we are sensitive to fluctuations in interest rates;

  •
  our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired; and

  •
  offers to purchase the Company or its assets at prices that may be attractive to stockholders may be limited.

        Our ability to meet our debt and other obligations and to reduce our total debt likely depends at this time on completing the Recapitalization; in the future our ability to meet our debt and other obligations will depend on our operating performances and on economic, financial, competitive and other factors. There can be no assurance that our leverage and such restrictions will not materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities.

        Even if the Recapitalization is completed, we will have substantial indebtedness (although significantly reduced) as well as dividends that are paid or accrued on the preferred stock that will be outstanding, and the factors listed above (some to a lesser extent) will continue to apply.

        Information concerning our liquidity may be found in Note 1 of our Notes to Consolidated Financial Statements in this Report.

We have significant interest expense, which may impact our future operations.

        High levels of interest expense could have negative effects on our future operations. Interest expense, which includes amortization of debt issuance costs and interest expense on borrowings under our senior and demand notes and bank credit facility, was significant over the past year. Although interest expense was lower in the past twelve months than in the previous twelve months, we continue to have significant outstanding indebtedness and related interest expense. The Recapitalization would significantly reduce our outstanding indebtedness and interest expense; nevertheless, even with the Recapitalization, there will be substantial indebtedness and related interest expense. A substantial portion of our cash flow from operations will be used to pay our interest expense and will not be available for other business purposes. In addition, we may need to incur additional indebtedness in the future. We cannot be assured that our business will generate sufficient cash flow or that future financings will be available to provide sufficient proceeds to meet our obligations or to service our total debt.

Our liquidity is dependent on external funds.

        Although in the past twelve months we generated positive cash flow from operations, unanticipated significant expense or any developments that hamper our growth in revenue or decreases any of our revenue, may result in the need for additional external funds in order to continue operations. Except for the Recapitalization, we have no arrangements for any such additional external financings, whether debt or equity, and are not certain whether any new external financing would be available on acceptable terms. Any new debt financing would require the cooperation and agreement of existing lenders.

        The Company is currently unable to meet its debt obligations to Hallmark Cards and its affiliates and under the bank credit facility which come due on and after August 31, 2010. A default on the obligations due on August 31, 2010, would also result in a default under the Company's 10.25% Senior Secured Note. The Company anticipates that prior to August 31, 2010, it will be necessary to extend, refinance or restructure (i) the bank credit facility and (ii) the promissory notes payable to affiliates of Hallmark Cards. To accomplish those changes, the Company plans to complete the Recapitalization.

        The Recapitalization contemplates that we will endeavor to have a revolving line of credit with JPMorgan Chase or another third party in the amount of $30.0 million with a maturity date of not less than 360 days from closing the Recapitalization.

There is no assurance that Hallmark Cards and its affiliates will extend dates for the deferral of payments on indebtedness owed by us or participate in any extension, refinancing or restructuring of the indebtedness.

        We have substantial outstanding obligations owed to Hallmark Cards and its affiliates. These obligations include promissory notes and amounts owed under a service agreement. Hallmark Cards, its affiliates and we are parties to the Waiver Agreement, as amended, under which principal payments and certain interest payments on the promissory notes are deferred until August 31, 2010, subject to earlier termination as provided in that Agreement. See Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Bank Credit Facility and Hallmark Notes and Item 13—Certain Relationships and Related Transactions and Director Independence. These obligations and the Waiver Agreement have been negotiated by us with Hallmark Cards and its affiliates. Hallmark Cards and its affiliates have indicated that they do not intend to extend the Waiver Agreement beyond August 31, 2010. Any decision by Hallmark Cards and its affiliates on these matters other than pursuant to the Recapitalization is at their discretion.

"Most Favored Nations" provisions may require modification of existing distribution agreements which could adversely affect subscriber revenue.

        A number of our existing distribution agreements contain "most favored nations" or "MFN" clauses. These clauses typically provide that, in the event we enter into an agreement with another distributor on more favorable terms, these terms must be offered to the distributor holding the MFN right, subject to certain exceptions and conditions. These clauses cover matters such as subscriber fees, launch support, local advertising time and other financial and operating provisions. In the past, after entering into new distribution agreements, we have been asked by some of the distributors holding MFN rights to modify their distribution agreements to incorporate financial terms similar to those in the new agreements. Any claims of this type in the future could result in lower overall subscriber revenue or increased cash outlays; however, if our subscription base is increased as a result of such modifications, it could result in higher advertising revenue.

If we are unable to obtain programming from third parties, we may be unable to increase our subscriber base.

        We compete with other pay television channel providers to acquire programming. If we fail to continue to obtain programming on reasonable terms for any reason, including as a result of competition, we could be forced to incur additional costs to acquire such programming or look for alternative programming, which may hinder the growth of our subscriber base.

If our programming declines in popularity, our subscriber fees and advertising revenue could fall.

        Our success depends partly upon unpredictable and volatile factors beyond our control, such as viewer preferences, competing programming and the availability of other entertainment activities. We may not be able to anticipate and react effectively to shifts in tastes and interests in our markets. Our competitors may have greater numbers of original productions, better distribution, and greater capital resources, and may be able to react more quickly to shifts in tastes and interests. As a result, we may be unable to maintain the commercial success of any of our current programming, or to generate sufficient demand and market acceptance for our new programming. A shift in viewer preferences in programming or alternative entertainment activities could also cause a decline in both advertising and subscriber fees revenue. The decline in revenue could hinder or prevent us from achieving profitability or maintaining a positive cash flow and could adversely affect the market price of our Class A common stock.

        In the second, third and fourth quarters of 2009, except for the holiday period commencing with Thanksgiving and ending on January 3, 2010, we experienced declines in viewer ratings across demographic categories, compared to the same periods of 2008, resulting in decreases in advertising revenues and cash flows. This decline has continued in the early part of 2010. A number of changes to our program schedule were implemented in the second and third quarters of 2009, including the replacement of programs that had appeared in the schedule for a number of years, as well as a shift in scheduling strategy to more specifically target our prime demographic group of women 25-54. These changes have caused a temporary disruption to established viewing patterns for our audience resulting in declines in household ratings but over time are intended to increase our delivery of viewers in the women 25-54 demographic category. We are considering further changes in our programming that may be helpful. We must successfully implement the program rescheduling with an increase in ratings, which is uncertain, or otherwise address the decrease in ratings in order to maintain or increase our advertising revenues, to maintain subscriber fees and to maintain or improve our cash flow from operations.

        In addition, our delivery of key demographics continues to be impacted by industry developments. One potentially significant factor is the continued growth of time-shifting digital video recording devices (DVRs). DVRs heighten the impact of competition as viewers are able to increase their access to what they consider to be new, compelling content. The number of cable networks investing in original programming increased 74% in 2009, and acquired (non-original) programming now represents only 33% of the prime time cable programming. Although Hallmark Channel continues to invest in original programming, our increase in investment for original content did not match the growth of the market or many of our competitors.

If we are unable to increase our advertising revenue, we may be unable to achieve improved results.

        Although it is expected over time that our advertising revenue will increase, if we fail to significantly increase our advertising revenue, we may be unable to achieve or sustain improved results or to expand our business. A failure to increase advertising revenue may be a result of any or all of the following: (i) a continued decline in viewer ratings mentioned above; (ii) the current economic environment presents uncertainty regarding the condition of the advertising marketplace and the financial health of many industry segments and individual companies, including those which advertise on our channels; (iii) we may be unable to reduce our average viewer age to be within our target audience of viewers between the ages of 25 and 54; (iv) we may be unable to identify, attract and retain experienced sales and marketing personnel with relevant experience; (v) our sales and marketing organization may be unable to successfully compete against the significantly more extensive and well-funded sales and marketing operations of our current or potential competitors; (vi) the advancement of technologies such as Digital Video Recording may cause advertisers to shift their expenditures to media in which their commercial messages are not circumvented by the technology; and/or (vii) we will not be able to increase our advertising sales rate-card or may be required to run additional advertising spots to fulfill guaranteed delivery numbers which affect the availability of advertising inventory for future sales. Success in increasing our advertising revenue also depends upon the number and coverage of the distributors who carry our channels and our number of subscribers.

Current economic conditions have resulted in softness of advertising rates and may materially adversely impact our business.

        In the second half of 2008 and during the first three quarters of 2009, we experienced some softening of our general advertising rate prices and a more dramatic decrease in the rates of our direct response advertising because of economic conditions. The volume of advertising has not been impacted. See "Results of Operations" in Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations—Year Ended December 31, 2008 Compared to Year Ended December 31, 2009, in this Report for additional information on this subject.

        In addition, the turmoil in the investment market, the tightening of credit and relatively high, increasing levels of unemployment in the United States have lead to an increased level of commercial and consumer delinquencies, lack of consumer confidence, increased market volatility and possibly a reduction in business activity generally. A continuation of these conditions could have the following negative effects, among others: (1) a reduction in spending by advertisers and consumers in general, which in turn could reduce our number of subscribers and/or advertising rates, resulting in reduced revenue; and (2) a further increase in bad debts or the reserve for bad debts. These factors could make more difficult the goal of a continuing positive cash flow, any renewal of the Bank credit facility and any financial restructuring.

Hallmark Entertainment Investments controls us and this control could create conflicts of interest or inhibit potential changes of control.

        Hallmark Entertainment Investments owns all of our outstanding shares of Class B common stock and, together with other affiliates of Hallmark Cards, owns approximately 71.8% of the outstanding shares of our Class A common stock, representing in the aggregate approximately 94.5% of the outstanding voting power on all matters submitted to our stockholders. Hallmark Entertainment

Holdings, a subsidiary of Hallmark Cards, controls the voting of all our shares held by Hallmark Entertainment Investments. Additionally, a significant portion of our overall indebtedness is held by Hallmark Cards or its wholly owned affiliates. This control could discourage others from initiating potential merger, takeover or other change of control transactions that may otherwise be beneficial to our business or holders of Class A common stock. As a result, the market price of our Class A common stock could suffer, and our business could suffer. In addition, the control that Hallmark Cards and/or these specific wholly-owned affiliates may exert over us, either directly or indirectly, could give rise to conflicts of interest in certain situations.

        After the Recapitalization, Hallmark Cards will own 90.1% of the outstanding Common Stock and will be subject to standstill and other provisions in a stockholder agreement as described earlier in this Report.

We could lose the right to use the name "Hallmark" because we have limited-duration license agreements, which could harm our business.

        We license the name "Hallmark" from Hallmark Licensing, Inc., a subsidiary of Hallmark Cards, for use in the names of our Channels. This license will expire on September 1, 2010. If Hallmark Cards determines not to renew the trademark license agreements for any reason, including failure to comply with Hallmark Cards' programming standards, we would be forced to significantly revise our business plan and operations, and could experience a significant erosion of our subscriber base and advertising revenue.

If our third-party suppliers fail to provide us with network infrastructure services on a timely basis, our costs could increase and our growth could be hindered.

        We currently rely on third parties to supply key network infrastructure services, including uplink, playback, transmission and satellite services to our market, which are available only from limited sources. We have occasionally experienced delays and other problems in receiving communications equipment, services and facilities and may, in the future, be unable to obtain such services, equipment or facilities on the scale and within the time frames required by us on terms we find acceptable, or at all. If we are unable to obtain, or if we experience a delay in the delivery of, such services, we may be forced to incur significant unanticipated expenses to secure alternative third party suppliers or adjust our operations, which could hinder our growth and reduce our revenue and potential profitability.

If we are unable to retain key executives and other personnel, our growth could be inhibited and our business harmed.

        Our success depends on the expertise and continued service of our executive officers and key employees of our subsidiaries. If we fail to attract, hire or retain the necessary personnel, or if we lose the services of our key executives, we may be unable to implement our business plan or keep pace with developing trends in our industry.

The amount of our goodwill may hinder our ability to achieve profitability.

        As a result of our acquisitions of all the common interests in Crown Media United States, we have recorded a significant amount of goodwill. We are required to periodically review whether the value of our goodwill has been impaired. If we are required to write down our goodwill, our results of operations, stockholders' equity (deficit) could be materially adversely affected.

Our stock price may be volatile and could decline substantially.

        The stock market has, from time to time, experienced extreme price and volume fluctuations. Many factors may cause the market price for our Class A common stock to decline, including the following:

  •
  any failure to recapitalize or restructure our outstanding indebtedness;

  •
  failure of our operating results to meet the expectations of investors in any quarter;

  •
  economic conditions that adversely affect our advertising rates or our number of subscribers;

  •
  material announcements by us or our competitors;

  •
  governmental regulatory action;

  •
  technological innovations by competitors or competing technologies;

  •
  perceptions by the investing community or our customers with respect to the prospects of our company or our industry;

  •
  changes in general market conditions or economic trends; and

  •
  failure by us to renew major distribution agreements.

        Additionally, of the approximately 74.1 million shares of the Company's outstanding Class A common stock, only 11.6 million shares (approximately 16%), plus shares held by The DIRECTV Group, Inc. and National Interfaith Cable Coalition, are held by non-affiliates of the Company. This stock ownership structure may also be a cause of volatility in the market price of the Company's Class A common stock.

        Prior to entering into a new agreement on January 2, 2008, certain programming and other commitments in then existing agreements with the National Interfaith Cable Coalition ("NICC") would have terminated upon the sale of 50% or more of the shares of Class A common stock owned by NICC. On January 2, 2008, we and NICC entered into a new agreement superseding prior agreements and terminating most programming relationships with NICC. Additionally, NICC owns approximately 4.4 million shares of the Company's Class A common stock. As a result of the agreement mentioned above, NICC has sold some of its Class A common stock and may continue to do so, which could have an adverse impact on the share price of our Class A common stock.

Risks Relating to Our Industry

The recent change in the television rating system in the United States could reduce our Channel revenue and our ability to achieve profitability.

        Our domestic advertising revenue is partially dependent on television ratings provided by Nielsen Media Research. In 2007, Nielsen modified its ratings system by increasing its household sample size. In the fourth quarter of 2007, Nielsen began measuring and providing performance data based on viewing of commercial content as well as programming content. As the impact of the changes continue to take effect, our ratings could either be positively or negatively affected by these changes, depending on the demographic characteristics of the households added to the Nielsen sample and the nature of the changes in the measurement systems. From the beginning of the fourth quarter of 2007 through the fourth quarter of 2008, we experienced a decrease in viewers of approximately 5% under the new ratings measurement system compared to the system previously in use. We continue to factor the new rating information into our advertising rates as Nielsen is continually in the process of modifying its ratings system to accommodate emerging technologies.

Competition could reduce our Channels revenue and our ability to achieve profitability.

        We operate in the pay television business, which is highly competitive. If we are unable to compete effectively with large diversified entertainment companies that have substantially greater resources than we have, our operating margins and market share could be reduced, and the growth of our business inhibited. In particular, we compete for distribution with other pay television channels and, when distribution is obtained, for viewers and advertisers with pay television channels, broadcast television networks, radio, the Internet and other media. We also compete, to varying degrees, with other leisure-time activities such as movie theaters, the Internet, radio, print media, electronic games and other alternative sources of entertainment and information. Future technological developments may affect competition within this business.

        A continuing trend towards business combinations and alliances in the communications industry may create significant new competitors for us or intensify existing competition. Many of these combined entities have more than one channel and resources far greater than ours. These combined entities may provide bundled packages of programming, delivery and other services that compete directly with the products we offer.

        We may need to reduce our prices or license additional programming to remain competitive, and we may be unable to sustain future pricing levels as competition increases. Our failure to achieve or sustain market acceptance of our programming at desired pricing levels could impair our ability to achieve profitability or positive cash flow, which would harm our business.

        Distributors in the United States may attempt to pressure pay TV channels having lower viewership, such as our Channels, to accept decreasing amounts for subscriber fees, to pay higher subscriber acquisition fees or to allow carriage of the Channels without the payment of subscriber fees. Factors that may lead to this pressure include the number of competing pay TV channels, the limited space available on services of distributors in the United States and the desire of distributors to maintain or reduce costs. Any reduction in subscriber fees revenue now or in the future could have a material impact on our operating results and cash flow.

New distribution technologies may fundamentally change the way we distribute our Channels and could significantly decrease our revenue or require us to incur significant capital expenditures.

        Our future success will depend, in part, on our ability to anticipate and adapt to technological changes and to offer, on a timely basis, services that meet customer demands and evolving industry standards. The pay television industry has been, and is likely to continue to be, subject to:

  •
  rapid and significant technological change, including continuing developments in technology which do not presently have widely accepted standards; and

  •
  frequent introductions of new services and alternative technologies, including new technologies for providing video services.

        For example, the advent of digital technology is likely to accelerate the convergence of broadcast, telecommunications, Internet and other media and could result in material changes in the economics, regulations, intellectual property usage and technical platforms on which our business relies, including lower retail rates for video services. These changes could fundamentally affect the scale, source, and volatility of our revenue streams, cost structures, and operating results, and may require us to significantly change our operations.

        We also rely in part on third parties for the development of, and access to, communications and network technology. As a result, we may be unable to obtain access to new technology on a timely basis or on satisfactory terms, which could harm our business and prospects.

        Moreover, the increased capacity of digital distribution platforms, including the introduction of digital terrestrial television, may reduce the competition for the right to carry channels and allow development of extra services at low incremental cost. These lower incremental costs could lower barriers to entry for competing channels, and place pressure on our operating margins and market position.

ITEM 1B.    Unresolved Staff Comments

        Not applicable.

ITEM 2.    Properties

        The following table provides certain summary information with respect to the principal real properties leased by the Company. We do not own any real property. The leases for these offices and facilities expire between 2010 and 2016. The Company believes the facilities, office space and other real properties leased are adequate for its current operations.

Location	Use	Approximate Area in Square Feet
12700 Ventura Blvd. Studio City, California	Executive and administrative office and post production and editing facilities	37,164
1325 Avenue of the Americas New York, New York	Advertising sales and administrative office and advertising traffic	16,937
6430 S. Fiddlers Green Circle Greenwood Village, Colorado	Administrative office	4,500
205 N. Michigan Ave. Chicago, Illinois	Advertising sales office	3,048
1170 Peachtree Street Atlanta, Georgia	Advertising sales office	180

        We own most of the equipment and furnishings used in our businesses, except for satellite transponders, which are leased. See Note 6 of Notes to Consolidated Financial Statements for information on our leasing of property and equipment.

ITEM 3.    Legal Proceedings

        On July 13, 2009, a lawsuit was brought in the Delaware Court of Chancery against each member of the Board of Directors of Crown Media Holdings, Hallmark Cards and its affiliates, as well as the Company as a nominal defendant, by a minority stockholder of the Company regarding the recapitalization proposal (the "Proposal") which the Company received from HC Crown Corp. The plaintiff is S. Muoio & Co. LLC which owns beneficially approximately 5.8% of the Company's Class A common stock, according to the complaint and filings with the Securities and Exchange Commission. The Proposal, which the Company publicly announced on May 28, 2009, provides for a recapitalization of its outstanding debt to Hallmark Cards affiliates in exchange for new debt and convertible preferred stock of the Company. The lawsuit claims to be a derivative action and a class action on behalf of the plaintiff and other minority stockholders of the Company. The lawsuit alleges, among other things, that, the defendants have breached fiduciary duties owed to the Company and minority stockholders in connection with the Proposal. The lawsuit includes allegations that if the Proposal is consummated, an unfair amount of equity would be issued to the majority stockholders, thereby reducing the minority stockholders' equity and voting interests in the Company, and that the majority stockholders would be able to eliminate the minority stockholders through a short-form merger. The complaint requests the court to enjoin the defendants from consummating the Proposal and to award plaintiff fees and expenses incurred in bringing the lawsuit.

        On July 22, 2009, a Stipulation Providing for Notice of Transaction (the "Stipulation") was filed with the Delaware Court of Chancery. The Stipulation provided that the Company cannot consummate the transaction contemplated in the Proposal until not less than seven weeks after providing the plaintiff with a notice of the terms of the proposed transaction, including copies of the final transaction agreements. If the plaintiff moves for preliminary injunctive relief with respect to any such transaction, the parties will establish a schedule with the Court of Chancery to resolve such motion during the seven week period. In addition, following the decision of the Court of Chancery, the Company will not consummate any transaction for a period of at least one week, during which time any party may seek an expedited appeal. The Stipulation further provides that the plaintiff shall withdraw its motion for preliminary injunction filed on July 13, 2009 and that the action shall be stayed until the earlier of providing the notice of a transaction or an announcement by the Company that it is no longer considering a transaction. Notice of the terms of the proposed Recapitalization, including copies of the agreements, was provided to the plaintiff on March 1, 2010. Accordingly, the seven-week period described in the Stipulation expired on April 19, 2010.

        By a letter of February 28, 2010, the plaintiff in this lawsuit informed the Special Committee of the Board of Directors, which considered and negotiated the Recapitalization, that the plaintiff objected to the proposed Recapitalization on the terms set forth in the term sheet dated February 9, 2010. The plaintiff asserted, among other things, that the transactions contemplated by the term sheet would unfairly dilute the economic and voting interests of the Company's minority stockholders, that the transactions should be subject to a vote of the majority of the minority stockholders and that the proposed transactions remain inadequate. The plaintiff indicated that if the Company executed definitive documents for the Recapitalization, the plaintiff would pursue the litigation. The February 26, 2010, agreements executed by the Company for the Recapitalization followed the provisions in the earlier term sheet.

        It is not currently possible to predict the outcome of the proceeding discussed in this report. The plaintiff does not seek monetary damages from the Company. Legal fees incurred to defend the proceeding described in this report will be expensed as incurred. See "Risk Factors" above for any potential impact of this lawsuit on completion of the Recapitalization.

ITEM 4.    Submission of Matters to a Vote of Security Holders

        Not applicable.

PART II

ITEM 5.    Market for Our Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

        Our Class A common stock is listed on the NASDAQ Global Market under the ticker symbol "CRWN." There is no established public trading market for our Class B common stock, of which 100% is owned by Hallmark Entertainment Investments. Set forth below are the high and low sales prices for our Class A common stock for each quarterly period in 2008 and 2009, as reported on the NASDAQ Global Market.

	Price Range
Common Stock	High	Low
2008
First Quarter	$6.480	$4.520
Second Quarter	$5.440	$4.200
Third Quarter	$5.350	$3.640
Fourth Quarter	$5.230	$1.630
2009
First Quarter	$2.890	$1.170
Second Quarter	$3.280	$1.450
Third Quarter	$2.100	$1.450
Fourth Quarter	$1.940	$1.190

Holders

        As of February 12, 2010, there were 55 record holders of our Class A common stock and one record holder of our Class B common stock.

Dividends

        We have not paid any cash dividends on our common stock since inception. We anticipate that we will retain all of our earnings, if any, in 2010 to finance the continued growth and expansion of our business, and we have no current intention to pay cash dividends. Our bank credit facility also prohibits our declaring or paying any cash dividends.

Securities Authorized for Issuance under Equity Compensation Plans

        Information related to our Amended and Restated 2000 Long Term Incentive Plan, our only equity compensation plan, is presented as of December 31, 2009 in the following table.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding the Number of Securities to be Issued Upon Exercise of Outstanding Options)
	(In thousands)		(In thousands)
Equity compensation plans approved by security holders	87	$13.89	9,913

Stock Purchases

        We did not make any repurchases of our outstanding shares during the fourth quarter of 2009. None of our executive officers purchased shares of our Class A Common Stock in open market transactions during the fourth quarter of 2009.

Performance Graph

        The following graph compares total stockholder return on our Class A Common Stock since December 31, 2004 through December 31, 2009, to the NASDAQ Composite Index and a Peer Group Index consisting of Time Warner Inc., Outdoor Channel Holdings, Inc. and Walt Disney Co. The graph assumes that $100 was invested in our stock on December 31, 2004 and that the same amount was invested in the NASDAQ Composite Index and the Peer Group Index. Historical results are not necessarily indicative of future performance. The following graph is deemed furnished and not filed with the SEC.

        The closing sale price for our stock on December 31, 2004, was $8.60. Our closing stock price on December 31, 2009, the last trading day of our 2009 fiscal year, was $1.45.

ITEM 6.    Selected Financial Data

Selected Historical Consolidated Financial Data of Crown Media Holdings

        In the table below, we provide you with selected historical consolidated financial and other data of Crown Media Holdings and its subsidiaries. The following selected consolidated statement of operations data for the years ended December 31, 2005, 2006, 2007, 2008 and 2009, and the consolidated balance sheet data as of December 31, 2005, 2006, 2007, 2008 and 2009, are derived from the audited financial statements of Crown Media Holdings and its subsidiaries. This data should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes for the years ended December 31, 2007, 2008 and 2009, included in this Annual Report on Form 10-K.

        In April 2005, the Company completed the sale of its international business and classified the operating results of the international business as discontinued operations in the accompanying statements of operations for all periods presented. The Company's discontinued operations consisted of the international channel operations and the international rights to the film library assets.

        In December 2006, the Company completed the sale of its film assets.

	Years Ended December 31,
	2005	2006	2007	2008	2009
	(In thousands, except per share amounts)
Revenue:
Subscriber fees	$18,746	$24,869	$27,812	$57,153	$63,597
Advertising	143,780	172,950	205,666	222,967	213,770
Advertising by Hallmark Cards	2,335	1,240	508	429	775
Film asset license fees	21,693	1,815	—	—	—
Sublicense fees and other revenue	10,830	305	378	1,245	1,422

Total revenue, net	197,384	201,179	234,364	281,794	279,564
Cost of Services:
Programming costs
Hallmark Cards affiliates	74	74	82	798	1,235
Non-affiliates	120,503	152,119	164,287	139,900	126,293
Amortization of film assets	51,619	14,739	(5,220)	(745)	—
Impairment of film assets	25,542	225,832	—	176	—
Subscriber acquisition fee amortization expense	35,928	31,044	30,996	—	—
Amortization of capital lease	1,158	1,157	1,158	1,158	1,158
Contract termination fees expense	—	—	—	—	4,718
Other costs of services	20,448	11,273	11,222	12,492	14,175

Total cost of services	255,272	436,238	202,525	153,779	147,579
Selling, general and administrative expense	55,138	43,968	61,452	46,706	47,069
Marketing expense	24,160	16,021	19,733	19,603	6,551
Depreciation and amortization expense	4,471	2,865	1,656	1,932	1,947
Gain from sale of film assets	—	(8,238)	—	(101)	(682)

(Loss) income from operations before interest	(141,657)	(289,675)	(51,002)	59,875	77,100
Interest expense, net of interest income	(73,880)	(98,728)	(108,144)	(100,157)	(100,539)

Loss before discontinued operations and cumulative effect of change in accounting principle	(215,537)	(388,403)	(159,146)	(40,282)	(23,439)
Loss from discontinued operations, net of tax	(10,683)	—	—	—	—
(Loss) gain from sale of discontinued operations, net of tax	(6,538)	1,530	114	3,064	847

Loss before cumulative effect of change
in accounting principle	(232,758)	(386,873)	(159,032)	(37,218)	(22,592)
Cumulative effect of change in accounting principle	—	(2,099)	—	—	—

Net loss	$(232,758)	$(388,972)	$(159,032)	$(37,218)	$(22,592)

Other comprehensive loss:
Foreign currency translation adjustment	(3,434)	—	—	—	—

Comprehensive loss	$(236,192)	$(388,972)	$(159,032)	$(37,218)	$(22,592)

Weighted average number of Class A and Class B shares outstanding, basic and diluted	104,619	104,788	104,038	104,776	104,788

Loss per share before discontinued operations and cumulative effect of change in accounting principle, basic and diluted	$(2.06)	$(3.71)	$(1.53)	$(0.39)	$(0.23)
(Loss) gain per share from discontinued operations, basic and diluted	(0.16)	0.02	0.00	0.03	0.01
Cumulative effect of change in accounting principle, basic and diluted	—	(0.02)	—	—	—

Net loss per share, basic and diluted	$(2.22)	$(3.71)	$(1.53)	$(0.36)	$(0.22)

	As of December 31,
	2005	2006	2007	2008	2009
	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$15,926	$13,965	$1,974	$2,714	$10,456
Goodwill	314,033	314,033	314,033	314,033	314,033
Total assets	1,273,826	767,783	676,241	739,345	698,061
Total long-term debt, excluding current maturities	971,589	975,007	1,044,772	1,090,616	771,814
Stockholders' deficit	(123,189)	(478,944)	(683,760)	(666,933)	(698,030)
Other Data:
Capital expenditures	$504	$713	$1,668	$1,868	$507
Total subscribers at year end	70,666	74,641	83,915	85,540	88,320

ITEM 7.    Management's Discussion and Analysis of Financial Condition and Results of Operations

        The Company's consolidated financial statements and accompanying notes to consolidated financial statements included in Item 8 of this Annual Report on Form 10-K should be read in conjunction with the discussion and analysis that follows.

Current Challenges

        The Company faces numerous operating challenges. Among them are increasing viewership ratings, maintaining and increasing advertising revenue, maintaining and expanding the distribution of the Channels, broadening viewership demographics to meet our target audience, and controlling costs and expenses. In addition, the Company believes that it is necessary to complete the Recapitalization; see "Recapitalization" in Item 1, Business and the "Liquidity" discussion below in this Item 7.

  Ratings

        Ratings success plays a significant role in our ability to achieve our distribution and advertising goals. Our ratings declined from 11th in total day viewership and 8th for prime time in 2008 to 14th in total day viewership and 10th for prime time in 2009. We believe our ratings are affected by our ability to (i) acquire and produce series and movies that appeal to our target demographic and (ii) develop a programming schedule that attracts a high number of viewers. Original productions are our most high profile programs and generate the Hallmark Channel's highest ratings. In the past, the Company has typically incurred additional marketing and promotional expenses surrounding original productions and certain acquired movies to drive higher ratings. Certain acquired series delivered historically strong ratings, but recently they have been part of the decline experienced in viewer ratings. In order to reverse the recent decline in ratings, we plan to continue or increase the number of our original productions and develop a programming schedule that attracts a greater number of viewers in our target demographic, all while controlling the expenses relating to these actions. Our recent acquisition of the broadcast rights of Martha Stewart Living and our planned 26 original productions for broadcast in 2010 are key parts of these plans.

        The Hallmark Movie Channel has not been the subject of ratings measurement by Nielsen Media Research. However, as currently planned, the Hallmark Movie Channel will have Nielsen ratings commencing in the second quarter of 2010, and we will sell advertising inventory for the Hallmark Movie Channel commencing in that quarter based on a price per unit of audience measurement.

  Advertising Revenue

        Continued weakness in the economy has resulted generally in lower demand and lower rates for our inventory of ad spots available for the scatter market and lower revenue from direct response advertising when comparing the 2009 year to the 2008 year. Notwithstanding the relatively higher CPMs negotiated in the 2008/2009 broadcast year upfront sales period versus the 2007/2008 broadcast year upfront sales period, our advertising revenue for the year ended December 31, 2009, decreased relative to the year ended December 31, 2008, primarily because of lower viewer ratings and also because of lower rates in the scatter market. With the shortfall in achieving viewership commitments, our liability for ADUs has increased significantly since December 31, 2008.

        In the 2009/2010 upfront process, we entered agreements with major advertising firms representing approximately 41% of our advertising inventory for the last quarter of 2009 and the first three quarters of 2010. This inventory was sold at CPMs (i.e., advertising rates per thousand viewers) approximately 1.6% lower than the inventory sold in the 2008/2009 upfront. In the 2008/2009 upfront sales process, we entered agreements for approximately 51% of our advertising inventory for the last quarter of 2008 and the first three quarters of 2009. We held more advertising inventory from the 2009/2010 upfront than the 2008/2009 upfront, for use in the general scatter market, because of lower CPMs offered by some advertisers in the 2009/2010 upfront. The Company intends to sell the balance of the general rate inventory for the 2009/2010 broadcast season to advertisers that purchase upfront inventory on a calendar year basis, rather than an advertising year basis, and in the scatter marketplace.

        Following the upfront period, sales of our general rate, direct response and paid-programming inventory are made closer to the timing of the actual advertisement. We have historically seen significant increases in rates on these remaining advertising sales over the rates obtained from our upfront sales. As compared to the upfront sales for the same periods, scatters rates in 2009 were higher by the following percentages: 45% for the first quarter of 2009; 40% for the second quarter of 2009; 46% for the third quarter of 2009; and 60% for the fourth quarter of 2009. However, during the fourth quarter of 2008 and each of the quarters in 2009 rates for the scatter market and direct response advertising decreased when compared to the same periods in the prior year, except there was a slight increase in the fourth quarter of 2009 scatter rates as compared to the fourth quarter of 2008 scatter rates.

        Advertisers with upfront contracts have an option to terminate their contracts, as well as an option to expand the amount of inventory purchased under the contracts. In prior years, cancellations of upfront contracts were unusual. During the twelve months period ended September 2009 comprising the 2008/2009 broadcast season, advertisers canceled approximately 13% of the inventory covered by such contracts. The Company sold the balance of the 2008/2009 general rate inventory, including that resulting from the cancellations, in the scatter market.

  Distribution Agreements

        Distribution agreements are important because they affect our number of subscribers, which in turn have a major impact on our subscriber fees, the number of persons viewing our programming, and the rates charged for advertising. The long-term distribution challenge is renewing our distribution arrangements with the multiple system operators as they expire on favorable terms. Our major distribution agreements have terms which expire at various times from December 31, 2009, through December 2023, inclusive of renewal options. An Agreement with National Cable Televisions Cooperative representing approximately 12% of our total Hallmark Channel subscriber base expired in December 2009. The Company is currently in negotiations with the National Cable Televisions Cooperative to enter into a new agreement. Agreements representing an additional 5% of our subscribers to our Hallmark Channel will expire prior to December 31, 2010.

        Domestic telephone companies have entered the business of distributing television channels to households through their wire-lines. We have distribution agreements with several telephone companies for the carriage of the Hallmark Channel, the Hallmark Movie Channel and Hallmark Movie Channel HD, and continue to seek agreements with other telephone companies.

        The universe of cable TV subscribers in the United States is approximately 100 million homes. The top 30 cable TV networks in the United States, measured by the number of subscribers, have 90 million or more subscribers. Our goal is for the Hallmark Channel to reach 90 million subscribers and the Hallmark Movie Channel to reach 40 million subscribers in the next one to two years.

  Demographics

        As pay television channels draw audience share, audience demographics (i.e. viewers categorized by characteristics such as age, sex and income) become fragmented. As a result, advertisers are able to target the specific groups of viewers who are most likely to purchase their products by buying advertising on channels which attract the desired viewer demographic.

        We believe that the key demographics for the Hallmark Channel are the viewers in the groups Adults aged 25 to 54 and Women aged 25 to 54. However, the average median age of a viewer of the Hallmark Channel was 59.5 in 2009 and 59.8 in 2008. In order to achieve our revenue goals, we need to draw in our target audience. The broadcast on the Hallmark Channel of Martha Stewart Show and other Martha Stewart Living productions, commencing in September 2010, are a key part of our efforts to attract our target audience.

        For additional information on demographics and viewer ratings, please see "Sources of Revenue—Advertising Revenue" in Item 1, Business, and "Results of Operations—Year Ended December 31, 2008 Compared to Year Ended December 31, 2009—Revenue" in Item 7, Management's Discussion and Analysis of Financial Condition and Operating Results.

  Cost Control

        We expect to continue experiencing increases in our bad debt expense during 2010, which increases also occurred in 2009, because of the economic downturn. Such increased expense is expected to result from certain customers, primarily advertisers, which will experience cash flow problems in this adverse economic environment.

        We launched a high definition version of the Hallmark Channel in February 2010. The costs for this launch were approximately $5.0 million, approximately $4.4 million of which represents a non-cash charge related to the terminations of two existing channel delivery agreements, which was recorded in 2009. This amount is subject to change based upon several factors. The Company may also incur additional costs including the cost of converting certain television series to high definition. The launch of a high definition version will further the Company's efforts to maintain competitiveness.

Revenue from Continuing Operations

        Our revenue consists primarily of subscriber fees and advertising fees. For the years ended December 31, 2007, 2008 and 2009 revenue derived from subscriber fees for the Channels was approximately $27.8 million, $57.2 million and $63.6 million, respectively. For the years ended December 31, 2007, 2008 and 2009 revenue from the sale of advertising time on our Channels were approximately $206.2 million, $223.4 million and $214.5 million, respectively. Information relating to subscriber fees and advertising fees is presented above in "Item 1 Business—Sources of Revenue"

Cost of Services

        Our cost of services consists primarily of the amortization of program license fees; the cost of signal distribution; and the cost of promotional segments that are aired between programs. See the discussion of programming costs in "Results of Operations" below. See also discussion of operating costs in "Results of Operations" below for an anticipated increase in the operating costs for the first quarter of 2010 due to the costs of launching a high definition version of the Hallmark Channel.

Critical Accounting Policies, Judgments and Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires Crown Media Holdings to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        For further information regarding our critical accounting policies, judgments and estimates, please see the Notes to Consolidated Financial Statements contained in this Report.

        The following discussion concerns certain accounting estimates and assumptions that are considered to be material due to the levels of subjectivity and judgment necessary to account for uncertain matters and the susceptibility of such matters to changes.

Program License Fees

        Program license fees are paid in connection with the acquisition of the rights to air programs acquired from others. The cost of program rights are deferred and then amortized on a straight-line basis over the shorter of their contractual license periods or anticipated usage. On a yearly basis, the Company evaluates the realizability of these deferred license fees in relation to the estimated future revenue. Estimates of net realizable value for program license fees are determined using future estimated advertising revenue and anticipated patterns of programming usage on a day part basis (blocks of time during the day) as it pertains to programming licensed to a Channel. These estimates of expected annual future estimated revenue are compared to net book value of the program license fee assets to determine if the programming assets are expected to be recovered. Where the analysis indicates the costs are in excess of the estimated net realizable value, additional programming costs are immediately recognized in the amount of the excess.

Goodwill

        At December 31, 2009, the Company had a stockholders' deficit of $698.0 million and a goodwill asset of $314.0 million. All of our goodwill relates to our domestic channel operations segment within Crown Media United States, which is also our only reporting unit. The Company's market capitalization exceeds the negative carrying value of the reporting unit.

        We performed our annual assessment of the recoverability of our goodwill and other nonamortizable intangible assets as of November 30 using a market approach to determine fair value. In our market approach, we identified publicly traded companies whose business and financial risks are comparable to ours. We then compared the market values of those companies to our calculated value. We also identified recent sales of companies in lines of business similar to ours and compared the sales prices in those transactions to the calculated value of ours.

        We also used the discounted cash flow analysis approach to validate the fair value determined by our market approach. The values determined in our discounted cash flow analysis corroborated the value calculated in our market approach. We estimated the fair value of our reporting unit for the Step 1 Test using a discounted cash flow analysis. The cash flow projections (the "2009 Cash Flow

Projections") used in our analysis were prepared by management and represent management's estimate of the future cash flows to be generated by operations during 2010 through 2014 (Years 1-5). For the 5 years ended December 31, 2009, revenue grew at an annual growth rate of approximately 3%. Our gross margin increased over the same time period from a negative 103% to a positive 28%. Given the downturn in the economy in 2009, management determined that it was prudent to adjust the growth rates used in the 2009 Cash Flow Projections. Therefore, the 2009 Cash Flow Projections include growth rates which are lower than historical growth rates and lower than the growth rates used in our 2008 cash flow projections. The growth rates used in the 2009 Cash Flow Projections are considered by management to be appropriate and reflect the current state of the economy. The 2009 Cash Flow Projections include many assumptions, including assumptions regarding the timing of an economic recovery and the impact of any such recovery on operations. In this regard, the 2009 Cash Flow Projections are based on the economy stabilizing and growing modestly in 2010 and that the economy is somewhat more normalized in the years beyond 2010.

        The projected cash flows were discounted using a blended discount rate of 14%, which represents an estimate of the weighted average cost of capital. The weighted average cost of capital incorporates risk premiums that reflect the current economic environment. Such discount rate is higher than the rate used in prior years due to changes in the marketplace for credit and risk premiums. Terminal growth rates (the approximation of ongoing growth rates) after Year 5 consider the above noted factors for the initial five years forecasted cash flows and forecasted CPI increases.

        We also reconcile the estimated fair value of our reporting unit to our market capitalization. As long as we continue to have a stockholders' deficit and only one reporting unit, we believe it is unlikely we would have a goodwill impairment. However, ignoring that our positive market capitalization exceeds our shareholders' deficit, we have discussed below the sensitivity of our discounted cash flow analysis.

        The estimated fair value determined in our Step 1 Test was in excess of the reporting unit's carrying value, and accordingly no Step 2 Test was performed and no impairment charge was recorded. We note that if our fair value estimate was 58% lower, we would still not have triggered a Step 1 failure and no impairment charge would be taken.

        The foregoing impairment test requires a high degree of judgment with respect to estimates of future cash flows and discount rates as well as other assumptions. Therefore, any value ultimately derived may differ from our estimate of fair value. Further, if the environment continues to experience recessionary pressures for an extended period of time, our cash flow projections will need to be revised downward and we could have impairment charges in the future. In this regard, we estimate that if we were to use a compound annual growth rate for revenue that is approximately 50% to 60% lower than the rate currently used in the 2009 Cash Flow Projections and that we achieved the margins assumed in the 2009 Cash Flow Projections, we could in the future fail the Step 1 Test and would be required to perform the Step 2 Test to measure any impairment of goodwill.

Long-Lived Assets

        The Company reviews long-lived assets, other than goodwill and other intangible assets with indefinite lives, for impairment whenever facts and circumstances indicate that the carrying amounts of the assets may not be recoverable. An impairment loss is recognized if the carrying amount of the asset is not recoverable and exceeds its fair value. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future net cash flows expected to be generated by the asset. If the asset's carrying value is not recoverable, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value. The Company determines fair values by using a combination of comparable market values and discounted cash flows, as appropriate.

Revenue Recognition

        Subscriber revenue from pay television distributors is recognized as revenue when an agreement is executed, programming is provided, the price is fixed and determinable, and collectibility is reasonably assured. Subscriber fees from pay television distributors are recorded net of amortization of subscriber acquisition costs. If the amortization expense exceeds the revenue recognized on a per distributor basis, the excess amortization is included as a component of cost of services.

        Advertising revenue, net of agency commissions, is recognized in the period in which related commercial spots or long form programming are aired and as ratings guarantees to advertisers are achieved. Agency commissions are calculated based on a stated percentage applied to gross billing revenue for the Company's broadcasting operations. Customers remit the gross billing amount to the agency and the agency remits gross billings less their commission to the Company. Payments received in advance of being earned are recorded as deferred revenue or audience deficiency units.

Audience Deficiency Unit Liability

        Audience deficiency units ("ADUs") are units of inventory that are made available to advertisers as fulfillment for the inventory the advertiser purchased that ran in programs that under-delivered on the guaranteed ratings.

        An audience deficiency liability results when impressions delivered on guaranteed ratings are less than the impressions guaranteed to advertisers. Such liability arises as a matter of industry practice rather than as a matter of written contract. The liability is reduced when the Company airs the advertisement during another program to "make-good" on the under-delivery of impressions. The Company typically does not remit cash to advertisers in satisfaction of such deficiencies.

Effects of Transactions with Related and Certain Other Parties

  Hallmark Transactions

        In 2009 and in prior years, we entered into a number of significant transactions with Hallmark Cards and its subsidiaries. These transactions include, among other things, trademark licenses, and administrative services agreement, a Tax Sharing Agreement, the issuance of a $400.0 million senior note, notes payable and the Amended Waiver and Standby Agreement. A summary of the terms and financial impact of these transactions is described below in Item 13 "Certain Relationships and Related Transactions" which is incorporated by reference into this Item 7. Certain of these agreements would be modified if the Recapitalization were implemented.

  NICC Agreement

        For information regarding the amendment to our agreements with NICC including the required redemption of a preferred interest in Crown Media United States, please see Item 13 "Certain Relationships and Related Transactions—VISN Preferred Interest" contained in this Report.

Selected Historical Consolidated Financial Data of Crown Media Holdings

        In the table below, we provide selected historical consolidated financial and other data of Crown Media Holdings and its subsidiaries. The following selected consolidated statement of operations data for the years ended December 31, 2007, 2008 and 2009, are derived from the audited financial statements of Crown Media Holdings and its subsidiaries. This data should be read together with the consolidated financial statements and related notes included elsewhere in this Annual Report on Form 10-K.

				Percent Change
	Years ended December 31,
				2008 vs. 2007	2009 vs. 2008
	2007	2008	2009
Revenues:
Subscriber fees	$27,812	$57,153	$63,597	105%	11%
Advertising	206,174	223,396	214,545	8%	-4%
Sublicense fees and other revenue	378	1,245	1,422	229%	14%

Total revenues	234,364	281,794	279,564	20%	-1%
Cost of Services:
Programming costs	164,369	140,698	127,528	-14%	-9%
Subscriber acquisition fee amortization	30,996	—	—	-100%
Contract termination fees expense	—	—	4,718		100%
Operating costs	7,160	13,081	15,333	83%	17%

Total cost of services	202,525	153,779	147,579	-24%	-4%
Selling, general and administrative expense	63,108	48,638	49,016	-23%	1%
Marketing expense	19,733	19,603	6,551	-1%	-67%
Gain from sale of film assets	—	(101)	(682)	100%	575%

(Loss) income from continuing operations before interest expense	(51,002)	59,875	77,100	-217%	29%
Interest expense	(108,144)	(100,157)	(100,539)	-7%	0%

Loss from continuing operations	(159,146)	(40,282)	(23,439)	-75%	-42%
Gain on sale of discontinued operations	114	3,064	847	2588%	-72%

Net loss	$(159,032)	$(37,218)	$(22,592)	-77%	-39%

Other Data:
Net cash provided by operating activities	$14,612	$48,078	$37,566	229%	-22%
Capital expenditures	$(1,668)	$(1,868)	$(507)	12%	-73%
Net cash used in investing activities	$(7,803)	$(5,437)	$(1,443)	-30%	-73%
Net cash used in financing activities	$(18,800)	$(41,901)	$(28,381)	123%	-32%
Total domestic day household ratings(1)(3)	0.714	0.695	0.589	-3%	-15%
Total domestic primetime household ratings(2)(3)	1.155	1.168	0.991	1%	-15%
Subscribers at year end	83,915	85,540	88,320	2%	3%

(1)
Total day is the time period measured from the time each day the broadcast of commercially sponsored programming commences to the time such commercially sponsored programming ends.

(2)
Primetime is defined as 8:00 - 11:00 P.M. in the United States.

(3)
These Nielsen ratings are for the time period January 1 through December 31.

Results of Operations

Year Ended December 31, 2008 Compared to Year Ended December 31, 2009

        Revenue.    Our revenue from continuing operations, comprised primarily of subscriber and advertising fees, decreased $2.2 million or 1% in 2009 over 2008. Our subscriber fee revenue increased $6.4 million or 11%. The amount of subscriber acquisition fees that was recorded as a reduction of subscriber fee revenue was approximately $2.7 million and $2.6 million for 2008 and 2009, respectively. Subscriber revenue increased in 2009 primarily due to an increase in the number of Hallmark Channel pay subscribers and small contractual rate increases.

        The $8.9 million or 4% decrease in advertising revenue is primarily due to declines in viewer ratings across demographic categories for 2009 compared 2008. Audience deficiency unit revenue decreased $10.5 million from revenue of $4.1 million for 2008, to contra-revenue of $6.4 million for the same period in 2009 as a result of such ratings declines, leading to a corresponding decrease in revenue recognized by the Company.

        We believe that recent changes to our program schedule, along with increased competition (including the availability of high definition distribution by competitors), contributed to a decline in ratings. From 2005 until early 2009, our programming schedule did not change significantly. Beginning in 2008, a number of programs that had previously received strong ratings began to experience ratings declines, and we placed television series in certain timeslots instead of movies or original productions. Also, a number of programs in the schedule provided strong household ratings performance but less effective delivery of our key demographic, women age 25-54. In 2009, we began to introduce new content into the schedule with the objective of increasing the delivery of women 25-54. The schedule changes likely resulted in some viewer confusion and did result in lower ratings. We continue to experience success in select dayparts, and we will continue to focus on program acquisitions, original program production and schedule changes that are intended to improve both the viewer ratings and the demographic delivery of the Hallmark Channel.

        The fact that Hallmark Channel was not broadcast in high definition may have had a negative impact on ratings in 2009. Of the top 44 advertising supported cable networks with a 0.4 household rating or higher in prime time, only six of those networks (including Hallmark Channel) were not offered in high definition. Of those six networks, three experienced double-digit ratings decreases in 2009 compared to 2008 and three experienced single digit increases. In 2009, 33% of viewers with access to high definition programming services tuned to those high definition services first. The growth in popularity of high definition programming is expected to continue in 2010 and beyond, and these high definition trends are part of our decision to launch Hallmark Channel in high definition in February 2010.

        The 2009 year also represented a year of increased competition within cable television. The number of cable networks investing in original programming increased 74% in 2009, and acquired (non-original) programming now represents only 33% of prime time cable programming. Although Hallmark Channel continues to invest in original programming, our increase in investment for original content did not match the growth of the market or many of our competitors. The impact of the programming competition is heightened by the continued growth of time-shifting digital video recording devices, or DVR's. With the proliferation of these devices, viewers are able to increase their access to the new, compelling content.

        For the year ended December 31, 2009, Nielsen ranked the Hallmark Channel 14th in total day viewership with a 0.589 household rating and 10th in primetime with a 0.991 household rating among the 76 cable channels in the United States market.

        Cost of services.    Cost of services as a percent of revenue decreased to 53% in 2009 as compared to 55% in 2008. This decrease results primarily from the effects of the 9% decrease in programming costs, discussed below, offset in part by the 4% decrease in advertising revenue discussed above.

        Programming costs decreased $13.2 million or 9% from 2008. In the second and third quarters of 2008, we entered into agreements to amend significant programming agreements which added programs and deferred certain payments for programming content to periods beyond 2008. Some of the agreements resulted in the extension of related program licenses to cover slightly longer periods of availability, the deferral of expected delivery of certain programming and the deferral of certain payments primarily from 2008 until 2009. Upon the amendment of the agreements, we prospectively changed the amortization of program license fees for any changes in the period of expected usage and/or changes in license fees. The effects of these amendments on 2008 amortization were not significant. Additionally, we returned our exclusivity rights to one title, which resulted in a lower asset and liability balance. During the first quarter of 2009, we also entered into amendments to some of our original programming agreements which extended the current license period to those titles, and thus, resulted in lower amortization in 2009 compared to 2008. Additionally, during 2009, we did not enter into any significant new third party license agreements, so expiring program rights and the related amortization were not replaced in full with assets and amortization from newer license agreements.

        Operating costs for 2009 increased $2.3 million over 2008 due in part to the $1.2 million increase in bad debt expense and the $912,000 of severance expense recorded in May 2009 related to one executive's resignation. The Company's bad debt expense was $1.3 million for 2009, as compared to $75,000 for 2008. The increase in bad debt expense is due to certain advertising customers experiencing cash flow problems under current economic conditions. The Company will continue to monitor cash collections as part of estimating this expense.

        Additionally, the Company recorded negative film amortization of $745,000 in 2008 that resulted principally from the Company's periodic reassessment and eventual payment of its liabilities for residuals and participations associated with the Company's third-party licensing and self-use of the Company's film library prior to the sale of the Company's international film rights in April 2005 and the Company's domestic film rights in December 2006.

        During the fourth quarter of 2009, we negotiated the termination of two channel delivery agreements related to the launch of the Hallmark Channel into high definition. The estimated costs of termination were approximately $4.7 million. We may incur additional costs during 2010 to obtain high definition versions of certain of our programming.

        Selling, general and administrative expense.    Our selling, general and administrative expense increased slightly year over year. The Company recorded $2.5 million of severance expense associated with the resignation of its President on May 31, 2009. The Company also recorded $1.2 million of severance expense associated with the termination of 15 employees in August 2009. These increases in expense were offset by decreases in the travel, communication, and RSU related expenses. Travel and communication events related expenses decreased approximately $1.3 million period over period. Additionally, the Company recorded $1.1 million of compensation expense associated with RSUs during 2008, as compared to $269,000 of compensation benefit associated with RSUs for 2009. See Note 14 to the consolidated financial statements in this Report.

        Marketing expense.    Our marketing expense decreased 67% in 2009 versus 2008. During 2008, we invested in five significant marketing promotions. The five marketing promotions were centered around the original movies: "The Good Witch" in January 2008, "Bridal Fever" in February 2008, "A Gunfighter's Pledge" in July 2008, and both "Old Fashioned Thanksgiving" and "Moonlight and Mistletoe" in November 2008. The Company had one significant marketing promotion in January 2009 centered around the original movie, "Taking a Chance on Love." As part of our contingency cost reduction efforts, promotional and marketing efforts were reduced overall during 2009 compared to 2008.

        Marketing expenses may increase in 2010 to promote the Hallmark Channel's programming schedule, including the Martha Stewart Living productions.

        Gain from sale of film assets.    In December 2009 the Company concluded that payments for residuals and participations, which are liabilities from the Company's December 2006 sale of its film assets, would occur generally later than originally estimated in December 2006. Accordingly, the Company reduced the carrying amount of the liability by $682,000 and recognized a corresponding gain from sale of film assets in the accompanying statement of operations.

        Interest expense.    Interest expense in 2009 increased $382,000 compared to 2008. The principal balance under our credit facility was $28.6 million at December 31, 2008, and $1.0 million at December 31, 2009. The interest rate on our bank credit facility increased from 1.22% at December 31, 2008, to 2.49% at December 31, 2009. Interest rates on our 2001, 2005 and 2006 notes decreased from 9.05% at December 31, 2008, to 5.29% at December 31, 2009. The benefit of these rate decreases was offset by a higher principal balance on the Senior Secured Note, resulting in interest expense for 2009 being nearly the same as for 2008.

        Gain on sale of discontinued operations.    The terms of our April 2005 sale of the international business require that we reimburse the buyer for its cost of residuals and participations incurred in connection with the its exploitation of the related international film rights through April 25, 2015. At the time of the sale, we recorded an estimate of our liability for this obligation and considered the amount in our determination of our loss from the sale of discontinued operations as reported in 2005. During the fourth quarter of 2008, the buyer requested us to reimburse it for such obligations incurred in connection with its exploitation of these films through December 31, 2007. Using the historical information provided by the buyer, we reduced the estimate of our remaining liability as of December 31, 2008, by $5.1 million. This change in estimate was reflected as a $3.1 million gain on sale of discontinued operations and a $2.0 million decrease in interest expense.

        Termination of one agreement relating to channel delivery also resulted in a change in the estimated life of the deferred credit for playback services. After termination of services, there is no longer a recurring monthly expense for compression and uplink services. Accordingly, the adjustment to eliminate the unneeded portion of the deferred credit of approximately $847,000 was recognized during the fourth quarter of 2009. Through December 31, 2009, the aggregate loss on sale of the international business is $1.0 million.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2008

        Revenue.    Our revenue from continuing operations, comprised primarily of subscriber fees and advertising, increased $47.4 million or 20% in 2008 over 2007. Our subscriber fee revenue increased $29.3 million or 105% as a result of (1) an increase in the number of paying subscribers, (2) significantly improved subscriber fee rates following renewal of all of our major distribution agreements in 2007 and 2008, and (3) a significant reduction in the amount of subscriber acquisition fees netted against gross subscriber revenue. The renewed distribution agreements also sharply reduced the subscriber acquisition fees we must pay our distributors for carriage of our channels. The amount of subscriber acquisition fees that was recorded as a reduction of subscriber fee revenue decline from $6.5 million in 2007 to $2.7 million in 2008, reflecting the system-by-system effect of increased subscriber fee rates and reduced subscriber acquisition fees.

        The $17.2 million or 8% increase in advertising revenue reflects an increase in advertising rates along with improved delivery of committed viewership ratings and increase in the number of available general rate ad spots, offset in part by a decrease in the effectiveness of direct response advertising. The Hallmark Movie Channel contributed $3.2 million of the increase.

        During the second, third and fourth quarters of 2008 we experienced a softening of advertising rates in the scatter and direct response markets as a result of deteriorating national economic conditions. This softening continued throughout 2009. The relative decrease in advertising revenue in the third quarter of 2008 compared to the second quarter of 2008 was greater than the seasonal decrease we would typically have expected. Advertising revenue for the fourth quarter of 2008 was $60.4 million compared to $63.0 million in the fourth quarter of 2007. We were not significantly affected by cancellations under advertising contracts. In response to the lower advertising rates, starting in the third quarter of 2008, we reduced the amount of time allotted to on-air self-promotion and increased the time available for paid advertising. The volume of advertising did not decrease.

        For 2008, Nielsen ranked the Hallmark Channel 11th in total day viewership with a 0.695 household rating and 8th in primetime with a 1.168 household rating among the 73 ad-supported cable channels in the United States market. Although we had an increase in distribution to the Nielsen Universe of approximately 2% in the fourth quarter of 2008 versus the fourth quarter of 2007, our household ratings were down 7% for the fourth quarter of 2008 compared to the fourth quarter of 2007. We believe that the reasons for this circumstance include significant sample adjustments to viewers in determining ratings, a shift of viewers to cable news channels during the unprecedented media coverage of the national elections and the economic crisis. Our year-to-date household ratings were also down slightly due to the 2008 Summer Olympics.

        Cost of services.    Cost of services as a percent of revenue decreased to 55% in 2008 as compared to 86% in 2007. This decrease resulted from the combined effects of the 20% increase in revenue, discussed above, and the 100% decrease in subscriber amortization fee amortization expense discussed below.

        Programming costs decreased $23.7 million or 14% from 2007 largely as a result of the December 31, 2007, expiration of our programming agreement with NICC and our efforts to manage costs. This was offset in part by our licensing of Hallmark Hall of Fame movies under a new 2008 agreement with Hallmark Cards that provides 10-year exhibition windows for all licensed films. During the third quarter of 2008, we entered into amendments to significant programming agreements which added programming and deferred certain payments of for program content to periods beyond 2008.

        Subscriber acquisition fee amortization expense resulted from subscriber acquisition costs incurred previously by us and amortized over the remaining life of the relevant distribution agreement. Subscriber acquisition fee amortization expense decreased 100% as all of the expense was netted against revenue in 2008. The Company's three largest affiliation agreements became fully amortized during the fourth quarter of 2007 as they expired and renewal agreements were executed.

        Negative film amortization of $5.2 million and $745,000 in 2007 and 2008, respectively, resulted principally from the Company's periodic reassessment and eventual payment of its liabilities for residuals and participations associated with the Company's third-party licensing and self-use of it film library prior to the sale of its international film rights in April 2005 and its domestic film rights in December 2006. In 2007, such favorable adjustments amounted to $521,000 in the second quarter and $4.7 million in the third quarter. In 2008, such adjustment amounted to $1.1 million in the third quarter.

        Operating costs in 2008 increased $1.3 million over 2007 primarily due to a $540,000 increase in expenses associated with the distribution of the Hallmark Movie Channel HD in high definition format and the $716,000 increase in salaries and benefits expense related to cost of living adjustments.

        Selling, general and administrative expense.    Our selling, general and administrative expense decreased $14.6 million or 23%. Contributing to this favorable change were decreases of $3.5 million in

RSU expense and $2.5 million in SAR expense. Also contributing was a $7.8 million decrease in legal expense, following our January 2008 settlement with NICC which was reflected in the 2007 year.

        Marketing expense.    Our marketing expense decreased 1%. During 2007, we invested in five significant marketing promotions. The five marketing promotions were centered around the original movies: "Love is a Four Letter Word" in February 2007, "A Stranger's Heart" in May 2007, "Avenging Angel" in July 2007, "All I Want for Christmas" in December 2007 and "The Note" in December 2007. The Company also had five significant marketing promotions in 2008 centered around the original movies: "The Good Witch" in January 2008, "Bridal Fever" in February 2008, "A Gunfighter's Pledge" in July 2008, and both "Old Fashioned Thanksgiving" and "Moonlight and Mistletoe" in November 2008. Total amounts spent for the five significant marketing promotions were lower in 2008 as compared to 2007. In addition to the radio, television, print and online advertising included in the significant marketing promotions, we executed a multi-market event to drive press coverage, viewer awareness and tune-in to the movie. The Company also engaged in other smaller, promotional activities throughout 2007 and 2008, with lower expenditures for these activities in 2008 as compared to 2007.

        Interest expense.    Interest expense in 2008 decreased $8.0 million compared to 2007. The principal balance of our credit facility decreased from $87.6 million at December 31, 2006, to $69.6 million at December 31, 2007, to $28.6 million at December 31, 2008. The interest rate on our bank credit facility decreased from 5.6% at December 31, 2007, to 1.22% at December 31, 2008. The benefit of this rate decrease was offset in part by higher principal balances on four of the five notes payable to Hallmark affiliates. Additionally, on April 14, 2008, the Tax Note was credited $1.5 million for the Company's share of an IRS interest refund that Hallmark Cards received. This refund of interest reduced the balance of the Tax Note. During the year ended December 31, 2007, the Company recorded $7.9 million of interest expense related to the Tax Note. See information on the Tax Note in "Bank Credit Facility and Hallmark Notes—Note and Interest Payable to Hallmark Cards" below. Interest expense in 2008 also included a $2.0 million reduction to give effect to our change in the estimate of our indemnification liability to the buyer of our international business as described in the next paragraph

        Gain on sale of discontinued operations.    The terms of our April 2005 sale of the international business require that we reimburse the buyer for its cost of residuals and participations incurred in connection with the its exploitation of the related international film rights through April 25, 2015. At the time of the sale, we recorded an estimate of our liability for this obligation and considered the amount in our determination of our loss from the sale of discontinued operations as reported in 2005. During the fourth quarter of 2008, the buyer requested us to reimburse it for such obligations incurred in connection with its exploitation of these films through December 31, 2007. Using the historical information provided by the buyer, we reduced the estimate of our remaining liability as of December 31, 2008, by $5.1 million. This change in estimate was reflected as a $3.1 million gain on sale of discontinued operations and a $2.0 million decrease in interest expense. Through December 31, 2008, the aggregate loss on sale of the international business was $1.8 million.

Liquidity and Capital Resources

Year Ended December 31, 2008 Compared to Year Ended December 31, 2009

        In 2008, our operating activities provided $48.1 million of cash compared to $37.6 million of in 2009. The Company's net loss for the year ended December 31, 2009, decreased $14.6 million to $22.6 million from $37.2 million for the year ended December 31, 2008. Our depreciation and amortization expense for 2009 decreased $12.2 million to $133.0 million from $145.2 million in 2008. The Company had lower additions to program license fees in 2009 as compared to 2008 due to amendments to agreements with certain third party programming suppliers during 2008 to add programming content. Pursuant to the Waiver Agreement, the Company paid $19.6 million for interest on the 2001, 2005 and 2006 Notes that accrued November 16, 2008, through September 30, 2009. The Company made programming payments of $138.4 million and $146.5 million in 2008 and 2009, respectively.

        Cash used in investing activities was $5.4 million and $1.4 million in 2008 and 2009, respectively. During 2008 and 2009, we purchased property and equipment of $1.9 million and $507,000, respectively. During 2008 and 2009, the Company paid $3.6 million and $936,000, respectively, to the buyer of the international business for amounts due under the terms of the sale agreement, primarily for reimbursement of transponder lease payments. The Company established a liability and recorded a related loss for these payments as part of the 2005 sale of our international business.

        Cash used in financing activities was $41.9 million and $28.4 million in 2008 and 2009, respectively. We borrowed $30.5 million and $18.1 million under our credit facility to supplement the cash requirements of our operating and investing activities in 2008 and 2009, respectively. We repaid principal of $71.5 million and $45.6 million under our bank credit facility in 2008 and 2009, respectively.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2008

        In 2007, our operating activities provided $14.6 million of cash compared to $48.1 million of in 2008. The most significant contribution to this favorable change of $33.5 million was the increase in operating cash receipts from $240.4 million to $282.6 million during the years ended December 31, 2007 and 2008, respectively. Additionally, the Company's net loss for the year ended December 31, 2008, decreased $121.8 million to $37.2 million from $159.0 million for the year ended December 31, 2007. Our depreciation and amortization expense for 2008 decreased $47.1 million to $145.2 million from $198.2 million in 2007. The Company had higher additions to program license fees in 2008 as compared to 2007 due to amendments to agreements with certain third party programming suppliers during 2008 to add programming content. On January 5, 2009, pursuant to the Waiver Agreement, the Company paid $3.9 million for interest on the 2001, 2005 and 2006 Notes that accrued from November 16, 2008, through December 31, 2008.

        Cash used in investing activities was $7.8 million and $5.4 million in 2007 and 2008, respectively. During 2007 and 2008, we purchased property and equipment of $1.7 million and $1.9 million, respectively. During 2007 and 2008, the Company paid $4.1 million and $3.6 million, respectively, to the buyer of the international business for amounts due under the terms of the sale agreement, primarily for reimbursement of transponder lease payments. In 2007, we purchased a film asset for $2.1 million.

        Cash used in financing activities was $18.8 million and $41.9 million in 2007 and 2008, respectively. We borrowed $18.1 million and $30.5 million under our credit facility to supplement the cash requirements of our operating and investing activities in 2007 and 2008, respectively. We repaid principal of $36.3 million and $71.5 million under our bank credit facility in 2007 and 2008, respectively.

Contractual Obligations

        The following table summarizes the future cash disbursements to which we are contractually committed as of December 31, 2009:

	Scheduled Payments by Period in Millions
Contractual Obligations	Total	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years
Credit facility and interest payable(1)	$1.0	$1.0	$—	$—	$—
Company obligated mandatorily redeemable preferred interest, including accretion(2)	25.0	25.0	—	—	—
Senior secured note to HC Crown, including accrued interest(1)	883.8	39.3	844.5	—	—
Notes and interest payable to Hallmark Cardsaffiliates(1)	351.3	351.3	—	—	—
Capital lease obligations(1)	21.5	2.2	4.3	4.3	10.7
Operating leases	30.3	5.9	10.9	9.9	3.6
Other obligations
Program license fees payable for non-affiliate current and future windows(3)(4)	276.4	102.1	125.3	49.0	—
Program license fees payable for Hallmark Cards affiliate current and future windows(3)(4)	8.0	1.4	3.2	3.4	—
Funding of original productions(3)(4)	33.0	20.2	12.8	—	—
Subscriber acquisition fees	0.5	0.5	—	—	—
Obligations to NICC due to January 2, 2008 Agreement(5)	2.8	2.8	—	—	—
Deferred compensation and interest	2.5	0.9	0.6	0.3	0.7
Payable to buyer of international business	1.2	1.2	—	—	—
Other payables to buyer of international business	0.6	0.3	0.1	0.1	0.1
Other payables to buyer of film assets	21.0	4.3	4.8	6.0	5.9

Total Contractual Cash Obligations	$1,658.9	$558.4	$1,006.5	$73.0	$21.0

(1)
Includes future interest. . Subsequent to the balance sheet date, the termination dates were extended to August 31, 2010. These amounts do not contain interest for the period May 1 through August 31, 2010.

(2)
The company obligated mandatorily redeemable preferred interest is to be redeemed on or before December 31, 2010.

(3)
The amounts and timing for certain of these commitments are contingent upon the future delivery date and type of programming produced, and, as such, the estimated amount and timing may change.

(4)
Contains airing windows that open subsequent to year end and, therefore, the liability is not included on the balance sheet as of December 31, 2009.

(5)
Pursuant to the January 2, 2008, agreement, the Company paid NICC $1.3 million in January 2010. Also, the Company made a 6% payment based on the outstanding balance of the VISN preferred interest in Crown Media United States in January 2010.

  Cash Flows

        As of December 31, 2009, the Company had $10.5 million in cash and cash equivalents on hand and $44.0 million of borrowing capacity under the bank credit facility. On March 2, 2010, the Company and the bank set the maximum amount that could be borrowed under the bank credit facility at $30.0 million and extended the maturity date to August 31, 2010. After this amendment, the Company had $30.0 million of current borrowing capacity under the bank credit facility. Day-to-day cash disbursement requirements have typically been satisfied with cash on hand and operating cash receipts supplemented with the borrowing capacity available under the bank credit facility and forbearance by Hallmark Cards and its affiliates. The Company's management anticipates that the principal uses of cash up to August 31, 2010, will include the payment of operating expenses, accounts payable and accrued expenses, programming costs, costs incurred in connection with the Recapitalization, interest and repayment of principal under the bank credit facility and interest of approximately $15.0 million to $18.0 million due under certain notes to Hallmark Cards affiliates from January 1 through August 31, 2010. The amounts outstanding under the bank credit agreement and those notes to Hallmark affiliates are due August 31, 2010 as discussed below.

        The Company generated positive cash flows from operating activities for each of the years ended December 31, 2007, 2008 and 2009. As indicated below, there can be no assurance that the Company's operating activities will generate positive cash flow in future periods.

        Another significant aspect of the Company's liquidity is the deferral of payments on obligations owed to Hallmark Cards and its subsidiaries. Under the Amended and Restated Waiver Agreement as amended with Hallmark Cards and its affiliates (the "Waiver Agreement"), the deferred payments under such obligations are extended to August 31, 2010. These obligations comprised $345.3 million at December 31, 2009. An additional $758.8 million (10.25% Senior Secured Note) of principal and interest outstanding at December 31, 2009, payable to a Hallmark Cards' affiliate in August 2011, is also subject to the Waiver Agreement until August 31, 2010. Interest amounts related to the 10.25% note will be added to principal through August 5, 2010. The deferral of payments under the Waiver Agreement terminates on August 31, 2010. Hallmark Cards and its affiliates have no obligation, and have stated no intent, to extend this termination date. The note purchase agreement for the senior note provides that if there is an event of default with respect to any other indebtedness in excess of $5.0 million, the accreted value and any accrued and unpaid interest on the senior note would become due and payable.

        The Company's ability to pay amounts outstanding under the bank credit facility on the maturity date is highly dependent upon its ability to generate sufficient, timely cash flow from operations between January 1 and August 31, 2010. Based on the Company's forecasts for 2010, which assume no principal payments on notes payable to Hallmark Cards and its affiliates, the Company would have sufficient cash to repay all or most of the bank credit facility on the maturity date, if necessary. However, there is uncertainty regarding the Company's future advertising revenues, so it is possible that cash flows may be less than the expectations of the Company's management.

        Upon maturity of the credit facility on August 31, 2010, to the extent the facility has not been paid in full, renewed or replaced, the Company could exercise its option under the Waiver Agreement and require Hallmark Cards to purchase the interest of the lending bank in the facility. In that case, Hallmark Cards would have all the obligations and rights of the lending bank under the bank credit facility and could demand payment of outstanding amounts at any time after August 31, 2010, under the terms of the Waiver Agreement.

        The Company believes that cash on hand, cash generated by operations, and borrowing availability under its bank credit facility through August 31, 2010, when combined with (1) the deferral of otherwise required payments under the 10.25% Senior Secured Note related-party debt and the tax sharing agreement, and (2) if necessary, Hallmark Cards' purchase of any outstanding indebtedness under the bank credit facility on August 31, 2010 will be sufficient to fund the Company's operations and enable the Company to meet its liquidity needs until the earlier of August 31, 2010 or the closing of the Recapitalization described above.

        The Company has entered into the Master Recapitalization Agreement for the Recapitalization transactions, including the exchange of existing debt owed to H C Crown Corp. for new debt, preferred stock and common stock. It is a condition of the Recapitalization that the Company have obtained a revolving credit facility from a third-party lender, guaranteed by Hallmark Cards or one of its affiliates, with a term of not less than 360 days of the closing date of the Recapitalization, with the availability of at least $30.0 million and on other terms and conditions reasonably acceptable to the Company. If the Recapitalization is closed as contemplated at this time, the Company believes that cash on hand, cash generated by operations and borrowing availability under the contemplated revolving credit facility will be sufficient to fund the Company's operations and enable the Company to meet its liquidity needs until at least March 31, 2011.

        The form of credit agreement with HCC and other Hallmark Card affiliates in the Recapitalization requires that, prior to closing of the credit agreement, the Company establish with a financial institution a reserve account (called the "NICC Reserve Account") in the Company's name for amounts that the Company may choose as a sinking fund with respect to the $25.0 million payable by December 31, 2010, for the redemption of the preferred interest in Crown Media United States. The preferred interest is held by VISN Management Corp. which is a wholly-owned subsidiary of National Interfaith Cable Coalition. At no time may the amounts in the NICC Reserve Account exceed $25.0 million. In order to redeem the preferred interest, the Company may need to borrow up to $25.0 million under the bank credit facility.

        The sufficiency of the existing sources of liquidity to fund the Company's operations is dependent upon maintaining subscriber and advertising revenue at or near the amount of such revenue for the year ended December 31, 2009. A significant decline in the popularity of the Channels, a further economic decline in the advertising market, an increase in program acquisition costs, an increase in competition or other adverse changes in operating conditions could negatively impact the Company's liquidity and its ability to fund the current level of operations.

        The closing of the Recapitalization is subject to a number of conditions, including, among other things, (a) representations and warranties of the Company being accurate, (b) obtaining the revolving credit agreement mentioned above, (c) no judgment or order which prohibits the consummation of the Recapitalization and (d) Hallmark Cards' not having delivered a written notice to the Company certifying that Hallmark Cards in its sole discretion shall have determined that the status of any pending or threatened litigation or regulatory proceeding involving the Company or its subsidiaries in connection with the Recapitalization is unsatisfactory to Hallmark Cards. If for any reason the Recapitalization is not consummated, the Company would be unable to meet its obligations which become due on August 31, 2010, which provides substantial doubt about the entity's ability to continue. In addition, it is unlikely that the Company could obtain, without a guarantee or other support of Hallmark Cards, other equity or debt financing prior to August 31, 2010 in order to replace or refinance obligations becoming due on that date. This is the view of the special committee which considered and negotiated the Recapitalization. Accordingly, the Company believes the ability of the Company to continue its operations depends upon completion of the Recapitalization.

        The special committee of the Board believes that the Recapitalization is fair to the stockholders (other than Hallmark Cards and its affiliates) and in the best interest of the Company.

  Bank Credit Facility and Hallmark Notes

        In 2001, we entered into a credit agreement (which agreement has been amended subsequently, with the most recent amendment dated March 2, 2010) with a syndicate of banks, led by JP Morgan

Chase Bank, N.A. as Administrative Agent and Issuing Bank. The facility is guaranteed by our subsidiaries, is secured by all tangible and intangible property of Crown Media Holdings and its subsidiaries, and is guaranteed by Hallmark Cards. As a result of amendments through March 2010, the bank credit facility is a revolving line of credit with JP Morgan Chase Bank, N.A., in the amount of $30.0 million due on August 31, 2010. The credit agreement for the bank credit facility, including all of its amendments, are exhibits to this Report or are incorporated herein by reference.

        In connection with Amendment No. 14, JP Morgan Chase Bank became the sole lender under the bank credit facility by acquiring the interests of all other lending banks. Concurrent with the execution of the March 2008 amendment, the existing Hallmark Cards' support letter of credit was reissued by JPMorgan in the face amount of $90.0 million and with an expiration date of June 10, 2009. Effective April 1, 2009, this letter of credit was cancelled with the permission of JPMorgan Chase Bank, and Hallmark Cards is providing a guarantee agreement.

        Each loan under the bank credit facility bears interest at a Eurodollar rate or an alternate base rate as we may request at the time of borrowing. The Eurodollar rate is based on the London interbank market for Eurodollars, and remains in effect for the time period of the loan ranging from one, two, three, six or twelve months. The alternate rate is based upon the prime rate of JP Morgan Chase Bank, a certificate of deposit rate or the Federal Funds effective rate, which is adjusted whenever the rates change. We were required to pay a commitment fee of 0.15% per annum of the committed, but not outstanding, amounts under the revolving credit facility, payable in quarterly installments. Pursuant to Amendment No. 15, the commitment fee of 0.15% per annum was increased to 0.375% per annum, which results in no increase to us because the difference was previously paid by us to Hallmark Cards.

        The credit agreement, as amended, contains a number of affirmative and negative covenants. Negative covenants include, among other things: Limitations on indebtedness; liens; investments; "Restricted Payments;" changes in our business activities; and not amending the promissory note with HC Crown, a related letter of credit issued for our benefit or certain of our other material agreements. Restricted Payments include any distribution on our equity, any redemption or other acquisition of our equity including redemption of the company obligated mandatorily redeemable preferred interest, any payment on debt of Crown Media Holdings which is subordinated to the bank loans, any reduction of the HC Crown line of credit for Crown Media Holdings, any payment on certain obligations assumed by Crown Media Holdings under the purchase agreement for the film assets and any other payment to Hallmark Cards or any of its affiliates. The credit agreement, however, permits Crown Media Holdings to make payments to Hallmark Cards or an affiliate in payment of a valid outstanding obligation (but not any principal payments in excess of $10.0 million in the aggregate with respect to such obligations, subject to any applicable subordination agreement) or any commercially reasonable fees in consideration for Hallmark Cards having extended its guarantee for the bank credit facility under Amendment No. 15.

        Events of default under the amended credit agreement include, among other things, (1) the failure to pay principal or interest, with the default continuing unremedied for five days after receipt of a remittance advice, (2) a failure to observe covenants, (3) a change in control, (4) the Hallmark Cards' guarantee of the credit facility shall have expired or otherwise terminated or Hallmark Cards shall have disavowed its obligations under the guarantee or default shall otherwise have occurred in accordance with the terms of the guarantee, (5) a termination by Hallmark Cards or any of its affiliates of the right of Crown Media Holdings or its subsidiaries to use the names "Hallmark" or "Crown" in their television services or any Channels owned or operated by them. For purposes of the credit facility, a change in control means that (a) Hallmark Cards ceases to own directly or indirectly at least 80% of the equity interest of Hallmark Entertainment Investment, (b) Hallmark Entertainment Holdings ceases to have sufficient voting power to elect a majority of Crown Media Holdings' board of directors or beneficial ownership of over a majority of the outstanding equity interest of Crown Media Holdings having voting power, (c) the majority of the Board is not comprised of individuals who were either in office or who were nominated by a two-third's vote of individuals in office or so nominated as at December 17, 2001, or (d) the consummation by the Company of a Rule 13e-3 transaction (or a "going-private" transaction) as defined in the Securities Exchange Act.

        Affirmative covenants include, without limitation, the following: (1) (a) within 90 days after the end of each fiscal year, submit to the banks audited consolidated financial statements of the Company required to be submitted to the S.E.C., and (b) within 45 days after the end of each of the first three fiscal quarters, submit to the banks unaudited consolidated financial statements of the Company required to be submitted to the S.E.C.; (2) cause the Company's corporate existence to be effective; (3) keep tangible properties material to the Company's business in good condition; (4) provide notice of the following material events: (a) any event of default, (b) material adverse change in the condition or operations of any credit party, (c) any action which could affect the performance of the credit parties' obligations under the Credit Agreement, (d) any other event which could result in a material adverse effect, (e) opening or change of any executive office, (f) change in the name of the credit parties, (g) any event which affects the collectibility of receivables or decrease the value of the collateral, (h) proposed material amendment to any material agreement that are part of the collateral and (i) any notice which a credit party received with respect to a claimed default; (5) (a) insure its assets adequately, (b) insure against other hazards and risks, (c) maintain distributor's "errors and omissions" insurance, (d) maintain broadcaster's "errors and omissions" insurance, (e) cause all insurance to provide to the Lender a written notice of any termination or material change of coverage and (f) upon request, provide to the Lender a statement of insurance coverage; (6) maintain true and complete books and records of financial operations and provide the Agent access to such books and records; (7) observe and perform all material agreements with respect to the distribution/exploitation of the Products (as defined in the Credit Agreement); (8) pay all taxes and other governmental charges and indebtedness in the ordinary course of business of the credit parties; (9) defend the collateral against all liens, other than permitted encumbrances; (10) upon receipt of any (a) payment from any obligor which should be remitted to the Agent or (b) the proceeds of any sale of Product, remit such payment or proceeds to the Agent; (11) comply with all applicable environmental laws, notify the Agent of any material violation of any applicable environmental laws and indemnify the Agent and the Issuing Bank against any environmental law-related claims; and, (12) (a) upon request, execute and deliver all necessary documents to perfect the liens on the collateral and to carry out the purpose of the Credit Agreement and its ancillary documents and (b) clarify, if necessary, the chain of title for any item of the Products.

        Negative covenants include limitations on (1) indebtedness, (2) liens, (3) guaranties, (4) investments, (5) making "Restricted Payments," (Restricted Payments include any distribution on equity, any redemption or other acquisition of our equity including redemption of the company obligated mandatorily redeemable preferred interest, any payment on debt of the Company which is subordinated to the bank loans, any reduction of the HC Crown line of credit for the Company, any payment on certain obligations assumed by the Company under the purchase agreement for the film assets and any other payment to Hallmark Cards or any of its affiliates. The credit agreement, however, permits the Company to make payments to Hallmark Cards or an affiliate in payment of a valid outstanding obligation (but not any principal payments in excess of $10.0 million in the aggregate with respect to such obligations, subject to any applicable subordination agreement) or any commercially reasonable fees in consideration for Hallmark Cards having extended its guarantee for the bank credit facility, (6) sale of assets, (7) sale of receivables, (8) entering into any sale and leaseback transactions, (9) entering into transactions with affiliates, (10) amending the promissory note with HC Crown, a related letter of credit issued for our benefit or certain of our other material agreements, (11) creating negative pledge, (12) mergers or acquisitions, (13) production of any item of Product in any fiscal year having an aggregate budgeted negative cost in excess of $5.0 million, (14) changing our business activities, (15) entering into certain transactions that are prohibited under ERISA, (16) entering into any interest rate protection agreement or currency agreement, (17) acquiring or creating any new subsidiary, (18) using or storing hazardous materials on our premises, and (19) creating any first tier subsidiary other than CM Intermediary or have any asset related to the Channel at a level above CM Intermediary.

Waiver and Standby Purchase Agreement

        On March 10, 2008, the Company, Hallmark Cards and affiliates of Hallmark Cards who hold obligations of the Company entered into an Amended and Restated Waiver and Standby Purchase Agreement, which was most recently amended in February 2010, as part of the Master Recapitalization Agreement, to extend the waiver period to August 31, 2010 (the "Waiver Agreement"). The Waiver Agreement defers payments (excluding interest on the 2001, 2005 and 2006 notes listed below) due on any of the following obligations (the "Subject Obligations") until August 31, 2010 and interest on the 10.25% Note until August 5, 2010, or an earlier date as described below as the waiver termination date, whereupon all of these amounts become immediately due and payable (the "Waiver Period"). Each of these listed agreements is described below in Item 13 "Certain Relationships and Related Transactions".

  •
  Note and interest payable to HC Crown, dated December 14, 2001, in the original principal amount of $75.0 million, payable to HC Crown. (Total amount outstanding at December 31, 2008 and 2009, including accrued interest was $109.8 million and $110.0 million, respectively.)

  •
  $70.0 million note and interest payable to Hallmark Cards affiliate, dated as of March 21, 2006, arising out of the sale to Crown Media Holdings of the Hallmark Entertainment film library. (Total amount outstanding at December 31, 2008 and 2009, including accrued interest was $62.7 million and $62.8 million, respectively.)

  •
  10.25% senior secured note, dated August 5, 2003, in the initial accreted value of $400.0 million, payable to HC Crown. (Total amount outstanding at December 31, 2008 and 2009, including accrued interest was $686.6 million and $758.8 million, respectively.)

  •
  Note and interest payable to Hallmark Cards affiliate, dated as of October 1, 2005, in the principal amount of $132.8 million. (Total amount outstanding at December 31, 2008 and 2009, including accrued interest was $172.1 million and $172.4 million, respectively.)

  •
  All obligations of the Company under the bank credit facility by virtue of Hallmark Cards' deemed purchase of participations in all of the obligations under a guarantee which Hallmark Cards has given in support of the facility or the purchase by Hallmark Cards of all these obligations pursuant to the bank credit facility.

  •
  Any and all amounts due and owing to Hallmark Cards pursuant to the Tax Sharing Agreement (Total amount outstanding at December 31, 2009, was $8.5 million.).

        Interest will continue to accrue on these obligations during the Waiver Period and is payable as indicated above. The Waiver Agreement also contains certain covenants, including but not limited to (1) our covenant not to take any action (including the issuance of new stock or options) that would prohibit us from being included as a member of Hallmark Cards consolidated federal tax group, (2) compliance with obligations in the loan documents for the bank credit facility and (3) commercially reasonable efforts to refinance the obligations subject to the Waiver Period. Pursuant to the Waiver Agreement, the Company must make prepayments on the outstanding debt from 100% of any "Excess Cash Flow" during the Waiver Period. There was Excess Cash Flow of $7.7 million for the year ended December 31, 2009, of which $4.6 million of interest on the 2001, 2005 and 2006 Notes was remitted to a Hallmark Cards' affiliate on January 5, 2010. See Note 8 to the Consolidated Financial Statements for the Use of the Excess Cash Flow to make payments to a Hallmark Cards affiliate and to Hallmark Cards. Pursuant to the Master Recapitalization Agreement, we have not made the payments representing the remaining amounts of Excess Cash Flow for 2009. Payment continues to be deferred under the extension of the Waiver Agreement. Excess Cash Flow for 2008 of $45.9 million was used to make payments on the bank credit facility of $40.9 million, on the Tax Note of $228,000 and on interest payments of $4.7 million.

        The waiver termination date is August 31, 2010, or earlier upon occurrence of certain events including but not limited to the following: (a) the Company fails to pay any principal or interest, regardless of amount, due on any indebtedness to unrelated parties (other than the bank credit facility) with an aggregate principal amount in excess of $5.0 million or any other event or condition occurs that results in any such indebtedness becoming due prior to its scheduled maturity, provided that the waiver will not terminate if the Company reduces the principal amount of such indebtedness to $5.0 million or less within five business days of a written notice of termination from Hallmark Cards; or (b) the Company fails to pay interest on the bank credit facility described above to the extent that Hallmark Cards has purchased all or a portion of the indebtedness thereunder or to perform any covenants in the Waiver Agreement.

        Under the Waiver Agreement, if the bank lender under the bank credit facility accelerates any of the indebtedness under the bank credit facility or seeks to collect any indebtedness under it, the Company may elect to exercise its right to require that Hallmark Cards or its designated subsidiary exercise an option to purchase all the outstanding indebtedness under the bank credit facility as provided in the bank credit facility. All expenses and fees in connection with this purchase would be added to the principal amount of the credit facility obligations.

        The Waiver Agreement does not limit any existing rights of Hallmark Cards or its affiliates to offset amounts owed to us under the Hallmark Tax Sharing Agreement or as otherwise agreed by us against these obligations. Additionally, during the Waiver Period, Hallmark Cards was permitted to offset future tax benefits it realizes pursuant to the Tax Sharing Agreement, first against accrued and unpaid interest and then to the unpaid principal balance of the Tax Note until the earlier of such time as the balance reaches zero or the maturity date of the Tax Note. The Tax Note was paid in full (both principal and interest) on December 31, 2008, without penalty.

        With tax sharing payments included in the deferred obligations, estimated tax sharing payments, if any, which the Company would otherwise be required to pay to Hallmark Cards after consideration of the deferred deductibility of interest on the 10.25% Senior Secured Note are deferred until August 31, 2010. Pursuant to the terms of the Tax Sharing Agreement, prior to changes as part of the Recapitalization, the Company will not realize a current tax benefit from such interest until it is paid to Hallmark Cards.

        In addition, we provided a release to Hallmark Cards and related parties for any matters prior to the date of the restated Waiver Agreement.

        In consideration for Hallmark Cards to execute Amendment No. 4 to the waiver and standby agreement, on July 27, 2007, the Company executed a Copyright Security Agreement and Security and Pledge Agreement for the benefit of Hallmark Cards and its affiliates. Under the agreements, the Company and its subsidiaries grant security interests to Hallmark Cards and its affiliates in any copyright license and program license agreements and all other personal property.

Hallmark Guarantee; Interest and Fee Reductions

        Hallmark Cards has provided to the lending bank under the credit facility the Hallmark Cards facility guarantee. The guarantee is unconditional for obligations of the Company under the bank credit facility. If any payment is made on the guarantee, it will be treated as a purchase of the lending bank's interest in the credit facility.

        Prior to April 1, 2009, Hallmark Cards provided an irrevocable letter of credit to JP Morgan Chase Bank as credit support for our obligations under the Company's bank credit facility for which we previously paid the letter of credit fees. This letter of credit was cancelled on April 1, 2009.

        The above mentioned credit support provided by Hallmark Cards resulted in reductions in the interest rate and commitment fees under the credit facility; however, we agreed to pay and have paid an amount equal to the reductions in the interest rate and commitment fees to Hallmark Cards. Prior to April 1, 2009, we paid 2.25% and 0.375% to Hallmark Cards, representing the reductions in the interest rate and commitment fees, respectively. On April 1, 2009, as noted in Note 8, the interest rate and commitment fees under the renewed credit facility increased and we began paying Hallmark Cards a smaller reduction amount of the interest rate and commitment fees equal to 0.75% and 0.125%.

Senior Secured Note

        In August 2003, the Company issued a senior note to HC Crown for $400.0 million. In accordance with the Waiver Agreement, cash payments are not required until February 5, 2011 (which is the first payment date after August 31, 2010). The principal amount of the senior secured note accretes at 10.25% per annum, compounding semi-annually, to August 5, 2010. From that date, interest at 10.25% per annum is scheduled to be payable semi-annually in arrears on the accreted value of the senior note to HC Crown on February 5, 2011, and upon maturity on August 5, 2011, and is pre-payable without penalty. At December 31, 2008 and 2009, $686.6 million and $758.8 million, respectively, of principal and interest were included in the senior note payable in the accompanying consolidated balance sheets. The note purchase agreement for the senior note provides that if there is an event of default with respect to any other indebtedness in excess of $5.0 million, the accreted value and any accrued and unpaid interest on the senior note would become due and payable. The note purchase agreement for the senior note contains certain restrictive covenants which, among other things, prevent the Company from incurring any additional indebtedness, purchasing or otherwise acquiring shares of the Company's stock, investing in other parties and incurring liens on the Company's assets. As a fee for the issuance of the notes, the Company paid $3.0 million to HC Crown, which was initially capitalized and is being amortized as additional interest expense over the term of the note payable.

Note and Interest Payable to HC Crown

        On December 14, 2001, the Company executed a $75.0 million promissory note with HC Crown. Pursuant to the Waiver Agreement, the note is payable in full on August 31, 2010 (although the maturity date of the note is December 31, 2009). Under the Waiver Agreement, accrued interest on this 2001 Note was added to principal through November 15, 2008. Commencing November 16, 2008, interest is payable in cash, quarterly in arrears five days after the end of each calendar quarter. This note is subordinate to the bank credit facility. The rate of interest under this note is currently LIBOR plus 5% per annum (9.05% and 5.29% at December 31, 2008 and 2009, respectively). At December 31, 2008 and 2009, $108.6 million, is reported as note payable to Hallmark Cards affiliate and $1.3 million and $1.5 million, respectively, are reported as interest payable to Hallmark Cards affiliate on the accompanying consolidated balance sheet. Interest of $6.3 million was paid in 2009, and interest of $1.5 million was paid on January 5, 2010.

Note and Interest Payable to Hallmark Cards Affiliate

        On October 1, 2005, the Company converted approximately $132.8 million of its license fees payable to Hallmark affiliates to a promissory note. The rate of interest under this note is currently LIBOR plus 5% per annum (9.05% and 5.29% at December 31, 2008 and 2009, respectively). Pursuant to the Waiver Agreement, the promissory note is payable in full on August 31, 2010 (although the maturity date of the note is December 31, 2009). Under the Waiver Agreement, accrued interest on this 2005 Note was added to principal through November 15, 2008. Commencing November 16, 2008, interest is payable in cash, quarterly in arrears five days after the end of each calendar quarter. At December 31, 2008 and 2009, $170.1 million is reported as note payable to Hallmark Cards affiliate and $2.0 million and $2.3 million, respectively, are reported as interest payable to Hallmark Cards affiliate on the accompanying consolidated balance sheet. Interest of $9.8 million was paid on in 2009, and interest of $2.3 million was paid on January 5, 2010.

Note and Interest Payable to Hallmark Cards Affiliate

        On March 21, 2006, the Company converted approximately $70.4 million of its payable to a Hallmark Cards affiliate to a promissory note. The rate of interest under this note is currently LIBOR plus 5% per annum (9.05% and 5.29% at December 31, 2008 and 2009, respectively). Pursuant to the Waiver Agreement, the promissory note is payable in full on August 31, 2010 (although the maturity date of the note is December 31, 2009). Under the Waiver Agreement, accrued interest on this 2006 Note was added to principal through November 15, 2008. Commencing November 16, 2008, interest is payable in cash, quarterly in arrears five days after the end of each calendar quarter. At December 31, 2008 and 2009, $62.0 million is reported as note payable to Hallmark Cards affiliates and $717,000 and $838,000, respectively, are reported as interest payable to Hallmark Cards affiliate on the accompanying consolidated balance sheet. Interest of $3.6 million was paid in 2009, and interest of $838,000 was paid on January 5, 2010.

Note and Interest Payable to Hallmark Cards

        During 2007, the Internal Revenue Service completed its examination of Hallmark Cards' consolidated tax returns for fiscal years 2003 and 2004 and determined that, with respect to a portion of the losses attributable to the Company for fiscal years 2003 and 2004, Hallmark Cards should not have carried back such losses to its consolidated federal tax returns filed for fiscal years 2001 and 2002. These losses are available as carry-forwards in the consolidated federal tax return beginning in 2005 and later years. Furthermore, the examination changed the amount of foreign tax credits that had previously been conveyed to the Company under the Tax Sharing Agreement. Because the Company's share of the tax benefits realized from such losses and credits, $25.2 million, were either contributed to the Company in cash or applied as an offset against amounts owed by the Company to other members of the consolidated group, the Company was obligated to return this amount to Hallmark Cards plus interest related thereto in the amount of $7.9 million. As a result, the Company recorded a $33.1 million payable to Hallmark Cards with a corresponding $25.2 million reduction of additional paid-in capital and a $7.9 million charge to interest expense, all of which were recognized during 2007.

        On July 27, 2007, the Company replaced a payable to Hallmark Cards under the Tax Sharing Agreement with a $33.1 million promissory note payable to Hallmark Cards due in July 2009 with interest at LIBOR plus 3% per annum (the "Tax Note"). The Tax Note could be prepaid in whole or in part with no penalty. The Company was not required to make any cash payments prior to maturity. Until the Tax Note and related interest were paid in full, Hallmark Cards offset any future tax benefits it realized pursuant to the Tax Sharing Agreement, first against accrued and unpaid interest and then against the unpaid principal balance. In 2007, Hallmark Cards offset $12.2 million against $1.1 million of accrued and unpaid interest and $11.1 million of unpaid principal. Additionally, in September 2007, the Company recorded an additional $85,000 charge to interest expense related to the receipt of an invoice for the actual amount owed in regard to the return of tax benefits under the Tax Sharing Agreement. In 2008, Hallmark Cards offset $21.3 million against $1.0 million of accrued and unpaid interest and $20.3 million of unpaid principal.

        On April 14, 2008, the Internal Revenue Service refunded to Hallmark Cards a portion of the interest previously paid in connection with the disallowance of certain net operating losses. In July 2008, Hallmark Cards notified the Company that they had reduced the Company's indebtedness as of

April 14, 2008, under the Tax Note by $1.5 million in consideration of the Company's applicable portion of such refund. Accordingly, the Company reduced interest expense during 2008.

        In December 2008, the Company paid $121,000 in principal and $107,000 in interest to fully satisfy its obligation under this note. The Tax Note and all payments thereunder were subordinated to the bank credit facility extended to the Company by JP Morgan Chase Bank.

Interest Expense Paid to HC Crown

        Interest expense paid to HC Crown was $1.8 million for the year ended December 31, 2007, $1.1 million for the year ended December 31, 2008, and $1.0 million for the year ended December 31, 2009. Prior to Amendments No. 8 and No. 10 to the Company's credit facility, such amounts would have been paid to the bank syndicate.

Tax Sharing Agreement

        On March 11, 2003, Crown Media Holdings became a member of Hallmark Cards consolidated federal tax group and entered into the Tax Sharing Agreement with Hallmark Cards. Hallmark Cards includes Crown Media Holdings in its consolidated federal income tax return. Accordingly, Hallmark Cards has benefited from past tax losses and may benefit from future tax losses, which may be generated by Crown Media Holdings. Based on the Tax Sharing Agreement, Hallmark Cards pays Crown Media Holdings all of the benefits realized by Hallmark Cards as a result of consolidation, 75% in cash on a quarterly basis and the balance when Crown Media Holdings becomes a taxpayer. Under the Tax Sharing Agreement, at Hallmark Cards' option, this 25% balance may also be applied as an offset against any amounts owed by Crown Media Holdings to any member of the Hallmark Cards consolidated group under any loan, line of credit or other payable, subject to any limitations under any loan indentures or contracts restricting such offsets.

        The Company received $21.3 million under the Tax Sharing Agreement during 2008, which were offset against the Tax Note. The Company incurred liability under the Tax Sharing Agreement to Hallmark Cards in the amount of $8.5 million during 2009. This amount remains owed to Hallmark Cards as of December 31, 2009, and is covered by the Waiver Agreement.

        The Tax Sharing Agreement will be amended in the Recapitalization. See "Recapitalization" in Item 1, Business and Note 1 to the Consolidated Financial Statements.

ITEM 7A.    Quantitative and Qualitative Disclosures about Market Risk

        We only invest in instruments that meet high credit and quality standards, as specified in our investment policy guidelines. These instruments, like all fixed income instruments, are subject to interest rate risk. The fixed income portfolio will decline in value if there is an increase in interest rates. If market interest rates were to increase immediately and uniformly by 10% from levels as of December 31, 2009, the decline of the fair value of the fixed income portfolio would not be material.

        As of December 31, 2009, our cash, cash equivalents and short-term investments had a fair value of $10.5 million, which was invested in cash and short-term commercial paper. The primary purpose of these investing activities has been to preserve principal until the cash is required to fund operations or can be used to reduce borrowings under our credit facility based on the maturity schedule of loans under that agreement. Consequently, the size of this portfolio is nominal and fluctuates as cash is provided by and used in our business.

        The value of certain investments in this portfolio can be impacted by the risk of adverse changes in securities and economic markets and interest rate fluctuations. For the year ended December 31, 2009, the impact of interest rate fluctuations, changed business prospects and all other factors did not have a material impact on the fair value of this portfolio, or on our income derived from this portfolio.

        We have not used derivative financial instruments for speculative purposes. As of December 31, 2009, we are not hedged or otherwise protected against risks associated with any of our investing or financing activities.

We are exposed to market risk.

        We are exposed to market risk, including changes to interest rates. To reduce the volatility relating to these exposures, we may enter into various derivative investment transactions in the near term pursuant to our investment and risk management policies and procedures in areas such as hedging and counterparty exposure practices. We have not and will not use derivatives for speculative purposes.

        If we use risk management control policies, there will be inherent risks that may only be partially offset by our hedging programs should there be any unfavorable movements in interest rates or equity investment prices.

        The estimated exposure discussed below is intended to measure the maximum amount we could lose from adverse market movements in interest rates and equity investment prices, given a specified confidence level, over a given period of time. Loss is defined in the value at risk estimation as fair market value loss.

Our interest income and expense is subject to fluctuations in interest rates.

        Our material interest bearing assets consisted of cash equivalents and short-term investments. The balance of our interest bearing assets was $10.5 million, or 1% of total assets, as of December 31, 2009. Our material liabilities subject to interest rate risk consisted of our bank credit facility, our line of credit and interest payable to HC Crown, our line of credit and interest payable to Hallmark Cards affiliate, and our note and interest payable to Hallmark Cards affiliate. The balance of those liabilities was $346.3 million, or 25% of total liabilities, as of December 31, 2009. Net interest expense for the year ended December 31, 2009, was $100.5 million, 36%, of our total revenue. Our net interest expense under these liabilities is sensitive to changes in the general level of interest rates, primarily U.S., LIBOR and Eurodollar interest rates. In this regard, changes in U.S. and LIBOR interest rates affect the fair value of interest bearing liabilities.

        If market interest rates were to increase or decrease by 1% from levels as of December 31, 2009, our interest expense would increase or decrease by $3.6 million.

ITEM 8.    Financial Statements and Supplementary Data

        Our Consolidated Financial Statements begin at page F-1 of this Annual Report on Form 10-K.

ITEM 9.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

ITEM 9A.    Controls and Procedures

Disclosure Controls and Procedures

        As of the end of the period covered by this report, the Company, under the supervision and with the participation of the Company's management, including its Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of the design and operation of the Company's disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) as of December 31, 2009. In performing its assessment of the Company's internal control over financial reporting, management used the criteria set forth in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway

Commission. Based upon this evaluation, the Company's Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures were effective as of that date for purposes of recording, processing, summarizing and timely reporting material information required to be disclosed in reports that the Company files under the Securities Exchange Act of 1934.

Management's Report on Internal Control over Financial Reporting

        Management is responsible for establishing and maintaining adequate internal control over financial reporting. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        Management, including the Chief Executive Officer and Chief Financial Officer, has conducted an evaluation of the effectiveness of the Company's internal control over financial reporting as of December 31, 2009, based on the criteria for effective internal control described in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on its assessment, management concluded that the Company's internal control over financial reporting was effective as of December 31, 2009.

        KPMG LLP, an independent registered public accounting firm, audited the effectiveness of the Company's internal control over financial reporting as of December 31, 2009, as stated in their report included in the Financial Statement section of this Report.

Changes in Internal Control over Financial Reporting

        There were no changes in the Company's internal control over financial reporting that occurred during the quarter ended December 31, 2009, that materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

        Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, will be or have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitation in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

ITEM 9B.    Other Information

        Not applicable.

PART III

        The information required by this Part III is incorporated by reference to information in the definitive proxy statement for our 2010 annual meeting of stockholders under the headings "Election of Directors," "Board Information," "Compensation of Directors and Executive Officers," "Section 16(a) Beneficial Ownership Reporting Compliance," "Security Ownership of Certain Beneficial Owners and Management," and "Principal Accountant Fees and Services." We intend to file the definitive proxy statement with the Securities and Exchange Commission on or prior to April 30, 2010.

ITEM 10.    Directors, Executive Officers and Corporate Governance

        The information required by this Item 10 is set forth in the Proxy Statement to be delivered to stockholders in connection with our 2010 Annual Meeting of Stockholders ("the Proxy Statement") under the headings "Election of Directors," "Board Information," and "Compensation of Directors and Executive Officers," and is incorporated by reference herein.

ITEM 11.    Executive Compensation

        The information required by this Item 11 is set forth in the Proxy Statement under the headings "Board Information," and "Compensation of Directors and Executive Officers," and is incorporated by reference herein.

ITEM 12.    Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

        The information required by this Item 12 is set forth in the Proxy Statement under the heading "Security Ownership of Certain Beneficial Owners and Management," and is incorporated by reference herein.

ITEM 13.    Certain Relationships and Related Transactions and Director Independence

        The information required by this Item 13 is set forth in the Proxy Statement under the headings "Certain Relationships and Related Transactions" and is incorporated by reference herein. The descriptions of related party transactions below are stated in this Report because the transactions are referenced in other Items of this Report.

        The following summary descriptions of agreements to which we are a party are qualified in their entirety by reference to the agreement to which each summary description relates, each of which we have filed with the SEC.

Policies and procedures for the review, approval or ratification of transactions with related persons

        Generally, there are two types of related party transactions which the Company enters into: (1) transactions with Hallmark Cards to promote and market Hallmark Channel and Hallmark Movie Channel and (2) Affiliate Transactions (as such term is defined under the Second Amended and Restated Stockholders Agreement, dated August 30, 2001 described below (the "Stockholders Agreement")), which are subject to the Stockholders Agreement. Affiliate Transactions are any transactions with parties to the Stockholders Agreement with certain exceptions.

        The Audit Committee, under its charter, has been delegated by the Board the authority to review and approve related party transactions. To seek approval of marketing-related transactions with Hallmark Cards, management begins by providing the Audit Committee a summary of the transactions, together with researched data which supports management's decision in selecting Hallmark Cards as a commercially reasonable and cost effective partner for such marketing activities. At its meetings, the Audit Committee discusses the appropriateness of the transaction for the Company and renders a decision. For efficiency purposes, the Audit Committee has asked management to seek approval only if a transaction involves a financial commitment on the part of the Company that is greater than $5,000 per transaction. Notwithstanding the foregoing, management seeks approval of transactions surrounding major holiday campaigns (for example, Valentine's Day, Mother's Day and Christmas) regardless of the monetary value involved. These practices result from requirements in the Stockholders Agreement as well as corporate governance principles, are reflected in minutes and are not otherwise the subject of written policies or procedures.

        To seek approval of any related-party transactions, management begins by providing a summary of the transaction and any documents that are necessary for the independent directors to review and approve the transactions. Such directors then conduct a meeting (or multiple meetings, if necessary) to discuss the appropriateness of the transactions for the Company and render their decision. If a transaction has a value of more than $35.0 million, the Board generally forms a special committee of directors who are independent of the transaction at hand and delegate authority to such committee to review and approve the transaction. The special committee have authority to retain financial advisors and legal counsel who advise the committee on matters relating to the transaction. These practices result from requirements in the Stockholders Agreement as well as corporate governance principles, are reflected in minutes and are not otherwise the subject of written policies or procedures.

"Hallmark Hall of Fame" Programming License Agreement

        In 2008, Crown Media United States entered into an agreement with Hallmark Cards to license 58 "Hallmark Hall of Fame" movies, consisting of 16 contemporary Hallmark Hall of Fame titles (i.e., produced from 2003 to 2008) and 42 older titles, for exhibition on the Hallmark Channel and Hallmark Movie Channel. These titles are licensed for ten year windows, with windows commencing at various times between 2007 and 2010, depending on availability. This agreement makes the Hallmark Channel and Hallmark Movie Channel the exclusive home for these movies. The total license fee for these movies is $17.2 million and is payable in equal monthly installments over 10 year exhibition windows.

VISN Preferred Interest

        VISN, a subsidiary of the National Interfaith Cable Coalition, Inc. ("NICC"), owns a $25.0 million preferred interest in Crown Media United States. Under the Crown Media United States Amended and Restated Company Agreement, originally dated November 13, 1998, the members agreed that if during any year ending after January 1, 2005 and prior to December 31, 2009, Crown Media United States has federal taxable income (with possible adjustments) in excess of $10.0 million, and the preferred interest has not been redeemed, Crown Media United States will redeem the preferred interest in an amount equal to the lesser of:

  •
  such excess;

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  $5.0 million; or

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  the amount equal to the preferred liquidation preference on the date of redemption.

        Crown Media United States did not have such taxable income in 2009. Crown Media United States may voluntarily redeem the preferred interest at any time, however, it is obligated to do so on the date of redemption (December 31, 2010). The preferred interest has a liquidation preference of $25.0 million. See information below on a January 2, 2008, agreement under which VISN may request the preferred interest be replaced with promissory notes of Crown Media Holdings.

Crown Media United States Programming Agreement with NICC

        On January 2, 2008, Crown Media Holdings entered into an agreement with the NICC regarding termination of any right of NICC under the agreement covering the operation of Crown Media United States (the "Company Agreement") to compel Crown Media Holdings to buy all of the outstanding shares of Class A common stock owned by NICC and NICC's subsidiary VISN Management Corp. ("VMC") at the then current market value. The January 2008 agreement also covers other aspects of Crown Media Holdings' relationship with NICC.

        The January 2008 agreement provided for the following:

  •
  The put agreement was terminated, and the purported exercise of the put was waived.

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  Throughout 2008 and 2009, Crown will provide to NICC the use of a two-hour time period each Sunday morning for programming by NICC and NICC shall retain any advertising revenue from such time period. Neither NICC nor Crown is obligated to make any payment regarding this time period or the programming.

  •
  NICC voluntarily relinquished its right to designate one director on Crown Media Holdings' Board of Directors, effective with the resignation of its designee on December 19, 2007.

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  In settlement of a claim of NICC for $15,000,000 in the event of a change of control, Crown will pay NICC the total amount of $3,750,000 in three installments of $1,250,000 each on January 20, 2008, January 20, 2009 and January 20, 2010. If there would have been a change of control prior to January 20, 2010, Crown would have paid the remaining unpaid installments at that time. The Company has paid the January 20, 2008, 2009 and 2010, installments.

  •
  For so long as the preferred interest remains outstanding, Crown will remit to NICC payments equivalent to 6.0% per annum of outstanding balance of the preferred interest. The 2008 and 2009 payments have been made.

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  At the request of VMC, Crown will replace the preferred interest in Crown Media United States held by NICC/VMC with a promissory note of Crown and, at VMC's option, a second note payable to an independent not-for-profit corporation designated by VMC. Such notes with an aggregate face amount equal to the outstanding preferred interest at the conversion date would bear interest at 6.0% and a maturity date of December 31, 2010. If the preferred interest is not exchanged for notes, Crown will redeem the preferred interest as set forth in the Company Agreement of Crown Media United States.

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  To the extent required by the Stockholders Agreement of HEIC, Crown will consent, and obtain the consent of HEIC, for VMC to assign its ownership of HEIC shares to a non-profit corporation designated by VMC or to NICC. The shares will continue to be subject to the HEIC Stockholders Agreement.

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  Except as provided or referenced in the January 2008 Agreement, the term and conditions of the following prior agreements between or among the parties to the January 2008 agreements were superseded: The Company Agreement and the December 2005 agreement. The Stockholders Agreement is modified to the extent provided in the January 2008 Agreement. In addition, the parties provided mutual releases.

        During the years ended December 31, 2008 and 2009, Crown Media United States paid the National Interfaith Cable Coalition $6.4 million and $4.6 million, respectively, related to the Company Agreement, the December 2005 Agreement and the January 2008 Agreement.

DIRECTV Affiliation Agreement

        On August 20, 2001, Crown Media United States entered into an Affiliation Agreement with DIRECTV, Inc., a wholly owned subsidiary of DIRECTV Enterprises, Inc. Pursuant to the Affiliation Agreement, DIRECTV distributes the Hallmark Channel on the TOTAL CHOICE ® tier of its DBS distribution system in the United States and pays us license fees for such distribution. At the same time we entered into a Stock Purchase Agreement with DIRECTV Enterprises whereby we issued 5,360,202 shares of our Class A common stock, which shares were subsequently transferred to its parent company, The DIRECTV Group, Inc. In March 2008, we renewed this distribution agreement for a multi-year term and additionally provided DIRECTV with the right to distribute the Standard Definition and High Definition versions of the Hallmark Movie Channel. As of December 31, 2009, DIRECTV accounted for 17.7 million of our subscribers.

Hallmark Advertising

        Hallmark Cards purchased $429,000 and $775,000 of advertising on the Hallmark Channel in the United States at negotiated market rates, respectively, during the years ended December 31, 2008 and 2009.

        During November and December of 2009 and February of 2010, Hoops & Yoyo, popular animation characters created and owned by Hallmark Cards, hosted certain of our original movies airing on Hallmark Channel. The characters appeared intermittently during the airing of the movies to provide commentaries and narratives pertinent to the movies. Hallmark Cards provided the content and no license fee was paid by the Company to Hallmark Cards for such content.

Bank Credit Facility and Hallmark Notes

        See Note 8 of our Notes to Consolidated Financial Statements in this Report and "Bank Credit Facility and Hallmark Notes" in Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations of this Report for information on the several notes payable to Hallmark Cards and its affiliates. See "Recapitalization" in Item 1, Business and Note 1 to the Consolidated Financial Statements.

Stockholders Agreement and Registration Rights

  General

        We are a party to a stockholders agreement, amended and restated as of August 30, 2001, as amended (including the modification in the January 2, 2008, agreement with NICC) with VISN, The DIRECTV Group, Inc. ("DIRECTV"), and Hallmark Entertainment Investments. The stockholders agreement provides that our Board will consist of not less than 15 directors, with 12 nominated by Hallmark Entertainment Investments, and two independent directors, who must not be officers, directors or employees of any of the parties or their affiliates, and who will be nominated by the Board. The rights of the parties to nominate a director will terminate on the later of (1) such party owning less than 5% of our common stock then outstanding or (2) such party ceasing to own at least 75% of the number of shares of our common stock held by them immediately after our initial public offering in May 2000. DIRECTV is entitled to appoint an observer to the board of directors of Crown Media Holdings until DIRECTV and its affiliates cease to own beneficially in the aggregate at least 75% of the shares of our common stock acquired in the August 2001 transaction by the predecessor holder of the shares and now held by DIRECTV.

        The stockholders agreement also provides that we will not enter into any material transaction, except for specified transactions, with any of the other parties or their affiliates involving an aggregate value of (1) $35.0 million or less, unless such transaction is approved by a majority of our independent directors and (2) more than $35.0 million, unless such transaction is approved by a majority of the members of our Board not nominated by the interested party.

        In addition, the stockholders agreement provides that, in the event that Hallmark Entertainment Investments proposes to transfer 20% or more of our outstanding common stock to an unaffiliated third party, each other party to the stockholders agreement will have the right to participate on the same terms in that transaction with respect to a proportionate number of such other party's shares, except for DIRECTV.

  Hallmark Entertainment Investments Co. Stockholders Agreement

        On March 11, 2003, Hallmark Entertainment Holdings contributed 100% of the Crown Media Holdings shares owned by it to Hallmark Entertainment Investments. Two of Crown Media Holdings investors, Liberty Crown, Inc. ("Liberty"), a subsidiary of Liberty Media, and J.P. Morgan, also contributed 100% of their Crown Media Holdings shares to Hallmark Entertainment Investments and VISN contributed 10% of its Crown Media Holdings shares to Hallmark Entertainment Investments, all in return for Hallmark Entertainment Investments shares. Prior to the Hallmark Entertainment Investments transaction, J.P. Morgan and Liberty were parties to the Crown Media Holdings stockholders agreement described above. As a result of the Hallmark Entertainment Investments transaction, J.P. Morgan and Liberty no longer have any rights pursuant to such stockholders agreement. However, Hallmark Entertainment Investments has advised Crown Media Holdings that J.P. Morgan and Liberty will retain similar rights with respect to Crown Media Holdings pursuant to the Hallmark Entertainment Investments stockholders agreement dated March 11, 2003, among Hallmark Entertainment Investments, Hallmark Entertainment Holdings, Liberty, VISN, and J.P. Morgan, including the following:

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  Liberty has the right to designate one person as one of the directors to the Crown Media Holdings Board that Hallmark Entertainment Investments is entitled to nominate under the Crown Media Holdings stockholders agreement described above. J.P. Morgan had the right to designate one person as one of the directors to the Crown Media Holdings Board but has surrendered such right.

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  Hallmark Entertainment Investments will not permit Crown Media Holdings or its subsidiaries to enter into any material transaction, except for specified transactions, with any affiliates involving an aggregate value of (a) $35.0 million or less, unless such transaction is approved by a majority of Crown Media Holdings' independent directors and (b) more than $35.0 million, unless such transaction is approved by a majority of the members of Crown Media Holdings' Board not nominated by any affiliate of Hallmark Entertainment Holdings (provided that directors designated by Liberty and J.P. Morgan will not be treated as being nominated by any affiliate of Hallmark Entertainment Holdings);

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  registration rights as provided for minority stockholders in the Crown Media Holdings stockholders agreement;

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  Hallmark Entertainment Investments may not take certain actions as specified in the Hallmark Entertainment Investments stockholder agreement without the consent of J.P. Morgan and Liberty; and

  •
  if Hallmark Entertainment Holdings proposes to transfer 20% or more of Hallmark Entertainment Investments common stock to an unaffiliated third party, each of J.P. Morgan, Liberty and VISN will have the right to participate on the same terms in the transaction on a proportional basis.

  Registration Rights

        Under the stockholders agreement, Hallmark Entertainment Investments has the right to require us on four occasions, and the other parties, as a group, have the right to require us on two occasions, to register for sale their shares of our common stock, so long as the number of shares they require us to register in each case is at least 7% of our common stock then outstanding. The other parties also have an unlimited number of "piggyback" registration rights. This means that any time we register our common stock for sale, they will have the right to include their common stock in that offering and sale.

        We are obligated to pay all expenses that result from the registration of the other parties' common stock under the stockholders agreement, other than registration and filing fees, attorneys' fees, underwriter fees or expenses and underwriting discounts and commissions. We have also indemnified the other parties against any liabilities that may result from their sale of common stock, including Securities Act liabilities.

  Rights Relating To Crown Media United States Amended and Restated Company Agreement

        Under the stockholders agreement, so long as the Company or any of its affiliates are entitled to have a representative on the Crown Media United States governance committee, and VISN and its affiliates either were entitled to nominate to, or designate a member of, our Board, or beneficially owned any preferred interests in Crown Media United States, neither the Company nor any of its affiliates were able without the consent of the member of our Board nominated by VISN or a representative of NICC, to vote in favor of:

  •
  any specified change in, or action described in, the Crown Media United States amended and restated company agreement that relates to VISN's preferred interest in Crown Media United States or that relates to VISN's rights to programming on the Hallmark Channel in the U.S. or its programming budget;

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  any repayment or redemption of specified equity interests in Crown Media United States;

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  any transfer of all of Crown Media United States' assets or any business combination involving Crown Media United States where Crown Media United States is not the surviving entity, unless the transferee assumes specified obligations under the Crown Media United States amended and restated company agreement until the later of the fifth anniversary of these offerings or the second anniversary of the transfer or business combination;

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  the dissolution of Crown Media United States, except in connection with a complete liquidation;

  •
  any transfer of all of Crown Media United States' assets to, or any business combination involving Crown Media United States' with, us or any of our affiliates, or any other material transaction with us or any of our affiliates, unless we comply with specified restrictions relating to any financial benefit we receive from the transaction that is more than what we would have received had the transaction been on an arm's-length basis or on commercially reasonable terms;

  •
  any transfer of all of Crown Media United States' assets or any business combination involving Crown Media United States where Crown Media United States is not the surviving entity, prior to the second anniversary of the initial public offering; or

  •
  any amendment to the Crown Media United States' amended and restated company agreement that would result in none of us or our affiliates having the right to consent to take any of the actions listed in the above bullet points.

        The restrictions set forth above were extinguished upon execution of a settlement agreement dated January 2, 2008 between Crown Media Holdings and NICC, pursuant to which NICC voluntarily relinquished its right to designate a director on our Board, effective with the resignation of NICC's designee on December 19, 2007 (for a description of this settlement agreement, see above "Item 13. Certain Relationships and Related Transactions and Director Independence—Crown Media United States Program Agreement with NICC").

Intercompany Services Agreement

        The Company has an intercompany services agreement with Hallmark Cards, which was entered into in 2003 for a term of three years and then extended for additional years through December 31, 2010. Under the agreement, Hallmark Cards provides us with the following services:

  •
  tax services;

  •
  risk management, health, safety and environmental services and insurance;

  •
  legal services;

  •
  treasury and cash management services;

  •
  real estate consulting services;

  •
  human resources services; and

  •
  other services mutually agreed by the parties.

        We have agreed to pay Hallmark Cards $541,000 in 2008 and $455,000 in 2009 per year for these services, plus out-of-pocket expenses and third party fees, payable in arrears on the last business day of each quarter. The balance of the payable for services, expenses and fees under this and the previous services agreement as of both December 31, 2008 and 2009, was approximately $5.5 million. We believe that the services being provided under the agreement have a value at least equal to the annual fee. For the last three months of 2008, the Company paid the monthly amount due under the intercompany service agreement in the amount of approximately $135,000. The Company made timely payments in 2009.

Hallmark Trademark License Agreements

        Crown Media United States operates under the benefit of a limited trademark license agreement with Hallmark Licensing, Inc., dated March 27, 2001, which has been extended through September 1, 2009. The amended and restated Crown Media United States trademark agreement permits Crown Media United States to name its network service as the "Hallmark Channel." The agreement contains usage standards, which limit certain types of programming and programming content aired on Crown Media United States' network. Crown Media United States also has a similar trademark license agreement with Hallmark Licensing, Inc., which is effective January 1, 2004, and as extended expires September 1, 2010, to permit the use of the Hallmark trademark in the name of the "Hallmark Movie Channel".

        Under the agreement, if Hallmark Cards notifies us in writing that it has determined that we have failed to comply with the usage standards set forth in the agreement or have otherwise breached our obligations under the agreement, we are required to stop any non-complying activity within 10 days of that notice or we may be in default of the agreement. We also may be in default if Hallmark Cards delivers such a written notice to us with respect to its standards three or more times in any 12-month period. In addition, there may be a default under the agreement if we fail to cure any breach of the program agreement with RHI Entertainment Distribution, if we fail to make any payments due under loan agreements within five days of the due date, or if we receive an opinion from our auditors that shows that we no longer are a going concern. The Company obtained a waiver for the trademark license agreement dated March 3, 2010, from Hallmark Cards related to its going concern opinion over its 2009 financial statements.

        The license agreements can be terminated immediately and without notice if we transfer in any way our rights under the license agreements, if we have an event of default under the agreement or in events of bankruptcy, insolvency or similar proceedings.

Tax Sharing Agreement

        For more information regarding amounts owed by the Company to Hallmark Cards under the Tax Sharing Agreement and a Tax Note, see Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operation—Bank Credit Facility and Hallmark Notes and—Tax Sharing Agreement. See "Recapitalization" in Item 1, Business and Note 1 to the Consolidated Financial Statements.

Certain Business Relationships and Conflicts of Interest

        Hallmark Entertainment Investments controls a majority of our outstanding shares of Class A Common Stock and all of our outstanding shares of Class B common stock, representing approximately 94.5% of the voting power on all matters submitted to our stockholders. Hallmark Entertainment Investments' control could discourage others from initiating potential merger, takeover or other change of control transactions that may otherwise be beneficial to our businesses or holders of Class A common stock. As a result, the market price of our Class A common stock or our business could suffer.

        Hallmark Entertainment Investments' control relationship with us also could give rise to conflicts of interest, including:

  •
  conflicts between Hallmark Entertainment Investments, as our controlling stockholder, and our other stockholders, whose interests may differ with respect to, among other things, our strategic direction or significant corporate transactions;

  •
  conflicts related to corporate opportunities that could be pursued by us, on the one hand, or by Hallmark Entertainment Investments or its other affiliates, on the other hand; or

  •
  conflicts related to existing or new contractual relationships between us, on the one hand, and Hallmark Entertainment Investments and its affiliates, on the other hand.

        In addition, our directors, who are also officers or directors of Hallmark Entertainment Investments or its affiliates, will have fiduciary duties, including duties of loyalty, to both companies and may have conflicts of interest with respect to matters potentially involving or affecting us.

        Our certificate of incorporation provides that Hallmark Cards will have no duty to refrain from engaging in activities or lines of business that are the same as or similar to the activities or lines of business in which we engage, and neither Hallmark Cards nor any officer or director of Hallmark Cards, except as provided below, will be liable to us or to our stockholders for breach of any fiduciary duty by reason of any such activities of Hallmark Cards. In the event that Hallmark Cards acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Hallmark Cards and us, Hallmark Cards will have no duty to communicate or offer that corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder by reason of the fact that Hallmark Cards pursues or acquires that corporate opportunity for itself, directs that corporate opportunity to another person, or does not communicate information regarding that corporate opportunity to us.

        In the event that one of our directors or officers who is also a director or officer of Hallmark Cards acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and Hallmark Cards, that director or officer will have fully satisfied his or her fiduciary duty to us and our stockholders with respect to that corporate opportunity if that director or officer acts in a manner consistent with the following policy:

  •
  a corporate opportunity offered to any person who is one of our officers, and who is also a director but not an officer of Hallmark Cards, will belong to us;

  •
  a corporate opportunity offered to any person who is one of our directors but not one of our officers, and who is also a director or officer of Hallmark Cards, will belong to us if that opportunity is expressly offered to that person in his or her capacity as one of our directors, and otherwise will belong to Hallmark Cards; and

  •
  a corporate opportunity offered to any person who is one of our officers and an officer of Hallmark Cards will belong to us if that opportunity is expressly offered to that person in his or her capacity as one of our officers, and otherwise will belong to Hallmark Cards.

        For purposes of the policy:

  •
  a director who is our Chairman of the Board or Chairman of a committee of the Board will not be deemed to be one of our officers by reason of holding that position, unless that person is one of our full-time employees;

  •
  references to us shall mean us and all corporations, partnerships, joint ventures, associations and other entities in which we beneficially own, directly or indirectly, 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests; and

  •
  the term "Hallmark Cards" means Hallmark Cards and all corporations, partnerships, joint ventures, associations and other entities, other than us, as we are defined in this paragraph, in which Hallmark Cards beneficially owns, directly or indirectly, 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

        The foregoing provisions of our certificate of incorporation will expire on the date that Hallmark Cards ceases to own beneficially common stock representing at least 20% of the total voting power of all of our classes of outstanding capital stock and no person who is one of our directors or officers is also a director or officer of Hallmark Cards or any of its subsidiaries.

        Other than as disclosed above and under "—Stockholders Agreement and Registration Rights," there are no specific policies in place with respect to any conflicts that may arise. We expect conflicts to be resolved on a case-by-case basis, and in a manner consistent with applicable law.

Transactions with JP Morgan Chase Bank

        We have a revolving credit facility with JP Morgan Chase Bank, N.A., providing a secured line of credit of up to a total of $30.0 million due August 31, 2010. This amount, which is a reduction from $45.0 million, and the current maturity date of August 31, 2010 result from an amendment in March 2010. For information regarding the terms of the bank credit agreement, please see Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operation under "Bank Credit Facility and Hallmark Notes." We paid to JPMorgan Chase Bank under the credit facility $519,000 in interest and fees for the year ended December 31, 2009.

        JP Morgan Chase Bank was our related party as a result of an executive officer being on the Board of the Company. This director resigned from the Company's board in August 2006. The JP Morgan Chase Bank may also be considered a related party because of the interest of JP Morgan in Hallmark Entertainment Investments.

ITEM 14.    Principal Accountant Fees and Services

        The information required by this Item 14 is set forth in the Proxy Statement under the heading "Principal Accountant Fees and Services," and is incorporated by reference herein.

PART IV

ITEM 15.    Exhibits, Financial Statement Schedules

  (A)
  List of Documents Filed as Part of This Report

  (1)
  Consolidated Financial Statements

Reports of KPMG LLP, Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of December 31, 2008 and 2009
Consolidated Statements of Operations for the Years Ended December 31, 2007, 2008, and 2009
Consolidated Statements of Stockholders' Deficit for the Years Ended December 31, 2007, 2008, and 2009
Consolidated Statements of Cash Flows for the Years Ended December 31, 2007, 2008, and 2009
Notes to Consolidated Financial Statements
  (2)
  Exhibits

Exhibit Number	Exhibit Title
2.1	Purchase and Sale Agreement, dated as of February 23, 2005, by and among CM Intermediary, LLC, Bagbridge Limited and, solely with respect to Section 10.14 of the Agreement, Crown Media Holdings, Inc. (previously filed as Exhibit 2.1 to our Current Report on Form 8-K, filed on February 23, 2005 and incorporated herein by reference).
2.2
Asset Purchase and Sale Agreement, dated as of February 23, 2005, by and among Crown Media Distribution, LLC, Bagbridge Limited and, solely with respect to Section 10.14 of the Agreement, Crown Media Holdings, Inc. (previously filed as Exhibit 2.2 to our Current Report on Form 8-K, filed on February 23, 2005 and incorporated herein by reference).
2.3
Recapitalization Term Sheet dated February 9, 2010 between the Special Committee of the Board of Directors of the Company and H C Crown Corp. (previously filed as Exhibit 99.1 to our Current Report on Form 8-K filed on February 10, 2010 and incorporated herein by reference).
2.4
Agreement and Plan of Merger of Crown Media Holdings, Inc. and Hallmark Entertainment Investments Co., dated as of February 26, 2010 (previously filed as Exhibit 2.1 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
2.5
Agreement and Plan of Merger of Crown Media Holdings, Inc. and Hallmark Entertainment Holdings, Inc., dated as of February 26, 2010 (previously filed as Exhibit 2.2 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
3.1
Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to our Registration Statement on Form S-1/A (Amendment No. 2), Commission File No. 333-95573, and incorporated herein by reference).
3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q filed on July 31, 2001 (Commission File No. 000-30700 and Film No. 1693331) and incorporated herein by reference).
3.3	Amended and Restated By-Laws (previously filed as Exhibit 3.2 to our Registration Statement on Form S-1/A (Amendment No. 3), Commission File No. 333-95573, and incorporated herein by reference).

Exhibit Number	Exhibit Title
3.4	Proposed form of Second Amended and Restated Certificate of Incorporation of Crown Media Holdings (previously filed as Exhibit 3.1 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
3.5
Proposed form of Certificate of Designation, Powers, Preferences, Qualifications, Limitations, Restrictions and Relative Rights of Series A Convertible Preferred Stock of Crown Media Holdings, Inc. (previously filed as Exhibit 3.2 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
3.6
Proposed form of Third Amended and Restated Certificate of Incorporation of Crown Media Holdings, Inc. (previously filed as Exhibit 3.3 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
4.1
Form of Specimen Certificate for our Class A Common Stock (previously filed as Exhibit 4.1 to our Registration Statement on Form S-1/A (Amendment No. 1), Commission File No. 333-95573, and incorporated herein by reference).
10.1
Second Amended and Restated Stockholders Agreement, dated August 30, 2001 (previously filed as Exhibit 10.6 to our Quarterly Report on Form 10-Q filed on November 13, 2001 (Commission File No. 000-30700 and Film No. 1784987) and incorporated herein by reference).
10.2
Acknowledgment and Agreement to the Second Amended and Restated Stockholders Agreement, dated as of December 31, 2001, by Hallmark Entertainment Holdings, Inc. (previously filed as Exhibit 10.2 to our Annual Report on Form 10-K filed on March 29, 2002 (Commission File No. 000-30700 and Film No. 02594577) and incorporated herein by reference).
10.3
Acknowledgment and Agreement to the Second Amended and Restated Stockholders Agreement, dated as of March 11, 2003, by Hallmark Entertainment Investments Co. (previously filed as Exhibit 10.3 to our Annual Report on Form 10-K filed on March 28, 2003 (Commission File No. 000-30700 and Film No. 03626484) and incorporated herein by reference).
10.4
Acknowledgement to the Second Amended and Restated Stockholders Agreement, dated March 11, 2003, by JP Morgan Partners (BHCA), L.P. (previously filed as Exhibit 10.4 to our Annual Report on Form 10-K filed on March 28, 2003 (Commission File No. 000-30700 and Film No. 03626484) and incorporated herein by reference).
10.5
Acknowledgement to the Second Amended and Restated Stockholders Agreement, dated March 11, 2003, by Liberty Crown, Inc. and Liberty Media Corporation. (previously filed as Exhibit 10.5 to our Annual Report on Form 10-K filed on March 28, 2003 (Commission File No. 000-30700 and Film No. 03626484) and incorporated herein by reference).
10.6
Consent and Waiver to Second Amended and Restated Stockholders Agreement, dated March 11, 2003, by DirecTV Enterprises, Inc. (previously filed as Exhibit 10.6 to our Annual Report on Form 10-K filed on March 28, 2003 (Commission File No. 000-30700 and Film No. 03626484) and incorporated herein by reference).
10.7
Consent and Waiver to Second Amended and Restated Stockholders Agreement, dated March 11, 2003, by VISN Management Corp. (previously filed as Exhibit 10.7 to our Annual Report on Form 10-K filed on March 28, 2003 (Commission File No. 000-30700 and Film No. 03626484) and incorporated herein by reference).

Exhibit Number	Exhibit Title
10.8	Consent and Waiver to Second Amended and Restated Stockholders Agreement, dated March 11, 2003, by Crown Media Holdings, Inc. (previously filed as Exhibit 10.8 to our Annual Report on Form 10-K filed on March 28, 2003 (Commission File No. 000-30700 and Film No. 03626484) and incorporated herein by reference).
10.9
Acknowledgment and Agreement to the Second Amended and Restated Stockholders Agreement, dated as of February 28, 2003, by Hughes Electronics Corporation (previously filed as Exhibit 10.9 to our Annual Report on Form 10-K filed on March 28, 2003 (Commission File No. 000-30700 and Film No. 03626484) and incorporated herein by reference).
10.10
Credit, Security, Guaranty and Pledge Agreement, dated August 31, 2001, by and among Crown Media Holdings, Inc., its Subsidiaries named therein, the Lenders named therein and The Chase Manhattan Bank (now known as JPMorgan Chase Bank) as Administrative Agent and Issuing Bank (previously filed as Exhibit 10.1 to our Current Report on Form 8-K, filed on October 3, 2001 (Commission File No. 000-30700 and Film No. 1751583) and incorporated herein by reference).
10.11
Amendment No. 1, dated as of December 14, 2001, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001, among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank as Administrative Agent and as Issuing Bank (previously filed as Exhibit 10.1 to our Current Report on Form 8-K, filed on December 18, 2001 (Commission File No. 000-30700 and Film No. 1816385) and incorporated herein by reference).
10.12
Amendment No. 2, dated as of December 31, 2001, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001, among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank as Administrative Agent and as Issuing Bank (previously filed as Exhibit 10.5 to our Annual Report on Form 10-K, filed on March 29, 2002 (Commission File No. 000-30700 and Film No. 02594577) and incorporated herein by reference).
10.13
Amendment No. 3, dated as of March 29, 2002, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001, among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank as Administrative Agent and as Issuing Bank (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q, filed on May 15, 2002 (Commission File No. 000-30700 and Film No. 02652502) and incorporated herein by reference).
10.14
Amendment No. 4, dated as of May 15, 2002, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001, among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank as Administrative Agent and as Issuing Bank (previously filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q, filed on May 15, 2002 (Commission File No. 000-30700 and Film No. 02652502) and incorporated herein by reference).
10.15
Amendment No. 5, dated as of February 5, 2003, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001, among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank as Administrative Agent and as Issuing Bank (previously filed as Exhibit 10.15 to our Annual Report on Form 10-K, filed on March 28, 2003 (Commission File No. 000-30700 and Film No. 03626484) and incorporated herein by reference).

Exhibit Number	Exhibit Title
10.16	Amendment No. 6, dated as of August 4, 2003, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001, among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank as Administrative Agent and as Issuing Bank (previously filed as Exhibit 10.3 to our Current Report on Form 8-K, filed on August 6, 2003 (Commission File No. 000-30700 and Film No. 03825587) and incorporated herein by reference).
10.17
Amendment No. 7, dated as of October 28, 2004, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001, among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank as Administrative Agent and as Issuing Bank (previously filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q, filed on November 15, 2004 and incorporated herein by reference).
10.18
Amendment No. 8, dated as of March 2, 2005, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001, among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank as Administrative Agent and as Issuing Bank (previously filed as Exhibit 10.1 to our Current Report on Form 8-K, filed on March 11, 2005 and incorporated herein by reference).
10.19
Amendment No. 9, dated as of March 21, 2006 to the Credit, Security, Guaranty and Pledge Agreement dated as of August 31, 2001 among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, the Lenders named therein and JP Morgan Chase Bank as Administrative Agent and Issuing Bank. (previously filed as Exhibit 10.99 to our Annual Report on Form 10-K, filed March 29, 2006, and incorporated herein by reference.)
10.20
Amendment No. 10, dated as of April 28, 2006 to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001 among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, the Lenders named therein and JP Morgan Chase Bank as Administrative Agent and as Issuing Bank. (previously filed as Exhibit 10.5 to our Quarterly Report on Form 10-Q, filed May 10, 2006, and incorporated herein by reference.)
10.21
Amendment No. 11, dated as of December 8, 2006 to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001 among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, the Lenders named therein and JP Morgan Chase Bank as Administrative Agent and as Issuing Bank (previously filed as Exhibit 10.95 to our Annual Report on Form 10-K, filed March 8, 2007, and incorporated herein by reference).
10.22
Amendment No. 12, dated as of March 2, 2007, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001 among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, the Lenders named therein and JP Morgan Chase Bank as Administrative Agent and as Issuing Bank (previously filed as Exhibit 10.96 to our Annual Report on Form 10-K, filed March 8, 2007, and incorporated herein by reference).
10.23
Amendment No. 13, dated as of July 27, 2007, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001 among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, the Lenders named therein and JP Morgan Chase Bank as Administrative Agent and as Issuing Bank (previously filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q, filed August 8, 2007, and incorporated herein by reference).

Exhibit Number	Exhibit Title
10.24	Amendment No. 14, dated as of March 10, 2008, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001 among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, and JP Morgan Chase Bank as Administrative Agent and as Issuing Bank (previously filed as Exhibit 10.24 to our Annual Report on Form 10-K, filed March 12, 2008, and incorporated herein by reference).
10.25
Amendment No. 15, dated as of March 2, 2009, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001 among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, and JP Morgan Chase Bank as Administrative Agent and as Issuing Bank (previously filed as Exhibit 10.25 to our Annual Report on Form 10-K filed March 5, 2009, and incorporated herein by reference).
10.26
Amendment No. 16, dated as of March 2, 2010, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001 among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, and JP Morgan Chase Bank as Administrative Agent and as Issuing Bank.
10.27
Amended and Restated Subordination and Support Agreement, dated as of July 27, 2007, among Crown Media Holdings, Inc., Hallmark Cards, Incorporated and The Chase Manhattan Bank (now known as JP Morgan Chase Bank) as agent for the Lenders and the Issuing Bank referred to in the Credit Agreement (previously filed as Exhibit 10.5 to our Quarterly Report on Form 10-Q, filed August 8, 2007, and incorporated herein by reference).
10.28
Guarantee Agreement, dated as of March 2, 2009 between Hallmark Cards Incorporated and JPMorgan Chase Bank as Administrative Agent (previously filed as Exhibit 10.27 to our Annual Report on Form 10-K filed March 5, 2009, and incorporated herein by reference).
10.29
Second Amended and Restated Program License Agreement, dated as of January 1, 2005, by and between Hallmark Entertainment Distribution, LLC (now RHI Entertainment Distribution, LLC) and Crown Media United States, LLC (previously filed as Exhibit 99.1 to our Current Report on Form 8-K, filed on October 11, 2005, and incorporated herein by reference).
10.30
Amended and Restated Trademark License Agreement, dated as of March 27, 2001, by and between Hallmark Licensing, Inc. and Odyssey Holdings, LLC (now known as Crown Media United States, LLC) (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on May 7, 2001 (Commission File No. 000-30700 and Film No. 1623520), and incorporated herein by reference).
10.31
Trademark License Extension Agreement, dated as of November 30, 2002, by and between Hallmark Licensing, Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.32 to our Annual Report on Form 10-K filed on March 28, 2003 (Commission File No. 000-30700 and Film No. 03626484) and incorporated by reference herein).
10.32
Trademark License Amendment and Extension Agreement, dated as of August 28, 2003, by and between Hallmark Licensing, Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.6 to our Quarterly Report on Form 10-Q filed on November 10, 2003 (Commission File No. 000-30700 and Film No. 03988106) and incorporated by reference herein).
10.33
Trademark License Extension Agreement, dated as of August 1, 2004, by and between Hallmark Licensing, Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.5 to our Quarterly Report on Form 10-Q filed on November 15, 2004 and incorporated by reference herein).

Exhibit Number	Exhibit Title
10.34	Trademark License Extension Agreement (Hallmark Channel), dated as of August 1, 2005, by and between Hallmark Licensing, Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q filed on November 7, 2005 and incorporated by reference herein).
10.35
Trademark License Extension Agreement (Hallmark Channel), dated as of April 10, 2006, by and between Hallmark Licensing, Inc. and Crown Media United States, LLC. (previously filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q, filed May 10, 2006, and incorporated herein by reference.)
10.36
Trademark License Extension Agreement (Hallmark Channel), dated as of August 1, 2007, by and between Hallmark Licensing, Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.11 to our Quarterly Report on Form 10-Q, filed August 8, 2007, and incorporated herein by reference).
10.37
Trademark License Extension Agreement (Hallmark Channel), dated as of August 1, 2007, by and between Hallmark Licensing, Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.11 to our Quarterly Report on Form 10-Q, filed August 8, 2007, and incorporated herein by reference).
10.38
Trademark License Agreement (Hallmark Channel), dated as of August 1, 2008, by and between Hallmark Licensing, Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q, filed August 6, 2008, and incorporated herein by reference).
10.39
Trademark License Agreement (Hallmark Movie Channel), dated as of January 1, 2004, by and between Hallmark Licensing, Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.33 to our Annual Report on Form 10-K, filed March 12, 2008, and incorporated herein by reference).
10.40
Trademark License Extension Agreement (Hallmark Movie Channel), dated as of August 1, 2005, by and between Hallmark Licensing, Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q filed on November 7, 2005 and incorporated by reference herein).
10.41
Trademark License Extension Agreement (Hallmark Movie Channel), dated as of April 10, 2006, by and between Hallmark Licensing, Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.98 to our Annual Report on Form 10-K, filed March 8, 2007, and incorporated herein by reference).
10.42
Trademark License Extension Agreement (Hallmark Movie Channel), dated as of August 1, 2007, by and between Hallmark Licensing, Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.10 to our Quarterly Report on Form 10-Q, filed August 8, 2007, and incorporated herein by reference).
10.43
Trademark License Agreement (Hallmark Movie Channel), dated as of August 1, 2008, by and between Hallmark Licensing, Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q, filed August 6, 2008, and incorporated herein by reference).
10.44
Trademark License Extension Agreement (Hallmark Movie Channel) dated August 15, 2009 by and between Hallmark Licensing Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed November 5, 2009, and incorporated herein by reference).

Exhibit Number	Exhibit Title
10.45	Trademark License Extension Agreement (Hallmark Channel) dated August 15, 2009 by and between Hallmark Licensing Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q filed November 5, 2009, and incorporated herein by reference).
10.46	Waiver to the Trademark License Extension Agreement (Hallmark Channel and Hallmark Movie Channel) dated March 3, 2010, by and between Hallmark Licensing Inc. and Crown Media United States, LLC.
10.47
Amended and Restated Company Agreement of Odyssey Holdings, L.L.C. (now known as Crown Media United States, LLC) (previously filed as Exhibit 10.11 to our Registration Statement on Form S-1/A (Amendment No. 1), Commission File No. 333-95573, and incorporated herein by reference).
10.48
Amendment to the Amended and Restated Company Agreement of Odyssey Holdings, LLC, dated March 15, 2001 (previously filed as Exhibit 10.22 to our Annual Report on Form 10-K, filed on March 29, 2002 (Commission File No. 000-30700 and Film No. 02594577) and incorporated herein by reference).
10.49
Agreement, dated as of February 22, 2001, by and among Odyssey Holdings, LLC, National Interfaith Cable Coalition, Inc. and VISN Management Corp. (previously filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q filed on May 7, 2001 (Commission File No. 000-30700 and Film No. 1623520) and incorporated herein by reference).
10.50
Agreement, dated as of March 5, 2003, by and among Odyssey Holdings, LLC, National Interfaith Cable Coalition, Inc. and VISN Management Corp. (previously filed as Exhibit 10.5 to our Quarterly Report on Form 10-Q filed on May 15, 2003 (Commission File No. 000-30700 and Film No. 03701984), and incorporated herein by reference).
10.51
Settlement Agreement dated as of December 1, 2005 between National Interfaith Cable Coalition, Inc., VISN Management Corp. and Crown Media Holdings, Inc. (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on December 13, 2005 and incorporated herein by reference).
10.52
Modification and Termination Agreement, dated as of January 2, 2008, by and among National Interfaith Cable Coalition, Inc., VISN Management Corp., Crown Media Holdings, Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.102 to our Annual Report on Form 10-K, filed March 12, 2008, and incorporated herein by reference).
10.53
Intercompany Services Agreement, made as of December 23, 2002, by and between Hallmark Cards, Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 10.38 to our Annual Report on Form 10-K filed on March 28, 2003 (Commission File No. 000-30700 and Film No. 03626484) and incorporated herein by reference).
10.54
Intercompany Services Extension Agreement, dated as of January 1, 2006, by and between Hallmark Cards, Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 10.42 to our Annual Report on Form 10-K filed on March 29, 2006, and incorporated herein by reference.)
10.55
Intercompany Services Extension Agreement, dated as of January 1, 2007, by and between Hallmark Cards, Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 10.99 to our Annual Report on Form 10-K, filed March 8, 2007, and incorporated herein by reference).

Exhibit Number	Exhibit Title
10.56	Intercompany Services Extension Agreement, dated as of January 1, 2008, by and between Hallmark Cards, Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 10.45 to our Annual Report on Form 10-K, filed March 12, 2008, and incorporated herein by reference).
10.57
Intercompany Services Extension Agreement, dated as of January 1, 2009, by and between Hallmark Cards, Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 10.54 to our Annual Report on Form 10-K filed March 5, 2009, and incorporated herein by reference).
10.58	Intercompany Services Extension Agreement, dated as of January 1, 2010, by and between Hallmark Cards, Incorporated and Crown Media Holdings, Inc.
10.59
$50,000,000 Promissory Note, dated July 10, 2001, made by Crown Media, Inc. in favor of HC Crown Corporation (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on July 31, 2001 (Commission File No. 000-30700 and Film No. 1693331) and incorporated herein by reference).
10.60
$75,000,000 Promissory Note, dated December 14, 2001, made by Crown Media Holdings, Inc., Crown Media International, Inc. and Crown Media United States, LLC in favor of HC Crown Corp. (previously filed as Exhibit 10.2 to our Current Report on Form 8-K, filed on December 18, 2001 (Commission File No. 000-30700 and Film No. 1816385), and incorporated herein by reference).
10.61
Note Purchase Agreement, dated as of August 1, 2003 between Crown Media Holdings, Inc. and HC Crown Corp. (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on August 6, 2003 (Commission File No. 000-30700 and Film No. 03825587) and incorporated by reference herein).
10.62
10.25% Senior Secured Discount Note dated August 5, 2003 issued by Crown Media Holdings, Inc. (previously filed as Exhibit 10.2 to our Current Report on Form 8-K filed on August 6, 2003 (Commission File No. 000-30700 and Film No. 03825587) and incorporated by reference herein).
10.63
Program License Agreement, dated as of November 13, 1998, between National Interfaith Cable Coalition, Inc. and Odyssey Holdings, L.L.C. (previously filed as Exhibit 10.17 to our Registration Statement on Form S-1/A (Amendment No. 1), Commission File No. 333-95573, and incorporated herein by reference).
10.64
Registration Rights Agreement, dated as of September 28, 2001, by and between Crown Media Holdings, Inc. and Hallmark Entertainment Distribution, as amended by assignments dated September 28, 2001 and December 31, 2001 (previously filed as Exhibit 10.29 to our Annual Report on Form 10-K, filed on March 29, 2002 (Commission File No. 000-30700 and Film No. 02594577) and incorporated herein by reference).
10.65
Federal Income Tax Sharing Agreement, dated March 11, 2003, by and between Hallmark Cards, Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 10.45 to our Annual Report on Form 10-K filed on March 28, 2003 (Commission File No. 000-30700 and Film No. 03626484) and incorporated by reference herein).
10.66
Amendment No. 1 to Federal Income Tax Sharing Agreement, dated August 5, 2003, by and between Hallmark Cards, Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q filed on August 14, 2003 (Commission File No. 000-30700 and Film No. 03846439) and incorporated by reference herein).

Exhibit Number	Exhibit Title
10.67	Promissory Note in the amount of $33,082,019, dated July 27, 2007, issued by Crown Media Holdings, Inc. in favor of Hallmark Cards, Incorporated (previously filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q, filed August 8, 2007, and incorporated herein by reference).
10.68
Stock Purchase Agreement, dated as of August 20, 2001, by and between Crown Media Holdings, Inc. and DIRECTV Enterprises, Inc. (previously filed as Exhibit 10.7.1 to our Amendment No.1 to our Quarterly Report on Form 10-Q/A filed on January 10, 2002 (Commission File No. 000-30700 and Film No. 2506612) and incorporated herein by reference).
10.69
Affiliation Agreement for DBS Satellite Exhibition of Cable Network Programming, dated as of August 20, 2001, by and between Crown Media United States, LLC, and DIRECTV, Inc. (previously filed as Exhibit 10.7.2 to our Amendment No.1 to our Quarterly Report on Form 10-Q/A filed on January 10, 2002 (Commission File No. 000-30700 and Film No. 2506612) and incorporated herein by reference).
10.70
Affiliation Agreement for DBS Satellite Exhibition of Cable Network Programming, dated as of March 6, 2000, by and between Crown Media United States, LLC, and DIRECTV, Inc. (previously filed as Exhibit 10.7.3 to our Amendment No.1 to our Quarterly Report on Form 10-Q/A filed on January 10, 2002 (Commission File No. 000-30700 and Film No. 2506612) and incorporated herein by reference).
10.71
Letter, dated August 30, 2001, by and between DIRECTV, Inc. and Crown Media Holdings, Inc. (previously filed as Exhibit 10.7.4 to our Amendment No.1 to our Quarterly Report on Form 10-Q/A filed on January 10, 2002 (Commission File No. 000-30700 and Film No. 2506612) and incorporated herein by reference).
10.72*
Amended and Restated Crown Media Holdings, Inc. 2000 Long Term Incentive Plan (previously filed as Exhibit 10.13 to Our Annual Report on Form 10-K filed on March 27, 2001 (Commission File No. 000-30700 and Film No. 1580885), and incorporated herein by reference).
10.73*
Form of Amended and Restated Crown Media Holdings, Inc. Restricted Stock Unit Agreement (previously filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q filed on August 9, 2004, and incorporated herein by reference).
10.74*
Form of Crown Media Holdings, Inc. 2004 Restricted Stock Unit Agreement (previously filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q filed on August 9, 2004, and incorporated herein by reference).
10.75*
Form of Crown Media Holdings, Inc. 2005 Restricted Stock Unit Agreement (previously filed as Exhibit 10.72 to our Annual Report on Form 10-K, filed March 29, 2006, and incorporated herein by reference.)
10.76*
Employment Agreement, dated as of December 20, 2001, by and between Crown Media United States, LLC and David Kenin (previously filed as Exhibit 10.6 to our Quarterly Report on Form 10-Q, filed on May 15, 2003 (Commission File No. 000-30700 and Film No. 03701984) and incorporated herein by reference).
10.77*
Amendment to Employment Agreement dated December 6, 2004, by and between Crown Media United States, LLC and David Kenin (previously filed as Exhibit 10.1 to our Current Report on Form 8-K, filed on December 8, 2004 and incorporated herein by reference)

Exhibit Number	Exhibit Title
10.78*	Second Amendment to Employment Agreement, dated as of December 6, 2004, by and between David Kenin and Crown Media Holdings, Inc. (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on December 8, 2004 and incorporated herein by reference).
10.79*
Third Amendment to Employment Agreement, dated as of June 13, 2007, by and between David Kenin and Crown Media Holdings, Inc. (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 26, 2007 and incorporated herein by reference).
10.80*
Resignation Agreement dated May 19, 2009 between the Company and David Kenin (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on May 21, 2009 and incorporated herein by reference).
10.81*	2008 Deferred Compensation Plan of Crown Media Holdings, Inc. (previously filed as Exhibit 10.77 to our Annual Report on Form 10-K filed March 5, 2009, and incorporated herein by reference).
10.82
Technical Services Agreement, dated as of April 26, 2005, by and between Crown Media United States LLC and Crown Media International LLC (previously filed as Exhibit 10.99 to our Annual Report on Form 10-K, filed on May 27, 2005 and incorporated herein by reference).
10.83
$132,785,424 Promissory Note, dated October 1, 2005, made by Crown Media United States, LLC in favor of Hallmark Entertainment Distribution, LLC. (previously filed as Exhibit 10.97 to our Annual Report on Form 10-K, filed March 29, 2006, and incorporated herein by reference.)
10.84
Amended and Restated Waiver and Standby Purchase Agreement dated March 10, 2008 by and between Hallmark Cards Incorporated, HC Crown Corp., Crown Media United States, LLC and Crown Media Holdings, Inc. (previously filed as Exhibit 10.77 to our Annual Report on Form 10-K, filed March 12, 2008, and incorporated herein by reference).
10.85
Amendment No. 1 to Amended and Restated Waiver and Standby Purchase Agreement dated March 10, 2008 by and between Hallmark Cards Incorporated, HC Crown Corp., Crown Media United States, LLC and Crown Media Holdings, Inc. (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q, filed August 6, 2008, and incorporated herein by reference).
10.86
Amendment No. 2 to Amended and Restated Waiver and Standby Purchase Agreement dated October 30, 2008, by and between Hallmark Cards Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q, filed November 6, 2008, and incorporated herein by reference).
10.87
Amendment No. 3 to Amended and Restated Waiver and Standby Purchase Agreement dated March 2, 2009, by and between Hallmark Cards Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 10.82 to our Annual Report on Form 10-K filed March 5, 2009, and incorporated herein by reference).
10.88
Amendment 4 to Amended and Restated Waiver and Standby Purchase Agreement dated May 4, 2009, by and between Hallmark Cards Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed May 7, 2009, and incorporated herein by reference).

Exhibit Number	Exhibit Title
10.89	$70,414,087 Promissory Note, dated March 21, 2006, made by Crown Media Holdings, Inc. in favor of Hallmark Entertainment Holdings, Inc. (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q, filed May 10, 2006, and incorporated herein by reference.)
10.90
Copyright Security Agreement, dated July 27, 2007, executed by Crown Media Holdings, Inc. and its subsidiaries for the benefit of Hallmark Cards, Incorporated (previously filed as Exhibit 10.6 to our Quarterly Report on Form 10-Q, filed August 8, 2007, and incorporated herein by reference).
10.91
Security and Pledge Agreement, dated July 27, 2007, by and among Crown Media Holdings, Inc., its subsidiaries and Hallmark Cards, Incorporated (previously filed as Exhibit 10.7 to our Quarterly Report on Form 10-Q, filed August 8, 2007, and incorporated herein by reference).
10.92
Letter Agreement, dated May 2, 2006, by and between Hallmark Cards, Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 10.6 to our Quarterly Report on Form 10-Q, filed May 10, 2006, and incorporated herein by reference.)
10.93*
Employment Agreement dated as of May 7, 2009 between the Company and William Abbott (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on May 6, 2009 and incorporated herein by reference).
10.94*
Employment Agreement dated August 8, 2006, between Crown Media Holdings, Inc. and Charles Stanford. (previously filed as Exhibit 10.10 to our Quarterly Report on Form 10-Q, filed August 9, 2006, and incorporated herein by reference.)
10.95*
Employment Agreement Amendment dated January 29, 2008 between Crown Media Holdings, Inc. and Charles Stanford (previously filed as Exhibit 10.85 to our Annual Report on Form 10-K, filed March 12, 2008, and incorporated herein by reference).
10.96*
Employment Agreement dated August 8, 2006, between Crown Media Holdings, Inc. and Laura Masse (previously filed as Exhibit 10.11 to our Quarterly Report on Form 10-Q, filed August 9, 2006, and incorporated herein by reference.)
10.97*
Amendment to Employment Agreement, dated as of May 9, 2008, by and between Crown Media Holdings, Inc. and Laura Masse (previously filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q, filed August 6, 2008, and incorporated herein by reference.)
10.98*
Employment Agreement dated August 8, 2006, between Crown Media Holdings, Inc. and Brian Stewart. (previously filed as Exhibit 10.12 to our Quarterly Report on Form 10-Q, filed August 9, 2006, and incorporated herein by reference.)
10.99*
Employment Agreement Amendment dated November 8, 2006 between Crown Media Holdings, Inc. and Brian Stewart. (previously filed as Exhibit 10.5 to our Quarterly Report on Form 10-Q, filed November 9, 2006, and incorporated herein by reference.)
10.100*
Employment Agreement Amendment dated January 29, 2008 between Crown Media Holdings, Inc. and Brian Stewart (previously filed as Exhibit 10.89 to our Annual Report on Form 10-K, filed March 12, 2008, and incorporated herein by reference).
10.101*
Amendment to Employment Agreement, dated as of May 30, 2008, by and between Crown Media Holdings, Inc. and Janice Arouh (previously filed as Exhibit 10.5 to our Quarterly Report on Form 10-Q, filed August 6, 2008, and incorporated herein by reference.)

Exhibit Number	Exhibit Title
10.102	Purchase Agreement, dated as of October 3, 2006, by and among Crown Media Holdings, Inc., CM Intermediary, LLC, Crown Media Distribution, LLC and RHI Enterprises, LLC. (previously filed as Exhibit 10.1 to our Current Report on Form 8-K, filed on October 6, 2006, and incorporated herein by reference).
10.103
Amendment No. 1 to Purchase Agreement, dated as of December 15, 2006, by and among Crown Media Holdings, Inc., CM Intermediary, LLC, Crown Media Distribution, LLC and RHI Enterprises, LLC (previously filed as Exhibit 10.1 to our Current Report on Form 8-K, filed on December 21, 2006, and incorporated herein by reference).
10.104
Intercreditor Agreement, dated as of October 3, 2006, by and among Hallmark Cards, Incorporated, Crown Media Holdings, Inc., CM Intermediary, LLC, Crown Media Distribution, LLC and RHI Enterprises, LLC. (previously filed as Exhibit 10.2 to our Current Report on Form 8-K, filed on October 6, 2006, and incorporated herein by reference).
10.105*
Employment Agreement dated October 3, 2006 between Crown Media Holdings, Inc. and Henry Schleiff (previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q, filed November 9, 2006, and incorporated herein by reference.)
10.106*
Restricted Stock Unit Agreement dated October 3, 2006 between Crown Media Holdings, Inc. and Henry Schleiff. (previously filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q, filed November 9, 2006, and incorporated herein by reference.)
10.107*
Stock Appreciation Rights Agreement dated October 3, 2006 between Crown Media Holdings, Inc. and Henry Schleiff. (previously filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q, filed November 9, 2006, and incorporated herein by reference.)
10.108*
First Amendment to the Employment Agreement, dated December 16, 2008, by and between Crown Media Holdings, Inc. and Henry Schleiff (previously filed as Exhibit 10.104 to our Annual Report on Form 10-K filed March 5, 2009, and incorporated herein by reference).
10.109*
Resignation Agreement dated May 4, 2009 between the Company and Henry Schleiff (previously filed as Exhibit 10.2 to our Current Report on Form 8-K filed on May 6, 2009 and incorporated herein by reference).
10.110*
Crown Media Holdings, Inc. 2007 Annual Advertising Sales Commission Plan** (previously filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q, filed August 8, 2007, and incorporated herein by reference).
10.111*
Crown Media Holdings, Inc. 2008 Annual Advertising Sales Commission Plan** (previously filed as Exhibit 10.7 to our Quarterly Report on Form 10-Q, filed August 6, 2008, and incorporated herein by reference).
10.112
Television License Agreement, dated as of January 1, 2008 between Hallmark Hall of Fame Productions, Inc. and the Company.** (previously filed as Exhibit 10.6 to our Quarterly Report on Form 10-Q, filed August 6, 2008, and incorporated herein by reference).
10.113
Lease Agreement, dated September 8, 2008, by and between Paramount Group, Inc., 1325 Avenue of the Americas, L.P., and Crown Media United States, LLC (previously filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q, filed November 6, 2008, and incorporated herein by reference).

Exhibit Number	Exhibit Title
10.114	Guaranty Commitment, dated as of September 2, 2008, by and between Hallmark Cards, Incorporated and Crown Media United States, LLC (previously filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q, filed November 6, 2008, and incorporated herein by reference).
10.115*
Employment Agreement, dated as of June 15, 2009, by and between Crown Media Holdings, Inc. and Edward Georger (previously filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q filed November 5, 2009, and incorporated herein by reference).
10.116*
Form of 2009 Long Term Incentive Compensation Agreement effective as of January 1, 2009 between the Company and employee (previously filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q filed on May 7, 2009 and incorporated herein by reference).
10.117
Master Recapitalization Agreement by and among Hallmark Cards, Incorporated, H C Crown Corp., Hallmark Entertainment Holdings, Inc., Crown Media Holdings, Inc., Crown Media United States, LLC, and The Subsidiaries of Crown Media Holdings, Inc. Listed as Guarantors on the Credit Facility, dated as of February 26, 2010 (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
10.118
Proposed form of Credit Agreement Among Crown Media Holdings, Inc. as Borrower and HC Crown Corp., as Lender and Each of the Credit Parties Identified on the Signature Pages Hereto (previously filed as Exhibit 10.2 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
10.119
Proposed form of Stockholders Agreement by and among H C Crown Corp., Hallmark Cards, Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 4.1 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
10.120
Proposed form of Registration Rights Agreement among H C Crown Corp., any Other HEIC Stockholder and Crown Media Holdings, Inc. (previously filed as Exhibit 4.2 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
10.121
Proposed form of Amendment No. 2 to Federal Income Tax Sharing Agreement between Hallmark Cards, Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 10.3 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
21.1	List of Subsidiaries.
23.2	Consent of Independent Registered Public Accounting Firm
31.1	Rule 13a-14(a) Certification executed by the Company's President and Chief Executive Officer.
31.2	Rule 13a-14(a) Certification executed by the Company's Executive Vice President and Chief Financial Officer.
32.1	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*
Management contract or compensating plan or arrangement.

**
Portions of this exhibit have been omitted pursuant to a confidential treatment request filed with the Commission.

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
By:	/s/ WILLIAM J. ABBOTT William J. Abbott President and Chief Executive Officer

March 4, 2010

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM J. ABBOTT William J. Abbott	Director and Principal Executive Officer	March 4, 2010
/s/ BRIAN C. STEWART Brian C. Stewart	Principal Financial and Accounting Officer	March 4, 2010
/s/ DWIGHT C. ARN Dwight C. Arn	Director	March 4, 2010
/s/ ROBERT BLOSS Robert Bloss	Director	March 4, 2010
/s/ WILLIAM CELLA William Cella	Director	March 4, 2010
/s/ GLENN CURTIS Glenn Curtis	Director	March 4, 2010
/s/ STEVE DOYAL Steve Doyal	Director	March 4, 2010
/s/ BRIAN GARDNER Brian Gardner	Director	March 4, 2010
/s/ HERBERT A. GRANATH Herbert A. Granath	Director	March 4, 2010

Signature	Title	Date

/s/ DONALD J. HALL, JR. Donald J. Hall, Jr.	Director	March 4, 2010
/s/ IRVINE O. HOCKADAY, JR. Irvine O. Hockaday, Jr.	Director	March 4, 2010
/s/ A. DRUE JENNINGS A. Drue Jennings	Director	March 4, 2010
/s/ PETER A. LUND Peter A. Lund	Director	March 4, 2010
/s/ BRAD R. MOORE Brad R. Moore	Director	March 4, 2010
/s/ DEANNE R. STEDEM Deanne R. Stedem	Director	March 4, 2010

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Crown Media Holdings, Inc.:

        We have audited the accompanying consolidated balance sheets of Crown Media Holdings, Inc. and subsidiaries (the Company) as of December 31, 2008 and 2009, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Crown Media Holdings, Inc. and subsidiaries as of December 31, 2008 and 2009, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has significant short-term debt obligations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Crown Media Holdings, Inc.'s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 4, 2010 expressed an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.

                      KPMG LLP

Denver, Colorado
March 4, 2010

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Crown Media Holdings, Inc.:

        We have audited Crown Media Holdings, Inc.'s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Crown Media Holdings, Inc.'s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying "Management's Report on Internal Control over Financial Reporting". Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, Crown Media Holdings, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by COSO.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Crown Media Holdings, Inc. and subsidiaries as of December 31, 2008 and 2009, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 2009, and our report dated March 4, 2010 expressed an unqualified opinion on those consolidated financial statements.

                      KPMG LLP

Denver, Colorado
March 4, 2010

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and number of shares)

	As of December 31,
	2008	2009
ASSETS
Cash and cash equivalents	$2,714	$10,456
Accounts receivable, less allowance for doubtful accounts of $294 and $476, respectively	66,510	68,817
Program license fees	105,936	106,825
Prepaid and other assets	11,722	4,049

Total current assets	186,882	190,147
Program license fees	214,207	178,332
Property and equipment, net	15,392	13,176
Goodwill	314,033	314,033
Prepaid and other assets	8,831	2,373

Total assets	$739,345	$698,061

The accompanying notes are an integral part of these consolidated balance sheets

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Continued)

(In thousands, except par value and number of shares)

	As of December 31,
	2008	2009
LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES:
Accounts payable and accrued liabilities	$26,841	$19,642
Audience deficiency reserve liability	11,505	17,872
License fees payable	128,638	99,494
Payables to Hallmark Cards affiliates	14,799	23,745
Credit facility and interest payable	29	1,002
Notes and interest payable to Hallmark Cards affiliates	3,987	345,314
Company obligated mandatorily redeemable preferred interest	—	22,902

Total current liabilities	185,799	529,971
Accrued liabilities	31,361	24,484
License fees payable	112,451	82,881
Credit facility	28,570	—
Notes payable to Hallmark Cards affiliates	340,697	—
Senior secured note to HC Crown, including accrued interest	686,578	758,755
Company obligated mandatorily redeemable preferred interest	20,822	—

Total liabilities	1,406,278	1,396,091
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT:
Class A common stock, $.01 par value; 200,000,000 shares authorized; 74,117,654 shares issued and outstanding as of December 31, 2008 and 2009, respectively	741	741
Class B common stock, $.01 par value; 120,000,000 shares authorized; 30,670,422 shares issued and outstanding as of December 31, 2008 and 2009, respectively	307	307
Paid-in capital	1,465,293	1,456,788
Accumulated deficit	(2,133,274)	(2,155,866)

Total stockholders' deficit	(666,933)	(698,030)

Total liabilities and stockholders' deficit	$739,345	$698,061

The accompanying notes are an integral part of these consolidated balance sheets.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Years Ended December 31,
	2007	2008	2009
Revenue:
Subscriber fees	$27,812	$57,153	$63,597
Advertising	205,666	222,967	213,770
Advertising by Hallmark Cards	508	429	775
Sublicense fees and other revenue	378	1,245	1,422

Total revenue, net	234,364	281,794	279,564
Cost of Services:
Programming costs
Hallmark Cards affiliates	82	798	1,235
Non-affiliates	164,287	139,900	126,293
Amortization of film assets	(5,220)	(745)	—
Impairment of film assets	—	176	—
Subscriber acquisition fee amortization expense	30,996	—	—
Amortization of capital lease	1,158	1,158	1,158
Contract termination expense	—	—	4,718
Other costs of services	11,222	12,492	14,175

Total cost of services	202,525	153,779	147,579
Selling, general and administrative expense	61,452	46,706	47,069
Marketing expense	19,733	19,603	6,551
Depreciation and amortization expense	1,656	1,932	1,947
Gain from sale of film assets	—	(101)	(682)

(Loss) income from operations before interest	(51,002)	59,875	77,100
Interest income	1,351	723	481
Interest expense	(109,495)	(100,880)	(101,020)

Loss before discontinued operations	(159,146)	(40,282)	(23,439)
Gain from sale of discontinued operations, net of tax	114	3,064	847

Net loss	$(159,032)	$(37,218)	$(22,592)

Weighted average number of Class A and Class B shares outstanding, basic and diluted	104,038	104,776	104,788

Loss per share before discontinued operations, basic and diluted	$(1.53)	$(0.39)	$(0.23)
Gain per share from discontinued operations, basic and diluted	—	0.03	0.01

Net loss per share, basic and diluted	$(1.53)	$(0.36)	$(0.22)

The accompanying notes are an integral part of these consolidated statements of operations.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

(In thousands)

	Class A Shares	Class A Common Stock	Class B Shares	Class B Common Stock	Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balances, December 31, 2006	74,118	$741	30,670	$307	$1,457,032	$(1,937,024)	$(478,944)
Reduction of additional paid-in capital for obligation under tax sharing agreement	—	—	—	—	(25,192)	—	(25,192)
Reclassification of NICC Class A common stock as mandatorily redeemable common stock	(4,357)	(43)	—	—	(32,722)	—	(32,765)
Contributions of additional paid-in capital under tax sharing agreement	—	—	—	—	12,173	—	12,173
Net loss	—	—	—	—	—	(159,032)	(159,032)

Balances, December 31, 2007	69,761	698	30,670	307	1,411,291	(2,096,056)	(683,760)
Reclassification of NICC mandatorily redeemable common stock as Class A common stock	4,357	43	—	—	32,722	—	32,765
Contributions of additional paid-in capital under tax sharing agreement	—	—	—	—	21,280	—	21,280
Net loss	—	—	—	—	—	(37,218)	(37,218)

Balances, December 31, 2008	74,118	741	30,670	307	1,465,293	(2,133,274)	(666,933)
Reduction of additional paid-in capital for obligation under tax sharing agreement	—	—	—	—	(8,505)	—	(8,505)
Net loss	—	—	—	—	—	(22,592)	(22,592)

Balances, December 31, 2009	74,118	$741	30,670	$307	$1,456,788	$(2,155,866)	$(698,030)

The accompanying notes are an integral part of these consolidated statements of stockholders' deficit.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2007	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(159,032)	$(37,218)	$(22,592)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Gain from sale of discontinued operations	(114)	(3,064)	(847)
Gain from sale of film assets	—	(101)	(682)
Depreciation and amortization	198,209	145,172	133,040
Accretion on company obligated mandatorily redeemable preferred interest	2,207	2,132	2,080
Provision for allowance for doubtful accounts	166	75	1,303
Impairment of film assets	—	176	—
Loss on sale of property and equipment	20	—	—
Stock-based compensation	6,007	(89)	(516)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(10,817)	1,944	(3,610)
Additions to program license fees	(116,062)	(210,123)	(92,542)
Deletions (additions) to subscriber acquisition fees	858	(2,693)	(1,000)
Decrease in prepaid and other assets	3,761	2,354	11,582
Increase (decrease) in accounts payable, accrued and other liabilities	16,142	(18,506)	(3,355)
Increase in interest payable	92,926	91,296	72,998
Increase in license fees payable to Hallmark Cards affiliates	550	9,321	538
Increase in payables to Hallmark Cards affiliates	1,753	1,533	420
(Decrease) increase in license fees payables to non-affiliates	(21,962)	65,869	(59,251)

Net cash provided by operating activities	14,612	48,078	37,566

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,668)	(1,868)	(507)
Purchases of film asset	(2,051)	35	—
Payments to buyer of international business	(4,104)	(3,604)	(936)
Proceeds from disposition of property and equipment	20	—	—

Net cash used in investing activities	(7,803)	(5,437)	(1,443)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under the credit facility	18,145	30,543	18,062
Payments on the credit facility	(36,273)	(71,478)	(45,633)
Payment on note payable to Hallmark Cards	—	(228)	—
Principal payments on capital lease obligations	(672)	(738)	(810)

Net cash used in financing activities	(18,800)	(41,901)	(28,381)

Net (decrease) increase in cash and cash equivalents	(11,991)	740	7,742
Cash and cash equivalents, beginning of year	13,965	1,974	2,714

Cash and cash equivalents, end of year	$1,974	$2,714	$10,456

The accompanying notes are an integral part of these consolidated statements of cash flows.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(In thousands)

	Years Ended December 31,
	2007	2008	2009
Supplemental disclosure of cash and non-cash activities:
Interest paid	$9,076	$4,800	$22,537
Tax sharing payment from Hallmark Cards applied to note payable to Hallmark Cards affiliate	$12,172	$21,280	$—
Reduction of additional paid-in capital for obligation under tax sharing agreement	$25,192	$—	$8,505
Reclassification of common stock and paid-in capital to Redeemable Common Stock	$32,765	$—	$—
Reclassification of Redeemable Common Stock to common stock and paid-in capital	$—	$32,765	$—
Interest payable converted to principal on notes payable to Hallmark Cards affiliate	$18,778	$47,490	$—
Disposal of film asset
Accounts receivable	$—	$74	$—
Program license fee—non-affiliate	$—	$1,110	$—
Film asset, net	$—	$1,507	$—
Accrued liabilities	$—	$573	$—

The accompanying notes are an integral part of these consolidated statements of cash flows.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2007, 2008 and 2009

1. Business and Organization

Organization

        Crown Media Holdings, Inc. ("Crown Media Holdings" or the "Company"), through its wholly-owned subsidiary, Crown Media United States, LLC ("Crown Media United States"), owns and operates pay television channels (collectively the "Channels" or the "channels") dedicated to high quality, entertainment programming for adults and families, in the United States. Significant investors in Crown Media Holdings include Hallmark Entertainment Investments Co. ("Hallmark Entertainment Investments"), a subsidiary of Hallmark Cards, Incorporated ("Hallmark Cards"), the National Interfaith Cable Coalition, Inc. ("NICC"), the DIRECTV Group, Inc. and, indirectly through their investments in Hallmark Entertainment Investments, Liberty Media Corporation ("Liberty Media") and J.P. Morgan Partners (BHCA), L. P. ("J.P. Morgan").

        The Company's continuing operations are currently organized into one operating segment, the channels.

Recent Developments

  Recapitalization of the Company

        In the second quarter of 2009, the Company's Board of Directors formed a Special Committee of three independent directors to review and consider a May 28, 2009 proposal from H C Crown Corp. ("HCC") regarding a recapitalization of the amounts owed by the Company to HCC and its affiliates. HCC is a wholly-owned subsidiary of Hallmark Cards. On February 9, 2010, the Special Committee of the Board and HCC approved and executed a Recapitalization Term Sheet, representing non-binding terms of recapitalization transactions for the Company. On February 26, 2010, the Company entered into the Master Recapitalization Agreement with Hallmark Cards, HCC and related entities that provides for the recapitalization transactions and the agreements described below (the "Recapitalization"). The summary of the terms of the Recapitalization transactions is qualified entirely by reference to the agreements to which each summary description relates, each of which we have filed with the Securities and Exchange Commission (the "SEC").

        The Recapitalization transactions include, among other things, $315.0 million principal amount of the HCC Debt (as defined below) being restructured into new debt instruments, $185.0 million principal amount of the HCC Debt being converted into convertible preferred stock of the Company, Class B Common Stock being converted into Class A Common Stock with Class A Common Stock becoming the only authorized and outstanding common stock of the Company (the "Class A Common Stock"), and the balance of the HCC Debt being converted into shares of Class A Common Stock. Upon execution of the Master Recapitalization Agreement, the automatic termination of the waiver under the existing Amended and Restated Waiver and Standby Purchase Agreement (the "Waiver Agreement") with Hallmark Cards and HCC was extended until August 31, 2010; the Waiver Agreement defers payment dates on HCC Debt (excluding accounts payable).

        Other aspects of the Recapitalization concern a Credit Agreement for the new debt, an amendment to the Tax Sharing Agreement with Hallmark Cards, a registration rights agreement, mergers of two intermediate holding companies with the Company, efforts to extend or replace the Company's revolving line of credit, Hallmark Cards' willingness to guarantee $30.0 million of a revolving line of credit, a standstill agreement of Hallmark entities pursuant to which such entities

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

1. Business and Organization (Continued)

agree not to acquire, through December 31, 2013, additional shares of Class A Common Stock of the Company, subject to certain exceptions, and agree to certain restrictions on their ability to sell or transfer shares of Class A Common Stock of the Company until December 31, 2013 and, subject to lesser restrictions, until December 31, 2020.

        Each of the Company (subject to approval by the Special Committee) and HCC has the right to terminate the Master Recapitalization Agreement at any time after the later of (x) June 30, 2010 and (y) 45 days following receipt of notice that the information statement filed by the Company will not be reviewed by the SEC or that the SEC staff has no further comments thereon, if the Recapitalization has not been consummated prior to that date. Even if there were such a termination, the Waiver Agreement will continue to provide that the automatic termination date of the waiver will extend to August 31, 2010. The closing of the Recapitalization is subject to a number of conditions, including, among other things, (a) representations and warranties of the Company being accurate, (b) obtaining a one-year revolving credit agreement mentioned below, (c) there being no judgment or order which prohibits the consummation of the Recapitalization and (d) Hallmark Cards not having delivered a written notice to the Company certifying that Hallmark Cards in its sole discretion (but only after consultation with outside legal counsel) shall have determined that the status of any pending or threatened litigation or regulatory proceeding involving the Company or its subsidiaries in connection with the Recapitalization is unsatisfactory to Hallmark Cards. See Note 16 for information regarding a pending lawsuit on the Recapitalization in which the plaintiff objects to the Recapitalization.

        From the date of the Master Recapitalization Agreement to the Closing Date, the Company will be subject to various affirmative covenants (including covenants to operate in the ordinary course of business and to keep available the services of its officers and employees and preserve the present relationships with persons doing business with it) as well as various negative covenants (including, among others, with respect to sales, leases or transfers outside the ordinary course of business and acquisitions of material assets other than in accordance with past practices).

        If the Recapitalization is consummated, the Hallmark parties will own, excluding the shares of Class A Common Stock that would be received upon conversion of the preferred stock, at least 90.1% of the sum of the outstanding common stock of the Company and shares subject to outstanding options (the outstanding options are for 87,238 shares on the date hereof). Certain aspects of the Recapitalization require stockholder approval. Hallmark Entertainment Holdings, Inc. ("HEH") and certain Hallmark Cards affiliates as direct or indirect owners of a more than a majority of the Company's voting stock have stated in the Master Recapitalization Agreement their written consents as stockholders to these matters in lieu of holding a meeting of the Company's stockholders. No vote of other stockholders will be requested or required. The closing of the Recapitalization cannot occur until 20 calendar days after an information statement required by regulations of the SEC is sent to the stockholders of the Company, or if such information statement is furnished by sending a Notice of Internet Availability, until 40 calendar days after such notice is sent to the stockholders of the Company. The Master Recapitalization Agreement requires that the Company use best efforts to prepare and file the information statement with the SEC as promptly as is reasonably practicable (but not later than March 20, 2010).

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

1. Business and Organization (Continued)

  General

        In the Recapitalization:

  •
  $315.0 million principal amount of the HCC Debt will be restructured into new debt instruments on the terms summarized below (the "New Debt"), $185.0 million principal amount of the HCC Debt will be converted into an equal amount of convertible preferred stock of the Company on the terms summarized below (the "Convertible Preferred Stock"), and the balance of the HCC Debt as of the closing of the Recapitalization (the "Closing Date") will be converted into shares of Class A Common Stock at the Conversion Price (as described below). As a result of the Recapitalization, immediately following the closing of the Recapitalization transactions, all of the HCC Debt, except to the extent converted and continued as New Debt, will be extinguished and discharged.

  •
  "HCC Debt" means (i) the aggregate principal amount of all indebtedness owed to Hallmark Cards, HCC and their controlled affiliates, including accrued and unpaid interest thereon through the Closing Date, but excluding accrued but unpaid interest with respect to the 2001 Note, the 2005 Note and the 2006 Note; (b) all accounts payable and open intercompany accounts of the Company and its subsidiaries owed to HCC and Hallmark Cards and their controlled affiliates (other than the Company and its subsidiaries); and (c) any amounts due to Hallmark Cards or its affiliates under the Tax Sharing Agreement (as defined below) through December 31, 2009; provided that for the avoidance of doubt the following shall not constitute HCC Debt: (i) Reimbursement Obligations (as defined in the Master Recapitalization Agreement), (ii) Ordinary Course of Business Obligations (as defined in the Master Recapitalization Agreement), and (iii) any amounts due to Hallmark Cards or its affiliates under the Tax Sharing Agreement accruing on or after January 1, 2010. "2001 Note" means the Promissory Note, dated as of December 14, 2001, of the Company in the original principal amount of $75.0 million payable to HCC; "2005 Note" means the Promissory Note, dated as of October 1, 2005, of a wholly-owned subsidiary of the Company in the original principal amount of $132,785,424 payable to HCC; and "2006 Note" means the Promissory Note, dated as of March 21, 2006, of the Company in the original principal amount of $70,414,087.87 payable to HCC.

  •
  "Conversion Price" means the amount equal to (x) the quantity of (i) the total HCC Debt as of the Date of Determination, less (ii) $500 million, divided by (y) the Conversion Price Shares. "Conversion Price Shares" means a notional number of shares of Class A Common Stock which, when combined with the number of shares of Class A Common Stock directly or indirectly owned by Hallmark Cards as of the Date of Determination (for purposes of such calculation (x) including with respect to shares of Class A Common Stock owned directly by Hallmark Entertainment Investments Co. ("HEIC") only HEH's pro rata portion of the Class A Common Stock owned by HEIC, and (y) excluding the shares of Class A Common Stock that will be receivable by HCC upon conversion of the Convertible Preferred Stock), will equal 90.1% of the sum of (i) all outstanding shares of Class A Common Stock on the Date of Determination prior to the Closing Date, (ii) the Conversion Price Shares and (iii) all shares potentially issuable upon exercise of all outstanding options as of the Date of Determination.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

1. Business and Organization (Continued)

    "Date of Determination" means the Closing Date, provided that if the Closing Date occurs on or after March 31, 2010, the "Date of Determination" will be deemed to be March 31, 2010.

  •
  The terms of the New Debt as set forth in the Credit Agreement will include without limitation the following:

  •
  Maturity: December 31, 2013.

  •
  Tranches:

  •
  Term A Loan of $200 million will be cash-pay in terms of interest and will bear interest at the rate of 9.5% per annum through December 31, 2011, increasing to 12% on and after January 1, 2012 through December 31, 2013.

  •
  Term B Loan of $115 million will be payable-in-kind, by adding interest to the principal ("PIK"), through December 31, 2010 and will become cash-pay for the quarterly period beginning on January 1, 2011 and for all quarterly periods thereafter. The interest rate will be 11.5% through December 31, 2011, increasing to 14% on and after January 1, 2012 and continuing through December 31, 2013.

  •
  PIK Toggle: The Company will have the option to PIK up to three quarterly cash payments in the aggregate for the Term A Loan and the Term B Loan. For the avoidance of doubt, contractual PIK payments under the Term B Loan will not reduce the number of optional PIK payments available to the Company, and if the Company opts to PIK both the Term A Loan and the Term B Loan cash payments in a single quarter then that will count as two of the Company's three quarterly PIK options.

  •
  Prepayment: The New Debt will be pre-payable at any time at par plus accrued interest.

  •
  Mandatory Prepayments: 100% of net cash proceeds from asset sales or other dispositions, except to the extent such net cash proceeds are reinvested in productive assets of a kind then used or usable in the business of the Company or its subsidiaries within 180 days of the sale or other disposition; 100% of net cash proceeds from equity issuances; 100% of net cash proceeds from debt issuances (exclusive of the Revolver as described below); 75% of Excess Cash Flow (as defined in the New Debt agreements); and upon the sale of assets in advance of a condemnation proceeding, or following the occurrence of a casualty or condemnation for which the Company or its subsidiaries have received proceeds, after such proceeds have been used to replace the subject assets. Prepayments must be applied in the following order (i) first to PIK interest on the Term A Loan (ii) then to principal on the Term A Loan (iii) then to PIK interest on the Term B Loan, and (iv) finally to principal on the Term B Loan.

  •
  Change in Control: The principal and interest on the New Debt will become immediately due and payable upon a change in control (as defined in the Credit Agreement) arising from (i) a Premium Transaction (as described below) or (ii) a transaction approved by a special committee of the Company's Board of Directors.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

1. Business and Organization (Continued)

    •
    Collateral: An existing lien on substantially all of the Company's assets will be modified so it secures obligations under the Credit Agreement. It is contemplated that this security interest will be subordinate to the lender under the bank revolving credit facility.

    •
    NICC Reserve Account: The Company is required to redeem the preferred interest held by a wholly-owned subsidiary of National Interfaith Cable Coalition ("NICC") in Crown Media United States for $25.0 million by December 31, 2010. Prior to closing of the Credit Agreement, the Company will establish with a financial institution a NICC Reserve Account in the Company's name and deposit in that account amounts which the Company chooses as a sinking fund for the mandatory redemption of that preferred interest. The funds in the NICC Reserve Account are to be used to make any scheduled payments on the NICC preferred interest and at no time is the amount to exceed $25.0 million.

    •
    Covenants: Negative covenants include limitations on debt incurrence; dividends; liens; capital expenditures; investments; restricted payments; sale/leaseback transactions; creation of subsidiaries; changes in business conducted; execution or amendment of material agreements in such a way as could be reasonably be expected to be materially disadvantageous to the Hallmark lenders; transactions with affiliates; and dispositions of property.

      Financial covenants include: The Company will not permit its Cash Interest Coverage Ratio as the end of any fiscal quarter to be less than 2.0:1.0.

      "Cash Interest Coverage Ratio" is defined as the ratio of (a) EBITDA to (b) the sum of the Term A Loan and the Term B Loan cash interest expense (excluding PIK interest), in each case for a Measurement Period of four consecutive fiscal quarters ending on the date of determination, adjusted pro rata for the three full quarters following the Closing Date.

      "EBITDA" means for any period (x) Consolidated Net Income plus (y) to the extent Consolidated Net Income was reduced by such items: (i) provision for income taxes during such period; (ii) interest expense deducted in computing Consolidated Net Income; (iii) total depreciation expense and total amortization expense (other than amortization of capitalized film costs); (iv) any extraordinary, unusual or non-recurring expenses or losses, whether or not included as a separate item in the statement of such Consolidated Net Income for such period (including, but not limited to losses on sales of assets outside of the ordinary course of business, impairment of assets, restructuring charges, transactions costs of the Recapitalization payable by the Company and write-offs of deferred costs for such period); (v) any other non-cash charges (other than write-offs or write-downs during such period of inventory, accounts receivable or any other current assets or liabilities in the ordinary course of business); minus (z)(i) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise included as a separate item in the statement of such Consolidated Net Income for such period, gains on sale of assets outside of the ordinary course of business) for such period and (ii) any other non-cash income items increasing Consolidated Net Income for such period, all as determined for such period in conformity with GAAP.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

1. Business and Organization (Continued)

      The credit agreement for the Term A Loan and Term B Loan includes cross defaults if there is a default by the Company on any indebtedness for borrowed money and similar obligations in excess of $1,000,000 or if there is a failure to pay the redemption amount of $25.0 million on the preferred interest held by the NICC subsidiary in Crown Media United States or if there is demand on the Hallmark guarantee on the Revolver.

  •
  The terms of the Convertible Preferred Stock will include without limitation the following:

  •
  Liquidation preference: In the event of any liquidation or winding up of the Company, the holders of the Convertible Preferred Stock will be entitled to receive, in preference to the holders of the common stock of the Company, an amount equal to the greater of (x) $1,000 per share plus accrued but unpaid dividends thereon, or (y) that amount that would be received by such holders on an "as converted" basis (the "Liquidation Preference"). A consolidation, merger, reorganization or other form of acquisition of the Company or a sale of all or substantially all of its assets will be deemed to be a liquidation or winding up for purposes of the liquidation preference.

  •
  Dividends: No dividends will accrue or be payable from the date of issue of the Convertible Preferred Stock through December 31, 2010; cumulative PIK dividends will accrue from and after January 1, 2011 through December 31, 2011 at a rate per annum of 14%; cumulative PIK dividends will accrue from and after January 1, 2012 through December 31, 2014 at a rate per annum of 16%; and cumulative cash-pay dividends will accrue for all periods thereafter at a rate per annum of 16%, in each case payable solely out of lawfully available surplus. The Convertible Preferred Stock will participate with the common stock of the Company as to dividends on an "as converted" basis. The Company may elect to pay accumulated PIK dividends in cash at any time, subject to lawfully available surplus.

  •
  Optional Conversion: At the option of the holder, each share of Convertible Preferred Stock becomes and remains convertible at the earlier of December 31, 2013, or upon a payment or refinancing by the Company of all or substantially all of the New Debt, into such number of shares of common stock of the Company as is determined by dividing the Liquidation Preference of $1,000 plus accrued and unpaid dividends with respect to such shares of Convertible Preferred Stock by the conversion price, with anti-dilution protection, including, among other things, an adjustment for certain issuances of common stock of the Company without consideration or for a consideration per share less than the then Conversion Price.

  •
  Redemption: The Company must redeem (to the extent funds are lawfully available) the Convertible Preferred Stock when and as the Company receives, upon a refinancing of the New Debt, net proceeds from such refinancing in excess of the aggregate outstanding principal and interest amounts of New Debt ("Excess Refinancing Proceeds"). The Company may voluntarily redeem the Convertible Preferred Stock at the Liquidation Preference at any time upon 10-days written notice.

  •
  Voting: The Convertible Preferred Stock will vote together with the common stock of the Company on an "as-converted" basis. In addition, the consent of holders of more than 50% of the Convertible Preferred Stock, voting as a separate class, will be required for the

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

1. Business and Organization (Continued)

      Company to do any of the following, among other things: (i) Authorize or sell any equity securities pari passu or senior in right of liquidation to the Preferred Stock; (ii) except for certain indebtedness permitted by the Credit Agreement, authorize or issue any debt security unless the debt security has received the prior approval of the Board of Directors, or amend the terms of any agreement regarding material indebtedness of the Company unless the amendment has been approved by the Board of Directors; (iii) repurchase or redeem equity securities (other than from an employee following termination pursuant to an arrangement or agreement), or declare or pay any dividend on the common stock of the Company; (iv) sell, merge, recapitalize, reorganize, liquidate or dissolve the Company; (v) make any acquisitions greater than $5,000,000; (vi) amend organizational documents or enter into an agreement that adversely affects or alters the rights, preferences or privileges of the Convertible Preferred Stock; and (vii) issue any additional shares of common stock of the Company (other than pursuant to options outstanding on the Closing Date) or options or rights to acquire common stock of the Company.

  Tax Sharing Agreement

        The existing Federal Income Tax Sharing Agreement between Hallmark Cards and the Company will be amended effective as of January 1, 2010 (as amended, the "Tax Sharing Agreement"). The amendment will provide, among other things, that:

  •
  Hallmark Cards will not pay any Crown Tax Benefits (defined in the Tax Sharing Agreement) in cash and instead will carry forward any such amounts to offset future Crown Tax Liability (defined in the Tax Sharing Agreement);

  •
  the Company will be allowed to deduct both cash-pay and PIK interest due to Hallmark Cards in calculating tax-sharing payments;

  •
  the conversion of the HCC Debt pursuant to the Recapitalization will not be deemed the payment of interest expense to Hallmark Cards;

  •
  tax attributable to the cancellation of indebtedness income will be excluded from the calculation of tax sharing payments; and

  •
  any amounts related to taxes owed to Hallmark Cards prior to December 31, 2009, will be included in the HCC Debt, which will be converted into Class A Common Stock.

        The first payment by the Company pursuant to the Tax Sharing Agreement will occur after the first full quarter following the Closing Date and will be made in respect of the period commencing from January 1, 2010 through the last day of the first full quarter following the Closing Date.

  Registration Rights Agreement

        The Company and HCC will enter into a Registration Rights Agreement providing for three demand registration rights, three demand resale registration rights and unlimited piggyback registration rights. The registration rights concern, among other things, Class A Common Stock issued in the Recapitalization, Class A Common Stock issuable upon the conversion of the Convertible Preferred Stock, and Class A Common Stock acquired pursuant to subscription rights of HCC described below.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

1. Business and Organization (Continued)

  Mergers and Amendments to Certificate of Incorporation

        Two intermediate holding companies (HEIC and HEH) will be merged with and into the Company, and the stockholders of those companies will receive their pro rata direct ownership of Class A Common Stock in connection therewith (the "Mergers"). The Company's stockholders will receive no consideration in connection with these mergers.

        The Company will effect an amendment to the Company's certificate of incorporation which will automatically convert the shares of Class B Common Stock into shares of Class A Common Stock and eliminate the super-voting nature of the Class B Common Stock, resulting in the only authorized common stock being the Class A Common Stock. The amendment will increase the Company's authorized capital stock to 500,000,000 shares of Class A Common Stock and decrease the authorized Preferred Stock to 1,000,000 shares of preferred stock which may be issued in series designated by the Board of Directors, of which 400,000 will be designated as Series A Preferred Stock.

        The provisions dealing with corporate opportunities will be revised to further delineate the duties of a director or officer of the Company who is also a director or officer of Hallmark Cards or its affiliates with respect to business opportunities and corporate transaction opportunities.

        Currently the Company is governed by Section 203 of the Delaware General Corporation Law, dealing with restrictions on business combinations, although, by the terms of Section 203, the restrictions on business combinations do not currently apply to Hallmark Cards or its affiliates. Pursuant to the amendments to the Certificate of Incorporation, the Company will elect not to be governed by Section 203 unless and until such time as (i) Section 203, but for the opt-out provision, would apply to the Company or (ii) there is a transaction in which Hallmark's beneficial interest in the Company is reduced to less than 50% of the outstanding shares of Class A Common Stock.

        Further, the Company's Board of Directors and Hallmark Cards affiliates representing more than a majority of the voting power of the Company's capital stock have approved of an amendment to the Company's Certificate of Incorporation that provides for a reverse stock split at any time prior to December 31, 2013 upon the request of a special committee of the Company's Board of Directors. The exact ratio of the reverse stock split will be determined by the Board of Directors, upon the recommendation of the special committee.

  Revolver

        As a condition to closing, the Company must have obtained a revolving credit facility from a third-party lender with a term of not less than 360 days from the Closing Date and with availability of at least $30.0 million (the "Revolver"). The Revolver will have other terms and conditions reasonably acceptable to the Company, and Hallmark Cards must have guaranteed, or caused one or more of its affiliates to have guaranteed, the Revolver.

  Waiver Agreement

        The Waiver Agreement, which was entered into on March 10, 2008 and most recently amended in May 2009, has been amended to provide that the waiver thereunder will terminate automatically on August 31, 2010. Additionally, Hallmark will use its best efforts to ensure that the Company will have

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

1. Business and Organization (Continued)

continued access to up to $30.0 million under the Company's existing revolving credit facility while the Waiver Agreement is in effect.

  Standstill Agreement

        Hallmark Cards and HCC ("Hallmark" in this context) will enter into a stockholders agreement (the "Stockholders Agreement") with standstill provisions pursuant to which they will agree that Hallmark will not acquire any additional shares of common stock of the Company through December 31, 2013, except:

  •
  additional shares of Class A Common Stock resulting from the conversion of the Convertible Preferred Stock;

  •
  acquisitions pursuant to the subscription rights described in the next paragraph;

  •
  with the prior approval of a special committee of the Company's Board of Directors comprised solely of independent, disinterested directors; and

  •
  from January 1, 2012 through December 31, 2013, either (i) pursuant to a tender offer for all of the Company's shares of Class A Common Stock, which tender offer is subject to a majority-of-a-minority tender condition, or (ii) pursuant to a "Premium Transaction" as described below under "Co-Sale Rights."

        Until termination of the Stockholders Agreement, in the event that the Company proposes to issue additional shares of capital stock, options or rights to acquire equity securities or debt securities convertible into equity securities, the Company will offer to HCC and its affiliates such additional shares as will be necessary to ensure that Hallmark continues to own on a fully-diluted basis at least the same percentage of the shares of all classes of the Company capital stock as HCC and its affiliates owned immediately prior to such issuance.

  Co-Sale Rights

        The Stockholders Agreement also provides that:

  •
  Until December 31, 2013, HCC may not sell or transfer its Class A Common Stock to a third party, except:

  •
  from the Closing Date through December 31, 2013, with the prior approval of a special committee of the Company's Board of Directors comprised solely of independent, disinterested directors;

  •
  on or after January 1, 2012, (i) in a Premium Transaction or (ii) pursuant to a public offering or block trade in which to the knowledge of HCC, no purchaser (together with its affiliates and associates) acquires beneficial ownership of a block of shares of the Company in excess of 5% (in the case of a public offering) or 2% (in the case of any block trade) of the outstanding Class A Common Stock; and

  •
  to an affiliate of Hallmark Cards or pursuant to a bona fide pledge of the shares to a lender that is not an affiliate of Hallmark Cards (collectively, a "Permitted Transfer").

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

1. Business and Organization (Continued)

    A "Premium Transaction" is a transaction involving the sale or transfer by Hallmark of its shares of Class A Common Stock to a third party (by merger or otherwise) in which all stockholders unaffiliated with Hallmark will be entitled to participate and will be entitled to receive both (x) consideration equivalent in value to the highest consideration per share of Class A Common Stock received by HCC in connection with such transaction, and (y) a premium of $0.50 per share of Class A Common Stock (subject to adjustment for any stock splits, combinations, reclassifications, adjustments, sale of Class A Common Stock by the Company, or sale of Class A Common Stock by HCC pursuant to a public offering or block trade as permitted above, or any similar transaction). For the avoidance of doubt, the aggregate premium shall not exceed $17,400,880, which is the product of the number of outstanding shares owned by minority stockholders as of the date of the Master Recapitalization Agreement multiplied by $0.50. Also, for the avoidance of doubt, HCC may effectuate a Premium Transaction pursuant to a short-form merger (or other merger) between the Company and HCC or any purchaser of its shares, so long as the holders of Class A Common Stock not affiliated with HCC receive the consideration provided for in this paragraph in connection with such merger.

  •
  From and after January 1, 2014 until the earlier of (x) December 31, 2020 and (y) such time as Hallmark and its controlled affiliates no longer beneficially own a majority of the outstanding Class A Common Stock, HCC may not sell or transfer, in one or a series of related transactions, a majority of the outstanding shares of Class A Common Stock to a third party, unless (i) in a Permitted Transfer, (ii) with the prior approval of a special committee of the Board of Directors or (iii) all stockholders unaffiliated with Hallmark will be entitled to either (a) participate in such transaction on the same terms as HCC or (b) receive cash consideration equivalent in value to the highest consideration per share of Class A Common Stock received by HCC in connection with such transaction.

        In addition, the Stockholders Agreement sets forth the terms on which Hallmark Cards or one of its affiliates is required to provide a guarantee of the Revolver. The Hallmark obligations regarding the standstill provisions, co-sale rights and the guarantee of the Revolver will terminate upon a payment default on the New Debt, subject to a 60-day grace/cure period. The Stockholders Agreement also terminates on the earlier of such time as Hallmark and its affiliates cease to own a majority of the Class A Common Stock or December 31, 2020.

  Listing Requirements

        Pursuant to the Stockholders Agreement, the Company will use its commercially reasonable best efforts to maintain the listing of the Class A Common Stock on the NASDAQ Global Market through December 31, 2013. Until that date, HCC will (i) vote in favor of any proposed amendment to the Company's certificate of incorporation to effect a reverse stock split with respect to the Class A Common Stock to maintain the listing on the NASDAQ Global Market if recommended by a majority of directors who are not affiliates of Hallmark and (ii) reasonably cooperate with the Company in meeting with representatives of the NASDAQ Global Market in support of such listing. Through December 31, 2013, HCC will not cause the Company to voluntarily delist the shares of Class A Common Stock from NASDAQ Global Market or deregister the shares of Class A Common Stock

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

1. Business and Organization (Continued)

under the Securities Exchange Act of 1934, as amended (except in connection with a Premium Transaction or tender offer by Hallmark which is a permitted acquisition of stock as described above).

  Martha Stewart Agreement

        In January 2010, Crown Media United States, LLC entered into a multi-year agreement with Martha Stewart Living Omnimedia, Inc. ("Martha Stewart Living") to exclusively televise original episodes of the popular daytime home and lifestyle series The Martha Stewart Show on Hallmark Channel beginning September 2010. As part of the agreement, Martha Stewart Living will also develop a range of new and original series and prime time specials that will complement Hallmark Channel's schedule. Beginning in the fall of 2010, Mondays through Fridays, The Martha Stewart Show, will be presented 10 a.m. to 11 a.m. (ET/PT), kicking off a two-and-half-hour block of original Martha Stewart programming. Following The Martha Stewart Show, from 11 a.m. to 12:30 p.m. (ET/PT) each weekday, the Hallmark Channel will present exclusive original programming currently in development at Martha Stewart Living that will feature a portfolio of creative content for which the Martha Stewart brand is known and which will showcase experts and personalities from within Martha Stewart Living. Additionally, Martha Stewart Living will develop numerous holiday and interview specials for prime time on the network.

Liquidity

        As of December 31, 2009, the Company had $10.5 million in cash and cash equivalents on hand and $44.0 million of borrowing capacity under the bank credit facility. On March 2, 2010, the Company and the bank set the maximum amount that could be borrowed under the bank credit facility at $30.0 million and extended the maturity date to August 31, 2010. After this amendment, the Company has $30.0 million of current borrowing capacity under the bank credit facility. Day-to-day cash disbursement requirements have typically been satisfied with cash on hand and operating cash receipts supplemented with the borrowing capacity available under the bank credit facility and forbearance by Hallmark Cards and its affiliates. The Company's management anticipates that the principal uses of cash up to August 31, 2010, will include the payment of operating expenses, accounts payable and accrued expenses, programming costs, costs incurred in connection with the Recapitalization, interest and repayment of principal under the bank credit facility and interest of approximately $15.0 million to $18.0 million due under certain notes to Hallmark Cards affiliates from January 1 through August 31, 2010. The amounts outstanding under the bank credit agreement and those notes to Hallmark affiliates are due August 31, 2010, as discussed below.

        The Company generated positive cash flows from operating activities for each of the years ended December 31, 2007, 2008 and 2009. As indicated below, there can be no assurance that the Company's operating activities will generate positive cash flow in future periods.

        Another significant aspect of the Company's liquidity is the deferral of payments on obligations owed to Hallmark Cards and its subsidiaries. Under the Amended and Restated Waiver Agreement as amended with Hallmark Cards and its affiliates (the "Waiver Agreement"), the deferred payments under such obligations are extended to August 31, 2010. These obligations comprised $345.3 million at December 31, 2009. An additional $758.8 million (10.25% Senior Secured Note) of principal and interest outstanding at December 31, 2009, payable to a Hallmark Cards' affiliate in August 2011, is

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

1. Business and Organization (Continued)

also subject to the Waiver Agreement until August 31, 2010. Interest amounts related to the 10.25% note will be added to principal through August 5, 2010. The deferral of payments under the Waiver Agreement terminates on August 31, 2010. Hallmark Cards and its affiliates have no obligation, and have stated no intent, to extend this waiver termination date. The note purchase agreement for the senior note provides that if there is an event of default with respect to any other indebtedness in excess of $5.0 million, the accreted value and any accrued and unpaid interest on the senior note would become due and payable.

        The Company's ability to pay amounts outstanding under the bank credit facility on the maturity date is highly dependent upon its ability to generate sufficient, timely cash flow from operations between January 1 and August 31, 2010. Based on the Company's forecasts for 2010, which assume no principal payments on notes payable to Hallmark Cards and its affiliates, the Company would have sufficient cash to repay all or most of the bank credit facility on the maturity date, if necessary. However, there is uncertainty regarding the Company's future advertising revenues, so it is possible that cash flows may be less than the expectations of the Company's management.

        Upon maturity of the credit facility on August 31, 2010, to the extent the facility has not been paid in full, renewed or replaced, the Company could exercise its option under the Waiver Agreement and require Hallmark Cards to purchase the interest of the lending bank in the facility. In that case, Hallmark Cards would have all the obligations and rights of the lending bank under the bank credit facility and could demand payment of outstanding amounts at any time after August 31, 2010, under the terms of the Waiver Agreement.

        The Company believes that cash on hand, cash generated by operations, and borrowing availability under its bank credit facility through August 31, 2010, when combined with (1) the deferral of otherwise required payments under the 10.25% Senior Secured Note related-party debt and the tax sharing agreement, and (2) if necessary, Hallmark Cards' purchase of any outstanding indebtedness under the bank credit facility on August 31, 2010 will be sufficient to fund the Company's operations and enable the Company to meet its liquidity needs until the earlier of August 31, 2010 or the closing of the Recapitalization described above in this Note 1.

        The Company has entered into the Master Recapitalization Agreement for the Recapitalization transactions, including the exchange of existing debt owed to H C Crown Corp. for new debt, preferred stock and common stock. It is a condition of the Recapitalization that the Company have obtained a revolving credit facility from a third-party lender, guaranteed by Hallmark Cards or one of its affiliates, with a term of not less than 360 days of the closing date of the Recapitalization, with the availability of at least $30.0 million and on other terms and conditions reasonably acceptable to the Company. If the Recapitalization is closed as contemplated at this time, the Company believes that cash on hand, cash generated by operations and borrowing availability under the contemplated revolving credit facility will be sufficient to fund the Company's operations and enable the Company to meet its liquidity needs until at least March 31, 2011.

        The form of credit agreement with HCC and other Hallmark Card affiliates in the Recapitalization requires that, prior to closing of the credit agreement, the Company establish with a financial institution a reserve account (called the "NICC Reserve Account") in the Company's name for amounts that the Company may choose as a sinking fund with respect to the $25.0 million payable by

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

1. Business and Organization (Continued)

December 31, 2010, for the redemption of the preferred interest in Crown Media United States. The preferred interest is held by VISN Management Corp. ("VISN") which is a wholly-owned subsidiary of National Interfaith Cable Coalition. At no time may the amounts in the NICC Reserve Account exceed $25.0 million. In order to redeem the preferred interest, the Company may need to borrow up to $25.0 million under the bank credit facility.

        The sufficiency of the existing sources of liquidity to fund the Company's operations is dependent upon maintaining subscriber and advertising revenue at or near the amount of such revenue for the year ended December 31, 2009. A significant decline in the popularity of the Channels, a further economic decline in the advertising market, an increase in program acquisition costs, an increase in competition or other adverse changes in operating conditions could negatively impact the Company's liquidity and its ability to fund the current level of operations.

        The closing of the Recapitalization is subject to a number of conditions, including, among other things, (a) representations and warranties of the Company being accurate, (b) obtaining the revolving credit agreement mentioned above, (c) no judgment or order which prohibits the consummation of the Recapitalization and (d) Hallmark Cards' not having delivered a written notice to the Company certifying that Hallmark Cards in its sole discretion shall have determined that the status of any pending or threatened litigation or regulatory proceeding involving the Company or its subsidiaries in connection with the Recapitalization is unsatisfactory to Hallmark Cards. If for any reason the Recapitalization is not consummated, the Company would be unable to meet its obligations which become due on August 31, 2010, which provides substantial doubt about the entity's ability to continue. In addition, it is unlikely that the Company could obtain, without a guarantee or other support of Hallmark Cards, other equity or debt financing prior to August 31, 2010 in order to replace or refinance obligations becoming due on that date. This is the view of the special committee which considered and negotiated the Recapitalization. Accordingly, the Company believes the ability of the Company to continue its operations depends upon completion of the Recapitalization.

2. Summary of Significant Accounting Policies and Estimates

Basis of Presentation

        The consolidated financial statements include the accounts of Crown Media Holdings and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

        The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenues and expenses. Such estimates include the collectibility of accounts receivable, the valuation of goodwill, intangible assets, and other long-lived assets, legal contingencies, indemnifications, and assumptions used in the calculation of income taxes, among others. These estimates and assumptions are based on management's best estimates and judgment. Management

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

2. Summary of Significant Accounting Policies and Estimates (Continued)

evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. Illiquid credit markets, volatile equity, foreign currency, and energy markets, and declines in consumer spending have combined to increase the uncertainty inherent in such estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods.

Cash and Cash Equivalents

        Cash and cash equivalents include highly liquid investments with original maturities of three months or less that are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates. As a result, the carrying amount of cash and cash equivalents approximates fair value.

Allowance for Doubtful Accounts

        The allowance for doubtful accounts is based upon the Company's assessment of probable loss related to uncollectible accounts receivable. The Company uses a number of factors in determining the allowance, including, among other things, collection trends. The Company's bad debt expense was $166,000, $75,000 and $1.3 million for the years ended December 31, 2007, 2008 and 2009, respectively.

        The activity in the allowance for doubtful accounts for each of the three years ending December 31, 2007, 2008, and 2009, is as follows:

	Balance at Beginning of Year	Additions Charged to Expense	Deductions	Balance at End of Year
Allowance for doubtful accounts
Year-ended December 31, 2007	$246	$166	$(170)	$242
Year-ended December 31, 2008	$242	$75	$(23)	$294
Year-ended December 31, 2009	$294	$1,303	$(1,121)	$476

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

2. Summary of Significant Accounting Policies and Estimates (Continued)

Program License Fees

        Program license fees are incurred in connection with the Company's acquisition of rights to air programs acquired from others. The cost of program rights are deferred and then amortized on a straight-line basis over the shorter of their contractual license periods or anticipated usage. The Company evaluates the realizability of these deferred license fees in relation to the estimated future revenue. Estimates of the net realizable value for the program licenses are determined using estimates of future advertising revenue and program usage. The estimated net realizable value is compared to the net book value of the program license fee assets to determine if the unamortized costs of the Company's programming assets are expected to be recovered. If the analysis indicates the costs are in excess of the estimated net realizable value, the Company would write down the unamortized cost of the program license fee assets to the estimated net realizable value with a corresponding impairment charge to programming costs.

Subscriber Acquisition Fees

        In the past, under certain agreements with major domestic pay distributor systems, Crown Media United States was obligated to pay subscriber acquisition fees if defined subscriber levels were met or in order to obtain additional carriage of the Hallmark Channel by those pay distributors.

        Subscriber acquisition fees are amortized over the contractual life of the distribution agreements (ranging from 1 to 9 years) as a reduction of subscriber fee revenue. If the amortization expense exceeds the cumulative subscriber fee revenue recognized, or to be recognized, on a per distributor basis, the excess amortization is included as a component of cost of services. Crown Media Holdings assesses the recoverability of these costs periodically by comparing the net carrying amount to the estimates of future subscriber fee and advertising revenue. The Company also assesses the recoverability of these fees whenever events such as changes in distributor relationships occur or other indicators suggest impairment.

        Subscriber acquisition fee assets are a component of prepaid and other assets and subscriber acquisition fee liabilities are a component of accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

Property and Equipment

        Property and equipment are stated at historical cost, net of accumulated depreciation and amortization. Equipment under capital leases are initially recorded at the present value of the minimum lease payments.

        Depreciation on equipment is calculated using the straight-line method over the estimated useful lives of the assets. Equipment held under capital leases and leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset.

        When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is included in the results of operations. The costs of normal maintenance and repairs are charged to expense when incurred.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

2. Summary of Significant Accounting Policies and Estimates (Continued)

Long-Lived Assets

        The Company reviews long-lived assets, other than goodwill and other intangible assets with indefinite lives, for impairment whenever facts and circumstances indicate that the carrying amounts of the assets may not be recoverable. Recoverability of assets to be held and used is evaluated by comparing the carrying amount of an asset to the estimated undiscounted future net cash flows expected to be generated by the asset. If the asset's carrying value is not recoverable, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value. The Company estimates fair values by using a combination of comparable market values and discounted cash flows, as appropriate.

        Goodwill is reviewed for impairment annually as of November 30 and whenever the occurrence of an event or a change in circumstances would suggest that the carrying value of goodwill might be in excess of its fair value. However, in the event that the estimated fair value is less than the carrying amount, the carrying value of goodwill would be reduced to its estimated fair value through an impairment charge to the Company's consolidated statements of operations. The fair value of the reporting unit has been determined from time-to-time using a combination of the discounted future cash flow method, the public company guideline method, and the guideline transaction method.

        The public company guideline method involves identifying and selecting publicly-traded companies with financial and operating characteristics similar to the Company and applying valuation multiples to the Company. The guideline transaction method involves identifying a list of applicable market transactions in which the companies selected bear certain similarities in terms of line of business, capital structure and maturity of business to the Company.

Legal Costs and Contingencies

        In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received.

        If a loss is considered probable and the amount can be reasonably estimated, the Company recognizes an expense for the estimated loss. If the Company has the potential to recover a portion of the estimated loss from a third party, the Company makes a separate assessment of recoverability and reduces the estimated loss if recovery is also deemed probable.

Leases

        The Company accrues rent expense on a straight line basis over the lease term.

        Assets subject to capital leases are capitalized as property and equipment at the inception of the lease. Capitalized lease assets are depreciated over their estimated useful lives and are included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

Fair Value of Financial Instruments

        Financial Accounting Standards Board ("FASB") Accounting Standards Codification (the "ASC") Topic 820, Fair Value Measurements and Disclosures, provides guidance which defines fair value,

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

2. Summary of Significant Accounting Policies and Estimates (Continued)

establishes a framework for measuring fair value and specifies disclosures about fair value measurements. On January 1, 2008 we adopted that portion of the standard that relates to those nonfinancial assets and liabilities which are recognized or disclosed at fair value on a recurring basis (that is, at least annually). On January 1, 2009, subject to the FASB's delayed implementation, we adopted the remaining provisions of the standard. After adoption, we now determine fair value as an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

        The Company does not have balance sheet items carried at fair value on a recurring basis such as derivative financial instruments which are valued primarily based on quoted prices in active or brokered markets for identical as well as similar assets and liabilities. Significant balance sheet items which are subject to non-recurring fair value measurements consist of impairment valuations of goodwill and property and equipment. The standard has not had a significant impact on the determination of fair value related to non-financial assets and non-financial liabilities in 2009.

Revenue Recognition

        Subscriber revenue from pay television distributors is recognized as revenue when an agreement is executed, programming is provided, the price is fixed and determinable, and collectibility is reasonably assured. Subscriber fees from pay television distributors are recorded net of amortization of subscriber acquisition costs. If the amortization expense exceeds the revenue recognized on a cumulative per distributor basis, the excess amortization is included as a component of cost of services.

        Advertising revenue, net of agency commissions, is recognized in the period in which related commercial spots or long form programming are aired and as ratings guarantees to advertisers are achieved. Agency commissions are calculated based on a stated percentage applied to gross billing revenue for the Company's broadcasting operations. Customers remit the gross billing amount to their agency and the agency remits gross billings less their commission to the Company. Payments received in advance of being earned are recorded as deferred revenue.

Audience Deficiency Unit Liability

        Audience deficiency units ("ADUs") are units of inventory (rights to utilize future advertising timeframes) that are made available to advertisers as fulfillment for past advertisements in programs that under-delivered on the guaranteed viewership ratings. The related liability results when impressions delivered on guaranteed ratings are less than the impressions guaranteed to advertisers. Such liability (a type of deferred revenue) arises as a matter of industry practice rather than as a matter of written contract. The liability is reduced and revenue is recognized when the Company airs the advertisement during another program to "make-good" on the under-delivery of impressions. The Company typically does not remit cash to advertisers in satisfaction of such deficiencies.

Advertising Costs

        The Company expenses advertising costs as incurred. Advertising expense was $19.7 million, $19.6 million and $6.6 million for the years ended December 31, 2007, 2008 and 2009, respectively.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

2. Summary of Significant Accounting Policies and Estimates (Continued)

Taxes on Income

        Pursuant to the tax sharing agreement entered into with Hallmark Cards in March 2003, the Company's results of operations for tax purposes became a part of the Hallmark Cards consolidated federal tax return as of and subsequent to March 2003. However, the Company continues to account for income taxes on a separate return basis. Accordingly, the Company accounts for income taxes using an asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company reduces deferred tax assets by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized without regard to the Tax Sharing Agreement. All payments received from Hallmark Cards under the tax sharing agreement are recorded as increases in additional paid-in capital and amounts the Company owes Hallmark Cards for its share of the consolidated federal tax liability caused by the inclusion of the Company in the consolidated group are treated as a reduction to paid-in capital.

Stock-Based Compensation

        Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the period during which the holder is required to provide services in exchange for the award, i.e., usually the vesting period. See Note 14 for further information regarding our stock-based compensation assumptions and expenses.

Net Loss per Share

        Basic net loss per share and diluted net loss per share have been computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. The calculation of diluted net loss per share excludes potential common shares, the effect of which would be antidilutive. If the Company had reported net income, diluted net loss per share would have been computed based on the weighted average number of common shares and potentially dilutive common shares outstanding. Potential common shares consist of incremental common shares issuable upon the exercise of stock options. Approximately 356,000, 341,000 and 87,000 stock options for the years ended December 31, 2007, 2008 and 2009, respectively, have been excluded from the calculations of earnings per share because their effect would have been antidilutive.

Concentration of Credit Risk

        Financial instruments, which potentially subject Crown Media Holdings to a concentration of credit risk, consist primarily of cash, cash equivalents and accounts receivable. Generally, Crown Media Holdings does not require collateral to secure receivables. Crown Media Holdings has no significant off-balance sheet financial instruments with risk of accounting losses.

        Five of our distributors each accounted for more than 10% of our consolidated subscriber revenue for the years ended December 31, 2007, 2008 and 2009, and together accounted for a total of 92%,

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

2. Summary of Significant Accounting Policies and Estimates (Continued)

77% and 75% of consolidated subscriber revenue during the years ended December 31, 2007, 2008 and 2009, respectively. Four, three and three of our distributors each accounted for approximately 15% or more of our consolidated subscribers for the years ended December 31, 2007, 2008 and 2009, respectively, and together accounted for 77%, 61% and 61% of our subscribers during the years ended December 31, 2007, 2008 and 2009, respectively.

Reclassifications

        Certain reclassifications have been made to conform prior periods' financial information to the current presentation.

Recently Issued Accounting Pronouncements

        The FASB's Accounting Standards Codification is effective for all interim and annual financial statements issued after September 15, 2009. The ASC is now the single official source of authoritative, nongovernmental generally accepted accounting principles (GAAP) in the United States. The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP, other than guidance issued by the Securities and Exchange Commission. Our accounting policies were not affected by the conversion to the ASC. However, we have conformed references to specific accounting standards in these notes to consolidated financial statements to the appropriate section of the ASC.

        In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (ASC Topic 605): Multiple Deliverable Revenue Arrangements—A Consensus of the FASB Emerging Issues Task Force. This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. The Company has not determined the impact that this update may have on its financial statements.

        In January 2010, the FASB issued guidance that requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair value measurements. The guidance is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures that are effective for annual periods beginning after December 15, 2010. We do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

3. Sale of Membership Interest in Crown Media Distribution, Residual and Participation Liability and Third Party Indemnity

        In December 2006, the Company sold its film library consisting of domestic rights and certain international ancillary rights to approximately 620 television movies, mini-series and series (the "Crown Library") to RHI Entertainment LLC ("RHI"). As a condition of the sale, the Company agreed to pay up to $22.5 million for residuals and profit participations related to RHI's domestic exploitation of the Crown Library for a ten-year period ending December 14, 2016. The Company estimated the fair value of this obligation to be approximately $10.6 million at December 15, 2006, assuming the maximum payout. Any revisions to this estimated liability will be reflected as gain (loss) from sale of film assets in future periods. In 2006, the Company recorded an $8.2 million gain related to the sale of these film assets.

        In December 2009 the Company concluded that payments for residuals and participations under its liability to RHI would occur generally later than originally estimated in December 2006. Accordingly, the Company reduced the carrying amount of the liability by $682,000 and recognized a corresponding gain from sale of film assets in the accompanying statement of operations. Carrying amounts of this liability of $13.8 million and $13.9 million as of December 31, 2008 and 2009, respectively, are included in accrued liabilities on the accompanying consolidated balance sheets. The aggregate amount of payments that the Company will make under this obligation is dependent upon the relative success RHI achieves in exploiting these film assets. However, in no event will the actual cash payments under this obligation exceed $22.5 million. The timing of such payments is dependent upon not only the timing of RHI's exploitation of these film assets but RHI's administrative processes by which it will request payments from the Company. Accordingly, it is likely that, during the remaining term of this liability, the carrying amount will be adjusted as additional information becomes available to the Company.

        With sale of the domestic rights to its film library in December 2006, the Company completed its two-stage exit from the film distribution business. Until that time, the Company reported its estimate of residuals and participations expense as a component of film amortization expense. Amortization of the cost of the film library ceased with its sale. However, as relevant to 2007 and 2008, the Company remained subject to obligations for residuals and participations for the licenses of the film assets prior to the sale of the domestic film library.

        During 2007 and 2008, the Company obtained usage information related to the licenses entered into prior to the sales of the film library. From this information the Company was able to more accurately determine its obligation for the residuals and participations. From time-to-time, the Company reduced its estimate of the remaining obligations based upon the current estimates and information received from the third party agents. The corresponding benefits of such reductions in liabilities have been reflected as reductions of film amortization expense. The negative amortization expense reported in 2007 and 2008 reflects the Company's changes in estimates as it settled the obligations established in prior years. From December 2006 through September 2008, the Company remitted payments of approximately $2.2 million, after which it reduced its estimate of the remaining liability to zero. The Company believes it has fully satisfied its liabilities for the obligations.

        Also, included in accounts payable and accrued liabilities as of December 31, 2008 and 2009, is $336,000 and $364,000, respectively, for the estimated cost of residuals and participations that the buyer of our international business (which included the international rights to our film library) would

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

3. Sale of Membership Interest in Crown Media Distribution, Residual and Participation Liability and Third Party Indemnity (Continued)

otherwise be obligated to pay to third parties in connection with international film library sales between the April 2005 sale and April 2015. The Company's actual cost of this obligation will depend on the actual internal usage or sales of these films by the buyer. Any revisions to these estimated liabilities will be reflected as gain (loss) from sale of discontinued operations in future periods.

        In December 2008, the Company received information from the buyer of the international business related to the actual internal usage and sales of these films through December 31, 2007. As a result, the Company reduced its estimate of this liability by $5.1 million. The Company did so by recording a gain from sale of discontinued operations of $3.0 million and a reduction of interest expense of $2.1 million.

        In December 2009, the Company concluded that payments for residuals and participations under its liability to the buyer of the international business would occur generally later than estimated in December 2008. Accordingly, the Company reduced the carrying amount of the liability by $12,000 and recognized a corresponding decrease in interest expense in the accompanying statement of operations.

4. Program License Fees

        Program license fees are comprised of the following:

	As of December 31,
	2008	2009
	(In thousands)
Program license fees—other non-affiliates	$576,779	$597,206
Program license fees—Hallmark Cards affiliates	10,967	12,668

Program license fees, at cost	587,746	609,874
Accumulated amortization	(267,603)	(324,717)

Program license fees, net	$320,143	$285,157

        Programming costs included in the accompanying consolidated statements of operations for the years ended December 31, 2007, 2008 and 2009, were $164.4 million, $140.7 million and $127.5 million, respectively.

        In the regular course of evaluating the remaining usefulness of its various program licenses, the Company may determine that certain licenses may be of little future program value to it. In such instances, the Company shortens the estimated remaining lives to zero, thereby accelerating amortization of the remaining net book value. During the year ended December 31, 2007, such changes in estimates resulted in additional amortization of program license fees of $2.7 million; the Company made no such changes in estimates during the years ended December 31, 2008 and 2009.

        At December 31, 2008 and 2009, $7.6 million and $1.8 million, respectively, of program license fees were included in prepaid and other assets on the accompanying consolidated balance sheets as the Company made payments for the program license fees prior to commencement of the license period.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

4. Program License Fees (Continued)

        License fees payable are comprised of the following:

	As of December 31,
	2008	2009
	(In thousands)
License fees payable—non-affiliates	$231,218	$171,966
License fees payable—Hallmark Cards affiliates	9,871	10,409

Total license fees payable	241,089	182,375
Less current maturities	(128,638)	(99,494)

Long-term license fees payable	$112,451	$82,881

5. Property and Equipment

        Property and equipment are comprised of the following:

	As of December 31,
			Depreciable Life (In years)
	2008	2009
	(In thousands)
Technical equipment and computers	$8,372	$6,614	3-5
Leased assets	17,363	17,363	15
Furniture, fixtures and equipment	690	652	5
Leasehold improvements	1,137	1,127	3-7
Construction-in-progress	123	—

Property and equipment, at cost	27,685	25,756
Accumulated depreciation	(12,293)	(12,580)

Property and equipment, net	$15,392	$13,176

        Depreciation expense related to property and equipment was $2.0 million, $2.4 million and $2.6 million, for the years ended December 31, 2007, 2008 and 2009, respectively.

        Software and other intangible assets of $524,000 and $507,000 as of December 31, 2008 and 2009, respectively, have been included in prepaid and other assets on the accompanying consolidated balance sheets.

6. Leases

        The Company leases uplink and certain transponder space under a long-term lease agreement that is accounted for as a capital lease. The capital lease liability is included as a component of both accounts payable and accrued liabilities and non-current accrued liabilities in the accompanying consolidated balance sheets. In addition, the Company leases uplink services and office facilities under operating leases that are generally non-cancelable. These leases expire at various dates through June

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

6. Leases (Continued)

2019, and some contain escalation clauses and renewal options. Future minimum lease payments under the agreements at December 31, 2009, are as follows:

Years Ended December 31,	Capital Leases	Operating Leases
(in thousands)
2010	$2,160	$5,853
2011	2,160	5,684
2012	2,160	5,195
2013	2,160	4,887
2014	2,160	5,057
Thereafter	10,710	3,629

Total minimum lease payments	21,510	$30,305(1)

Less amount representing interest (at implicit rate of 9.375%)	(7,561)

Present value of net minimum lease payments	13,949
Less current maturities	(890)

Long term obligation	$13,059

(1)
Minimum payments have not been reduced by minimum sublease rentals of $50,000 due in 2010 under subleases.

        Rent expense under the operating leases was $2.2 million, $3.0 million and $2.9 million, respectively, for the years ended December 31, 2007, 2008 and 2009. Amortization of assets held under capital leases is recorded as amortization of capital lease on the accompanying statements of operations.

        The Company accrues rent expense on a straight line basis over the lease term. Accordingly, the Company recognizes rent expense on a straight-line basis over the term of the lease, including a rental holiday. The Company uses the initial lease term, including the free rent holiday period, to determine the lease term.

7. Credit Facility

        By Amendment No. 16 on March 2, 2010, to the amended credit agreement with JPMorgan Chase Bank, the maturity date of the bank credit facility was extended to August 31, 2010. Additionally, in connection with Recapitalization agreements, the Company and the Bank set the maximum amount that could be borrowed under the bank credit facility at $30.0 million.

        The facility is guaranteed by Hallmark Cards and the Company's subsidiaries and is secured by all tangible and intangible property of Crown Media Holdings and its subsidiaries. The provisions of the Amendment No. 15 became effective April 1, 2009. Interest on the credit facility was increased from the Eurodollar rate to the Eurodollar rate plus 2.25% and from the alternate base rate to the alternate base rate plus 1.25%. The maximum amount that could be borrowed under the bank credit agreement

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

7. Credit Facility (Continued)

was $45.0 million at December 31, 2009. The Company's ability to borrow additional amounts under the credit facility is not limited or restricted.

        At December 31, 2008 and 2009, the Company had outstanding borrowings of $28.6 million and $1.0 million, respectively, under the credit facility and there were no letters of credit outstanding. At December 31, 2008, $28.6 million of the outstanding balance bore interest at the Eurodollar rate (2.02% weighted average rate at December 31, 2008) and $0 bore interest at the JP Morgan Chase Bank prime rate. At December 31, 2009, $1.0 million of the outstanding balance bore interest at the Eurodollar rate (2.49% weighted average rate at December 31, 2009) and $0 bore interest at the JP Morgan Chase Bank prime rate. Interest expense on borrowings under the credit facility for each of the years ended December 31, 2007, 2008 and 2009, was $5.4 million, $2.1 million and $350,000, respectively.

Covenants

        The credit facility, as amended, contains a number of affirmative and negative covenants. The Company was in compliance with these covenants at both December 31, 2009, and March 2, 2010.

8. Related Party Obligations

        Since March 2006, substantially all of the Company's borrowings have been subject to a Waiver and Standby Purchase Agreement between the Company, Hallmark Cards and affiliates of Hallmark Cards who hold obligations of the Company. Pursuant to the Master Recapitalization Agreement which included an amendment to the Amended and Restated Waiver and Standby Purchase Agreement (as amended, the "Waiver Agreement"), the waiver termination date was extended to August 31, 2010 when the Waiver Agreement automatically terminates (thus concluding the "Waiver Period"). The Waiver Agreement is subject to early termination upon the occurrence of one or more events described below, whereupon all deferred amounts would become immediately due and payable. The Waiver Agreement defers payments (excluding interest on the 2001, 2005 and 2006 notes, described below, accruing subsequent to November 15, 2008) otherwise due on any of the following obligations (the "Subject Obligations") until August 31, 2010. The Waiver Agreement also provides that interest accruing on the 10.25% Note through August 5, 2010, will be added to principal.

  •
  Note and interest payable to HC Crown, dated December 14, 2001, in the original principal amount of $75.0 million, payable to HC Crown. (Total amount outstanding at December 31, 2008 and 2009, including accrued interest was $109.8 million and $110.1 million, respectively. See Note and Interest Payable to HC Crown below.)

  •
  $70.0 million note and interest payable to Hallmark Cards affiliate, dated as of March 21, 2006. (Total amount outstanding at December 31, 2008 and 2009, including accrued interest was $62.7 million and $62.8 million, respectively. See Note and Interest Payable to Hallmark Cards Affiliate below.)

  •
  10.25% senior secured note, dated August 5, 2003, in the initial accreted value of $400.0 million, payable to HC Crown. (Total amount outstanding at December 31, 2008 and 2009, including accrued interest was $686.6 million and $758.8 million, respectively. See Senior Secured Note below.)

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

8. Related Party Obligations (Continued)

  •
  Note and interest payable to Hallmark Cards affiliate, dated as of October 1, 2005, in the principal amount of $132.8 million. (Total amount outstanding at December 31, 2008 and 2009, including accrued interest was $172.1 million and $172.4 million, respectively. See Note and Interest Payable to Hallmark Cards Affiliate below.)

  •
  All obligations of the Company under the bank credit facility by virtue of Hallmark Cards' deemed purchase of participations in all of the obligations under a guarantee which Hallmark Cards has given in support of the facility or the purchase by Hallmark Cards of all these obligations pursuant to the bank credit facility.

  •
  Any and all amounts due and owing to Hallmark Cards pursuant to the Tax Sharing Agreement (Total amount outstanding at December 31, 2008 and 2009, was $0 and $8.5 million, respectively.).

        Interest will continue to accrue on these obligations during the Waiver Period and is payable as indicated above. The Waiver Agreement also contains certain covenants, including but not limited to (1) the Company's covenant not to take any action (including the issuance of new stock or options) that would prohibit the Company from being included as a member of Hallmark Cards consolidated federal tax group, (2) compliance with obligations in the loan documents for the bank credit facility and (3) commercially reasonable efforts to refinance the obligations subject to the Waiver Period. Pursuant to the Waiver Agreement, the Company must make prepayments on the outstanding debt from 100% of any "Excess Cash Flow" during the Waiver Period. There was Excess Cash Flow of $7.7 million for the year ended December 31, 2009, of which $4.6 million of interest on the 2001, 2005 and 2006 Notes was remitted to a Hallmark Cards' affiliate on January 5, 2010. Pursuant to the Master Recapitalization Agreement, we have not made payments representing the remaining amounts of Excess Cash Flow for 2009. Payment continues to be deferred under the extension of the Waiver Agreement. Excess Cash Flow for 2008 of $45.9 million was used to make payments on the bank credit facility of $40.9 million, on the Tax Note of $228,000 and on interest payments of $4.7 million.

        The Waiver Agreement is subject to early termination upon occurrence of certain events including but not limited to the following: (a) the Company fails to pay any principal or interest, regardless of amount, due on any indebtedness to unrelated parties with an aggregate principal amount in excess of $5.0 million or any other event or condition occurs that results in any such indebtedness becoming due prior to its scheduled maturity, provided that the waiver will not terminate if the Company reduces the principal amount of such indebtedness to $5.0 million or less within five business days of a written notice of termination from Hallmark Cards; or (b) the Company fails to pay interest on the bank credit facility described above to the extent that Hallmark Cards has purchased all or a portion of the indebtedness thereunder or to perform any covenants in the Waiver Agreement.

        Under the Waiver Agreement, if the bank lender under the bank credit facility accelerates any of the indebtedness under the bank credit facility or seeks to collect any indebtedness under it, the Company may elect to exercise its right to require that Hallmark Cards or its designated subsidiary exercise an option to purchase all the outstanding indebtedness under the bank credit facility. All expenses and fees in connection with this purchase would be added to the principal amount of the credit facility obligations.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

8. Related Party Obligations (Continued)

Hallmark Guarantee; Interest and Fee Reductions

        Hallmark Cards has provided to the lending bank under the credit facility the Hallmark Cards facility guarantee. The guarantee is unconditional for obligations of the Company under the bank credit facility. If any payment is made on the guarantee, it will be treated as a purchase of the lending bank's interest in the credit facility.

        Prior to April 1, 2009, Hallmark Cards provided an irrevocable letter of credit to JP Morgan Chase Bank as credit support for the Company's obligations under the Company's bank credit facility for which the Company previously paid the letter of credit fees. This letter of credit was cancelled on April 1, 2009.

        The above mentioned credit support provided by Hallmark Cards resulted in reductions in the interest rate and commitment fees under the credit facility; however, the Company agreed to pay and has paid an amount equal to the reductions in the interest rate and commitment fees to Hallmark Cards. Prior to April 1, 2009, the Company agreed to pay 2.25% and 0.375% to Hallmark Cards, representing the reductions in the interest rate and commitment fees, respectively. On April 1, 2009, as noted in Note 8, the interest rate and commitment fees under the renewed credit facility increased and we began paying Hallmark Cards a smaller reduction amount of the interest rate and commitment fees equal to 0.75% and 0.125%.

Senior Secured Note

        In August 2003, the Company issued a senior note to HC Crown for $400.0 million. In accordance with the Waiver Agreement, cash payments will not be required until February 5, 2011 (which is the first payment date after August 31, 2010). The principal amount of the senior secured note accretes at 10.25% per annum, compounding semi-annually, to August 5, 2010. From that date, interest at 10.25% per annum is scheduled to be payable semi-annually in arrears on the accreted value of the senior note to HC Crown on February 5, 2011, and upon maturity on August 5, 2011. The senior note is pre-payable without penalty. At December 31, 2008 and 2009, $686.6 million and $758.8 million, respectively, of principal and interest were included in the senior note payable in the accompanying consolidated balance sheets. The note purchase agreement for the senior note provides that if there is an event of default with respect to any other indebtedness in excess of $5.0 million, the accreted value and any accrued and unpaid interest on the senior note would become due and payable. Further, the note purchase agreement contains certain restrictive covenants which, among other things, prevent the Company from incurring any additional indebtedness, purchasing or otherwise acquiring shares of the Company's stock, investing in other parties and incurring liens on the Company's assets. As a fee for the issuance of the note, the Company paid $3.0 million to HC Crown, which was initially capitalized and is being amortized as additional interest expense over the term of the note payable.

Note and Interest Payable to HC Crown

        On December 14, 2001, the Company executed a $75.0 million promissory note with HC Crown. Pursuant to the Waiver Agreement, the note is payable in full on August 31, 2010 (although the maturity date of the note is December 31, 2009). Under the Waiver Agreement, accrued interest on this 2001 Note was added to principal through November 15, 2008. Commencing November 16, 2008,

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

8. Related Party Obligations (Continued)

interest is payable in cash, quarterly in arrears five days after the end of each calendar quarter. This note is subordinate to the bank credit facility. The rate of interest under this note is currently LIBOR plus 5% per annum (9.05% and 5.29% at December 31, 2008 and 2009, respectively). At December 31, 2008 and 2009, $108.6 million, is reported as note payable to Hallmark Cards affiliate and $1.3 million and $1.5 million, respectively, are reported as interest payable to Hallmark Cards affiliate on the accompanying consolidated balance sheet. Interest of $6.3 million was paid in 2009 and interest of $1.5 million was paid on January 5, 2010.

Note and Interest Payable to Hallmark Cards Affiliate

        On October 1, 2005, the Company converted approximately $132.8 million of its license fees payable to Hallmark affiliates to a promissory note. The rate of interest under this note is currently LIBOR plus 5% per annum (9.05% and 5.29% at December 31, 2008 and 2009, respectively). Pursuant to the Waiver Agreement, the promissory note is payable in full on August 31, 2010 (although the maturity date of the note is December 31, 2009). Under the Waiver Agreement, accrued interest on this 2005 Note was added to principal through November 15, 2008. Commencing November 16, 2008, interest is payable in cash, quarterly in arrears five days after the end of each calendar quarter. At December 31, 2008 and 2009, $170.1 million is reported as note payable to Hallmark Cards affiliate and $2.0 million and $2.3 million, respectively, are reported as interest payable to Hallmark Cards affiliate on the accompanying consolidated balance sheet. Interest of $9.8 million was paid in 2009 and interest of $2.3 million was paid on January 5, 2010.

Note and Interest Payable to Hallmark Cards Affiliate

        On March 21, 2006, the Company converted approximately $70.4 million of its payable to a Hallmark Cards affiliate to a promissory note. The rate of interest under this note is currently LIBOR plus 5% per annum (9.05% and 5.29% at December 31, 2008 and 2009, respectively). Pursuant to the Waiver Agreement, the promissory note is payable in full on August 31, 2010 (although the maturity date of the note is December 31, 2009). Under the Waiver Agreement, accrued interest on this 2006 Note was added to principal through November 15, 2008. Commencing November 16, 2008, interest is payable in cash, quarterly in arrears five days after the end of each calendar quarter. At December 31, 2008 and 2009, $62.0 million is reported as note payable to Hallmark Cards affiliates and $717,000 and $838,000, respectively, are reported as interest payable to Hallmark Cards affiliate on the accompanying consolidated balance sheet. Interest of $3.6 million was paid in 2009 and interest of $838,000 was paid on January 5, 2010.

Note and Interest Payable to Hallmark Cards

        During 2007, the Internal Revenue Service completed its examination of Hallmark Cards' consolidated tax returns for fiscal years 2003 and 2004 and determined that, with respect to a portion of the losses attributable to the Company for fiscal years 2003 and 2004, Hallmark Cards should not have carried back such losses to its consolidated federal tax returns filed for fiscal years 2001 and 2002. These losses are available as carry-forwards in the consolidated federal tax return beginning in 2005 and later years. Furthermore, the examination changed the amount of foreign tax credits that had previously been conveyed to the Company under the Tax Sharing Agreement. Because the Company's

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

8. Related Party Obligations (Continued)

aggregate share of the tax benefits realized from such losses and credits ($25.2 million) was either contributed to the Company in cash or applied as an offset against amounts owed by the Company to other members of the consolidated group, the Company was obligated to return this amount to Hallmark Cards plus interest related thereto in the amount of $7.9 million. As a result, the Company recorded a $33.1 million payable to Hallmark Cards with a corresponding $25.2 million reduction of additional paid-in capital and a $7.9 million charge to interest expense, all of which were recognized during 2007.

        On July 27, 2007, the Company replaced the payable to Hallmark Cards under the Tax Sharing Agreement with a $33.1 million promissory note payable to Hallmark Cards due in July 2009 with interest at LIBOR plus 3% per annum (the "Tax Note"). Subsequently, Hallmark Cards offset tax benefits realized pursuant to the Tax Sharing Agreement against amounts owed under the Tax Note, first against accrued and unpaid interest and then against the unpaid principal balance. During 2007, Hallmark Cards offset $12.2 million against $1.1 million of accrued and unpaid interest and $11.1 million of unpaid principal. Additionally, in 2007, the Company recorded an additional $85,000 charge to interest expense related to the receipt of an invoice for the actual amount owed in regard to the return of tax benefits under the Tax Sharing Agreement. During 2008, Hallmark Cards offset $21.3 million against $933,000 of accrued and unpaid interest and $20.3 million of unpaid principal.

        On April 14, 2008, the Internal Revenue Service refunded to Hallmark Cards a portion of the interest previously paid in connection with the disallowance of certain net operating losses. In July 2008, Hallmark Cards notified the Company that they had reduced the Company's indebtedness as of April 14, 2008, under the Tax Note by $1.5 million in consideration of the Company's applicable portion of such refund. Accordingly, the Company reduced interest expense during 2008.

        In December 2008, the Company paid $121,000 in principal and $107,000 in interest to fully satisfy its obligation under this note.

        The Tax Note and all payments thereunder were subordinated to the bank credit facility extended to the Company by JP Morgan Chase Bank.

Interest Paid to HC Crown

        Interest expense paid to HC Crown in connection with the credit facility was $1.8 million for the year ended December 31, 2007, $1.1 million for the year ended December 31, 2008, and $1.0 million for the year ended December 31, 2009.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

8. Related Party Obligations (Continued)

Related Party Long-Term Obligations

        The aggregate maturities of related party long-term debt for each of the five years subsequent to December 31, 2009, are as follows:

	Payments Due by Period
	Total	2010	2011	2012	2013	2014
	(In thousands)
Note and interest payable to HC Crown, with principal deferred until August 31, 2010	$110,062	$110,062	$—	$—	$—	$—
10.25% Senior secured note to HC Crown, including accrued interest, due August 5, 2011	758,755	—	758,755	—	—	—
Note and interest payable to Hallmark Cards affiliate with principal deferred until August 31, 2010	172,407	172,407	—	—	—	—
Note and interest payable to Hallmark Cards affiliate with principal deferred until August 31, 2010	62,845	62,845	—	—	—	—

	$1,104,069	$345,314	$758,755	$—	$—	$—

9. Related Party Transactions

Recapitalization Proposal

        See "Recapitalization" in Note 1 for information regarding the proposed Recapitalization of outstanding debt obligations owed to affiliates of Hallmark Cards.

Tax Sharing Agreement

Overview

        On March 11, 2003, Crown Media Holdings became a member of Hallmark Cards consolidated federal tax group and entered into a federal tax sharing agreement with Hallmark Cards (the "tax sharing agreement"). Hallmark Cards includes Crown Media Holdings in its consolidated federal income tax return. Accordingly, Hallmark Cards has benefited from past tax losses and may benefit from future federal tax losses, which may be generated by Crown Media Holdings. Based on the tax sharing agreement, Hallmark Cards has agreed to pay Crown Media Holdings all of the benefits realized by Hallmark Cards as a result of including Crown Media Holdings in its consolidated income tax return. These benefits are estimated and paid 75% in cash on a quarterly basis and the balance is to be applied against any future tax liabilities of Crown Media Holdings. A final true-up calculation is completed within 15 days after Hallmark Cards files its consolidated federal income tax return for the year. Pursuant to the true-up calculation, Crown Media Holdings is obligated to reimburse Hallmark Cards the amount that any estimated payments have exceeded the actual benefit realized by Hallmark Cards and Hallmark Cards is obligated to pay Crown Media Holdings the amount that any actual benefit exceeds the estimated payments. Under the tax sharing agreement, at Hallmark Cards' option, the non-interest bearing balance of the 25% in federal tax benefits may be applied as an offset against

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

9. Related Party Transactions (Continued)

any amounts owed by Crown Media Holdings to any member of the Hallmark Cards consolidated group under any loan, line of credit or other payable, subject to limitations under any loan indentures or contracts restricting such offsets. Pursuant to the amendment to the tax sharing agreement in August 2003, the benefit that would otherwise result from interest accrued on the 10.25% senior secured note will not be available to the Company until such interest is paid in cash.

        The Company received $12.2 million (through offset to the Tax Note during 2007) and $21.3 million (through offset to the Tax Note during 2008) under the Tax Sharing Agreement during 2007 and 2008, respectively. The Company owed Hallmark Cards $8.5 million under the Tax Sharing Agreement during 2009. Any payments received from Hallmark Cards or credited against amounts owed by Crown Media Holdings to any member of the Hallmark Cards consolidated group under the tax sharing agreements have been recorded as additions to paid-in capital in the accompanying consolidated statements of stockholders' deficit. Any amounts owed or payments made to Hallmark Cards to any member of the Hallmark Cards consolidated group under the tax sharing agreements have been recorded as reductions to paid-in capital in the accompanying consolidated statements of stockholders' deficit.

Hallmark Entertainment Investments

        On March 11, 2003, Hallmark Entertainment Holdings, Inc. ("Hallmark Entertainment Holdings", a wholly-owned subsidiary of Hallmark Cards) contributed 100% of the Crown Media Holdings shares owned by it to Hallmark Entertainment Investments ("HEIC"). Two of Crown Media Holdings' investors, Liberty Crown, Inc., a subsidiary of Liberty Media, and JP Morgan, also contributed 100% of their Crown Media Holdings shares to Hallmark Entertainment Investments, and VISN contributed 10% of its Crown Media Holdings shares to Hallmark Entertainment Investments, all in return for shares in Hallmark Entertainment Investments. Hallmark Entertainment Holdings, now an owner of more than 80% of Hallmark Entertainment Investments, has voting power over all of the Crown Media Holdings shares owned by Hallmark Entertainment Investments. See Note 11 for further information on the percentage of voting power.

Services Agreement with Hallmark Cards

        The Company has an intercompany services agreement with Hallmark Cards, which was entered into in 2003 for a term of three years and then extended for additional years through December 31, 2010. Under the agreement, Hallmark Cards provides Crown Media Holdings with tax, risk management, health safety, environmental, insurance, legal, treasury, human resources, and cash management services and real estate consulting services. Under the original agreement, the Company agreed to pay Hallmark Cards $515,000 per year for these services, plus out-of-pocket expenses and third party fees, payable in arrears on the last business day of each quarter. This amount was changed to $546,000 for 2007, $541,000 for 2008 and $455,000 for 2009. However, the Company did not pay these amounts with concurrence of Hallmark Cards through September 2008. From October through December 2008, the Company paid $135,000. The Company timely paid the monthly amounts due in 2009.

        At December 31, 2008 and 2009 non-interest bearing unpaid accrued service fees and unreimbursed expenses of $14.8 million and $15.2 million, respectively, were included in payable to

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

9. Related Party Transactions (Continued)

affiliates on the accompanying consolidated balance sheets. For the years ended December 31, 2007, 2008 and 2009 out-of-pocket expenses and third party fees were $1.2 million, $1.1 million and $420,000, respectively.

"Hallmark Hall of Fame" Programming License Agreement

        In 2008, Crown Media United States entered into an agreement with Hallmark Hall of Fame Productions, Inc. to license 58 "Hallmark Hall of Fame" movies, consisting of 16 contemporary Hallmark Hall of Fame titles (i.e., produced from 2003 to 2008) and 42 older titles, for exhibition on the Hallmark Channel and Hallmark Movie Channel. These titles are licensed for ten year windows, with windows commencing at various times between 2007 and 2010, depending on availability. This agreement makes the Hallmark Channel and Hallmark Movie Channel the exclusive home for these movies. The total license fee for these movies is $17.2 million and is payable in equal monthly installments over the various 10-year exhibition windows.

Trademark Agreement with Hallmark Cards

        Crown Media United States has a trademark license agreement with Hallmark Licensing, Inc. for use of the "Hallmark" mark for the Hallmark Channel and for the Hallmark Movie Channel. In September 2009, Hallmark Cards extended the trademark license agreements for the Hallmark Channel and the Hallmark Movie Channel to September 1, 2010. The Company is not required to pay any fees under the trademark license agreements.

        The Company has accounted for the agreement pursuant to the contractual terms of the arrangement, which is royalty free. Accordingly, no amounts have been reflected in the consolidated balance sheets or consolidated statements of operations and of the Company.

        In addition, there may be a default under the agreement if we fail to make any payments due under loan agreements within five days of the due date, or if we receive an opinion from our auditors that shows that we no longer are a going concern. The Company obtained a waiver for the trademark license agreement dated March 3, 2010, from Hallmark Cards related to its going concern opinion over its 2009 financial statements.

Intercreditor Agreement

        The Company has an intercreditor agreement that deals with residual and participation liabilities for the use of film assets by the buyer of the Company's membership interest in Crown Media Distribution. Under the intercreditor agreement, Hallmark Cards has agreed that any loan, debt or other amount payable by the Company to Hallmark Cards will be subordinate and subject in order of payment of such residual and participation liabilities.

10. Company Obligated Mandatorily Redeemable Preferred Interest and NICC License Agreements

        VISN owns a $25.0 million company obligated mandatorily redeemable preferred interest in Crown Media United States (the "preferred interest"). On November 13, 1998, the Company, Vision Group, VISN and Henson Cable Networks, Inc. signed an amended and restated company agreement governing the operation of Crown Media United States (the "company agreement"), which agreement

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

10. Company Obligated Mandatorily Redeemable Preferred Interest and NICC License Agreements (Continued)

was further amended on February 22, 2001, January 1, 2002, March 5, 2003, January 1, 2004, November 15, 2004 and December 1, 2005 (the "December 2005 NICC Settlement Agreement").

        Crown Media United States may voluntarily redeem the $25.0 million preferred interest at any time; however, it is obligated to do so no later than December 31, 2010.

        On January 2, 2008, the Company and NICC resolved disputes amongst themselves and signed an agreement (the "Modification Agreement") which, among other things, immediately extinguished NICC's conditional right to require the Company to repurchase all of the shares of the Company's Class A common stock then owned by NICC ("Put Right"). In addition, the Modification Agreement also settled the dispute with respect to whether the Termination Payment provision expired with, or survived, the December 31, 2007 expiration of the December 2005 NICC Settlement Agreement. We agreed to pay NICC $3.8 million in three equal installments payable each January 20 of 2008, 2009 and 2010. We also agreed to provide NICC a two-hour broadcast period granted each Sunday morning during the two year period ending December 31, 2009. We are also obligated to pay NICC an estimated $3.7 million in yearly installments at the rate of 6% of the outstanding liquidation preference of the preferred interest. These costs are reflected on the accompanying consolidated statement of operations for the year ended December 31, 2007, as a charge to selling, general and administrative expense at a discounted amount of $8.2 million. At December 31, 2008, the Company recorded additional programming expense of approximately $744,000 to give effect to revisions of anticipated dates on which preferred interest redemptions will occur.

        NICC made a claim stemming from certain provisions in the December 2005 NICC Agreement that had not previously been resolved. The Company conducted extensive negotiations with NICC on this issue and signed a final settlement during 2008. As a result of this settlement, the Company gave NICC full ownership of "The Note," a Hallmark Channel original movie then co-owned by NICC and the Company with the Company maintaining certain broadcast rights on its channels. As a result of the settlement, the Company recognized settlement expense of approximately $500,000 during 2008.

        In recording the settlement in 2008, the Company reduced settlement expense by approximately $17,000 and recognized a gain of approximately $101,000 on the disposal of its film asset. The Company recorded a short-term receivable from NICC in the amount of $150,000. In turn, the Company relieved (1) $1.5 million from film asset, (2) $91,000 from its residual and participation liability, $224,000 from accounts receivable related to Canadian tax credits, and approximately $500,000 from accrued liabilities for the previously recorded FAS 5 liability. Finally, the Company recorded the retained program license at approximately $1.1 million, the result of apportioning the $1.5 million carrying value of "The Note" on the basis of relative fair values retained and transferred.

        During the year ended December 31, 2007, 2008, and 2009, Crown Media United States paid NICC $22.1 million, $6.4 million and $4.6 million, respectively, related to the company agreement as amended.

Transactions with NICC

        Subsequent to the execution of the Modification Agreement, NICC asserted that a provision of the 2005 NICC Agreement had not been satisfied. In December 2008, NICC and the Company agreed to a

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

10. Company Obligated Mandatorily Redeemable Preferred Interest and NICC License Agreements (Continued)

settlement whereby the Company assigned its ownership interest in a film asset, a Hallmark Channel original movie which until then was co-owned by NICC and the Company. The Company retained broadcast rights and certain other distribution rights for a period of four years. In expectation of the settlement, the Company recognized settlement expense of approximately $500,000 during 2008. Upon closing of the settlement agreement, the Company recognized a gain of approximately $101,000 in connection with the disposition of its ownership interest in a film asset, which is included as a component of selling, general and administrative expense in the statement of operations for the year ending December 31, 2008.

11. Stockholders' Equity

        The Company's authorized capital stock continues to consist of 200,000,000 shares of Class A common stock, 120,000,000 shares of Class B common stock, and 10,000,000 shares of preferred stock, all $0.01 par value per share. The Company has not issued any shares of preferred stock. Each share of Class B common stock is convertible at the option of the holder into one share of Class A common stock. Shares of Class B common stock are generally automatically convertible into Class A common stock upon sale or other transfer by the selling stockholder. In addition, each share of Class B common stock entitles the holder to 10 votes on all voting matters submitted to the Company's stockholders. In contrast, each share of Class A common stock entitles the holder to one vote. Otherwise, shares of Class A common stock and shares of Class B common stock are identical. See "Recapitalization" under Note 1 for descriptions of changes to the Company's preferred stock and common stock that will occur if the Recapitalization is consummated.

        At December 31, 2009, HEIC controlled 100% of the outstanding shares of Class B common stock. As a result of its combined control of Class A and Class B shares, HEIC possessed approximately 94.5% of the voting power of outstanding shares at December 31, 2009.

        The Company has not paid any cash dividends on its common stock since inception. The Company anticipates that it will retain all of its earnings, if any, in 2010 to finance the continued growth and expansion of its business. The Company has no current intention to pay cash dividends. Its bank credit facility also prohibits the Company from declaring or paying any cash dividends.

12. Income Taxes

        Crown Media Holdings accounts for income taxes using the asset and liability method. Under this method, Crown Media Holdings recognizes deferred tax assets and liabilities for future tax consequences attributable to the difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

        See Note 9, Related Party Transactions, for a description of the Crown Media Holdings' federal tax sharing agreement with Hallmark Cards.

        Hallmark Cards expects to use approximately $16.6 million of the Company's 2009 tax losses in its consolidated federal tax return for 2009 and has used approximately $960.5 million (including the

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

12. Income Taxes (Continued)

approximately $16.6 million generated in 2009) of Crown Media Holdings tax losses since entering into the tax sharing agreement. The Company has recorded a deferred tax asset of $6.5 million related to the taxable loss generated during the year ended December 31, 2009, which has been included in the net operating loss component of deferred tax assets in the table below. The Company has recorded a deferred tax asset of $644.5 million related to the cumulative losses generated. The entire amount of the Company's net deferred tax assets have been offset with a valuation allowance. During 2009, the valuation allowance changed by $8.2 million. The Company may ultimately reverse the valuation allowance and record a tax benefit if it is determined to be more likely than not that the Company could realize the tax benefit if it were treated as a stand-alone taxpayer.

        In the event the Company realizes taxable income in any future period, the Company would be obligated to pay Hallmark Cards for its share of the consolidated federal tax liability. Such payments would be treated as a reduction to paid-in capital to the extent of amounts previously received under the Tax Sharing Agreement.

        Since May 9, 2000, the Company has been included in certain combined state income tax returns of Hallmark Cards or Hallmark Entertainment Holdings. Consequently, Hallmark Entertainment Holdings and the Company entered into a state tax sharing agreement. Under the state tax sharing agreement, Hallmark Entertainment Holdings and Crown Media Holdings file consolidated, combined or unitary state tax returns. Crown Media Holdings makes tax-sharing payments to (or receives payments from) Hallmark Entertainment Holdings equal to the taxes (or tax refunds) that Crown Media Holdings would pay (or receive) if it filed on a stand-alone basis. Such payments are computed based on Crown Media Holdings' taxable income (loss) and other tax items beginning the day following the May 9, 2000, reorganization.

        The following table reconciles the income tax provision at the U.S. statutory rate to the provision per the financial statements:

	Years Ended December 31,
	2007	2008	2009
	(In thousands)
Tax benefit computed at 35%	$(55,701)	$(14,099)	$(8,204)
State taxes	(6,293)	(1,550)	(874)
Other	601	541	554
Increase in valuation allowance	61,393	15,108	8,524

Income tax provision	$—	$—	$—

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

12. Income Taxes (Continued)

        The components of Crown Media Holdings' deferred tax assets and liabilities are comprised of the following:

	As of December 31,
	2008	2009
	(In thousands)
Deferred tax assets:
Bad debt reserve	$115	$186
Accrued compensation	2,380	1,656
Net operating loss	638,000	644,531
Depreciation	4,994	5,073
Other	13,824	14,769
Valuation allowance	(656,748)	(664,912)

Total deferred tax assets	2,565	1,303
Deferred tax liabilities:
Program license fees	(936)	(485)
Other	(1,629)	(818)

Total deferred tax liabilities	(2,565)	(1,303)

Net deferred taxes	$—	$—

        As of December 31, 2009, the Company's cumulative federal and state net tax operating losses were approximately $1.6 billion. Of this amount, approximately $692.4 million has not been utilized by Hallmark Cards in its consolidated returns and will expire beginning in 2020 through 2026.

Accounting for Uncertainty in Income Taxes

        An evaluation process is required under applicable accounting standards for all tax positions taken. If the probability for sustaining a tax position is at least more likely than not, then the tax position is warranted and recognition should be at the highest amount which is greater than 50% likely of being realized upon ultimate settlement. At December 31, 2008 and 2009, the total amount of unrecognized tax benefits for uncertain tax positions was $0. The Company recognized no increase or decrease in the amount of unrecognized tax benefits for uncertain tax positions.

        The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. At December 31, 2008 and 2009, we have no accrued interest related to uncertain tax positions.

        By virtue of its inclusion in Hallmark Cards consolidated tax returns, the Company is subject to examination by the Internal Revenue Service for periods subsequent to March 10, 2003. Further, net operating loss carryforwards ("NOL's") are subject to examination in the year they are utilized regardless of whether the tax year in which they were generated has been closed by statute. The amount subject to disallowance is limited to the NOL utilized. Accordingly, the Company is subject to examination for NOL's generated prior to March 11, 2003 if and when such NOL's are utilized in future tax returns.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

12. Income Taxes (Continued)

        The Company files state tax returns in major jurisdictions such as California, Colorado and New York, and has also been included in the combined state tax returns of Hallmark or Hallmark Entertainment Holdings, Inc. The state returns are generally subject to examination for years after 2005.

13. Fair Value

        The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 2008 and 2009.

	2008		2009
	Carrying Amount	Significant Unobservable Inputs (Level 3) Fair Value	Carrying Amount	Significant Unobservable Inputs (Level 3) Fair Value
	(In thousands)
Senior secured note to HC Crown, including accrued interest	$686,578	$599,683	$758,755	$641,635
Note and interest payable to HC Crown	109,837	86,544	110,062	93,074
Note and interest payable to Hallmark Cards Affiliate	62,724	49,422	62,845	53,144
Note and interest payable to Hallmark Cards Affiliate	172,077	135,584	172,407	145,795
Company obligated mandatorily redeemable preferred interest	20,822	17,430	22,902	19,800

        ASC Topic 820 defines fair value of a liability as the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the liability, such as inherent risk, transfer restrictions, and credit risk. Level 3 is defined as inputs that are generally unobservable and typically reflect management's estimates of assumptions that market participants would use in pricing the liability.

        The carrying amounts shown in the table are included on the accompanying consolidated balance sheets under the indicated captions. The valuation of the Company obligated mandatorily redeemable preferred interest was dependent upon the future pre-tax income of Crown Media United States since the Company would only have been obligated to make payments on the instrument within 60 days after the end of any fiscal year in which pre-tax income was generated by Crown Media United States. The remaining preferred liquidation preference is payable in full on December 31, 2010.

        The Company estimates the fair value of its debt to Hallmark Cards affiliates using the discounted future cash flow method. Since June 30, 2009, these estimates have been made on a quarterly basis.

        Accounts payable and receivable are carried at reasonable estimates of their fair values because of the short-term nature of these instruments. Long-term license fees payable are also considered carried at reasonable estimates of their fair value. Interest rates on borrowings under the bank credit facility are for relatively short periods and variable. Therefore, the fair value of this debt is not significantly

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

13. Fair Value (Continued)

affected by fluctuations in interest rates. The credit spread in debt is fixed, but the market credit spread will fluctuate.

        Estimates of the fair value of the Company's financial instruments are presented in the tables above. As a result of recent market conditions, the Company's debt obligations with Hallmark Cards affiliates and the mandatorily redeemable preferred interest have limited or no observable market data available. Fair value measurements for these instruments are included in Level 3 of the fair value hierarchy of ASC Topic 820. These fair value measurements are based primarily upon the Company's own estimates and are often based on its current pricing policy, the current economic and competitive environment, the characteristics of the instrument, credit and interest rate risks, and other such factors. Therefore, the results cannot be determined with precision, cannot be substantiated by comparison to quoted prices in active markets, and may not be realized in an immediate settlement of the liability. Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including discount rates, liquidity risks, and estimates of future cash flows, could significantly affect the fair value measurement amounts.

        The majority of the Company's debt has been transacted with Hallmark Cards and its affiliates.

14. Share-Based Compensation

        Crown Media Holdings has one stock option plan, the Amended and Restated Crown Media Holdings, Inc. 2000 Long Term Incentive Plan (the "Plan"). The Plan covers three types of share-based compensation: Stock Options, Restricted Stock Units ("RSU") and Share Appreciation Rights ("SAR").

Stock-Based Compensation

        The Company recorded $4.6 million and $1.1 million of compensation expense associated with the employment and performance RSUs during the years ended December 31, 2007 and 2008, respectively, which has been included in selling, general and administrative expense on the accompanying consolidated statements of operations. The Company recorded $269,000 of compensation benefit associated with the Employment and Performance RSUs during the year ended December 31, 2009, which has been included in selling, general and administrative expense on the accompanying consolidated statements of operations. These awards are included as liabilities in accounts payable and accrued liabilities in the accompanying consolidated balance sheets due to the Company's history of settling these awards in cash.

        As of December 31, 2008 and 2009, there was no unrecognized compensation cost, related to non-vested stock options granted to the Company's employees. The closing price of a share of the Company's common stock was $2.85 on December 31, 2008 and $1.45 on December 31, 2009, which is used to calculate the year end RSU and SAR liabilities. As of December 31, 2008 and 2009, there was unrecognized compensation cost, related to non-vested RSUs granted to the Company's employees, in the amount of $515,000 and $190,000, respectively, using the aforementioned stock prices. As of December 31, 2008 and 2009, there was unrecognized compensation cost, related to non-vested SARs granted to the Company's former CEO, in the amount of $193,000 and $0, respectively, using the

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

14. Share-Based Compensation (Continued)

aforementioned stock prices. Actual compensation costs recognized in future periods may vary based upon fluctuations in stock price and forfeitures.

General Stock Option Information

        Crown Media Holdings may grant options for up to 10.0 million shares under the Plan. The stock options expire 10 years from the date of grant and generally vest over service periods that range from date of grant to four years. Certain option and share awards provide for accelerated vesting if there is a change in control (as defined in the Plan).

        There were no stock option grants in 2007, 2008 and 2009.

        A summary of the status of the Company's Stock Option Plan at December 31, 2008 and 2009, and changes during the years then ended is presented below:

	Shares	Exercise Price Per Option	Weighted- Average Exercise Price Per Option	Weighted- Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
	(in thousands)
Balance, December 31, 2008	341		$11.60	2.51	$0.00
Options cancelled	(254)	$8.94-16.38	$10.81

Balance, December 31, 2009	87		$13.89	1.51	$0.00

Exercisable	87		$13.89	1.51	$0.00

        Approximately 200,000 stock options expired, without being exercised, in August 2009 following the resignation of one of the Company's executives in May 2009. Such options were fully vested at the time of resignation.

  General Restricted Stock Unit Information

        The Company's restricted stock units ("RSUs") vest based on employment, performance and market conditions. Certain RSUs vest either in one-third increments on the anniversary of the grant date in each of the three years following the grant or all at one time on the third year anniversary of the grant date, in both cases based on continuing employment ("Employment RSUs"). Other RSUs have provided for vesting on the third anniversary date of the grant date, provided that the price of the Company's Class A common stock was at least $14 or higher on that date ("Performance RSUs").

        The Company's RSUs are settled in either common stock or cash as determined by the Company's Board of Directors. The Company has historically settled the RSUs in cash, and considering such past practices, has classified its RSUs as liability awards for accounting purposes.

        We recognize compensation cost, net of estimated forfeitures, over the vesting term and include changes in fair value at each reporting period.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

14. Share-Based Compensation (Continued)

        The following table shows the cash settlements for each of the following years ending December 31:

Settlement Amount
(in thousands)
2007	$1,542
2008	3,848
2009	1,499

Total	$6,889

        In August 2006, the Company's Board of Directors approved a grant to those Directors who were not employees of the Company or of Hallmark Cards or its affiliated companies, a total of 71,979 RSUs. The RSUs vested in equal one-third installments over three years on the anniversary of the grant dates each year.

        In August 2006, the Company's Board of Directors approved an additional grant of 1,298,000 Employment and Performance RSUs to the executive officers and other employees. The Employment RSUs and the Performance RSUs constituted 35% and 65% of the grant, respectively. The Employment RSUs vested and were settled in cash on August 17, 2009, the third anniversary of the grant date.

        On March 13, 2008, the Compensation Committee determined that the first vesting of the 2006 Performance RSUs would be paid out in accordance with the vesting criteria as if all the major distribution agreements had been renewed prior to each agreement's expiration date, and accordingly, 100% of the first vesting of the Performance RSUs were deemed achieved. The settlement of 571,578 vested units valued at approximately $3.3 million was paid on April 4, 2008. On February 10, 2009, the Compensation Committee determined that the second vesting of the Performance RSUs would be paid out in accordance with the vesting criteria as $59.9 million of gross subscriber revenue was achieved for the year ended December 31, 2008, and accordingly, 100% of the second vesting of the Performance RSUs were deemed achieved and the related full liability was recorded at this time. The settlement of 307,772 vested units valued at approximately $689,000 were paid in February 2009.

        Under the 2006 Restricted Stock Units Agreement dated October 3, 2006, the Company granted 200,000 restricted stock units to the Company's then CEO. The Employment RSUs constituted 50% of the grant and the Performance RSUs 50%. The Company also executed a Restricted Stock Units Agreement with the CFO, dated November 8, 2006, which provided for the grant of 25,200 Employment RSUs and 46,800 Performance RSUs to the CFO. The Employment RSUs for the CEO were forfeited in May 2009, upon receipt of the CEO's resignation.

        Additionally, the Company granted 52,129 RSUs in August 2008 to members of its Board of Directors who were not employees of the Company or Hallmark Cards and its subsidiaries. These RSUs are part of the compensation of directors consisting of the annual grant of RSUs valued at $40,000.

        Additionally, the Company granted 147,540 RSUs in August 2009 to members of its Board of Directors who were not employees of the Company or Hallmark Cards and its subsidiaries. These

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

14. Share-Based Compensation (Continued)

RSUs are part of the compensation of directors consisting of the annual grant of RSUs valued at $45,000.

Employment RSUs	Units	Weighted-Average Remaining Contractual Term in Years
Outstanding Balance, December 31, 2008	519,650	0.84
Units settled in cash	(373,450)
Units forfeited	(146,200)

Balance, December 31, 2009	—	0.00

Performance RSUs	Units	Weighted-Average Remaining Contractual Term in Years
Outstanding Balance, December 31, 2008	307,772	0.00
Units settled in cash	(307,772)

Balance, December 31, 2009	-0-	0.00

Board of Directors RSUs	Units	Weighted-Average Remaining Contractual Term in Years
Nonvested Balance, December 31, 2008	88,667	2.02
Units issued	147,540
Units settled in cash	(44,215)

Nonvested Balance, December 31, 2009	191,992	2.35

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

14. Share-Based Compensation (Continued)

Chief Executive Officer ("CEO") Share Appreciation Rights Agreement

        Under Share Appreciation Rights Agreement dated October 3, 2006, the Company agreed to grant stock appreciation rights ("SARs") to the then CEO upon occurrence of certain events. The value of each SAR corresponds to the value of one share of Class A common stock and would have been settled at the Company's discretion in Class A common stock or cash. SARs would have been granted during the term of employment the day after the fair market value of the Company's stock reached the "threshold price" and stayed at the threshold price or higher for 60 consecutive calendar days. SARs would then have been granted each time that the fair market value of the Company's stock increases another incremental five dollars over the previous price at which a SAR grant was triggered and stayed at such price or higher for 60 consecutive calendar days. Upon the occurrence of each event which triggered a SAR grant, the CEO would then have been granted that number of SARs with a value equal to 0.8% of the Enterprise Growth as of the grant date divided by the triggering Company stock price. "Enterprise Growth" equals the increase in market capitalization (compared to the market capitalization based on the Start Price or the last price triggering a grant of an SAR), adjusted upward or downward by the amount of debt incurred or paid down since the Start Date or last trigger date, as applicable. "Threshold price" shall mean the average of the fair market value for the 5 business days prior to the date of announcement of the CEO's employment (i.e., October 4, 2006) ("Start Price") plus five dollars. These SARs were deemed granted for financial reporting purposes, but the performance conditions were never achieved. The Company ascribed a value to these SARs on a quarterly basis and adjusted the related liability based on estimates of achievement of the threshold price.

        SARs would have vested upon the earlier of (i) 3 years of employment after the grant date, (ii) termination of employment without cause by the Company, (iii) termination by the CEO for good reason or (iv) upon a change in control of the Company. The then CEO terminated his employment in May 2009 and his SARs were forfeited at that time.

        The fair value of the CEO's SAR grant was estimated at each reporting date using a Monte Carlo Lattice option pricing model. Valuation of this SAR grant was based upon market and service conditions. At December 31, 2008, the CEO's SARs were valued at $440,000 using the closing price of a share of our common stock on December 31, 2008, of $2.85. The Company recorded $1.4 million in compensation expense for the year ended December 31, 2007, and $1.2 million and $247,000 in compensation benefit related to SARs for the years ended December 31, 2008 and 2009, respectively, on the Company's consolidated statement of operations as a component of selling, general and administrative expense. The SARs were recorded in accounts payable and accrued liabilities on the accompanying consolidated balance sheets for the year ended December 31, 2008.

        The following table includes assumptions used to value the SARs at December 31, 2007 and 2008.

	2007	2008
Expected volatility	46.70%	66.20%
Expected dividends	0	0
Expected Term (in years)	4.00	4.00
Risk-free rate	3.07%	0.76%

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

15. Employee Benefits

Benefit Plans

        Crown Media Holdings adopted a 401(k) retirement plan for all of its United States employees effective January 1, 2002. Under the provisions of the Crown Media Employee Savings Plan ("ESP"), any full-time or part-time employee may join the ESP 90 days after his or her employment commences. Employees that qualify for participation can contribute up to 50% of their pre-tax salary, subject to a maximum contribution limit as determined by the Internal Revenue Service, and up to 16% of after-tax salary, not to exceed 50% total of combined and pre-tax and after-tax contributions. Commencing on January 1, 2009, all eligible employees will be automatically enrolled into the plan; thereafter, all eligible new hires and rehires will be automatically enrolled in the plan. Employees will have 90 days to terminate his or her participation in the plan and the plan will refund any contributions. Additionally, for every dollar up to six percent of salary an employee contributes, Crown Media Holdings will contribute fifty cents. Crown Media Holdings contributed and expensed $353,000, $409,000 and $481,000 for the years ended December 31, 2007, 2008 and 2009, respectively.

Deferred Compensation Plans

        The Company sponsors a deferred compensation plan for its management. Participants in this plan earn interest on their deferred compensation. Related liabilities of $2.4 million and $2.2 million at December 31, 2008 and 2009, respectively, are included on the accompanying consolidated balance sheets among short and long-term accrued liabilities.

        The Company also sponsors a deferred compensation plan for its Board of Directors. Participants in this plan earn interest on their deferred compensation. Related liabilities of $333,000 and $355,000 at December 31, 2008 and 2009, respectively, are included on the accompanying consolidated balance sheets among short and long-term accrued liabilities.

Resignation Agreements

        The individual then serving as the Company's chief executive officer resigned May 31, 2009. Pursuant to the resignation agreement, in June 2009 the Company paid this individual $2.5 million, an amount representing the present value of the salary and bonus that otherwise would have been paid to him from June 1, 2009 through October 2, 2010, the scheduled expiration of his employment contract. The Company is obligated to provide him office space, an assistant and payment of COBRA insurance benefits for periods that expire at various times through May 31, 2010. These expenses were recorded as selling, general and administrative expense on the accompanying consolidated statements of operations in 2009.

        The Executive Vice President of Programming resigned from his position effective May 31, 2009. The executive received continued payment of the regular installments of his salary through December 31, 2009 ($523,000) and received his salary through May 31, 2010, in one lump sum paid on January 15, 2010 ($347,000). He also received a payment of a pro rated annual bonus of approximately $55,000, determined by the Company, for the 2009 calendar year for the period up to the resignation date. These expenses were recorded as other operating costs on the accompanying consolidated statements of operations in 2009.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

15. Employee Benefits (Continued)

Long Term Incentive Compensation Agreements

        In the second quarter of 2009, the Company granted Long Term Incentive Compensation Agreements ("LTI Agreements") to vice presidents and above. The target award under each LTI Agreements is a percentage of the employee's base salary and range from $26,000 to $469,000 for executive officers of the Company. Of each award, 50% is an Employment Award and 50% is a Performance Award. The Employment Award will vest and be settled in cash on August 31, 2011, subject to earlier pro rata settlement as provided in the LTI Agreement. The Performance Award will vest and be settled in cash 50% on December 31, 2010, and 50% on December 31, 2011, in accordance with the Company performance criteria concerning adjusted EBITDA and cash flow and subject to earlier pro rata settlement as provided in the LTI Agreement. Early settlement is provided in the case of involuntary termination of employment without cause on or after January 1, 2010, death or disability. Potential payouts under the Performance Awards depend on achieving 90% or higher of a target threshold and range from 0% to 150% of the target award. The Company's Compensation Committee has the ability to increase or decrease the payout based on an assessment of demographics achieved, relative market conditions and management of expenses.

        The Company recorded $540,000 of expense included in selling, general and administrative expense in the accompanying consolidated statement of operations in 2009 related to these agreements. Additionally, the $540,000 liability for these agreements was included in accounts payable and accrued liabilities in the accompanying consolidated balance sheet.

Employee Terminations

        In August 2009, the Company terminated the employment of certain individuals. The Company recorded severance expense of approximately $1.2 million during the third quarter of 2009 as part of selling, general and administrative expenses.

16. Commitments and Contingencies

        In the normal course of business, the Company has entered into agreements that commit it to make cash payments in future periods with respect to non-cancelable leases and programming contracts.

        An entity providing licensed programming is required to report an asset and liability for the rights licensed under a programming agreement only when the license period has begun and when certain other defined requirements are met. As such, the accompanying consolidated balance sheets do not reflect both gross assets and liabilities of $161.4 million and $146.7 million as of December 31, 2008 and 2009, respectively, related to committed program license fees payable with airing windows which begin subsequent to period-end.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

16. Commitments and Contingencies (Continued)

        Contractual maturities of long-term obligations over the next five years are as follows (in thousands):

	Total	2010	2011	2012	2013	2014	Thereafter
Credit facility and interest payable(1)	$1,008	1,008	—	—	—	—	—
Interest payable to Hallmark Cards affiliate(1)	2	2	—	—	—	—	—
Company obligated mandatorily redeemable preferred interest, including accretion(2)	25,000	25,000	—	—	—	—	—
Senior secured note to HC Crown, including accrued interest(1)	883,791	39,258	844,533	—	—	—	—
Note and interest payable to HC Crown(1)	111,978	111,978	—	—	—	—	—
Note and interest payable to Hallmark Cards affiliate(1)	175,430	175,430	—	—	—	—	—
Note and interest payable to Hallmark Cards affiliate(1)	63,947	63,947	—	—	—	—	—
Capital lease obligations(1)	21,510	2,160	2,160	2,160	2,160	2,160	10,710
Operating leases	30,305	5,853	5,684	5,195	4,887	5,057	3,629
License fees payable to non-affiliates for current and future windows(3)(4)	276,407	102,062	65,970	59,330	34,290	14,755	—
License fees payable to Hallmark Cards affiliates for current and future windows(3)(4)	8,016	1,380	1,548	1,648	1,720	1,720	—
Funding of original productions(3)(4)	33,000	20,200	12,800	—	—	—	—
Subscriber acquisition fees	462	462	—	—	—	—	—
Obligations to NICC due to January 2, 2008 Agreement(5)	2,750	2,750		—	—	—	—
Deferred compensation and interest	2,534	920	438	199	146	130	701
Payable to buyer of international business	1,224	1,224		—	—	—	—
Other payables to buyer of international business	612	320	76	58	53	53	52
Other payables to buyer of film assets	20,929	4,269	2,240	2,560	2,960	3,040	5,860

Total Contractual Cash Obligations	$1,658,905	$558,223	$935,449	$71,150	$46,216	$26,915	$20,952

(1)
Includes future interest. Subsequent to the balance sheet date, the termination dates were extended to August 31, 2010. These amounts do not contain interest for the period May 1 through August 31, 2010.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

16. Commitments and Contingencies (Continued)

(2)
The company obligated mandatorily redeemable preferred interest is to be redeemed on or before December 31, 2010.

(3)
The amounts and timing for certain of these commitments are contingent upon the future delivery date and type of programming produced, and, as such, the estimated amount and timing may change.

(4)
Contains airing windows that open subsequent to year end and, therefore, the liability is not included on the balance sheet as of December 31, 2009.

(5)
Pursuant to the January 2, 2008, agreement, the Company will pay NICC $1.3 million on January 20, 2010. Also, the Company will make a 6% payment based on the outstanding balance of the VISN preferred interest in Crown Media United States in January 2010.

Lawsuit

        On July 13, 2009, a lawsuit was brought in the Delaware Court of Chancery against each member of the Board of Directors of Crown Media Holdings, Hallmark Cards and its affiliates, as well as the Company as a nominal defendant, by a minority stockholder of the Company regarding the recapitalization proposal (the "Proposal") which the Company received from HCC. The plaintiff is S. Muoio & Co. LLC which owns beneficially approximately 5.8% of the Company's Class A common stock, according to the complaint and filings with the Securities and Exchange Commission. The Proposal, which the Company publicly announced on May 28, 2009, provides for a recapitalization of its outstanding debt to Hallmark Cards affiliates in exchange for new debt and convertible preferred stock of the Company. The lawsuit claims to be a derivative action and a class action on behalf of the plaintiff and other minority stockholders of the Company. The lawsuit alleges, among other things, that, the defendants have breached fiduciary duties owed to the Company and minority stockholders in connection with the Proposal. The lawsuit includes allegations that if the Proposal is consummated, an unfair amount of equity would be issued to the majority stockholders, thereby reducing the minority stockholders' equity and voting interests in the Company, and that the majority stockholders would be able to eliminate the minority stockholders through a short-form merger. The complaint requests the court to enjoin the defendants from consummating the Proposal and to award plaintiff fees and expenses incurred in bringing the lawsuit.

        On July 22, 2009, a Stipulation Providing for Notice of Transaction (the "Stipulation") was filed with the Delaware Court of Chancery. The Stipulation provides that the Company will not consummate any transaction arising out of or relating to the Proposal until not less than seven weeks after providing the plaintiff with a notice of the terms of the proposed transaction, including copies of the final transaction agreements. If the plaintiff moves for preliminary injunctive relief with respect to any such transaction, the parties will establish a schedule with the Court of Chancery to resolve such motion during the seven week period. In addition, following the decision of the Court of Chancery, the Company will not consummate any transaction for a period of at least one week, during which time any party may seek an expedited appeal. The Stipulation further provides that the plaintiff shall withdraw its motion for preliminary injunction filed on July 13, 2009 and that the action shall be stayed until the earlier of providing the notice of a transaction or an announcement by the Company that it is no longer considering a transaction. Notice of the terms of the proposed Recapitalization, including copies of the agreements, was provided to the plaintiff on March 1, 2010.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

16. Commitments and Contingencies (Continued)

        By a letter of February 28, 2010, the plaintiff in this lawsuit informed the Special Committee of the Board of Directors, which considered and negotiated the Recapitalization, that the plaintiff objected to the proposed Recapitalization on the terms set forth in the term sheet dated February 9, 2010. The plaintiff asserted, among other things, that the transactions contemplated by the term sheet would unfairly dilute the economic and voting interests of the Company's minority stockholders, that the transactions should be subject to a vote of the majority of the minority stockholders and that the proposed transactions remain inadequate. The plaintiff indicated that if the Company executed definitive documents for the Recapitalization, the plaintiff would pursue the litigation. The February 26, 2010 agreements executed by the Company for the Recapitalization followed the provisions in the earlier term sheet.

        The Company is unable to predict the outcome of the legal proceeding discussed in this Note. The plaintiff does not seek monetary damages from the Company or other named defendants. However, if the plaintiff's request for relief is granted, the Company will be unable to consummate the recapitalization described in the Proposal. Legal fees to defend the proceeding described in this Note are being expensed as incurred.

Contract Termination

        During the fourth quarter of 2009, we exercised our rights to terminate two agreements in connection with our February 2010 launch of the Hallmark Channel in high definition. The Company estimated the costs of termination to be approximately $4.7 million and recorded them as a component of cost of services in the accompanying consolidated statement of operations for 2009.

        Termination of one agreement for a standard definition version of the Channel also resulted in a change in the estimated life of a related deferred credit that arose in connection with the sale of our international business in 2005. After launch of the high definition service, recurring monthly expenses under the terminated agreement will cease. Accordingly, in the fourth quarter of 2009, we reduced the deferred credit by approximately $847,000 and recognized a gain on the sale of discontinued operations. Through December 31, 2009, the aggregate loss on sale of the international business is $983,000.

17. Segment Reporting

        During 2007, 2008 and 2009, channel operations comprise the Company's sole operating segment. The Company has evaluated performance and allocated resources based on the results of this segment. The key operating performance criteria used in this evaluation include revenue, loss from continuing operations and total assets.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

18. Quarterly Information (Unaudited)

        The following tables contain unaudited quarterly financial data (in thousands, except per share amounts) for the years ended December 31, 2008 and 2009.

	Quarters Ended
2008	March 31	June 30	September 30	December 31	Full Year
Total revenues	$70,564	$71,520	$64,482	$75,228	$281,794
Programming costs	(35,405)	(35,641)	(36,653)	(32,999)	(140,698)
Amortization of film assets	(163)	(80)	1,068	(80)	745
Operating costs	(3,306)	(3,514)	(3,527)	(3,479)	(13,826)
Selling, marketing, general and administrative expenses	(20,291)	(14,417)	(17,779)	(15,653)	(68,140)

Income from operations	11,399	17,868	7,591	23,017	59,875
Interest expense	(26,114)	(23,792)	(25,454)	(24,797)	(100,157)
Gain on sale of discontinued operations	—	—	—	3,064	3,064

Net (loss) income	$(14,715)	$(5,924)	$(17,863)	$1,284	$(37,218)

Net (loss) income per share	$(0.14)	$(0.06)	$(0.17)	$0.01	$(0.36)

	Quarters Ended
2009	March 31	June 30	September 30	December 31	Full Year
Total revenues	$70,952	$68,182	$62,819	$77,611	$279,564
Programming costs	(32,215)	(31,301)	(31,680)	(32,332)	(127,528)
Contract termination fees expense	—	—	—	(4,718)	(4,718)
Operating costs	(4,012)	(4,488)	(3,405)	(3,428)	(15,333)
Selling, marketing, general and administrative expenses	(17,339)	(12,037)	(13,042)	(13,149)	(55,567)
Gain on sale of film library	—	—	—	682	682

Income from operations	17,386	20,356	14,692	24,666	77,100
Interest expense	(24,837)	(25,678)	(24,884)	(25,140)	(100,539)
Gain on sale of discontinued operations	—	—	—	847	847

Net (loss) income	$(7,451)	$(5,322)	$(10,192)	$373	$(22,592)

Net (loss) income per share	$(0.07)	$(0.05)	$(0.10)	$0.00	$(0.22)

        The Company completed an analysis during the third quarter of 2008 of its residual and participation liability, related to the Company's licenses of the film assets prior to the sale to RHI. Using new information that became available during this time period, the Company determined that it needed to reduce its liability by $1.1 million, and thus, recorded a negative amortization of film assets in this amount during this time period.

        In December 2008, the Company received information from the buyer of the international business related to the actual internal usage and sales of these films through December 31, 2007. As a result, the Company determined that it needed to reduce its liability by $5.1 million. The Company did so by

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Years Ended December 31, 2007, 2008 and 2009

18. Quarterly Information (Unaudited) (Continued)

recording a gain from sale of discontinued operations of $3.0 million and a reduction of interest expense of $2.1 million during this time period.

        On April 14, 2008, the Internal Revenue Service refunded to Hallmark Cards a portion of the interest previously paid in connection with the disallowance of certain net operating losses. In July 2008, Hallmark Cards notified the Company that they had reduced the Company's indebtedness as of April 14, 2008, under the Tax Note by $1.5 million in consideration of the Company's applicable portion of such refund.

        The Company recognized settlement expense of approximately $500,000 during the third quarter of 2008. Upon closing of the settlement agreement, the Company recognized a gain of approximately $101,000 in connection with the disposition of its ownership interest in "The Note," which is included as a component of selling, general and administrative expense in the statement of operations for the year ending December 31, 2008

        In December 2009, the Company reviewed actual payment information concerning its indemnification to RHI for residual and participation liabilities through December 31, 2009. As a result, the Company determined that it needed to reduce its liability concerning its indemnification to RHI by $682,000. The Company did so by recording a gain from sale of film assets of $682,000 during this time period.

        During the fourth quarter of 2009, we negotiated the termination of two agreements related to the launch of the Hallmark Channel into high definition. The estimated costs of termination were approximately $4.7 million.

        Termination of one agreement also resulted in a change in the estimated life of the deferred credit. After launching the Hallmark Channel in high definition, recurring monthly expenses under the terminated agreement will cease. Accordingly, the adjustment to eliminate the unneeded portion of the deferred credit of approximately $847,000 was recognized during the fourth quarter of 2009.

19. Subsequent Events

        On January 25, 2010, Crown Media Holdings, Inc. entered into an agreement with Martha Stewart Living Omnimedia, Inc. covering programs to be shown on Hallmark Channel, commencing September 2010.

        On March 2, 2010, the maturity date of the bank credit facility was extended to August 31, 2010.

        On February 26, 2010, the termination date of the Waiver Agreement was extended to August 31, 2010.

        See "Recapitalization" in Note 1 for information regarding agreements into which the Company entered on February 26, 2010 for a proposed Recapitalization of debt obligations owed to affiliates of Hallmark Cards and related matters. See Note 16 for information on the objection by a plaintiff in a lawsuit to terms of the February 26, 2010 agreements for the proposed Recapitalization.

 Appendix C

HOULIHAN LOKEY

February 26, 2010

Crown Media Holdings, Inc.
12700 Ventura Boulevard
Suite 200
Studio City, CA 91604
Attn: Members of the Special Committee of the Board of Directors

Dear Members of the Special Committee:

        We understand that Crown Media Holdings, Inc. (the "Company") intends to enter into a Master Recapitalization Agreement (the "Recapitalization Agreement") by and among Hallmark Cards, Incorporated ("Hallmark Cards"), H C Crown Corp. ("HCC" and together with Hallmark Cards, the "HCC Lenders"), Hallmark Entertainment Holdings, Inc. ("HEH"), the Company, Crown Media United States, LLC ("CMUS"), and the subsidiaries of the Company listed as guarantors (collectively with the Company and CMUS, the "Debtors") on the Credit Facility (as defined herein) pursuant to which the Company and/or CMUS will (i) issue (a) $315,000,000 principal amount of indebtedness (the "New Debt Consideration") on the terms and subject to the conditions set forth in a new Credit Agreement (the "New Credit Agreement") to be entered into among the Company, HCC and the credit parties identified on the signature pages thereto, (b) 185,000 shares (the "Preferred Stock Consideration") of a new Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of the Company with an initial liquidation preference of $185,000,000 and (c) a number of shares of New Common Stock (as defined herein) determined in accordance with the Recapitalization Agreement (the "Common Stock Consideration") and (ii) pay an amount in cash equal to the accrued but unpaid interest (the "Cash Consideration" and, together with the New Debt Consideration, the Preferred Stock Consideration and the Common Stock Consideration, the "Aggregate Recapitalization Consideration") on the 2001 Note, the 2005 Note and the 2006 Note (each, as defined herein) to the HCC Lenders in exchange for the HCC Debt (as defined herein). Such exchange is referred to herein as the "Recapitalization Transaction." You have advised us and we have assumed that in connection with the Recapitalization Transaction the Company will (i) file a Second Amended and Restated Certificate of Incorporation (the "Second Amended Charter") with the Secretary of State of the State of Delaware pursuant to which, among other things, each outstanding share of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of the Company and each outstanding share of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), of the Company will be reclassified, changed and converted into a single class of Common Stock, par value $0.01 per share (the "New Common Stock"), of the Company on a one-for-one basis and (ii) file a Certificate of Designation, Powers, Preferences, Qualifications, Limitations, Restrictions and Relative Rights of Series A Preferred Stock (the "Certificate of Designation").

245 Park Avenue • New York, New York 10167-0001 • Tel 212.497.4100 • Fax 212.661.3070 • www.HL.com
 Broker/dealer services through Houlihan Lokey Howard & Zukin Capital. Investment advisory services through Houlihan Lokey Howard & Zukin Financial Advisors.

1

        We further understand that immediately prior to the execution of the Recapitalization Agreement the Company intends to enter into (i) an Agreement and Plan of Merger (the "HEIC Merger Agreement") between the Company and Hallmark Entertainment Investments Co. ("HEIC" and together with HEH, the "Intermediate Holdcos"), pursuant to which HEIC will merge with the Company (the "HEIC Merger") and each share of Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of HEIC (collectively, the "Class A and Class B HEIC Stock") outstanding immediately prior to the effective time of the HEIC Merger shall be converted into that number of shares of New Common Stock equal to the number of shares of New Common Stock owned by HEIC immediately prior to the effective time of the HEIC Merger divided by the total number of shares of Class A and Class B HEIC Stock outstanding at such time and (ii) an Agreement and Plan of Merger (the "HEH Merger Agreement" and, together with the HEIC Merger Agreement the "Merger Agreements" and the Merger Agreements together with the Recapitalization Agreements, the "Transaction Agreements") between the Company and HEH pursuant to which HEH will merge with the Company (the "HEH Merger" and, together with the HEIC Merger the "Mergers" and the Mergers together with the Recapitalization Transaction, the "Transactions") and each share of Common Stock, par value $1.00 per share, of HEH (the "HEH Stock" and, together with the Class A and Class B HEIC Stock, the "Intermediate Holdco Stock") outstanding immediately prior to the effective time of the HEH Merger shall be converted into that number of shares of New Common Stock equal to the number of shares of New Common Stock owned by HEH immediately prior to the effective time of the HEH Merger divided by the total number of shares of HEH Stock outstanding at such time (the aggregate number of shares of New Common Stock to be issued in the Mergers, the "Aggregate Merger Consideration" and the Aggregate Merger Consideration, together with the Aggregate Recapitalization Consideration, the "Aggregate Consideration"). You have advised us and we have assumed that consummation of the transactions contemplated by this Merger Agreements is a condition subsequent to the consummation of certain transactions contemplated by the Recapitalization Agreement.

        You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") provide an opinion (the "Opinion") to the Special Committee (the "Committee") of the Board of Directors (the "Board") of the Company as to whether, as of the date hereof, the Aggregate Consideration to be issued or paid by the Company or its wholly owned subsidiary, CMUS, in exchange for the HCC Debt and the Intermediate Holdco Stock in the Transactions pursuant to the Transaction Agreements is fair to the Company from a financial point of view. For purposes of the this Opinion (i) the term "10.25% Note" refers to the 10.25% Senior Unsecured Discount Note, issue date August 5, 2003, of the Company, in the initial accreted value of $400 million, payable to HCC; (ii) the term "2006 Note" refers to the Promissory Note, dated as of March 21, 2006, of the Company in the original principal amount of $70,414,087.87 payable to HCC (formerly payable to HEH); (iii) the term "2005 Note" refers to the Promissory Note, dated as of October 1, 2005, of CMUS, in the original principal amount of $132,785,424, payable to HCC (formerly payable to HEH); (iv) the term "2001 Note" refers the Promissory Note, dated as of December 14, 2001, of the Company, and guaranteed by CMUS, in the original principal amount of $75 million payable to HCC; (v) the term "HCC Debt" means (a) the aggregate principal amount of all indebtedness, including accrued and unpaid interest thereon through the closing date of the Recapitalization Transaction (but excluding accrued but unpaid interest with respect to the 2001 Note, the 2005 Note and the 2006 Note), (b) accounts payable and open intercompany accounts of the Company and its subsidiaries, owed to the HCC Lenders and their controlled affiliates (other than the Company and its subsidiaries) and (c) any amounts due to Hallmark Cards or its affiliates under the Federal Income Tax Sharing Agreement between HCC and Crown Holdings dated as of March 11, 2003, as amended to date (the "Tax Sharing Agreement") through December 31, 2009. For purposes of our analyses and this Opinion we have with your consent (i) treated any portion of the Aggregate Consideration issued or paid by the Company's wholly owned subsidiary, CMUS, as if issued or paid by the Company and (b) assumed that the Intermediate Holdcos

2

do not and, prior to the effective time of the Mergers, will not, have any other businesses, operations, assets or liabilities (contingent or otherwise) other than their ownership of shares of Class A Common Stock and Class B Common Stock. In addition, you have advised us and for purposes of our analyses and this Opinion, we have with your consent assumed, that, among other things (i) the Company is experiencing significant financial and operating (including liquidity) issues and has not been able to, and does not expect to be able to, meet certain material financial obligations to which it is bound as and when they were required to be met and as and when they will become due and (ii) in the absence of the contemplated transactions with Hallmark and certain of its affiliates more fully described in the Opinion, the ability of the Company to function as a going concern will likely be impaired, which would create a significant risk of a voluntary or involuntary bankruptcy, restructuring or liquidation of the Company.

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  reviewed the following agreements and documents:

  a.
  a draft, dated February 24, 2010, of the Recapitalization Agreement;

  b.
  a draft, dated February 18, 2010, of the Second Amended Charter;

  c.
  a draft, dated February 20, 2010, of the Certificate of Designation;

  d.
  a draft, dated February 24, 2010, of the New Credit Agreement;

  e.
  a draft, dated February 22, 2010, of the HEIC Merger Agreement;

  f.
  a draft, provided to us on February 23, 2010, of the HEH Merger Agreement;

  g.
  a draft, provided to us on February 23, 2010, of Amendment No. 2 to the Tax Sharing Agreement;

  h.
  the Credit, Security, Guaranty and Pledge Agreement, dated August 31, 2001, as amended, by and among the Company, its subsidiaries named therein, the lenders named therein and The Chase Manhattan Bank (now known as JPMorgan Chase Bank) as Administrative Agent and Issuing Bank (the "Credit Facility");

  i.
  the Tax Sharing Agreement;

  j.
  the 2001 Note;

  k.
  the 2005 Note;

  l.
  the 2006 Note; and

  m.
  the 10.25% Note;

  2.
  reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

  3.
  reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections (and adjustments thereto) prepared by the management of the Company relating to the Company for the fiscal years ending 2009 through 2013;

  4.
  spoken with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Transactions and related matters;

3

  5.
  compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

  6.
  reviewed the current and historical market prices and trading volume for certain of the Company's publicly traded securities, and the historical market prices and certain financial data of the publicly traded securities of certain other companies that we deemed to be relevant;

  7.
  reviewed a certificate addressed to us from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company; and

  8.
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

        We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We have also assumed, at the direction of the Company, that any adjustments to the Aggregate Consideration pursuant to the Recapitalization Agreement will not in any way be material to our analyses or this Opinion.

        We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transactions will be satisfied without waiver thereof, and (d) the Transactions will be consummated in a timely manner in accordance with the terms described in the related documents and instruments, without any amendments or modifications thereto. We also have relied upon and assumed, without independent verification, that (i) the Transactions will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transactions will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company, or otherwise have an effect on the Company that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final forms of any draft documents identified above will not differ in any respect from the drafts of said documents.

        Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no

4

opinion regarding, the liquidation value of any entity. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

        We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transactions, the assets, businesses or operations of the Company or any other party, or any alternatives to the Transactions, (b) negotiate the terms of the Transactions, or (c) advise the Committee, the Board or any other party with respect to alternatives to the Transactions. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. We are not expressing any opinion as to what the value of the New Common Stock or the Series A Preferred Stock actually will be when issued pursuant to the Transactions or the price or range of prices at which the New Common Stock, the Series A Preferred Stock, the Class A Common Stock, the Class B Common Stock or the Intermediate Holdco Stock may be purchased or sold at any time.

        This Opinion is furnished for the use and benefit of the Committee (solely in its capacity as such) in connection with its consideration of the Transactions and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey's part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Transactions.

        In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

        Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and other financial services to the Company and certain of its affiliates, for which Houlihan Lokey and such affiliates have received compensation, including, among other things, having acted as financial advisor to the Company in connection with the sale of its subsidiary, Crown Media Distribution LLC. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to the Company, Hallmark, other participants in the Transactions or certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, the Company, Hallmark, other participants in the Transactions or certain of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

        In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transactions. The Company has agreed to reimburse certain of our

5

expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

        This Opinion only addresses the fairness to the Company, from a financial point of view of the Aggregate Consideration to be issued or paid by the Company or its wholly owned subsidiary, CMUS, in exchange for the HCC Debt and the Intermediate Holdco Stock in the Transactions pursuant to the Transaction Agreements and does not address any other aspect or implication of the Transactions, or any agreement, arrangement or understanding entered into in connection therewith or otherwise including, without limitation: (i) the underlying business decision of the Committee, the Board of Directors of the Company, the Company, its security holders or any other party to proceed with or effect the Transactions, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Transactions or otherwise (other than the Aggregate Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transactions to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except as expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transactions as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the fairness of any portion or aspect of the Transactions to any one class or group of the Company's or any other party's security holders vis-à-vis any other class or group of the Company's or such other party's security holders (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transactions, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transactions, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transactions, any class of such persons or any other party, relative to the Aggregate Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by the Committee, the Company and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transactions. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

        Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Aggregate Consideration to be issued or paid by the Company or its wholly owned subsidiary, CMUS, in exchange for the HCC Debt and the Intermediate Holdco Stock in the Transactions pursuant to the Transaction Agreements is fair to the Company from a financial point of view

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

6

Appendix D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

(Mark One)
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2010
or
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to .

Commission File Number: 000-30700

Crown Media Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	84-1524410 (I.R.S. Employer Identification No.)

12700 Ventura Boulevard,
Suite 200
Studio City, California 91604
(Address of Principal Executive Offices and Zip Code)

(818) 755-2400

(Registrant's Telephone Number, Including Area Code)

(Former Name, Former Address, and Former Fiscal Year, if Changed Since Last Report.)

        Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐    No ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☐

        Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

        As of May 3, 2010, the number of shares of Class A Common Stock, $.01 par value outstanding was 74,117,654, and the number of shares of Class B Common Stock, $.01 par value, outstanding was 30,670,422.

2

(This page intentionally left blank)

3

        In this Form 10-Q the terms "Crown Media Holdings" and the "Company" refer to Crown Media Holdings, Inc. and, unless the context requires otherwise, subsidiaries of Crown Media Holdings that operate or have operated our businesses including Crown Media United States, LLC ("Crown Media United States"). The term "common stock" refers to our Class A common stock and Class B common stock, unless the context requires otherwise.

        The name Hallmark and other product or service names are trademarks or registered trademarks of their owners.

PART I. FINANCIAL INFORMATION

Item 1.    Financial Statements (Unaudited)

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and number of shares)

	As of December 31, 2009	As of March 31, 2010
ASSETS
Cash and cash equivalents	$10,456	$16,615
Accounts receivable, less allowance for doubtful accounts of $476 and $229, respectively	68,817	64,040
Program license fees	106,825	104,258
Prepaid program license fees	1,778	12,974
Prepaid and other assets	2,271	2,238

Total current assets	190,147	200,125
Program license fees	178,332	168,643
Property and equipment, net	13,176	13,261
Goodwill	314,033	314,033
Prepaid and other assets	2,373	4,510

Total assets	$698,061	$700,572

See accompanying notes to unaudited condensed consolidated financial statements.

4

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

(In thousands, except par value and number of shares)

	As of December 31, 2009	As of March 31, 2010
LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES:
Accounts payable and accrued liabilities	$19,642	$18,102
Audience deficiency reserve liability	17,872	22,130
License fees payable	99,494	93,594
Payables to Hallmark Cards affiliates	23,745	28,499
Credit facility and interest payable	1,002	—
Notes and interest payable to Hallmark Cards affiliates	345,314	345,184
Company obligated mandatorily redeemable preferred interest	22,902	23,474

Total current liabilities	529,971	530,983
Accrued liabilities	24,484	22,978
License fees payable	82,881	73,652
Senior secured note to HC Crown, including accrued interest	758,755	778,012

Total liabilities	1,396,091	1,405,625
COMMITMENTS AND CONTINGENCIES STOCKHOLDERS' DEFICIT:
Class A common stock, $.01 par value; 200,000,000 shares authorized; 74,117,654 shares issued and outstanding as of December 31, 2009, and March 31, 2010, respectively	741	741
Class B common stock, $.01 par value; 120,000,000 shares authorized; 30,670,422 shares issued and outstanding as of December 31, 2009, and March 31, 2010, respectively	307	307
Paid-in capital	1,456,788	1,452,089
Accumulated deficit	(2,155,866)	(2,158,190)

Total stockholders' deficit	(698,030)	(705,053)

Total liabilities and stockholders' deficit	$698,061	$700,572

See accompanying notes to unaudited condensed consolidated financial statements.

5

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2009	2010
Revenue:
Subscriber fees	$15,295	$16,994
Advertising	55,125	51,246
Advertising by Hallmark Cards	169	64
Other revenue	363	74

Total revenue, net	70,952	68,378
Cost of Services:
Programming costs
Hallmark affiliates	293	427
Non-affiliates	31,922	28,730
Contract termination	—	103
Other costs of services	4,012	2,594

Total cost of services	36,227	31,854
Selling, general and administrative expense (exclusive of depreciation and amortization expense shown separately below)	12,081	12,028
Marketing expense	4,775	973
Depreciation and amortization expense	483	383

Income from operations	17,386	23,140
Interest income	137	18
Interest expense	(24,974)	(25,482)

Net loss and comprehensive loss	$(7,451)	$(2,324)

Weighted average number of Class A and Class B shares outstanding, basic and diluted	104,788	104,788

Net loss per share, basic and diluted	$(0.07)	$(0.02)

See accompanying notes to unaudited condensed consolidated financial statements.

6

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2009	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,451)	$(2,324)
Adjustments to reconcile net loss to net cash (used in)provided by operating activities:
Depreciation and amortization	33,576	30,441
Accretion on company obligated mandatorily redeemable preferred interest	520	572
Provision for allowance for doubtful accounts	622	26
Loss on sale of fixed asset	—	2
Stock-based compensation (benefit)	(287)	76
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(3,452)	4,751
Additions to program license fees	(54,228)	(16,902)
Increase in prepaid and other assets	(2,735)	(14,058)
Increase (decrease) in accounts payable, accrued and other liabilities	(3,675)	1,347
Increase in interest payable	18,960	18,921
Increase (decrease) in license fees payable	17,699	(15,131)
Increase in payables to affiliates	66	50

Net cash (used in) provided by operating activities	(385)	7,771

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(81)	(426)
(Payments to) accretion on buyer of international business	(223)	29

Net cash used in investing activities	(304)	(397)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under the credit facility	12,391	—
Principal payments on the credit facility	(8,934)	(1,000)
Principal payments on capital lease obligations	(196)	(215)

Net cash provided by (used in) financing activities	3,261	(1,215)

Net increase in cash and cash equivalents	2,572	6,159
Cash and cash equivalents, beginning of period	2,714	10,456

Cash and cash equivalents, end of period	$5,286	$16,615

Supplemental disclosure of cash and non-cash activities:
Interest paid	$4,717	$5,354
Reduction of additional paid-in capital for obligation under tax sharing agreement	$2,800	$4,699

See accompanying notes to unaudited condensed consolidated financial statements.

7

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended March 31, 2009 and 2010

1. Business and Organization

Organization

        Crown Media Holdings, Inc. ("Crown Media Holdings" or the "Company"), through its wholly-owned subsidiary, Crown Media United States, LLC ("Crown Media United States"), owns and operates pay television channels (collectively the "Channels" or the "channels") dedicated to high quality, entertainment programming for adults and families, in the United States. Significant investors in Crown Media Holdings include Hallmark Entertainment Investments Co. ("Hallmark Entertainment Investments"), a subsidiary of Hallmark Cards, Incorporated ("Hallmark Cards"), the National Interfaith Cable Coalition, Inc. ("NICC"), the DIRECTV Group, Inc. and, indirectly through their investments in Hallmark Entertainment Investments, Liberty Media Corporation ("Liberty Media") and J.P. Morgan Partners (BHCA), L. P. ("J.P. Morgan").

        The Company's continuing operations are currently organized into one operating segment, the channels.

Recent Developments

  Recapitalization of the Company

        In the second quarter of 2009, the Company's Board of Directors formed a Special Committee of three independent directors to review and consider a May 28, 2009 proposal from H C Crown Corp. ("HC Crown") regarding a recapitalization of the amounts owed by the Company to HC Crown and its affiliates. HC Crown is a wholly-owned subsidiary of Hallmark Cards. On February 9, 2010, the Special Committee of the Board and HC Crown approved and executed a Recapitalization Term Sheet, representing non-binding terms of recapitalization transactions for the Company. On February 26, 2010, the Company entered into the Master Recapitalization Agreement with Hallmark Cards, HC Crown and related entities that provides for the recapitalization transactions and the agreements described below (the "Recapitalization"). The summary of the terms of the Recapitalization transactions is qualified entirely by reference to the agreements to which each summary description relates, each of which we have filed with the Securities and Exchange Commission (the "SEC").

        The Recapitalization transactions include, among other things, $315.0 million principal amount of the HC Crown Debt (as defined below) being restructured into new debt instruments, $185.0 million principal amount of the HC Crown Debt being converted into convertible preferred stock of the Company, Class B Common Stock being converted into Class A Common Stock with Class A Common Stock becoming the only authorized and outstanding common stock of the Company (the "Class A Common Stock"), and the balance of the HC Crown Debt being converted into shares of Class A Common Stock. Upon execution of the Master Recapitalization Agreement, the automatic termination of the waiver under the existing Amended and Restated Waiver and Standby Purchase Agreement (the "Waiver Agreement") with Hallmark Cards and HC Crown was extended until August 31, 2010; the Waiver Agreement defers payment dates on HC Crown Debt (excluding accounts payable).

        "HC Crown Debt" means (i) the aggregate principal amount of all indebtedness owed to Hallmark Cards, HC Crown and their controlled affiliates, including accrued and unpaid interest thereon through the closing date, but excluding accrued but unpaid interest with respect to the 2001 Note, the 2005 Note and the 2006 Note; (b) all accounts payable and open intercompany accounts of the Company and its subsidiaries owed to HC Crown and Hallmark Cards and their controlled affiliates (other than the

8

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

1. Business and Organization (Continued)

Company and its subsidiaries); and (c) any amounts due to Hallmark Cards or its affiliates under the Tax Sharing Agreement (as described below) through December 31, 2009; provided that for the avoidance of doubt the following shall not constitute HC Crown Debt: (i) Reimbursement Obligations (as defined in the Master Recapitalization Agreement), (ii) Ordinary Course of Business Obligations (as defined in the Master Recapitalization Agreement), and (iii) any amounts due to Hallmark Cards or its affiliates under the Tax Sharing Agreement accruing on or after January 1, 2010. "2001 Note" means the Promissory Note, dated as of December 14, 2001, of the Company in the original principal amount of $75.0 million payable to HC Crown; "2005 Note" means the Promissory Note, dated as of October 1, 2005, of a wholly-owned subsidiary of the Company in the original principal amount of $132.8 million payable to HC Crown; and "2006 Note" means the Promissory Note, dated as of March 21, 2006, of the Company in the original principal amount of $70.4 million payable to HC Crown.

        The Company estimates that the "Conversion Price" (as defined in the Master Recapitalization Agreement) will be $2.5969, and that if the Recapitalization transactions were to close on May 31, 2010, the Company would issue Preferred Stock and Class A Common Stock as follows:

  •
  to HC Crown 185,000 shares of Preferred Stock with a liquidation preference of $1,000 per share and an initial estimated conversion price of $2.5969 (which is subject to future adjustments as provided in the Certificate of Designation), which shares would be convertible into an estimated 71,238,785 shares of Class A Common Stock at such Conversion Price;

  •
  to HC Crown a number of shares of Class A Common Stock equal to the HC Crown Debt on the closing of the Recapitalization (the "Closing Date") (which is expected to be approximately $1.2 billion) less $500.0 million divided by the estimated Conversion Price, or an estimated 252,451,757 shares of Class A Common Stock; and

  •
  as a result of the mergers of each of Hallmark Entertainment Investments Co. and Hallmark Entertainment Holdings ("HEIC" and "HEH") with and into the Company, to HC Crown, Liberty Crown, Inc., VISN Management Corp. and JP Morgan Partners (BHCA), L.P., in the aggregate, 83,817,071 shares of Class A Common Stock and will cancel 83,817,071 shares of the Company's Class A and Class B Common Stock owned currently by HEIC.

The actual Conversion Price may differ from $2.5969 per share as a result of a number of factors, including the final determination of HC Crown Debt as of March 31, 2010. The actual number of shares of Class A Common Stock issued in exchange for HC Crown Debt may differ from the number stated above as a result of (a) an actual closing date other than May 31, 2010, (b) the final determination of HC Crown Debt as of the actual closing date, and (c) the difference, if any, in the actual Conversion Price and the estimated Conversion Price of $2.5969 per share.

        Immediately following the Recapitalization transactions, assuming a closing date of May 31, 2010, and based on the assumptions set forth above, HC Crown will hold an estimated 322,449,413 shares of Class A Common Stock (including shares of Class A Common Stock currently held directly by HC Crown, but excluding shares of Class A Common Stock issuable upon conversion of the Preferred Stock).

        Other aspects of the Recapitalization concern: a credit agreement for the new debt; an amendment to the Tax Sharing Agreement with Hallmark Cards; a registration rights agreement; efforts to extend

9

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

1. Business and Organization (Continued)

or replace the Company's revolving line of credit; Hallmark Cards' willingness to guarantee $30.0 million of a revolving line of credit; a standstill agreement of Hallmark entities pursuant to which such entities agree not to acquire, through December 31, 2013, additional shares of Class A Common Stock of the Company, subject to certain exceptions, and agree to certain restrictions on their ability to sell or transfer shares of Class A Common Stock of the Company until December 31, 2013 and, subject to lesser restrictions, until December 31, 2020; and authority to implement a reverse stock split if recommended by a committee of disinterested, independent directors.

        Each of the Company (subject to approval by the Special Committee) and HC Crown has the right to terminate the Master Recapitalization Agreement at any time after the later of (x) June 30, 2010 and (y) 45 days following receipt of notice that the information statement filed by the Company will not be reviewed by the SEC or that the SEC staff has no further comments thereon, if the Recapitalization has not been consummated prior to that date. Even if there were such a termination, the Waiver Agreement will continue to provide that the automatic termination date of the waiver will extend to August 31, 2010. The closing of the Recapitalization is subject to a number of conditions, including, among other things, (a) representations and warranties of the Company being accurate, (b) there being no injunction or action by any court or other governmental entity preventing the consummation of the Recapitalization transactions which has not been vacated, dismissed or withdrawn prior to the completion of the Recapitalization transactions, (c) the Company's obtaining a revolving credit agreement of at least $30.0 million and a term of at least 360 days from the closing, (d) Hallmark Cards not having delivered a notice that Hallmark Cards, in its sole discretion (but after consultation with legal counsel), shall have determined that the status of any pending or threatened litigation (including, without limitation, the action styled S. Muoio & Co. LLC v. Abbott et al, C.A. No. 4729-CC (Del. Ch.)) or regulatory proceeding relating to the Recapitalization transactions is unsatisfactory to Hallmark Cards and (e) the satisfaction or waiver of the conditions to the effectiveness of the new credit agreement. If the Recapitalization has not been consummated by August 31, 2010, the Waiver Agreement would terminate automatically with the effect that approximately $1.2 billion of the HC Crown Debt which would be otherwise restructured in the Recapitalization would become due and payable.

        Hallmark Cards and the Company are working with a major bank on the extension of the Company's revolving credit facility. However, there can be no assurance that the Company will obtain such an extension or a new revolving credit facility, either in a form satisfactory for the requirements of the Master Recapitalization Agreement or prior to the dates on which the Master Recapitalization Agreement can be terminated by a party. See Note 11 for information regarding a pending lawsuit on the Recapitalization in which the plaintiff objects to the Recapitalization. So long as any litigation or regulatory proceeding is threatened or pending, Hallmark can unilaterally prevent the consummation of the Recapitalization by virtue of the closing conditions in the Master Recapitalization Agreement.

        From the date of the Master Recapitalization Agreement to the Closing Date, the Company will be subject to various affirmative covenants (including covenants to operate in the ordinary course of business and to keep available the services of its officers and employees and preserve the present relationships with persons doing business with it) as well as various negative covenants (including, among others, with respect to sales, leases or transfers outside the ordinary course of business and acquisitions of material assets other than in accordance with past practices).

10

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

1. Business and Organization (Continued)

        If the Recapitalization is consummated, the Hallmark parties will own, excluding the shares of Class A Common Stock that would be received upon conversion of the preferred stock, at least 90.1% of the sum of the outstanding common stock of the Company and shares subject to outstanding options (there being outstanding options for the issuance of up to 85,813 shares of Class A Common Stock as of March 31, 2010). Certain aspects of the Recapitalization require stockholder approval. Hallmark Entertainment Holdings, Inc. ("HEH") and certain Hallmark Cards affiliates as direct or indirect owners of a more than a majority of the Company's voting stock have provided in the Master Recapitalization Agreement, or will provide, their written consents as stockholders to these matters in lieu of holding a meeting of the Company's stockholders. No vote of other stockholders will be requested or required. The closing of the Recapitalization cannot occur until 20 calendar days after an information statement required by regulations of the SEC is sent to the stockholders of the Company, or if such information statement is furnished by sending a Notice of Internet Availability, until 40 calendar days after such notice is sent to the stockholders of the Company. Pursuant to the Master Recapitalization Agreement, the Company filed the preliminary information statement with the SEC on March 29, 2010.

        Additional information about the Recapitalization is set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including in Note 1 to the Consolidated Financial Statements in that Report.

Martha Stewart Agreement

        In January 2010, Crown Media United States, LLC entered into a multi-year agreement with Martha Stewart Living Omnimedia, Inc. ("Martha Stewart Living") to exclusively televise original episodes of the popular daytime home and lifestyle series The Martha Stewart Show on Hallmark Channel beginning September 2010. As part of the agreement, Martha Stewart Living will also develop a range of new and original series and prime time specials that will complement Hallmark Channel's schedule. Beginning in the fall of 2010, Mondays through Fridays, The Martha Stewart Show, will be presented 10 a.m. to 11 a.m. (ET/PT), kicking off a two-and-half-hour block of original Martha Stewart programming. Following The Martha Stewart Show, from 11 a.m. to 12:30 p.m. (ET/PT) each weekday, the Hallmark Channel will present exclusive original programming currently in development at Martha Stewart Living that will feature a portfolio of creative content for which the Martha Stewart brand is known and which will showcase experts and personalities from within Martha Stewart Living. Additionally, Martha Stewart Living will develop numerous holiday and interview specials for prime time on the network.

        With respect to The Martha Stewart Show, the agreement constitutes a collaborative arrangement for accounting purposes. The Company will provide broadcast time and be responsible for most advertising sales activities except product integration. Martha Stewart Living will produce the program content at its sole expense for which it will be entitled to receive 100% of all related advertising revenue until it has recovered its direct production, delivery and reasonably allocated overhead costs, the sum of which shall not exceed $25.0 million, representing its production, delivery and allocated overhead costs per broadcast season, subject to 10% escalations per season. Martha Stewart Living may then additionally recover certain equipment acquisition costs not to exceed $750,000 per season. Subsequent advertising revenue, if any, in the same season will be allocated 90%/10% in favor of the

11

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

1. Business and Organization (Continued)

Company until the Company has recovered $10.0 million, subject to 8% escalations per season. Thereafter, in the same season, advertising revenue, if any, will be allocated 50%/50%. After the initial broadcast season, renewals for up to two additional seasons are generally at the option of Martha Stewart Living. The Company's commitments for the other program content require the payment of program license fees and, in some cases, equal sharing of advertising revenue only after the Company has recovered such costs along with a reasonable value for airtime.

        In March 2010, the Company acquired an exclusive license for domestic television rights to extensive lifestyle programming from the library of Martha Stewart Living. The content will be used in various dayparts to introduce home and lifestyle programming to Hallmark Channel viewers. Hallmark Channel's lineup with this programming includes episodes from the library programs "From Martha's Kitchen," "From Martha's Home" and "From Martha's Garden." Other titles in the library, but not yet scheduled, are "Petkeeping with Marc Morrone," early seasons of "Everyday Food," "Martha Stewart Living" and assorted specials.

Liquidity

        As of March 31, 2010, the Company had $16.6 million in cash and cash equivalents on hand and $30.0 million of borrowing capacity under the bank credit facility. Day-to-day cash disbursement requirements have typically been satisfied with cash on hand and operating cash receipts supplemented with the borrowing capacity available under the bank credit facility and forbearance by Hallmark Cards and its affiliates. The Company's management anticipates that the principal uses of cash up to August 31, 2010, will include the payment of operating expenses, accounts payable and accrued expenses, programming costs, costs incurred in connection with the Recapitalization, interest and repayment of principal under the bank credit facility and interest of approximately $15.0 million to $18.0 million due under certain notes to Hallmark Cards affiliates from January 1 through August 31, 2010. The amounts outstanding under the bank credit agreement and those notes to Hallmark affiliates are due August 31, 2010, as discussed below.

        The Company generated positive cash flows from operating activities for the year ended December 31, 2009, and the three months ended March 31, 2010. As indicated below, there can be no assurance that the Company's operating activities will generate positive cash flow in future periods.

        Another significant aspect of the Company's liquidity is the deferral of payments on obligations owed to Hallmark Cards and its subsidiaries. Under the Waiver Agreement, the deferred payments under such obligations are extended to August 31, 2010. These obligations comprised $345.2 million at March 31, 2010. An additional $778.0 million (10.25% Senior Secured Note) of principal and interest outstanding at March 31, 2010, payable to a Hallmark Cards' affiliate in August 2011, is also subject to the Waiver Agreement until August 31, 2010. Interest amounts related to the 10.25% note will be added to principal through August 5, 2010. The deferral of payments under the Waiver Agreement terminates on August 31, 2010. Hallmark Cards and its affiliates have no obligation, and have stated an intention not to extend this waiver termination date. The note purchase agreement for the senior note provides that if there is an event of default with respect to any other indebtedness in excess of $5.0 million, the accreted value and any accrued and unpaid interest on the senior note would become due and payable.

12

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

1. Business and Organization (Continued)

        At March 31, 2010, the Company had no liability under the credit facility. The Company's ability to pay amounts outstanding under the bank credit facility on the maturity date is highly dependent upon its ability to generate sufficient, timely cash flow from operations between January 1 and the earlier of August 31, 2010, or the date on which the Recapitalization is consummated. There is uncertainty regarding the Company's future advertising revenues, so it is possible that cash flows may be less than the expectations of the Company's management.

        Upon maturity of the credit facility on August 31, 2010, to the extent the facility has not been paid in full, renewed or replaced, the Company could exercise its option under the Waiver Agreement and require Hallmark Cards to purchase the interest of the lending bank in the facility. In that case, Hallmark Cards would have all the obligations and rights of the lending bank under the bank credit facility and could demand payment of outstanding amounts at any time after August 31, 2010, under the terms of the Waiver Agreement.

        The Company believes that cash on hand, cash generated by operations, and borrowing availability under its bank credit facility through August 31, 2010, when combined with (1) the deferral of otherwise required payments under the 10.25% Senior Secured Note related-party debt and the tax sharing agreement, and (2) if necessary, Hallmark Cards' purchase of any outstanding indebtedness under the bank credit facility on August 31, 2010 will be sufficient to fund the Company's operations and enable the Company to meet its liquidity needs until the earlier of August 31, 2010 or the closing of the Recapitalization described above in this Note 1.

        As discussed above, the Company has entered into the Master Recapitalization Agreement for the Recapitalization transactions, including the exchange of existing debt owed to H C Crown Corp. for new debt, preferred stock and common stock. It is a condition of the Recapitalization that the Company have obtained a revolving credit facility from a third-party lender, guaranteed by Hallmark Cards or one of its affiliates, with a term of not less than 360 days of the closing date of the Recapitalization, with the availability of at least $30.0 million and on other terms and conditions reasonably acceptable to the Company. If the Recapitalization is closed as contemplated at this time, the Company believes that cash on hand, cash generated by operations and borrowing availability under the contemplated revolving credit facility will be sufficient to fund the Company's operations and enable the Company to meet its liquidity needs until at least March 31, 2011.

        Also, as discussed above, the form of credit agreement with HC Crown and other Hallmark Card affiliates in the Recapitalization requires that, prior to closing of the credit agreement, the Company establish the NICC Reserve Account in the Company's name for amounts that the Company may choose as a sinking fund with respect to the $25.0 million payable by December 31, 2010, for the redemption of the preferred interest in Crown Media United States. The preferred interest is held by VISN Management Corp. ("VISN"), a wholly-owned subsidiary of NICC. At no time may the amounts in the NICC Reserve Account exceed $25.0 million. In order to redeem the preferred interest, the Company may need to borrow up to $25.0 million under the bank credit facility.

        The sufficiency of the existing sources of liquidity to fund the Company's operations is dependent upon maintaining subscriber and advertising revenue at or near the amount of such revenue for the year ended December 31, 2009, and consummation of the Recapitalization. A significant decline in the popularity of the Channels, an economic decline in the advertising market, an increase in program

13

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

1. Business and Organization (Continued)

acquisition costs, an increase in competition or other adverse changes in operating conditions could negatively impact the Company's liquidity and its ability to fund the current level of operations.

        The closing of the Recapitalization is subject to a number of conditions, including, among other things, (a) representations and warranties of the Company being accurate, (b) there being no injunction or action by any court or other governmental entity preventing the consummation of the Recapitalization transactions which has not been vacated, dismissed or withdrawn prior to the completion of the Recapitalization transactions, (c) the Company's obtaining a revolving credit agreement of at least $30.0 million and a term of at least 360 days from the closing, (d) Hallmark Cards not having delivered a notice that Hallmark Cards, in its sole discretion (but after consultation with legal counsel), shall have determined that the status of any pending or threatened litigation (including, without limitation, the action styled S. Muoio & Co. LLC v. Abbott et al, C.A. No. 4729-CC (Del. Ch.)) or regulatory proceeding relating to the Recapitalization transactions is unsatisfactory to Hallmark Cards and (e) the satisfaction or waiver of the conditions to the effectiveness of the new credit agreement. If for any reason the Recapitalization is not consummated, the Company would be unable to meet its obligations which become due on August 31, 2010, which provides substantial doubt about the Company's ability to continue as a going concern. In addition, it is unlikely that the Company could obtain, without a guarantee or other support of Hallmark Cards, other equity or debt financing prior to August 31, 2010 in order to replace or refinance obligations becoming due on that date. This is the view of the special committee which considered and negotiated the Recapitalization. Accordingly, the Company believes the ability of the Company to continue its operations depends upon completion of the Recapitalization.

2. Summary of Significant Accounting Policies and Estimates

Interim Financial Statements

        In the opinion of management, the accompanying condensed consolidated balance sheets and related interim condensed consolidated statements of operations and cash flows include all adjustments, consisting of normal recurring items necessary for their fair presentation in conformity with accounting principles generally accepted in the United States. Interim results are not necessarily indicative of results for a full year. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes to those statements for the year ended December 31, 2009, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

Basis of Presentation

        The condensed consolidated financial statements include the accounts of Crown Media Holdings and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

        The preparation of financial statements in accordance with generally accepted accounting principles requires the consideration of events or transactions that occur after the balance sheet date but before the financial statements are issued. Depending on the nature of the subsequent event, financial statement recognition or disclosure of the subsequent event is required. Subsequent events have been evaluated.

14

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

2. Summary of Significant Accounting Policies and Estimates (Continued)

Use of Estimates

        The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenues and expenses. Such estimates include the collectability of accounts receivable, the valuation of goodwill, intangible assets, and other long-lived assets, legal contingencies, indemnifications, and assumptions used in the calculation of income taxes, among others. These estimates and assumptions are based on management's best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. Illiquid credit markets, volatile equity, foreign currency, and energy markets, and declines in consumer spending have combined to increase the uncertainty inherent in such estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods.

Allowance for Doubtful Accounts

        The allowance for doubtful accounts is based upon the Company's assessment of probable loss related to uncollectible accounts receivable. The Company uses a number of factors in determining the allowance, including, among other things, collection trends. The Company's bad debt expense was $622,000 and $26,000 for the three months ended March 31, 2009 and 2010, respectively.

Fair Value of Financial Instruments

        Financial Accounting Standards Board ("FASB") Accounting Standards Codification (the "ASC") Topic 820, Fair Value Measurements and Disclosures, provides guidance which defines fair value, establishes a framework for measuring fair value and specifies disclosures about fair value measurements. On January 1, 2008 we adopted that portion of the standard that relates to those nonfinancial assets and liabilities which are recognized or disclosed at fair value on a recurring basis (that is, at least annually). On January 1, 2009, subject to the FASB's delayed implementation, we adopted the remaining provisions of the standard. After adoption, we now determine fair value as an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

        The Company does not have balance sheet items carried at fair value on a recurring basis such as derivative financial instruments which are valued primarily based on quoted prices in active or brokered markets for identical as well as similar assets and liabilities. Significant balance sheet items which are subject to non-recurring fair value measurements consist of impairment valuations of goodwill and property and equipment. The standard has not had a significant impact on the determination of fair value related to non-financial assets and non-financial liabilities in 2010.

15

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

2. Summary of Significant Accounting Policies and Estimates (Continued)

Net Loss per Share

        Basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed based on the weighted average number of common shares and potentially dilutive common shares outstanding. The calculation of diluted net loss per share excludes potential common shares if the effect would be antidilutive. Potential common shares consist of incremental common shares issuable upon the exercise of stock options. Approximately 341,000 and 86,000 stock options for the three months ended March 31, 2009 and 2010, respectively, have been excluded from the calculations of earnings per share because their effect would have been antidilutive.

Concentration of Credit Risk

        Financial instruments, which potentially subject Crown Media Holdings to a concentration of credit risk, consist primarily of cash, cash equivalents and accounts receivable. Generally, Crown Media Holdings does not require collateral to secure receivables. Crown Media Holdings has no significant off-balance sheet financial instruments with risk of accounting losses.

        Five of our distributors each accounted for more than 10% of our consolidated subscriber revenue for both the three months ended March 31, 2009 and 2010, and together accounted for a total of 76% and 73% of consolidated subscriber revenue during the three months ended March 31, 2009 and 2010, respectively. Three of our distributors each accounted for approximately 15% or more of our consolidated subscribers for the three months ended March 31, 2009 and 2010, respectively, and together accounted for 62% and 60% of our subscribers during the three months ended March 31, 2009 and 2010, respectively.

        Four of our programming content providers each accounted for more than 10% of our total license fee payable for both the three months ended March 31, 2009 and 2010, and together accounted for a total of 77% and 74% of the consolidated programming liability, respectively.

Recently Issued Accounting Pronouncements

        In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (ASC Topic 605): Multiple Deliverable Revenue Arrangements—A Consensus of the FASB Emerging Issues Task Force. This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company will be required to apply this guidance for fiscal years beginning on or after June 15, 2010, prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. The Company has not determined the impact that this update may have on its financial statements.

        In January 2010, the FASB issued guidance that requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into

16

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

2. Summary of Significant Accounting Policies and Estimates (Continued)

and out of Level 1 and Level 2 fair value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair value measurements. The guidance is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures that are effective for annual periods beginning after December 15, 2010. The adoption of this guidance did not have a material impact on our consolidated financial statements.

Health Care Reform

        During the first quarter of 2010, the U.S. Congress passed and the President signed into law the Patient Protection and Affordable Care Act as well as the Health Care and Education Reconciliation Act of 2010, which represent significant changes to the current U.S. health care system. The legislation is far-reaching and is intended to expand access to health insurance coverage over time by increasing the eligibility thresholds for most state Medicaid programs and providing certain other individuals and small businesses with tax incentives to subsidize a portion of the cost of health insurance coverage. The legislation includes a requirement that most individuals obtain health insurance coverage beginning in 2014 and that most large employers offer coverage to their employees or they will be required to pay a financial penalty. Some of the more significant changes, including the requirement that individuals obtain coverage, do not become effective until 2014 or later. It is too early to fully understand the impacts of the legislation on our business.

3. Program License Fees

        Program license fees are comprised of the following:

	As of December 31, 2009	As of March 31, 2010
	(In thousands)
Program license fees—non-affiliates	$597,206	$589,568
Program license fees—Hallmark Cards affiliates	12,668	13,768

Program license fees, at cost	609,874	603,336
Accumulated amortization	(324,717)	(330,435)

Program license fees, net	$285,157	$272,901

        At December 31, 2009, and March 31, 2010, $1.8 million and $13.0 million, respectively, of program license fees were included in prepaid and other assets on the accompanying condensed consolidated balance sheets as the Company made payments for the program license fees prior to commencement of the respective license periods.

17

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

3. Program License Fees (Continued)

        License fees payable are comprised of the following:

	As of December 31, 2009	As of March 31, 2010
	(In thousands)
License fees payable—non-affiliates	$171,966	$156,053
License fees payable—Hallmark Cards affiliates	10,409	11,193

Total license fees payable	182,375	167,246
Less current maturities	(99,494)	(93,594)

Long-term license fees payable	$82,881	$73,652

        In the regular course of evaluating the remaining usefulness of its various program licenses, the Company may determine that certain licenses may be of little future program value to it. In such instances, the Company shortens the estimated remaining lives to zero, thereby accelerating amortization of the remaining net book value. During the three months ended March 31, 2010, such changes in estimates resulted in additional amortization of program license fees of $227,000; the Company made no such changes in estimates during the three months ended March 31, 2009.

4. Credit Facility

        By Amendment No. 16 on March 2, 2010, to the credit agreement with JPMorgan Chase Bank, the maturity date of the bank credit facility was extended to August 31, 2010. Additionally, in connection with Recapitalization agreements, the Company and the Bank set the maximum amount that could be borrowed under the bank credit facility at $30.0 million.

        The facility is guaranteed by Hallmark Cards and the Company's subsidiaries and is secured by all tangible and intangible property of Crown Media Holdings and its subsidiaries. Interest on the credit facility is the Eurodollar rate plus 2.25% or the alternate base rate plus 1.25%. The Company's ability to borrow additional amounts under the credit facility is not otherwise limited or restricted.

        At December 31, 2009, and March 31, 2010, the Company had outstanding borrowings of $1.0 million and $0, respectively, under the credit facility and there were no letters of credit outstanding. At December 31, 2009, all of the outstanding balance bore interest at the Eurodollar rate (2.49% weighted average rate at December 31, 2009). Interest expense on borrowings under the credit facility for each of the three months ended March 31, 2009 and 2010, was $108,000 and $4,000, respectively.

Covenants

        The credit facility, as amended, contains a number of affirmative and negative covenants. The Company was in compliance with these covenants at March 31, 2010.

18

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

5. Related Party Long-Term Obligations

        Since March 2006, substantially all of the Company's borrowings have been subject to a Waiver and Standby Purchase Agreement between the Company, Hallmark Cards and affiliates of Hallmark Cards who hold obligations of the Company. Pursuant to the Master Recapitalization Agreement which included an amendment to the Amended and Restated Waiver and Standby Purchase Agreement (as amended, the "Waiver Agreement"), the waiver termination date was extended to August 31, 2010 when the Waiver Agreement automatically terminates (thus concluding the "Waiver Period"). The Waiver Agreement is subject to early termination upon the occurrence of one or more events described below, whereupon all deferred amounts would become immediately due and payable. The Waiver Agreement defers payments (excluding interest on the 2001, 2005 and 2006 notes, described below, accruing subsequent to November 15, 2008) otherwise due on any of the following obligations (the "Subject Obligations") until August 31, 2010. The Waiver Agreement also provides that interest accruing on the 10.25% Note through August 5, 2010, will be added to principal.

  •
  Note and interest payable to HC Crown, dated December 14, 2001, in the original principal amount of $75.0 million, payable to HC Crown. (Total amount outstanding at December 31, 2009, and March 31, 2010, including accrued interest was $110.0 million and $110.0 million, respectively. See Note and Interest Payable to HC Crown below.)

  •
  $70.0 million note and interest payable to Hallmark Cards affiliate, dated as of March 21, 2006. (Total amount outstanding at both December 31, 2009, and March 31, 2010, including accrued interest was $62.8 million. See Note and Interest Payable to Hallmark Cards Affiliate below.)

  •
  10.25% senior secured note, dated August 5, 2003, in the initial accreted value of $400.0 million, payable to HC Crown. (Total amount outstanding at December 31, 2009, and March 31, 2010, including accrued interest was $758.8 million and $778.0 million, respectively. See Senior Secured Note below.)

  •
  Note and interest payable to Hallmark Cards affiliate, dated as of October 1, 2005, in the principal amount of $132.8 million. (Total amount outstanding at December 31, 2009, and March 31, 2010, including accrued interest was $172.4 million and $172.3 million, respectively. See Note and Interest Payable to Hallmark Cards Affiliate below.)

  •
  All obligations of the Company under the bank credit facility by virtue of Hallmark Cards' deemed purchase of participations in all of the obligations under a guarantee which Hallmark Cards has given in support of the facility or the purchase by Hallmark Cards of all these obligations pursuant to the bank credit facility.

  •
  Any and all amounts due and owing to Hallmark Cards pursuant to the Tax Sharing Agreement (Total amount outstanding at December 31, 2009, and March 31, 2010, was $8.5 million and $13.2 million, respectively.).

        Interest will continue to accrue on these obligations during the Waiver Period and is payable as indicated above. The Waiver Agreement also contains certain covenants, including but not limited to (1) the Company's covenant not to take any action (including the issuance of new stock or options) that would prohibit the Company from being included as a member of Hallmark Cards consolidated federal tax group, (2) compliance with obligations in the loan documents for the bank credit facility and (3) commercially reasonable efforts to refinance the obligations subject to the Waiver Period. Pursuant

19

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

5. Related Party Long-Term Obligations (Continued)

to the Waiver Agreement, the Company must make prepayments on the outstanding debt from 100% of any "Excess Cash Flow" during the Waiver Period. There was Excess Cash Flow of $7.7 million for the year ended December 31, 2009, of which $4.6 million of interest on the 2001, 2005 and 2006 Notes was remitted to a Hallmark Cards' affiliate on January 5, 2010. Pursuant to the Master Recapitalization Agreement, we have not made payments representing the remaining amounts of Excess Cash Flow for 2009. Payment continues to be deferred under the extension of the Waiver Agreement. There was Excess Cash Flow of $11.9 million for the three months ended March 31, 2010, of which $4.5 million of interest on the 2001, 2005 and 2006 Notes was remitted to a Hallmark Cards' affiliate on April 2, 2010. Pursuant to the Master Recapitalization Agreement, we have not made payments representing the remaining amounts of Excess Cash Flow for 2010.

        The Waiver Agreement is subject to early termination upon occurrence of certain events including but not limited to the following: (a) the Company fails to pay any principal or interest, regardless of amount, due on any indebtedness to unrelated parties with an aggregate principal amount in excess of $5.0 million or any other event or condition occurs that results in any such indebtedness becoming due prior to its scheduled maturity, provided that the waiver will not terminate if the Company reduces the principal amount of such indebtedness to $5.0 million or less within five business days of a written notice of termination from Hallmark Cards; or (b) the Company fails to pay interest on the bank credit facility described above to the extent that Hallmark Cards has purchased all or a portion of the indebtedness thereunder or to perform any covenants in the Waiver Agreement.

        Under the Waiver Agreement, if the bank lender under the bank credit facility accelerates any of the indebtedness under the bank credit facility or seeks to collect any indebtedness under it, the Company may elect to exercise its right to require that Hallmark Cards or its designated subsidiary exercise an option to purchase all the outstanding indebtedness under the bank credit facility. All expenses and fees in connection with this purchase would be added to the principal amount of the credit facility obligations.

Hallmark Guarantee; Interest and Fee Reductions

        Hallmark Cards has provided to the lending bank under the credit facility the Hallmark Cards facility guarantee. The guarantee is unconditional for obligations of the Company under the bank credit facility. If any payment is made on the guarantee, it will be treated as a purchase of the lending bank's interest in the credit facility. Prior to April 2009, Hallmark Cards' credit support for the Company's bank credit facility consisted of supplying a letter of credit.

        The above mentioned credit support provided by Hallmark Cards resulted in reductions in the interest rate and commitment fees under the credit facility; however, the Company agreed to pay and has paid an amount equal to the reductions in the interest rate and commitment fees to Hallmark Cards. On April 1, 2009, the interest rate and commitment fees under the renewed credit facility increased and we began paying Hallmark Cards a smaller reduction amount of the interest rate and commitment fees equal to 0.75% and 0.125%. Commitment fee expense for the three months ended March 31, 2009 and 2010, was $12,000 and $15,000, respectively.

20

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

5. Related Party Long-Term Obligations (Continued)

Senior Secured Note

        In August 2003, the Company issued a senior note to HC Crown for $400.0 million. In accordance with the Waiver Agreement, cash payments for interest will not be required until February 5, 2011 (which is the first payment date after August 31, 2010). The principal amount of the senior secured note accretes at 10.25% per annum, compounding semi-annually, to August 5, 2010. From that date, interest at 10.25% per annum is scheduled to be payable semi-annually in arrears on the accreted value of the senior note to HC Crown on February 5, 2011, and upon maturity on August 5, 2011. The senior note is pre-payable without penalty. At December 31, 2009, and March 31, 2010, $758.8 million and $778.0 million, respectively, of principal and interest were included in the senior note payable in the accompanying consolidated balance sheets. The note purchase agreement for the senior note provides that if there is an event of default with respect to any other indebtedness in excess of $5.0 million, the accreted value and any accrued and unpaid interest on the senior note would become due and payable. Further, the note purchase agreement contains certain restrictive covenants which, among other things, prevent the Company from incurring any additional indebtedness, purchasing or otherwise acquiring shares of the Company's stock, investing in other parties and incurring liens on the Company's assets. As a fee for the issuance of the note, the Company paid $3.0 million to HC Crown, which was initially capitalized and is being amortized as additional interest expense over the term of the note payable.

Note and Interest Payable to HC Crown

        On December 14, 2001, the Company executed a $75.0 million promissory note with HC Crown. Pursuant to the Waiver Agreement, the note is payable in full on August 31, 2010 (although the maturity date of the note is December 31, 2009). Interest is payable in cash, quarterly in arrears five days after the end of each calendar quarter. This note is subordinate to the bank credit facility. The rate of interest under this note is currently LIBOR plus 5% per annum (5.29% and 5.25% at December 31, 2009, and March 31, 2010, respectively). At December 31, 2009, and March 31, 2010, $108.6 million, is reported as note payable to Hallmark Cards affiliate and $1.5 million and $1.4 million, respectively, are reported as interest payable to Hallmark Cards affiliate on the accompanying consolidated balance sheet. Interest of $6.3 million was paid in 2009, interest of $1.5 million was paid on January 5, 2010, and interest of $1.4 million was paid on April 2, 2010.

Note and Interest Payable to Hallmark Cards Affiliate

        On October 1, 2005, the Company converted approximately $132.8 million of its license fees payable to Hallmark affiliates to a promissory note. The rate of interest under this note is currently LIBOR plus 5% per annum (5.29% and 5.25% at December 31, 2009, and March 31, 2010, respectively). Pursuant to the Waiver Agreement, the promissory note is payable in full on August 31, 2010 (although the maturity date of the note is December 31, 2009). Interest is payable in cash, quarterly in arrears five days after the end of each calendar quarter. At December 31, 2009, and March 31, 2010, $170.1 million is reported as note payable to Hallmark Cards affiliate and $2.3 million and $2.2 million, respectively, are reported as interest payable to Hallmark Cards affiliate on the accompanying consolidated balance sheet. Interest of $9.8 million was paid in 2009, interest of $2.3 million was paid on January 5, 2010, and interest of $2.2 million was paid on April 2, 2010.

21

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

5. Related Party Long-Term Obligations (Continued)

Note and Interest Payable to Hallmark Cards Affiliate

        On March 21, 2006, the Company converted approximately $70.4 million of its payable to a Hallmark Cards affiliate to a promissory note. The rate of interest under this note is currently LIBOR plus 5% per annum (5.29% and 5.25% at December 31, 2009, and March 31, 2010, respectively). Pursuant to the Waiver Agreement, the promissory note is payable in full on August 31, 2010 (although the maturity date of the note is December 31, 2009). Interest is payable in cash, quarterly in arrears five days after the end of each calendar quarter. At December 31, 2009, and March 31, 2010, $62.0 million is reported as note payable to Hallmark Cards affiliates and $838,000 and $814,000, respectively, are reported as interest payable to Hallmark Cards affiliate on the accompanying consolidated balance sheet. Interest of $3.6 million was paid in 2009, interest of $838,000 was paid on January 5, 2010, and interest of $814,000 was paid on April 2, 2010.

Interest Paid to HC Crown

        Interest expense paid to HC Crown in connection with the credit facility was $148,000 for the three months ended March 31, 2009, and $1,000 for the three months ended March 31, 2010.

Related Party Long-Term Obligations

        The aggregate maturities of related party long-term debt for each of the five years subsequent to March 31, 2010, are as follows:

	Payments Due by Period
	Total	2010	2011	2012	2013	2014
	(In thousands)
Note and interest payable to HC Crown, with principal deferred until August 31, 2010	$110,021	$110,021	$—	$—	$—	$—
10.25% Senior secured note to HC Crown, including accrued interest, due August 5, 2011	778,012	—	778,012	—	—	—
Note and interest payable to Hallmark Cards affiliate with principal deferred until August 31, 2010	172,342	172,342	—	—	—	—
Note and interest payable to Hallmark Cards affiliate with principal deferred until August 31, 2010	62,821	62,821	—	—	—	—

	$1,123,196	$345,184	$778,012	$—	$—	$—

6. Related Party Transactions

Recapitalization Proposal

        See "Recapitalization" in Note 1 for information regarding the proposed Recapitalization of outstanding debt obligations owed to affiliates of Hallmark Cards.

22

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

6. Related Party Transactions (Continued)

Tax Sharing Agreement

Overview

        On March 11, 2003, Crown Media Holdings became a member of Hallmark Cards consolidated federal tax group and entered into a federal tax sharing agreement with Hallmark Cards (the "tax sharing agreement"). Hallmark Cards includes Crown Media Holdings in its consolidated federal income tax return. Accordingly, Hallmark Cards has benefited from subsequent tax losses and may benefit from future federal tax losses, which may be generated by Crown Media Holdings. Based on the tax sharing agreement, Hallmark Cards has agreed to pay Crown Media Holdings all of the benefits realized by Hallmark Cards as a result of including Crown Media Holdings in its consolidated income tax return. These benefits are estimated and paid 75% in cash on a quarterly basis and the balance is to be applied against any future tax liabilities of Crown Media Holdings. A final true-up calculation is completed within 15 days after Hallmark Cards files its consolidated federal income tax return for the year. Pursuant to the true-up calculation, Crown Media Holdings is obligated to reimburse Hallmark Cards the amount that any estimated payments have exceeded the actual benefit realized by Hallmark Cards and Hallmark Cards is obligated to pay Crown Media Holdings the amount that any actual benefit exceeds the estimated payments. Under the tax sharing agreement, at Hallmark Cards' option, the non-interest bearing balance of the 25% in federal tax benefits may be applied as an offset against any amounts owed by Crown Media Holdings to any member of the Hallmark Cards consolidated group under any loan, line of credit or other payable, subject to limitations under any loan indentures or contracts restricting such offsets. Pursuant to the amendment to the tax sharing agreement in August 2003, the benefit that would otherwise result from interest accrued on the 10.25% senior secured note will not be available to the Company until such interest is paid in cash.

        The Company owed Hallmark Cards $8.5 million under the Tax Sharing Agreement during 2009. The Company owed $4.7 million under the Tax Sharing Agreement for the three months ended March 31, 2010. Any payments received from Hallmark Cards or credited against amounts owed by Crown Media Holdings to any member of the Hallmark Cards consolidated group under the tax sharing agreements have been recorded as additions to paid-in capital in the accompanying consolidated statements of stockholders' deficit. Any amounts owed or payments made to Hallmark Cards to any member of the Hallmark Cards consolidated group under the tax sharing agreements have been recorded as reductions to paid-in capital in the accompanying consolidated statements of stockholders' deficit.

Services Agreement with Hallmark Cards

        Hallmark Cards provides Crown Media Holdings with tax, risk management, health safety, environmental, insurance, legal, treasury, human resources, and cash management services and real estate consulting services. In exchange, the Company is obligated to pay Hallmark Cards a fee, plus out-of-pocket expenses and third party fees, in arrears on the last business day of each quarter. Fees for Hallmark Cards' services were $455,000 for 2009 and are scheduled to be $387,000 for 2010. The Company has timely paid and will continue to timely pay the monthly amounts due in 2009 and 2010. Expense for the three months ended March 31, 2009 and 2010, was $114,000 and $97,000, respectively.

23

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

6. Related Party Transactions (Continued)

        At December 31, 2009, and March 31, 2010, non-interest bearing unpaid accrued service fees and unreimbursed expenses of $15.2 million and $15.3 million, respectively, were included in payable to affiliates on the accompanying consolidated balance sheets. For the year ended December 31, 2009, and March 31, 2010, out-of-pocket expenses and third party fees were $420,000 and $50,000, respectively.

Guarantees with Hallmark Cards

        On February 24, 2010, the Company executed a Letter of Credit/Guaranty Commitment (the "Guaranty") with respect that certain Lease Agreement (the "Lease Agreement") with 12700 Investments, Ltd. ("Landlord") for the office space at 12700 Ventura Boulevard, Studio City, California. The Landlord required that Crown Media United States, the entity which executed the Lease Agreement, provide a letter of credit of $1.6 million securing certain obligations of Crown Media United States. Consequently, Hallmark Cards has agreed to guarantee the issuer of such letter of credit against any loss thereon pursuant to the Guaranty. As an inducement for Hallmark to issue the Guaranty, Crown Media United States has agreed to pay Hallmark Cards a fee which equals 0.75% per annum of the outstanding letter of credit obligation. Additionally, in the event that Hallmark Cards is required to pay any amount under the Guaranty, Crown Media United States must reimburse Hallmark Cards for any such amount plus any fees and charges associated with making such payment, any interest applicable to such amount and any costs and expenses of Hallmark Cards in connection with protecting its rights under the Guaranty.

        On September 2, 2008, Hallmark Cards issued a guaranty (the "Guaranty") for the benefit of Crown Media United States, which guaranty pertains to that certain Lease Agreement (the "Lease Agreement") with Paramount Group, Inc. ("Landlord") for the office space at 1325 Avenue of the Americas, New York, New York. As a condition to executing the Lease Agreement, the Landlord required Hallmark to guaranty all obligations of Crown Media United States under the Lease Agreement. As an inducement for Hallmark Cards to issue the Guaranty, Crown Media United States has paid Hallmark Cards a fee which equals 0.28% per annum of the outstanding obligation under the Lease Agreement. Additionally, in the event that Hallmark Cards is required to pay any amount under the Guaranty, Crown Media United States must reimburse Hallmark Cards for any such amount plus any fees and charges associated with making such payment, any interest applicable to such amount and any costs and expenses of Hallmark Cards in connection with protecting its rights under the Guaranty.

7. Company Obligated Mandatorily Redeemable Preferred Interest and NICC License Agreements

        VISN owns a $25.0 million company obligated mandatorily redeemable preferred interest in Crown Media United States (the "preferred interest"). On November 13, 1998, the Company, Vision Group, VISN and Henson Cable Networks, Inc. signed an amended and restated company agreement governing the operation of Crown Media United States (the "company agreement"), which agreement was further amended on February 22, 2001, January 1, 2002, March 5, 2003, January 1, 2004, November 15, 2004 and December 1, 2005 (the "December 2005 NICC Settlement Agreement").

        Crown Media United States may voluntarily redeem the $25.0 million preferred interest at any time; however, it is obligated to do so no later than December 31, 2010.

24

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

7. Company Obligated Mandatorily Redeemable Preferred Interest and NICC License Agreements (Continued)

        On January 2, 2008, the Company and NICC resolved disputes amongst themselves and signed an agreement (the "Modification Agreement") which, among other things, immediately extinguished NICC's conditional right to require the Company to repurchase all of the shares of the Company's Class A common stock then owned by NICC ("Put Right"). In addition, the Modification Agreement also settled the dispute with respect to whether the Termination Payment provision expired with, or survived, the December 31, 2007 expiration of the December 2005 NICC Settlement Agreement. We agreed to pay NICC $3.8 million in three equal installments payable each January 20 of 2008, 2009 and 2010. We also agreed to provide NICC a two-hour broadcast period granted each Sunday morning during the two year period ending December 31, 2009. We are also obligated to pay NICC an estimated $3.7 million in yearly installments at the rate of 6% of the outstanding liquidation preference of the preferred interest.

        During the three months ended March 31, 2009 and 2010, Crown Media United States paid NICC $4.5 million and $2.8 million, respectively, related to the company agreement as amended.

8. Share-Based Compensation

        Approximately 200,000 stock options expired, without being exercised, in August 2009 following the resignation of one of the Company's executives in May 2009. Such options were fully vested at the time of resignation.

        The Company recorded $171,000 of compensation benefit and $76,000 of compensation expense associated with the employment and performance restricted stock units (RSUs) during the three months ended March 31, 2009 and 2010, respectively, which have been included in selling, general and administrative expense on the accompanying condensed consolidated statements of operations.

        As of December 31, 2009, and March 31, 2010, there was no unrecognized compensation cost, related to non-vested stock options granted to the Company's employees. The closing price of a share of the Company's common stock was $1.45 on December 31, 2009, and $1.92 on March 31, 2010, which is used to calculate the RSU liability. As of December 31, 2009, and March 31, 2010, there was unrecognized compensation cost, related to non-vested RSUs granted to the Company's employees, in the amount of $190,000 and $200,000, respectively, using the aforementioned stock prices. Actual compensation costs recognized in future periods may vary based upon fluctuations in stock price and forfeitures.

        The Company issued cash settlements related to the RSUs of $1.5 million during the year ended December 31, 2009, and $0 during the three months ended March 31, 2010.

        In May 2009, the then CEO terminated his employment and his share appreciation rights ("SARs") were forfeited at that time. The Company recorded $116,000 in compensation benefit related to SARs for the three months ended March 31, 2009, on our condensed consolidated statement of operations as a component of selling, general and administrative expense. The SARs were recorded as a liability until termination.

25

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

9. Resignation Agreements, Long Term Incentive Plan and Employee Terminations

Resignation Agreements

        The individual then serving as the Company's chief executive officer resigned May 31, 2009. Pursuant to the resignation agreement, in June 2009 the Company paid this individual $2.5 million, an amount representing the present value of the salary and bonus that otherwise would have been paid to him from June 1, 2009 through October 2, 2010, the scheduled expiration of his employment contract. The Company is obligated to provide him office space, an assistant and payment of COBRA insurance benefits for periods that expire at various times through May 31, 2010. These expenses were recorded as selling, general and administrative expense in the second quarter of 2009.

        The Executive Vice President of Programming resigned from his position effective May 31, 2009. The executive received continued payment of the regular installments of his salary through December 31, 2009 ($523,000) and received his salary through May 31, 2010, in one lump sum paid on January 15, 2010 ($347,000). He also received a payment of a pro-rated annual bonus of approximately $14,000, determined by the Company, for the 2009 calendar year for the period up to the resignation date. These expenses were recorded as other operating costs in the second quarter of 2009.

Long Term Incentive Compensation Agreements

        In the second quarter of 2009, the Company granted Long Term Incentive Compensation Agreements ("LTI Agreements") to each vice president, senior vice president and executive vice president of the Company. The target award under each LTI Agreements is a percentage of the employee's base salary and range from $26,000 to $469,000. Of each award, 50% is an Employment Award and 50% is a Performance Award. The Employment Award will vest and be settled in cash on August 31, 2011, subject to earlier pro rata settlement as provided in the LTI Agreement. The Performance Award will vest and be settled in cash 50% on December 31, 2010, and 50% on December 31, 2011, in accordance with the Company performance criteria concerning adjusted EBITDA and cash flow and subject to earlier pro rata settlement as provided in the LTI Agreement. Early settlement is provided in the case of involuntary termination of employment without cause on or after January 1, 2010, death or disability. Potential payouts under the Performance Awards depend on achieving 90% or higher of a target threshold and range from 0% to 150% of the target award. The Company's Compensation Committee has the ability to increase or decrease the payout based on an assessment of demographics achieved, relative market conditions and management of expenses.

        In the first quarter of 2010, the Company granted LTI Agreements to each vice president, senior vice president and executive vice president of the Company. The target award under each LTI Agreements is a percentage of the employee's base salary and range from $25,000 to $332,000. Of each award, 50% is an Employment Award and 50% is a Performance Award. The Employment Award will vest on August 31, 2012, and be settled in cash within 30 days thereafter, subject to earlier pro rata settlement as provided in the LTI Agreement. The Performance Award will vest on December 31, 2012, and be settled in cash the later of 30 days thereafter or 15 days after the Company issues its audited financials for 2012, but by no later than March 15, 2013. Vesting of the Performance Award will be determined in accordance with the Company performance criteria concerning adjusted EBITDA and cash flow and subject to earlier pro rata settlement as provided in the LTI Agreement. Early settlement is provided in the case of involuntary termination of employment without cause on or after January 1, 2011, death or disability. Potential payouts under the Performance Awards depend on achieving 90% or

26

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

9. Resignation Agreements, Long Term Incentive Plan and Employee Terminations (Continued)

higher of a target threshold and range from 0% to 150% of the target award. The Company's Compensation Committee has the ability to increase or decrease the payout based on an assessment of demographics achieved, relative market conditions and management of expenses.

        The Company recorded $207,000 and $428,000 of expense included in selling, general and administrative expense in the accompanying consolidated statement of operations for the three months ended March 31, 2009 and 2010, related to these agreements. Additionally, the $540,000 and $968,000 liability for these agreements was included in accounts payable and accrued liabilities in the accompanying consolidated balance sheet at December 31, 2009, and March 31, 2010.

10. Fair Value

        The following table presents the carrying amounts and estimated fair values of certain of the Company's financial instruments at December 31, 2009, and March 31, 2010.

	December 31, 2009		March 31, 2010
	Carrying Amount	Significant Unobservable Inputs (Level 3) Fair Value	Carrying Amount	Significant Unobservable Inputs (Level 3) Fair Value
	(In thousands)
Senior secured note to HC Crown, including accrued interest	$758,755	$641,635	$778,012	$666,756
Note and interest payable to HC Crown	110,062	93,074	110,021	94,288
Note and interest payable to Hallmark Cards Affiliate	62,845	53,144	62,821	53,838
Note and interest payable to Hallmark Cards Affiliate	172,407	145,795	172,342	147,697
Company obligated mandatorily redeemable preferred interest	22,902	19,800	23,474	20,900

        ASC Topic 820 defines fair value of a liability as the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the liability, such as inherent risk, transfer restrictions, and credit risk. Level 3 is defined as inputs that are generally unobservable and typically reflect management's estimates of assumptions that market participants would use in pricing the liability.

        The carrying amounts shown in the table are included on the accompanying consolidated balance sheets under the indicated captions. The valuation of the Company obligated mandatorily redeemable preferred interest is based on the preferred liquidation preference being payable in full on December 31, 2010.

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CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

10. Fair Value (Continued)

        Since June 30, 2009, the Company has estimated the fair value of its debt to Hallmark Cards affiliates on a quarterly basis. The Company (i) utilized the public company guideline method (which attempts to value the business by identifying and selecting publicly-traded companies with financial and operating characteristics similar to our Company and applying valuation multiples to our Company) as a market-based approach and (ii) a discounted future cash flows method (which applies a discount rate to earnings projections for a period of years) to value the Company's total invested capital. The Company then used a 75% weighting on the public company guideline method and a 25% weighting on the discounted future cash flows method.

        Accounts payable and receivable are carried at reasonable estimates of their fair values because of the short-term nature of these instruments. Interest rates on borrowings under the bank credit facility are for relatively short periods and variable. Therefore, the fair value of this debt is not significantly affected by fluctuations in interest rates. The credit spread in debt is fixed, but the market credit spread will fluctuate.

        Estimates of the fair value of certain of the Company's financial instruments are presented in the tables above. As a result of recent market conditions, the Company's debt obligations with Hallmark Cards affiliates and the mandatorily redeemable preferred interest have limited or no observable market data available. Fair value measurements for these instruments are included in Level 3 of the fair value hierarchy of ASC Topic 820. These fair value measurements are based primarily upon the Company's own estimates and are often based on its current pricing policy, the current economic and competitive environment, the characteristics of the instrument, credit and interest rate risks, and other such factors. Therefore, the results cannot be determined with precision, cannot be substantiated by comparison to quoted prices in active markets, and may not be realized in an immediate settlement of the liability. Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including discount rates, liquidity risks, and estimates of future cash flows, could significantly affect the fair value measurement amounts.

        The majority of the Company's debt has been transacted with Hallmark Cards and its affiliates.

11. Commitments and Contingencies

Lawsuit

        On July 13, 2009, a lawsuit was brought in the Delaware Court of Chancery against each member of the Board of Directors of the Company, Hallmark Cards and its affiliates, as well as the Company as a nominal defendant, by a minority stockholder of the Company regarding the then proposed Recapitalization. The plaintiff is S. Muoio & Co. LLC which owns beneficially approximately 5.8% of the Company's Class A common stock, according to the complaint and filings with the SEC. The lawsuit claims to be a derivative action and a class action on behalf of the plaintiff and other minority stockholders of the Company. The lawsuit alleges, among other things, that, the defendants have breached fiduciary duties owed to the Company and minority stockholders in connection with the Recapitalization transactions. The lawsuit includes allegations that if the Recapitalization transactions are consummated, the minority stockholders' equity and voting interests in the Company would be reduced, and that the minority stockholders could be eliminated through a short-form merger. The

28

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

11. Commitments and Contingencies (Continued)

complaint requested the court enjoin the defendants from consummating the Recapitalization transactions and award plaintiff fees and expenses incurred in bringing the lawsuit.

        On July 22, 2009, a Stipulation Providing for Notice of Transaction (the "Stipulation") was filed with the Delaware Court of Chancery. The Stipulation provided that the Company cannot consummate the transaction contemplated in the Recapitalization transactions until not less than seven weeks after providing the plaintiff with a notice of the terms of the proposed transaction, including copies of the final transaction agreements. If the plaintiff moved for preliminary injunctive relief with respect to any such transaction, the parties would establish a schedule with the Court of Chancery to resolve such motion during the seven week period. In addition, following the decision of the Court of Chancery, the Company would not consummate any transaction for a period of at least one week, during which time any party may seek an expedited appeal. The Stipulation further provided that the plaintiff would withdraw its motion for preliminary injunction filed on July 13, 2009 and that the action would be stayed until the earlier of providing the notice of a transaction or an announcement by the Company that it is no longer considering a transaction.

        By a letter of February 28, 2010, the plaintiff in this lawsuit informed the Special Committee of the Board of Directors, which considered and negotiated the Recapitalization, that the plaintiff objected to the proposed recapitalization on the terms set forth in the term sheet dated February 9, 2010. The plaintiff asserted, among other things, that the transactions contemplated by the term sheet would unfairly dilute the economic and voting interests of the Company's minority stockholders, that the transactions should be subject to a vote of the majority of the minority stockholders and that the proposed transactions remain inadequate. The plaintiff indicated that if the Company executed definitive documents for the Recapitalization, the plaintiff would pursue the litigation. The February 26, 2010 agreements executed by the Company for the Recapitalization materially followed the provisions in the earlier term sheet.

        Notice of the terms of the proposed Recapitalization, including copies of the executed definitive documents for the Recapitalization, was provided to the plaintiff on March 1, 2010. On March 11, 2010, the plaintiff filed an amended complaint raising similar allegations of breach of fiduciary duty against the Board of Directors of the Company, Hallmark Cards and its affiliates, as well as the Company as a nominal defendant, and seeking rescission of the Recapitalization rather than a preliminary injunction enjoining the consummation of the Recapitalization, or alternatively, an award of rescissory damages. The plaintiff also filed a motion for expedited proceedings and a request that the Chancery Court set a trial date sometime in September 2010. Defendants have informed the Court that they do not oppose a trial in August or September 2010 but reserve the right to oppose rescission as an available or proper remedy. On March 23, 2010, the Court notified the parties that the trial was scheduled for September 21, 2010.

        It is not currently possible to predict the outcome of the proceeding discussed above. Legal fees incurred to defend the proceeding will be expensed as incurred.

29

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the Three Months Ended March 31, 2009 and 2010

11. Commitments and Contingencies (Continued)

Contract Termination

        During the fourth quarter of 2009, we exercised our rights to terminate two agreements in connection with our February 2010 launch of the Hallmark Channel in high definition. The Company estimated the costs of termination to be approximately $4.7 million and recorded them as a component of cost of services in the consolidated statement of operations for 2009. There were no cash payments required as a result of the termination of the agreement, but the Company forfeited any amounts prepaid under the agreement.

        Termination of one agreement for a standard definition version of the Channel also resulted in a change in the estimated life of a related deferred credit that arose in connection with the sale of our international business in 2005. After launch of the high definition service, recurring monthly expenses under the terminated agreement will cease. Accordingly, in the fourth quarter of 2009, we reduced the deferred credit by approximately $847,000 and recognized a gain on the sale of discontinued operations. Through December 31, 2009, the aggregate loss on sale of the international business is $983,000.

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ITEM 2.    Management's Discussion and Analysis of Financial Condition and Results of Operations

        The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

Description of Business and Overview

  Current Business

        We own and operate the Channels. With 89.1 million subscribers (as provided by Nielsen Research) in the United States at March 31, 2010, the Hallmark Channel is the 38th most widely distributed advertising-supported cable channel in the United States. At December 31, 2009, the Hallmark Channel was the 38th most widely distributed advertising-supported cable channel in the United States with 88.3 million subscribers (as provided by Nielsen Research). For the first quarter of 2010, the Hallmark Channel finished the quarter as the 18th highest rated advertising-supported cable channel for total day household ratings and the 18th highest rated advertising-supported cable channel in prime time as measured by Nielsen Research.

        We launched our second 24-hour linear channel, the Hallmark Movie Channel, during the first quarter of 2005. Programming on the Hallmark Movie Channel consists of movies and mini-series. The Hallmark Movie Channel has generated subscriber fees and advertising revenue since 2005. As distribution continues to expand, the financial contribution of the Hallmark Movie Channel may grow, including increases in advertising and subscription revenue. The Hallmark Movie Channel is operated through Crown Media Holdings' existing infrastructure at a small incremental cost. In April 2008, we began distributing the Hallmark Movie Channel HD in high definition format, resulting in additional costs; however, we expect that this additional format will continue to contribute to subscriber growth for the Hallmark Movie Channel. See below for information regarding a high definition version of the Hallmark Channel.

        At March 31, 2010, the Hallmark Movie Channel was distributed to over 33.2 million subscribers, an increase of nearly 4.1 million subscribers from 29.1 million at December 31, 2009. This increase in distribution, particularly in certain key markets, and a greater number of advertising spots has contributed to improved Hallmark Movie Channel revenue in 2010 and should continue to do so through the remainder of the year. In the second quarter of 2010, we will begin selling Hallmark Movie Channel inventory to advertisers based on audience guarantees, which should further increase our ability to grow revenues from that channel.

Current Challenges

        The Company faces numerous operating challenges. Among them are increasing viewership ratings, maintaining and increasing advertising revenue, maintaining and expanding the distribution of the Channels, broadening viewership demographics to meet our target audience, and controlling costs and expenses. In addition, the Company believes that it is necessary to complete the Recapitalization; see "Recent Developments—Recapitalization of the Company" in Note 1 to the Condensed Consolidated Financial Statements in this Report and the "Liquidity" discussion below in this Item 2.

  Ratings

        Ratings success plays a significant role in our ability to achieve our distribution and advertising goals. Our ratings declined from 14th in total day viewership and 7th for prime time in 2009 to 18th in total day viewership and 18th for prime time in 2010. We believe our ratings are affected by our ability to (i) acquire and produce series and movies that appeal to our target demographic and (ii) develop a

31

programming schedule that attracts a high number of viewers. Original productions are our most high profile programs and generate the Hallmark Channel's highest ratings. In the past, the Company has typically incurred additional marketing and promotional expenses surrounding original productions and certain acquired movies to drive higher ratings. Certain acquired series delivered historically strong ratings, but recently they have been part of the decline experienced in viewer ratings. In order to reverse the recent decline in ratings, we plan to continue or increase the number of our original productions and develop a programming schedule that attracts a greater number of viewers in our target demographic, all while controlling the expenses relating to these actions.

        Our recent agreements with Martha Stewart Living Omnimedia, including the acquisition of exclusive rights to the show Martha Stewart Living and rights to the extensive library of Martha Stewart branded lifestyle programming, represent a key part of our strategy to attract viewers that appeal to relatively higher CPM advertisers. We are introducing this lifestyle programming in various dayparts in the second quarter of 2010, leading to the September 2010 premier of Martha Stewart Living on the Hallmark Channel. These program changes have resulted and may result at least initially in reductions in the ratings delivery of the Channel, but our plan is that, over time, these changes will increase our revenue through the delivery of a more targeted demographic and attraction of higher CPM advertisers.

        The Hallmark Movie Channel has not been the subject of ratings measurement by Nielsen Media Research. However, as currently planned, the Hallmark Movie Channel will have Nielsen ratings commencing in the second quarter of 2010, and we will sell advertising inventory for the Hallmark Movie Channel commencing in that quarter based on a price per unit of audience measurement.

  Advertising Revenue

        The overall improvement in the economy in the first quarter of 2010 had a favorable impact on cable advertising rates, including the rates for our inventory. Our first quarter scatter market inventory was sold at rates 18% above rates in the first quarter 2009 scatter market and 73% above the rates for first quarter 2010 inventory sold in the upfront. Additionally, direct response rates were down by 10-15% compared to that inventory sold in the same period of 2009. Although our CPMs in the first quarter of 2010 were higher than the same period of 2009, our delivery of our key demographic, women 25-54, was substantially lower than prior periods. Our demographic delivery in the first quarter of 2010 was lower than the previous quarter and lower than the same period of 2009. This lower demographic delivery more than offset gains in our CPMs resulting in lower advertising revenue in the first quarter of 2010 compared to the first quarter of 2009.

        In the 2009/2010 upfront process, we entered agreements with major advertising firms representing approximately 41% of our advertising inventory for the last quarter of 2009 and the first three quarters of 2010. This inventory was sold at CPMs (i.e., advertising rates per thousand viewers) approximately 1.6% lower than the inventory sold in the 2008/2009 upfront. In the 2008/2009 upfront sales process, we entered agreements for approximately 51% of our advertising inventory for the last quarter of 2008 and the first three quarters of 2009. We held more advertising inventory from the 2009/2010 upfront than the 2008/2009 upfront, for use in the general scatter market, because of lower CPMs offered by some advertisers in the 2009/2010 upfront. The Company sold much of the balance of the general rate inventory for the 2009/2010 broadcast season to advertisers that purchase upfront inventory on a calendar year basis, rather than an advertising year basis, and in the scatter marketplace. The calendar year 2010 upfront was completed with a projected 15% increase on CPMs as compared to the calendar year 2009 upfront.

        Following the upfront period, sales of our general rate, direct response and paid-programming inventory are made closer to the timing of the actual advertisement. We have historically seen significant increases in rates on these remaining advertising sales over the rates obtained from our

32

upfront sales. As compared to the upfront sales for the same periods, scatters rates in the first quarter of 2010 were 73% higher.

        Advertisers with upfront contracts have an option to terminate their contracts, as well as an option to expand the amount of inventory purchased under the contracts. In prior years, cancellations of upfront contracts were unusual. During the twelve months period ended September 2009 comprising the 2008/2009 broadcast season, advertisers canceled approximately 13% of the inventory covered by such contracts. The Company sold the balance of the 2008/2009 general rate inventory, including that resulting from the cancellations, in the scatter market. A total of 3% cancellation options were taken during the first quarter of 2010 as compared to 7% during the first quarter of 2009.

  Distribution Agreements

        Distribution agreements are important because they affect our number of subscribers, which in turn have a major impact on our subscriber fees, the number of persons viewing our programming, and the rates charged for advertising. The long-term distribution challenge is renewing our distribution arrangements with the multiple system operators as they expire on favorable terms. Our major distribution agreements have terms which expire at various times from March 31, 2010, through December 2023, inclusive of renewal options. An Agreement with National Cable Television Cooperative representing approximately 12% of our total Hallmark Channel subscriber base expired in December 2009. The Company has entered into a series of extensions with the National Cable Television Cooperative through May 7, 2010. The Company is currently in negotiations with the National Cable Television Cooperative to enter into a new agreement and anticipates that the agreement will be completed in the second quarter of 2010. Agreements representing an additional 5% of our subscribers to our Hallmark Channel will expire prior to December 31, 2010.

        Domestic telephone companies have entered the business of distributing television channels to households through their wire-lines. We have distribution agreements with several telephone companies for the carriage of the Hallmark Channel, the Hallmark Movie Channel and Hallmark Movie Channel HD, and continue to seek agreements with other telephone companies.

        The universe of cable TV subscribers in the United States is approximately 100 million homes. The top 30 cable TV networks in the United States, measured by the number of subscribers, have 90 million or more subscribers. Our goal is for the Hallmark Channel to reach 91 million subscribers and the Hallmark Movie Channel to reach 40 million subscribers by the end of 2010.

  Demographics

        As pay television channels draw audience share, audience demographics (i.e., viewers categorized by characteristics such as age, sex and income) become fragmented. As a result, advertisers are able to target the specific groups of viewers who are most likely to purchase their products by advertising on channels which attract the desired viewer demographic.

        We believe that the key demographics for the Hallmark Channel are the viewers in the groups Adults aged 25 to 54 and Women aged 25 to 54. However, the average median age of a viewer of the Hallmark Channel was 59.5 in 2009. In order to achieve our revenue goals, we need to draw in our target audience. The broadcast on the Hallmark Channel of Martha Stewart Show and other Martha Stewart Living productions, commencing in September 2010, are a key part of our efforts to attract our target audience over time.

  Cost Control

        We launched a high definition version of the Hallmark Channel in February 2010. The costs for this launch were approximately $5.0 million, approximately $4.4 million of which represents a non-cash

33

charge related to the terminations of two existing channel delivery agreements, which was recorded in 2009. The Company may also incur additional costs including the cost of converting certain television series to high definition. The launch of a high definition version furthers the Company's efforts to maintain competitiveness.

Revenue from Continuing Operations

        Our revenue consists of subscriber fees and advertising fees.

Subscriber Fees

        Subscriber fees are generally payable to us on a per subscriber basis by pay television distributors for the right to carry our Channels. Rates we receive per subscriber vary with changes in the following factors, among others:

  •
  the degree of competition in the market;

  •
  the relative position in the market of the distributor and the popularity of the channel;

  •
  the packaging arrangements for the channel; and

  •
  length of the contract term and other commercial terms.

        We are in continuous negotiations with our existing distributors to increase our subscriber base in order to enhance our advertising revenue. We have been subject to past requests by major distributors to pay subscriber acquisition fees for additional subscribers or to waive or accept lower subscriber fees if certain numbers of additional subscribers are provided. We also may help fund the distributors' efforts to market our Channels or we may permit distributors to offer limited promotional periods without payment of subscriber fees.

        We have generally paid certain television distributors up-front subscriber acquisition fees to obtain initial carriage on domestic pay distributor systems. Subscriber acquisition fees that we pay are capitalized and amortized over the contractual term of the applicable distribution agreement as a reduction in subscriber fee revenue. If the amortization expense exceeds the revenue recognized on a per distributor basis, the excess amortization is included as a component of cost of services. At the time we sign a distribution agreement and periodically thereafter, we evaluate the recoverability of the costs we incur against the incremental revenue directly and indirectly associated with each agreement.

        Our Channels are usually offered as one of a number of channels on either a basic tier or part of other program packages and are not generally offered on a stand-alone basis. Thus, while a cable or satellite customer may subscribe and unsubscribe to the tiers and program packages in which one of our Channels is placed, these customers do not subscribe and unsubscribe to our Channels alone. We are not provided with information from the distributors on their overall subscriber churn and in what manner their churn rates affect our subscriber counts; instead, we are provided information on the total number of subscribers who receive the Channels.

        Our subscriber count depends on the number of distributors carrying one of our Channels and the size of such distributors as well as the program tiers on which our Channel is carried by these distributors. From time to time, we experience decreases in the number of subscribers as promotional periods end, or as a distributor arrangement is amended or terminated by us or the distributor. The level of subscribers could also be affected by a distributor repositioning our Channels from one tier to another tier. Management analyzes the estimated effect each new or amended distribution agreement will have on revenue and costs. Based upon these analyses, if subscriber acquisition fees are needed, management endeavors to achieve a fair combination of subscriber commitments and subscriber acquisition fees.

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Advertising

        Historically, revenue from advertising aired on our channels has contributed more than 75% of our total annual revenue. We earn advertising revenue in the form of spot or general rate advertising, direct response advertising and paid-programming (i.e., "infomercials"). Spot advertisements and direct response advertisements are generally 30 seconds long and are aired during or between licensed program content. Spot advertisements are priced at a rate per thousand viewers and almost always bear the Company's commitment to deliver a specified number of viewers. Our revenue from direct response advertising varies in proportion to the direct sales achieved by the advertiser. It is sold without ratings or product sales commitments. Paid-programming is sold at fixed rates for 30 minute blocks of time, typically airing in the early morning hours. It requires no licensed program content. Our advertising revenue is affected by the mix of these forms of advertising.

        Our rates for spot advertisements are generally calculated on the basis of an agreed upon price per unit of audience measurement in return for a guaranteed commitment by the advertiser. We commit to provide advertisers certain rating levels in connection with their advertising. Advertising rates also vary by time of year due to seasonal changes in television viewership. Revenue is recorded net of estimated delivery shortfalls ("audience deficiency units" or "ADUs"), which are usually settled by providing the advertiser additional advertising time. The remainder of the revenue is recognized as the "make-good" advertising time is delivered in satisfaction of ADUs. Revenue from direct response advertising depends largely upon actions of viewers.

        Whenever spot advertising is aired in programs that do not achieve promised viewership ratings, we issue ADUs which provide the advertiser with additional spots at no additional cost. We defer a pro rata amount of advertising revenue and recognize a like amount as a liability for programs that do not achieve promised viewership ratings. When the make-good spots are subsequently aired, revenue is recognized and the liability is reduced. The level of inventory that is utilized for ADUs varies over time and is influenced by prior fluctuations in our under-delivery, if any, of viewers against promised ratings as well as the rate at which we and our customers mutually agree to utilize the ADUs.

        Our channels are broadcast 24 hours per day. Our advertising inventory comprises the commercial load or advertising capacity of the program hours in which we intend to broadcast licensed program content. The volume of inventory that we have available for sale is determined by the number of our channels (i.e., two), our chosen commercial load per hour and the number of broadcast hours in which we air licensed program content. Sales of advertising inventory are decreased by our need to reserve inventory for the use of ADUs.

Cost of Services

        Our cost of services consists primarily of the amortization of program license fees; the cost of signal distribution; and the cost of promotional segments that are aired between programs.

Critical Accounting Policies, Judgments and Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires Crown Media Holdings to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        For further information regarding our critical accounting policies, judgments and estimates, please see Notes to Unaudited Condensed Consolidated Financial Statements contained in Item 1 of this Report and "Critical Accounting Policies, Judgments and Estimates" in Item 7 of the Company's Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2009.

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Effects of Transactions with Related and Certain Other Parties

        In 2010 and in prior years, we entered into a number of significant transactions with Hallmark Cards and certain of its subsidiaries. These transactions include, among other things, trademark licenses, an administrative services agreement, a Tax Sharing Agreement, a $400.0 million senior note, notes payable and the Amended Waiver and Standby Agreement. For information regarding such transactions and transactions with other related parties, please see "Effects of Transactions with Related and Certain Other Parties" in Item 7 of the Company's Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2009. Also, please see Notes 5 and 6 of Notes to Unaudited Condensed Consolidated Financial Statements contained in Item 1 of this Report.

        For information on the proposed Recapitalization, see Note 1 of Notes to the Unaudited Condensed Consolidated Financial Statements contained in Item 1 of this Report.

Selected Historical Consolidated Financial Data of Crown Media Holdings

        In the table below, we provide selected historical condensed consolidated financial and other data of Crown Media Holdings and its subsidiaries. The following selected condensed consolidated statement of operations data for three months ended March 31, 2009 and 2010, are derived from the unaudited financial statements of Crown Media Holdings and its subsidiaries. Ratings and subscriber information also are unaudited. This data should be read together with the condensed consolidated financial statements and related notes included elsewhere in this Form 10-Q.

	Three Months Ended March 31,
			Percent Change 2010 vs. 2009
	2009	2010
Revenues:
Subscriber fees	$15,295	$16,994	11%
Advertising	55,294	51,310	(7)%
Sublicense fees and other revenue	363	74	(80)%

Total revenues	70,952	68,378	(4)%
Cost of Services:
Programming costs	32,215	29,157	(9)%
Operating costs	4,012	2,697	(33)%

Total cost of services	36,227	31,854	(12)%
Selling, general and administrative expense	12,564	12,411	1%
Marketing expense	4,775	973	(80)%

Income before interest expense	17,386	23,140	33%
Interest expense	(24,837)	(25,464)	3%

Net loss	$(7,451)	$(2,324)	(69)%

Other Data:
Net cash (used in) provided by operating activities	$(385)	$7,771	(2118)%
Net cash used in investing activities	$(304)	$(397)	31%
Net cash provided by (used in) financing activities	$3,261	$(1,215)	(137)%
Total domestic day household ratings(1)(3)	0.635	0.501	(21)%
Total domestic primetime household ratings(2)(3)	1.160	0.814	(30)%
Subscribers at period end	85,891	89,102	4%

(1)
Total day is the time period measured from the time each day the broadcast of commercially sponsored programming commences to the time such commercially sponsored programming ends.

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(2)
Primetime is defined as 8:00 - 11:00 P.M. in the United States.

(3)
These Nielsen ratings are for the time period January 1 through March 31.

Results of Operations

Three Months Ended March 31, 2009, Compared to Three Months Ended March 31, 2010

        Revenue.    Our revenue, comprised primarily of subscriber and advertising fees, decreased $2.6 million or 4% in 2010 over 2009. Our subscriber fee revenue increased $1.7 million or 11%. The amount of subscriber acquisition fees that was recorded as a reduction of subscriber fee revenue was approximately $651,000 and $526,000 for 2009 and 2010, respectively. Subscriber revenue increased in 2010 primarily due small contractual rate increases and significant growth in Hallmark Movie Channel subscribers.

        The $4.0 million or 7% decrease in advertising revenue is primarily due to declines in viewer ratings across demographic categories for 2010 compared 2009. The ratings decline reduced the revenue from all inventory, including inventory used to satisfy deficiencies in audience delivery. Audience deficiency unit revenue decreased $2.3 million from contra-revenue of $1.9 million for 2009, to contra-revenue of $4.2 million for the same period in 2010 as a result of such ratings declines, leading to a corresponding decrease in revenue recognized by the Company. CPM scatter rates in the first quarter of 2010 increased by approximately 18% over the same period of 2009, thereby increasing revenues. However, the increase in CPM rates was more than offset by the decline in ratings which reduced the value of the Company's inventory.

        We believe that changes to our program schedule in 2009 and the first quarter of 2010, along with increased competition (including the availability of high definition distribution by competitors), contributed to a decline in ratings. From 2005 until early 2009, our programming schedule did not change significantly. Beginning in 2008, a number of programs that had previously received strong ratings began to experience ratings declines, and we placed television series in certain timeslots instead of movies or original productions. Also, a number of programs in the schedule provided strong household ratings performance but less effective delivery of our key demographic, women age 25-54. In 2009, we began to introduce new content into the schedule with the objective of increasing the delivery of women 25-54. The schedule changes likely resulted in some viewer confusion and did result in lower ratings. We will continue to focus on program acquisitions, original program production and schedule changes that are intended to improve both the viewer ratings and the demographic delivery of the Hallmark Channel.

        The fact that Hallmark Channel was not broadcast in high definition may have had a negative impact on ratings in 2009. Of the top 44 advertising supported cable networks with a 0.4 household rating or higher in prime time, only six of those networks (including Hallmark Channel) were not offered in high definition. Of those six networks, three experienced double-digit ratings decreases in 2009 compared to 2008 and three experienced single digit increases. In 2009, 33% of viewers with access to high definition programming services tuned to those high definition services first. The growth in popularity of high definition programming is expected to continue in 2010 and beyond, and these high definition trends were part of our decision to launch Hallmark Channel in high definition in February 2010.

        In 2009, competition within the cable television industry increased significantly. The number of cable networks investing in original programming increased 74% in 2009 compared to 2008, and, for the full year 2009, acquired (non-original) programming represented only 33% of prime time cable programming. The increase in cable networks' investment in original programming continues in 2010, and we believe it continues to negatively impact our ratings. Although Hallmark Channel continues to invest in original programming, our increase in investment for original content did not match the

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growth of the market or many of our competitors. The impact of the programming competition is heightened by the continued growth of time-shifting digital video recording devices, or DVR's. With the proliferation of these devices, viewers are able to increase their access to the new, compelling content.

        For the three months ended March 31, 2010, Nielsen ranked the Hallmark Channel 18th in total day viewership with a 0.501 household rating and 18th in primetime with a 0.814 household rating among the 76 cable channels in the United States market.

        Cost of services.    Cost of services as a percent of revenue decreased to 47% in 2010 as compared to 51% in 2009. This decrease results primarily from the effects of the 9% decrease in programming costs, discussed below, offset in part by the 7% decrease in advertising revenue discussed above.

        Programming costs decreased $3.1 million or 9% from 2009. During 2009 and during the first quarter of 2010, except for Martha Stewart programming, we did not enter into any significant new third party license agreements, so expiring program rights and the related amortization were not replaced in full with assets and amortization from newer license agreements. At this time, we do not expect significant program acquisitions for the rest of 2010.

        Operating costs for 2010 decreased $1.3 million over 2009 due in part to the $596,000 decrease in bad debt expense. The Company's bad debt expense was $622,000 for 2009, as compared to $26,000 for 2010. Additionally, salary expense decreased $207,000 and playback and transponder expenses decreased $266,000 due to terminations of employment and standard definition provider contracts in 2009.

        We may incur additional costs subsequent to March 31, 2010, to obtain high definition versions of certain of our programming.

        Selling, general and administrative expense.    Our selling, general and administrative expense decreased slightly period over period. Salary and bonus expense decreased $1.0 million primarily due to terminations of employment in 2009. Additionally, commission expense decreased $386,000 due to lower advertising revenues. These decreases were offset by increases in rent, long-term bonus, RSU, consulting and transportation expenses of $1.0 million.

        Marketing expense.    Our marketing expense decreased 80% in first quarter of 2010 versus the first quarter of 2009. During 2009, the Company had one significant marketing promotion in January 2009 centered on the original movie, "Taking a Chance on Love." The Company did not have a significant marketing promotion in the first quarter of 2010.

        Marketing expenses may increase in 2010 to promote the Hallmark Channel's programming schedule, including the recently acquired Martha Stewart Living productions.

        Interest expense.    Interest expense in 2010 increased $627,000 compared to 2009. The principal balance under our credit facility was $32.1 million at March 31, 2009, and $0 at March 31, 2010. Interest rates on our 2001, 2005 and 2006 notes decreased from 6.42% at March 31, 2009, to 5.25% at March 31, 2010. The benefit of these rate decreases was offset by a higher principal balance on the Senior Secured Note, resulting in interest expense for 2010 being nearly the same as for 2009.

Liquidity and Capital Resources

        During the three months ended March 31, 2009, our operating activities used $385,000 of cash compared to cash provided of $7.8 million for the three months ended March 31, 2010. The Company's net loss for the three months ended March 31, 2010, decreased $5.1 million to $2.3 million from $7.4 million for the three months ended March 31, 2009. Our depreciation and amortization expense for the three months ended March 31, 2010 decreased $3.2 million to $30.4 million from $33.6 million in 2009. The Company made programming payments of $41.2 million and $45.4 million during the three months ended March 31, 2009 and 2010, respectively.

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        Cash used in investing activities was $304,000 and $397,000 during the three months ended March 31, 2009 and 2010, respectively. During the three months ended March 31, 2009 and 2010, we purchased property and equipment of $81,000 and $426,000, respectively. During the three months ended March 31, 2009 and 2010, the Company paid $223,000 and $0, respectively, to the buyer of the international business for amounts due under the terms of the sale agreement, primarily for reimbursement of transponder lease payments. The related liability was recognized in 2005 as part of the sale of our international business.

        Cash provided by financing activities was $3.3 million for the three months ended March 31, 2009, as compared to cash used in financing activities of $1.2 million for the three months ended March 31, 2010. We borrowed $12.4 million and $0 under our credit facility to supplement the cash requirements of our operating and investing activities during the three months ended March 31, 2009 and 2010, respectively. We repaid principal of $8.9 million and $1.0 million under our bank credit facility during the three months ended March 31, 2009 and 2010, respectively.

  Cash Flows

        As of March 31, 2010, the Company had $16.6 million in cash and cash equivalents on hand and $30.0 million of borrowing capacity under the bank credit facility. Day-to-day cash disbursement requirements have typically been satisfied with cash on hand and operating cash receipts supplemented with the borrowing capacity available under the bank credit facility and forbearance by Hallmark Cards and its affiliates. The Company's management anticipates that the principal uses of cash up to August 31, 2010, will include the payment of operating expenses, accounts payable and accrued expenses, programming costs, costs incurred in connection with the Recapitalization, interest and repayment of principal under the bank credit facility and interest of approximately $15.0 million to $18.0 million due under certain notes to Hallmark Cards affiliates from January 1 through August 31, 2010. The amounts outstanding under the bank credit agreement and those notes to Hallmark affiliates are due August 31, 2010, as discussed in Note 5 to Unaudited Condensed Consolidated Financial Statements contained in Item 1 of this Report.

        The Company generated positive cash flows from operating activities for the year ended December 31, 2009, and the three months ended March 31, 2010. As indicated below, there can be no assurance that the Company's operating activities will generate positive cash flow in future periods.

        Another significant aspect of the Company's liquidity is the deferral of payments on obligations owed to Hallmark Cards and its subsidiaries. Under the Amended and Restated Waiver Agreement with Hallmark Cards and its affiliates, the deferred payments under such obligations are extended to August 31, 2010. These obligations comprised $345.2 million at March 31, 2010. An additional $778.0 million (10.25% Senior Secured Note) of principal and interest outstanding at March 31, 2010, payable to a Hallmark Cards' affiliate in August 2011, is also subject to the Waiver Agreement until August 31, 2010. Interest amounts related to the 10.25% note will be added to principal through August 5, 2010. The deferral of payments under the Waiver Agreement terminates on August 31, 2010. Hallmark Cards and its affiliates have no obligation, and have stated an intention not to extend this waiver termination date. The note purchase agreement for the senior note provides that if there is an event of default with respect to any other indebtedness in excess of $5.0 million, the accreted value and any accrued and unpaid interest on the senior note would become due and payable.

        At March 31, 2010, the Company had no liability under the credit facility. The Company's ability to pay amounts outstanding under the bank credit facility on the maturity date is highly dependent upon its ability to generate sufficient, timely cash flow from operations between January 1 and the earlier of August 31, 2010, or the date on which the Recapitalization is consummated. There is uncertainty regarding the Company's future advertising revenues, so it is possible that cash flows may be less than the expectations of the Company's management.

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        Upon maturity of the credit facility on August 31, 2010, to the extent the facility has not been paid in full, renewed or replaced, the Company could exercise its option under the Waiver Agreement and require Hallmark Cards to purchase the interest of the lending bank in the facility. In that case, Hallmark Cards would have all the obligations and rights of the lending bank under the bank credit facility and could demand payment of outstanding amounts at any time after August 31, 2010, under the terms of the Waiver Agreement.

        The Company believes that cash on hand, cash generated by operations, and borrowing availability under its bank credit facility through August 31, 2010, when combined with (1) the deferral of otherwise required payments under the 10.25% Senior Secured Note related-party debt and the tax sharing agreement, and (2) if necessary, Hallmark Cards' purchase of any outstanding indebtedness under the bank credit facility on August 31, 2010 will be sufficient to fund the Company's operations and enable the Company to meet its liquidity needs until the earlier of August 31, 2010, or the closing of the Recapitalization described above in Note 1 to Unaudited Condensed Consolidated Financial Statements contained in Item 1 of this Report.

        As discussed in such Note 1, the Company has entered into the Master Recapitalization Agreement for the Recapitalization transactions, including the exchange of existing debt owed to H C Crown Corp. for new debt, preferred stock and common stock. It is a condition of the Recapitalization that the Company have obtained a revolving credit facility from a third-party lender, guaranteed by Hallmark Cards or one of its affiliates, with a term of not less than 360 days of the closing date of the Recapitalization, with the availability of at least $30.0 million and on other terms and conditions reasonably acceptable to the Company. If the Recapitalization is closed as contemplated at this time, the Company believes that cash on hand, cash generated by operations and borrowing availability under the contemplated revolving credit facility will be sufficient to fund the Company's operations and enable the Company to meet its liquidity needs until at least March 31, 2011.

        Also, as discussed above, the form of credit agreement with HC Crown and other Hallmark Card affiliates in the Recapitalization requires that, prior to closing of the credit agreement, the Company establish the NICC Reserve Account in the Company's name for amounts that the Company may choose as a sinking fund with respect to the $25.0 million payable by December 31, 2010, for the redemption of the preferred interest in Crown Media United States. The preferred interest is held by VISN Management Corp. ("VISN"), a wholly-owned subsidiary of NICC. At no time may the amounts in the NICC Reserve Account exceed $25.0 million. In order to redeem the preferred interest, the Company may need to borrow up to $25.0 million under the bank credit facility.

        The sufficiency of the existing sources of liquidity to fund the Company's operations is dependent upon maintaining subscriber and advertising revenue at or near the amount of such revenue for the year ended December 31, 2009, and consummation of the Recapitalization. A significant decline in the popularity of the Channels, an economic decline in the advertising market, an increase in program acquisition costs, an increase in competition or other adverse changes in operating conditions could negatively impact the Company's liquidity and its ability to fund the current level of operations.

        The closing of the Recapitalization is subject to a number of conditions, including, among other things, (a) representations and warranties of the Company being accurate, (b) there being no injunction or action by any court or other governmental entity preventing the consummation of the Recapitalization transactions which has not been vacated, dismissed or withdrawn prior to the completion of the Recapitalization transactions, (c) the Company's obtaining a revolving credit agreement of at least $30.0 million and a term of at least 360 days from the closing, (d) Hallmark Cards not having delivered a notice that Hallmark Cards, in its sole discretion (but after consultation with legal counsel), shall have determined that the status of any pending or threatened litigation (including, without limitation, the action styled S. Muoio & Co. LLC v. Abbott et al, C.A. No. 4729-CC (Del. Ch.)) or regulatory proceeding relating to the Recapitalization transactions is unsatisfactory to

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Hallmark Cards and (e) the satisfaction or waiver of the conditions to the effectiveness of the new credit agreement. If for any reason the Recapitalization is not consummated, the Company would be unable to meet its obligations which become due on August 31, 2010, which provides substantial doubt about the Company's ability to continue as a going concern. In addition, it is unlikely that the Company could obtain, without a guarantee or other support of Hallmark Cards, other equity or debt financing prior to August 31, 2010, in order to replace or refinance obligations becoming due on that date. This is the view of the special committee which considered and negotiated the Recapitalization. Accordingly, the Company believes the ability of the Company to continue its operations depends upon completion of the Recapitalization.

Risk Factors and Forward-Looking Statements

        The discussion set forth in this Form 10-Q contains statements concerning potential future events. Such forward-looking statements are based on assumptions by Crown Media Holdings management, as of the date of this Form 10-Q including assumptions about risks and uncertainties faced by Crown Media Holdings. Readers can identify these forward-looking statements by their use of such verbs as "expects," "anticipates," "believes," or similar verbs or conjugations of such verbs. If any of management's assumptions prove incorrect or should unanticipated circumstances arise, Crown Media Holdings' actual results, levels of activity, performance, or achievements could differ materially from those anticipated by such forward-looking statements.

        Among the factors that could cause actual results to differ materially are those discussed in this Report below and in the Company's filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, and this Report. Such Risk Factors include, but are not limited to, the following: competition for distribution of channels, viewers, advertisers and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for programming which we air on our channels; our ability to address our liquidity needs; our incurrence of losses; and our substantial indebtedness affecting our financial condition and results.

Available Information

        We will make available free of charge through our website, www.hallmarkchannel.com, the 2009 Annual Report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and amendments to such reports, as soon as reasonably practicable after we electronically file or furnish such material with the Securities and Exchange Commission.

        Additionally, we will make available, free of charge upon request, a copy of our Code of Business Conduct and Ethics, which is applicable to all of our employees, including our senior financial officers. Requests for a copy of this code should be addressed to the General Counsel at 12700 Ventura Boulevard, Studio City, California 91604.

Item 3.    Quantitative and Qualitative Disclosures About Market Risk

        We only invest in instruments that meet high credit and quality standards, as specified in our investment policy guidelines. These instruments, like all fixed income instruments, are subject to interest rate risk. The fixed income portfolio will decline in value if interest rates increase. If market interest rates were to increase immediately and uniformly by 10% from levels as of March 31, 2010, the decline of the fair value of the fixed income portfolio would not be material.

        As of March 31, 2010, our cash, cash equivalents and short-term investments had a fair value of $16.6 million and were invested in cash and short-term commercial paper. The primary purpose of these investing activities has been to preserve principal until the cash is required to fund operations and to fund the $25.0 mandatorily redeemable preferred interest amount payable in December 2010.

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Consequently, the size of this portfolio fluctuates significantly as cash is provided by and used in our business.

        The value of certain investments in this portfolio can be impacted by the risk of adverse changes in securities and economic markets and interest rate fluctuations. For the three months ended March 31, 2010, the impact of interest rate fluctuations, changed business prospects and all other factors did not have a material impact on the fair value of this portfolio, or on our income derived from this portfolio.

        We have not used derivative financial instruments for speculative purposes. As of March 31, 2010, we are not hedged or otherwise protected against risks associated with any of our investing or financing activities.

We are exposed to market risk.

        We are exposed to market risk, including changes to interest rates. To reduce the volatility relating to these exposures, we may enter into various derivative investment transactions in the near term pursuant to our investment and risk management policies and procedures in areas such as hedging and counterparty exposure practices. We have not used derivatives for speculative purposes.

        If we use risk management control policies, there will be inherent risks that may only be partially offset by our hedging programs should there be any unfavorable movements in interest rates or equity investment prices.

        The estimated exposure discussed below is intended to measure the maximum amount we could lose from adverse market movements in interest rates and equity investment prices, given a specified confidence level, over a given period of time. Loss is defined in the value at risk estimation as fair market value loss.

Our interest income and expense is subject to fluctuations in interest rates.

        Our material interest bearing assets consisted of cash equivalents and short-term investments. The balance of our interest bearing assets was $16.6 million, or 2% of total assets, as of March 31, 2010. Our material liabilities subject to interest rate risk consisted of our bank credit facility, our note and interest payable to HC Crown, and our notes and interest payable to Hallmark Cards affiliates. The balance of those liabilities was $345.2 million, or 25% of total liabilities, as of March 31, 2010. Net interest expense for the three months ended March 31, 2010, was $25.5 million, 34%, of our total revenue. Our net interest expense for these liabilities is sensitive to changes in the general level of interest rates, primarily U.S. and LIBOR interest rates. In this regard, changes in U.S. and LIBOR ("Eurodollar") interest rates affect the fair value of interest bearing liabilities.

        If market interest rates were to increase or decrease by 1% from the rates discussed in Notes 4 and 5 to the financial statements as of March 31, 2010, our interest expense for the three months would change by $852,000. See Notes 4 and 5 to the Unaudited Condensed Consolidated Financial Statements contained in Part I, Item 1 above.

Item 4.    Controls and Procedures.

a. Disclosure Controls and Procedures

        Our management evaluated, with the participation of our Chief Executive Officer and our Chief Financial Officer, the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Quarterly Report on Form 10-Q. Based on this evaluation, our Chief Executive Officer and our Chief Financial Officer have concluded that our disclosure controls and procedures were effective as of the end of the period covered by this Quarterly Report on Form 10-Q.

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b. Changes in Internal Control over Financial Reporting

        There was no change in the Company's internal control over financial reporting that occurred during the quarter ended March 31, 2010, that materially affected, or was reasonably likely to materially affect, the Company's internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1.    Legal Proceedings

        For information regarding a lawsuit concerning the Company's proposed Recapitalization, please see Note 11 to the Unaudited Condensed Consolidated Financial Statements contained in Item 1 of this Report.

Item 1A.    Risk Factors

We believe that our ability to continue operations depends upon completion of the Recapitalization.

        The Recapitalization is intended to exchange the existing debt obligations to the Hallmark affiliates for new debt, preferred stock and common stock. Hallmark Cards and its affiliates own beneficially a sufficient number of shares of Class A and Class B stock to approve the Recapitalization transactions. Nevertheless, consummation of the Recapitalization transactions is not assured. Various conditions must be satisfied for a closing of the Recapitalization, including Hallmark Cards not having delivered a notice that Hallmark Cards, in its sole discretion (but after consultation with legal counsel), shall have determined that the status of any pending or threatened litigation (including, without limitation, the action styled S. Muoio & Co. LLC v. Abbott et al, C.A. No. 4729-CC (Del. Ch.)) or regulatory proceeding relating to the Recapitalization transactions is unsatisfactory to Hallmark Cards. A lawsuit challenging the original proposal for the Recapitalization was filed in 2009. In March 2010 the plaintiff filed an amended complaint raising allegations of breach of fiduciary duty against Hallmark Cards and the director defendants and seeking rescission of the Recapitalization (rather than a preliminary injunction enjoining the consummation of the Recapitalization as originally requested) or alternatively an award of rescissory damages. The trial in this lawsuit has been scheduled for September 21, 2010. We do not know what steps will be taken in this existing lawsuit or whether any new lawsuits will be brought in regard to the Recapitalization. So long as any litigation or regulatory proceeding is threatened or pending, Hallmark can unilaterally prevent the consummation of the Recapitalization by virtue of the closing conditions in the Master Recapitalization Agreement. In any event, there can be no assurance that the Recapitalization will be completed.

        If for any reason the Recapitalization is not consummated, the Company would be unable to meet its obligations which become due on August 31, 2010, which provides substantial doubt about the Company's ability to continue as a going concern. In addition, it is unlikely that the Company could obtain, without a guarantee or other support of Hallmark Cards, other equity or debt financing prior to August 31, 2010, in order to replace or refinance obligations becoming due on that date. Accordingly, the Company believes the ability of the Company to continue its operations depends upon completion of the Recapitalization.

If our programming declines in popularity, our subscriber fees and advertising revenue could fall.

        Our success depends partly upon unpredictable and volatile factors beyond our control, such as viewer preferences, competing programming and the availability of other entertainment activities. We may not be able to anticipate and react effectively to shifts in tastes and interests in our markets. Our competitors may have greater numbers of original productions, better distribution, and greater capital resources, and may be able to react more quickly to shifts in tastes and interests. As a result, we may be unable to maintain the commercial success of any of our current programming, or to generate

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sufficient demand and market acceptance for our new programming. A shift in viewer preferences in programming or alternative entertainment activities could also cause a decline in both advertising and subscriber fees revenue. The decline in revenue could hinder or prevent us from achieving profitability or maintaining a positive cash flow and could adversely affect the market price of our Class A common stock.

        In the second, third and fourth quarters of 2009, except for the holiday period commencing with Thanksgiving and ending on January 3, 2010, we experienced declines in viewer ratings across demographic categories, compared to the same periods of 2008, resulting in decreases in advertising revenues and cash flows. This decline in viewer ratings and advertising revenues has continued in the first quarter of 2010. A number of changes to our program schedule were implemented in the second and third quarters of 2009, including the replacement of programs that had appeared in the schedule for a number of years, as well as a shift in scheduling strategy to more specifically target our prime demographic group of women 25-54. These changes have caused a temporary disruption to established viewing patterns for our audience resulting in declines in household ratings but over time are intended to increase our delivery of viewers in the women 25-54 demographic category. We plan to continue or increase the number of original productions and develop a program schedule that attracts a greater number of viewers in our target demographic. Our recent agreements with Martha Stewart Living Omnimedia, including rights to an extensive library of Martha Stewart, represent a key part of our strategy to attract viewers that appeal to relatively higher CPM advertisers. We are introducing this lifestyle programming in various dayparts in the second quarter of 2010, leading to the September 2010 premier of Martha Stewart Living on the Hallmark Channel. We must successfully implement the program rescheduling with an increase in ratings, which is uncertain, or otherwise address the decrease in ratings in order to maintain or increase our advertising revenues, to maintain subscriber fees and to maintain or improve our cash flow from operations.

        In addition, our delivery of key demographics continues to be impacted by industry developments. One potentially significant factor is the continued growth of time-shifting digital video recording devices (DVRs). DVRs heighten the impact of competition as viewers are able to increase their access to what they consider to be new, compelling content. The number of cable networks investing in original programming increased 74% in 2009 compared to 2008, and, for the full year 2009, acquired (non-original) programming represented only 33% of the prime time cable programming. This trend continues in 2010, and although Hallmark Channel continues to invest in original programming, our increase in investment for original content did not match the growth of the market or many of our competitors.

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Item 6.    Exhibits

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
2.4	Agreement and Plan of Merger of Crown Media Holdings, Inc. and Hallmark Entertainment Investments Co., dated as of February 26, 2010 (previously filed as Exhibit 2.1 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
2.5
Agreement and Plan of Merger of Crown Media Holdings, Inc. and Hallmark Entertainment Holdings, Inc., dated as of February 26, 2010 (previously filed as Exhibit 2.2 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
3.1
Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to our Registration Statement on Form S-1/A (Amendment No. 2), Commission File No. 333-95573, and incorporated herein by reference).
3.2
Amendment to the Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q filed on July 31, 2001 (File No. 000-30700; Film No. 1693331) and incorporated herein by reference).
3.3	Amended and Restated By-Laws (previously filed as Exhibit 3.2 to our Registration Statement on Form S-1/A (Amendment No. 3), Commission File No. 333-95573, and incorporated herein by reference).
3.4
Proposed form of Second Amended and Restated Certificate of Incorporation of Crown Media Holdings (previously filed as Exhibit 3.1 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
3.5
Proposed form of Certificate of Designation, Powers, Preferences, Qualifications, Limitations, Restrictions and Relative Rights of Series A Convertible Preferred Stock of Crown Media Holdings, Inc. (previously filed as Exhibit 3.2 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
3.6
Proposed form of Third Amended and Restated Certificate of Incorporation of Crown Media Holdings, Inc. (previously filed as Exhibit 3.3 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
10.1
Amendment No. 16, dated as of March 2, 2010, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001 among Crown Media Holdings, Inc. as Borrower, the Guarantors named therein, and JP Morgan Chase Bank as Administrative Agent and as Issuing Bank (previously filed as Exhibit 10.26 to our Annual Report on Form 10-K filed on March 4, 2010 and incorporated herein by reference).
10.2
Waiver to the Trademark License Extension Agreement (Hallmark Channel and Hallmark Movie Channel) dated March 3, 2010, by and between Hallmark Licensing Inc. and Crown Media United States, LLC (previously filed as Exhibit 10.46 to our Annual Report on Form 10-K filed on March 4, 2010 and incorporated herein by reference).
10.3
Intercompany Services Extension Agreement, dated as of January 1, 2010, by and between Hallmark Cards, Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 10.58 to our Annual Report on Form 10-K filed on March 4, 2010 and incorporated herein by reference).

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Exhibit Number	Exhibit Title
10.4	Master Recapitalization Agreement by and among Hallmark Cards, Incorporated, H C Crown Corp., Hallmark Entertainment Holdings, Inc., Crown Media Holdings, Inc., Crown Media United States, LLC, and The Subsidiaries of Crown Media Holdings, Inc. Listed as Guarantors on the Credit Facility, dated as of February 26, 2010 (previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
10.5
Proposed form of Credit Agreement Among Crown Media Holdings, Inc. as Borrower and HC Crown Corp., as Lender and Each of the Credit Parties Identified on the Signature Pages Hereto (previously filed as Exhibit 10.2 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
10.6
Proposed form of Stockholders Agreement by and among H C Crown Corp., Hallmark Cards, Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 4.1 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
10.7
Proposed form of Registration Rights Agreement among H C Crown Corp., any Other HEIC Stockholder and Crown Media Holdings, Inc. (previously filed as Exhibit 4.2 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
10.8
Proposed form of Amendment No. 2 to Federal Income Tax Sharing Agreement between Hallmark Cards, Incorporated and Crown Media Holdings, Inc. (previously filed as Exhibit 10.3 to our Current Report on Form 8-K filed on March 1, 2010 and incorporated herein by reference).
10.9	Amendment by letter dated March 19, 2010 to Master Recapitalization Agreement.
10.10	Intercompany Services Amendment and Extension Agreement, dated as of May 1, 2010, by and between Hallmark Cards, Incorporated and Crown Media Holdings, Inc.
31.1	Rule 13a-14(a) Certification executed by the Company's Chief Executive Officer.
31.2	Rule 13a-14(a) Certification executed by the Company's Executive Vice President and Chief Financial Officer.
32	Section 1350 Certifications.

*
Management contract or compensating plan or arrangement.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

CROWN MEDIA HOLDINGS, INC.

Signature		Title	Date

By:	/s/ WILLIAM J. ABBOTT William J. Abbott	Principal Executive Officer	May 5, 2010
By:	/s/ BRIAN C. STEWART Brian C. Stewart	Principal Financial and Accounting Officer	May 5, 2010

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